      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1997

                                                      REGISTRATION NO. 333-19729
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                       PINNACLE FINANCIAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           MICHIGAN                          6711                  38-2671129
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                        No.)

        830 PLEASANT STREET, ST. JOSEPH, MICHIGAN 49085; (616) 983-6311 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               RICHARD L. SCHANZE
  PINNACLE FINANCIAL SERVICES, INC., 830 PLEASANT STREET, ST. JOSEPH, MICHIGAN
                                     49085
                                 (616) 983-6311
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

 J. Kevin Trimmer, Esq.    James S. Fleischer, Esq.   Lori M. Beresford, Esq.
   Miller, Canfield,       Silver, Freedman & Taff,      Muldoon, Murphy &
   Paddock and Stone,               L.L.P.                    Faucette
         P.L.C.             1100 New York Avenue,      5101 Wisconsin Avenue,
 1400 N. Woodward Ave.,        N.W., Suite 700                  N.W.
       Suite 100            Washington, D.C. 20005     Washington, D.C. 20016
   Bloomfield Hills,            (202) 414-6100             (202) 362-0840
     Michigan 48304
     (810) 645-5000

                           --------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------


    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [PINNACLE LETTERHEAD]


                                                                    May   , 1997


Dear Stockholder:


    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Pinnacle Financial Services, Inc. ("Pinnacle"), which will be held at the Mendel Center, 2755 East Napier Avenue, Benton Harbor, Michigan, at 10:00 a.m., local time, on Friday, June 27, 1997 (the "Pinnacle Annual Meeting").


    At the Pinnacle Annual Meeting, Pinnacle stockholders will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal (the "IFC Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle and Indiana Federal Corporation ("IFC"), and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger")). The other merger proposal is a proposal (the "CB Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), by and between Pinnacle and CB Bancorp, Inc. ("CB"), and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger")).

    The IFC Merger Agreement provides for a "merger of equals" with IFC. Upon consummation of the IFC Merger, IFC will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and each issued and outstanding share of common stock of IFC will be automatically converted into one share of common stock of Pinnacle. Pursuant to the CB Merger Agreement, upon consummation of the CB Merger, CB will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and each issued and outstanding share of common stock of CB will be automatically converted into shares of common stock of Pinnacle pursuant to a formula described in the accompanying Notice and Joint Proxy Statement/Prospectus. Conditions to the consummation of the IFC Merger and the CB Merger include, among other things, requisite stockholder and regulatory approvals and the receipt of certain opinions and certificates.

    The Board of Directors of Pinnacle (the "Pinnacle Board") believes that each of the mergers will be advantageous to, and is in the best interests of, Pinnacle and its stockholders. Pinnacle believes that each of the mergers presents a unique opportunity to expand Pinnacle's existing financial operations in its southwestern Michigan and northern Indiana markets and to create a larger and stronger institution better able to compete with its regional and national competitors. In addition, Pinnacle believes that it will realize earnings growth over the intermediate to long term from consolidating the operations and improving the efficiency of Pinnacle, IFC and CB. Pinnacle will draw on its experience with previous acquisitions in seeking to achieve an effective consolidation of its operations with those of IFC and CB. THE PINNACLE BOARD HAS APPROVED THE IFC MERGER AGREEMENT AND THE CB MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE IFC MERGER PROPOSAL AND FOR THE CB MERGER PROPOSAL AT THE PINNACLE ANNUAL MEETING.

    Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger, and approval of the IFC Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the CB Merger.

    The accompanying Notice and Joint Proxy Statement/Prospectus describe in more detail the matters to be acted upon at the Pinnacle Annual Meeting and set forth the voting rights of holders of Pinnacle

Common Stock with respect to such matters. Stockholders are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contain descriptions of, among other things, the merger proposals, the merger agreements and their respective terms and conditions, and the transactions contemplated by each of the merger agreements.

    Your continuing interest in the business of Pinnacle is appreciated. Because of the significance of the mergers to Pinnacle, your participation in the Pinnacle Annual Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the Pinnacle Annual Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                          Sincerely,
                                          Richard L. Schanze
                                          CHIEF EXECUTIVE OFFICER

                             [PINNACLE LETTERHEAD]

                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997

                            ------------------------


    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Pinnacle Financial Services, Inc. ("Pinnacle"), will be held at the Mendel Center, 2755 East Napier Avenue, Benton Harbor, Michigan, at 10:00 a.m., local time, on June 27, 1997 (the "Pinnacle Annual Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy
Statement:


    1.  To elect eight directors of Pinnacle.

    2. To consider and vote upon a proposal to approve and adopt (i) the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle and Indiana Federal Corporation ("IFC"), and (ii) all of the transactions contemplated by the Merger Agreement. Such transactions include the merger of IFC with and into Pinnacle (the "IFC Merger"), with Pinnacle being the surviving corporation. Upon consummation of the IFC Merger, among other things, each issued and outstanding share of common stock, $.01 par value per share, of IFC, other than certain shares specified in the IFC Merger Agreement, will be automatically converted into the right to receive one share of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock").

    3. To consider and vote upon a proposal to approve and adopt (i) the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), by and between Pinnacle and CB Bancorp, Inc. ("CB"), and
       (ii) all of the transactions contemplated by the CB Merger Agreement. Such transactions include the merger of CB with and into Pinnacle (the "CB Merger"), with Pinnacle being the surviving corporation. Upon consummation of the CB Merger, among other things, each issued and outstanding share of common stock, $.01 par value per share, of CB ("CB Common Stock"), other than certain shares specified in the CB Merger Agreement, will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (a) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted will be automatically converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (b) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, will be automatically converted into the right to receive 1.5217 shares of Pinnacle Common Stock.

    4. To transact such other business as may properly come before the Pinnacle Annual Meeting or any adjournments or postponements thereof. The Board of Directors of Pinnacle is not aware of any other business to come before the Pinnacle Annual Meeting.


    The Board of Directors of Pinnacle has fixed the close of business on May 6, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Pinnacle Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the Pinnacle Annual Meeting and any adjournments or postponements thereof. A list of Pinnacle stockholders entitled to vote at the Pinnacle Annual Meeting will be available for examination, during ordinary business hours, at the Pinnacle Annual Meeting.


    Pinnacle Common Stock constitutes the only security of Pinnacle whose holders are entitled to vote upon the proposals to be presented at the Pinnacle Annual Meeting.

    Your vote is important regardless of the number of shares you own. Each stockholder is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder of record present at the Pinnacle Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Pinnacle Annual Meeting.

                                          Donald E. Radde

                                          SECRETARY


May   , 1997


THE BOARD OF DIRECTORS OF PINNACLE RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE PROPOSALS.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                                [IFC LETTERHEAD]


                                                                    May   , 1997


Dear Stockholder:


    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Indiana Federal Corporation ("IFC"), which will be held at The Porter County Expo Center, 215 East Division Road, Valparaiso, Indiana, at 10:00 a.m., local time, on Friday, June 27, 1997 (the "IFC Annual Meeting").


    At the IFC Annual Meeting, IFC stockholders will be asked (i) to elect three directors of IFC, (ii) to ratify the appointment of Ernst & Young LLP as independent auditors for IFC, and (iii) to consider and vote upon a proposal (the "IFC Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger")).

    The IFC Merger Agreement provides for a "merger of equals" with Pinnacle. Upon consummation of the IFC Merger, IFC will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and each issued and outstanding share of common stock of IFC will be automatically converted into one share of common stock of Pinnacle. Conditions to the consummation of the IFC Merger include, among other things, requisite stockholder and regulatory approvals and the receipt of certain opinions and certificates.

    The Board of Directors of IFC (the "IFC Board") believes that the IFC Merger will be advantageous to, and is in the best interests of, IFC and its stockholders. IFC believes that its merger with Pinnacle will create a significantly stronger retail franchise stretching from the northwestern Indiana and Chicagoland market across to southwestern Michigan. The IFC Board believes that the IFC Merger will create additional acquisition opportunities in an expanded market area and will create a larger and stronger institution better able to compete with its regional and national competitors.

    THE IFC BOARD HAS APPROVED THE IFC MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE IFC MERGER PROPOSAL AT THE IFC ANNUAL MEETING.

    The accompanying Notice and Joint Proxy Statement/Prospectus set forth the voting rights of holders of IFC Common Stock with respect to these matters, and describe in more detail the matters to be acted upon at the IFC Annual Meeting. Stockholders are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contains, among other things, a description of the IFC Merger Proposal, the IFC Merger Agreement and its terms and conditions, and the transactions contemplated by the IFC Merger Agreement.

    The accompanying Notice and Joint Proxy Statement/Prospectus also contains information with respect to a merger proposal between Pinnacle and CB Bancorp, Inc. (the "CB Merger"). IFC stockholders do not have the right to vote on the CB Merger. Furthermore, approval of the CB Merger by CB stockholders and Pinnacle stockholders is NOT a condition to, or required for, the consummation of the IFC Merger. The IFC Board and management are, however, in favor of the CB Merger.

    Your continuing interest in the business of IFC is appreciated. Because of the significance of the Merger to IFC, your participation in the IFC Annual Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the IFC Annual Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                          Sincerely,

                                          Donald A. Lesch
                                          Chairman of the Board

                                [IFC LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997



    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Indiana Federal Corporation ("IFC") will be held at The Porter County Expo Center, 215 East Division Road, Valparaiso, Indiana at 10:00 a.m., local time, on Friday, June 27, 1997 ("IFC Annual Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement:


    1.  To elect three directors of Indiana Federal Corporation.

    2. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and IFC, and all of the transactions contemplated by the IFC Merger Agreement. Such transactions include the merger of IFC with and into Pinnacle ("IFC Merger"), with Pinnacle being the surviving corporation. Upon consummation of the IFC Merger, among other things, each issued and outstanding share of common stock, $.01 par value share, of IFC, other than certain shares specified in the IFC Merger Agreement, will be automatically converted into the right to receive one share of common stock, no par value per share, of Pinnacle.

    3. To ratify the appointment of Ernst & Young LLP as independent auditors for IFC for the fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the IFC Annual Meeting or any adjournments or postponements thereof. The Board of Directors of IFC is not aware of any other business to come before the IFC Annual Meeting.


    The Board of Directors of IFC has fixed the close of business on May 20, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the IFC Annual Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the IFC Annual Meeting and any adjournments or postponements thereof. A list of IFC stockholders entitled to vote at the IFC Annual Meeting will be available for examination, during ordinary business hours, at IFC's principal executive office for 10 days prior to the IFC Annual Meeting, as well as at the IFC Annual Meeting.


    Your vote is important regardless of the number of shares you own. Each stockholder is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Your proxy will not be used if you attend and vote at the IFC Annual Meeting in person.

                                          By Order of the Board of Directors

                                          Donald A. Lesch

                                          Chairman of the Board


May   , 1997


THE BOARD OF DIRECTORS OF IFC RECOMMENDS THAT YOU VOTE FOR EACH OF THE ABOVE PROPOSALS.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                                [CB LETTERHEAD]


                                                                    May   , 1997


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders of CB Bancorp, Inc. ("CB"), which will be held at
                                           , at   :00 a.m., local time, on
Friday, June 27, 1997 (the "CB Special Meeting").


    At the CB Special Meeting, CB stockholders will be asked to consider and vote upon a proposal (the "CB Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger")).

    The CB Merger Agreement provides for the acquisition of CB by Pinnacle. Upon consummation of the CB Merger, (i) CB will be merged with and into Pinnacle, with Pinnacle being the surviving corporation, and (ii) each issued and outstanding share of common stock of CB will be converted into shares of common stock of Pinnacle pursuant to a formula described in the accompanying Joint Proxy Statement/Prospectus. Conditions to the consummation of the CB Merger include, among other things, requisite stockholder and regulatory approvals and the receipt of certain opinions and certificates.

    The Board of Directors of CB (the "CB Board") believes that the CB Merger will be advantageous to, and is in the best interests of, CB and its stockholders. CB believes that its merger with Pinnacle will create a significantly stronger retail franchise stretching from the northwestern Indiana and Chicagoland market across to southwestern Michigan. The CB Board believes the CB Merger will create a larger and stronger institution better able to compete with its regional and national competitors.

    THE CB BOARD HAS APPROVED THE CB MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR THE CB MERGER PROPOSAL AT THE CB SPECIAL MEETING.

    The accompanying Notice and Joint Proxy Statement/Prospectus set forth the voting rights of holders of CB Common Stock with respect to these matters, and describe the matters to be acted upon at the CB Special Meeting. Stockholders are urged to review carefully the accompanying Notice and Joint Proxy Statement/Prospectus, which contains a description of the CB Merger Proposal, the CB Merger Agreement and its terms and conditions, and the transactions contemplated by the CB Merger Agreement.

    The accompanying Notice and Joint Proxy Statement/Prospectus also contains information with respect to a merger proposal between Pinnacle and Indiana Federal Corporation (the "IFC Merger"). CB stockholders do not have the right to vote on the IFC Merger. Furthermore, approval of the IFC Merger by IFC stockholders and Pinnacle stockholders is NOT a condition to, or required for, the consummation of the CB Merger. The CB Board and management are, however, in favor of the IFC Merger.

    Your continuing interest in the business of CB is appreciated. Because of the significance of the CB Merger to CB, your participation in the CB Special Meeting, in person or by proxy, is especially important. Accordingly, whether or not you plan to attend the CB Special Meeting, please sign, date and mail the enclosed Proxy promptly in the postage-paid envelope that has been provided to you for your convenience.

                                          Sincerely,

                                          Joseph F. Heffernan

                                          Chairman of the Board of Directors

                                [CB LETTERHEAD]

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 27, 1997

                            ------------------------


    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of CB Bancorp,
Inc. ("CB") will be held at                                            , at
  :00 a.m., local time, on Friday, June 27, 1997 (the "CB Special Meeting"), for the following purposes, all of which are more fully described in the accompanying Proxy Statement:


    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement"), by and between Pinnacle Financial Services, Inc. ("Pinnacle") and CB, and all of the transactions contemplated by the CB Merger Agreement. Such transactions include the merger of CB with and into Pinnacle (the "CB Merger"), with Pinnacle being the surviving corporation. Upon consummation of the CB Merger, among other things, each issued and outstanding share of common stock, $.01 par value per share, of CB ("CB Common Stock"), other than certain shares specified in the Merger Agreement, will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of common stock, no par value per share, of Pinnacle ("Pinnacle Common Stock") as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, will be automatically converted into the right to receive
       1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, will be automatically converted into the right to receive 1.5217 shares of Pinnacle Common Stock.

    2. To transact such other business as may properly come before the CB Special Meeting or any adjournments or postponements thereof. The Board of Directors of CB is not aware of any other business to come before the CB Special Meeting.


    The Board of Directors of CB has fixed the close of business on May 6, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the CB Special Meeting and any adjournments or postponements thereof. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the CB Special Meeting and any adjournments or postponements thereof. A list of CB stockholders entitled to vote at the CB Special Meeting will be available for examination, during ordinary business hours, at CB's principal executive office for 10 days prior to the CB Special Meeting, as well as at the CB Special Meeting.


    Your vote is important regardless of the number of shares you own. Each stockholder is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Your proxy will not be used if you attend and vote at the CB Special Meeting in person.

                                          By Order of the Board of Directors

                                          Allen E. Jones
                                          Secretary


May   , 1997


THE BOARD OF DIRECTORS OF CB RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSAL.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

 ------------------------------------------------     ------------------------------------------------
        PINNACLE FINANCIAL SERVICES, INC.,                   PINNACLE FINANCIAL SERVICES, INC.,
            INDIANA FEDERAL CORPORATION                                  PROSPECTUS
                        AND                                           6,921,699 SHARES
                 CB BANCORP, INC.                                     OF COMMON STOCK,
               JOINT PROXY STATEMENT                               NO PAR VALUE PER SHARE
    -------------------------------------------          -------------------------------------------


    This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") is being furnished to stockholders of Pinnacle Financial Services, Inc. ("Pinnacle") in connection with the solicitation of proxies by the Board of Directors of Pinnacle (the "Pinnacle Board") to be used at the Annual Meeting of Stockholders of Pinnacle to be held on June 27, 1997 (including any adjournments or postponements thereof, the "Pinnacle Annual Meeting"). At the Pinnacle Annual Meeting, holders of the common stock, no par value per share, of Pinnacle (the "Pinnacle Common Stock") will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal (the "IFC Merger Proposal") to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996 (the "Original IFC Merger Agreement"), as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 (the "IFC Merger Agreement Amendment," and together with the Original IFC Merger Agreement, the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation ("IFC"), and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle (the "IFC Merger")). The second merger proposal is a proposal (the "CB Merger Proposal," and together with the IFC Merger Proposal, the "Merger Proposals") to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement," and together with the IFC Merger Agreement, the "Merger Agreements"), by and between Pinnacle and CB Bancorp, Inc. ("CB"), and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle (the "CB Merger," and together with the IFC Merger, the "Mergers")).



    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of Indiana Federal Corporation in connection with the solicitation of proxies by the Board of Directors of IFC (the "IFC Board") to be used at the Annual Meeting of Stockholders of IFC to be held on June 27, 1997 (including any adjournments or postponements thereof, the "IFC Annual Meeting"). At the IFC Annual Meeting, holders of common stock, $.01 par value per share, of IFC (the "IFC Common Stock") will be asked to elect three directors of IFC, to consider and vote upon the IFC Merger Proposal, and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC.



    This Joint Proxy Statement/Prospectus is also being furnished to stockholders of CB in connection with the solicitation of proxies by the Board of Directors of CB (the "CB Board") to be used at the Special Meeting of Stockholders of CB to be held on June 27, 1997 (including any adjournments or postponements thereof, the "CB Special Meeting," and together with the Pinnacle Annual Meeting and the IFC Annual Meeting, the "Stockholder Meetings"). At the CB Special Meeting, holders of common stock, $.01 par value per share, of CB (the "CB Common Stock") will consider and vote upon the CB Merger Proposal.


    This Joint Proxy Statement/Prospectus also constitutes a prospectus of Pinnacle with respect to up to 5,004,220 shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the IFC Merger and with respect to up to 1,917,479 shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the CB Merger. Upon consummation of the IFC Merger each share of IFC Common Stock, other than certain shares specified in the IFC Merger Agreement, will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock (the "IFC Exchange Ratio"). Upon consummation of the CB Merger, each share of CB Common Stock, other than certain shares specified in the CB Merger Agreement, will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock (the "CB Exchange Ratio") determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger (the "Average Price"); PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. This Joint Proxy Statement/Prospectus does not cover any resales of Pinnacle Common Stock to be received by stockholders of IFC or CB upon consummation of the Mergers, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

THE SHARES OF PINNACLE COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


    The date of this Joint Proxy Statement/Prospectus is May   , 1997. This
Joint Proxy Statement/Prospectus and the accompanying forms of proxy are first
being mailed to stockholders of Pinnacle, IFC and CB on or about May   , 1997.



    Pinnacle Common Stock and IFC Common Stock are traded on the Nasdaq National Market and CB Common Stock is traded on the Nasdaq Small-Cap Market. The last sales prices of Pinnacle Common Stock and IFC Common Stock were $24.75 and $19.50, respectively, on November 13, 1996 (the last trading day prior to the public announcement of the IFC Merger). The last sales prices of Pinnacle Common Stock, IFC Common Stock and CB Common Stock were $27.75, $26.25 and $28.65, respectively, on February 28, 1997 (the last trading day prior to the public announcement of the CB Merger). The closing sales prices of Pinnacle Common
Stock, IFC Common Stock and CB Common Stock were $    , $    and $    ,
respectively, on May   , 1997 (the last practicable trading day prior to the
mailing of this Joint Proxy Statement/Prospectus).

                               TABLE OF CONTENTS


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AVAILABLE INFORMATION.....................................................................................           2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................................................           2

SUMMARY...................................................................................................           5
  The Companies...........................................................................................           5
  The Stockholder Meetings................................................................................           6
  The Mergers.............................................................................................           9
  Interests of Certain Persons in the Mergers.............................................................          14
  Management and Operations After the Mergers.............................................................          14
  Certain Federal Income Tax Consequences.................................................................          16
  Acquisition of Maco Bancorp, Inc........................................................................          16
  Comparison of Stockholders' Rights......................................................................          17

  Summary Condensed Consolidated Historical Financial and Operating Data of Pinnacle Financial Services,
    Inc...................................................................................................          18
  Summary Condensed Consolidated Historical Financial and Operating Data of Indiana Federal Corporation...          19
  Summary Condensed Consolidated Historical Financial and Operating Data of CB Bancorp, Inc...............          20

  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc. and Indiana Federal Corporation........................................................          21
  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc. and CB Bancorp, Inc....................................................................          22
  Summary Unaudited Pro Forma Condensed Combined Financial and Operating Data of Pinnacle Financial
    Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc.......................................          23

  Comparative Per Share Data of Pinnacle Financial Services, Inc. and Indiana Federal Corporation.........          24
  Comparative Per Share Data of Pinnacle Financial Services, Inc. and CB Bancorp, Inc.....................          25
  Comparative Per Share Data of Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB
    Bancorp, Inc..........................................................................................          26
  Comparative Stock Prices................................................................................          27

THE COMPANIES.............................................................................................          29
  Pinnacle Financial Services, Inc........................................................................          29
  Indiana Federal Corporation.............................................................................          30
  CB Bancorp, Inc.........................................................................................          30

CB BANCORP, INC. RECENT DEVELOPMENTS......................................................................          31

THE STOCKHOLDER MEETINGS..................................................................................          32
  Matters to be Considered................................................................................          32
  Votes Required..........................................................................................          33
  Voting of Proxies.......................................................................................          36
  Revocability of Proxies.................................................................................          37
  Record Dates; Shares Entitled to Vote; Quorums..........................................................          37
  No Dissenters' Rights/No Appraisal Rights...............................................................          38
  Solicitation of Proxies.................................................................................          38


                                       i
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THE MERGERS...............................................................................................          40
  Structure...............................................................................................          40
  Merger Consideration....................................................................................          41
  Backgrounds of the Mergers..............................................................................          43
  Reasons for the Mergers.................................................................................          49
  Recommendations of the Boards of Directors..............................................................          54
  Opinions of Pinnacle Financial Advisors.................................................................          54
  Opinion of IFC Financial Advisor........................................................................          63
  Opinion of CB Financial Advisor.........................................................................          69
  Certain Forward-Looking Information.....................................................................          73
  Summary of the IFC Merger Agreement.....................................................................          73
  Summary of the CB Merger Agreement......................................................................          80
  Procedures for Exchange of Certificates.................................................................          87
  No Solicitation of Transactions.........................................................................          88
  Regulatory Approvals Required for the Mergers...........................................................          89
  Interests of Certain Persons in the Mergers.............................................................          91
  Anticipated Accounting Treatment........................................................................          91
  Resale of Pinnacle Common Stock; Restrictions on Transfer...............................................          92
  No Dissenters' Rights/No Appraisal Rights...............................................................          93
  Stock Option Agreements.................................................................................          93

PRO FORMA COMBINED FINANCIAL INFORMATION
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement
    of Income Summary.....................................................................................          99
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined
    Statements of Income..................................................................................         101
  Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Balance
    Sheet.................................................................................................         107
  Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined
    Financial Statements..................................................................................         109

  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income
    Summary...............................................................................................         110
  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statements of
    Income................................................................................................         112
  Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet.......         118
  Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial
    Statements............................................................................................         120

  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Statement of Income Summary..................................................................         121
  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Statements of Income.........................................................................         123
  Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma
    Combined Balance Sheet................................................................................         129
  Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited
    Pro Forma Combined Financial Statements...............................................................         131


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INTERESTS OF CERTAIN PERSONS IN THE MERGERS...............................................................         132
  Directors...............................................................................................         132
  Executive Officers......................................................................................         132
  Subsidiary Bank Mergers.................................................................................         133
  Other Matters...........................................................................................         134

MANAGEMENT AND OPERATIONS AFTER THE MERGERS...............................................................         138
  Directors...............................................................................................         138
  Executive Officers......................................................................................         139
  Subsidiary Bank Mergers.................................................................................         140
  Post-Merger Dividend Policy.............................................................................         140

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................................................         142

ACQUISITION OF MACO BANCORP, INC..........................................................................         143
  General.................................................................................................         143
  Standstill Agreement....................................................................................         144
  Transfer Agreements; Indemnification Agreement; Escrow Agreement; Non-Competition Agreement.............         145
  Potential Adverse Tax Consequences......................................................................         146

CERTAIN REGULATORY CONSIDERATIONS.........................................................................         147
  General.................................................................................................         147
  Payment of Dividends....................................................................................         148
  Certain Transactions with Affiliates....................................................................         149
  Capital.................................................................................................         150
  Support of Subsidiary Banks.............................................................................         152
  FDIC Insurance Assessments..............................................................................         153
  Regulation of Proposed Acquisitions.....................................................................         154
  Recent Legislation......................................................................................         155
  Qualified Thrift Lender ("QTL") Test....................................................................         156
  Mortgage Regulation.....................................................................................         156

DESCRIPTION OF PINNACLE COMMON STOCK......................................................................         158

COMPARISON OF STOCKHOLDERS' RIGHTS........................................................................         159
  General.................................................................................................         159
  Board of Directors; Removal of Directors................................................................         159
  Stockholder Voting Requirements.........................................................................         161
  Anti-Takeover Laws and Charter Provisions...............................................................         163
  Special Meetings of Stockholders........................................................................         164
  Director Liability and Indemnification..................................................................         165
  IFC Rights Agreement....................................................................................         165
  Payment of Dividends....................................................................................         166
  Charter Amendments......................................................................................         166
  Other Matters...........................................................................................         167

INFORMATION REGARDING THE PINNACLE ANNUAL MEETING.........................................................         168
  Election of Directors...................................................................................         168
  Board of Directors Meetings and Committees..............................................................         169
  Directors Compensation and Benefits.....................................................................         170
  Compensation Committee Interlocks and Insider Participation.............................................         170
  Executive Compensation..................................................................................         171



                                      iii

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  Compensation Committee Report on Executive Compensation.................................................         173
  Shareholder Return Performance Presentation.............................................................         174
  Indebtedness of Management..............................................................................         174
  Section 16(a) Beneficial Ownership Reporting Compliance.................................................         175
  Beneficial Ownership of Pinnacle Common Stock...........................................................         176
  Other Matters...........................................................................................         177

INFORMATION REGARDING THE IFC ANNUAL MEETING..............................................................         178
  Election of Directors...................................................................................         178
  Board of Directors Meetings and Committees..............................................................         179
  Director Compensation and Benefits......................................................................         180
  Compensation Committee Interlocks and Insider Participation.............................................         181
  Executive Compensation..................................................................................         181
  Compensation Committee Report on Executive Compensation.................................................         183
  Shareholder Return Performance Presentation.............................................................         185
  Indebtedness of Management..............................................................................         186
  Section 16(a) Beneficial Ownership Reporting Compliance.................................................         186
  Ratification of the Appointment of Independent Auditors.................................................         186
  Other Matters...........................................................................................         186

CERTAIN INFORMATION REGARDING CB..........................................................................         187
  Directors of CB.........................................................................................         187
  Board of Directors Meetings and Committees..............................................................         188
  Executive Compensation..................................................................................         189
  Indebtedness of Management..............................................................................         191
  Section 16(a) Beneficial Ownership Reporting Compliance.................................................         191
  Beneficial Ownership of CB Common Stock.................................................................         191

LEGAL MATTERS.............................................................................................         192

EXPERTS...................................................................................................         192

STOCKHOLDER PROPOSALS.....................................................................................         193

ANNEXES
  Annex A--CB Bancorp, Inc. Annual Report to Securityholders for the Fiscal Year Ended March 31, 1996
  Annex B--CB Bancorp, Inc. Quarterly Report on Form 10-QSB for the Quarterly Period Ended December 31, 1996
  Annex C--Agreement and Plan of Merger dated as of November 14, 1996 between Pinnacle Financial Services, Inc. and
    Indiana Federal Corporation (without exhibits)
  Annex D--First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 between Pinnacle Financial
    Services, Inc. and Indiana Federal Corporation
  Annex E--Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle Financial Services, Inc. and CB
    Bancorp, Inc. (without exhibits)
  Annex F--Opinion of ABN AMRO Chicago Corporation
  Annex G--Opinion of PL Capital, LLC
  Annex H--Opinion of Sandler O'Neill & Partners, L.P.
  Annex I--Opinion of Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PINNACLE, IFC OR CB. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PINNACLE, IFC OR CB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO SUCH DATE. ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO PINNACLE AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY PINNACLE, ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO IFC AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY IFC, AND ALL INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS RELATING TO CB AND ITS SUBSIDIARIES HAS BEEN SUPPLIED BY CB.

                             AVAILABLE INFORMATION

    Pinnacle, IFC and CB are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Pinnacle, IFC or CB can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the electronic filings of Pinnacle, IFC and CB with the Commission. The address of the Commission's Web site is "http://www.sec.gov".

    Pinnacle has filed with the Commission a Registration Statement on Form S-4 (registration no. 333-19729) (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Pinnacle Common Stock to be issued or reserved for issuance in connection with the Mergers. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be inspected and copied as set forth above. Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated in this Joint Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All of the documents filed with the Commission by Pinnacle (File No. 0-17937) pursuant to the Exchange Act since the end of its fiscal year ended December 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Pinnacle 10-K").

        2. All other reports filed by Pinnacle pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 Pinnacle 10-K (including Pinnacle's Current

    Report on Form 8-K dated March 3, 1997 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).


    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All of the documents filed with the Commission by IFC (File No. 0-17379) pursuant to the Exchange Act since the end of its fiscal year ended December 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. IFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 IFC 10-K").


        2. All other reports filed by IFC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 IFC 10-K (including IFC's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997).


        3. IFC's Registration Statement on Form 8-A dated March 4, 1992, describing the rights in respect of IFC Common Stock (the "IFC Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996, between IFC and Harris Trust and Savings Bank, as Rights Agent (the "IFC Rights Agreement").

    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    All of the documents filed with the Commission by CB (File No. 0-20742) pursuant to the Exchange Act since the end of its fiscal year ended March 31, 1996 are incorporated by reference in this Joint Proxy Statement/Prospectus. Such documents include the following:

        1. CB's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996 (the "1996 CB 10-KSB").


        2. All other reports filed by CB pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 1996 CB 10-KSB (including CB's Quarterly Reports on Form 10-QSB for the quarterly periods ended June 30, 1996, September 30, 1996 and December 31, 1996, respectively, and CB's Current Report on Form 8-K dated March 3, 1997).


        3. The portions of CB's Proxy Statement for the Annual Meeting of Stockholders of CB held July 24, 1996 that have been incorporated by reference in the 1996 CB 10-KSB.

    Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

    CB's Annual Report to Securityholders for the fiscal year ended March 31, 1996 has been reproduced and attached to this Joint Proxy Statement/Prospectus as Annex A and CB's Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 1996 has been reproduced and attached to this Joint Proxy Statement/Prospectus as Annex B.

    All documents filed with the Commission by Pinnacle, IFC and CB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part and prior to the date of the Pinnacle Annual Meeting, the date of the IFC Annual Meeting, or the date of the CB Special Meeting, as applicable, are incorporated herein by reference and such documents will be deemed to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.


    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO PINNACLE, TO DONALD E. RADDE, SECRETARY, PINNACLE FINANCIAL SERVICES, INC., 830 PLEASANT STREET, ST. JOSEPH, MICHIGAN 49085, TELEPHONE: (616) 983-6311; OR IN THE CASE OF DOCUMENTS RELATING TO IFC, TO BRENDA A. SHEETZ, SECRETARY, INDIANA FEDERAL CORPORATION, 56 WASHINGTON STREET, VALPARAISO, INDIANA 46383, TELEPHONE: (219) 462-4131; OR IN THE CASE OF DOCUMENTS RELATING TO CB, TO ALLEN E. JONES, SECRETARY, CB BANCORP, INC. 126 E. FOURTH STREET, MICHIGAN CITY, INDIANA 46360,
TELEPHONE: (219) 873-2800. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY FRIDAY, JUNE 20, 1997.

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN BY REFERENCE. ALTHOUGH IT SUMMARIZES ALL MATERIAL INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THIS SUMMARY IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING THE ANNEXES ATTACHED HERETO AND THE INFORMATION INCORPORATED HEREIN BY REFERENCE). STOCKHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/ PROSPECTUS AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY AND WITH CARE. CERTAIN CAPITALIZED TERMS WHICH ARE USED BUT NOT DEFINED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

                                 THE COMPANIES

    PINNACLE. Pinnacle Financial Services, Inc. is a registered bank holding company organized under the laws of the State of Michigan in 1986. Pinnacle is one of the leading community-banking institutions in southwestern Michigan and northern Indiana. Through its wholly-owned subsidiary, Pinnacle Bank, a Michigan state banking corporation formerly known as "The Peoples State Bank of St. Joseph" ("Pinnacle Bank"). Pinnacle's principal executive offices are located at 830 Pleasant Street, St. Joseph, Michigan 49085, and its telephone number is
(616) 983-6311. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "THE COMPANIES--Pinnacle Financial Services, Inc."


    IFC. Indiana Federal Corporation is a registered savings and loan holding company organized under the laws of the State of Delaware in 1988. IFC 's principal operating subsidiary is Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"). IndFed Bank conducts its activities from a network of 16 full service offices located in Valparaiso and other northwest Indiana communities. IndFed Bank also operates three loan production offices in Highland, Mishawaka, and Valparaiso, Indiana. Based on IndFed Bank's total assets of $819 million at March 31, 1996, IndFed Bank is the third largest thrift institution headquartered in Indiana. IFC's principal executive offices are located at 56 Washington Street, Valparaiso, Indiana 46383, and its telephone number is (219) 465-6607. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "THE COMPANIES--Indiana Federal Corporation."


    CB. CB Bancorp, Inc. is a registered savings and loan holding company organized under the laws of the State of Delaware in 1992. CB's principal operating subsidiary is Community Bank, A Federal Savings Bank ("Community Bank"). Community Bank conducts its activities from three full service offices in Michigan City, Indiana and LaPorte, Indiana. CB also has a loan production/mortgage banking office in Merrillville, Indiana. CB's principal executive offices are located at 126 E. Fourth Street, Michigan City, Indiana 46360, and its telephone number is (219) 873-2800. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "THE COMPANIES--CB Bancorp, Inc.," "ANNEX A--CB BANCORP, INC. ANNUAL REPORT TO SECURITYHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1996" and "ANNEX B--CB BANCORP, INC. QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1996."

    Prior to the execution of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, Pinnacle had not engaged in any transactions with IFC, and except to the extent contemplated by, or resulting from, the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby, Pinnacle is not affiliated with IFC. Prior to the execution of the CB Bancorp Merger Agreement and the CB Stock Option Agreement, neither Pinnacle nor IFC had engaged in any transactions with CB, and except to the extent contemplated by, or resulting from, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby, neither Pinnacle nor IFC is affiliated with CB.

                            THE STOCKHOLDER MEETINGS

DATES, TIMES AND PLACES


    PINNACLE. The 1997 Annual Meeting of Stockholders of Pinnacle will be held at the Mendel Center, 2755 East Napier Avenue, Benton Harbor, Michigan, at 10:00 a.m., local time, on Friday, June 27, 1997. See "THE STOCKHOLDER MEETINGS."



    IFC.  The 1997 Annual Meeting of Stockholders of IFC will be held at The
Porter County Expo Center, 215 East Division Road, Valparaiso, Indiana, at   :00
a.m., local time, on Friday, June 27, 1997. See "THE STOCKHOLDER MEETINGS."



    CB.  A special meeting of the stockholders of CB will be held at
                 , at   :00 a.m., local time, on Friday, June 27, 1997. See "THE
STOCKHOLDER MEETINGS."


MATTERS TO BE CONSIDERED

    PINNACLE. At the Pinnacle Annual Meeting, holders of Pinnacle Common Stock will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle). The second merger proposal is a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle). Pinnacle stockholders will also consider and vote upon such other matters as may properly be brought before the Pinnacle Annual Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered" and "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING."

    IFC. At the IFC Annual Meeting, holders of IFC Common Stock will be asked to elect three directors of IFC, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle), and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC. IFC stockholders will also consider and vote upon such other matters as may properly be brought before the IFC Annual Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered" and "INFORMATION REGARDING THE IFC ANNUAL MEETING.

    CB. At the CB Special Meeting, holders of CB Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle, with Pinnacle being the surviving corporation). CB stockholders will also consider and vote upon such other matters as may properly be brought before the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--Matters to be Considered." A conformed copy of the Agreement and Plan of Merger dated as of November 14, 1996 between Pinnacle and IFC (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

    A conformed copy of the Agreement and Plan of Merger dated as of November 14, 1996 between Pinnacle and IFC (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex C and is incorporated herein by reference.

    A conformed copy of the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB (without exhibits) is attached to this Joint Proxy Statement/Prospectus as Annex E and is incorporated herein by reference.

VOTES REQUIRED


    PINNACLE. On each matter submitted to the stockholders of Pinnacle, each outstanding share of Pinnacle Common Stock is entitled to one vote. Directors of Pinnacle will be elected by a plurality of the votes present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the election of directors. Approval of each of the Merger Proposals requires the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock. In all matters other than the election of directors and the Merger Proposals, the affirmative vote of the majority of shares present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the matter will be the act of Pinnacle's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger, and approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the Pinnacle Annual Meeting is May 6, 1997. Only Pinnacle stockholders at the close of business on such date are entitled to notice of, and to vote at, the Pinnacle Annual Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required."



    As of May 6, 1997, directors and executive officers of Pinnacle and their affiliates were beneficial owners of 560,765, approximately 9.2%, of the outstanding shares of Pinnacle Common Stock (including 106,836 shares of Pinnacle Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Pinnacle have indicated that they intend to vote all shares of Pinnacle Common Stock owned by them for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals. As of May 6, 1997, directors and executive officers of IFC and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. As of May 6, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."



    As of May 6, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 299,975, or 5.0%, of the outstanding shares of Pinnacle Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of Pinnacle Common Stock as to which they have sole voting power for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals, subject to the exercise of their fiduciary duties. As of May 6, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock. As of May 6, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock.


    The affirmative vote of a majority of the shares represented at the Pinnacle Annual Meeting may authorize the adjournment of the Pinnacle Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    IFC. On each matter submitted to the stockholders of IFC, each outstanding share of IFC Common Stock is entitled to one vote. Directors of IFC will be elected by a plurality of the votes present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the election of directors. Approval of the IFC Merger Proposal requires the affirmative vote of a majority of the outstanding shares of IFC Common Stock. In all matters other than the election of directors and the IFC Merger Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the matter will be the act of IFC's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger. The record date for the IFC Annual Meeting is May 20, 1997. Only IFC stockholders at the close of business on such date are entitled to notice of, and to vote at, the IFC Annual Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required," and "--Record Dates; Shares Entitled to Vote; Quorums."



    As of May 20, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 581,225, or 12.1%, of the outstanding shares of IFC Common Stock (including 126,451 shares of IFC Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of IFC have indicated that they intend to vote all shares of IFC Common Stock owned by them for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of May 20, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. As of May 20, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."



    As of May 20, 1997, IFC subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 177,796 (excluding 54,102 shares reported in the prior paragraph as owned by directors and executive officers of IFC and their affiliates), or 3.7%, of the outstanding shares of IFC Common Stock. Such IFC subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of May 20, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 1,999, or less than .01%, of the outstanding shares of IFC Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of May 20, 1997 CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of IFC Common Stock.


    The affirmative vote of a majority of the shares represented at the IFC Annual Meeting may authorize the adjournment of the IFC Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

    CB. Approval of the CB Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CB Common Stock, with each such share entitled to one vote. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB

Merger. CB's Certificate of Incorporation contains a provision limiting the voting rights of any person who beneficially owns more than 10% of the outstanding shares of CB Common Stock (the "Limit"). A person who beneficially owns CB Common Stock in excess of the Limit is not entitled or permitted to vote any of such shares in excess of the Limit. The record date for the CB Special Meeting is May 6, 1997. Only CB stockholders at the close of business on such date are entitled to notice of, and to vote at, the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--Votes Required," and "--Record Dates; Shares Entitled to Vote; Quorums" and "COMPARISON OF STOCKHOLDERS' RIGHTS."



    As of May 6, 1997, directors and executive officers of CB and their affiliates were beneficial owners of 207,965, or 16.9%, of the outstanding shares of CB Common Stock (including 67,294 shares of CB Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of CB have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal. As of May 6, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of CB Common Stock. As of May 6, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 670, or less than .01%, of the outstanding shares of CB Common Stock. The directors and executive officers of IFC have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal.



    As of May 6, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of May 6, 1997, Pinnacle subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of May 6, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock.


    The affirmative vote of a majority of the shares represented at the CB Special Meeting may authorize the adjournment of the CB Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

                                  THE MERGERS

STRUCTURE

    Pursuant to the IFC Merger Agreement, and at the effective time (the "IFC Effective Time") set forth in certificates of merger (each, an "IFC Certificate of Merger") to be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the IFC Merger (the "IFC Closing Date"), IFC will merge with and into Pinnacle, with Pinnacle being the surviving corporation in the IFC Merger. The name of the combined corporation following consummation of the IFC Merger will be "Pinnacle Financial Services, Inc." Pursuant to the Agreement and Plan of Merger and Consolidation (the "IFC Subsidiary Bank Merger Agreement") to be executed by and between IndFed Bank and Pinnacle Bank, IndFed Bank will merge with and into Pinnacle Bank (the "IFC Subsidiary Bank Merger"), with Pinnacle Bank being the surviving bank in the IFC Subsidiary Bank Merger. The name of the combined bank will be "Pinnacle Bank." See "THE MERGERS--Structure" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    Pursuant to the CB Merger Agreement, and at the effective time (the "CB Effective Time") set forth in certificates of merger (each, a "CB Certificate of Merger") to be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the CB Merger (the "CB Closing Date"), CB will merge with and into Pinnacle, with Pinnacle being the surviving corporation in the CB Merger. The name of the combined corporation following consummation of the CB Merger will be "Pinnacle Financial Services, Inc." Pursuant to the Agreement and Plan of Merger and Consolidation (the "CB Subsidiary Bank

Merger Agreement," and together with the IFC Subsidiary Bank Merger Agreement, the "Subsidiary Bank Merger Agreements") to be executed by and between Community Bank and Pinnacle Bank, Community Bank will merge with and into Pinnacle Bank (the "CB Subsidiary Bank Merger," and together with the IFC Subsidiary Bank Merger, the "Subsidiary Bank Mergers"), with Pinnacle Bank being the surviving bank in the CB Subsidiary Bank Merger. The name of the combined bank will be "Pinnacle Bank." See "THE MERGERS--Structure" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    It is expected (i) that the CB Merger will occur as soon as practicable after the IFC Merger, (ii) that the IFC Subsidiary Bank Merger will occur simultaneously with the IFC Merger (or as soon thereafter as is practicable),
(iii) that the CB Subsidiary Bank Merger will occur simultaneously with the CB Merger (or as soon thereafter as is practicable), and (iv) that the CB Subsidiary Bank Merger will occur as soon as practicable after the IFC Subsidiary Bank Merger.

MERGER CONSIDERATION

    Upon consummation of the IFC Merger, each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the IFC Merger will remain outstanding and unchanged as a result of the IFC Merger. See "THE MERGERS--Merger Consideration."

    Upon consummation of the CB Merger, each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger; PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the CB Merger will remain outstanding and unchanged as a result of the CB Merger. See "THE MERGER-- Merger Consideration."

REASONS FOR THE MERGERS

    PINNACLE. The Board of Directors of Pinnacle believes that the terms of each of the Mergers are fair to and in the best interests of Pinnacle and its stockholders and that the Mergers will (i) result in a combined entity that will be stronger than Pinnacle alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

    IFC. The Board of Directors of IFC believes that the terms of the IFC Merger are fair to and in the best interests of IFC and its stockholders and that the IFC Merger will (i) result in a combined entity that will be stronger than IFC alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

    CB. The Board of Directors of CB believes that the terms of the CB Merger are fair to and in the best interests of CB and its stockholders and that the CB Merger will (i) result in a combined entity that will be stronger than CB alone, (ii) enhance acquisition and other opportunities for growth and diversification and (iii) improve the competitive position of the combined corporation in the rapidly changing marketplace for banking and financial services. See "THE MERGERS--Reasons for the Mergers."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    PINNACLE. The Pinnacle Board has nominated John P. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard L. Schanze, Kay F. Varga, Arnold L. Weaver, and Alton C. Wendzel for election as directors of Pinnacle (the "Pinnacle Board Nominees") and has approved the Merger Agreements and the Stock Option Agreements. The Pinnacle Board recommends that Pinnacle stockholders vote FOR the election of all of the Pinnacle Board Nominees as directors of Pinnacle, FOR the approval and adoption of the IFC Merger Proposal (which approval and adoption shall constitute, among other things, approval of the IFC Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of IFC Common Stock), and FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of CB Common Stock). See "THE MERGERS--Recommendations of the Boards of Directors."

    IFC. The IFC Board has nominated Peter R. Candela, John R. Poncher, M.D., and Byron Smith III for election as directors of IFC (the "IFC Board Nominees"), has approved the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, and has appointed Ernst & Young LLP as independent auditors of IFC. The IFC Board recommends that IFC stockholders vote FOR the election of all of the IFC Board Nominees as directors of IFC, FOR the approval and adoption of the IFC Merger Proposal (which approval and adoption shall constitute, among other things, approval of the IFC Merger and of the conversion of shares of IFC Common Stock into shares of Pinnacle Common Stock), and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. See "THE MERGERS--Recommendations of the Boards of Directors."

    CB. The CB Board approved the CB Merger Agreement and the CB Stock Option Agreement and recommends that CB stockholders vote FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the conversion of shares of CB Common Stock into shares of Pinnacle Common Stock). See "THE MERGERS--Recommendations of the Boards of Directors."

OPINIONS OF FINANCIAL ADVISORS

    PINNACLE. ABN AMRO Chicago Corporation has delivered to the Pinnacle Board its oral opinion as of November 14, 1996, which opinion was subsequently confirmed in writing, that as of November 14, 1996 the consideration to be paid by Pinnacle in the IFC Merger was fair to Pinnacle stockholders from a financial point of view as of November 14, 1996. For information on the assumptions made, matters considered and limits of the reviews by ABN AMRO Chicago Corporation, see "THE MERGERS-- Opinions of Pinnacle Financial Advisors" and the opinion of ABN AMRO Chicago Corporation attached to this Joint Proxy Statement/Prospectus as Annex F.

    PL Capital, LLC has delivered to the Pinnacle Board its oral opinion as of
February 27, 1997, and its written opinion as of            , 1997, that, as of
such dates, the consideration to be paid by Pinnacle in the CB Merger was fair to Pinnacle stockholders from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by PL Capital, LLC, see "THE MERGERS--Opinions of Pinnacle Financial Advisors" and the opinion of PL Capital, LLC attached to this Joint Proxy Statement/Prospectus as Annex G.

    IFC. Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") has delivered to the IFC Board its written opinions, as of November 14, 1996, and as of
           , 1997, that, as of such dates, the IFC Exchange

Ratio was fair to stockholders of IFC from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by Sandler O'Neill, see "THE MERGERS--Opinion of IFC Financial Advisor" and the opinion of Sandler O'Neill & Partners, L.P. attached to this Joint Proxy Statement/Prospectus as Annex H.

    CB. Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb") has delivered to the CB Board its written opinions, as of March 1,
1997, and as of            , 1997, that, as of such dates, the CB Exchange Ratio
was fair to stockholders of CB from a financial point of view. For information on the assumptions made, matters considered and limits of the reviews by Webb, see "THE MERGERS--Opinion of CB Financial Advisor" and the opinion of Webb attached to this Joint Proxy Statement/Prospectus as Annex I. Conditions to the Consummation of the Mergers

    Consummation of the IFC Merger is subject to various conditions, including, among other things, obtaining satisfactory and requisite stockholder and regulatory approvals, and receipt of certain opinions (including opinions in respect of certain Federal income tax consequences of the IFC Merger) and certificates. IFC and Pinnacle are in compliance with all conditions and other requirements required to have been satisfied prior to the date hereof. However, consummation of the IFC Merger is not subject to, or conditioned upon, any approval of, or the consummation of, the CB Merger. See "THE MERGERS-- Conditions to the Consummation of the Mergers."

    Consummation of the CB Merger is subject to various conditions, including, among other things, obtaining satisfactory and requisite stockholder and regulatory approvals, and receipt of certain opinions (including opinions in respect of certain Federal income tax consequences of the CB Merger) and certificates. CB and Pinnacle are in compliance with all conditions and other requirements required to have been satisfied prior to the date hereof. However, consummation of the CB Merger is not subject to, or conditioned upon, any approval of, or the consummation of, the IFC Merger. See "THE MERGERS-- Conditions to the Consummation of the Mergers."

    Consummation of the CB Merger is NOT a condition to, or required for, the consummation of the IFC Merger, and consummation of the IFC Merger is NOT a condition to, or required for, the consummation of the CB Merger.

NO SOLICITATION OF TRANSACTIONS

    The IFC Merger Agreement prohibits Pinnacle, IFC, and their respective subsidiaries from, directly or indirectly, authorizing or permitting any of their respective officers, directors, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for Pinnacle or IFC. However, the Pinnacle Board or the IFC Board may consider an unsolicited "acquisition proposal" if it is advised by its counsel that such action is required to discharge its fiduciary duties to stockholders. See "THE MERGERS--Summary of the IFC Merger Agreement" and "--No Solicitation of Transactions."

    The CB Merger Agreement prohibits CB and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective officers, directors, employees, representatives or agents to entertain, solicit, encourage or take any other action to facilitate any inquiries or the making of any proposal which constitutes, or may lead to, any "acquisition proposal" for CB. However, the CB Board may consider an unsolicited "acquisition proposal" if it is advised by its counsel that such action is required to discharge its fiduciary duties to stockholders. See "THE MERGERS--Summary of the CB Merger Agreement" and "--No Solicitation of Transactions."

REGULATORY APPROVALS REQUIRED

    Each of the Mergers is subject to prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Certain aspects of the Mergers will also require notifications to, and/or approvals from, certain other Federal authorities and certain state authorities. There can be no assurances as to if or when any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the Merger Agreements will be obtained. There can also be no assurances that any such approvals will not contain a condition or requirement which causes such approvals to fail to satisfy the conditions to the consummation of each of the Mergers. There can be no assurance that the Department of Justice will not challenge either or both of the Mergers or as to the result of any such challenge, if made. See "THE MERGERS--Regulatory Approvals Required" and "CERTAIN REGULATORY CONSIDERATIONS."

ANTICIPATED ACCOUNTING TREATMENT

    Each of the Mergers is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. The IFC Merger Agreement provides that a condition to the consummation of the IFC Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by IFC of a letter from Ernst & Young LLP regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement. Similarly, the CB Merger Agreement provides that a condition to the consummation of the CB Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by CB of a letter from Crowe, Chizek and Company LLP regarding the appropriateness of "pooling-of-interests" accounting for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement. See "THE MERGERS--Anticipated Accounting Treatment."

NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the Michigan Business Corporation Act, as amended (the "MBCA"), in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have dissenters' rights under the Delaware General Corporation Law, as amended (the "DGCL"), in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have dissenters' rights under the DGCL, in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting. See "THE STOCKHOLDER MEETINGS--No Dissenters' Rights/No Appraisal Rights" and "THE MERGERS--No Dissenters' Rights/No Appraisal Rights."

STOCK OPTION AGREEMENTS

    As an inducement to IFC to enter into the IFC Merger Agreement, Pinnacle (as issuer) and IFC (as grantee) entered into the Pinnacle Stock Option Agreement, dated November 14, 1996 (the "Pinnacle Stock Option Agreement"), pursuant to which Pinnacle granted IFC an option to purchase from Pinnacle 591,678 shares of Pinnacle Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding Pinnacle Common Stock), at a price of $24.625 per share (the "Pinnacle Option"). IFC may exercise the Pinnacle Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the Pinnacle Option, under certain circumstances, Pinnacle will repurchase, pursuant to a formula price set out in the Pinnacle Stock Option Agreement, the Pinnacle Option and any shares of Pinnacle Common Stock purchased upon the exercise of the Pinnacle Option and beneficially owned by such holder at that time.

    As an inducement to Pinnacle to enter into the IFC Merger Agreement, IFC (as issuer) and Pinnacle (as grantee) entered into the IFC Stock Option Agreement, dated November 14, 1996 (the "IFC Stock Option Agreement," and together with the Pinnacle Stock Option Agreement, the "Pinnacle/IFC Stock Option Agreements"), pursuant to which IFC granted Pinnacle an option to purchase from IFC 470,361 shares of IFC Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding IFC Common Stock), at a price of $19.875 per share (the "IFC Option"). Pinnacle may exercise the IFC Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the IFC Option, under certain circumstances, IFC will repurchase, pursuant to a formula price set out in the IFC Stock Option Agreement, the IFC Option and any shares of IFC Common Stock purchased upon the exercise of the IFC Option and beneficially owned by such holder at that time.

    As an inducement to Pinnacle to enter into the CB Merger Agreement, CB (as issuer) and Pinnacle (as grantee) entered into the CB Stock Option Agreement, dated March 1, 1997 (the "CB Stock Option Agreement," and together with the Pinnacle/IFC Stock Option Agreements, the "Stock Option Agreements"), pursuant to which CB granted Pinnacle an option to purchase from CB 115,037 shares of CB Common Stock (subject to adjustment, but in no event to exceed 9.9% of the then outstanding CB Common Stock), at a price of $28.50 per share (the "CB Option"). Pinnacle may exercise the CB Option only upon the occurrence of certain events described therein (none of which has occurred as of the date hereof). At the request of the holder of the CB Option, under certain circumstances, CB will repurchase, pursuant to a formula price set out in the CB Stock Option Agreement, the CB Option and any shares of CB Common Stock purchased upon the exercise of the CB Option and beneficially owned by such holder at that time.

    The Pinnacle/IFC Stock Option Agreements are intended to increase the likelihood that the IFC Merger will be consummated in accordance with the terms set forth in the IFC Merger Agreement. Consequently, certain aspects of the Pinnacle/IFC Stock Option Agreements may have the effect of discouraging persons who might now or prior to the consummation of the IFC Merger be interested in acquiring all of or a significant interest in Pinnacle or IFC from considering or proposing such an acquisition. Similarly, the CB Stock Option Agreement is intended to increase the likelihood that the CB Merger will be consummated in accordance with the terms set forth in the CB Merger Agreement. Consequently, certain aspects of the CB Stock Option Agreement may have the effect of discouraging persons who might now or prior to the consummation of the CB Merger be interested in acquiring all of or a significant interest in CB from considering or proposing such an acquisition. See "THE MERGERS-- Stock Option Agreements."

                  INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, and IFC's management and the IFC Board, respectively, may be deemed to have certain interests in the IFC Merger that are in addition to their interests as stockholders of Pinnacle or IFC, as the case may be. The Pinnacle Board and the IFC Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement, the Stock Option Agreements, and the transactions contemplated thereby. Similarly, certain members of Pinnacle's management and the Pinnacle Board, and CB's management and the CB Board, respectively, may be deemed to have certain interests in the CB Merger that are in addition to their interests as stockholders of Pinnacle or CB, as the case may be. The Pinnacle Board and the CB Board were aware of these interests and considered them, among other matters, in approving the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

                  MANAGEMENT AND OPERATIONS AFTER THE MERGERS

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the combined operations have been designated by the Pinnacle Board, the IFC Board or the CB Board. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of additional executive officers of the combined corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Executive Officers."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS-- Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES


    Consummation of the IFC Merger is conditioned upon there being delivered opinions of counsel to Pinnacle and IFC, dated as of the IFC Effective Time, substantially to the effect that for Federal income tax purposes the IFC Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Based on such opinions, and among other things, no gain or loss will be recognized by Pinnacle or IFC, and no gain or loss will be recognized by stockholders of IFC who exchange their shares of IFC Common Stock solely for shares of Pinnacle Common Stock. Similarly, consummation of the CB Merger is conditioned upon there being delivered opinions of counsel to Pinnacle and CB, dated as of the CB Effective Time, substantially to the effect that for Federal income tax purposes the CB Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Based on such opinions, and among other things, no gain or loss will be recognized by Pinnacle or CB, and no gain or loss will be recognized by stockholders of CB who exchange their shares of CB Common Stock solely for shares of Pinnacle Common Stock (except with respect to cash received in lieu of a fractional share interest). See "THE MERGERS--Summary of the IFC Merger Agreement" and "--Summary of the CB Merger Agreement," and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."


                       ACQUISITION OF MACO BANCORP, INC.

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco Bancorp, Inc., a Delaware corporation and a registered savings and loan holding company ("Maco"), for aggregate consideration of $41.9 million (the "Purchase Price"), through the merger of Maco with and into Pinnacle (the "Maco Acquisition"). The Purchase Price, which was paid to Mr. Cyrus A. Ansary (who was then the sole stockholder of Maco), consisted of cash, a secured, short-term, interest bearing promissory note in the principal amount of $18.0 million (the "Acquisition Note"), and shares of Pinnacle Common Stock then valued at approximately $21.0 million. As a result of the Maco Acquisition, Pinnacle became the sole stockholder of First Federal Savings Bank of Indiana, a federal savings bank that was merged with and into Pinnacle Bank effective December 31, 1996 ("First Federal"), and Mr. Ansary became the largest single Pinnacle stockholder. Mr. Ansary currently holds approximately 19.9% of the shares of Pinnacle Common Stock outstanding. Upon consummation of both of the Mergers, Mr. Ansary will hold approximately 9.9% (assuming no outstanding stock options are exercised prior to the consummation of the Mergers) of the shares of Pinnacle Common Stock then outstanding. If only the IFC Merger is consummated, then Mr. Ansary will hold approximately 11.2% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the IFC Merger). If only the CB Merger is consummated, then Mr. Ansary will hold approximately 16.5% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the CB Merger).

    In connection with the Maco Acquisition, Mr. Ansary and Pinnacle entered into certain agreements, including a Standstill Agreement dated as of December 1, 1995 (the "Standstill Agreement"). The Standstill Agreement obligates Mr. Ansary, through December 31, 1999 (unless it is sooner terminated) to vote all Pinnacle voting securities of which he is the beneficial owner in accordance with the written directions of Pinnacle's management. Pursuant to the Standstill Agreement, Mr. Ansary has been instructed to vote all shares of Pinnacle Common Stock beneficially owned by him in favor of each of the Merger Proposals.

    The Standstill Agreement provides that certain limitations imposed by it on Mr. Ansary's beneficial ownership of Pinnacle Common Stock will terminate if, among other things, the aggregate percentage of voting securities of Pinnacle beneficially owned by the directors of Pinnacle as a group declines by more than one-third from the aggregate percentage so held as of the date of the Maco Acquisition. Consummation of the IFC Merger alone, as well as consummation of both of the Mergers together, will cause such aggregate percentage to decline by more than one-third. However, consummation of the CB Merger alone will NOT cause such aggregate percentage to decline by more than one-third. Accordingly, the foregoing limitations will terminate upon consummation of either the IFC Merger alone or both of the Mergers together, but they will NOT terminate upon consummation of the CB Merger alone. See "ACQUISITION OF MACO BANCORP, INC."

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    The rights of stockholders of IFC are currently governed by the Certificate of Incorporation and
By-laws of IFC, the IFC Rights Agreement and the DGCL. Upon consummation of the IFC Merger, IFC stockholders who receive shares of Pinnacle Common Stock in the IFC Merger will become stockholders of Pinnacle, and their rights will be governed by the Restated Articles of Incorporation and By-laws of Pinnacle and the MBCA. Similarly, the rights of stockholders of CB are currently governed by the Certificate of Incorporation and By-laws of CB and the DGCL. Upon consummation of the CB Merger, CB stockholders who receive shares of Pinnacle Common Stock in the CB Merger will become stockholders of Pinnacle, and their rights will be governed by the Restated Articles of Incorporation and By-laws of Pinnacle and the MBCA. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                   DATA OF PINNACLE FINANCIAL SERVICES, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


    The following table presents certain condensed consolidated historical financial and operating data of Pinnacle for each of the years in the five year period ended December 31, 1996 and for each of the three month periods ended March 31, 1997 and 1996. The following table should be read in conjunction with the consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." In the opinion of management of Pinnacle, the data presented for the three month periods ended March 31, 1997 and 1996 reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole.



                                                                      AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                                1996       1995       1994       1993       1992
                                      AT OR FOR THE THREE     ---------  ---------  ---------  ---------  ---------
                                          MONTHS ENDED
                                           MARCH 31,
                                    ------------------------
                                       1997         1996
                                    -----------  -----------
                                    (UNAUDITED)  (UNAUDITED)
STATEMENT OF INCOME:
  Interest income.................   $  20,065    $  17,158   $  73,969  $  37,495  $  28,968  $  29,349  $  26,249
  Interest expense................      11,015        9,289      39,693     18,151     11,862     12,420     12,587
  Net interest income.............       9,050        7,869      34,276     19,344     17,106     16,929     13,662
  Provision for loan losses.......         235           80         375        225        125        360      1,094
  Noninterest income..............       1,891        1,584       7,308      4,586      3,756      4,174      3,857
  Noninterest expense(1)..........       6,189        5,751      26,956     14,636     13,114     13,451     10,355
  Income before income tax........       4,517        3,622      14,253      9,069      7,623      7,292      6,070
  Provision for income tax........       1,547        1,178       5,101      2,610      2,333      2,255      1,792
  Extraordinary items/accounting
    changes.......................      --           --          --         --         --         --         --
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
  Net income......................   $   2,970    $   2,444   $   9,152  $   6,459  $   5,290  $   5,037  $   4,278
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                    -----------  -----------  ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:(2)
  Net income per share............   $    0.50    $    0.42   $    1.55  $    1.62  $    1.38  $    1.32  $    1.12
  Cash dividends declared per
    share.........................        0.24         0.19        0.82       0.76       0.62       0.53       0.48
  Book value per share............       12.59        12.51       13.06      12.75       9.20       8.86       7.98
  Tangible book value per share...       10.39         9.95       10.81      10.09       8.46       8.02       7.02
BALANCE SHEET DATA:
  Total assets....................   $1,097,791   $ 935,471   $1,069,121 $ 911,446  $ 409,438  $ 409,572  $ 394,880
  Loans...........................     615,024      543,142     609,564    518,459    290,330    264,010    262,623
  Allowance for loan losses.......       5,651        5,803       5,643      5,852      5,014      5,215      5,881
  Securities......................     412,925      332,826     372,157    287,532     91,533    119,889     96,080
  Deposits........................     757,922      716,659     761,269    703,100    352,037    363,014    352,319
  Stockholders' equity............      75,290       73,498      78,049     74,896     35,148     33,878     30,494
PERFORMANCE RATIOS:(3)
  Return on average assets(1).....        1.14%        1.05%       0.94%      1.36%      1.30%      1.27%      1.32%
  Return on average stockholders'
    equity(1).....................       15.62        13.03       12.34      15.91      15.40      15.77      14.73
  Net interest margin.............        3.73         3.68        3.79       4.43       4.61       4.67       4.69
  Non-interest income to average
    assets........................        0.72         0.68        0.75       0.96       0.92       1.05       1.19
  Non-interest expense to average
    assets(1).....................        2.36         2.48        2.76       3.07       3.22       3.39       3.19



CAPITAL:(4)
  Stockholders' equity to
    assets........................        6.68%        7.86%       7.30%      8.22%      8.58%      8.27%      7.72%
  Tier 1 capital to total
    assets........................        6.24         6.61        6.24       6.62       8.62       7.87       7.37
  Tier 1 capital to risk based
    assets........................       12.45        12.03       11.99      11.97      12.70      12.59      11.59


------------------------

(1) The amount shown for December 31, 1996 includes a $2.4 million one-time charge against financial institutions with deposits insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC").


(2) Per share data has been restated to reflect the two-for-one stock split effected in the form of a stock dividend in July, 1993.


(3) Performance ratios for the three months ended 3/31/97 and 3/31/96 are stated on an annualized basis.



(4) For definitions and further information relating to Pinnacle's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

       SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL AND OPERATING
                      DATA OF INDIANA FEDERAL CORPORATION
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


    The following table presents certain condensed consolidated historical financial and operating data of IFC for each of the years in the five year period ended December 31, 1996 and for each of the three month periods ended March 31, 1997 and 1996. The following table should be read in conjunction with the consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." In the opinion of management of IFC, the data presented for the three month periods ended March 31, 1997 and 1996 reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three month periods ended March 31, 1997 and 1996 are not necessarily indicative of results that may be expected for any other interim period or the year as a whole.


                                                                                         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                                                        ----------------------------------------
                                                                                            1996          1995          1994
                                                            AT OR FOR THE THREE MONTHS  ------------  ------------  ------------
                                                                 ENDED MARCH 31,
                                                            --------------------------
                                                                1997
                                                            ------------      1996
                                                            (UNAUDITED)   ------------
                                                                          (UNAUDITED)
CONSOLIDATED STATEMENT OF INCOME:
  Interest income.........................................  $    15,487   $    13,357   $     56,859  $     55,170  $     43,573
  Interest expense........................................        8,746         7,311         31,859        29,855        22,365
  Net interest income.....................................        6,741         6,046         25,000        25,315        21,208
  Provision for loan losses...............................          240            50          1,115           177           179
  Noninterest income......................................        1,826         1,050          4,350         4,679         4,471
  Noninterest expense(1)..................................        5,023         4,863         22,451        20,195        15,172
  Income before income tax................................        3,304         2,183          5,784         9,622        10,328
  Provision for income tax................................        1,024           546          1,161         2,318         3,066
  Extraordinary items/accounting changes..................      --            --             --            --            --
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................  $     2,280   $     1,637   $      4,623  $      7,304  $      7,262
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
PER SHARE DATA:(2)
  Net income per share....................................  $      0.47   $      0.34   $       0.96  $       1.51  $       1.50
  Cash dividends declared per share.......................         0.18          0.28           0.82          0.86          0.72
  Book value per share....................................        15.03         14.88          14.97         14.98         13.81
  Tangible book value per share...........................        14.12         13.82          14.02         13.89         13.11
BALANCE SHEET DATA:
  Total assets............................................  $   818,924   $   717,720   $    836,825  $    721,333  $    717,574
  Loans...................................................      620,966       532,955        629,042       529,348       518,272
  Allowance for loan losses...............................        6,908         6,640          7,458         6,655         6,101
  Securities..............................................      126,172        95,026        129,714        99,410       137,418
  Deposits................................................      550,389       546,880        569,078       532,896       510,475
  Stockholders' equity....................................       71,920        70,504         71,367        70,730        64,315
PERFORMANCE RATIOS:(3)
  Return on average assets(1).............................         1.10 %        0.91 %         0.61%         1.00%         1.19%
  Return on average stockholders' equity(1)...............        12.73          9.27           6.51         10.74         11.28
  Net interest margin.....................................         3.48          3.68           3.61          3.78          3.70
  Non-interest income to average assets...................         0.88          0.58           0.57          0.64          0.73
  Non-interest expense to average assets(1)...............         2.43          2.70           2.97          2.77          2.49
CAPITAL:(4)
  Stockholders' equity to assets..........................         8.78 %        9.82 %         8.53%         9.81%         8.96%
  Tier 1 capital to total assets..........................         8.38          9.18           7.99          9.05          8.84
  Tier 1 capital to risk based assets.....................        12.12         14.19          11.49         14.06         14.68


                                                                1993          1992
                                                            ------------  ------------

CONSOLIDATED STATEMENT OF INCOME:
  Interest income.........................................  $     46,744  $     47,533
  Interest expense........................................        25,888        27,588
  Net interest income.....................................        20,856        19,945
  Provision for loan losses...............................         1,097         1,395
  Noninterest income......................................         4,579         3,710
  Noninterest expense(1)..................................        13,678        12,388
  Income before income tax................................        10,660         9,872
  Provision for income tax................................         3,076         3,891
  Extraordinary items/accounting changes..................          (429)          250
                                                            ------------  ------------
  Net income..............................................  $      7,155  $      6,231
                                                            ------------  ------------
                                                            ------------  ------------
PER SHARE DATA:(2)
  Net income per share....................................  $       1.45  $       1.27
  Cash dividends declared per share.......................          0.53          0.40
  Book value per share....................................         13.54         12.65
  Tangible book value per share...........................         13.36         12.45
BALANCE SHEET DATA:
  Total assets............................................  $    639,148  $    602,377
  Loans...................................................       420,180       403,951
  Allowance for loan losses...............................         5,356         4,392
  Securities..............................................        92,367       154,698
  Deposits................................................       430,829       416,081
  Stockholders' equity....................................        63,090        59,816
PERFORMANCE RATIOS:(3)
  Return on average assets(1).............................          1.13%         1.08%
  Return on average stockholders' equity(1)...............         11.57         10.78
  Net interest margin.....................................          3.48          3.65
  Non-interest income to average assets...................          0.72          0.65
  Non-interest expense to average assets(1)...............          2.15          2.16
CAPITAL:(4)
  Stockholders' equity to assets..........................          9.87%         9.93%
  Tier 1 capital to total assets..........................          9.75          9.78
  Tier 1 capital to risk based assets.....................         17.03         15.96


------------------------------


(1) The amount shown for December 31, 1996 includes a $2.8 million one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.


(2) Per share data has been restated to reflect a three-for-two stock split effected in May 1994 and a four-for-three stock split effected in February 1993.


(3) Performance ratios for the three months ended 3/31/97 and 3/31/96 are stated on an annualized basis.



(4) For definitions and further information relating to IFC's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

              SUMMARY CONDENSED CONSOLIDATED HISTORICAL FINANCIAL
                     AND OPERATING DATA OF CB BANCORP, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table presents certain condensed consolidated historical financial and operating data of CB for each of the years in the five year period ended March 31, 1996 and for the nine month periods ended December 31, 1996 and 1995. The following table should be read in conjunction with the consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Pinnacle has been advised by CB that, in the opinion of management of CB, the data presented for the nine month periods ended December 31, 1996 and 1995 reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine month periods ended December 31, 1996 and 1995 are not necessarily indicative of results that may be expected for any other interim period or for the year as a whole.


                                                                                 AT OR FOR THE YEAR ENDED MARCH 31,
                                                                        -----------------------------------------------------
                                                                          1996       1995       1994       1993       1992
                                                 AT OR FOR THE NINE     ---------  ---------  ---------  ---------  ---------
                                               MONTHS ENDED DECEMBER
                                                        31,
                                              ------------------------
                                                              1995
                                                 1996      -----------
                                              -----------  (UNAUDITED)
                                              (UNAUDITED)
CONSOLIDATED SUMMARY OF INCOME:
  Interest income...........................   $  12,042    $  10,402   $  14,352  $   9,199  $  11,016  $  10,296  $  10,918
  Interest expense..........................       5,955        5,134       7,063      4,144      5,106      5,499      7,312
  Net interest income.......................       6,087        5,268       7,289      5,055      5,910      4,797      3,606
  Provision for loan losses.................         861          238       1,020         78        103        278         83
  Noninterest income........................       1,261          838       1,178        995      1,275        950        561
  Noninterest expense(1)....................       4,130        2,647       3,609      3,342      3,321      2,937      2,783
  Income before income tax..................       2,357        3,221       3,838      2,630      3,761      2,532      1,301
  Provision for income tax..................         791        1,246       1,380        970      1,406      1,060        477
  Extraordinary items/accounting changes....      --           --          --         --         --         --         --
                                              -----------  -----------  ---------  ---------  ---------  ---------  ---------
  Net income................................   $   1,566    $   1,975   $   2,458  $   1,660  $   2,355  $   1,472  $     824
                                              -----------  -----------  ---------  ---------  ---------  ---------  ---------
                                              -----------  -----------  ---------  ---------  ---------  ---------  ---------

PER SHARE DATA:(2)
  Net income per share......................   $    1.26    $    1.57   $    1.95  $    1.29  $    1.82  $     .28     --
  Cash dividends declared per share.........      --           --          --         --         --         --         --
  Book value per share......................       17.21        15.37       15.85      13.75      12.33      10.23     --
  Tangible book value per share.............       17.21        15.37       15.85      13.75      12.33      10.23     --

BALANCE SHEET DATA:
  Total assets..............................   $ 226,553    $ 199,103   $ 205,385  $ 143,344  $ 143,528  $ 137,533  $ 139,201
  Loans.....................................     194,052      164,693     173,160    111,969    112,692    110,177    114,634
  Allowance for loan losses.................       2,309          907       1,346        672        594        495        228
  Securities................................      18,578       17,889      19,190     20,160     20,371     16,167     14,928
  Deposits..................................     151,383      123,094     138,261    112,071    115,006    116,853    125,070
  Stockholders' equity......................      20,008       18,258      18,832     16,678     15,099     13,138      6,385

PERFORMANCE RATIOS:
  Return on average assets(1)...............        1.01%        1.53%       1.37%      1.25%      1.50%      1.11%      0.66%
  Return on average stockholders'
    equity(1)...............................       10.54        15.25       13.98      10.36      16.58      17.21      13.85
  Net interest margin.......................        4.27         4.30        4.33       4.12       3.96       3.80       3.04
  Non-interest income to average
    assets(1)...............................         .81          .65        0.66       0.75       0.81       0.71       0.45
  Non-interest expense to average assets....        2.66         2.06        2.01       2.53       2.11       2.21       2.21

CAPITAL:(3)
  Stockholders' equity to assets............        8.83%        9.17%       9.17%     11.63%     10.52%      9.55%      4.59%
  Tier 1 capital to total assets............        8.83         9.17        9.17      11.63      10.52       9.55       4.59
  Tier 1 capital to risk based assets.......       14.13        17.13       13.22      19.70      19.39      17.57       8.24


------------------------------

(1) The amount shown for 1996 includes a $736,000 one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

(2) Per share data have been restated to reflect the two-for-one stock split effected in the form of a stock dividend in February 1994 and net income per share reflects only net income earned subsequent to the December 1992 stock conversion.

(3) For definitions and further information relating to CB's regulatory capital requirements, see "CERTAIN REGULATORY CONSIDERATIONS--Capital."

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.


                                                      AT OR FOR THE THREE
                                                     MONTHS ENDED MARCH 31,  FOR THE YEAR ENDED DECEMBER 31,
                                                     ----------------------  --------------------------------
                                                        1997        1996        1996       1995       1994
                                                     ----------  ----------  ----------  ---------  ---------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income..................................  $   35,552  $   30,515  $  130,828  $  92,665  $  72,541
  Interest expense.................................      19,761      16,600      71,552     48,006     34,227
  Net interest income..............................      15,791      13,915      59,276     44,659     38,314
  Provision for loan losses........................         475         130       1,490        402        304
  Noninterest income...............................       3,717       2,634      11,658      9,265      8,227
  Noninterest expense(1)...........................      11,212      10,614      49,407     34,831     28,286
  Income before income tax expense.................       7,821       5,805      20,037     18,691     17,951
  Income tax expense...............................       2,571       1,724       6,262      4,928      5,399
  Extraordinary items/accounting changes                 --          --          --         --         --
  Net income.......................................       5,250       4,081      13,775     13,763     12,552
PER SHARE DATA:
  Net income per share (primary)...................  $     0.48  $     0.38  $     1.29  $    1.57  $    1.45
  Net income per share (fully diluted).............  $     0.48  $     0.38        1.29       1.57       1.45
  Cash dividends declared per share................  $     0.24  $     0.19        0.82       0.76       0.62
  Book value per share.............................       13.28
  Average common shares outstanding (primary)......  10,827,510  10,633,487  10,694,302  8,773,136  8,666,503
  Average common shares outstanding (fully
    diluted).......................................  10,838,288  10,654,872  10,713,711  8,804,284  8,670,390
BALANCE SHEET DATA:
  Total assets.....................................  $1,910,870
  Loans............................................   1,235,990
  Allowance for loan losses........................      12,559
  Securities.......................................     539,097
  Deposits.........................................   1,308,311
  Long-term debt...................................      --
  Stockholders' equity.............................     142,969


------------------------


(1) The amount shown for December 31, 1996 includes $5.2 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/ Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.


                                                               AT OR FOR THE THREE
                                                                   MONTHS ENDED
                                                                    MARCH 31,              FOR THE YEAR ENDED DECEMBER 31,(1)
                                                            --------------------------  ----------------------------------------
                                                                1997          1996          1996          1995          1994
                                                            ------------  ------------  ------------  ------------  ------------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income.........................................  $     24,424  $     21,108  $     89,961  $     50,322  $     38,102
  Interest expense........................................        13,194        11,218        47,576        24,380        15,973
  Net interest income.....................................        11,230         9,890        42,385        25,942        22,129
  Provision for loan losses...............................           565           862         2,018           482           203
  Noninterest income......................................         2,393         1,924         8,909         5,727         4,697
  Noninterest expense(2)..................................         7,405         6,713        32,048        18,123        16,454
  Income before income tax expense........................         5,653         4,239        17,228        13,064        10,169
  Income tax expense......................................         1,937         1,312         6,027         4,150         3,254
  Extraordinary items/accounting changes..................       --            --            --            --            --
  Net income..............................................         3,716         2,927        11,201         8,914         6,915
PER SHARE DATA:
  Net income per share (primary)..........................  $       0.49  $       0.39  $       1.49  $       1.58  $       1.26
  Net income per share (fully diluted)....................          0.49          0.39          1.49          1.58          1.26
  Cash dividends declared per share.......................          0.24          0.19          0.82          0.76          0.62
  Book value per share....................................         12.53
  Average common shares outstanding (primary).............     7,566,956     7,495,156     7,504,112     5,636,634     5,498,235
  Average common shares outstanding (fully diluted).......     7,566,956     7,495,156     7,504,112     5,636,634     5,498,235



BALANCE SHEET DATA:
  Total assets............................................  $  1,324,209
  Loans...................................................       798,013
  Allowance for loan losses...............................         7,859
  Securities..............................................       430,648
  Deposits................................................       908,517
  Long-term debt..........................................       --
  Stockholders' equity....................................        94,809


------------------------

(1) Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.


(2) The amount shown for December 31, 1996 includes $3.2 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

            SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
            AND OPERATING DATA OF PINNACLE FINANCIAL SERVICES, INC.,
               INDIANA FEDERAL CORPORATION, AND CB BANCORP, INC.
   (DOLLARS IN THOUSANDS, EXCEPT OPERATING DATA AND PER SHARE DOLLAR AMOUNTS)

    The following table sets forth certain unaudited pro forma condensed combined financial and operating data for Pinnacle giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had occurred as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and the consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED FINANCIAL INFORMATION." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring, they have not been reflected in the pro forma combined statements of income. See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements." The pro forma financial data do not give effect to the anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.


                                             FOR THE THREE MONTHS ENDED
                                                     MARCH 31,              FOR THE YEAR ENDED DECEMBER 31,(1)
                                             --------------------------  ----------------------------------------
                                                 1997          1996          1996          1995          1994
                                             ------------  ------------  ------------  ------------  ------------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income..........................  $     39,911  $     34,465  $    146,820  $    105,492  $     81,675
  Interest expense.........................        21,940        18,529        79,435        54,235        38,338
  Net interest income......................        17,971        15,936        67,385        51,257        43,337
  Provision for loan losses................           605           912         3,133           659           382
  Noninterest income.......................         4,219         2,974        13,259        10,406         9,168
  Noninterest expense(2)...................        12,428        11,576        54,499        38,318        31,626
  Income before income tax expense.........         8,957         6,422        23,012        22,686        20,497
  Income tax expense.......................         2,961         1,858         7,188         6,468         6,320
  Extraordinary items/accounting changes...       --            --            --            --            --
  Net income(2)............................         5,996         4,564        15,824        16,218        14,177

PER SHARE DATA:
  Net income per share (primary)...........  $       0.48  $       0.37  $       1.29  $       1.56  $       1.37
  Net income per share (fully diluted).....          0.48          0.37          1.28          1.55          1.37
  Cash dividends declared per share........          0.24          0.19          0.82          0.76          0.62
  Book value per share.....................         13.15                       13.28
  Average common shares outstanding
    (primary)..............................    12,415,826    12,255,285    12,298,961    10,413,633    10,342,834
  Average common shares outstanding (fully
    diluted)...............................    12,426,604    12,276,670    12,318,370    10,444,781    10,346,721



BALANCE SHEET DATA:
  Total assets..............................   2,137,288
  Loans.....................................   1,418,979
  Allowance for loan losses.................      14,767
  Securities................................     556,820
  Deposits..................................   1,458,906
  Long-term debt............................      --
  Stockholders' equity......................     162,488


------------------------
(1) Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.


(2) The amount shown for December 31, 1996 includes $6.0 million as a result of the assessment of a one-time charge against financial institutions with deposits insured by the SAIF of the FDIC.

                       PINNACLE FINANCIAL SERVICES, INC.
                          INDIANA FEDERAL CORPORATION
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock and IFC Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."


                                                            AT OR FOR THE THREE MONTHS
                                                                 ENDED MARCH 31,                YEAR ENDED DECEMBER 31,
                                                            --------------------------  ----------------------------------------
                                                                1997          1996          1996          1995          1994
                                                            ------------  ------------  ------------  ------------  ------------
PINNACLE COMMON STOCK
  Earnings per share(1)
    Historical............................................  $       0.50  $       0.42  $       1.55  $       1.62  $       1.38
    Pro forma(2)..........................................          0.48          0.38          1.29          1.57          1.45
  Cash dividends declared per share
    Historical............................................          0.24          0.19          0.82          0.76          0.62
  Book value per share--end of period
    Historical............................................         12.59         12.51         13.06         12.75          9.20
    Pro forma(3)..........................................         13.28         13.17         13.51         13.35         11.23
IFC COMMON STOCK
  Earnings per share(1)
    Historical............................................  $       0.47  $       0.34  $       0.96  $       1.51  $       1.50
    Equivalent pro forma(2)(4)............................          0.48          0.38          1.29          1.57          1.45
  Cash dividends declared per share
    Historical............................................          0.18          0.28          0.82          0.86          0.72
    Equivalent pro forma(3)(4)............................          0.24          0.19          0.82          0.76          0.62
  Book value per share--end of period
    Historical............................................         15.03         14.88         14.97         14.98         13.81
    Equivalent pro forma(3)(4)............................         13.28         13.17         13.51         13.35         11.23


------------------------

(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or IFC Common Stock subsequent to the stated period.

(2) Gives effect to the IFC Merger as if it had occurred at the beginning of each period presented.


(3) Gives effect to the IFC Merger as if it had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $4.2 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements."


(4) Equivalent pro forma amounts have been calculated using the IFC Exchange Ratio.

                       PINNACLE FINANCIAL SERVICES, INC.
                                CB BANCORP, INC.
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock and CB Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."


                                                                   AT OR FOR THE THREE
                                                                    MONTHS ENDED MARCH
                                                                           31,               YEAR ENDED DECEMBER 31,
                                                                   --------------------  -------------------------------
                                                                     1997       1996       1996       1995       1994
                                                                   ---------  ---------  ---------  ---------  ---------
PINNACLE COMMON STOCK
Earnings per share(1)
  Historical.....................................................  $    0.50  $    0.42  $    1.55  $    1.62  $    1.38
  Pro forma(2)...................................................       0.49       0.39       1.49       1.58       1.26
Cash dividends declared per share................................
  Historical.....................................................       0.24       0.19       0.82       0.76       0.62
Book value per share--end of period
  Historical.....................................................      12.59      12.51      13.06      12.75       9.20
  Pro forma(3)...................................................      12.53      12.15      12.79      11.99       8.91
CB COMMON STOCK
Earnings per share(1)
  Historical.....................................................  $    0.60  $    0.38  $    1.64  $    1.94  $    1.26
  Equivalent pro forma(2)(4).....................................       0.63       0.50       1.91       2.02       1.61
Cash dividends declared per share
  Historical.....................................................     --         --         --         --         --
  Equivalent pro forma(3)(4).....................................       0.30       0.24       1.05       0.97       0.79
Book value per share--end of period
  Historical.....................................................      17.93      15.85      17.21      15.37      13.31
  Equivalent pro forma(3)(4).....................................      16.02      15.53      16.35      15.33      11.39


------------------------

(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or CB Common Stock subsequent to the stated period.

(2) Gives effect to the CB Merger as if it had occurred at the beginning of each period presented.


(3) Gives effect to the CB Merger as if it had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $1.3 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements."


(4) Equivalent pro forma amounts have been calculated assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an Average Price for Pinnacle Common Stock of $27.375.

                       PINNACLE FINANCIAL SERVICES, INC.
                          INDIANA FEDERAL CORPORATION
                                CB BANCORP, INC.
                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    The following table sets forth for Pinnacle Common Stock, IFC Common Stock and CB Common Stock certain historical, pro forma and pro forma equivalent per share financial information. The pro forma data do not give effect to the anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future. The information presented herein should be read in conjunction with the unaudited pro forma combined financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement/Prospectus. See "PRO FORMA COMBINED FINANCIAL INFORMATION."


                                                                       AT OR FOR THE THREE
                                                                        MONTHS ENDED MARCH       YEAR ENDED DECEMBER 31,
                                                                               31,
                                                                       --------------------  -------------------------------
                                                                         1997       1996       1996       1995       1994
                                                                       ---------  ---------  ---------  ---------  ---------
PINNACLE COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.50  $    0.42  $    1.55  $    1.62  $    1.38
    Pro forma(2).....................................................       0.48       0.37       1.29       1.56       1.37
  Cash dividends declared per share
    Historical.......................................................       0.24       0.19       0.82       0.76       0.62
  Book value per share--end of period
    Historical.......................................................      12.59      12.51      13.06      12.75       9.20
    Pro forma(3).....................................................      13.15      12.86      13.28      12.80      10.74
IFC COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.47  $    0.34  $    0.96  $    1.51  $    1.50
    Equivalent pro forma(2)(4).......................................       0.48       0.37       1.29       1.56       1.37
  Cash dividends declared per share
    Historical.......................................................       0.18       0.28       0.82       0.86       0.72
    Equivalent pro forma(3)(4).......................................       0.24       0.19       0.82       0.76       0.62
  Book value per share--end of period
    Historical.......................................................      15.03      14.88      14.97      14.98      13.81
    Equivalent pro forma(3)(4).......................................      13.15      12.86      13.28      12.80      10.74
CB COMMON STOCK
  Earnings per share(1)
    Historical.......................................................  $    0.60  $    0.38  $    1.64  $    1.94  $    1.26
    Equivalent pro forma(2)(4).......................................       0.61       0.47       1.65       1.99       1.75
  Cash dividends declared per share
    Historical.......................................................     --         --         --         --         --
    Equivalent pro forma(3)(4).......................................       0.30       0.24       1.05       0.97       0.79
  Book value per share--end of period
    Historical.......................................................      17.93      15.85      17.21      15.37      13.31
    Equivalent pro forma(3)(4).......................................      16.81      16.44      16.98      16.36      13.73


------------------------
(1) Earnings per share have been calculated using income from continuing operations. In calculating pro forma earnings per share, no adjustments have been made to reflect the effect of repurchases of Pinnacle Common Stock or IFC Common Stock or CB Common Stock subsequent to the stated period.

(2) Gives effect to each of the Mergers as if they had occurred at the beginning of each period presented.


(3) Gives effect to each of the Mergers as if they had occurred at the end of the period. The March 31, 1997 pro forma book value per share includes the after-tax impact of the expected one time merger and restructuring charges of approximately $5.5 million (after-tax). See "PRO FORMA COMBINED FINANCIAL INFORMATION--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements."


(4) Equivalent pro forma amounts for IFC have been calculated using the IFC Exchange Ratio. Equivalent pro forma amounts for CB have been calculated assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an Average Price for Pinnacle Common Stock of $27.375.

                            COMPARATIVE STOCK PRICES

    Pinnacle Common Stock and IFC Common Stock are traded on the Nasdaq National Market and CB Common Stock is traded on the Nasdaq Small-Cap Market. Pinnacle Common Stock is listed under the symbol "PNFI," IFC Common Stock is listed under the symbol "IFSL" and CB Common Stock is listed under the symbol "CBCO." If the IFC Merger is consummated, IFC Common Stock will cease to be listed on the Nasdaq National Market and public trading of such shares will cease. If the CB Merger is consummated, CB Common Stock will cease to be listed on the Nasdaq Small-Cap Market and public trading of such shares will cease. Although transactions in Pinnacle Common Stock have been, and are expected to continue to be, facilitated by market-makers (including ABN AMRO Chicago Corporation), there can be no assurance that an established or liquid trading market in Pinnacle Common Stock will continue. The following table sets forth, for the periods indicated, the high and low sale prices per share of Pinnacle Common Stock and IFC Common Stock, as reported by the Nasdaq National Market, and the high and low sale prices per share of CB Common Stock, as reported by the Nasdaq Small-Cap Market. The information with respect to such quotations was obtained from the National Association of Securities Dealers, Inc. Such information reflects interdealer prices, without retail markup, markdown, or commission, and may not represent actual transactions.


                                                    PINNACLE                IFC                    CB
                                                  COMMON STOCK          COMMON STOCK          COMMON STOCK
                                              --------------------  --------------------  --------------------
                                                HIGH        LOW       HIGH        LOW       HIGH        LOW
                                              ---------  ---------  ---------  ---------  ---------  ---------

1995  First Quarter....................... .  $   17.50  $   15.00  $   18.00  $   15.50  $   12.25  $   10.75
      Second Quarter........................      17.75      15.75      17.75      16.00      13.50      12.25
      Third Quarter.........................      17.50      15.50      18.75      16.50      15.75      12.75
      Fourth Quarter........................      18.50      16.50      21.25      17.75      18.50      15.50

1996  First Quarter.........................      20.50      18.25      21.50      18.50      19.75      17.25
      Second Quarter........................      21.75      20.00      21.50      16.25      18.25      16.25
      Third Quarter.........................      24.75      19.50      21.00      18.25      20.75      17.00
      Fourth Quarter........................      25.00      23.25      23.00      19.50      25.50      19.75

1997  First Quarter.........................      28.00      23.25      27.25     22.375      34.25      23.75
      Second Quarter (through May   ,
        1997)............................. .


    On November 13, 1996, the last trading day before the announcement of the execution of the IFC Merger Agreement, the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were $24.75 and $19.50 (or approximately $24.75 per share of IFC Common Stock on an equivalent pro forma per share basis), respectively. On February 28, 1997, the last trading day before the announcement of the execution of the CB Merger Agreement, the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were $27.75 and $26.25 (or approximately $27.75 per share of IFC Common Stock on an equivalent pro forma per share basis), respectively, and the last sales price for CB Common Stock as reported on the Nasdaq Small-Cap Market was $28.625 per share (or approximately $33.49 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger; or approximately $42.23 per share of CB Common Stock on an equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger).


    On May   , 1997 (the last practicable date prior to the mailing of this
Joint Proxy Statement/ Prospectus), the last sales prices of Pinnacle Common Stock and IFC Common Stock as reported on the Nasdaq National Market were
$      and $      (or approximately $      per share of IFC Common

Stock on an equivalent pro forma per share basis), respectively, and the last sales price for CB Common Stock as reported by Nasdaq Small-Cap Market was
$      per share (or approximately $      per share of CB Common Stock on an
equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in
the CB Merger; or approximately $      per share of CB Common Stock on an
equivalent pro forma per share basis, assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger).

    IFC STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PINNACLE COMMON STOCK AND THE IFC COMMON STOCK. CB STOCKHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE PINNACLE COMMON STOCK AND THE CB COMMON STOCK. NO ASSURANCE CAN BE GIVEN CONCERNING THE MARKET PRICE OF THE PINNACLE COMMON STOCK BEFORE OR AFTER THE DATE OR DATES ON WHICH ANY OF THE MERGERS ARE CONSUMMATED. THE MARKET PRICE OF THE PINNACLE COMMON STOCK WILL FLUCTUATE BETWEEN THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DATE OR DATES ON WHICH THE MERGERS ARE CONSUMMATED AND THEREAFTER. BECAUSE THE IFC EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF THE PINNACLE COMMON STOCK IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF IFC COMMON STOCK WILL RECEIVE IN THE IFC MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE IFC MERGER. BECAUSE THE CB EXCHANGE RATIO WILL FLUCTUATE WITH THE MARKET PRICE OF PINNACLE COMMON STOCK AS LONG AS THE AVERAGE PRICE OF THE PINNACLE COMMON STOCK REMAINS BETWEEN $23.01 AND $28.99, THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF CB COMMON STOCK WILL RECEIVE IN THE CB MERGER WILL BE $35.00 PER SHARE AT THE TIME THE AVERAGE PRICE IS CALCULATED, BUT COULD FLUCTUATE THEREAFTER, INCLUDING FOLLOWING THE CONSUMMATION OF THE CB MERGER. IF, HOWEVER, THE AVERAGE PRICE WERE TO BE $29.00 OR HIGHER OR $23.00 OR LOWER, THE CB EXCHANGE RATIO WOULD BE FIXED AND THE VALUE OF THE SHARES OF PINNACLE COMMON STOCK THAT HOLDERS OF CB COMMON STOCK WILL RECEIVE IN THE CB MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE CB MERGER AS THE MARKET PRICE FLUCTUATES. SEE "THE MERGERS--MERGER CONSIDERATION."


    On May   , 1997, there were approximately      holders of record of the
Pinnacle Common Stock, approximately      holders of record of the IFC Common
Stock, and approximately       holders of record of CB Common Stock.

                                 THE COMPANIES

PINNACLE FINANCIAL SERVICES, INC.

    Pinnacle Financial Services, Inc. is a registered bank holding company that was organized under the laws of the State of Michigan in 1986 in connection with the June 30, 1986 reorganization of Pinnacle Bank (then known as "Peoples State Bank of St. Joseph") into a wholly-owned subsidiary of Pinnacle.

    Pinnacle is one of the leading community-banking institutions in southwestern Michigan and northern Indiana. Through its wholly-owned subsidiary, Pinnacle Bank, Pinnacle offers financial service products which include domestic banking services such as consumer, commercial and real estate loans, personal and business checking accounts, savings accounts, time deposits, safe deposit services, cash management services, and transmission of funds, as well as trust and other fiduciary services, full-service brokerage services and insurance products. Commercial customers include retailers, commercial developers, professionals, and small manufacturers. Retail banking and thrift customers cover a broad spectrum with focus on providing personalized, high quality and comprehensive service in order to develop and maintain long-term, multiple account relationships with customers.

    Pinnacle Bank, which is headquartered in St. Joseph, Michigan, has two subsidiaries: Starke's, Inc., an insurance agency, and Brookview Real Estate, Ltd., a real estate development company. Pinnacle Bank currently operates through 16 branch offices located throughout southwestern Michigan, 14 branch offices located throughout northern Indiana, and two loan production offices that are located in Merrillville and Indianapolis, Indiana, respectively. Pinnacle Bank focuses on providing personalized, high quality and comprehensive service in order to develop and maintain long-term, multiple account relationships with customers.

    Pinnacle's market, which is adjacent to metropolitan Chicago, Illinois and is bisected by Interstate 94 (the primary highway between Chicago and Detroit), currently consists of northern Indiana and southwestern Michigan. The region's location has facilitated the development of a diverse economy based primarily on manufacturing, service and agriculture. The region's proximity to Chicago and the southeastern expansion of metropolitan Chicago into Lake County, Indiana, have led to significant commercial and residential development and a strong second- home housing market. The region's popularity as a year-round recreational area also has led to tourism-driven economic growth.


    Pinnacle had $1.1 billion in total assets as of March 31, 1997 and December 31, 1996. Pinnacle returned 1.14% on average assets for the three months ended March 31, 1997 and .94% on average assets for the year ended December 31, 1996. This compares to 1.05% for the three months ended March 31, 1996 and to 1.36%, 1.30% and 1.27% for each of the years in the three year period ended December 31, 1995. For the three months ended March 31, 1997, Pinnacle's return on average equity was 15.62%. For the year ended December 31, 1996, Pinnacle's return on average equity was 12.34%. Annual returns on average equity since 1993 have ranged from 15.40% to 15.91%.



    Pinnacle believes its success is in part attributable to a growth strategy that, since the beginning of 1993, has (i) increased assets by more than 171% (with total assets growing to $1.1 billion by March 31, 1997), and (ii) increased net loans by more than 134% (with total loans growing to approximately $615.0 million at March 31, 1997). Pinnacle's loan to deposit ratio was approximately 81.1% at March 31, 1997 and approximately 80.1% at December 31, 1996. Pinnacle's growth has been generated internally through customer retention and cross-selling programs and externally through acquisitions. Since 1988, Pinnacle has consummated five acquisitions, two of which involved thrifts.


    Pinnacle's executive offices are located at 830 Pleasant Street, St. Joseph, Michigan 49085, and its telephone number is (616) 983-6311.

    For additional information concerning Pinnacle, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

INDIANA FEDERAL CORPORATION

    Indiana Federal Corporation is a registered savings and loan holding company organized under the laws of the State of Delaware in 1988. IFC's principal operating subsidiary is IndFed Bank. IndFed Bank was organized in 1887 and has operated as a federally-chartered savings and loan association since 1934.


    IndFed Bank is principally engaged in the business of attracting savings deposits from the general public and investing these funds, together with borrowings and other funds, to originate one- to four-family residential real estate loans, consumer loans, income-producing property loans, commercial business loans and agricultural real estate and operating loans. IndFed Bank conducts its activities from a network of 16 full service offices located in Valparaiso and other northwest Indiana communities. IndFed Bank also operates three loan production offices in Highland, Mishawaka, and Valparaiso, Indiana. Based on IndFed Bank's total assets of $819 million at March 31, 1997, IndFed Bank is the third largest thrift institution headquartered in Indiana. IndFed Bank is a member of the Federal Home Loan Bank System and a stockholder in the Federal Home Loan Bank of Indianapolis.


    On December 12, 1994, IFC completed the acquisition of American Bancorp, Inc. ("ABI"), and its wholly-owned subsidiary, American State Bank ("American"), a commercial bank organized under the laws of the State of Indiana. Upon acquisition, ABI was merged into IFC and American was merged into IndFed Bank. On January 31, 1995, IFC completed the acquisition of NCB Corp. ("NCB"), and its wholly owned subsidiary NorCen Bank ("NorCen"), an Indiana state chartered savings bank, located in Culver, Indiana. Similarly, upon acquisition, NCB was merged into IFC and NorCen was merged into IndFed Bank.

    IFC's executive offices are located at 56 Washington Street, Valparaiso, Indiana 46383, and its telephone number is (219) 465-6607.

    For additional information concerning IFC, see "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

CB BANCORP, INC.

    CB Bancorp, Inc. is a registered savings and loan holding company organized under the laws of the State of Delaware in 1992. CB's principal operating subsidiary is Community Bank, a federal savings bank. Community Bank was organized in 1926 as an Indiana chartered building and loan association and later converted to a federal charter. Community Bank became a federally chartered capital stock savings bank on December 23, 1992.

    CB's executive offices are located at 126 E. Fourth Street, Michigan City, Indiana. Community Bank also conducts business out of its two full service branch offices located in Michigan City and LaPorte, Indiana and a loan production/mortgage banking office in the Merrillville, Indiana. Community Bank's deposit-gathering base is concentrated in the communities surrounding its offices as well as nationally through certificates of deposits to fund its mortgage loan reverse repurchase program (the "CB Mortgage Loan Program"). The CB Mortgage Loan Program is designed to provide financing for the mortgage banking activities of the participants and to provide CB with a relatively high yield short-term investment vehicle that allows CB to better manage its interest rate risk. The CB Mortgage Loan Program allows for CB to invest in mortgage loans nationally on a short-term basis, that is, until such loans are sold into the secondary market, while its lending base extends throughout LaPorte and contiguous counties.

    For additional information concerning CB Bancorp, See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "ANNEX A--CB BANCORP, INC. ANNUAL REPORT TO SECURITYHOLDERS FOR THE FISCAL YEAR ENDED MARCH 31, 1996" and "ANNEX B--CB BANCORP, INC. QUARTERLY REPORT ON FORM 10-QSB FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1996."

                      CB BANCORP, INC. RECENT DEVELOPMENTS



    Summary financial information for the quarter and year ended March 31, 1997 and the comparable period ended March 31, 1996, is set forth below. Although such financial information is unaudited, the management of CB believes it includes all adjustments necessary to fairly present the operational results of CB for the periods presented. Following each table of summary financial information is an analysis of certain elements affecting operational results for the periods presented.



                                                                      AT OR FOR THE THREE
                                                                          MONTHS ENDED        AT OR FOR THE YEAR
                                                                           MARCH 31,           ENDED MARCH 31,
                                                                     ----------------------  --------------------
                                                                        1997        1996       1997       1996
                                                                     ----------  ----------  ---------  ---------
CONSOLIDATED SUMMARY OF INCOME:
  Interest income..................................................  $    4,359  $    3,950  $  16,401  $  14,352
  Interest expense.................................................       2,179       1,929      8,134      7,063
  Net interest income..............................................       2,180       2,021      8,267      7,289
  Provision for loan losses........................................         330         782      1,191      1,020
  Noninterest income...............................................         502         340      1,763      1,173
  Noninterest expense(1)...........................................       1,216         962      5,346      3,938
  Income before income tax.........................................       1,136         617      3,493      3,939
  Provision for income tax.........................................         390         134      1,181      1,380
  Extraordinary items/accounting changes...........................      --          --         --         --
  Net income.......................................................         746         483      2,312      2,458

PER SHARE DATA:(2)
  Net income per share.............................................  $     0.60  $     0.38  $    1.86  $    1.95
  Cash dividends declared per share................................        0.00        0.00       0.00       0.00
  Book value per share.............................................       17.93       15.85      17.93      15.85
  Tangible book value per share....................................       17.93       15.85      17.93      15.85

BALANCE SHEET DATA:
  Total assets.....................................................  $  227,918  $  205,385
  Loans............................................................     182,989     173,160
  Allowance for loan losses........................................       2,208       1,346
  Securities.......................................................      17,723      19,190
  Deposits.........................................................     150,595     138,261
  Stockholders' equity.............................................      20,839      18,832

PERFORMANCE RATIONS:
  Return on average assets(1)......................................        1.39%       0.96%
  Return on average stockholders' equity(1)........................       14.71       10.44
  Net interest margin..............................................        4.32        4.34
  Non-interest income to average assets(1).........................        0.94        0.67
  Non-interest expense to average assets...........................        2.27        1.91

CAPITAL:(3)
  Stockholders' equity to assets...................................        9.14%       9.17%
  Tier 1 capital to total assets...................................        8.08        7.82
  Tier 1 capital to risk based assets..............................       14.85       15.35



CB's net income for its fiscal year ended March 31, 1997 ("FY 1997") was $2.3 million, or $200,000 and 8% less than the $2.5 million earned during its fiscal year ended March 31, 1996 ("FY 1996"). On a per share basis, net income was $1.86 in FY 1997 as compared to $1.95 in FY 1996. CB's return on average assets was 1.13% for FY 1997 and its return on average stockholders' equity was 11.82% for FY 1997.

    The most significant factor influencing CB's profitability in FY 1997, as compared to FY 1996, was a $1.7 million increase in noninterest expense. This 47% increase resulted primarily from a non-recurring pre-tax charge of $723,000 resulting from legislation signed into law on September 30, 1996 to recapitalize the Federal Deposit Insurance Corporation's Savings Association Insurance Fund, increased personnel and occupancy expense related to CB's newly established mortgage banking division and increased professional expenses related to the pending merger. It also offset a $1.0 million increase in net interest income in FY 1997 as compared to FY 1996. This increase in net interest income in FY 1997 is attributable to an increase in activity in CB's Mortgage Loan Program. CB's outstanding investment in the CB Mortgage Loan Program increased $11.6 milion or 14.5% to $91.7 million at March 31, 1997 from $80.0 million at March 31, 1996.



    CB's net income for the fourth quarter of FY 1997 was $746,000, a 54.5% increase over the $483,000 earned in the fourth quarter of FY 1996. The most significant factors influencing CB's profitability in the fourth quarter of FY 1997, as compared to FY 1996, were a $159,000 increase in net interest income and a $452,000 decrease in the provision for loan losses. The increase in net interest income reflects an increase in activity in the CB Mortgage Loan Program. The decrease in the provision for loan losses reflects management's review of the current level of CB's loan loss allowances in reflection to the amount, types and quality of loans in its portfolio with consideration given to economic conditions.



    CB's total assets were $227.9 million at March 31, 1997, or $22.5 million and 11.0% greater than its total assets at March 31, 1996. Loans at March 31, 1997, totaled $183.0 million, an increase of $9.8 million or 5.7% over loans outstanding at March 31, 1996. CB's allowance for loan losses increased $862,000, or 64% to $2.2 million at March 31, 1997. This increase in the allowance for loan losses reflects an increase in the level of non-performing assets. Total non-performing assets increased $3.9 million or 129.1% to $6.9 million at March 31, 1997 from $3.0 million at March 31, 1996. Included in non-performing assets are $6.2 million in impaired loans for which $771,000 of the allowance for loan losses has been specifically allocated. Impaired loans include 62 single family construction loans, all located in the state of Indiana with a total balance outstanding of $4.3 million and total unfunded commitments of $2.6 million. Seventeen of these loans have an outstanding balance of $823,000 and are to a single builder. CB has allocated $442,000 of the allowance for loan losses to these loans. Thirty-nine of these loans totaling $2.3 million are outstanding to two affiliated entities, one of which is in bankruptcy. The Company has allocated $116,000 of the allowance for loan losses to these loans. Also included in impaired loans are $1.3 million in principal due CB on four pools of small business equipment leases that were acquired through contractual relationships entered into with Bennett Funding Group, Inc. and its affiliate Aloha Capital Corporation (formerly known as Bennett Leasing Corporation). The outstanding balance reflects a charge-off of $329,000 on the original balance of $1.6 million based on an anticipated recovery of approximately 80% of the original balance.



    At March 31, 1997, CB's total deposits were $150.6 million and its stockholders' equity was $20.8 million. At March 31, 1996, CB's total deposits were $138.3 million and its stockholders' equity was $18.8 million. The increase in total deposits primarily reflects the increase in funding demands by the CB Mortgage Loan Program. The increase in stockholders' equity resulted from net income for the twelve months ended March 31, 1997, adjustments for CB's ESOP and management recognition and retention plans, the purchase and issuance of treasury stock and change and in unrealized net appreciation on securities available-for-sale.


                            THE STOCKHOLDER MEETINGS

MATTERS TO BE CONSIDERED

    PINNACLE. At the Pinnacle Annual Meeting, holders of Pinnacle Common Stock will be asked to elect eight directors of Pinnacle and to consider and vote upon two merger proposals. One of the merger proposals is a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14,

1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle). The second merger proposal is a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle). Pinnacle stockholders will also consider and vote upon such other matters as may properly be brought before the Pinnacle Annual Meeting.

    THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF IFC COMMON STOCK), AND FOR THE APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE CB MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF CB COMMON STOCK).

    IFC. At the IFC Annual Meeting, holders of IFC Common Stock will be asked to elect three directors of IFC, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of November 14, 1996, as amended by a First Amendment to Agreement and Plan of Merger dated as of February 27, 1997, between Pinnacle and IFC, and all of the transactions contemplated by the IFC Merger Agreement (including, without limitation, the merger of IFC with and into Pinnacle), and to ratify the appointment of Ernst & Young LLP as independent auditors of IFC. IFC stockholders will also consider and vote upon such other matters as may properly be brought before the IFC Annual Meeting.

    THE IFC BOARD RECOMMENDS THAT IFC STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE IFC BOARD NOMINEES AS DIRECTORS OF IFC, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE CONVERSION OF SHARES OF IFC COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK), AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF IFC.

    CB. At the CB Special Meeting, holders of CB Common Stock will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB, and all of the transactions contemplated by the CB Merger Agreement (including, without limitation, the merger of CB with and into Pinnacle, with Pinnacle being the surviving corporation). CB stockholders will also consider and vote upon such other matters as may properly be brought before the CB Special Meeting.

    THE CB BOARD RECOMMENDS THAT CB STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE CB MERGER AND OF THE CONVERSION OF SHARES OF CB COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK).

VOTES REQUIRED

    PINNACLE. On each matter submitted to the stockholders of Pinnacle, each outstanding share of Pinnacle Common Stock is entitled to one vote. Directors of Pinnacle will be elected by a plurality of the votes present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the election of directors. Approval of each of the Merger Proposals requires the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock. In all matters other than the election of directors and the Merger Proposals, the affirmative vote of the majority of shares present in person or represented by proxy at the Pinnacle Annual Meeting and entitled to vote on the matter will be the act of Pinnacle's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. Approval of the

CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger, and approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the Pinnacle Annual Meeting is May 6, 1997. Only Pinnacle stockholders at the close of business on such date are entitled to notice of, and to vote at, the Pinnacle Annual Meeting.



    As of May 6, 1997, directors and executive officers of Pinnacle and their affiliates were beneficial owners of 560,765, approximately 9.2%, of the outstanding shares of Pinnacle Common Stock (including 106,836 shares of Pinnacle Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of Pinnacle have indicated that they intend to vote all shares of Pinnacle Common Stock owned by them for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals. As of May 6, 1997, directors and executive officers of IFC and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. As of May 6, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of Pinnacle Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."



    As of May 6, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 299,975, or 5.0%, of the outstanding shares of Pinnacle Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of Pinnacle Common Stock as to which they have sole voting power for the election as directors of all of the Pinnacle Board Nominees and for the approval and adoption of each of the Merger Proposals, subject to the exercise of their fiduciary duties. As of May 6, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock. As of May 6, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of Pinnacle Common Stock.


    The affirmative vote of a majority of the shares represented at the Pinnacle Annual Meeting may authorize the adjournment of the Pinnacle Annual Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.


    IFC. On each matter submitted to the stockholders of IFC, each outstanding share of IFC Common Stock is entitled to one vote. Directors of IFC will be elected by a plurality of the votes present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the election of directors. Approval of the IFC Merger Proposal requires the affirmative vote of a majority of the outstanding shares of IFC Common Stock. In all matters other than the election of directors and the IFC Merger Proposal, the affirmative vote of the majority of shares present in person or represented by proxy at the IFC Annual Meeting and entitled to vote on the matter will be the act of IFC's stockholders. Approval of the IFC Merger Proposal by the requisite votes of Pinnacle stockholders and IFC stockholders is a condition to, and is required for, consummation of the IFC Merger. However, approval of the CB Merger Proposal by Pinnacle stockholders and CB stockholders is NOT a condition to, or required for, consummation of the IFC Merger. The record date for the IFC Annual Meeting is May 20, 1997. Only IFC stockholders at the close of business on such date are entitled to notice of, and to vote at, the IFC Annual Meeting.



    As of May 20, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 581,225, or 12.1%, of the outstanding shares of IFC Common Stock (including 126,451 shares of IFC Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of IFC have indicated that they intend to vote all shares of

IFC Common Stock owned by them for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. As of May 20, 1997, directors and executive officers of Pinnacle and their affiliates did not, beneficially or of record, own any of the outstanding shares of IFC Common Stock. As of May 20, 1997, directors and executive officers of CB and their affiliates did not own, beneficially or of record, any of the outstanding shares of IFC Common Stock. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Directors."



    As of May 20, 1997, IFC subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 177,796 (excluding 54,102 shares reported in the prior paragraph as owned by directors and executive officers of IFC and their affiliates), or 3.7%, of the outstanding shares of IFC Common Stock. Such IFC subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of May 20, 1997, Pinnacle subsidiaries had or shared the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, approximately 1,999, or less than .01%, of the outstanding shares of IFC Common Stock. Such Pinnacle subsidiaries have indicated that they currently intend to vote all shares of IFC Common Stock as to which they have sole voting power for the election as directors of all of the IFC Board Nominees, for the approval and adoption of the IFC Merger Proposal, and for the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC, subject to the exercise of their fiduciary duties. As of May 20, 1997 CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of IFC Common Stock.


    The affirmative vote of a majority of the shares represented at the IFC Annual Meeting may authorize the adjournment of the IFC Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.


    CB. Approval of the CB Merger Proposal requires the affirmative vote of a majority of the outstanding shares of CB Common Stock, with each such share entitled to one vote. Approval of the CB Merger Proposal by the requisite votes of Pinnacle stockholders and CB stockholders is a condition to, and is required for, consummation of the CB Merger. However, approval of the IFC Merger Proposal by Pinnacle stockholders and IFC stockholders is NOT a condition to, or required for, consummation of the CB Merger. The record date for the CB Special Meeting is May 6, 1997. Only CB stockholders at the close of business on such date are entitled to notice of, and to vote at, the CB Special Meeting.



    As of May 6, 1997, directors and executive officers of CB and their affiliates were beneficial owners of 207,965, or 16.9%, of the outstanding shares of CB Common Stock (including 67,294 shares of CB Common Stock which may be acquired upon the exercise of options which are exercisable within 60 days of such date). The directors and executive officers of CB have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal. As of May 6, 1997, directors and executive officers of Pinnacle and their affiliates did not own, beneficially or of record, any of the outstanding shares of CB Common Stock. As of May 6, 1997, directors and executive officers of IFC and their affiliates were beneficial owners of 670, or less than .01%, of the outstanding shares of CB Common Stock. The directors and executive officers of IFC have indicated that they intend to vote all shares of CB Common Stock owned by them for approval and adoption of the CB Merger Proposal.



    As of May 6, 1997, CB subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. Such CB subsidiaries have indicated that they currently intend to vote all shares of CB Common Stock as to which they have sole voting power for approval and adoption of the CB Merger Proposal, subject to the exercise of their fiduciary duties. As of May 6, 1997, Pinnacle subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock. As of May 6, 1997, IFC subsidiaries did not have or share the right to vote, as a consequence of shares held in a fiduciary capacity for third parties, any of the outstanding shares of CB Common Stock.


    The affirmative vote of a majority of the shares represented at the CB Special Meeting may authorize the adjournment of the CB Special Meeting; provided, however, that no proxy which was voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal.

VOTING OF PROXIES

    PINNACLE. Shares of Pinnacle Common Stock represented by properly executed proxies received at or prior to the Pinnacle Annual Meeting will be voted at the Pinnacle Annual Meeting in the manner specified by the holders of such shares. Properly executed Pinnacle proxies which do not contain voting instructions will be voted FOR the election as directors of all of the Pinnacle Board Nominees, FOR the IFC Merger Proposal, and FOR the CB Merger Proposal. Management of Pinnacle believes that brokers who hold shares of Pinnacle Common Stock for customers are NOT authorized to vote on the Merger Proposals without specific voting instructions as to such proposal (a "broker nonvote"). Moreover, solely for purposes of determining whether the Merger Proposals have received the vote of Pinnacle stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" each of the Merger Proposals. If any other matters are properly presented at the Pinnacle Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Pinnacle Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. Pinnacle knows of no other matters to be brought before the Pinnacle Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the Pinnacle Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF PINNACLE COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PINNACLE PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    IFC. Shares of IFC Common Stock represented by properly executed proxies received at or prior to the IFC Annual Meeting will be voted at the IFC Annual Meeting in the manner specified by the holders of such shares. Properly executed IFC proxies which do not contain voting instructions will be voted FOR the election as directors of all of the IFC Board Nominees, FOR the IFC Merger Proposal, and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors of IFC. Management of IFC believes that brokers who hold shares of IFC Common Stock for customers are NOT authorized to vote on the IFC Merger Proposal without specific voting instructions as to such proposal. Moreover, solely for purposes of determining whether the IFC Merger Proposal has received the vote of IFC stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the IFC Merger Proposal. If any other matters are properly presented at the IFC Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the IFC Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. IFC knows of no other matters to be brought before the IFC Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the IFC Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF IFC COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING IFC PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    CB. Shares of CB Common Stock represented by properly executed proxies received at or prior to the CB Special Meeting will be voted at the CB Special Meeting in the manner specified by the holders of such shares. Properly executed CB proxies which do not contain voting instructions will be voted FOR the CB Merger Proposal. Management of CB believes that brokers who hold shares of CB Common Stock for customers are NOT authorized to vote on the CB Merger Proposal without specific voting instructions as to such proposal. Moreover, solely for purposes of determining whether the CB Merger Proposal has received the vote of CB stockholders required for approval, each of a "broker nonvote" and an abstention is functionally equivalent to a vote "against" the CB Merger Proposal. If any other matters are properly presented at the CB Special Meeting for consideration, including, among other things, consideration of a motion to adjourn the CB Special Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the relevant form of proxy enclosed herewith and acting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that no proxy voted against any proposal will be voted in favor of adjournment to solicit further proxies for such proposal. CB knows of no other matters to be brought before the CB Special Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the CB Special Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

    HOLDERS OF CB COMMON STOCK ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING CB PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABILITY OF PROXIES

    PINNACLE. The grant of a proxy on the enclosed Pinnacle form of proxy does not preclude a Pinnacle stockholder from voting in person or otherwise revoking a proxy. Attendance at the Pinnacle Annual Meeting will not in and of itself constitute revocation of a proxy. A Pinnacle stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Pinnacle a duly executed revocation or a proxy bearing a later date or by voting in person at the Pinnacle Annual Meeting.

    IFC. The grant of a proxy on the enclosed IFC form of proxy does not preclude an IFC stockholder from voting in person or otherwise revoking a proxy. Attendance at the IFC Annual Meeting will not in and of itself constitute revocation of a proxy. An IFC stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of IFC a duly executed revocation or a proxy bearing a later date or by voting in person at the IFC Annual Meeting.

    CB. The grant of a proxy on the enclosed CB form of proxy does not preclude a CB stockholder from voting in person or otherwise revoking a proxy. Attendance at the CB Special Meeting will not in and of itself constitute revocation of a proxy. A CB stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of CB a duly executed revocation or a proxy bearing a later date or by voting in person at the CB Special Meeting.

RECORD DATES; SHARES ENTITLED TO VOTE; QUORUMS


    PINNACLE. Only holders of record of Pinnacle Common Stock at the close of business on May 6, 1997 will be entitled to receive notice of and to vote at the Pinnacle Annual Meeting. At May 6, 1997, Pinnacle had issued and outstanding approximately 5,980,320 shares of Pinnacle Common Stock. Shares representing a majority of the aggregate number of outstanding shares of Pinnacle Common Stock entitled to vote must be represented in person or by proxy at the Pinnacle Annual Meeting in order for a quorum to be present at the Pinnacle Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.

    IFC. Only holders of record of IFC Common Stock at the close of business on , 1997 will be entitled to receive notice of and to vote at the IFC
Annual Meeting. At           , 1997, IFC had issued and outstanding
approximately     shares of IFC Common Stock. Shares representing a majority of the aggregate number of outstanding shares of IFC Common Stock entitled to vote must be represented in person or by proxy at the IFC Annual Meeting in order for a quorum to be present at the IFC Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.


    CB. Only holders of record of CB Common Stock at the close of business on May 6, 1997 will be entitled to receive notice of and to vote at the CB Special
Meeting. At May 6, 1997, CB had issued and outstanding approximately     shares
of CB Common Stock. Shares representing a majority of the aggregate number of outstanding shares of CB Stock entitled to vote must be represented in person or by proxy at the CB Special Meeting in order for a quorum to be present at the CB Annual Meeting. "Broker nonvotes" and abstentions are counted for purposes of determining a quorum.


NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the MBCA in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have appraisal rights under the DGCL in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting.

SOLICITATION OF PROXIES

    PINNACLE. Pinnacle will bear the cost of soliciting proxies from its stockholders, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to Pinnacle stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and Pinnacle will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of Pinnacle by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of Pinnacle and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Morrow & Co., Inc. will assist in the solicitation of proxies by Pinnacle for a fee of approximately $12,000, plus reasonable out-of-pocket expenses.

    IFC. IFC will bear the cost of soliciting proxies from its stockholders, including the cost of printing and mailing this Joint Proxy Statement/Prospectus to IFC stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and IFC will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of IFC by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of IFC and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation). In addition, Regan & Associates, Inc. will assist in the solicitation of proxies by IFC for a fee of $3,750, plus reasonable out-of-pocket expenses.

    CB. CB will bear the cost of soliciting proxies from its stockholders and will also bear up to $25,000 of the cost of printing and mailing this Joint Proxy Statement/Prospectus to CB stockholders. In addition to solicitation by mail, proxies may be solicited by telephone, telegram, in person or by other forms of communication. Arrangements will be made with brokerage firms, nominees, fiduciaries and other custodians for the forwarding of solicitation materials to the beneficial owners of shares held of record by such persons, and CB will reimburse such persons for their reasonable out-of-pocket expenses in connection therewith. Proxies will be solicited on behalf of CB by mail or personally, or by telephone, telegraph or datagram, by directors, officers and regular employees of CB and its subsidiaries (none of whom shall receive any additional compensation for such services, but will be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation).

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGERS

    THE FOLLOWING DISCUSSION DESCRIBES THE MERGERS AND SUMMARIZES CERTAIN PROVISIONS OF THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS. ALTHOUGH IT DESCRIBES AND SUMMARIZES ALL MATERIAL INFORMATION REGARDING THE MERGERS, THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS, SUCH DISCUSSION IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND SUCH DESCRIPTIONS AND SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY, THE MERGER AGREEMENTS AND THE STOCK OPTION AGREEMENTS. A CONFORMED COPY OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF NOVEMBER 14, 1996 BETWEEN PINNACLE AND IFC (WITHOUT EXHIBITS) IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX C AND IS INCORPORATED HEREIN BY REFERENCE. A CONFORMED COPY OF THE FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 27, 1997 BETWEEN PINNACLE AND IFC IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. A CONFORMED COPY OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF MARCH 1, 1997 BETWEEN PINNACLE AND CB (WITHOUT EXHIBITS) IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE.

STRUCTURE

    IFC MERGER. Subject to the terms and conditions of the IFC Merger Agreement and in accordance with the MBCA and the DGCL, at the IFC Effective Time IFC will merge with and into Pinnacle, with Pinnacle being the surviving corporation. Thus, at the IFC Effective Time (i) the separate corporate existence of IFC will terminate, (ii) Pinnacle will succeed to the assets and liabilities of IFC, and
(iii) each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. After the IFC Effective Time, the combined corporation will continue its corporate existence under the MBCA and the name "Pinnacle Financial Services, Inc." Pinnacle's Restated Articles of Incorporation, as in effect at the IFC Effective Time, will be the articles of incorporation of the combined corporation and Pinnacle's By-Laws, as in effect immediately prior to the IFC Effective Time, will be the by-laws of the combined corporation. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the IFC Merger will remain outstanding and unchanged as a result of the IFC Merger.

    CB MERGER. Subject to the terms and conditions of the CB Merger Agreement and in accordance with the MBCA and the DGCL, at the CB Effective Time CB will merge with and into Pinnacle, with Pinnacle being the surviving corporation. Thus, at the CB Effective Time (i) the separate corporate existence of CB will terminate, (ii) Pinnacle will succeed to the assets and liabilities of CB, and
(iii) each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by the CB Exchange Ratio. After the CB Effective Time, the combined corporation will continue its corporate existence under the MBCA and the name "Pinnacle Financial Services, Inc." Pinnacle's Restated Articles of Incorporation, as in effect at the CB Effective Time, will be the articles of incorporation of the combined corporation and Pinnacle's By-Laws, as in effect immediately prior to the CB Effective Time, will be the by-laws of the combined corporation. Each share of Pinnacle Common Stock outstanding immediately prior to consummation of the CB Merger will remain outstanding and unchanged as a result of the CB Merger.

    SUBSIDIARY BANK MERGERS. In connection with the IFC Merger, and pursuant to an Agreement and Plan of Merger and Consolidation to be executed by and between Indiana Federal Bank for Savings, a federal savings bank and wholly-owned subsidiary of IFC, and Pinnacle Bank, a Michigan banking corporation and wholly-owned subsidiary of Pinnacle, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle

Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger IS consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

MERGER CONSIDERATION

    IFC Merger. Upon consummation of the IFC Merger, each outstanding share of IFC Common Stock (other than certain shares specified in the IFC Merger Agreement) will be automatically converted into the right to receive one (1) share of Pinnacle Common Stock. The IFC Exchange Ratio of one (1) share of Pinnacle Common Stock for each share of IFC Common Stock was determined through arms-length negotiations between Pinnacle and IFC, each of which was advised during such negotiations by its respective financial advisor.

    At the IFC Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights, all of which are to be redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the Effective Time) shall cease to represent a right to acquire shares of IFC Common Stock and shall be converted automatically into an option to purchase shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the IFC benefit plans under which they were issued (collectively, the "IFC Stock Plans").

    At the IFC Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued (collectively, the "Pinnacle Stock Plans") and the agreements evidencing grants thereunder, and will not be affected by the IFC Merger.

    Based upon the number of IFC stock options, Pinnacle stock options, shares of Pinnacle Common Stock, and shares of IFC Common Stock issued and outstanding as of April 1, 1997, and assuming the CB Merger is not consummated, at the IFC Effective Time IFC Stockholders would own shares of Pinnacle Common Stock representing approximately 44% of the then outstanding voting power of Pinnacle. Such percentage would range from approximately 43.6% to 45.6%, depending on whether and to the extent the shares of Pinnacle Common Stock and IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle Stock Options and IFC Stock Options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    Based upon the number of IFC stock options, Pinnacle stock options, CB stock options, shares of Pinnacle Common Stock, shares of IFC Common Stock and shares of CB Common Stock issued and outstanding as of April 1, 1997, and assuming the CB Merger is consummated, at the IFC Effective Time IFC Stockholders would own shares of Pinnacle Common Stock representing approximately 39.5% of the then outstanding voting power of Pinnacle. Such percentage would be approximately 39%, depending on whether and to the extent the shares of Pinnacle Common Stock and IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options and IFC stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    CB MERGER. Upon consummation of the CB Merger, each outstanding share of CB Common Stock (other than certain shares specified in the CB Merger Agreement) will be automatically converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger; PROVIDED, HOWEVER, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock (the "CB Exchange Ratio"). The CB Exchange Ratio was determined through arms-length negotiations between Pinnacle and CB, each of which was advised during such negotiations by its respective financial advisor.

    At the CB Effective Time, each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of CB Common Stock and shall be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing the difference between $35.00 and the exercise price of such option by the Average Price.

    At the CB Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle Stock Plans under which they were issued and the agreements evidencing grants thereunder, and will not be affected by the CB Merger.

    Based upon the number of CB stock options, Pinnacle stock options, shares of Pinnacle Common Stock and shares of CB Common Stock issued and outstanding as of April 1, 1997, and assuming the IFC Merger is not consummated, at the CB Effective Time CB stockholders would own shares of Pinnacle Common Stock representing between approximately 17.4% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB

Merger) and approximately 17.8% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of the then outstanding voting power of Pinnacle. Such percentages would range from approximately 17.0% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) to 17.4% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger), depending on whether and to the extent the shares of Pinnacle Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

    Based upon the number of CB stock options, Pinnacle stock options, IFC stock options, shares of CB Common Stock, shares of Pinnacle Common Stock and shares of IFC Common Stock issued and outstanding as of April 1, 1997, and assuming the IFC Merger IS consummated, at the CB Effective Time CB stockholders would own shares of Pinnacle Common Stock representing between approximately 10.5% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 10.8% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of the then outstanding voting power of Pinnacle. Such percentages would range from approximately 10.3% (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) to 10.4% (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger), depending on whether and to the extent the shares of Pinnacle Common Stock and shares of IFC Common Stock issuable upon exercise or vesting of outstanding Pinnacle stock options and IFC stock options are issued. (For purposes of calculating such percentages, it was assumed that no additional shares of Pinnacle Common Stock have been issued except as contemplated by the preceding sentence.)

BACKGROUNDS OF THE MERGERS

    GENERAL. In recent years, both Pinnacle and IFC have achieved substantial growth primarily through mergers and acquisitions. Through these mergers and acquisitions, Pinnacle and IFC have attempted to diversify and expand their respective market areas and asset bases and to increase profitability by combining with financial institutions conducting business in areas in which it already has or expects to gain a significant market position. The Mergers represent a continuation of these acquisition strategies. CB has sought to enhance stockholder value by diversifying its business through various means, including the expansion of the CB Mortgage Purchase Program (pursuant to which CB purchases residential mortgage loans from various mortgage companies prior to the sale of those loans by such mortgage companies in the secondary market).

    IFC MERGER. In 1990 and 1993, representatives of IFC and Maco Bancorp, Inc., the Delaware corporation and registered savings and loan holding company acquired by Pinnacle on December 1, 1995, discussed the possibility of a business combination between IFC and Maco. These preliminary discussions, which were initiated by IFC, did not result in any definitive agreements. The representatives of IFC involved in these discussions included Messrs. Peter R. Candela and Donald A. Lesch, the President and Chairman of the Board, respectively, of IFC. The representatives of Maco involved in these discussions included Mr. Cyrus A. Ansary, then a director, an executive officer and a significant stockholder of Maco. (Mr. Ansary became the sole stockholder of Maco in 1992 when Maco acquired the entire equity interest of the only other stockholder of Maco.)

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco, for aggregate consideration of $41.9 million through the merger of Maco with and into Pinnacle. As a result of Pinnacle's acquisition of Maco, Mr. Ansary became the largest single stockholder of Pinnacle, with approximately 19.9% of the shares of Pinnacle Common Stock outstanding as of the record date for the Pinnacle Annual Meeting. See "ACQUISITION OF MACO BANCORP, INC."

    On June 13, 1996, Mr. Gary Aloia (then the President and Chief Operating Officer of First Federal and currently a Senior Vice President of Pinnacle
Bank), Mr. Richard L. Schanze, the Chairman and Chief Executive Officer of Pinnacle, and Mr. Arnold L. Weaver, the President of Pinnacle, met with Mr. Lesch to discuss the growth strategies, operating philosophies and performance of Pinnacle and IFC, as well as recent developments affecting Pinnacle and IFC, and regional and national developments in the financial services industry. Although this meeting, which was suggested and initiated by Mr. Aloia (who had known Mr. Lesch professionally and socially since the late 1980s), did not result in any understanding or agreement regarding a business combination, in light of the perceived similarity and compatibility of each institution's business strategies and operating philosophies and the ever-changing market for financial services, Mr. Schanze and Mr. Lesch both felt that a business combination could strengthen the competitive position of both institutions, generate cost savings for both institutions, and enhance acquisition and other business opportunities. Accordingly, they decided that it would be worthwhile to further explore the possibility of Pinnacle and IFC affiliating.

    Following the June 13, 1996 meeting, Mr. Lesch contacted Sandler O'Neill, IFC's financial advisors, regarding the possibility of Pinnacle and IFC affiliating. Similarly, Mr. Schanze contacted ABN AMRO Chicago Corporation, Pinnacle's financial advisors, for the same purpose. Subsequently, Sandler O'Neill, on behalf of IFC, and ABN AMRO Chicago Corporation, on behalf of Pinnacle, began to explore the strategic, business and operational compatibility, as well as the rationale and potential value of a business combination between IFC and Pinnacle.

    In May and June, 1996, IFC had preliminary discussions with another financial institution concerning the possibility of a business combination. A confidentiality agreement was executed and discussions ensued, but no offer was received by IFC. IFC, from time to time, received telephone inquiries relating to potential acquisitions, but none of these inquiries resulted in the submission of a confidentiality agreement or a proposal to be acted upon by IFC.

    During the months of July, August, September, October and November, 1996, Pinnacle's and IFC's financial advisors, as well as Messrs. Schanze, Weaver, and Lesch and/or a small number of senior officers of Pinnacle and IFC, met or otherwise had discussions on multiple occasions to explore the strategic, business and operational compatibility of the two institutions as well as the rationale and potential value of a business combination between IFC and Pinnacle. They also considered and discussed the potential structure and the implications of such a combination. In August 1996, members of Pinnacle's management team commenced a due diligence investigation of IFC and its businesses. Beginning in September, 1996, and in connection with such due diligence investigation, Pinnacle's management team received assistance from ABN AMRO Chicago Corporation, BANC Financial Group, Inc., and Landmark Technologies, Inc. (BANC Financial Group, Inc. is a banking consultant that was retained by Pinnacle to review IFC's loan portfolio and provide information to Pinnacle's senior managers in connection with their analysis of IFC's credit quality, loan file documentation and loan loss reserve adequacy. BANC Financial Group, Inc. is a nationally recognized specialist in loan portfolio reviews, credit analysis and consumer credit compliance. BANC Financial Group, Inc. is regularly engaged in loan portfolio reviews and credit analyses and in assisting institutions in such areas in the context of mergers and acquisitions. Pinnacle selected BANC Financial Group, Inc. based upon its qualifications, expertise and reputation, as well as Pinnacle's familiarity with BANC Financial Group, Inc.'s services. No limitations were imposed by Pinnacle on BANC Financial Group, Inc. with respect to the investigations made or the procedures followed by it. For the services provided to Pinnacle in connection with the IFC Merger, BANC Financial Group, Inc. was paid $15,600. Landmark Technologies, Inc. is an environmental consultant that was retained by Pinnacle to conduct a "Phase-I" environmental study of IFC's properties. Landmark Technologies, Inc. is regularly engaged in environmental testing and engineering. Pinnacle selected Landmark Technologies, Inc. based upon its qualifications, expertise and reputation, as well as Pinnacle's familiarity with Landmark Technologies, Inc.'s services. No limitations were imposed by Pinnacle on Landmark Technologies, Inc. with respect to the investigations made or the procedures followed by it. For the services provided to Pinnacle in connection with the IFC Merger, Landmark Technologies, Inc. was paid $5,983.)

    During the months of July, August, September, October and November, 1996, members of IFC's management team, together with Sandler O'Neill and IFC's legal advisors, commenced a due diligence investigation of Pinnacle.

    On July 2, 1996, Mr. Schanze and Mr. Weaver, together with representatives of ABN AMRO Chicago Corporation met with Mr. Lesch to discuss a business combination model that had been developed by Sandler O'Neill. On July 9, 1996 and August 8, 1996, Mr. Schanze met with Mr. Lesch to discuss general business combination issues. The discussions related to, among other things, the structure and documentation of the potential transaction, strategic and management issues and valuation issues. On August 22, 1996, the parties entered into a customary confidentiality agreement. In addition, following a meeting of Mr. Schanze and Mr. Lesch in August 1996, Pinnacle's and IFC's legal counsels began the process of drafting an agreement regarding a possible business combination of Pinnacle and IFC.

    On September 18, October 3, and October 16, 1996, Mr. Schanze described to the Pinnacle Board the preliminary discussions between Pinnacle and IFC and the then status of the negotiations between Pinnacle and IFC. At such meetings, members of Pinnacle's senior management made presentations that described the results of their due diligence investigation of IFC, the reasons for a possible business combination of Pinnacle and IFC, and the potential benefits to Pinnacle and its stockholders from such a transaction. At those same meetings, ABN AMRO Chicago Corporation discussed the then status of the mergers and acquisitions market and the strategic, business and operational compatibility, rationale and financial aspects of a possible business combination of Pinnacle and IFC, and analyzed the impact of such a transaction on Pinnacle.

    On July 18, August 22, September 19, and October 17, 1996, Mr. Lesch described to the IFC Board the preliminary discussions between Pinnacle and IFC and the then status of the negotiations between Pinnacle and IFC. At such meetings, members of IFC's senior management made presentations that described the results of their due diligence investigation of Pinnacle, the reasons for a possible business combination of Pinnacle and IFC and the potential benefits to IFC and its stockholders from such a transaction. At those same meetings, IFC's financial advisors discussed the strategic, business and operational compatibility, rationale and financial aspects of a possible business combination of Pinnacle and IFC. At the November 14, 1996 meeting of the IFC Board, IFC's legal advisors reviewed the IFC Board's obligations in consideration of the IFC Merger.

    Mr. Schanze and Mr. Lesch continued discussions concerning the proposed transaction and each institution's management team continued to conduct its due diligence investigation of the other institution's businesses. They also continued to negotiate issues in the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements. During the period beginning August 1, 1996 and ending November 14, 1996, the IFC Exchange Ratio was determined by the parties on the basis of arm's-length negotiations between the parties.

    At a special meeting of the Pinnacle Board held on November 14, 1996, Mr. Schanze and senior management of Pinnacle again reviewed the reasons for and the potential benefits of the IFC Merger; Pinnacle's legal advisors reviewed the terms of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements; and ABN AMRO Chicago Corporation (Pinnacle's financial advisor with respect to the IFC Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the IFC Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the Pinnacle Board (with eight directors present and one director absent) unanimously approved and authorized the execution of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements.

    At a special meeting of the IFC Board on November 14, 1996, Mr. Lesch and senior management of IFC again reviewed the reasons for and the potential benefits of the IFC Merger; IFC's legal advisors reviewed the terms of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements; and IFC's financial advisors made a presentation regarding the financial terms and fairness, from a financial point of view, of the IFC Exchange Ratio to holders of IFC Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the IFC Board (with seven directors present and one director absent) unanimously approved and authorized the execution of the Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements.

    The Original IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements were executed by Pinnacle and IFC on November 14, 1996.

    In December 1996, and as further described below, Pinnacle submitted a preliminary indication of interest to acquire all of the outstanding shares of CB Common Stock and advised IFC of its bid and the terms thereof. As Pinnacle's efforts to acquire CB progressed, it prepared a proposed form of IFC Merger Agreement Amendment to permit the potential acquisition of CB by Pinnacle under the Original IFC Merger Agreement. On February 20, 1997, a proposed form IFC Merger Agreement Amendment was presented to the IFC Board.

    At a special meeting of the Pinnacle Board held on February 27, 1997, Mr. Schanze and senior management of Pinnacle reviewed the reasons for and the potential benefits of both the IFC Merger and the CB Merger; Pinnacle's legal advisors reviewed the terms of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement; and PL Capital, LLC (Pinnacle's financial advisor with respect to the CB Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the CB Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under "--Reasons for the Mergers," the Pinnacle Board (with eight directors present and no directors absent) unanimously approved and authorized the execution of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement.

    On February 27, 1997, the IFC Merger Agreement Amendment was executed by Pinnacle and IFC. The IFC Board unanimously ratified (with seven directors present and one director absent) the IFC Merger Agreement Amendment on March 20, 1997 as being in the best interests of IFC and its stockholders.

    CB MERGER. In July 1996, after it had identified CB as a potential acquisition candidate, Pinnacle engaged PL Capital, LLC as its financial advisor with respect to a possible business combination with CB. A representative of PL Capital, LLC then arranged a meeting between Richard L. Schanze, the Chairman and Chief Executive Officer of Pinnacle, and Joseph F. Heffernan, the Chairman of the Board and Chief Executive Officer of CB. On August 6, 1996, Messrs. Schanze and Heffernan, together with representatives of PL Capital, LLC, met to discuss general business issues and a possible business combination of Pinnacle and CB. This meeting did not result in any understanding or agreement regarding a business combination, in part because of Mr. Heffernan's indication that CB was in the process of reviewing its long-term strategies, certain capital issues and various means of enhancing stockholder value.

    In early August 1996, Mr. Heffernan met again with Mr. Schanze to further explore a potential business combination of Pinnacle and CB. In late August, 1996, when PL Capital, LLC contacted Mr. Heffernan to follow up on his discussions with Mr. Schanze, Mr. Heffernan indicated CB would engage a financial advisor to explore a variety of means of enhancing stockholder value, including possible business combinations with other financial institutions.

    On August 28, 1996, the CB Board, taking into account its concerns regarding CB's future ability to remain competitive as well as the continuing consolidation of the banking industry, decided to explore possible merger opportunities with another financial institution as a potential method of enhancing stockholder value. On September 12, 1996, the CB Board engaged Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. to perform investment advisory services, and in particular, to identify prospective merger partners, provide advice regarding any preliminary indications of interest, and assist in any negotiations that might occur. In October and November 1996, Webb contacted 29 potential merger partners (including Pinnacle), which were chosen based on criteria established by Webb and CB. As a result of these contacts, all 29 financial institutions entered into confidentiality agreements with CB and confidential information packets regarding CB were distributed to these 29 institutions.

    CB received preliminary indications of interest from four potential acquirors, one of which was Pinnacle. Pinnacle submitted a preliminary offer of $29-$33 per share to be paid in shares of Pinnacle common stock. A second institution offered cash in the amount of $23.86-$28.63 for each share of CB common stock and option. A third institution offered cash for a total deal value of $35 million. A fourth institution offered cash in the amount of 175% of CB's book value, including the value of any unexercised stock options.

    All four institutions were permitted to conduct due diligence reviews during a two week period beginning January 6, 1997. CB received final written indications of interest from three of the four potential acquirors, one of which was Pinnacle. Pinnacle submitted a final indication of interest to acquire all of the outstanding shares of CB Common Stock for a purchase price of $35.00 for each outstanding share of CB Common Stock and exercisable options, with the price to be paid in the form of Pinnacle Common Stock. The second institution submitted a final indication of interest in which CB stockholders would exchange CB shares for cash of between $20.68-$23.86 per share of CB Common Stock. The third potential acquiror offered to acquire shares of CB Common Stock in a stock for stock transaction valued between approximately $28.20-$33.92 per share. This transaction was dependent upon a number of factors, including the acquiror having the opportunity to raise additional capital and assumptions as to future earnings, prices and market conditions. The fourth party ultimately declined to provide a final bid. The information, both oral and written, provided to the CB Board by Webb, which was considered by the CB Board in deciding to recommend the CB Merger to stockholders, is summarized below and elsewhere in this Joint Proxy Statement/Prospectus.

    In January 1997, members of Pinnacle's management team commenced a due diligence investigation of CB and its businesses. In connection with such due diligence investigation, Pinnacle's management team received assistance from PL Capital, LLC, BANC Financial Group, Inc., and Landmark Technologies, Inc. (BANC Financial Group, Inc. is a banking consultant that was retained by Pinnacle to review CB's loan portfolio and provide information to Pinnacle's senior managers in connection with their analysis of CB's credit quality, loan file documentation and loan loss reserve adequacy. BANC Financial Group, Inc. is a nationally recognized specialist in loan portfolio reviews, credit analysis and consumer credit compliance. BANC Financial Group, Inc. is regularly engaged in loan portfolio reviews and credit analyses and in assisting institutions in such areas in the context of mergers and acquisitions. Pinnacle selected BANC Financial Group, Inc. based upon its qualifications, expertise and reputation, as well as Pinnacle's familiarity with BANC Financial Group, Inc.'s services. No limitations were imposed by Pinnacle on BANC Financial Group, Inc. with respect to the investigations made or the procedures followed by it. For the services provided to Pinnacle in connection with the CB Merger, BANC Financial Group, Inc. was paid $9,500. Landmark Technologies, Inc. is an environmental consultant that was retained by Pinnacle to conduct a "Phase-I" environmental study of CB's properties. Landmark Technologies, Inc. is regularly engaged in environmental testing and engineering. Pinnacle selected Landmark Technologies, Inc. based upon its qualifications, expertise and reputation, as well as Pinnacle's familiarity with Landmark Technologies, Inc.'s services. No limitations were imposed by Pinnacle on Landmark Technologies, Inc. with respect to the investigations made or the procedures followed by it. For the services provided to Pinnacle in connection with the CB Merger, Landmark Technologies, Inc. was paid $788.)

    On January 7, 1997, Mr. Schanze, Mr. Kolhagen, Mr. Radde, and representatives of PL Capital, LLC met with Mr. Heffernan and a representative of Webb to discuss business issues and a possible business combination between CB and Pinnacle. Mr. Heffernan and the representative of Webb requested Pinnacle to submit an additional proposal outlining the terms of a possible business combination between CB and Pinnacle.

    On January 22, 1997, members of PL Capital, LLC advised the Pinnacle Board of the status of the preliminary discussions between CB and Pinnacle, and on January 31, 1997 Pinnacle issued an additional proposal to CB.

    On February 4, 1997, the CB Board met to consider, among other things, the three written indications of interest. At this meeting, a report was presented by Webb detailing the three proposals and the potential acquirors. The presentation included a review of the specific terms of each proposal, a pro forma analysis of each proposed transaction, historical stock pricing for CB and the potential acquirors and an analysis of numerous other recent transactions involving thrift institutions of a similar size and involving thrift institutions in the mid-west region. In considering the proposals, the CB Board considered the risk to stockholders of a deal in which the consideration included stock of a potential acquiror because the consideration to be received would fluctuate with the market price of the acquiror's stock. The CB Board also considered the tax effect of the transactions, acknowledging that the cash for stock transaction would result in 100% of the merger consideration being immediately taxable to stockholders, while the stock for stock transactions, assuming they were structured as tax-free reorganizations, would result in none of the merger consideration being immediately taxable, assuming a stockholder did not immediately sell their stock in the acquiror. On the basis of such review, and given the higher level of consideration being offered by Pinnacle, Pinnacle's strong earnings history and the synergies expected to be produced by a merger with Pinnacle, among other factors, the CB Board concluded that Pinnacle's proposal was the most favorable offer presented and expressed its preliminary view that the Pinnacle proposal appeared to be in the best interests of stockholders. Accordingly, the CB Board authorized CB's senior management to pursue further discussions with Pinnacle. The CB Board also noted that the Pinnacle proposal was attractive because Pinnacle asserted in its preliminary proposal that it intended to retain as many CB employees as possible in a similar capacity and all CB personnel retained would be eligible to participate in Pinnacle's benefit plans.

    On February 5, 1997, representatives of Webb contacted representatives of PL Capital, LLC and informed them that Webb was authorized by the CB Board to negotiate the terms of a definitive agreement with Pinnacle.

    During the next several weeks Pinnacle and CB conducted due diligence reviews of the other party and each continued to negotiate the terms and conditions of the CB Merger Agreement. During this period which ended February 27, 1997, the CB Exchange Ratio was determined by the parties on the basis of arm's-length negotiations between the parties.

    At a special meeting of the Pinnacle Board held on February 27, 1997, Mr. Schanze and senior management of Pinnacle reviewed the reasons for and the potential benefits of both the IFC Merger and the CB Merger; Pinnacle's legal advisors reviewed the terms of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement; and PL Capital, LLC (Pinnacle's financial advisor with respect to the CB Merger) made a presentation regarding the financial terms and fairness, from a financial point of view, of the CB Exchange Ratio to holders of Pinnacle Common Stock. After discussion and consideration of the factors discussed below under " --Reasons for the Mergers," the Pinnacle Board (with eight directors present and no directors absent) unanimously approved and authorized the execution of the IFC Merger Agreement Amendment, the CB Merger Agreement and the CB Stock Option Agreement.

    On March 1, 1997, the CB Board held a special meeting to consider the proposed transaction with Pinnacle. Presentations were made by CB's legal counsel and by Webb. The CB Board reviewed the terms and conditions of the CB Merger Agreement and the CB Stock Option Agreement. Webb's updated presentation included the terms of the proposed transaction. Webb gave a written opinion that the consideration to be received in the CB Merger was fair, from a financial point of view, to CB stockholders. Following the CB Board's consideration of the factors discussed above and discussion with Webb, during which the CB Board asked questions related to Webb's presentation and oral opinion, and in consideration of the negotiation that took place between the parties, the CB Board of Directors unanimously approved the CB Merger Agreement and the CB Stock Option Agreement and authorized their execution and to recommend approval of those agreements by stockholders.

    The CB Merger Agreement and the CB Stock Option Agreement were executed on March 1, 1997.

REASONS FOR THE MERGERS

    GENERAL. The Mergers are expected to create a stronger, more competitive, financial institution with the size and capabilities to better meet the challenges of the ever-changing market for financial products and services in northern Indiana and southwestern Michigan. Moreover, the combined corporation is expected to be able to provide a broader array of financial services and products to the depositors, customers and communities currently served by Pinnacle, IFC and CB, and to take advantage of opportunities for growth and diversification that would not be available to Pinnacle, IFC or CB on its own.

    In reaching their decisions to approve the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, the Pinnacle Board and IFC Board each determined that the IFC Merger is in the best interests of their respective institutions and stockholders because of their belief that a "merger of equals" uniting Pinnacle and IFC (two financially sound institutions with complementary businesses and business strategies) will create a stronger combined institution with greater size, flexibility, breadth of services, efficiency, capital strength and profitability than either Pinnacle or IFC possesses on a stand-alone basis or would be able to achieve through internal growth, DE NOVO branching or acquisitions of smaller financial institutions in their respective market areas. The Pinnacle Board and the IFC Board each believes that each institution is currently well managed and possesses compatible management philosophies and strategic focus to that of the other; that each institution will contribute complementary business strengths resulting in a well-diversified combined institution; and that the enhanced capitalization of the combined institution will allow it to take advantage of future acquisition opportunities that might otherwise be unavailable to either institution. The Pinnacle Board and IFC Board believe that the acquisition of CB will further enhance the combined corporation's profitability and competitiveness. Similarly, the CB Board also determined that merging with Pinnacle would create a stronger, more competitive combined corporation better able to take advantage of opportunities that may arise in the future and to enhance profitability.

    The Pinnacle Board, the IFC Board and the CB Board also considered that the Mergers would represent a strategic alliance of Pinnacle, IFC and CB and that stockholders of each entity could realize the expected long-term benefits of such alliance (including, but not limited to, the future stock value and earnings per share of the combined corporation, the combined corporation's financial strength and its consequent enhanced ability to invest in its existing businesses as well as develop new products and services, the cost savings to be realized through consolidation of operations, the potential for cross-marketing services to customers of the combining companies, the opportunity to diversify earnings, the business synergies that might be realized, and the potential effect of the Mergers on the perception of the combined corporation's businesses by the financial markets). In evaluating the Mergers, each of the Pinnacle Board, the IFC Board and the CB Board and their respective managements discussed the critical importance of successfully integrating, and building on the strengths of, the management teams and cultures of the combining companies, and considered the uncertainties inherent in any such combination of sizable companies.

    PINNACLE. In reaching its conclusion to approve the Merger Agreements and the Stock Option Agreements, the Pinnacle Board consulted with Pinnacle management, as well as with its financial and legal advisors, and considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The Pinnacle Board considered the effectiveness of the Mergers in implementing and accelerating Pinnacle's basic long-term external growth strategy. The Mergers represent a continuation of Pinnacle's acquisition strategy of combining with financial institutions in markets where Pinnacle already has or expects to gain a significant market position. By expanding Pinnacle's existing operations in northern Indiana, the Mergers are expected to provide Pinnacle with a stronger market position in northern Indiana, a significant midwestern market in close proximity to the larger market for financial services in and around metropolitan Chicago, Illinois.

    (ii) The Pinnacle Board analyzed the financial condition, businesses and prospects of Pinnacle, IFC and CB (including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets). The Pinnacle Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and IFC discussed by ABN AMRO Chicago Corporation, its own knowledge of Pinnacle, IFC and their respective businesses, and the results of Pinnacle's due diligence review of IFC's business. The Pinnacle Board also considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and CB discussed by PL Capital, LLC, its own knowledge of Pinnacle, CB and their respective businesses, and the results of Pinnacle's due diligence review of CB's business. The Pinnacle Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the Mergers, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The Pinnacle Board considered the oral opinion of ABN AMRO Chicago Corporation, subsequently confirmed in writing, that, as of November 14, 1996, the IFC Exchange Ratio was fair to holders of Pinnacle Common Stock from a financial point of view. The Pinnacle Board also considered the oral opinion of PL Capital, LLC, subsequently confirmed in writing, that, as of February 27, 1997, the CB Exchange Ratio was fair to holders of Pinnacle Common Stock from a financial point of view. See "--Opinions of Pinnacle Financial Advisors."

    (iv) The Pinnacle Board considered the terms of the Merger Agreements, the Pinnacle/IFC Stock Option Agreements (which are reciprocal in nature), and the CB Stock Option Agreement. The Pinnacle Board also considered certain other information regarding the Mergers, including the terms and structure of each of the Mergers, the proposed arrangements with respect to the board of directors and management structure of the combined corporations following the Mergers, and that major business functions would be located in St. Joseph, Michigan even though the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana.

    (v) The Pinnacle Board considered the effect on Pinnacle stockholders' value of Pinnacle continuing as a stand-alone entity compared to the effect of Pinnacle combining with IFC and CB in light of the factors summarized above with respect to the financial condition and prospects of the companies on a stand-alone basis and of the combined corporation. In particular, the Pinnacle Board believed that Pinnacle, as an independent institution, would have reduced opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The Pinnacle Board also noted that the Mergers would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The Pinnacle Board also considered the current and prospective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the Mergers being approved by the appropriate regulatory authorities.

   (vii) The Pinnacle Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the Mergers. Given the substantial prior experience of both Pinnacle and IFC in effecting successful mergers (including Pinnacle's merger with Maco Bancorp, Inc. in 1995 and IFC's acquisitions of American Bancorp, Inc. and NCB Corp. since 1994), the Pinnacle Board believes that the operations of Pinnacle, IFC and CB can be effectively consolidated and integrated within a reasonable time following the consummation of the Mergers.

  (viii) The Pinnacle Board considered the expectation that the Mergers will be tax-free transactions to Pinnacle and its stockholders.

    (ix) The Pinnacle Board considered the effects of the Mergers on Pinnacle's other constituencies, including its senior management and other employees and the communities and customers served by Pinnacle.

    In reaching its determination to approve and recommend the Mergers, the Pinnacle Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the IFC Merger and the other transactions contemplated by the IFC Merger Agreement, considering, among other things, the matters discussed above and the opinion of ABN AMRO Chicago Corporation referred to above, the Pinnacle Board unanimously (with eight directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, and the transactions contemplated thereby, as being in the best interests of Pinnacle and its stockholders. After deliberating with respect to the CB Merger and the other transactions contemplated by the CB Merger Agreement, considering, among other things, the matters discussed above and the opinion of PL Capital, LLC referred to above, the Pinnacle Board unanimously (with eight directors present and no directors absent) approved and adopted the IFC Merger Agreement Amendment, the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby, as being in the best interests of Pinnacle and its stockholders. THE PINNACLE BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF PINNACLE COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF EACH OF THE MERGER PROPOSALS.

    IFC. In reaching its conclusion to approve the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, the IFC Board consulted with IFC management, as well as with its financial and legal advisors, considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The IFC Board considered the effectiveness of the IFC Merger in implementing and accelerating IFC's basic long-term external growth strategy. The IFC Merger represents a continuation of IFC's acquisition strategy of combining with financial institutions in markets where IFC already has or expects to gain a significant market position. By expanding IFC's existing operations in northern Indiana and providing IFC immediate access to Pinnacle's existing operations in southwestern Michigan, the IFC Merger is expected to provide IFC with a stronger market position in northern Indiana and with the opportunity to expand into a significant midwestern market in close proximity to its current market.

    (ii) The IFC Board analyzed the financial condition, businesses and prospects of Pinnacle and IFC, including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The IFC Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and IFC discussed by Sandler O'Neill, its own knowledge of IFC, Pinnacle and their respective businesses, and the results of IFC's due diligence review of Pinnacle's businesses. The IFC Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the IFC Merger, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The IFC Board considered the written opinion of Sandler O'Neill that, as of November 14, 1996, the IFC Exchange Ratio was fair to stockholders of IFC from a financial point of view. See "--Opinion of IFC Financial Advisor."

    (iv) The IFC Board considered the terms of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, which were reciprocal in nature. The IFC Board also considered certain other information regarding the IFC Merger, including the terms and structure of the IFC Merger, the proposed arrangements with respect to the board of directors and management structure of the combined corporation following the Merger, and that the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana, with major business functions being located in St. Joseph, Michigan.

    (v) The IFC Board considered the effect on IFC stockholders' value of IFC continuing as a stand-alone entity compared to the effect of IFC combining with Pinnacle in a "merger of equals" in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined corporation. In particular, the IFC Board believed that IFC, as an independent institution, would have reduced opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The IFC Board also noted that the IFC Merger would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The IFC Board also considered the current and respective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the IFC Merger being approved by the appropriate regulatory authorities.

   (vii) The IFC Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the IFC Merger. Given the substantial prior experience of both Pinnacle and IFC in effecting successful mergers (including Pinnacle's merger with Maco Bancorp, Inc. in 1995 and IFC's acquisitions of American Bancorp, Inc. and NCB Corp. since 1994), the IFC Board believes that the operations of Pinnacle and IFC can be effectively consolidated and integrated within a reasonable time following the consummation of the IFC Merger.

  (viii) The IFC Board considered the expectation that the IFC Merger will be a tax-free transaction to IFC and its stockholders.

    (ix) The IFC Board considered the effect of the IFC Merger on IFC's other constituencies, including its senior management and other employees, customers and communities served by IFC.

    In reaching its determination to approve and recommend the IFC Merger, the IFC Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the IFC Merger and the other transactions contemplated by the Original IFC Merger Agreement, considering, among other things, the matters discussed above and the opinion of Sandler O'Neill referred to above, the IFC Board unanimously (with seven directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, and the transactions contemplated thereby, including the Stock Option Agreements, as being in the best interests of IFC and its stockholders. On March 20, 1997, the IFC Board unanimously (with seven directors present and one director absent) ratified the IFC Merger Agreement Amendment as being in the best interests of IFC and its stockholders. THE IFC BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF IFC COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL.

    CB. In reaching its conclusion to approve the CB Merger Agreement and the CB Stock Option Agreement, the CB Board consulted with CB management, as well as with its financial and legal advisors, considered the factors described above under "--General" and a number of additional factors, including the following:

    (i) The CB Board considered the effectiveness of the CB Merger in implementing and accelerating CB's basic long-term strategy to offer expanded services and possibly to expand its business through acquisitions and otherwise.

    (ii) The CB Board analyzed the financial condition, businesses and prospects of Pinnacle and CB (including IFC, once merged with Pinnacle, as well) including, but not limited to, information with respect to their respective recent and historic stock and earnings performance and their respective relatively strong credit position and access to the capital markets. The CB Board considered the detailed financial analyses, pro forma and other information with respect to Pinnacle and CB discussed by Webb, its own knowledge of CB, Pinnacle and IFC and their respective businesses, and the results of CB's due diligence review of Pinnacle's businesses. The CB Board also considered the anticipated revenue enhancements and operating efficiencies for the combined corporation and the likelihood that the CB Merger, on a pro forma basis, would be accretive to the combined corporation's earnings per share and book value per share in the longer term.

   (iii) The CB Board considered the written opinion of Webb that, as of March 1, 1997, the CB Exchange Ratio was fair to stockholders of CB from a financial point of view. See "--Opinion of CB Financial Advisor."

    (iv) The CB Board considered the terms of the CB Merger Agreement, the CB Stock Option Agreement, the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements. The CB Board also considered certain other information regarding the CB Merger, including the terms and structure of the CB Merger and the IFC Merger, the proposed arrangements with respect to the board of directors and management structure of the combined corporation following the CB Merger and the IFC Merger, and that the corporate headquarters of the combined corporation would be located in Valparaiso, Indiana, with major business functions being located in St. Joseph, Michigan.

    (v) The CB Board considered the effect on CB stockholders' value of CB continuing as a stand-alone entity compared to the effect of CB combining with Pinnacle in light of the factors summarized above with respect to the financial condition and prospects of the two companies on a stand-alone basis and of the combined corporation. In particular, the CB Board believed that CB, as an independent institution, would have fewer opportunities to participate in the consolidation process currently occurring in the financial services industry and to generate cost savings. The CB Board also noted that the CB Merger would not preclude the acquisition of the combined corporation in the future by a larger financial institution.

    (vi) The CB Board also considered the current and respective economic and competitive environment facing each institution and other financial institutions, and the likelihood of the CB Merger being approved by the appropriate regulatory authorities.

   (vii) The CB Board considered the anticipated cost savings and operating efficiencies available to the combined corporation from the CB Merger. Given the substantial prior experience of Pinnacle in effecting successful mergers, the CB Board believes that the operations of Pinnacle and CB can be effectively consolidated and integrated within a reasonable time following the CB Closing Date.

  (viii) The CB Board considered the expectation that the CB Merger will be a tax-free transaction to CB and its stockholders.

    (ix) The CB Board considered the effect of the CB Merger on CB's other constituencies, including its senior management and other employees, customers and communities served by CB.

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
    The foregoing discussion of the information and factors considered by the CB Board is not intended to be exhaustive but includes all material factors considered by the CB Board. In reaching its determination to approve and recommend the CB Merger, the CB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the CB Merger and the other transactions contemplated by the CB Merger Agreement, considering, among other things, the matters discussed above and the opinion of Webb referred to above, the CB Board unanimously approved and adopted the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby, as being in the best interests of CB and its stockholders. THE CB BOARD IS UNANIMOUS IN ITS RECOMMENDATION THAT HOLDERS OF CB COMMON STOCK VOTE "FOR" APPROVAL AND ADOPTION OF THE CB MERGER PROPOSAL.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    PINNACLE. For the reasons described above, at the meeting held on November 14, 1996, the Pinnacle Board unanimously (with eight directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby as being in the best interests of Pinnacle and its stockholders. In addition, for the reasons described above, at the meeting held on February 27, 1997, the Pinnacle Board unanimously (with eight directors present and no directors absent) approved and adopted the IFC Merger Agreement Amendment, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby as being in the best interests of Pinnacle and its stockholders. THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE, FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE ISSUANCE OF SHARES OF PINNACLE COMMON STOCK TO HOLDERS OF SHARES OF IFC COMMON STOCK), AND FOR the approval and adoption of the CB Merger Proposal (which approval and adoption shall constitute, among other things, approval of the CB Merger and of the issuance of shares of Pinnacle Common Stock to holders of shares of CB Common Stock).

    IFC. For the reasons described above, at the meeting held on November 14, 1996, the IFC Board unanimously (with seven directors present and one director absent) approved and adopted the Original IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and the transactions contemplated thereby as being in the best interests of IFC and its stockholders. For the reasons described above, at the meeting held on March 20, 1997, the IFC Board unanimously (with seven directors present and one director absent) ratified the IFC Merger Agreement Amendment and the transactions contemplated thereby as being in the best interests of IFC and its stockholders. THE IFC BOARD RECOMMENDS THAT IFC STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE IFC BOARD NOMINEES AS DIRECTORS OF IFC, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF IFC, AND FOR THE APPROVAL AND ADOPTION OF THE IFC MERGER PROPOSAL (WHICH APPROVAL AND ADOPTION SHALL CONSTITUTE, AMONG OTHER THINGS, APPROVAL OF THE IFC MERGER AND OF THE CONVERSION OF SHARES OF IFC COMMON STOCK INTO SHARES OF PINNACLE COMMON STOCK).

    CB. For the reasons described above, at the meeting held on March 1, 1997, the CB Board unanimously (with seven directors present and no directors absent) approved and adopted the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby as being in the best interests of CB and its stockholders. THE CB BOARD RECOMMENDS THAT CB STOCKHOLDERS VOTE FOR THE CB MERGER PROPOSAL.

OPINIONS OF PINNACLE FINANCIAL ADVISORS

    IFC MERGER--GENERAL. Pursuant to an engagement letter dated July 16, 1996 between Pinnacle and ABN AMRO Chicago Corporation, Pinnacle retained ABN AMRO Chicago Corporation to act as its sole financial advisor in connection with the IFC Merger and related matters. As part of its engagement, ABN

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
AMRO Chicago Corporation agreed, if requested by Pinnacle, to render an opinion with respect to the fairness from a financial point of view to Pinnacle stockholders of the consideration to be paid by Pinnacle in the IFC Merger. ABN AMRO Chicago Corporation is a nationally recognized specialist in the financial services industry in general and in midwestern banks and thrifts in particular. ABN AMRO Chicago Corporation is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital for such institutions. Pinnacle selected ABN AMRO Chicago Corporation as its financial advisor based upon its qualifications, expertise and reputation in such capacity, as well as ABN AMRO Chicago Corporation's existing relationship and familiarity with Pinnacle.

    At the November 14, 1996 meeting of the Pinnacle Board, ABN AMRO Chicago Corporation delivered its oral opinion that the consideration to be paid by Pinnacle in the IFC Merger (the amount of which was determined by Pinnacle and IFC on the basis of arm's-length negotiations between Pinnacle and IFC) was fair to Pinnacle stockholders from a financial point of view as of November 14, 1996. ABN AMRO Chicago Corporation subsequently delivered to the Pinnacle Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus confirming its oral opinion. No limitations were imposed by Pinnacle on ABN AMRO Chicago Corporation with respect to the investigations made or the procedures followed in rendering its opinion.

    THE FULL TEXT OF ABN AMRO CHICAGO CORPORATION'S WRITTEN OPINION TO THE PINNACLE BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY ABN AMRO CHICAGO CORPORATION, IS ATTACHED HERETO AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF ABN AMRO CHICAGO CORPORATION'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. ABN AMRO CHICAGO CORPORATION'S OPINION IS ADDRESSED TO THE PINNACLE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PINNACLE OR IFC OR CB AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PINNACLE ANNUAL MEETING, THE IFC ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with its opinion, ABN AMRO Chicago Corporation has, among other things: (i) reviewed the IFC Merger Agreement and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Pinnacle and IFC; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of Pinnacle and IFC including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the IFC Merger; (iv) participated in senior management discussions of Pinnacle and IFC with regard to said strategic objectives which might be realized through consummation of the IFC Merger; (v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable business combinations between banks, thrifts and bank and thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Pinnacle Common Stock and IFC Common Stock;
(viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) reviewed and evaluated the current stock distribution and ownership of Pinnacle Common Stock and IFC Common Stock, as well as the pro forma distribution and ownership following consummation of the IFC Merger, based upon the contribution of Pinnacle's assets, liabilities, stockholders' equity and earnings to the combined entity; and (x) conducted such other financial studies, analyses and investigations as ABN AMRO Chicago Corporation deemed appropriate. The oral and written opinions provided by ABN AMRO Chicago Corporation to Pinnacle were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

    In connection with its review and arriving at its opinion, ABN AMRO Chicago Corporation relied upon the accuracy and completeness of the financial information and other pertinent information provided by Pinnacle and IFC to ABN AMRO Chicago Corporation for purposes of rendering its opinion. ABN

                                       55
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AMRO Chicago Corporation did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Pinnacle and IFC and provided to ABN AMRO Chicago Corporation by the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, ABN AMRO Chicago Corporation assumed that these materials had been reasonably prepared on bases reflecting the best available estimates and judgments of Pinnacle and IFC as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which ABN AMRO Chicago Corporation could form its opinion. Neither Pinnacle nor IFC publicly discloses such internal management projections of the type provided to ABN AMRO Chicago Corporation in connection with ABN AMRO Chicago Corporation's role as financial advisor to Pinnacle in review of the IFC Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Pinnacle and IFC. Accordingly, actual results could vary significantly from those set forth in the respective projections.

    ABN AMRO Chicago Corporation does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Pinnacle and IFC are adequate to cover such losses. In addition, ABN AMRO Chicago Corporation does not assume responsibility for the review of individual credit files nor make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Pinnacle or IFC, nor was ABN AMRO Chicago Corporation provided with such appraisals. Furthermore, ABN AMRO Chicago Corporation assumes that the IFC Merger will be consummated in accordance with the terms set forth in the IFC Merger Agreement, without any waiver of any material terms or conditions by Pinnacle and that obtaining the necessary regulatory approvals for the IFC Merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Pinnacle or the combined entity, ABN AMRO Chicago Corporation adjusted the data to reflect full dilution, i.e. the exercise of all outstanding options and/or warrants. In particular, ABN AMRO Chicago Corporation assumes that the IFC Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted accounting principles.

    In connection with rendering its opinion to the Pinnacle Board, ABN AMRO Chicago Corporation performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by ABN AMRO Chicago Corporation. Moreover, ABN AMRO Chicago Corporation believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, ABN AMRO Chicago Corporation also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, ABN AMRO Chicago Corporation drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its knowledge of the banking industry on a whole. Any estimates contained in ABN AMRO Chicago Corporation's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by ABN AMRO Chicago Corporation were assigned a greater significance by ABN AMRO Chicago Corporation than any other in deriving its opinion.

    The analyses performed by ABN AMRO Chicago Corporation in rendering its opinion are briefly described below.

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    IFC MERGER--COMPARABLE COMPANY ANALYSIS.  ABN AMRO Chicago Corporation
reviewed and compared actual stock market data and actual and estimated selected financial information for selected peer groups of companies comparable to (i) Pinnacle with corresponding information for 20 publicly-traded midwestern banking organizations with assets between $750 million and $1.5 billion (the "AACC Selected Pinnacle Peer Group"); (ii) the combined entity with information for 28 publicly-traded banking organizations with assets between $1.5 billion and $2.5 billion (the "AACC Selected Post-Merger Bank Peer Group"); and (iii) the combined entity with information for 20 publicly-traded thrift organizations with assets between $1.5 billion and $2.5 billion (the "AACC Selected Post-Merger Thrift Peer Group").

    The AACC Selected Pinnacle Peer Group consisted of: Republic Bancorp Inc., Owosso, MI; First Financial Corporation, Terre Haute, IN; Peoples First Corporation, Paducah, KY; Mid-America Bancorp, Louisville, KY; Heritage Financial Services, Tinley Park, IL; Irwin Financial Corporation, Columbus, IN; F&M Bancorporation, Inc., Kaukauna, WI; Area Bancshares Corporation, Owensboro, KY; Pinnacle Banc Group, Inc., Oak Brook, IL; Mississippi Valley Bancshares, St. Louis, MO; National City Bancshares, Inc., Evansville, IN; CBT Corporation, Paducah, KY; Farmers Capital Bank Corp., Frankfort, KY; Second Bancorp, Inc., Warren, OH; National City Bancorporation, Minneapolis, MN; Citizens Bancshares, Salineville, OH; Independent Bank Corporation, Ionia, MI; Michigan Financial Corporation, Marquette, MI; First Oak Brook Bancshares, Oak Brook, IL; and Old Second Bancorp, Inc., Aurora, IL.

    The analysis of the AACC Selected Pinnacle Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 13.4 for the AACC Selected Pinnacle Peer Group as compared to a corresponding multiple of 16.6 for Pinnacle, (ii) the average multiple of price to 1996 estimated earnings was 12.7 for the AACC Selected Pinnacle Peer Group (based on a published consensus market estimate) as compared to a corresponding multiple of 13.8 for Pinnacle (also based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.5 for the AACC Selected Pinnacle Peer Group (based on a published consensus market estimate) as compared to a corresponding multiple of 12.1 for Pinnacle (also based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 170.5% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 197.8% for Pinnacle, (v) the average ratio of price to tangible book value per share was 182.3% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 243.4% for Pinnacle, (vi) the average ratio of tangible equity as a percentage of tangible assets was 8.92% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 6.58% for Pinnacle, (vii) the average return on average assets was 1.27% for the AACC Selected Pinnacle Peer Group as compared to a corresponding return of 0.94% for Pinnacle, (viii) the average return on average equity was 13.5% for the AACC Selected Pinnacle Peer Group as compared to a corresponding return of 12.0% for Pinnacle, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.52% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 0.29% for Pinnacle, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 248.8% for the AACC Selected Pinnacle Peer Group as compared to a corresponding ratio of 353.6% for Pinnacle.

    The AACC Selected Post-Merger Bank Peer Group consisted of: First Commonwealth Financial, Indiana, PA; Trust Company of New Jersey, Jersey City, NJ; Community First Bankshares, Fargo, ND; Hancock Holding Company, Gulfport, MS; United Bankshares, Inc., Charleston, WV; First Financial Bancorp., Hamilton, OH; Mid Am, Inc., Bowling Green, OH; Corus Bankshares, Inc., Chicago, IL; F & M National Corporation, Winchester, VA; Jefferson Bankshares, Inc., Charlottesville, VA; USBANCORP Inc., Johnstown, PA; UST Corporation, Boston, MA; 1st Source Corporation, South Bend, IN; Chittenden Corporation, Burlington, VT; Trans Financial, Inc., Bowling Green, KY; Firstbank of Illinois Co., Springfield, IL; First Commerce Bancshares, Lincoln, NE; Pikeville National Corporation, Pikeville, KY; F.N.B. Corporation, Hermitage, PA; Hubco, Inc., Mahwah, NJ; First Western Bancorp Inc., New Castle, PA; Silicon Valley Bancshares, Santa Clara, CA; Chemical Financial Corporation, Midland, MI; Capital

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Bancorp, Miami, FL; Brenton Banks, Inc., Des Moines, IA; Park National
Corporation, Newark, OH; and Carolina First Corporation, Greenville, SC.

    The analysis of the AACC Selected Post-Merger Bank Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 14.0, (ii) the average multiple of price to 1996 estimated earnings was 13.0 (based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.7 (based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 183.7%,
(v) the average ratio of price to tangible book value per share was 193.7%, (vi) the average ratio of tangible equity as a percentage of tangible assets was 8.27%, (vii) the average return on average assets was 1.20%, (viii) the average return on average equity was 13.6%, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.69%, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 278.8%.

    The AACC Selected Post-Merger Thrift Peer Group consisted of: PFF Bancorp, Inc., Pomona, CA; Standard Financial, Inc., Chicago, IL; America First Financial Fund, San Francisco, CA; Bankers Corp., Perth Amboy, NJ; BankAtlantic Bancorp, Inc., Fort Lauderdale, FL; CENFED Financial Corp., Pasadena, CA; First Republic Bancorp, San Francisco, CA; Commonwealth Bancorp, Inc., Valley Forge, PA; Northwest Savings Bank, MHC, Warren, PA; ML Bancorp, Inc., Villanova, PA; Reliance Bancorp, Inc., Garden City, NY; Anchor BanCorp Wisconsin, Madison, WI; InterWest Bancorp, Inc., Oak Harbor, WA; Haven Bancorp, Inc., Woodhaven, NY; Harris Savings Bank, MHC, Harrisburg, PA; Sterling Financial Corp., Spokane, WA; JSB Financial, Inc., Lynbrook, NY; First Financial Holdings Inc., Charleston, SC; CFX Corporation, Keene, NH; and First Colorado Bancorp, Inc., Lakewood, CO.

    The analysis of the AACC Selected Post-Merger Thrift Peer Group indicated, among other things, that based on the market prices as of November 7, 1996 and financial data as of June 30, 1996 or September 30, 1996, (i) the average multiple of price to respective last twelve months' earnings was 14.8, (ii) the average multiple of price to 1996 estimated earnings was 12.4 (based on a published consensus market estimate), (iii) the average multiple of price to 1997 estimated earnings was 11.2 (based on a published consensus market estimate), (iv) the average ratio of price to book value per share was 128.0%,
(v) the average ratio of price to tangible book value per share was 137.5%, (vi) the average ratio of tangible equity as a percentage of tangible assets was 7.51%, (vii) the average return on average assets was 0.70%, (viii) the average return on average equity was 8.1%, (ix) the average ratio of non-performing assets as a percentage of total assets was 0.95%, and (x) the average ratio of loan loss reserves as a percentage of non-performing assets was 150.8%.

    IFC MERGER--COMPARABLE TRANSACTIONS ANALYSIS. ABN AMRO Chicago Corporation reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the IFC Merger, including: (i) twenty midwestern thrift transactions with sellers' assets between $500 million and $1.5 billion (the "AACC Selected Thrift Transactions"); and (ii) thirteen merger-of-equals transactions involving banks and/or thrifts with assets between $100 million and $5.0 billion (the "AACC Selected Merger-of-Equals").

    The AACC Selected Thrift Transactions were (note: selling company is in italics): Mutual Savings Bank, Milwaukee, WI/FIRST FEDERAL BANCSHARES, EAU CLAIRE, WI; MAF Bancorp, Clarendon Hills, IL/N.S. BANCORP, Chicago, IL; Commercial Federal, Omaha, NE/RAILROAD FINANCIAL, WICHITA, KS; CNB Bancshares Inc., Evansville, IN/UFBANCORP INC., EVANSVILLE, IN; Fifth Third Bancorp, Cincinnati, OH/FALLS FINANCIAL INC., CUYAHOGA FALLS, OH; NBD Bancorp, Detroit, Ml/DEERBANK CORP, DEERFIELD, IL; Firstar Corp, Milwaukee, WI/INVESTORS BANK CORP, WAYZATA, MN; FirstMerit Corp, Akron, OH/CIVISTA CORPORATION, CANTON, OH; NBD Bancorp, Detroit, MI/AMERIFED FINANCIAL CORP, JOLIET, IL; First Banks, Inc., Creve Coeur, MO/ RIVER VALLEY FSB, PEORIA, IL; Fifth Third Bancorp, Cincinnati, OH/CUMBERLAND FEDERAL, LOUISVILLE, KY; Roosevelt Financial, Chesterfield, MO/HOME FEDERAL BANCORP OF MO, ST. LOUIS, MO; Mercantile Bancorp,

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St. Louis, MO/UNITED POSTAL BANCORP, ST. LOUIS, MO; Huntington Bancshares,
Columbus, OH/ RAILROADMEN'S FS&LA, INDIANAPOLIS, IN; Standard Federal Bank, Troy, MI/HERITAGE BANKCORP, TAYLOR, MI; PNC Bank Corp, Pittsburgh, PA/GATEWAY FED CORP, CINCINNATI, OH; Metropolitan Financial, Minneapolis, MN/WESTERN FINANCIAL, OVERLAND PARK, KS; TCF Financial Corp, Minneapolis, MN/REPUBLIC CAPITAL GROUP, MILWAUKEE, WI; Charter One Financial, Cleveland, OH/WOMEN'S FEDERAL SB, CLEVELAND, OH; and First Financial Corp, Stevens Point, WI/UNITED FEDERAL BANK, GALESBURG, IL.

    The analysis of the AACC Selected Thrift Transactions indicated, among other things, that based on the announced transaction value, (i) the average multiple of deal price to respective last twelve months' earnings was 13.7, (ii) the average ratio of deal price to book value per share was 154.4%, (iii) the average ratio of deal price to tangible book value per share was 164.2%, and
(iv) the average tangible book premium as a percentage of core deposits was 6.86%. For the IFC Merger, the multiple of transaction value to last twelve months earnings was 17.3, the ratio of transaction value to book value was 166.0%, the ratio of transaction value to tangible book value was 177.9%, and the tangible book premium as a percentage of core deposits was 8.25%.

    The AACC Selected Merger-of-Equals were: Hinsdale Financial Corp, Hinsdale, IL/Liberty Bancorp, Chicago, IL; United Security Bancshares, Thomasville, AL/First Bancshares, Grove Hill, AL; Mid-Peninsula Bancorp, Palo Alto, CA/ Cupertino National Bancorp, Cupertino, CA; Northern IL Financial, Wauconda, IL/Premier Financial Services, Freeport, IL; Home Interstate Bancorp, Signal Hill, CA/CU Bancorp, Encino, CA; Republic Bancorp., Philadelphia, PA/ExecuFirst Bancorp, Philadelphia, PA; National Bankshares, Blacksburg, VA/Bank of Tazewell County, Tazewell, VA; National Commerce Corp, Birmingham, AL/Alabama National, Shoal Creek, AL; New England Commercial Bancorp, Windsor, CT/ Equity Bank, Wethersfield, CT; Main Street Community, Waltham, MA/Lexington Savings Bank, Lexington, MA; Commercial Bancorp, Salem, OR/West Coast Bancorp, Newport, OR; Community Bancorp, Rhinebeck, NY/Fishkill National, Beacon, NY; and Triangle Bancorp, Raleigh, NC/New East Bancorp, Raleigh, NC.

    The analysis of the AACC Selected Merger-of-Equals indicated, among other things, that based on the announced transaction value (note: deal pricing assumes the "seller" to be the merger partner listed second in each transaction above), (i) the average multiple of deal price to respective last twelve months' earnings was 12.2, (ii) the average ratio of deal price to book value per share was 125.7%, (iii) the average ratio of deal price to tangible book value per share was 139.5%; and (iv) the average tangible book premium as a percentage of core deposits was 4.46%. For the IFC Merger, the multiple of transaction value to last twelve months earnings was 17.3, the ratio of transaction value to book value was 166.0%, the ratio of transaction value to tangible book value was 177.9%, and the tangible book premium as a percentage of core deposits was 8.25%.

    IFC MERGER--CONTRIBUTION ANALYSIS. ABN AMRO Chicago Corporation analyzed the contribution of each of Pinnacle and IFC to, among other things, the pro forma assets, common equity and tangible common equity of the combined entity as of September 30, 1996. This analysis showed, among other things, that Pinnacle would have contributed 55.7%, 51.3% and 47.8% of the pro forma assets, common equity and tangible common equity, respectively, of the combined entity at September 30, 1996. Similarly, ABN AMRO Chicago Corporation analyzed the contribution to pro forma net income for the projected years ending December 31, 1996, 1997 and 1998, which showed that Pinnacle would have contributed, for such periods, 59.1%, 60.1%, and 57.2%, respectively to the net income of the combined entity. Based upon the IFC Exchange Ratio set forth in the IFC Merger Agreement, and assuming the CB Merger is not consummated, the holders of Pinnacle Common Stock will then own approximately 55.4% of the outstanding common stock of the combined entity upon completion of the IFC Merger.

    IFC MERGER--ACCRETION/DILUTION ANALYSIS. On the basis of the range of projections prepared by the respective managements of Pinnacle and IFC, for the calendar years 1997, 1998, 1999, 2000, 2001 and the range of projected net cost savings, revenue enhancements and synergy benefits provided to ABN AMRO

                                       59
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Chicago Corporation, ABN AMRO Chicago Corporation compared pro forma net income, book value and tangible book value for the combined entity to the stand-alone projections for Pinnacle. This analysis assumed synergistic after-tax cost savings for the calendar years 1997, 1998, 1999, 2000, 2001 and transaction expenses, which are assumed to be incurred in 1997, in accordance with the range of projections provided to ABN AMRO Chicago Corporation.

    The accretion/dilution analysis showed, among other things, that the IFC Merger would result in a projected earnings dilution of 16.7% in 1997 for holders of Pinnacle Common Stock, after accounting for one-time expenses related to the transaction, and earnings accretion of 2.0%, 1.6%, 1.3% 0.9%, in calendar years 1998, 1999, 2000, 2001 respectively. The analysis also showed that the IFC Merger would result in accretion to book value ranging from 3.4% to 8.0%, and accretion to tangible book value ranging from 5.5% to 14.1%.

    IFC MERGER--DISCOUNTED CASH FLOW ANALYSIS. ABN AMRO Chicago Corporation performed discounted cash flow analyses with regard to Pinnacle on a stand-alone basis and with regard to the combined entity, using the earnings and cost savings projections provided by Pinnacle and IFC. ABN AMRO Chicago Corporation utilized a range of discount rates between 12.5% and 17.5% as well as a range of terminal multiples applied to calendar year 2001 projected earnings of $3.06 and $3.09 on a stand-alone basis and a pro forma basis, respectively. The discount rates were selected by ABN AMRO Chicago Corporation as reasonable estimates of the cost of capital to Pinnacle and of the combined entity. The selected terminal rates reflect the range of price-to-earnings multiples paid in similar merger transactions. The analyses resulted in ranges of present values between $20.94 and $32.49 per share on a stand-alone basis and in ranges of present values between $21.06 and $32.70 per share on a pro forma combined basis.

    IFC MERGER--OTHER ANALYSES. ABN AMRO Chicago Corporation also reviewed certain other information regarding selected pro forma industry rankings, the institutional and inside ownership of Pinnacle Common Stock and IFC Common Stock and the historical performance, trading volume and other relevant market information of Pinnacle Common Stock and IFC Common Stock.

    No other company used as a comparison in the above analyses is identical to Pinnacle, IFC or the combined entity; and no other transaction is identical to the IFC Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Pinnacle, IFC and the combined entity are being compared.

    For its financial advisory services provided to Pinnacle, upon closing of the IFC Merger, ABN AMRO Chicago Corporation will be paid a fee of $500,000. In addition, Pinnacle has agreed to reimburse ABN AMRO Chicago Corporation for all reasonable out-of-pocket expenses, not to exceed $10,000, incurred by it on Pinnacle's behalf, as well as indemnify ABN AMRO Chicago Corporation against certain liabilities, including any which may arise under the federal securities laws.

    ABN AMRO Chicago Corporation is a member of all principal securities exchanges in the United States; and in its conduct of its broker-dealer activities has from time to time purchased securities from, and sold securities to, Pinnacle and/or IFC. As a market maker, ABN AMRO Chicago Corporation had also purchased and sold the securities of Pinnacle and/or IFC for ABN AMRO Chicago Corporation's own account and for the accounts of its customers. Two affiliates of ABN AMRO Chicago Corporation manage limited partnerships which invest in publicly-traded securities of banking institutions. Additionally, ABN AMRO Chicago Corporation manages two group trusts which invest in publicly-traded securities of banking institutions. Together, these investment pools, known as The Banc Funds, have reported ownership of 41,100 shares of Pinnacle Common Stock and 37,515 shares of IFC Common Stock.

    CB MERGER--GENERAL. Pursuant to an engagement letter dated July 29, 1996, as amended March 24, 1997, between Pinnacle and PL Capital, LLC, Pinnacle retained PL Capital, LLC to act as its sole financial

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advisor in connection with the CB Merger and related matters. As part of its engagement, PL Capital, LLC agreed, if requested by Pinnacle, to render an opinion with respect to the fairness from a financial point of view to Pinnacle stockholders of the consideration to be paid by Pinnacle in the CB Merger. PL Capital, LLC is a recognized specialist in the financial services industry in general and in midwestern banks and thrifts in particular. PL Capital, LLC is regularly engaged in evaluations of similar businesses and in advising institutions with regard to mergers and acquisitions. Pinnacle selected PL Capital, LLC as its financial advisor based upon its qualifications, expertise and reputation in such capacity, as well as PL Capital, LLC's existing relationship and familiarity with Pinnacle.

    At the February 27, 1997 meeting of the Pinnacle Board, PL Capital, LLC delivered its oral opinion that the consideration to be paid by Pinnacle in the CB Merger (the amount of which was determined by Pinnacle and CB on the basis of arm's-length negotiations between Pinnacle and CB) was fair to Pinnacle stockholders from a financial point of view. PL Capital, LLC subsequently delivered to the Pinnacle Board a written opinion dated as of the date of this Joint Proxy Statement/Prospectus confirming its oral opinion. No limitations were imposed by Pinnacle on PL Capital, LLC with respect to the investigations made or the procedures followed in rendering its opinion.

    THE FULL TEXT OF PL CAPITAL, LLC'S WRITTEN OPINION TO THE PINNACLE BOARD, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY PL CAPITAL, LLC, IS ATTACHED HERETO AS ANNEX G AND IS INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS. THE FOLLOWING SUMMARY OF PL CAPITAL, LLC'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. PL CAPITAL, LLC'S OPINION IS ADDRESSED TO THE PINNACLE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PINNACLE OR IFC OR CB AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PINNACLE ANNUAL MEETING, THE IFC ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with its opinion, PL Capital, LLC has, among other things: (i) reviewed the CB Merger Agreement and this Joint Proxy Statement/Prospectus; (ii) reviewed certain historical business and financial information relating to Pinnacle and CB; (iii) reviewed other pertinent internally-generated reports with regard to the separate businesses and prospects of Pinnacle and CB including, among other things, the strategic objectives of each corporation and the potential benefits which might be realized through consummation of the CB Merger; (iv) participated in senior management discussions of Pinnacle and CB with regard to said strategic objectives which might be realized through consummation of the CB Merger; (v) reviewed public information regarding other selected comparable publicly-traded companies deemed relevant to the proposed business combination; (vi) reviewed the financial terms and data of selected comparable business combinations between banks, thrifts and bank and thrift holding companies deemed relevant to the proposed business combination; (vii) reviewed the historical market performance and trading volume of Pinnacle Common Stock and CB Common Stock; (viii) reviewed certain information pertaining to prospective cost savings and/or revenue enhancements relative to the proposed business combination; (ix) considered, based upon information provided by Pinnacle and CB, the pro forma effects of the CB Merger on Pinnacle's capital ratios and projected earnings, book value per share, and tangible book value per share; and (x) conducted such other financial studies, analyses and investigations as PL Capital, LLC deemed appropriate. The oral and written opinions provided by PL Capital, LLC to Pinnacle were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates thereof.

    In connection with its review and arriving at its opinion, PL Capital, LLC relied upon the accuracy and completeness of the financial information and other pertinent information provided by Pinnacle and CB to PL Capital, LLC for purposes of rendering its opinion. PL Capital, LLC did not assume any obligation to independently verify any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for Pinnacle and CB and provided to PL Capital, LLC by the respective managements, as well as projections of cost savings, revenue enhancements and operating synergies, PL Capital, LLC assumed that these materials had been reasonably

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prepared on bases reflecting the best available estimates and judgments of
Pinnacle and CB as to the future performance of the separate and combined entities and that the projections provided a reasonable basis upon which PL Capital, LLC could form its opinion. Neither Pinnacle nor CB publicly discloses such internal management projections of the type provided to PL Capital, LLC in connection with PL Capital, LLC's role as financial advisor to Pinnacle in review of the CB Merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, but notwithstanding, factors relative to the general economic and competitive conditions facing Pinnacle and CB. Accordingly, actual results could vary significantly from those set forth in the respective projections.


    PL Capital, LLC did not make an independent evaluation of loan portfolios of Pinnacle or CB or the allowance for loan losses with respect thereto and therefore assumes that such allowances for Pinnacle and CB are adequate to cover such losses. In addition, PL Capital, LLC does not assume responsibility for the review of individual credit files nor make an independent evaluation, appraisal or physical inspection of the assets or individual properties of Pinnacle or CB, nor was PL Capital, LLC provided with such appraisals. Furthermore, PL Capital, LLC assumes that the CB Merger will be consummated in accordance with the terms set forth in the CB Merger Agreement, without any waiver of any material terms or conditions by Pinnacle and that obtaining the necessary regulatory approvals for the CB Merger will not have an adverse effect on either separate institution or the combined entity. Moreover, in each analysis that involves per share data for Pinnacle or the combined entity, PL Capital, LLC adjusted the data to reflect full dilution, i.e. the exercise of all outstanding options and/or warrants. In particular, PL Capital, LLC assumes that the CB Merger will be recorded as a "pooling-of-interests" in accordance with generally accepted regulatory and accounting principles.


    In connection with rendering its opinion to the Pinnacle Board, PL Capital, LLC performed a variety of financial and comparative analyses which are briefly summarized below. Such summary of analyses does not purport to be a complete description of the analyses performed by PL Capital, LLC. Moreover, PL Capital, LLC believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete scope of the process underlying the analyses and, more importantly, the opinion derived from them. The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, PL Capital, LLC also accounted for the assessment of general economic, financial market and other financial conditions. Furthermore, PL Capital, LLC drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its knowledge of the banking industry on a whole. Any estimates contained in PL Capital, LLC's analyses were not necessarily indicative of future results or values which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals or necessarily reflect the prices at which companies or their respective securities actually may be sold. Most notably, none of the analyses performed by PL Capital, LLC were assigned a greater significance by PL Capital, LLC than any other in deriving its opinion.

    The analyses performed by PL Capital, LLC in rendering its opinion are briefly described below.

    CB MERGER--COMPARABLE TRANSACTIONS ANALYSIS. PL Capital, LLC reviewed and compared actual information for comparable pending or closed transactions it deemed pertinent to the CB Merger, including midwestern thrift transactions with sellers' assets between $200 million and $1.5 billion (the "PLC Selected Thrift Transactions").

    The PLC Selected Thrift Transactions consisted of (note: selling company is in italics): Mutual Savings Bank, Milwaukee, WI/FIRST FEDERAL BANCSHARES, EAU CLAIRE, WI; MAF Bancorp, Clarendon Hills, IL/N.S. BANCORP, Chicago, IL; Commercial Federal, Omaha, NE/RAILROAD FINANCIAL, WICHITA, KS; CNB Bancshares Inc., Evansville, IN/UFBANCORP INC., EVANSVILLE, IN; Fifth Third Bancorp, Cincinnati, OH/FALLS FINANCIAL

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INC., CUYAHOGA FALLS, OH; NBD Bancorp, Detroit, Ml/DEERBANK CORP, DEERFIELD, IL;
Firstar Corp, Milwaukee, WI/INVESTORS BANK CORP, WAYZATA, MN; FirstMerit Corp, Akron, OH/CIVISTA CORPORATION, CANTON, OH; NBD Bancorp, Detroit, MI/AMERIFED FINANCIAL CORP, JOLIET, IL; First Banks, Inc., Creve Coeur, MO/ RIVER VALLEY
FSB, PEORIA, IL; Fifth Third Bancorp, Cincinnati, OH/CUMBERLAND FEDERAL, LOUISVILLE, KY; Roosevelt Financial, Chesterfield, MO/HOME FEDERAL BANCORP OF
MO, ST. LOUIS, MO; Mercantile Bancorp, St. Louis, MO/UNITED POSTAL BANCORP, ST. LOUIS, MO; Huntington Bancshares, Columbus, OH/ RAILROADMEN'S FS&LA, INDIANAPOLIS, IN; Standard Federal Bank, Troy, MI/HERITAGE BANKCORP, TAYLOR, MI; PNC Bank Corp, Pittsburgh, PA/GATEWAY FED CORP, CINCINNATI, OH; Metropolitan Financial, Minneapolis, MN/WESTERN FINANCIAL, OVERLAND PARK, KS; TCF Financial Corp, Minneapolis, MN/REPUBLIC CAPITAL GROUP, MILWAUKEE, WI; Charter One Financial, Cleveland, OH/WOMEN'S FEDERAL SB, CLEVELAND, OH; and First Financial Corp, Stevens Point, WI/UNITED FEDERAL BANK, GALESBURG, IL.


    The analysis of the PLC Selected Thrift Transactions indicated, among other things, that based on the announced transaction value, (i) the median multiple of deal price to respective last twelve months' earnings was 20.7 and (ii) the median ratio of deal price to book value per share was 1.46%, and (iii) the average tangible book premium as a percentage of core deposits was 6.10%. For the CB Merger, the multiple of transaction value to last twelve months earnings was 19.5 and the ratio of transaction value to book value was 2.03%.


    CB MERGER--ACCRETION/DILUTION ANALYSIS. On the basis of the range of projections prepared by the respective managements of Pinnacle and CB and the range of projected net cost savings, revenue enhancements and synergy benefits provided to it, PL Capital, LLC compared pro forma net income, book value and tangible book value for the combined entity to the stand-alone projections for Pinnacle. This analysis assumed synergistic after-tax cost savings and transaction expenses, which are assumed to occur in 1997, in accordance with the range of projections provided to PL Capital, LLC.


    The accretion/dilution analysis showed, among other things, that the CB Merger would result in a projected earnings accretion of approximately 1% in 1997 for holders of Pinnacle Common Stock, ignoring one-time expenses related to the transaction. The analysis also showed the CB Merger would result in accretion to Pinnacle's tangible book value as of December 31, 1997 of approximately 4%.



    CB MERGER--OTHER ANALYSES. PL Capital, LLC also reviewed certain other information regarding selected pro forma industry rankings, the institutional and inside ownership of Pinnacle Common Stock and CB Common Stock and the historical performance, trading value and other relevant market information of Pinnacle Common Stock and CB Common Stock.


    No other company used as a comparison in the above analyses is identical to Pinnacle, CB or the combined entity; and no other transaction is identical to the CB Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial market and operating characteristics of the companies and other factors that could affect the public trading volume of the companies to which Pinnacle, CB and the combined entity are being compared.

    For its financial advisory services provided to Pinnacle, upon closing of the CB Merger, PL Capital, LLC will be paid a fee of $275,000. In addition, Pinnacle has agreed to pay PL Capital, LLC a fee of $20,000 for rendering its fairness opinion, to reimburse PL Capital, LLC for all reasonable out-of-pocket expenses, estimated to be $10,000, incurred by it on Pinnacle's behalf, and to indemnify PL Capital, LLC against certain liabilities, including any which may arise under the federal securities laws.

OPINION OF IFC FINANCIAL ADVISOR

    GENERAL. Pursuant to a letter agreement dated as of November 13, 1996 (the "Sandler O'Neill Agreement"), IFC retained Sandler O'Neill as an independent financial advisor in connection with strategic planning and merger and acquisition transactions. Sandler O'Neill is a nationally recognized

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investment banking firm whose principal business specialty is banks and savings institutions and, in that connection, is regularly engaged in the valuation of such businesses and their securities in connection with mergers and acquisitions and other corporate transactions.

    Pursuant to the terms of the Sandler O'Neill Agreement, Sandler O'Neill acted as financial advisor to IFC in connection with the IFC Merger. In connection therewith, at the November 14, 1996 meeting at which the IFC Board approved and adopted the Original IFC Merger Agreement, Sandler O'Neill delivered a written opinion to the IFC Board that, as of November 14, 1996, the consideration to be received by the holders of shares of IFC Common Stock pursuant to the IFC Merger Agreement (the amount of which was determined by Pinnacle and IFC on the basis of arm's-length negotiations between Pinnacle and
IFC) was fair, from a financial point of view, to such stockholders. Sandler O'Neill has also delivered a written opinion (the "Sandler O'Neill Fairness Opinion"), dated as of the date of this Joint Proxy Statement/Prospectus which is substantially similar to its November 14, 1996 opinion. THE FULL TEXT OF THE SANDLER O'NEILL FAIRNESS OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX H TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF SUCH OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SAID ANNEX H. HOLDERS OF IFC COMMON STOCK ARE URGED TO READ THE SANDLER O'NEILL FAIRNESS OPINION IN ITS ENTIRETY IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSED IFC MERGER. THE SANDLER O'NEILL FAIRNESS OPINION SHOULD NOT BE CONSTRUED BY THE HOLDERS OF SHARES OF IFC COMMON STOCK OR PINNACLE COMMON STOCK OR CB COMMON STOCK AS A RECOMMENDATION AS TO HOW THEY SHOULD VOTE AT THE IFC ANNUAL MEETING OR THE PINNACLE ANNUAL MEETING OR THE CB SPECIAL MEETING.

    In connection with rendering its opinion dated November 14, 1996, Sandler O'Neill performed a variety of financial analyses. The following is a summary of such analyses, but does not purport to be a complete description of Sandler O'Neill's analysis. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Sandler O'Neill Fairness Opinion. In performing its analyses, Sandler O'Neill made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Pinnacle, IFC and Sandler O'Neill. Any estimates contained in Sandler O'Neill's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and, accordingly, none of IFC, Pinnacle or Sandler O'Neill assumes responsibility for their accuracy.

    STOCK TRADING HISTORY. Sandler O'Neill examined the history of the trading prices and the volume of IFC Common Stock and Pinnacle Common Stock, and the relationship between the movements in the prices of the IFC and the Pinnacle Common Stock, respectively, to movements in certain stock indices, including the Standard & Poor's 500 Index, the Nasdaq Banking Index and a composite group of publicly traded savings institutions (in the case of IFC) and publicly traded commercial banks (in the case of Pinnacle) in geographic proximity and of similar asset size.

    ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES. In preparing its presentation, Sandler O'Neill used publicly available information to compare selected financial and market trading information, including book value, tangible book value, earnings, asset quality ratios, loan loss reserve levels, profitability and capital adequacy, of IFC and two different groups of selected savings institutions. The first group consisted of the following 14 publicly-traded savings institutions (the "Regional Thrift Group") which operate in the same general geographic region as IFC and are of comparable size: First Indiana Corporation, D & N Financial Corporation, FirstFederal Financial Svcs, CFSB Bancorp, Inc., Ottawa Financial Corporation,

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
Mutual Savings Bank, FSB, Home Federal Bancorp, FirstFed Bancshares, FFY Financial Corp., Avondale Financial Corp., Security First Corp., Strongsville Savings Bank, First Defiance Financial, and Calumet Bancorp, Inc. Sandler O'Neill also compared IFC to a group of 10 publicly-traded savings institutions of comparable size which were considered to be highly-valued (the "Highly-Valued Group") by investors. The Highly-Valued Group was comprised of: InterWest Bancorp., Inc., Eagle Financial Corp., American Federal Bank, FSB, WSFS Financial Corporation, Magna Bancorp, Inc., Dime Financial Corp., Great Southern Bancorp, Inc., Coastal Financial Corp., Glacier Bancorp, Inc., and PVF Capital Corp. The analysis compared publicly available period-end financial information as of and for the periods ended December 31, 1991 through June 30, 1996. The following comparisons are based upon the June 30, 1996 financial information. The data described below with respect to the Regional Thrift Group and the Highly-Valued Group consists of the median data for such groups.

    The total assets of IFC were approximately $750 million, compared to $630 million for the Regional Thrift Group and approximately $1.0 billion for the Highly-Valued Group. The annual growth rate of assets for IFC was positive 2.10%, compared to a positive growth rate of approximately 7% for the Regional Thrift Group and approximately 9% for the Highly-Valued Group. The total equity of IFC was approximately $70 millon, compared to approximately $70 million for the Regional Thrift Group and approximately $71 million for the Highly-Valued Group. The tangible equity to total assets ratio was 8.82% for IFC, compared to 8.20% for the Regional Thrift Group and 6.97% for the Highly-Valued Group. The net loans to assets ratio for IFC was approximately 75%, compared to approximately 76% for the Regional Thrift Group and approximately 64% for the Highly-Valued Group. The cash and securities to total assets ratio was approximately 19% for IFC, compared to approximately 20% for the Regional Thrift Group and approximately 30% for the Highly-Valued Group. Total deposits were approximately $564 million for IFC, compared to approximately $475 million for the Regional Thrift Group and approximately $655 million for the Highly-Valued Group. IFC had a gross loans to total deposits ratio of approximately 99%, compared to approximately 104% for the Regional Thrift Group and approximately 101% for the Highly-Valued Group. The total borrowings to total asset ratio for IFC was approximately 14%, compared to approximately 14% for the Regional Thrift Group and approximately 24% for the Highly-Valued Group. The ratio of non-performing loans to total assets for IFC was 0.69%, compared to 0.24% for the Regional Thrift Group and .77% for the Highly-Valued Group. The ratio of non-performing assets to total assets for IFC was 1.26%, compared to 0.31% for the Regional Thrift Group and 0.82% for the Highly-Valued Group. The ratio of loan loss reserves to non-performing loans for IFC was 131.40%, compared to approximately 262.5% for the Regional Thrift Group and approximately 153.0% for the Highly-Valued Group. The net interest margin of IFC was 3.76%, compared to 3.58% for the Regional Thrift Group and 3.97% for the Highly-Valued Group. The ratio of non-interest income to average assets for IFC was 0.62%, compared to 0.54% for the Regional Thrift Group and 1.21% for the Highly-Valued Group. The ratio of non-interest expense to average assets was 2.87% for IFC, compared to 2.28% for the Regional Thrift Group and 2.53% for the Highly-Valued Group. The efficiency ratio of IFC was 66.23%, compared to approximately 57% for the Regional Thrift Group and approximately 55% for the Highly-Valued Group. The overhead ratio of IFC was 59.23%, compared to approximately 52% for the Regional Thrift Group and approximately 46% for the Highly-Valued Group. The return on average assets for IFC was .91%, compared to 0.91% for the Regional Thrift Group and 1.45% for the Highly-Valued Group. The return on average equity for IFC was 9.37%, compared to approximately 7.8% for the Regional Thrift Group and approximately 17.4% for the Highly-Valued Group. The price to tangible book value for IFC was 146.53%, compared to approximately 138% for the Regional Thrift Group and approximately 200% for the Highly-Valued Group. The price to earnings per share multiple for IFC was 14.89x, compared to approximately 15.8x for the Regional Thrift Group and 12.3x for the Highly-Valued Group.

    Sandler O'Neill also used publicly available information to perform a similar comparison of selected financial and market trading information for Pinnacle and two different groups of selected banking institutions. The first group consisted of the following 15 publicly-traded commercial banks (the "Regional Bank Group") which operate in the same general geographic region: Park National Corporation, Republic

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
Bancorp Inc., First Financial Corporation, Heritage Financial Services, Irwin Financial Corporation, National City Bancshares, Inc., Second Bancorp, Inc., Citizens Bancshares, Pinnacle Banc Group, Inc., Michigan Financial Corporation, Independent Bank Corporation, Old Second Bancorp, Inc., First Oak Brook Bancshares, Ambanc Corp., and First Merchants Corp. Sandler O'Neill also compared Pinnacle to a group of 13 publicly-traded commercial banks of comparable size which were considered to be highly-valued (the "Highly-Valued Bank Group") by investors. The Highly-Valued Bank Group was comprised of: Park National Corporation, National Penn Bancshares, Inc., Texas Regional Bancshares, Inc., Heritage Financial Services, Irwin Financial Corporation, Westernbank Puerto Rico, F&M Bancorporation, Inc., CVB Financial Corp., Mississippi Valley Bancshares, MainStreet Bank Group, Inc., Citizens Bancshares, Independent Bank Corporation, and Arrow Financial Corporation. The analysis compared publicly available period-end financial information as of and for the periods ending December 31, 1991 through June 30, 1996. The following comparisons are based upon the June 30, 1996 financial information. The data described below with respect to the Regional Bank Group and the Highly-Valued Bank Group consists of the median data for such groups.

    The total assets of Pinnacle were approximately $970 million, compared to $850 million for the Regional Bank Group and $1.1 billion for the Highly-Valued Bank Group. The annual growth rate of assets for Pinnacle was positive 122%, compared to a positive growth rate of approximately 9% for the Regional Bank Group and approximately 18% for the Highly-Valued Bank Group. The total equity of Pinnacle was approximately $72 million, compared to approximately $80 millon for the Regional Bank Group and approximately $80 million for the Highly-Valued Bank Group. The tangible equity to total assets ratio was 5.88% for Pinnacle, compared to approximately 8.9% for the Regional Bank Group and approximately 7.7% for the Highly-Valued Bank Group. The net loans to total assets ratio for Pinnacle was approximately 53.61%, compared to approximately 58.4% for the Regional Bank Group and approximately 63.4% for the Highly-Valued Bank Group. The cash and securities to total assets ratio was approximately 38% for Pinnacle, compared to approximately 33% for the Regional Bank Group and approximately 32% for the Highly-Valued Bank Group. Total deposits were approximately $740 million for Pinnacle, compared to approximately $680 million for the Regional Bank Group and approximately $895 million for the Highly-Valued Bank Group. Pinnacle had a gross loans to total deposits ratio of approximately 71%, compared to approximately 76% for the Regional Bank Group and approximately 82% for the Highly-Valued Bank Group. The total borrowings to total assets ratio for Pinnacle was approximately 16%, compared to approximately 10% for the Regional Bank Group and approximately 7% for the Highly-Valued Bank Group. The total non-performing loans to total assets ratio for Pinnacle was 0.29%, compared to 0.32% for the Regional Thrift Group and 0.31% for the Highly-Valued Bank Group. The non-performing assets to total assets ratio for Pinnacle was 0.41%, compared to 0.39% for the Regional Thrift Group and 0.39% for the Highly-Valued Bank Group. The ratio of loan loss reserves to non-performing loans for Pinnacle was 209%, compared to approximately 218% for the Regional Bank Group and approximately 281% for the Highly-Valued Bank Group. The ratio of loan loss reserves to non-performing assets for Pinnacle was approximately 145%, compared to approximately 188% for the Regional Bank Group and approximately 223% for the Highly-Valued Bank Group. The net interest margin of Pinnacle was 3.93%, compared to 4.47% for the Regional Bank Group and 5.10% for the Highly-Valued Bank Group. The ratio of non-interest income to average assets for Pinnacle was .76%, compared to .85% for the Regional Bank Group and .83% for the Highly-Valued Bank Group. The ratio of non-interest expense to average assets was 2.70% for Pinnacle, compared to 2.87% for the Regional Bank Group and 3.07% for the Highly-Valued Bank Group. The efficiency ratio of Pinnacle was 57.28%, compared to approximately 57.4% for the Regional Bank Group and approximately 56.2% for the Highly-Valued Bank Group. The overhead ratio of Pinnacle was 48.46%, compared to approximately 47.9% for the Regional Bank Group and approximately 48.2% for the Highly-Valued Bank Group. The return on average assets for Pinnacle was 1.16%, compared to 1.24% for the Regional Bank Group and 1.38% for the Highly-Valued Bank Group. The return on average equity for Pinnacle was 14.26%, compared to approximately 12.8% for the Regional Bank Group and approximately 17.5% for the Highly-Valued Bank

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
Group. The price to tangible book value for Pinnacle was 229.15%, compared to approximately 190% for the Regional Bank Group and approximately 216% for the Highly-Valued Bank Group. The price to earnings per share multiple for Pinnacle was 13.17x, compared to 12.7x for the Regional Bank Group and 12.4x for the Highly-Valued Bank Group.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Sandler O'Neill reviewed 44 transactions announced from January 1, 1996 to October 10, 1996 involving public savings institutions nationwide as targets for transaction values over $15 million ("All Transactions") and 10 transactions announced from January 1, 1996 to September 16, 1996 involving public savings institutions in the Midwest ("Regional Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and deposit premium paid in each such transaction and computed high, low, mean and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of IFC Common Stock of $19.66 to $25.56. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of IFC Common Stock of $18.97 to $31.75.

    In addition, Sandler O'Neill reviewed transactions announced from January 1, 1996 to October 24, 1996 involving public bank institutions nationwide as targets with transaction values over $15 million ("All Transactions") and 10 transactions announced from January 1, 1996 to October 11, 1996 involving public bank institutions in the Midwest ("Regional Transactions"). Sandler O'Neill reviewed the ratios of price to earnings, price to book value, price to tangible book value, price to deposits, price to assets, and deposit premium paid in each such transaction and computed high, low, mean, and median ratios and premiums for the respective groups of transactions. Based upon the median multiples for All Transactions, Sandler O'Neill derived an imputed range of values per share of the pro forma Pinnacle Common Stock of $26.87 to $37.13. Based upon the median multiples for Regional Transactions, Sandler O'Neill derived an imputed range of values per share of the Pinnacle Common Stock of $24.70 to $37.31.

    SUMMARY CONTRIBUTION ANALYSIS. Sandler O'Neill computed the contribution to the combined entity's September 30, 1996 pro forma financial results attributable to each of IFC and Pinnacle. The computation showed that IFC and Pinnacle contributed to the combined company approximately 44.27% and 55.73%, respectively, of total assets, 43.89% and 56.11%, respectively, of total liabilities, 48.77% and 51.23%, respectively, of total equity, 52.22% and 47.78%, respectively, of total tangible equity, 40.77% and 59.23%, respectively, of net income available to common shares (absent of IFC's SAIF assessment), and 45.10% and 54.90% of pro forma ownership of the combined entity (using the IFC Exchange Ratio of 1.00).

    DISCOUNTED DIVIDEND STREAM AND TERMINAL VALUE ANALYSIS. Sandler O'Neill also performed an analysis which estimated the future stream of after-tax dividend flows of IFC through the year 2001 under various circumstances, assuming IFC performed in accordance with the earnings forecasts of its management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio). To approximate the terminal value of IFC Common Stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 8x to 17x and applied multiples of book value ranging from 80.0% to 180.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 10% to 16.0%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of IFC Common Stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values per share of IFC Common Stock between $13.55 and $31.72 when applying the price to earnings multiples, and an imputed range of values per share of IFC Common Stock between $11.22 and $26.49 when applying multiples of book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the IFC Board.

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
    In addition, Sandler O'Neill performed an analysis which estimated the future stream of after-tax dividend flows of Pinnacle on pro-forma basis, assuming consummation of the IFC Merger (the "Combined Company") through the year 2002 under various circumstances, assuming (i) the operations of the Combined Company attributable to IFC performed in accordance with the earnings forecasts of IFC's management and certain variations thereof, as described in the previous paragraph; (ii) the operations of the Combined Company attributable to Pinnacle performed in accordance with the earnings forecasts of Pinnacle's management and certain variations thereof (including variation with respect to the growth rate of assets, net interest spread, non-interest income, non-interest expense and dividend payout ratio); and (iii) the Combined Company's realized cost savings equal to 16.82% of IFC's projected non-interest expenses (other than the expense of deposit insurance). To approximate the terminal value of the Combined Company's common stock at the end of the five-year period, Sandler O'Neill applied price to earnings multiples ranging from 10x to 20x and applied multiples of book value ranging from 100.0% to 200.0%. The dividend income streams and terminal values were then discounted to present values using different discount rates (ranging from 9.0% to 13.5%) chosen to reflect different assumptions regarding required rates of return of holders of prospective buyers of the Combined Company's common stock. This analysis, assuming the current dividend payout ratio, indicated an imputed range of values of the one (1) share of Pinnacle Common Stock to be received in the IFC Merger for each share of IFC Common Stock of between $23.58 and $51.49 when applying the price to earnings multiples, and an imputed range of values of the shares of Pinnacle Common Stock to be received in the IFC Merger for each share of IFC Common Stock of between $16.59 and $34.38 when applying multiples of book value. In connection with its analysis, Sandler O'Neill extensively used sensitivity analyses to illustrate the effects changes in the underlying assumptions would have on the resulting present value, and discussed these changes with the IFC Board.


    In connection with rendering the Sandler O'Neill Fairness Opinion, Sandler O'Neill confirmed the appropriateness of its reliance on the analysis used to render its November 14, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which they were based and the factors considered in connection therewith. Sandler O'Neill also reviewed, among other things: (i) the IFC Merger Agreement and exhibits thereto; (ii) the Pinnacle/IFC Stock Option Agreements; (iii) the CB Merger Agreement; (iv) a draft of this Joint Proxy Statement/Prospectus; (v) Pinnacle's audited consolidated financial statements and management's discussion and analysis of the condition and results of operations contained in its annual report to stockholders for the year ended December 31, 1996; (vi) IFC's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to stockholders for the fiscal year ended December 31, 1996; (vii) Pinnacle's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996;
(viii) IFC's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; (ix) certain financial analyses and forecasts of IFC prepared by and reviewed with management of IFC and the views of senior management of IFC regarding IFC's past and current business operations, results thereof, financial condition and future prospect; (x) certain financial analyses and forecasts of Pinnacle prepared by and reviewed with management of Pinnacle and the views of senior management of Pinnacle regarding each of Pinnacle's and CB's past and current business operations, results thereof, financial conditions and future prospects; (xi) CB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended March 31, 1996; (xii) CB's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 1996, respectively; (xiii) the pro forma impact of the IFC Merger and the CB Merger on Pinnacle; (xiv) the historical reported price and trading activity for Pinnacle Common Stock and IFC Common Stock, including a comparison of certain financial and stock market information for Pinnacle and IFC with similar information for certain other companies the securities of which are publicly traded; (xv) the financial terms of recent business combinations in the savings institution and banking industries; (xvi) the current market environment generally and the banking environment in particular; and (xvii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O'Neill considered relevant. Sandler O'Neill was not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.



    In performing its review, Sandler O'Neill assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and Sandler O'Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Pinnacle, IFC, CB, or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Pinnacle and IFC). With respect to the financial projections reviewed with each company's management, Sandler O'Neill assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Pinnacle and IFC and that such performances will be achieved. Sandler O'Neill also assumed that there has been no material change in Pinnacle's, IFC's or CB's assets, financial condition, results of operations, business or prospects since March 31, 1997 (in the case of Pinnacle and IFC) and December 31 1996 (in the case of CB), the date of the last financial statements noted above. Sandler O'Neill assumed that each of the IFC Merger and the CB Merger will qualify for "pooling-of-interests" accounting treatment and has further assumed that each of Pinnacle, the Company and CB will remain as a going concern for all periods relevant to its analyses and that the conditions precedent in the IFC Merger Agreement and the CB Merger Agreement are not waived.


    Under the Sandler O'Neill Agreement, IFC will pay Sandler O'Neill a transaction fee in connection with the IFC Merger, a substantial portion of which is contingent upon the consummation of the IFC Merger. Under the terms of the Sandler O'Neill Agreement, IFC will pay Sandler O'Neill a transaction fee equal to $775,000, of which 25% was paid upon execution of the IFC Merger Agreement and 75% will be paid if the IFC Merger is consummated. IFC has also paid Sandler O'Neill a fee of $50,000 for rendering the Sandler O'Neill Fairness Opinion, all of which amount will be credited towards the fee payable to Sandler O'Neill upon consummation of the IFC Merger. IFC has also agreed to reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents, and controlling persons against certain expenses and liabilities, including liabilities under securities laws.

OPINION OF CB FINANCIAL ADVISOR

    Pursuant to an engagement letter dated as of September 12, 1996 (the "Webb Engagement Letter"), CB retained Webb on an exclusive basis to render financial advisory and investment banking services to CB in connection with strategic planning and merger and acquisition transactions.

    Webb is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank, bank holding company and thrift institution securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Webb has experience in, and knowledge of, the valuation of banking enterprises. Webb was selected by CB on the basis of its familiarity with CB, its qualifications, its previous experience in similar transactions and its reputation in the banking and investment communities. Webb has acted exclusively for the CB Board in rendering its fairness opinion and will receive a fee from CB for its services.

    At the March 1, 1997 special meeting of the CB Board, Webb rendered its written opinion to the CB Board to the effect that, as of such date, the CB Exchange Ratio was fair to the stockholders of CB from a financial point of view. Webb has also delivered a written opinion to the CB Board dated as of the date of this Joint Proxy Statement/Prospectus to the effect that, as of such date, the CB Exchange Ratio was fair to the stockholders of CB from a financial point of view.

    THE FULL TEXT OF WEBB'S OPINION IS ATTACHED AS ANNEX I TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX
I. CB STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERWRITTEN BY WEBB IN CONNECTION THEREWITH. WEBB'S OPINION IS DIRECTED ONLY TO THE CB EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CB STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE CB SPECIAL MEETING.

    In connection with its opinion, Webb reviewed, analyzed and relied upon the following material relating to the financial and operating condition of CB and
Pinnacle: (i) the CB Merger Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1994 for Pinnacle and March 31, 1996 and March 31, 1995 for CB;
(iii) certain interim reports to stockholders of CB and Pinnacle and Quarterly Reports on Form 10-Q of CB and Pinnacle and certain other communications from CB and Pinnacle to their respective stockholders; (iv) other financial information concerning the businesses and operations of CB and Pinnacle furnished to Webb by CB and Pinnacle for the purpose of Webb's analysis, including certain internal financial analyses and forecasts for CB and Pinnacle prepared by senior management of CB and Pinnacle; (v) certain publicly available information concerning the trading of, and the trading market for, the common stock of CB and Pinnacle; and (vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Webb considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Annex I to this Joint Proxy Statement/Prospectus, Webb reviewed a draft of this Joint Proxy Statement/Prospectus in substantially the form hereof. Webb also held discussions with senior management of CB and Pinnacle concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations. Webb also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. Webb's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Webb through the date thereof.

    In conducting its review and arriving at its opinion, Webb relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Webb did not attempt to verify such information independently. Webb relied upon the managements of CB and Pinnacle as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefor) provided to Webb and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. Webb also assumed, without independent verification, that the aggregate allowances for loan losses for CB and Pinnacle are adequate to cover such losses. Webb did not make or obtain any evaluations or appraisals of the property of CB or Pinnacle, nor did Webb examine any individual loan credit files. Webb was informed by CB, and assumed for purposes of its opinion, that the CB Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles.

    Prior to rendering the written opinion attached as Annex I to this Joint Proxy Statement/Prospectus, Webb reviewed with the CB Board on February 4, 1997 certain financial aspects of the proposed CB Merger and rendered a written opinion as to the fairness of the CB Exchange Ratio to the CB Board on March 1, 1997. Set forth below is a summary of the material factors considered by and valuation methodologies presented by Webb to the CB Board on February 4, 1997 and March 1, 1997 and utilized by Webb in connection with rendering its opinion as to the fairness, from a financial point of view, of the CB Exchange Ratio to CB's stockholders.

    ANALYSIS OF THE PINNACLE OFFER. Webb reviewed certain historical information for CB and Pinnacle and calculated the imputed value of the Pinnacle offer to holders of CB Common Stock. Webb calculated the multiple which the CB Exchange Ratio represents, based on an assumed per share purchase price of $35.00, when compared to CB's December 31, 1996 stated book value per share of $17.21, its estimated fully diluted tangible book value per share of $16.16, its trailing twelve months earnings of $1.76 per share and its trailing twelve months fully diluted earnings of $1.64 per share. The price to stated book value multiple was 2.03 times, the price to fully diluted tangible book value multiple was 2.03 times, and the price to trailing twelve months earnings per share multiple was 19.48 times and the price to its trailing twelve months fully diluted multiple was 21.34 times. Webb also described the financial effect of the feature of the CB Exchange Ratio that generally would enable each share of CB Bancorp to be exchanged for no more than 1.5217 and no less than 1.2069 shares of Pinnacle Common Stock. Webb also noted that, based on the closing price of Pinnacle's Common Stock on February 28, 1997 ($27.75 per share) and assuming that the Average Closing Price was equal to such closing price, the CB Exchange Ratio under the Pinnacle proposal would be 1.2612 and CB's stockholders would receive Pinnacle Common Stock with a value (valued at such closing price) of $35.00.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Webb reviewed certain financial data related to 16 completed bank holding company and thrift holding company acquisitions of thrifts. The selected acquisitions included the following transactions (identified by acquiror/acquiree): Pinnacle Banc Group/Financial Security; Security Banc Corp./Third Financial; Old National Bancorp./Workingmens Capital; ISB Financial Corp./Jefferson Bancorp; CFX Corporation/Milford Coop Bank; Barnett Banks Inc./First Financial-Polk County; United Bankshares/Eagle Bancorp; First Citizens BancShares/Allied Bank Capital; Roosevelt Financial/Kirksville Bancshares; FCNB Corp./Laurel Bancorp; Co-op Bank Concord/Bank of Braintree; First Fed Capital Corp./Rock Financial Corp.; Main Street Community/Lexington Savings Bank; CitFed Bancorp, Inc./PSB Holdings Corp.; Great Financial Corp./First Financial Shares; and National City Bancshares/United Financial Bancorp.

    Webb also reviewed certain financial data related to six pending bank holding company and thrift holding company acquisitions of thrifts. The selected acquisitions included the following transactions (identified by acquiror/acquiree): PennFirst Bancorp/Troy Hill Bancorp; Northwest Savings/Bridgeville Savings; Western Ohio Financial/Seven Hills Financial; ISB Financial/Jefferson Bancorp; Camco Financial/First Ashland Financial; and BancSecurity Corp/Marshalltown Financial.

    The information in the following table summarizes the material information analyzed by Webb with respect to the 16 completed and six pending merger transactions listed above. The summary does not purport to be a complete description of the analysis performed by Webb and should not be construed independently of the other information considered by Webb in rendering its opinion.

                                                                            CONSIDERATION AS A
                                                      CONSIDERATION AS A    PERCENT OF TANGIBLE    CONSIDERATION AS A
                                                     PERCENT OF BOOK VALUE      BOOK VALUE       MULTIPLE OF EARNINGS(1)
                                                     ---------------------  -------------------  -----------------------
Median for Completed Transactions..................           141.13                141.13                  19.17x
Median for Pending Transactions....................           123.98                123.98                  23.22x

Highest Amount for Completed Transactions..........           190.42                190.42                  41.00x
Lowest Amount for Complete Transactions............           104.17                106.42                  10.67x

Highest Amount for Pending Transactions............           145.02                143.02                  33.50x
Lowest Amount for Pending Transactions.............           108.80                108.80                  17.83x

Pinnacle Offer.....................................           203.32                203.32                  19.48x

------------------------

(1) Earnings were computed for a twelve month period, but not necessarily a fiscal year basis. Earnings and book values have not been adjusted for the recapitalization of the SAIF deposit insurance fund.

    No company or transaction used as a comparison in the above analysis is identical to CB, Pinnacle or the CB Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

    CONTRIBUTION ANALYSIS. Webb analyzed the relative contribution of each of CB and Pinnacle (including IFC) to certain balance sheet and income statement items, including assets, deposits, stockholders' equity and estimated earnings. Webb then compared the relative contribution of such balance sheet and income statement items, with ownership percentages of between approximately 15.01% and 12.29% for CB stockholders based on a CB Exchange Ratio that could range between
1.5217 and 1.2069. The contribution analysis showed that under the Pinnacle proposal, CB would contribute approximately 10.65% of the combined assets, 10.53% of the combined deposits, 12.12% of the combined stockholders' equity and 12.95% of the twelve month earnings ended December 31, 1996 of the companies (before cost savings).

    This analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and exit multiples, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of CB and Pinnacle. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future.

    The summary contained herein provides a summary description of the material analyses prepared by Webb in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Webb in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Webb believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Webb's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Webb's view of the actual value of CB or Pinnacle. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

    In performing its analyses, Webb made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CB and Pinnacle. The analyses performed by Webb are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Webb's analysis of the fairness, from a financial point of view, of the CB Exchange Ratio and were provided to the CB Board in connection with the delivery of Webb's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Webb's opinion, along with its presentation to the CB Board, was just one of many factors taken into consideration by the CB Board in unanimously approving the CB Merger Agreement. See "--Recommendation of the Boards of Directors" and "--Reasons for the Merger" above.

    Pursuant to the Webb Engagement Letter, CB has agreed to pay Webb a cash fee of 1.0% of the total consideration paid to CB's stockholders pursuant to the CB Merger Agreement which fee will total approximately $430,000. Such fee is payable as follows: $25,000 was paid upon the signing of the CB Merger Agreement; $25,000 will be paid upon the mailing of this Joint Proxy Statement/Prospectus and the remainder is contingent upon and will be paid at the closing of the CB Merger. CB also has agreed to indemnify Webb against certain liabilities, including liabilities under the federal securities laws, and to reimburse Webb for certain out-of-pocket expenses. Webb has also provided general advisory and investment banking services to CB since September 12, 1996 and, pursuant to an engagement letter dated September 12, 1996, Webb is entitled to be paid an annual retainer of $25,000. Through the date hereof, Webb has received fees totalling $35,000 pursuant to such general retainer letter.

CERTAIN FORWARD-LOOKING INFORMATION

    This Joint Proxy Statement/Prospectus contains certain forward-looking information concerning possible or assumed future results of the combined companies or the benefits of either one or both of the Mergers. Such information is subject to risks and uncertainties. Pinnacle, IFC and CB have identified certain important factors in addition to those discussed elsewhere in this Joint Proxy Statement/Prospectus and in the documents incorporated herein by reference, which could cause actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted in forward-looking information. All of such factors are difficult to predict and many are beyond the control of Pinnacle, IFC and CB. These important factors include: (i) future economic conditions in the regional and national markets in which the companies compete; (ii) financial market conditions, including, but not limited to, changes in interest rates; (iii) inflation; (iv) changing competition; (v) the ability to carry out business plans; (vi) the ability to enter new markets successfully and capitalize on growth opportunities; and (vii) adverse changes in applicable law, regulations or rules governing financial institutions and environmental, tax or accounting matters.

SUMMARY OF IFC MERGER AGREEMENT

    EFFECTIVE TIME. The IFC Effective Time will be as set forth in Certificates of Merger which will be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the IFC Merger. The IFC Closing Date will occur on a date to be specified by the parties which will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the IFC Merger set forth in the IFC Merger Agreement. Pinnacle and IFC each anticipate that the IFC Merger will be consummated prior to June 30, 1997. However, the consummation of the IFC Merger could be delayed as a result of delays in obtaining any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the IFC Merger Agreement. There can be no assurances as to if or when such approvals will be obtained or that the IFC Merger will be consummated. If the IFC Merger is not effected on or before November 14, 1997, the IFC Merger Agreement may be terminated by either Pinnacle or IFC, unless the failure to effect the IFC Merger by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe the covenants and agreements of such party set forth therein.

    CONVERSION OF SHARES. At the IFC Effective Time, each share IFC Common Stock outstanding, other than shares of IFC Common Stock held in IFC's treasury or held by IFC or Pinnacle or any of their respective wholly-owned subsidiaries (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties ("Trust Account Shares") or in respect of a debt previously contracted ("DPC Shares")), will be converted into the right to receive one (1) share of Pinnacle Common Stock. If, prior to the IFC Effective Time, the outstanding shares of Pinnacle Common Stock or IFC Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the IFC Exchange Ratio. At the IFC Effective Time, all shares of IFC Common Stock owned by IFC as treasury stock and all shares of IFC Common Stock owned, directly or indirectly, by IFC or Pinnacle or any of their respective wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares), will be cancelled and will cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor. Shares of Pinnacle Common Stock issued and outstanding immediately prior to the IFC Effective Time will remain issued and outstanding and be unaffected by the IFC Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the IFC Merger. However, all shares of Pinnacle Common Stock owned by IFC or any of its wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares) will become treasury stock of Pinnacle.

    DISTRIBUTIONS TO STOCKHOLDERS. The IFC Merger Agreement provides that neither Pinnacle nor IFC shall make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except, (i) in the case of Pinnacle, for regular quarterly cash dividends on Pinnacle Common Stock at a rate not in excess of $0.25 per share of Pinnacle Common Stock, (ii) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $0.21 per share of IFC Common Stock, (iii) for dividends paid by any wholly-owned subsidiaries of each of Pinnacle and IFC to Pinnacle or IFC or any of their subsidiaries, respectively, and (iv) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly-owned) of each of Pinnacle and IFC. The IFC Merger Agreement also obligates each of Pinnacle and IFC to coordinate with the other the declaration of any dividends in respect of Pinnacle Common Stock and IFC Common Stock and the record dates and payment dates relating thereto, it being the intent of Pinnacle and IFC that after the date of the IFC Merger Agreement holders of Pinnacle Common Stock or IFC Common Stock do not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Pinnacle Common Stock and/or IFC Common Stock and any shares of Pinnacle Common Stock any such holder receives in exchange for shares of IFC Common Stock in the IFC Merger.

    REPRESENTATIONS AND WARRANTIES. The IFC Merger Agreement contains representations and warranties of Pinnacle and IFC as to, among other things,
(i) the corporate organization and existence of each party and its subsidiaries;
(ii) the capitalization of each party and its subsidiaries; (iii) the corporate power and authority of each party and the compliance of the IFC Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements; (iv) governmental and third-party approvals; (v) the timely filing of required regulatory reports; (vi) each party's financial statements and filings with the Commission; (vii) each party's brokers' fees;
(viii) the absence of certain changes in each party's business since December 31, 1995; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) each party's employee benefit plans and related matters; (xii) the material accuracy and completeness of the filings made by each party with the Commission; (xiii) each party's compliance with applicable law; (xiv) the absence of material defaults under certain contracts;
(xv) agreements between each party and regulatory agencies; (xvi) the activities of the subsidiaries of each party; (xvii) investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities; (xx) environmental liabilities; (xxi) the inapplicability to the transactions contemplated by the Merger Agreement of Chapter 7A of the MBCA and
Section 203 of the DGCL, relating to certain business combinations specified in such statutes; and (xxii) "pooling-of-interests" accounting treatment. IFC has also made representations and warranties as to the inapplicability of the IFC Rights Agreement to the transactions contemplated by the IFC Merger Agreement and the IFC Stock Option Agreement and the redemption, extinguishing, termination and cancellation of the IFC Rights. In the event the IFC Merger is consummated, all representations and warranties of Pinnacle and IFC will expire with and be terminated as of the IFC Effective Time.

    CONDUCT OF BUSINESS PENDING THE MERGER AND OTHER AGREEMENTS. Pursuant to the IFC Merger Agreement, prior to the IFC Effective Time Pinnacle and IFC have each agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (iii) take no action which would adversely affect or delay the ability of either Pinnacle or

IFC to obtain any requisite regulatory approvals or to perform its covenants and agreements under the IFC Merger Agreement or the Pinnacle/IFC Stock Option Agreements.

    Pinnacle and IFC have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the IFC Merger Agreement and to comply with the terms and conditions of all such permits, consents, approvals and authorizations. Pinnacle and IFC have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the IFC Merger. Pinnacle and IFC have also agreed, subject to the terms and conditions of the IFC Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the IFC Merger. Pinnacle also agreed to cause the shares of Pinnacle Common Stock to be issued in the IFC Merger to be listed for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the IFC Effective Time. Pinnacle and IFC also agreed that the employee benefit plans in place on the date the IFC Merger Agreement was entered into with respect to employees of Pinnacle and IFC, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company (the "New Benefit Plans"). These New Benefit Plans will substantially conform to the benefit plans of Pinnacle in effect as of the IFC Effective Time. Pinnacle and IFC have stated their intention to develop the New Benefit Plans, effective as of the IFC Effective Time or as soon thereafter as practicable, and to have the New Benefit Plans, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. Moreover, the New Benefit Plans will not discriminate between employees of the combined corporation who were covered by the benefit plans of Pinnacle, on the one hand, and those covered by the benefit plans of IFC, on the other hand, at the IFC Effective Time. Pinnacle and IFC also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

    Each of Pinnacle and IFC have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the IFC Merger Agreement.

    In addition, except as expressly contemplated by the IFC Merger Agreement or specified in a schedule thereto or as contemplated by the Pinnacle/IFC Stock Option Agreements, each of Pinnacle and IFC has agreed that, without the consent of the other party, it and its subsidiaries will not, among other things:

        (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Pinnacle or any of its subsidiaries to Pinnacle or any of its subsidiaries, on the one hand, or of IFC or any of its subsidiaries to IFC or any of its subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance;

        (ii) adjust, split, combine or reclassify any capital stock; or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (a) in the case of Pinnacle, for regular quarterly cash dividends at a rate not in excess of $.25 per share of Pinnacle Common Stock, (b) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $.21 per share of IFC

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    Common Stock, (c) for dividends paid by any of the wholly-owned subsidiaries of each of IFC and Pinnacle to IFC or Pinnacle or any of their subsidiaries, respectively, and (d) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly-owned) of each of IFC and Pinnacle);

       (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (except as otherwise agreed in writing by Pinnacle and IFC); or issue any additional shares of capital stock except pursuant to (a) the exercise of stock options or warrants outstanding as of November 14, 1996, (b) the Pinnacle/IFC Stock Option Agreements, or (c) as otherwise described in this paragraph (iii);

        (iv) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the IFC Merger Agreement;

        (v) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the IFC Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

        (vi) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

       (vii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

      (viii) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the IFC Merger Agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (ix) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (x) take any action (other than the exercise of its rights under the IFC Stock Option Agreement or the Pinnacle Stock Option Agreement, as the case may be) that would prevent or impede the IFC Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code;

        (xi) amend its certificate of incorporation or articles of incorporation, as the case may be, or its by-laws;

       (xii) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

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      (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the IFC Merger Agreement being or becoming untrue in any material respect at any time prior to the IFC Effective Time, or in any of the conditions to the IFC Merger set forth in the IFC Merger Agreement not being satisfied or in a violation of any provision of the IFC Merger Agreement, except, in every case, as may be required by applicable law; or

       (xiv) agree to, or make any commitment to, take any of the actions listed above.

    CONDITIONS TO THE CONSUMMATION OF THE IFC MERGER. Each party's obligation to effect the IFC Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the IFC Effective Time:

        (i) the IFC Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and IFC Common Stock entitled to vote thereon;

        (ii) the shares of Pinnacle Common Stock which are to be issued to IFC stockholders upon consummation of the IFC Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

       (iii) the requisite regulatory approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

        (iv) the Registration Statement of which this Joint Proxy
    Statement/Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

        (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IFC Merger or any of the other transactions contemplated by the IFC Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the IFC Merger;

        (vi) each party shall have received an opinion of its legal counsel (Silver, Freedman & Taff, L.L.P. in the case of IFC, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), in form and substance reasonably satisfactory to IFC and Pinnacle, dated as of the IFC Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the IFC Effective Time: (a) the IFC Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code and IFC and Pinnacle will each be a party to the reorganization, (b) no gain or loss will be recognized by IFC or Pinnacle as a result of the IFC Merger, (c) no gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the IFC Merger, (d) the tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their IFC Common Stock solely for Pinnacle Common Stock in the IFC Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor and
    (e) the holding period of Pinnacle Common Stock received by stockholders of IFC in the IFC Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held (provided that such IFC Common Stock was held as a capital asset by the holder of such IFC Common Stock at the IFC Effective Time);

       (vii) each party shall have received an opinion of the other party's legal counsel in form and substance reasonably satisfactory to such party and its legal counsel, dated as of the IFC Effective Time, as to (a) the corporate organization and existence of the other party and its subsidiaries; (b) the capitalization of the other party and its subsidiaries; (c) the corporate power and authority of the

                                       77
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    other party and the compliance of the IFC Merger Agreement with (1) the charter and by-laws of the other party, (2) applicable law, and (3) certain material agreements; (d) governmental and third-party approvals; and (e) the absence of material legal proceedings;

      (viii) each party shall have received a letter from its independent certified public accountants (Ernst & Young LLP in the case of IFC, and KPMG Peat Marwick LLP in the case of Pinnacle) addressed to such party, regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement;

        (ix) each party shall have received a "comfort letter" from the other party's independent certified public accountants regarding certain financial information of such other party included or incorporated by reference in the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part;

        (x) each party shall have received a letter from its financial advisors (Sandler O'Neill in the case of IFC, and ABN AMRO Chicago Corporation in the case of Pinnacle) addressed to IFC or Pinnacle, as the case may be, to the effect that consummation of the IFC Merger upon the terms and conditions of the IFC Merger Agreement is fair to such party's stockholders from a financial point of view;

        (xi) the representations and warranties of the other party to the IFC Merger Agreement shall be true and correct in all material respects as of the date of the IFC Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date and except for any changes to a party's disclosure schedule delivered to the other party as of the IFC Closing Date) as of the IFC Closing Date as though made on the IFC Closing Date;

       (xii) each party shall have performed in all material respects all obligations required to be performed by it under the IFC Merger Agreement at or prior to the IFC Closing Date; and

      (xiii) no event or circumstance shall have occurred which has, or is likely to have a materially adverse effect on the other party or upon the right of the other party or any of its subsidiaries to conduct their businesses as presently conducted.

    The obligation of Pinnacle to effect the IFC Merger is also subject to the satisfaction by IFC, or the waiver by Pinnacle, at or prior to the IFC Effective Time, of the condition that all of the IFC Rights be redeemed at a cost to IFC of not more than $0.01 per each share of the IFC Common Stock issued and outstanding, that all of said IFC Rights be extinguished, terminated and cancelled, without any right of exercise, and that all of the IFC Rights only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the IFC Merger will be obtained or whether all of the other conditions precedent to the IFC Merger will be satisfied or waived by the party permitted to do so. If the IFC Merger is not effected on or before November 14, 1997, the IFC Merger Agreement may be terminated by either Pinnacle or IFC, unless the failure to effect the IFC Merger by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

    EXPENSES. The IFC Merger Agreement provides that Pinnacle and IFC will each pay its own expenses in connection with the IFC Merger and the transactions contemplated thereby, except that Pinnacle and IFC will divide equally all printing costs, filing fees and registration fees in connection with the IFC Merger Agreement, this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

    EXTENSION AND WAIVER. At any time prior to the IFC Effective Time, Pinnacle and IFC, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend

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the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the IFC Merger Agreement or in any document delivered pursuant the IFC Merger Agreement and (iii) waive compliance with any of the agreements or conditions contained in the IFC Merger Agreement; except that after any approval of the.transactions contemplated by the IFC Merger Agreement by the respective stockholders of IFC or Pinnacle, there may not be, without further approval of such stockholders, any extension or waiver of the IFC Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of IFC Common Stock.

    AMENDMENT. Subject to compliance with applicable law, the IFC Merger Agreement may be amended by Pinnacle and IFC, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the IFC Merger by the stockholders of Pinnacle or IFC, except that after any approval of the transactions contemplated by the IFC Merger Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any amendment of the IFC Merger Agreement which changes the amount or the form of the consideration to be delivered to the holders of IFC Common Stock under the IFC Merger Agreement, other than as contemplated by the IFC Merger Agreement. In the event the parties contemplate an amendment to the IFC Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder approval, Pinnacle and/or IFC, as the case may be, may resolicit proxies from the stockholders of Pinnacle and/or of IFC, as the case may be, to obtain such approval.

    TERMINATION. The IFC Merger Agreement provides that the IFC Merger may be terminated at any time prior to the IFC Effective Time, whether before or after approval by Pinnacle's or IFC's stockholders:

        (i) by mutual consent of Pinnacle and IFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board of directors;

        (ii) by either the Pinnacle Board or the IFC Board if any governmental entity which must grant a requisite regulatory approval has denied approval of the IFC Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the IFC Merger Agreement;

       (iii) by either the Pinnacle Board or IFC Board if the IFC Merger is not consummated on or before November 14, 1997, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the IFC Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

        (iv) by either the Pinnacle Board or IFC Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the IFC Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the IFC Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the IFC Closing Date;

        (v) by either Pinnacle or IFC if required Pinnacle or IFC stockholder approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof;

        (vi) by either Pinnacle or IFC if any of the conditions to the consummation of the IFC Merger specified by Article VII of the IFC Merger Agreement to the obligation of the terminating party have not been satisfied on the IFC Closing Date; or

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
       (vii) by Pinnacle if the disclosure schedule of IFC delivered to Pinnacle on the IFC Closing Date discloses any change from the disclosure schedule delivered to Pinnacle by IFC in connection with the execution of the IFC Merger Agreement which has, or is likely to have, a material adverse effect on IFC or any of IFC's wholly-owned subsidiaries; or by IFC if the disclosure schedule of Pinnacle delivered to IFC on the IFC Closing Date discloses any change from the disclosure schedule delivered to IFC by Pinnacle in connection with the execution of the IFC Merger Agreement which has, or is likely to have, a material adverse effect on Pinnacle or any of Pinnacle's wholly-owned subsidiaries.

    Any termination pursuant to the foregoing shall be made by written notice from the party seeking termination to the other party.

    In the event of termination of the IFC Merger Agreement, the IFC Merger Agreement will become void and have no effect except (i) for certain specified provisions of the IFC Merger Agreement dealing with confidentiality, the effect of termination, the nonsurvival of representations and warranties, and expenses, and (ii) that neither party will be relieved or released from any liabilities or damages arising out of the willful breach by the other party of any provisions of the IFC Merger Agreement.

SUMMARY OF THE CB MERGER AGREEMENT

    EFFECTIVE TIME. The CB Effective Time will be as set forth in Certificates of Merger which will be filed with the Department of Consumer and Industry Services of the State of Michigan and the Secretary of State of the State of Delaware on the closing date with respect to the CB Merger. The CB Closing Date will occur on a date to be specified by the parties which will be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions precedent to the CB Merger set forth in the CB Merger Agreement. Pinnacle and CB each anticipate that the CB Merger will be consummated prior to June 30, 1997. However, the consummation of the CB Merger could be delayed as a result of delays in obtaining any necessary regulatory agency or other governmental approvals required for the transactions contemplated by the CB Merger Agreement. There can be no assurances as to if or when such approvals will be obtained or that the CB Merger will be consummated. If the CB Merger is not effected on or before March 1, 1998, the CB Merger Agreement may be terminated by either Pinnacle or CB, unless the failure to effect the CB Merger by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe the covenants and agreements of such party set forth therein.

    CONVERSION OF SHARES. At the CB Effective Time, each share of CB Common Stock outstanding, other than shares of CB Common Stock held in CB's treasury or held by CB or Pinnacle or any of their respective wholly-owned subsidiaries (except, in both cases, for shares held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in Trust Account Shares or DPC Shares), will be converted into the right to receive that number of shares of Pinnacle Common Stock determined by dividing $35.00 by the average of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the date of consummation of the CB Merger; provided, however, (i) that in the event the Average Price is $29.00 or higher, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock, and (ii) that in the event the Average Price is $23.00 or lower, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock. No fractional shares of Pinnacle Common Stock will be issued and, in lieu thereof, any fractional shares shall be paid the cash equivalent value thereof based on the Average Price. If, prior to the CB Effective Time, the outstanding shares of Pinnacle Common Stock or CB Common Stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the CB Exchange Ratio. At the CB Effective Time, all shares of CB Common

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Stock owned by CB as treasury stock and all shares of CB Common Stock owned, directly or indirectly, by CB or Pinnacle or any of their respective wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares), will be cancelled and will cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor. Shares of Pinnacle Common Stock issued and outstanding immediately prior to the CB Effective Time will remain issued and outstanding and be unaffected by the CB Merger, and holders of such stock will not be required to exchange the certificates representing such stock or take any other action by reason of the consummation of the CB Merger. However, all shares of Pinnacle Common Stock owned by CB or any of its wholly-owned subsidiaries (other than Trust Account Shares and DPC Shares) will become treasury stock of Pinnacle.

    DISTRIBUTIONS TO STOCKHOLDERS. The CB Merger Agreement provides that CB shall not make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

    REPRESENTATIONS AND WARRANTIES. The CB Merger Agreement contains representations and warranties of Pinnacle and CB as to, among other things, (i) the corporate organization and existence of each party and its subsidiaries;
(ii) the capitalization of each party and its subsidiaries; (iii) the corporate power and authority of each party and the compliance of the CB Merger Agreement with (a) the charter and by-laws of each party, (b) applicable law, and (c) certain material agreements; (iv) governmental and third-party approvals; (v) the timely filing of required regulatory reports; (vi) each party's financial statements and filings with the Commission; (vii) each party's brokers' fees;
(viii) the absence of certain changes (a) in the business of Pinnacle since December 31, 1996, and (b) in the business of CB since March 31, 1996; (ix) the absence of material legal proceedings; (x) the filing and accuracy of each party's tax returns; (xi) each party's employee benefit plans and related matters; (xii) the material accuracy and completeness of the filings made by each party with the Commission; (xiii) each party's compliance with applicable law; (xiv) the absence of material defaults under certain contracts; (xv) agreements between each party and regulatory agencies; (xvi) the activities of the subsidiaries of each party; (xvii) investment securities; (xviii) interest rate risk management instruments; (xix) the absence of undisclosed liabilities;
(xx) environmental liabilities; (xxi) the inapplicability to the transactions contemplated by the CB Merger Agreement of Chapter 7A of the MBCA and Section 203 of the DGCL, relating to certain business combinations specified in such statutes; and (xxii) "pooling-of-interests" accounting treatment. In the event the CB Merger is consummated, all representations and warranties of Pinnacle and CB will expire with and be terminated as of the CB Effective Time.

    CONDUCT OF BUSINESS AND OTHER AGREEMENTS. Pursuant to the CB Merger Agreement, prior to the CB Effective Time Pinnacle and CB have each agreed to, and to cause their respective subsidiaries to, (i) conduct its business in the usual, regular and ordinary course consistent with past practice, (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (iii) avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any requisite regulatory approvals or to perform its covenants and agreements under the CB Merger Agreement or the CB Stock Option Agreement. CB also agreed to, in a manner consistent with past practice and prudent banking standards, charge-off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by CB in accordance with GAAP and applicable laws and to maintain its allowance for loan losses at a level deemed adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio.

    Pinnacle and CB have also agreed to use their best efforts to promptly prepare and file all necessary documentation to effect all applications, notices, petitions and filings, and to obtain and to cooperate in obtaining permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the CB Merger Agreement and to

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
comply with the terms and conditions of all such permits, consents, approvals and authorizations. Pinnacle and CB have each agreed upon request to furnish to the other party all information concerning themselves and their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the CB Merger. Pinnacle and CB have also agreed, subject to the terms and conditions of the CB Merger Agreement, to use their best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries and to consummate the CB Merger. Pinnacle also agreed to cause the shares of Pinnacle Common Stock to be issued in the CB Merger to be listed for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the CB Effective Time. Pinnacle and CB also agreed that the employee benefit plans in place on the date the CB Merger Agreement was entered into with respect to employees of Pinnacle and CB, as the case may be, will remain in effect for such employees until such time as the combined company adopts new benefit plans covering employees of both parties who continue to be employed by the combined company. These New Benefit Plans will substantially conform to the benefit plans of Pinnacle in effect as of the CB Effective Time. Pinnacle and CB have stated their intention to develop the New Benefit Plans, effective as of the CB Effective Time or as soon thereafter as practicable, and to have the New Benefit Plans, among other things, treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities. Moreover, the New Benefit Plans will not discriminate between employees of the combined corporation who were covered by the benefit plans of Pinnacle, on the one hand, and those covered by the benefit plans of CB, on the other hand, at the CB Effective Time. Pinnacle and CB also reached certain agreements with respect to directors' and officers' indemnification and insurance, and with respect to dividends. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

    Each of Pinnacle and CB have further agreed to give the other party access to all of its properties, books, contracts, commitments and records and to furnish information concerning its businesses, properties and personnel, subject to the restrictions set forth in the CB Merger Agreement.

    In addition, except as expressly contemplated by the CB Merger Agreement or specified in a schedule thereto or as contemplated by the CB Stock Option Agreement, CB has agreed that, without the consent of Pinnacle, it and its subsidiaries will not, among other things:

        (i) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness of CB or any of its subsidiaries to CB or any of its subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance; provided, however, that CB may continue to access lines of credit to fund the CB Mortgage Loan Program in amounts reasonably necessary to fund that program.

        (ii) adjust, split, combine or reclassify any capital stock; or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock);

       (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or issue any additional shares of capital stock except pursuant to
    (a) the exercise of stock options or warrants outstanding as of March 1, 1997, (b) the CB Stock Option Agreement, or (c) as otherwise described in this paragraph (iii);

        (iv) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of

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    the CB Merger Agreement; PROVIDED, HOWEVER, that CB may pursue certain loan workouts as specified in the CB Merger Agreement;

        (v) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the CB Merger Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a subsidiary;

        (vi) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

       (vii) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

      (viii) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the CB Merger Agreement;

        (ix) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (x) take any action that would prevent or impede the CB Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code;

        (xi) amend its certificate of incorporation, or its by-laws;

       (xii) other than in prior consultation with the other party, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

      (xiii) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the CB Merger Agreement being or becoming untrue in any material respect at any time prior to the CB Effective Time, or in any of the conditions to the CB Merger set forth in the CB Merger Agreement not being satisfied or in a violation of any provision of the CB Merger Agreement, except, in every case, as may be required by applicable law; or

       (xiv) agree to, or make any commitment to, take any of the actions listed above.

    In addition, Pinnacle has agreed (i) not to take any action (other than the exercise of its rights under the IFC Merger Agreement and the Stock Option Agreements) that would impede the CB Merger from qualifying (a) for "pooling-of-interests" accounting treatment or (b) as a "reorganization" within the meaning of Section 368 of the Code; (ii) not to amend its articles of incorporation, or its by-laws; or (iii) not to agree to, or make any commitment to, take any of the actions listed above.

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    CONDITIONS TO THE CONSUMMATION OF THE CB MERGER.  Each party's obligation to effect the CB Merger is subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the CB Effective Time:

        (i) the CB Merger Agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and CB Common Stock entitled to vote thereon;

        (ii) the shares of Pinnacle Common Stock which are to be issued to CB stockholders upon consummation of the CB Merger shall have been authorized for listing on the Nasdaq National Market, subject to official notice of issuance;

       (iii) the requisite regulatory approvals shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

        (iv) the Registration Statement of which this Joint Proxy
    Statement/Prospectus forms a part shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Commission;

        (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the CB Merger or any of the other transactions contemplated by the CB Merger Agreement shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal consummation of the CB Merger;

        (vi) each party shall have received an opinion of its legal counsel (Muldoon, Murphy & Faucette in the case of CB, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), in form and substance reasonably satisfactory to CB and Pinnacle, dated as of the CB Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the CB Effective Time: (a) the CB Merger will constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code and CB and Pinnacle will each be a party to the reorganization, (b) no gain or loss will be recognized by CB or Pinnacle as a result of the CB Merger, (c) no gain or loss will be recognized by the stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the CB Merger,
    (d) the tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their CB Common Stock solely for Pinnacle Common Stock in the CB Merger will be the same as the tax basis of the CB Common Stock surrendered in exchange therefor and (e) the holding period of Pinnacle Common Stock received by stockholders of CB in the CB Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held (provided that such CB Common Stock was held as a capital asset by the holder of such CB Common Stock at the CB Effective
    Time);

       (vii) each party shall have received an opinion of the other party's legal counsel in form and substance reasonably satisfactory to such party and its legal counsel, dated as of the CB Effective Time, as to (a) the corporate organization and existence of the other party and its subsidiaries; (b) the capitalization of the other party and its subsidiaries; (c) the corporate power and authority of the other party and the compliance of the CB Merger Agreement with (1) the charter and by-laws of the other party, (2) applicable law, and (3) certain material agreements;
    (d) governmental and third-party approvals; and (e) the absence of material legal proceedings;

      (viii) each party shall have received a letter from its independent certified public accountants (Crowe, Chizek and Company LLP in the case of CB, and KPMG Peat Marwick LLP in the case of Pinnacle) addressed to such party, regarding the appropriateness of "pooling-of-interests" accounting

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    for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement;

        (ix) each party shall have received a "comfort letter" from the other party's independent certified public accountants regarding certain financial information of such other party included or incorporated by reference in the Registration Statement of which this Joint Proxy Statement/ Prospectus is a part;

        (x) each party shall have received a letter from its financial advisors (Webb in the case of CB and PL Capital, LLC in the case of Pinnacle) addressed to CB or Pinnacle, as the case may be, to the effect that consummation of the CB Merger upon the terms and conditions of the CB Bancorp Merger Agreement is fair to such party's stockholders from a financial point of view;

        (xi) the representations and warranties of the other party to the CB Merger Agreement shall be true and correct in all material respects as of the date of the CB Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date and except for any changes to a party's disclosure schedule delivered to the other party as of the CB Closing Date) as of the CB Closing Date as though made on the CB Closing Date;

       (xii) each party shall have performed in all material respects all obligations required to be performed by it under the CB Merger Agreement at or prior to the CB Closing Date; and

      (xiii) no event or circumstance shall have occurred which has, or is likely to have a materially adverse effect on the other party or upon the right of the other party or any of its subsidiaries to conduct their businesses as presently conducted.

    The obligation of Pinnacle to effect the CB Merger is also subject to the satisfaction by CB, or the waiver by Pinnacle, at or prior to the CB Effective Time, of the condition that the difference between the total consolidated assets of CB and the total consolidated liabilities of CB (the "CB Net Worth") as of the last day of the calendar month immediately preceding the CB Closing Date (the "CB Determination Date"), as determined in accordance with generally accepted accounting principles consistently applied, be not less than the CB Net Worth shown on the December 31, 1996 consolidated balance sheet of CB (after taking into account any and all dividends paid or declared or other distributions made, but excluding any and all costs and expenses incurred by CB with respect to the CB Merger through and including the CB Closing Date). (In calculating the CB Net Worth it will be assumed that the value of CB's securities held for sale is, as of the CB Determination Date, equivalent to its value on December 31, 1996.) In addition, Pinnacle must receive a certificate as to the satisfaction of the foregoing condition signed by appropriate officers of CB and by Crowe, Chizek and Company, LLP. Another condition to the obligation of Pinnacle to effect the CB Merger is the execution and delivery to Pinnacle of certain acknowledgements of payments due under the CB Employment Agreements and each of the CB Change in Control Agreements as contemplated by Section 6.7 of the CB Merger Agreement.

    No assurance can be provided as to if or when the requisite regulatory approvals necessary to consummate the CB Merger will be obtained or whether all of the other conditions precedent to the CB Merger will be satisfied or waived by the party permitted to do so. If the CB Merger is not effected on or before March 1, 1998, the CB Merger Agreement may be terminated by either Pinnacle or CB, unless the failure to effect the CB Merger by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe covenants and agreements of such party set forth therein.

    EXPENSES. The CB Merger Agreement provides that Pinnacle and CB will each pay its own expenses in connection with the CB Merger and the transactions contemplated thereby, except that CB will pay a maximum of $25,000 for printing costs, filing fees and registration fees in connection with the CB Merger Agreement, this Joint Proxy Statement/Prospectus and the Registration Statement of which this Joint Proxy Statement/Prospectus is a part.

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    EXTENSION AND WAIVER.  At any time prior to the CB Effective Time, Pinnacle and CB, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained in the CB Merger Agreement or in any document delivered pursuant the CB Merger Agreement, and
(iii) waive compliance with any of the agreements or conditions contained in the CB Merger Agreement; except that after any approval of the transactions contemplated by the CB Merger Agreement by the respective stockholders of CB or Pinnacle, there may not be, without further approval of such stockholders, any extension or waiver of the CB Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to the holders of CB Common Stock.

    AMENDMENT. Subject to compliance with applicable law, the CB Merger Agreement may be amended by Pinnacle and CB by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the CB Merger by the stockholders of Pinnacle or CB except that after any approval of the transactions contemplated by the CB Merger Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any amendment of the CB Merger Agreement which changes the amount or the form of the consideration to be delivered to the holders of CB Common Stock under the CB Merger Agreement, other than as contemplated by the CB Merger Agreement. In the event the parties contemplate an amendment to the CB Merger Agreement of the type which by law or pursuant to the foregoing may not be made without stockholder approval, Pinnacle and/or CB, as the case may be, may resolicit proxies from the stockholders of Pinnacle and/or of CB, as the case may be, to obtain such approval.

    TERMINATION. The CB Merger Agreement provides that the CB Merger may be terminated at any time prior to the CB Effective Time, whether before or after approval by Pinnacle's or CB Bancorp's stockholders:

        (i) by mutual consent of Pinnacle and CB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire board of directors;

        (ii) by either the Pinnacle Board or the CB Board if any governmental entity which must grant a requisite regulatory approval has denied approval of the CB Merger and such denial has become final and non-appealable or any governmental entity of competent jurisdiction has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the CB Merger Agreement;

       (iii) by either the Pinnacle Board or CB Board if the CB Merger is not consummated on or before March 1, 1998, unless the failure of the closing to occur by such date is due to the failure of the party seeking to terminate the CB Merger Agreement to perform or observe the covenants and agreements of such party set forth therein;

        (iv) by either the Pinnacle Board or CB Board (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the CB Merger Agreement) if there has been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in the CB Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the CB Closing Date;

        (v) by either Pinnacle or CB if required Pinnacle or CB stockholder approvals have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof;

        (vi) by either Pinnacle or CB if any of the conditions to the consummation of the CB Merger specified by Article VII of the CB Bancorp Merger Agreement to the obligation of the terminating party have not been satisfied on the CB Closing Date; or

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
       (vii) by Pinnacle if the disclosure schedule of CB delivered to Pinnacle on the CB Closing Date discloses any change from the disclosure schedule delivered to Pinnacle by CB in connection with the execution of the CB Merger Agreement which has, or is likely to have, a material adverse effect on CB or any of CB's wholly-owned subsidiaries; or by CB if the disclosure schedule of Pinnacle delivered to CB on the CB Closing Date discloses any change from the disclosure schedule delivered to CB by Pinnacle in connection with the execution of the CB Merger Agreement which has, or is likely to have, a material adverse effect on Pinnacle or any of Pinnacle's wholly-owned subsidiaries.

      (viii) by CB prior to the CB Closing Date there becomes a reasonable likelihood that the tax free reorganization treatment for federal income tax purposes accorded to the merger of Maco Bancorp, Inc. with and into Pinnacle effective December 1, 1995, will not be sustained.

    Any termination pursuant to the foregoing shall be made by written notice from the party seeking termination to the other party.

    In the event of termination of the CB Merger Agreement, the CB Merger Agreement will become void and have no effect except (i) for certain specified provisions of the CB Merger Agreement dealing with confidentiality, the effect of termination, the nonsurvival of representations and warranties, and expenses, and (ii) that neither party will be relieved or released from any liabilities or damages arising out of the willful breach by the other party of any provisions of the CB Merger Agreement.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    IFC. At or prior to the IFC Effective Time, Pinnacle will deposit, or cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois (the "Exchange Agent"), for the benefit of the holders of certificates of IFC Common Stock, certificates representing the shares of Pinnacle Common Stock to be issued pursuant to the IFC Merger Agreement in exchange for outstanding shares of IFC Common Stock. As soon as is practicable after the IFC Effective Time, and in no event later than five business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent to the holders of IFC Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing IFC Common Stock. IFC STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED IFC PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE IFC STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE IFC EFFECTIVE TIME.

    Dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the IFC Effective Time will not be paid to the holder of any certificate representing shares of IFC Common Stock until such certificates have been surrendered for exchange. In addition, after the IFC Effective Time, holders of unsurrendered IFC Common Stock will not be entitled to vote at any meeting of Pinnacle stockholders at which Pinnacle stockholders are eligible to vote until such holders have exchanged their IFC Common Stock for Pinnacle Common Stock. If certificates representing shares of IFC Common Stock are presented after the IFC Effective Time, they will be cancelled and exchanged for the relevant certificate representing shares of Pinnacle Common Stock.

    Fractional shares of Pinnacle Common Stock will not be issued to any holder of IFC Common Stock upon consummation of the IFC Merger. None of Pinnacle, IFC, the Exchange Agent or any other person will be liable to any former holder of IFC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. If a certificate for IFC Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the IFC Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

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    For a description of Pinnacle Common Stock, see "DESCRIPTION OF PINNACLE
COMMON STOCK." For a description of the differences between the rights of holders of Pinnacle Common Stock and the rights of holders of IFC Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

    CB. Prior to the CB Effective Time, Pinnacle will deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of certificates of CB Common Stock, certificates representing the shares of Pinnacle Common Stock and cash for payment of consideration in lieu of fractional shares to be issued and paid pursuant to the CB Merger Agreement in exchange for outstanding shares of CB Common Stock. As soon as is practicable after the CB Effective Time, and in no event later than five business days thereafter, a form of transmittal letter will be mailed by the Exchange Agent to the holders of CB Common Stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing CB Common Stock. CB STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED CB PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE CB STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE CB EFFECTIVE TIME.

    Dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the CB Effective Time will not be paid to the holder of any certificate representing shares of CB Common Stock until such certificates have been surrendered for exchange. In addition, after the CB Effective Time, holders of unsurrendered CB Common Stock will not be entitled to vote at any meeting of Pinnacle stockholders at which Pinnacle stockholders are eligible to vote until such holders have exchanged their CB Common Stock for Pinnacle Common Stock. If certificates representing shares of CB Common Stock are presented after the CB Effective Time, they will be cancelled and exchanged for the relevant certificate representing shares of Pinnacle Common Stock.

    Fractional shares of Pinnacle Common Stock will not be issued to any holder of CB Common Stock upon consummation of the CB Merger. None of Pinnacle, CB, the Exchange Agent or any other person will be liable to any former holder of CB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. If a certificate for CB Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the CB Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    For a description of Pinnacle Common Stock, see "DESCRIPTION OF PINNACLE COMMON STOCK." For a description of the differences between the rights of holders of Pinnacle Common Stock and the rights of holders of CB Common Stock, see "COMPARISON OF STOCKHOLDERS' RIGHTS."

NO SOLICITATION OF TRANSACTIONS

    IFC MERGER. The IFC Merger Agreement prohibits IFC and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal," for IFC. The IFC Merger Agreement also prohibits Pinnacle and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal," for Pinnacle. For these purposes, an "acquisition proposal" is defined as any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the IFC Merger Agreement, would acquire or participate in a merger or other business combination involving Pinnacle, IFC or any of their respective subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than a party to the IFC Merger Agreement, would acquire the right to vote 10% or more of the capital stock of Pinnacle, IFC or any of their respective subsidiaries entitled to vote thereon for the

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election of directors; (iii) acquisition of 10% or more of the assets of
Pinnacle, IFC or any of their respective subsidiaries; or (iv) acquisition in excess of 10% of the outstanding capital stock of Pinnacle, IFC or any of their respective subsidiaries, in each case other than as contemplated by the IFC Merger Agreement.

    CB MERGER. The CB Merger Agreement prohibits CB and its subsidiaries from, directly or indirectly, authorizing or permitting any of their respective representatives or affiliates to entertain, solicit, encourage or participate in any negotiations concerning any "acquisition proposal," for CB. For these purposes, an "acquisition proposal" is defined as any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than a party to the CB Merger Agreement, would acquire or participate in a merger or other business combination involving CB or any of its subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than a party to the CB Merger Agreement, would acquire the right to vote 10% or more of the capital stock of CB or any of its subsidiaries entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of CB or any of its subsidiaries; or
(iv) acquisition in excess of 10% of the outstanding capital stock of CB or any of its subsidiaries, in each case other than as contemplated by the CB Merger Agreement.

REGULATORY APPROVALS REQUIRED FOR THE MERGERS

    Pinnacle and IFC have agreed to use their best efforts to obtain the requisite regulatory approvals for the IFC Merger, which include approval from the Federal Reserve Board and various state regulatory authorities, and intend to complete the filing of applications and notifications to obtain such requisite regulatory approvals promptly after the date of this Joint Proxy Statement/Prospectus. Similarly, Pinnacle and CB have agreed to use their best efforts to obtain the requisite regulatory approvals for the CB Merger, which include approval from the Federal Reserve Board and various state regulatory authorities, and intend to complete the filing of applications and notifications to obtain such requisite regulatory approvals promptly after the date of this Joint Proxy Statement/Prospectus. Neither the IFC Merger nor the CB Merger can proceed in the absence of the requisite regulatory approvals. There can be no assurance that such requisite regulatory approvals will be obtained, and, if obtained, there can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the Department of Justice or any state attorney general will not attempt to challenge either one or both of the Mergers on antitrust grounds or, if such a challenge is made, as to the result thereof.

    Pinnacle and IFC are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the IFC Merger other than those described below. Similarly, Pinnacle and CB are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the CB Merger other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

    FEDERAL RESERVE BOARD. Each of the Mergers is subject to approval by the Federal Reserve Board pursuant to Section 4 of the Bank Holding Company Act of 1956, as amended (the "BHCA"). Pinnacle and IFC intend to promptly file the required application and notification with the Federal Reserve Board for approval of the IFC Merger. Pinnacle and CB intend to promptly file the required application and notification with the Federal Reserve Board for approval of the CB Merger.

    In reviewing a transaction under the applicable statutes, the Federal Reserve Board will consider the financial and managerial resources of the companies and their subsidiary banks and the convenience and needs of the communities to be served. As part of, or in addition to, consideration of the above factors, it is anticipated that the Federal Reserve Board will consider the regulatory status of Pinnacle, IFC and CB, as

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applicable, current and projected economic conditions in the Midwest and the overall capital and safety and soundness standards established by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and the regulations promulgated thereunder.

    In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of each of Pinnacle, IFC and CB, as applicable, in meeting the credit needs of the entire community, including low and moderate income neighborhoods, served by each company. Pinnacle's bank subsidiary has a satisfactory CRA rating with its Federal regulator. IFC's thrift subsidiary has an outstanding CRA rating with its Federal regulator. CB's thrift subsidiary has a satisfactory CRA rating with its Federal regulator. No bank or thrift subsidiary of Pinnacle or IFC or CB has received any negative comments from its respective Federal regulator in its last CRA examination relating to such ratings which were material and remain unresolved.

    The Federal Reserve Board will furnish notice and a copy of the application for approval of each of the Mergers to the Federal Deposit Insurance Corporation and the appropriate state regulatory authorities. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. Furthermore, the BHCA and Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the applications submitted for approval of the Mergers and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate. Any such hearing or comments provided by third parties could prolong the period during which the application is subject to review by the Federal Reserve Board.

    In general, the Federal Reserve Board and the Department of Justice will examine the impact of each of the Mergers on competition in various product and geographic markets, including competition for deposits and loans, especially loans to small and middle market businesses.

    Pinnacle's and IFC's rights to exercise their respective options under the Stock Option Agreements are also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of their respective options under the Stock Option Agreements would result in Pinnacle or IFC, as the case may be, owning more than 5% of the outstanding shares of IFC Common Stock or Pinnacle Common Stock, respectively. In considering whether to approve Pinnacle's or IFC's right to exercise its respective option, including its respective right to purchase more than 5% of the outstanding shares of IFC Common Stock or Pinnacle Common Stock, as the case may be, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger. Pinnacle's right to exercise its option under the CB Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, to the extent that the exercise of its option under that Stock Option Agreement would result in Pinnacle, owning more than 5% of the outstanding shares of CB Common Stock. In considering whether to approve Pinnacle's right to exercise its option, including its right to purchase more than 5% of the outstanding shares of CB Common Stock, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the CB Merger.

    The acquisition by a bank holding company such as Pinnacle of a single savings association is not subject to interstate banking limitations; however, the acquisition of any additional savings associations other than in emergency circumstances must be specifically authorized by the laws of the state in which the additional savings association is located.

    FEDERAL DEPOSIT INSURANCE CORPORATION. An application has been filed with the FDIC to merge IndFed Bank with and into Pinnacle Bank pursuant to the IFC Subsidiary Bank Merger Agreement. Similarly, an application will promptly be filed with the FDIC to merge Community Bank with and into Pinnacle Bank pursuant to the CB Subsidiary Bank Merger Agreement. The FDIC will review such applications pursuant to standards which are similar to certain of the standards employed by the Federal Reserve Board, as described above.

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    STATE REGULATORY AUTHORITIES.  Applications or notifications will be promptly filed with the Financial Institutions Bureau of the State of Michigan (the "Michigan Financial Institutions Bureau"). The Michigan Financial Institutions Bureau will review such applications or notifications pursuant to standards which are similar to certain of the standards employed by the Federal Reserve Board, as described above. In addition, each of the Mergers, and the last of the Subsidiary Bank Mergers to be consummated, may be reviewed by the attorneys general in Indiana and Michigan. Such authorities may be empowered under the applicable state laws and regulations to investigate and/or disapprove either one or both of the Mergers or such Subsidiary Bank Merger under the circumstances and based upon the review set forth in applicable state laws and regulations. There can be no assurance that one or more state attorneys general will not file an antitrust action to enjoin either one or both of the Mergers.

    THERE CAN BE NO ASSURANCE THAT THE REGULATORY AUTHORITIES HAVING JURISDICTION WILL APPROVE EITHER ONE OR BOTH OF THE MERGERS AND IF EITHER ONE OR BOTH OF THE MERGERS IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT ANY SUCH APPROVALS WILL NOT CONTAIN A MATERIALLY BURDENSOME CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS TO CONSUMMATION OF THE MERGERS SET FORTH IN THE MERGER AGREEMENTS. THERE CAN LIKEWISE BE NO ASSURANCE THAT THE DEPARTMENT OF JUSTICE OR ONE OR MORE STATE ATTORNEYS GENERAL WILL NOT CHALLENGE EITHER ONE OR BOTH OF THE MERGERS, OR IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, and IFC's management and the IFC Board, respectively, may be deemed to have certain interests in the IFC Merger that are in addition to their interests as stockholders of Pinnacle or IFC, as the case may be. The Pinnacle Board and the IFC Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement, the Stock Option Agreements, and the transactions contemplated thereby. Similarly, certain members of Pinnacle's management and the Pinnacle Board, and CB's management and the CB Board, respectively, may be deemed to have certain interests in the CB Merger that are in addition to their interests as stockholders of Pinnacle or CB, as the case may be. The Pinnacle Board and the CB Board were aware of these interests and considered them, among other matters, in approving the CB Merger Agreement, the CB Stock Option Agreement, and the transactions contemplated thereby. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS."

ANTICIPATED ACCOUNTING TREATMENT

    It is anticipated that each of the Mergers will be accounted for as a "pooling-of-interests" transaction under generally accepted accounting principles. Under such method of accounting, holders of IFC Common Stock and holders of CB Common Stock will be deemed to have combined their existing voting common stock interest with that of holders of Pinnacle Common Stock by exchanging their shares of IFC Common Stock or CB Common Stock, as the case may be, for shares of Pinnacle Common Stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of IFC and CB, as reported on its respective consolidated balance sheet, will be carried over to the consolidated balance sheet of the combined corporation at their recorded amounts and no goodwill will be created. The combined corporation will be able to include in its consolidated income the consolidated income of IFC and CB and Pinnacle for the entire fiscal year in which the Mergers occur (however, certain expenses incurred to effect the Mergers must be treated as current charges against income rather than adjustments to the balance sheet), and the reported income of the separate institutions for prior periods will be combined and restated as income of the combined corporation. The unaudited pro forma combined financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling-of-interests" accounting method to account for the Mergers. See "PRO FORMA COMBINED FINANCIAL INFORMATION."

    The IFC Merger Agreement provides that a condition to the consummation of the IFC Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by IFC of a letter from Ernst &

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Young LLP regarding the appropriateness of "pooling-of-interests" accounting for the IFC Merger under generally accepted accounting principles if closed and consummated in accordance with the IFC Merger Agreement. Similarly, the CB
Merger Agreement provides that a condition to the consummation of the CB Merger is receipt by Pinnacle of a letter from KPMG Peat Marwick LLP and receipt by CB of a letter from Crowe, Chizek and Company LLP regarding the appropriateness of "pooling-of-interests" accounting for the CB Merger under generally accepted accounting principles if closed and consummated in accordance with the CB Merger Agreement.

    The issuance of shares of IFC Common Stock pursuant to the IFC Stock Option Agreement, or the issuance of shares of Pinnacle Common Stock pursuant to the Pinnacle Stock Option Agreement, may prevent the Mergers from qualifying as a "pooling-of-interests" for accounting purposes. Similarly, the issuance of shares of CB Common Stock pursuant to the CB Stock Option Agreement may prevent the CB Merger from qualifying as a "pooling-of-interests" for accounting purposes. In such event, the IFC Merger Agreement may be terminated at the option of either Pinnacle or IFC, and, similarly, the CB Merger Agreement may be terminated at the option of either Pinnacle or CB.

RESALE OF PINNACLE COMMON STOCK; RESTRICTIONS ON TRANSFER

    The Pinnacle Common Stock issued pursuant to the Mergers will be freely transferable under the Securities Act, except for shares issued to any stockholder of IFC or CB who may be deemed to be an affiliate of Pinnacle for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of IFC or CB for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% stockholders) who control, are controlled by, or are under common control with (i) Pinnacle or IFC at the time of the Stockholder Meetings, (ii) Pinnacle or CB at the time of the Stockholder Meetings, or (iii) the combined corporation at or after the consummation of the Mergers.

    Rule 144 and Rule 145 will restrict the sale of Pinnacle Common Stock received in the Mergers by Affiliates and certain of their family members and related interests. Generally speaking, during the one year following the consummation of the Mergers, those persons who are Affiliates of CB or IFC at the time of the Stockholder Meetings, provided they are not Affiliates of Pinnacle at or following the consummation of the Mergers, may publicly resell any Pinnacle Common Stock received by them in the Mergers, subject to certain limitations as to, among other things, the amount of Pinnacle Common Stock sold by them in any three-month period and as to the manner of sale. After the one-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to the combined corporation as required by Rule 144. Persons who become Affiliates of Pinnacle prior to, or at or after the consummation of the Mergers, may publicly resell the Pinnacle Common Stock received by them in the Mergers subject to similar limitations and subject to certain filing requirements specified in Rule 144.

    The ability of Affiliates to resell shares of Pinnacle Common Stock received in the Mergers under Rule 144 or Rule 145 as summarized herein generally will be subject to Pinnacle's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Pinnacle Common Stock received in the Mergers pursuant to an effective registration statement under the Securities Act or another available exemption from the registration requirements of the Securities Act.

    This Joint Proxy Statement/Prospectus does not cover any resales of Pinnacle Common Stock to be received by stockholders of IFC or CB upon consummation of the Mergers, and no person is authorized to make use of this Joint Proxy Statement/Prospectus in connection with any such resale.

    Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. Commission guidelines indicate further that the "pooling-of-interests" method of accounting

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will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired company if they do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

    Each of IFC and Pinnacle has agreed in the IFC Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the IFC Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the IFC Merger as a "pooling-of-interests." Similarly, each of CB and Pinnacle has agreed in the CB Merger Agreement to use its best efforts to cause each person who is an Affiliate (for purposes of Rule 145 and for purposes of qualifying the CB Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party a written agreement intended to ensure compliance with the Securities Act and preserve the ability to treat the CB Merger as a "pooling-of-interests." In addition, Pinnacle, as the surviving corporation, has agreed in each of the Merger Agreements to use its best efforts to publish not later than 90 days after the end of the first month after the effective time of each of the Mergers in which there are at least 30 days of post-merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Commission's Accounting Series Release No. 135.

NO DISSENTERS' RIGHTS/NO APPRAISAL RIGHTS

    Holders of shares of Pinnacle Common Stock will not have dissenters' rights under the Michigan Business Corporation Act, as amended, in connection with, or as a result of, the matters to be acted upon at the Pinnacle Annual Meeting. Holders of shares of IFC Common Stock will not have dissenters' rights under the Delaware General Corporation Law, as amended, in connection with, or as a result of, the matters to be acted upon at the IFC Annual Meeting. Holders of shares of CB Common Stock will not have dissenters' rights under the DGCL, in connection with, or as a result of, the matters to be acted upon at the CB Special Meeting.

STOCK OPTION AGREEMENTS

    Concurrently with the execution of the IFC Merger Agreement, Pinnacle (as issuer) and IFC (as grantee) entered into the Pinnacle Stock Option Agreement, pursuant to which Pinnacle granted to IFC the Pinnacle Option. At the same time, IFC (as issuer) and Pinnacle (as grantee) entered into the IFC Stock Option Agreement, pursuant to which IFC granted to Pinnacle the IFC Option. Pinnacle and IFC approved and entered into the Pinnacle/IFC Stock Option Agreements to induce each other to enter into the IFC Merger Agreement. The Pinnacle/IFC Stock Option Agreements are intended to increase the likelihood that the IFC Merger will be consummated in accordance with the terms of the IFC Merger Agreement. Consequently, certain aspects of the Pinnacle/IFC Stock Option Agreements may have the effect of discouraging persons who might now or prior to the IFC Effective Time be interested in acquiring all of or a significant interest in Pinnacle or IFC from considering or proposing such an acquisition.

    Concurrently with the execution of the CB Merger Agreement, CB (as issuer) and Pinnacle (as grantee) entered into the CB Stock Option Agreement, pursuant to which CB granted to Pinnacle the CB Option. Pinnacle and CB approved and entered into the CB Stock Option Agreement to induce each other to enter into the CB Merger Agreement. The CB Stock Option Agreement is intended to increase the likelihood that the CB Merger will be consummated in accordance with the terms of the CB Merger Agreement. Consequently, certain aspects of the CB Stock Option Agreement may have the effect of discouraging persons who might now or prior to the CB Effective Time be interested in acquiring all of or a significant interest in CB from considering or proposing such an acquisition.

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    Except as otherwise noted below, the terms and conditions of the Pinnacle
Stock Option Agreement, the IFC Stock Option Agreement and the CB Stock Option Agreement are identical in all material respects. For purposes of this Section, except as otherwise noted, (i) the Pinnacle Stock Option Agreement or the IFC Option Agreement or the CB Stock Option Agreement, as the case may be, is sometimes referred to as the "Issuer Option Agreement", (ii) Pinnacle, as issuer of the Pinnacle Common Stock, IFC, as issuer of the IFC Common Stock, and CB, as issuer of the CB Common Stock, upon the exercise of the Pinnacle Option, the IFC Option, and the CB Stock Option, respectively, are sometimes individually referred to as the "Issuer", (iii) Pinnacle, as the holder of the IFC Option and the CB Option and IFC, as the holder of the Pinnacle Option, are sometimes individually referred to as the "Optionee", (iv) the Pinnacle Option or the IFC Option or the CB Option, as the case may be, is sometimes referred to as the "Issuer Option" and (v) the Pinnacle Common Stock, the IFC Common Stock and the CB Common Stock are referred to as "Issuer Common Stock."

    The Pinnacle Stock Option Agreement provides for the purchase by IFC of 591,678 shares (the "Pinnacle Option Shares" or the "Issuer Option Shares", as the case may be) of Pinnacle Common Stock at an exercise price of $24.625 per share, payable in cash. The Pinnacle Option Shares, if issued pursuant to the Pinnacle Option Agreement, will in no event exceed 9.9% of the Pinnacle Common Stock issued and outstanding without giving effect to the issuance of any Pinnacle Common Stock pursuant to the Pinnacle Option.

    The IFC Stock Option Agreement provides for the purchase by Pinnacle of 470,361 shares (the "IFC Option Shares" or the "Issuer Option Shares", as the case may be) of IFC Common Stock at an exercise price of $19.875 per share, payable in cash. The IFC Stock Option Shares, if issued pursuant to the IFC Option Agreement, will in no event exceed 9.9% of the IFC Common Stock issued and outstanding without giving effect to the issuance of any IFC Common Stock pursuant to the IFC Option.

    The CB Stock Option Agreement provides for the purchase by Pinnacle of 115,037 shares (the "CB Option Shares" or the "Issuer Option Shares", as the case may be) of CB Common Stock at an exercise price of $28.50 per share, payable in cash. The CB Stock Option Shares, if issued pursuant to the CB Option Agreement, will in no event exceed 9.9% of the CB Common Stock issued and outstanding without giving effect to the issuance of any CB Common Stock pursuant to the CB Option.

    The number of shares of Issuer Common Stock subject to the Issuer Option will be increased or decreased to the extent that the Issuer issues additional shares of Issuer Common Stock (otherwise than pursuant to an exercise of the Issuer Option) or redeems, repurchases, retires or otherwise causes to be no longer outstanding shares of Issuer Common Stock such that the number of shares of Issuer Common Stock subject to the Issuer Option continues to equal 9.9% of the Issuer Common Stock then issued and outstanding, without giving effect to the issuance of shares of Issuer Common Stock pursuant to an exercise of the Issuer Option. In the event of any change in, or distributions in respect of, the Issuer Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Issuer Common Stock that would be prohibited under the terms of the applicable Merger Agreement, or the like, the type and number of shares of Issuer Common Stock subject to the Issuer Option, and the applicable exercise price per Issuer Option Share, will be appropriately adjusted in such manner as to fully preserve the economic benefits provided under the Issuer Option Agreement.

    The Optionee or any other holder or holders of the Issuer Option (collectively, the "Holder") may exercise the Issuer Option, in whole or in part, by sending notice within 90 days, in the case of the Pinnacle/ IFC Stock Option Agreements, or 60 days, in the case of the CB Stock Option Agreement (in each case subject to extension as provided in the applicable Issuer Option Agreement), after the occurrence of both an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior

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to termination of the Issuer Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

        (i) the Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received the Optionee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined herein) with any person (the term "person" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than the Optionee or any of its subsidiaries (each an "Optionee Subsidiary") or the Board of Directors of the Issuer shall have recommended that the stockholders of the Issuer approve or accept any such Acquisition Transaction. For purposes of the Issuer Option Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving the Issuer or any "Significant Subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) of the Issuer, (x) a purchase, lease, or other acquisition of all or a substantial portion of the assets or deposits of the Issuer or any Significant Subsidiary of the Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the Issuer, or
    (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase, or similar transaction involving only the Issuer and one or more of its subsidiaries or involving only any two or more of such Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided any such transaction is not entered into in violation of the terms of the applicable Merger Agreement; and provided, further, that any transaction described in this sentence that is expressly permitted by the applicable Merger Agreement shall not be deemed to be an Acquisition Transaction;

        (ii) the Issuer or any Issuer Subsidiary, without having received Optionee's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than the Optionee or an Optionee Subsidiary, or the Board of Directors of the Issuer shall have publicly withdrawn or modified, or publicly announced its interest to withdraw or modify, in any manner adverse to the Optionee, its recommendation that the stockholders of the Issuer approve the transactions contemplated by the applicable Merger Agreement;

       (iii) any person other than the Optionee, any Optionee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business (and other than any person who (a) as of the date of the Issuer Option Agreement, beneficially owned 10% or more of the outstanding shares of the Issuer Common Stock, and (b) would have been eligible to use Schedule 13G but for the fact that such person owned 10% or more of the outstanding shares of the Issuer Common Stock) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of the Issuer Common Stock (the term "beneficial ownership" for purposes of the Issuer Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

        (iv) any person other than the Optionee or any Optionee Subsidiary shall have made a bona fide proposal to the Issuer or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) after an overture (in the case of the Pinnacle/IFC Stock Option Agreements), or a bona fide proposal by public announcement or written communication (in the case of the CB Stock Option Agreement), is made by a third party to the Issuer or its stockholders to engage in an Acquisition Transaction, the Issuer shall have breached any covenant or obligation contained in the applicable Merger Agreement and such breach (x) would entitle the Optionee to terminate the applicable Merger Agreement and (y) shall not have been cured prior to the date of the written notice exercising the Issuer Option; or

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        (vi) any person other than the Optionee or any Optionee Subsidiary, other than in connection with a transaction to which the Optionee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other Federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding Issuer Common Stock, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (y) thereof shall be 20%.

    Within 90 days (subject to extension as provided in the Issuer Option Agreement) after a Subsequent Triggering Event prior to the termination of the Issuer Option, the Optionee (on behalf of itself or any subsequent Holder) may demand that the Issuer Option and the related Issuer Option Shares be registered under the Securities Act. Upon such demand, the Issuer must effect such registration promptly, subject to certain exceptions. The Optionee is entitled to two such registrations.

    The Issuer Option terminates (i) upon consummation of the applicable Merger,
(ii) upon termination of the applicable Merger Agreement in accordance with the terms of such Merger Agreement prior to the occurrence of an Initial Triggering Event except a termination by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in such Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional), or (iii) 12 months after termination of the applicable Merger Agreement following the occurrence of an Initial Triggering Event or if the termination is by the Optionee due to the material breach by the Issuer of any representation, warranty, covenant or other agreement in such Merger Agreement (unless the breach by the Issuer giving rise to such right of termination is nonvolitional) (provided that if an Initial Triggering Event occurs after or continues beyond such termination and prior to the passage of such 12-month period, the Issuer Option will terminate twelve months from the expiration of the last Initial Triggering Event to expire, but in no event more than 18 months after such termination).

    Immediately prior to the occurrence of a "Repurchase Event" (as hereinafter defined), the Issuer is required (i) at the request of the holder delivered prior to termination of the Issuer Option, to repurchase the Issuer Option from the holder at a price (the "Issuer Option Repurchase Price" ) equal to the amount by which (x) the "Market/Offer Price" (as hereinafter defined) exceeds
(y) the then applicable Issuer Option exercise price, multiplied by the number of shares for which the Issuer Option may then be exercised; and (ii) at the request of the owner of Issuer Option Shares from time to time (the "Owner") delivered within 90 days of such occurrence, to repurchase such number of the Issuer Option Shares from the Owner as the Owner designates at a price per share (the "Issuer Option Share Repurchase Price") equal to the Market/Offer Price. "Market/Offer Price" means the highest of (A) the price per share of the Issuer Common Stock at which a tender offer or exchange offer therefor has been made,
(B) the price per share of the Issuer Common Stock to be paid by any third party pursuant to an agreement with the Issuer, (C) the highest closing price for shares of the Issuer Common Stock within the six-month period (in the case of the Pinnacle/IFC Stock Option Agreements) or three-month period (in the case of the CB Stock Option Agreement) immediately preceding the date the Holder gives notice of the required repurchase of the Issuer Option or the Owner gives notice of the required repurchase of the Issuer Option Shares, as the case may be, and
(D) in the event of the sale of all or a substantial portion of the Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of the Issuer divided by the number of shares of the Issuer Common Stock then outstanding. "Repurchase Event" means (i) the consummation of any merger, consolidation or similar transaction involving the Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of the Issuer, other than any such transaction which would not constitute an Acquisition Transaction (as defined above) or (ii) the acquisition by any person of beneficial ownership of 50% or more of then outstanding shares of the Issuer Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent

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Triggering Event shall have occurred prior to an "Exercise Termination Event"
(as defined in the Stock Option Agreements).

    In the event that prior to termination of the Issuer Option, the Issuer enters into an agreement (i) to consolidate with or merge into any person other than the Optionee or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than the Optionee or one of its subsidiaries to merge into the Issuer with the Issuer as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of the Issuer Common Stock are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding shares of the Issuer Common Stock after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets to any entity other than the Optionee or one of its subsidiaries, then such agreement shall provide that the Issuer Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of the Issuer's assets, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Issuer Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Issuer Option.

    The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares of Issuer Common Stock") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the "Highest Closing Price" (as hereinafter defined) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, plus the Optionee's reasonable out-of-pocket expenses. The repurchase price for Substitute Shares of Issuer Common Stock shall equal the Highest Closing Price multiplied by the number of Substitute Shares of Issuer Common Stock to be repurchased, plus the Optionee's reasonable out-of-pocket expenses. "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares of Issuer Common Stock, as the case may be.

    Neither the Issuer nor the Optionee may assign any of its respective rights and obligations under the Issuer Option Agreement or the Issuer Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Issuer Option, within 90 days thereafter (subject to extension as provided in the Issuer Option Agreement), the Optionee, subject to the provisions of the Issuer Option Agreement, may assign, in whole or in part, its rights and obligations thereunder; provided, however, that until 15 days after the Federal Reserve Board approves an application by the Optionee to acquire the Issuer Option Shares, the Optionee may not assign its rights under the Issuer Option except in
(i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of the Issuer, (iii) an assignment to a single party for the purpose of conducting a widely dispersed public distribution on the Optionee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    The rights and obligations of the Issuer and the Optionee under the Issuer Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, causing the shares of the Issuer Common Stock to be listed for quotation on the Nasdaq National Market or the Nasdaq Small-Cap Market, as applicable, upon official notice of issuance and applying to the Federal Reserve Board for approval to acquire the Issuer Option Shares.

    The CB Stock Option Agreement also provides that CB shall not be obligated to issue shares of CB Common Stock upon the exercise of the CB Option (i) in the absence of any required governmental or regulatory approval or consent necessary for CB to issue shares or for Pinnacle to exercise the CB Option, (ii) in the event and for so long as Pinnacle is in material breach of its representations, warranties, covenants or obligations under the CB Merger Agreement (unless excused by reason of the material breach of CB of any of its representations, warranties, covenants or obligations under the CB Merger Agreement), or (iii) so long as any injunction or decree or ruling issued by a court of competent jurisdiction is in effect which prohibits the sale or delivery of the CB Common Stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                   AT OR FOR THE THREE
                                                       MONTHS ENDED
                                                        MARCH 31,             FOR THE YEAR ENDED DECEMBER 31,
                                                --------------------------  ------------------------------------
                                                    1997          1996          1996         1995        1994
                                                ------------  ------------  ------------  ----------  ----------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...................................  $     26,025  $     23,208  $     98,466  $   76,224  $   58,042
    Tax-exempt................................           170           104           456         427         414
  Interest and dividends on securities:
    Taxable...................................         8,939         6,373        29,677      14,421      12,609
    Tax-exempt................................           277           286         1,136         973       1,093
  Interest on federal funds sold..............           110           106           474         343         267
  Interest on due from banks interest
    bearing...................................            31           438           619         277         116
                                                ------------  ------------  ------------  ----------  ----------
      Total interest income...................        35,552        30,515       130,828      92,665      72,541
                                                ------------  ------------  ------------  ----------  ----------
INTEREST EXPENSE:
  Interest on deposits........................        13,857        13,250        54,974      38,516      27,795
  Interest on securities sold under repurchase
    agreements and other borrowings...........         5,904         3,350        16,578       9,490       6,432
                                                ------------  ------------  ------------  ----------  ----------
      Total interest expense..................        19,761        16,600        71,552      48,006      34,227
                                                ------------  ------------  ------------  ----------  ----------
Net interest income...........................        15,791        13,915        59,276      44,659      38,314
Provision for loan losses.....................           475           130         1,490         402         304
                                                ------------  ------------  ------------  ----------  ----------
      Net interest income after provision for
        loan losses...........................        15,316        13,785        57,786      44,257      38,010
                                                ------------  ------------  ------------  ----------  ----------
NON-INTEREST INCOME:
  Other income................................         3,658         2,420        10,950       8,475       8,093
  Securities gains (losses), net..............            59           214           708         790         134
                                                ------------  ------------  ------------  ----------  ----------
      Total non-interest income...............         3,717         2,634        11,658       9,265       8,227
NON-INTEREST EXPENSE:
  Salaries and benefits.......................         5,298         4,730        19,667      16,055      13,480
  Occupancy and equipment.....................         1,842         1,709         7,106       5,494       4,423
  Other non-interest expense..................         4,072         4,175        22,634      13,282      10,383
                                                ------------  ------------  ------------  ----------  ----------
      Total non-interest expense..............        11,212        10,614        49,407      34,831      28,286
                                                ------------  ------------  ------------  ----------  ----------
Income before income tax expense..............         7,821         5,805        20,037      18,691      17,951
Income tax expense............................         2,571         1,724         6,262       4,928       5,399
Extraordinary items/accounting changes........       --            --            --           --          --
                                                ------------  ------------  ------------  ----------  ----------
  Net income..................................  $      5,250  $      4,081  $     13,775  $   13,763  $   12,552
                                                ------------  ------------  ------------  ----------  ----------
                                                ------------  ------------  ------------  ----------  ----------
NET INCOME PER SHARE:
  Primary.....................................  $       0.48  $       0.38  $       1.29  $     1.57  $     1.45
  Fully diluted...............................  $       0.48  $       0.38  $       1.29  $     1.56  $     1.45
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.....................................    10,827,510    10,633,487    10,694,302   8,773,136   8,666,503
  Fully diluted...............................    10,838,288    10,654,872    10,713,711   8,804,284   8,670,390

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable.............................................     $13,025      $13,001                       $26,026
    Tax-exempt..........................................         122           48                           170
  Interest and dividends on securities:
    Taxable.............................................       6,571        2,367                         8,938
    Tax-exempt..........................................         273            4                           277
  Interest on federal funds sold........................          43           67                           110
  Interest on due from banks interest bearing...........          31       --                                31
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      20,065       15,487                        35,552
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................       7,747        6,110                        13,857
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       3,268        2,636                         5,904
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................      11,015        8,746                        19,761
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................       9,050        6,741                        15,791
  Provision for loan losses.............................         235          240                           475
                                                          -----------  -----------  --------------  ------------
  Net interest income, after provision for loan
    losses..............................................       8,815        6,501                        15,316
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       1,832        1,826                         3,658
  Securities gains (losses), net........................          59       --                                59
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       1,891        1,826                         3,717
NON-INTEREST EXPENSE:
  Salaries and benefits.................................       2,765        2,533                         5,298
  Occupancy and equipment...............................       1,032          810                         1,842
  Other non-interest expense............................       2,392        1,680                         4,072
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................       6,189        5,023                        11,212
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................       4,517        3,304                         7,821
  Income tax expense....................................       1,547        1,024                         2,571
  Extraordinary items/accounting changes................      --           --                            --
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 2,970      $ 2,280                       $ 5,250
                                                          -----------  -----------                  ------------
                                                          -----------  -----------                  ------------

Weighted Average Shares Outstanding--Primary............   5,978,640    4,848,870                    10,827,510
Weighted Average Shares Outstanding--Fully diluted......   5,978,640    4,859,648                    10,838,288
Net Income Per Share--Primary...........................       $0.50        $0.47                         $0.48
Net Income Per Share--Fully diluted.....................       $0.50        $0.47                         $0.48

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable.............................................     $11,577      $11,631                       $23,208
    Tax-exempt..........................................          44           60                           104
  Interest and dividends on securities:
    Taxable.............................................       4,767        1,606                         6,373
    Tax-exempt..........................................         264           22                           286
  Interest on federal funds sold........................          90           16                           106
  Interest on due from banks interest bearing...........         416           22                           438
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      17,158       13,357                        30,515
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................       7,399        5,851                        13,250
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       1,890        1,460                         3,350
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................       9,289        7,311                        16,600
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................       7,869        6,046                        13,915
  Provision for loan losses.............................          80           50                           130
                                                          -----------  -----------  --------------  ------------
  Net interest income, after provision for loan
    losses..............................................       7,789        5,996                        13,785
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       1,350        1,070                         2,420
  Securities gains (losses), net........................         234          (20)                          214
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       1,584        1,050                         2,634
NON-INTEREST EXPENSE:
  Salaries and benefits.................................       2,522        2,208                         4,730
  Occupancy and equipment...............................         902          807                         1,709
  Other non-interest expense............................       2,327        1,848                         4,175
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................       5,751        4,863                        10,614
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................       3,622        2,183                         5,805
  Income tax expense....................................       1,178          546                         1,724
  Extraordinary items/accounting changes................      --           --                            --
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 2,444      $ 1,637                       $ 4,081
                                                          -----------  -----------                  ------------
                                                          -----------  -----------                  ------------

Weighted Average Shares Outstanding--Primary............   5,873,358    4,760,179                    10,633,487
Weighted Average Shares Outstanding--Fully diluted......   5,873,358    4,781,514                    10,654,872
Net Income Per Share--Primary...........................       $0.42        $0.34                         $0.38
Net Income Per Share--Fully diluted.....................       $0.42        $0.34                         $0.38

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                   FOR THE YEAR ENDED DECEMBER 31, 1996
                                                          ------------------------------------------------------
                                                           PINNACLE        IFC        PRO FORMA      PRO FORMA
                                                          HISTORICAL   HISTORICAL    ADJUSTMENTS      COMBINED
                                                          -----------  -----------  --------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable........................................... .     $49,791      $48,675                      $ 98,466
    Tax-exempt..........................................         218          238                           456
  Interest and dividends on securities:
    Taxable.............................................      21,957        7,720                        29,677
    Tax-exempt..........................................       1,064           72                         1,136
  Interest on federal funds sold........................         410           64                           474
  Interest on due from banks interest bearing...........         529           90                           619
                                                          -----------  -----------  --------------  ------------
    Total interest income...............................      73,969       56,859                       130,828
                                                          -----------  -----------  --------------  ------------
INTEREST EXPENSE:
  Interest on deposits..................................      30,536       24,438                        54,974
  Interest on securities sold under repurchase
    agreements and other borrowings.....................       9,157        7,421                        16,578
                                                          -----------  -----------  --------------  ------------
    Total interest expense..............................      39,693       31,859                        71,552
                                                          -----------  -----------  --------------  ------------
  Net interest income...................................      34,276       25,000                        59,276
  Provision for loan losses.............................         375        1,115                         1,490
                                                          -----------  -----------  --------------  ------------
  Net interest income after provision for loan
    losses..............................................      33,901       23,885                        57,786
                                                          -----------  -----------  --------------  ------------
NON-INTEREST INCOME:
  Other income..........................................       6,655        4,295                        10,950
  Securities gains (losses), net........................         653           55                           708
                                                          -----------  -----------  --------------  ------------
    Total non-interest income...........................       7,308        4,350                        11,658
NON-INTEREST EXPENSES:
  Salaries and benefits.................................      10,843        8,824                        19,667
  Occupancy and equipment...............................       3,670        3,436                         7,106
  Other non-interest expense............................      12,443       10,191                        22,634
                                                          -----------  -----------  --------------  ------------
    Total non-interest expense..........................      26,956       22,451                        49,407
                                                          -----------  -----------  --------------  ------------
  Income before income tax expense......................      14,253        5,784                        20,037
  Income tax expense....................................       5,101        1,161                         6,262
                                                          -----------  -----------  --------------  ------------
  Net income............................................     $ 9,152      $ 4,623                      $ 13,775
                                                          -----------  -----------                  ------------
                                                          -----------  -----------                  ------------
NET INCOME PER SHARE:

  Primary...............................................       $1.55        $0.96                         $1.29
  Fully diluted.........................................        1.55         0.96                          1.29

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary...............................................   5,899,453    4,794,849                    10,694,302
  Fully diluted.........................................   5,899,453    4,814,258                    10,713,711

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                     FOR THE YEAR ENDED DECEMBER 31, 1995
                                                            ------------------------------------------------------
                                                              PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $29,542       $46,682                     $76,224
    Tax-exempt............................................           214           213                         427
  Interest and dividends on securities:
    Taxable...............................................         6,321         8,100                      14,421
    Tax-exempt............................................           905            68                         973
  Interest on federal funds sold..........................           257            86                         343
  Interest on due from banks..............................           256            21                         277
                                                            ------------  ------------  ------------  ------------
      Total interest income...............................        37,495        55,170                      92,665
                                                            ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        16,093        22,423                      38,516
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         2,058         7,432                       9,490
                                                            ------------  ------------  ------------  ------------
      Total interest expense..............................        18,151        29,855                      48,006
                                                            ------------  ------------  ------------  ------------
  Net interest income.....................................        19,344        25,315                      44,659
  Provision for loan losses...............................           225           177                         402
                                                            ------------  ------------  ------------  ------------
  Net interest income after provision for loan losses.....        19,119        25,138                      44,257
                                                            ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         4,236         4,239                       8,475
  Securities gains (losses), net..........................           350           440                         790
                                                            ------------  ------------  ------------  ------------
      Total non-interest income...........................         4,586         4,679                       9,265
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         7,100         8,955                      16,055
  Occupancy and equipment.................................         2,044         3,450                       5,494
  Other...................................................         5,492         7,790                      13,282
                                                            ------------  ------------  ------------  ------------
      Total non-interest expense..........................        14,636        20,195                      34,831
                                                            ------------  ------------  ------------  ------------
  Income before income tax expense........................         9,069         9,622                      18,691
                                                            ------------  ------------  ------------  ------------
  Income tax expense......................................         2,610         2,318                       4,928
                                                            ------------  ------------  ------------  ------------
  Net income..............................................       $ 6,459       $ 7,304                     $13,763
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................................         $1.62         $1.51                       $1.57
  Fully diluted...........................................          1.62          1.52                        1.56

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     3,996,137     4,776,999                   8,773,136
  Fully diluted...........................................     3,996,137     4,808,147                   8,804,284

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1994
                                                           ------------------------------------------------------
                                                             PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                            HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                           ------------  ------------  ------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
      Taxable............................................       $22,949       $35,093                     $58,042
      Tax-exempt.........................................           209           205                         414
  Interest and dividends on securities:
      Taxable............................................         4,626         7,983                      12,609
      Tax-exempt.........................................           998            95                       1,093
  Interest on federal funds sold.........................           110           157                         267
  Interest on due from banks.............................            76            40                         116
                                                           ------------  ------------  ------------  ------------
    Total interest income................................        28,968        43,573                      72,541
                                                           ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits...................................        11,316        16,479                      27,795
  Interest on securities sold under repurchase agreements
    and other borrowings.................................           546         5,886                       6,432
                                                           ------------  ------------  ------------  ------------
    Total interest expense...............................        11,862        22,365                      34,227
                                                           ------------  ------------  ------------  ------------
  Net interest income....................................        17,106        21,208                      38,314
  Provision for loan losses..............................           125           179                         304
                                                           ------------  ------------  ------------  ------------
  Net interest income after provision for loan losses....        16,981        21,029                      38,010
                                                           ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income...........................................         3,692         4,401                       8,093
  Securities gains (losses), net.........................            64            70                         134
                                                           ------------  ------------  ------------  ------------
    Total non-interest income............................         3,756         4,471                       8,227
NON-INTEREST EXPENSES:
  Salaries and benefits..................................         6,073         7,407                      13,480
  Occupancy and equipment................................         1,918         2,505                       4,423
  Other..................................................         5,123         5,260                      10,383
                                                           ------------  ------------  ------------  ------------
    Total non-interest expense...........................        13,114        15,172                      28,286
                                                           ------------  ------------  ------------  ------------
  Income before income tax expense.......................         7,623        10,328                      17,951
                                                           ------------  ------------  ------------  ------------
  Income tax expense.....................................         2,333         3,066                       5,399
                                                           ------------  ------------  ------------  ------------
  Net income.............................................       $ 5,290       $ 7,262                     $12,552
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
  NET INCOME PER SHARE:
    Primary..............................................         $1.38         $1.50                       $1.45
    Fully diluted........................................          1.38          1.50                        1.45

  WEIGHTED AVERAGE SHARES OUTSTANDING:
    Primary..............................................     3,821,904     4,844,599                   8,666,503
    Fully diluted........................................     3,821,904     4,848,486                   8,670,390

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


    The following Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle and IFC giving effect to the IFC Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the IFC Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and the IFC and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $4.2 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and Indiana Federal Corporation Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the IFC Merger and are not necessarily indicative of either the results that actually would have occurred had the IFC Merger been consummated on March 31, 1997 or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                              AT MARCH 31, 1997
                                                            ------------------------------------------------------
                                                              PINNACLE        IFC        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------
                                                                                (IN THOUSANDS)
ASSETS:
  Cash due from banks.....................................  $     25,904  $     21,673  $    (4,796 ) $     42,781
  Federal funds sold......................................       --            --                          --
  Due from banks-interest bearing.........................         2,016            85                       2,101
  Investment securities...................................       412,925       126,172                     539,097
  Loans...................................................       615,024       620,966                   1,235,990
  Allowance for loan losses...............................        (5,651)       (6,908)                    (12,559)
  Other assets............................................        47,573        56,936       (1,049 )      103,460
                                                            ------------  ------------  ------------  ------------
      Total assets........................................  $  1,097,791  $    818,924  $    (5,845 ) $  1,910,870
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
LIABILITIES:
  Deposits:
    Non-interest-bearing demand deposits..................  $     62,080  $     25,614                $     87,694
    Interest-bearing demand deposits......................        76,250        54,176                     130,426
    Savings deposits......................................       272,663       138,070                     410,733
    Time deposits.........................................       346,929       332,529                     679,458
                                                            ------------  ------------  ------------  ------------
      Total deposits......................................       757,922       550,389                   1,308,311
    Securities sold under agreements to repurchase and           259,274       191,298                     450,572
      other borrowings....................................
    Other liabilities.....................................         5,305         5,317  $    (1,604 )        9,018
                                                            ------------  ------------  ------------  ------------
      Total liabilities...................................     1,022,501       747,004       (1,604  (1)    1,767,901
STOCKHOLDERS' EQUITY:
  Common stock............................................        19,110            59          (59  (2)       19,110
  Additional paid-in-capital..............................        44,574        27,932       (8,661  (2)       63,845
  Retained earnings.......................................        16,354        53,595       (4,241  (1)       65,471
                                                                                               (237  (2)
  Net unrealized gain (loss) on securities-for-sale.......        (4,748)         (709)                     (5,457)
Less: Treasury stock & ESOP obligation....................       --              8,957       (8,957  (2)      --
                                                            ------------  ------------  ------------  ------------
      Total stockholders' equity..........................        75,290        71,920       (4,241 )      142,969
                                                            ------------  ------------  ------------  ------------
Total liabilities and stockholders' equity................  $  1,097,791  $    818,924  $    (5,845 ) $  1,910,870
                                                            ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------
PER SHARE DATA:
  Shares outstanding......................................     5,980,320     4,785,237                  10,765,557
  Book value per share....................................        $12.59        $15.03                      $13.28

  NOTES TO PINNACLE FINANCIAL SERVICES, INC., AND INDIANA FEDERAL CORPORATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects expected one-time merger and restructuring charges of approximately $5.845 million (pre-tax) to be incurred in 1997 in connection with the attainment of annualized pre-tax cost savings of approximately $3.5 million. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, elimination or consolidation of certain branches, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.) This is expected to result in a tax credit of $1.604 million from the one-time charges and a $4.241 million after-tax charge to retained earnings in the pro forma condensed combined balance sheet.

   The pro forma entries are displayed below:


Debt--Retained earnings..............................  $4,241,000
Debt--other liabilities--taxes payable...............  1,604,000
  Credit--Cash.......................................             $4,796,000
  Credit--Other assets--prepaid acquisition
    charges..........................................             1,049,000


   The following provides detail of the estimated pre-tax charges:

Personnel............................................  $1,250,000
Benefit plans........................................  1,760,000
Facilities and data processing.......................    900,000
Other Merger expenses................................  1,935,000
                                                       ---------
  Total charges......................................  $5,845,000
                                                       ---------
                                                       ---------


(2) Reflects accounting of the IFC Merger as a "pooling-of-interests," through the exchange of 4,785,237 shares of Pinnacle Common Stock for an equivalent number of shares of IFC Common Stock and the elimination of treasury stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/ Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                             AT OR FOR THE THREE
                                                                 MONTHS ENDED
                                                                  MARCH 31,          FOR THE YEAR ENDED DECEMBER 31*
                                                           ------------------------  -------------------------------
                                                              1997         1996        1996       1995       1994
                                                           -----------  -----------  ---------  ---------  ---------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable..............................................     $17,057      $15,198     $64,486    $41,004    $30,722
    Tax-exempt...........................................         126           50         239        241        242
  Interest and dividends on securities:
    Taxable..............................................       6,867        5,078      23,199      7,601      5,754
    Tax-exempt...........................................         273          264       1,064        905        998
  Interest on federal funds sold.........................          69           96         434        270        290
  Interest on due from banks.............................          32          422         539        301         96
                                                           -----------  -----------  ---------  ---------  ---------
    Total interest income................................      24,424       21,108      89,961     50,322     38,102
                                                           -----------  -----------  ---------  ---------  ---------
INTEREST EXPENSE:
  Interest on deposits...................................     $ 9,274      $ 8,674     $35,965    $20,877    $15,243
  Interest on securities sold under repurchase agreements
    and other borrowings.................................       3,920        2,544      11,611      3,503        730
                                                           -----------  -----------  ---------  ---------  ---------
    Total interest expense...............................      13,194       11,218      47,576     24,380     15,973
                                                           -----------  -----------  ---------  ---------  ---------
  Net interest income....................................      11,230        9,890      42,385     25,942     22,129
  Provision for loan losses..............................         565          862       2,018        482        203
                                                           -----------  -----------  ---------  ---------  ---------
  Net interest income after provision for loan losses....      10,665        9,028      40,367     25,460     21,926
                                                           -----------  -----------  ---------  ---------  ---------
NON-INTEREST INCOME:
  Other..................................................       2,334        1,690       8,256      5,378      4,630
  Securities gains (losses), net.........................          59          234         653        349         67
                                                           -----------  -----------  ---------  ---------  ---------
    Total non-interest income............................       2,393        1,924       8,909      5,727      4,697
NON-INTEREST EXPENSE:
  Salaries and benefits..................................       3,269        2,937      12,695      8,613      7,573
  Occupancy and equipment................................       1,178        1,038       4,254      2,551      2,429
  Other..................................................       2,958        2,738      15,099      6,959      6,452
                                                           -----------  -----------  ---------  ---------  ---------
    Total non-interest expense...........................       7,405        6,713      32,048     18,123     16,454
  Income before income tax expense.......................       5,653        4,239      17,228     13,064     10,169
  Income tax expense.....................................       1,937        1,312       6,027      4,150      3,254
  Extraordinary items/accounting changes.................      --           --          --         --         --
                                                           -----------  -----------  ---------  ---------  ---------
  Net income.............................................     $ 3,716      $ 2,927     $11,201    $ 8,914    $ 6,915
                                                           -----------  -----------  ---------  ---------  ---------
                                                           -----------  -----------  ---------  ---------  ---------
NET INCOME PER SHARE:
  Primary................................................       $0.49        $0.39       $1.49      $1.58      $1.26
  Fully diluted..........................................       $0.49        $0.39        1.49       1.58       1.26
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary................................................   7,566,956    7,495,156   7,504,112  5,636,634  5,498,235
  Fully diluted..........................................   7,566,956    7,495,156   7,504,112  5,636,634  5,498,235


--------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PROFORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................  $     13,025  $      4,032               $     17,057
    Tax-exempt............................................           122             4                        126
  Interest and dividends on securities:
    Taxable...............................................         6,571           296                      6,867
    Tax-exempt............................................           273            --                        273
  Interest on federal funds sold                                      43            26                         69
  Interest on due from banks interest bearing.............            31             1                         32
                                                            ------------  ------------  -----------  ------------
    Total interest income.................................        20,065         4,359                     24,424
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,747         1,527                      9,274
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         3,268           652                      3,920
                                                            ------------  ------------  -----------  ------------
    Total interest expense................................        11,015         2,179                     13,194
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................         9,050         2,180                     11,230
  Provision for loan losses...............................           235           330                        565
                                                            ------------  ------------  -----------  ------------
  Net interest income, after provision for loan losses....         8,815         1,850                     10,665
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,832           502                      2,334
  Securities gains (losses), net..........................            59            --                         59
                                                            ------------  ------------  -----------  ------------
    Total non-interest income.............................         1,891           502                      2,393
NON-INTEREST EXPENSE:
  Salaries and benefits...................................         2,765           504                      3,269
  Occupancy and equipment.................................         1,032           146                      1,178
  Other non-interest expense..............................         2,392           566                      2,958
                                                            ------------  ------------  -----------  ------------
    Total non-interest expense............................         6,189         1,216                      7,405
  Income before income tax expense........................         4,517         1,136                      5,653
  Income tax expense......................................         1,547           390                      1,937
  Extraordinary items/accounting changes..................            --            --                         --
                                                            ------------  ------------  -----------  ------------
  Net income..............................................  $      2,970  $        746               $      3,716
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
Weighted Average Shares Outstanding--primary..............     5,978,640     1,241,938     346,378      7,566,956
Weighted Average Shares Outstanding--fully diluted........     5,978,640     1,244,517     343,799      7,566,956
Net Income Per Share--primary.............................  $       0.50  $       0.60               $       0.49
Net Income Per Share--fully diluted.......................  $       0.50  $       0.60               $       0.49

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                  FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PROFORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................  $     11,577  $      3,621               $     15,198
    Tax-exempt............................................            44             6                         50
  Interest and dividends on securities:
    Taxable...............................................         4,767           311                      5,078
    Tax-exempt............................................           264            --                        264
  Interest on federal funds sold                                      90             6                         96
  Interest on due from banks interest bearing.............           416             6                        422
                                                            ------------  ------------  -----------  ------------
    Total interest income.................................        17,158         3,950                     21,108
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,399         1,275                      8,674
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         1,890           654                      2,544
                                                            ------------  ------------  -----------  ------------
    Total interest expense................................         9,289         1,929                     11,218
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................         7,869         2,021                      9,890
  Provision for loan losses...............................            80           782                        862
                                                            ------------  ------------  -----------  ------------
  Net interest income, after provision for loan losses....         7,789         1,239                      9,028
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,350           340                      1,690
  Securities gains (losses), net..........................           234            --                        234
                                                            ------------  ------------  -----------  ------------
    Total non-interest income.............................         1,584           340                      1,924
NON-INTEREST EXPENSE:
  Salaries and benefits...................................         2,522           415                      2,937
  Occupancy and equipment.................................           902           136                      1,038
  Other non-interest expense..............................         2,327           411                      2,738
                                                            ------------  ------------  -----------  ------------
    Total non-interest expense............................         5,751           962                      6,713
  Income before income tax expense........................         3,622           617                      4,239
  Income tax expense......................................         1,178           134                      1,312
  Extraordinary items/accounting changes..................            --            --                         --
                                                            ------------  ------------  -----------  ------------
  Net income..............................................  $      2,444  $        483               $      2,927
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
Weighted Average Shares Outstanding--primary..............     5,873,358     1,258,867     362,931      7,495,156
Weighted Average Shares Outstanding--fully diluted........     5,873,358     1,258,187     363,611      7,495,156
Net Income Per Share--primary.............................  $       0.42  $       0.38               $       0.39
Net Income Per Share--fully diluted.......................  $       0.42  $       0.38               $       0.39

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                     FOR THE YEAR ENDED DECEMBER 31, 1996*
                                                                -----------------------------------------------
                                                                 PINNACLE       CB       PRO FORMA   PRO FORMA
                                                                HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                                ----------  ----------  -----------  ----------
INCOME STATEMENT(1)
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...................................................     $49,791     $14,695                  $64,486
    Tax-exempt................................................         218          21                      239
  Interest and dividends on securities:
    Taxable...................................................      21,957       1,242                   23,199
    Tax-exempt................................................       1,064      --                        1,064
  Interest on federal funds sold..............................         410          24                      434
  Interest on due from banks..................................         529          10                      539
                                                                ----------  ----------  -----------  ----------
    Total interest income.....................................      73,969      15,992                   89,961
                                                                ----------  ----------  -----------  ----------
INTEREST EXPENSE:
  Interest on deposits........................................     $30,536      $5,429           $      $35,965
  Interest on securities sold under repurchase agreements and
    other borrowings..........................................       9,157       2,454                   11,611
                                                                ----------  ----------  -----------  ----------
    Total interest expense....................................      39,693       7,883                   47,576
                                                                ----------  ----------  -----------  ----------
  Net interest income.........................................      34,276       8,109                   42,385
  Provision for loan losses...................................         375       1,643                    2,018
                                                                ----------  ----------  -----------  ----------
  Net interest income after provision for loan losses.........      33,901       6,466                   40,367
                                                                ----------  ----------  -----------  ----------
NON-INTEREST INCOME:
  Other.......................................................       6,655       1,601                    8,256
  Securities gains, net.......................................         653      --                          653
                                                                ----------  ----------  -----------  ----------
    Total non-interest income.................................       7,308       1,601                    8,909

NON-INTEREST EXPENSES:
  Salaries and benefits.......................................      10,843       1,852                   12,695
  Occupancy and equipment.....................................       3,670         584                    4,254
  Other.......................................................      12,443       2,656                   15,099
                                                                ----------  ----------  -----------  ----------
    Total non-interest expense................................      26,956       5,092                   32,048
  Income before income tax expense............................      14,253       2,975                   17,228
  Income tax expense..........................................       5,101         926                    6,027
                                                                ----------  ----------  -----------  ----------
  Net income..................................................     $ 9,152     $ 2,049                  $11,201
                                                                ----------  ----------  -----------  ----------
                                                                ----------  ----------  -----------  ----------
NET INCOME PER SHARE:
  Primary.....................................................       $1.55       $1.64                    $1.49
  Fully diluted...............................................        1.55        1.64                     1.49

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.....................................................   5,899,453   1,245,810     358,849(1)  7,504,112
  Fully diluted...............................................   5,899,453   1,250,704     353,955(1)  7,504,112


------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.,
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1995*
                                                            -----------------------------------------------------
                                                              PINNACLE         CB        PRO FORMA    PRO FORMA
                                                             HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                                            ------------  ------------  -----------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $29,542       $11,462                    $41,004
    Tax-exempt............................................           214            27                        241
  Interest and dividends on securities:
    Taxable...............................................         6,321         1,280                      7,601
    Tax-exempt............................................           905       --                             905
  Interest on federal funds sold..........................           257            13                        270
  Interest on due from banks interest bearing.............           256            45                        301
                                                            ------------  ------------  -----------  ------------
      Total interest income...............................        37,495        12,827                     50,322
                                                            ------------  ------------  -----------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        16,093         4,784                     20,877
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         2,058         1,445                      3,503
                                                            ------------  ------------  -----------  ------------
      Total interest expense..............................        18,151         6,229                     24,380
                                                            ------------  ------------  -----------  ------------
  Net interest income.....................................        19,344         6,598                     25,942
  Provision for loan losses...............................           225           257                        482
  Net interest income after provision for loan losses.....        19,119         6,341                     25,460
                                                            ------------  ------------  -----------  ------------
NON-INTEREST INCOME:
  Other income............................................         4,236         1,142                      5,378
  Securities gains (losses), net..........................           350           (1)                        349
                                                            ------------  ------------  -----------  ------------
      Total non-interest income...........................         4,586         1,141                      5,727
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         7,100         1,513                      8,613
  Occupancy and equipment.................................         2,044           507                      2,551
  Other non-interest expense..............................         5,492         1,467                      6,959
                                                            ------------  ------------  -----------  ------------
      Total non-interest expense..........................        14,636         3,487                     18,123
  Income before income tax expense........................         9,069         3,995                     13,064
  Income tax expense......................................         2,610         1,540                      4,150
                                                            ------------  ------------  -----------  ------------
  Net income..............................................       $ 6,459       $ 2,455                    $ 8,914
                                                            ------------  ------------  -----------  ------------
                                                            ------------  ------------  -----------  ------------
NET INCOME PER SHARE:
  Primary.................................................         $1.62         $1.94                      $1.58
  Fully diluted...........................................          1.62          1.93                       1.58

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     3,996,137     1,265,353     375,114(1)    5,636,634
  Fully diluted...........................................     3,996,137     1,273,276     367,221(1)    5,636,634

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    FOR THE YEAR ENDED DECEMBER 31, 1994*
                                                               ------------------------------------------------
                                                                PINNACLE       CB       PRO FORMA    PRO FORMA
                                                               HISTORICAL  HISTORICAL  ADJUSTMENTS    COMBINED
                                                               ----------  ----------  ------------  ----------
INCOME STATEMENT(1)
INTEREST INCOME:
  Interest and fees on loans:
    Taxable..................................................     $22,949      $7,773                   $30,722
    Tax-exempt...............................................         209          33                       242
  Interest and dividends on securities:
    Taxable..................................................       4,626       1,128                     5,754
    Tax-exempt...............................................         998      --                           998
  Interest on federal funds sold.............................         110         180                       290
  Interest on due from banks.................................          76          20                        96
                                                               ----------  ----------  ------------  ----------
      Total interest income..................................      28,968       9,134                    38,102
                                                               ----------  ----------  ------------  ----------
INTEREST EXPENSE:
  Interest on deposits.......................................      11,316       3,927                    15,243
  Interest on securities sold under repurchase agreements and
    other borrowings.........................................         546         184                       730
                                                               ----------  ----------  ------------  ----------
      Total interest expense.................................      11,862       4,111                    15,973
                                                               ----------  ----------  ------------  ----------
  Net interest income........................................      17,106       5,023                    22,129
  Provision for loan losses..................................         125          78                       203
                                                               ----------  ----------  ------------  ----------
  Net interest income after provision for loan losses........      16,981       4,945                    21,926
                                                               ----------  ----------  ------------  ----------
NON-INTEREST INCOME:
  Other income...............................................       3,692         938                     4,630
  Securities gains, net......................................          64           3                        67
                                                               ----------  ----------  ------------  ----------
      Total non-interest income..............................       3,756         941                     4,697
NON-INTEREST EXPENSES:
  Salaries and benefits......................................       6,073       1,500                     7,573
  Occupancy and equipment....................................       1,918         511                     2,429
  Other......................................................       5,123       1,329                     6,452
                                                               ----------  ----------  ------------  ----------
      Total non-interest expense.............................      13,114       3,340                    16,454
  Income before income tax expense...........................       7,623       2,546                    10,169
  Income tax expense.........................................       2,333         921                     3,254
                                                               ----------  ----------  ------------  ----------
  Net income.................................................     $ 5,290      $1,625                   $ 6,915
                                                               ----------  ----------  ------------  ----------
                                                               ----------  ----------  ------------  ----------
NET INCOME PER SHARE:
  Primary....................................................       $1.38       $1.26                     $1.26
  Fully diluted..............................................        1.38        1.26                      1.26
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary....................................................   3,821,904   1,292,293    384,038(1)   5,498,235
  Fully diluted..............................................   3,821,904   1,289,970    386,361(1)   5,498,235

------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


    The following Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle and CB giving effect to the CB Merger, which will be accounted for as a "pooling-of-interests," as if it had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the CB Merger, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle and the CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $1.3 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc. and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the CB Merger and are not necessarily indicative of either the results that actually would have occurred had the CB Merger been consummated on March 31, 1997 or the results that may be obtained in the future.

                        PINNACLE FINANCIAL SERVICES, INC
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)



                                                             PINNACLE         CB
                                                               (AS           (AS        PRO FORMA    PRO FORMA
                                                            REPORTED)     REPORTED)    ADJUSTMENTS    COMBINED
                                                           ------------  ------------  -----------  ------------
                                                                              (IN THOUSANDS)
ASSETS:
  Cash due from banks....................................   $   25,904    $    9,550    $  (1,500)  $     33,954
  Federal funds sold.....................................       --            --                         --
  Due from banks-interest bearing........................        2,016         9,882                      11,898
  Investment securities..................................      412,925        17,723                     430,648
  Loans..................................................      615,024       182,989                     798,013
  Allowance for loan losses..............................       (5,651)       (2,208)                     (7,859)
  Other assets...........................................       47,573         9,982                      57,555
                                                           ------------  ------------  -----------  ------------
      Total assets.......................................   $1,097,791    $  227,918    $  (1,500)  $  1,324,209
                                                           ------------  ------------  -----------  ------------
                                                           ------------  ------------  -----------  ------------
LIABILITIES:
  Deposits:
    Non-interest-bearing demand deposits.................   $   62,080    $   10,789                $     72,869
    Interest-bearing demand deposits.....................       76,250        13,697                      89,947
    Savings deposits.....................................      272,663        36,739                     309,402
    Time deposits........................................      346,929        89,370                     436,299
                                                           ------------  ------------  -----------  ------------
      Total deposits.....................................      757,922       150,595       --            908,517
  Securities sold under agreements to repurchase and
    other borrowings.....................................      259,274        53,284                     312,558
  Other liabilities......................................        5,305         3,200         (180)         8,325
                                                           ------------  ------------  -----------  ------------
      Total liabilities..................................    1,022,501       207,079         (180)     1,229,400

STOCKHOLDERS' EQUITY:
  Common stock...........................................       19,110            13          (13)        19,110
  Additional paid-in-capital.............................       44,574         5,862       (1,731)        48,705
  Retained earnings......................................       16,354        16,453       (1,320)        31,487
  Net unrealized gain (loss) on securities-for-sale......       (4,748)           61                      (4,687)
  Less: Treasury stock...................................       --             1,550       (1,744)          (194)
                                                           ------------  ------------  -----------  ------------
      Total stockholders' equity.........................       75,290        20,839       (1,320)        94,809
                                                           ------------  ------------  -----------  ------------
      Total liabilities and stockholders' equity.........   $1,097,791    $  227,918    $  (1,500)  $  1,324,209
                                                           ------------  ------------  -----------  ------------
                                                           ------------  ------------  -----------  ------------
PER SHARE DATA:
  Shares outstanding.....................................    5,980,320     1,161,997      426,202      7,568,519
  Book value per share...................................   $    12.59    $    17.93                $      12.53

        NOTES TO PINNACLE FINANCIAL SERVICES, INC., AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects additional shares issued assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an average price for Pinnacle Common Stock of $27.375.

(2) Reflects expected one-time merger and restructuring charges of approximately $1.5 million (pre-tax) and a tax credit of $180,000 to be incurred in 1997. In addition, management believes there will be annualized pre-tax cost savings of approximately $900,000 following the CB Merger. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.)

        The pro forma entries are displayed below:

Debt--Retained earnings..............................  $1,320,000
Debt--other liabilities--taxes payable...............    180,000
  Credit--Cash.......................................             $1,500,000

        The following provides detail of the estimated pre-tax charges:

Personnel............................................  $ 150,000
Benefit plans........................................    200,000
Facilities and data processing.......................    100,000
Other Merger expenses................................  1,050,000
                                                       ---------
    Total charges....................................  $1,500,000
                                                       ---------
                                                       ---------


(3) Reflects accounting of the CB Merger as a "pooling-of-interests," through the exchange of 1,588,199 shares of Pinnacle Common Stock for 1,161,997 shares of CB Common Stock and outstanding CB stock options and the elimination of treasury stock.

                    PRO FORMA COMBINED FINANCIAL INFORMATION
                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income Summary combines the historical Consolidated Statements of Income of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB Bancorp, Inc., including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME SUMMARY
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                              AT OR FOR THE THREE MONTHS
                                                   ENDED MARCH 31,              FOR THE YEAR ENDED DECEMBER 31,*
                                             ----------------------------  -------------------------------------------
                                                 1997           1996           1996           1995           1994
                                             -------------  -------------  -------------  -------------  -------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable................................        $30,057        $26,829       $113,161       $ 87,686        $65,815
    Tax-exempt.............................            174            110            477            454            447
  Interest and dividends on securities:
      Taxable..............................          9,235          6,684         30,919         15,701         13,737
      Tax-exempt...........................            277            286          1,136            973          1,093
  Interest on federal funds sold...........            136            112            498            356            447
  Interest on due from banks interest
    bearing................................             32            444            629            322            136
                                             -------------  -------------  -------------  -------------  -------------
    Total interest income..................         39,911         34,465        146,820        105,492         81,675
                                             -------------  -------------  -------------  -------------  -------------
INTEREST EXPENSE:
  Interest on deposits.....................         15,384         14,525         60,403         43,300         31,722
  Interest on securities sold under
    repurchase agreements and other
    borrowings.............................          6,556          4,004         19,032         10,935          6,616
                                             -------------  -------------  -------------  -------------  -------------
    Total interest expense.................         21,940         18,529         79,435         54,235         38,338
                                             -------------  -------------  -------------  -------------  -------------
Net interest income........................         17,971         15,936         67,385         51,257         43,337
Provision for loan losses..................            805            912          3,133            659            382
                                             -------------  -------------  -------------  -------------  -------------
Net interest income after provision for
  loan losses..............................         17,166         15,024         64,252         50,598         42,955
                                             -------------  -------------  -------------  -------------  -------------
NON-INTEREST INCOME:
  Other....................................          4,160          2,760         12,551          9,617          9,031
  Securities gains (losses), net...........             59            214            708            789            137
                                             -------------  -------------  -------------  -------------  -------------
    Total non-interest income..............          4,219          2,974         13,259         10,406          9,168

NON-INTEREST EXPENSE:
  Salaries and benefits....................          5,802          5,145         21,519         17,568         14,980
  Occupancy and equipment..................          1,988          1,845          7,690          6,001          4,934
  Other....................................          4,638          4,586         25,290         14,749         11,712
                                             -------------  -------------  -------------  -------------  -------------
    Total non-interest expense.............         12,428         11,576         54,499         38,318         31,626
                                             -------------  -------------  -------------  -------------  -------------
Income before income tax expense...........          8,957          6,422         23,012         22,686         20,497
  Income tax expense.......................          2,961          1,858          7,188          6,468          6,320
  Extraordinary items/accounting changes...       --             --             --             --             --
                                             -------------  -------------  -------------  -------------  -------------
  Net income...............................       $  5,996       $  4,564       $ 15,824       $ 16,218        $14,177
                                             -------------  -------------  -------------  -------------  -------------
                                             -------------  -------------  -------------  -------------  -------------
NET INCOME PER SHARE:
  Primary..................................          $0.48          $0.37          $1.29          $1.56          $1.37
  Fully diluted............................          $0.48          $0.37           1.28           1.55           1.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary..................................     12,415,826     12,255,285     12,298,961     10,413,633     10,342,834
  Fully diluted............................     12,426,604     12,276,670     12,318,370     10,444,781     10,346,721


------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Statement of Income combine the historical Consolidated Statements of Income of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective as of the beginning of the earliest period indicated and after giving effect to the pro forma adjustments described in the Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on the dates indicated or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                         FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $13,025       $13,001        $4,032                     $30,058
    Tax-exempt............................................           122            48             4                         174
  Interest and dividends on securities:
    Taxable...............................................         6,571         2,367           296                       9,234
    Tax-exempt............................................           273             4       --                              277
  Interest on federal funds sold..........................            43            67            26                         136
  Interest on due from banks interest bearing.............            31       --                  1                          32
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        20,065        15,487         4,359                      39,911
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,747         6,110         1,527                      15,384
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         3,268         2,636           652                       6,556
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        11,015         8,746         2,179                      21,940
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................         9,050         6,741         2,180                      17,971
Provision for loan losses.................................           235           240           330                         805
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......         8,815         6,501         1,850                      17,166
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,832         1,826           502                       4,160
  Securities gains, net...................................            59       --            --                               59
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         1,891         1,826           502                       4,219
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         2,765         2,533           504                       5,802
  Occupancy and equipment.................................         1,032           810           146                       1,988
  Other...................................................         2,392         1,680           566                       4,638
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................         6,189         5,023         1,216                      12,428
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................         4,517         3,304         1,136                       8,957
  Income tax expense......................................         1,547         1,024           390                       2,961
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 2,970       $ 2,280         $ 746                     $ 5,996
                                                            ------------  ------------  ------------                ------------
                                                            ------------  ------------  ------------                ------------
NET INCOME PER SHARE:
  Primary.................................................         $0.50         $0.47         $0.60                       $0.48
  Fully diluted...........................................          0.50          0.47          0.60                        0.48

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     5,978,640     4,848,870     1,241,938       346,378    12,415,826
  Fully diluted...........................................     5,978,640     4,859,648     1,244,517       343,799    12,426,604

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                         FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $11,577       $11,631        $3,621                     $26,829
    Tax-exempt............................................            44            60             6                         110
  Interest and dividends on securities:
    Taxable...............................................         4,767         1,606           311                       6,684
    Tax-exempt............................................           264            22       --                              286
  Interest on federal funds sold..........................            90            16             6                         112
  Interest on due from banks interest bearing.............           416            22             6                         444
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        17,158        13,357         3,950                      34,465
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................         7,399         5,851         1,275                      14,525
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         1,890         1,460           654                       4,004
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................         9,289         7,311         1,929                      18,529
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................         7,869         6,046         2,021                      15,936
Provision for loan losses.................................            80            50           782                         912
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......         7,789         5,996         1,239                      15,024
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         1,350         1,070           340                       2,760
  Securities gains, net...................................           234           (20)      --                              214
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         1,584         1,050           340                       2,974
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         2,522         2,208           415                       5,145
  Occupancy and equipment.................................           902           807           136                       1,845
  Other...................................................         2,327         1,848           411                       4,586
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................         5,751         4,863           962                      11,576
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................         3,622         2,183           617                       6,422
  Income tax expense......................................         1,178           546           134                       1,858
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 2,444       $ 1,637         $ 483                     $ 4,564
                                                            ------------  ------------  ------------                ------------
                                                            ------------  ------------  ------------                ------------
NET INCOME PER SHARE:
  Primary.................................................         $0.42         $0.34         $0.38                       $0.37
  Fully diluted...........................................          0.42          0.34          0.38                        0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     5,873,358     4,760,129     1,258,867       362,931    12,255,285
  Fully diluted...........................................     5,873,358     4,781,514     1,258,187       363,611    12,276,670

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           FOR THE YEAR ENDED DECEMBER 31, 1996*
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $49,791       $48,675       $14,695                    $113,161
    Tax-exempt............................................           218           238            21                         477
  Interest and dividends on securities:
    Taxable...............................................        21,957         7,720         1,242                      30,919
    Tax-exempt............................................         1,064            72       --                            1,136
  Interest on federal funds sold..........................           410            64            24                         498
  Interest on due from banks interest bearing.............           529            90            10                         629
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        73,969        56,859        15,992                     146,820
                                                            ------------  ------------  ------------  ------------  ------------
INTEREST EXPENSE:
  Interest on deposits....................................        30,536        24,438         5,429                      60,403
  Interest on securities sold under repurchase agreements
    and other borrowings..................................         9,157         7,421         2,454                      19,032
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        39,693        31,859         7,883                      79,435
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................        34,276        25,000         8,109                      67,385
Provision for loan losses.................................           375         1,115         1,643                       3,133
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......        33,901        23,885         6,466                      64,252
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         6,655         4,295         1,601                      12,551
  Securities gains, net...................................           653            55       --                              708
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         7,308         4,350         1,601                      13,259
NON-INTEREST EXPENSES:
  Salaries and benefits...................................        10,843         8,824         1,852                      21,519
  Occupancy and equipment.................................         3,670         3,436           584                       7,690
  Other...................................................        12,443        10,191         2,656                      25,290
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................        29,956        22,451         5,092                      54,499
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax expense........................        14,253         5,784         2,975                      23,012
  Income tax expense......................................         5,101         1,161           926                       7,188
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 9,152       $ 4,623       $ 2,049                    $ 15,824
                                                            ------------  ------------  ------------                ------------
                                                            ------------  ------------  ------------                ------------
NET INCOME PER SHARE:
  Primary.................................................         $1.55         $0.96         $1.64                       $1.29
  Fully diluted...........................................          1.55          0.96          1.64                        1.28
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     5,899,453     4,794,849     1,245,810       358,849(1)   12,298,961
  Fully diluted...........................................     5,899,453     4,814,258     1,250,704       353,955(1)   12,318,370

------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  FOR THE YEAR ENDED DECEMBER 31, 1995*
                                                       -----------------------------------------------------------
                                                        PINNACLE      IFC          CB       PRO FORMA   PRO FORMA
                                                       HISTORICAL  HISTORICAL  HISTORICAL  ADJUSTMENTS   COMBINED
                                                       ----------  ----------  ----------  -----------  ----------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
      Taxable........................................    $29,542     $46,682     $11,462                 $ 87,686
      Tax-exempt.....................................        214         213          27                      454
  Interest and dividends on securities:
      Taxable........................................      6,321       8,100       1,280                   15,701
      Tax-exempt.....................................        905          68       --                         973
  Interest on federal funds sold.....................        257          86          13                      356
  Interest on due from banks interest bearing........        256          21          45                      322
                                                       ----------  ----------  ----------  -----------  ----------
    Total interest income............................     37,495      55,170      12,827                  105,492
                                                       ----------  ----------  ----------  -----------  ----------
INTEREST EXPENSE:
  Interest on deposits...............................     16,093      22,423       4,784                   43,300
  Interest on securities sold under repurchase
    agreements and other borrowings..................      2,058       7,432       1,445                   10,935
                                                       ----------  ----------  ----------  -----------  ----------
    Total interest expense...........................     18,151      29,855       6,229                   54,235
                                                       ----------  ----------  ----------  -----------  ----------
  Net interest income................................     19,344      25,315       6,598                   51,257
  Provision for loan losses..........................        225         177         257                      659
                                                       ----------  ----------  ----------  -----------  ----------
  Net interest income after provision for loan
    losses...........................................     19,119      25,138       6,341                   50,598
                                                       ----------  ----------  ----------  -----------  ----------
NON-INTEREST INCOME:
  Other income.......................................      4,236       4,239       1,142                    9,617
  Securities gains (losses), net.....................        350         440          (1)                     789
                                                       ----------  ----------  ----------  -----------  ----------
    Total non-interest income........................      4,586       4,679       1,141                   10,406
                                                       ----------  ----------  ----------  -----------  ----------
NON-INTEREST EXPENSES:
  Salaries and benefits..............................      7,100       8,955       1,513                   17,568
  Occupancy and equipment............................      2,044       3,450         507                    6,001
  Other..............................................      5,492       7,790       1,467                   14,749
                                                       ----------  ----------  ----------  -----------  ----------
    Total non-interest expense.......................     14,636      20,195       3,487                   38,318
                                                       ----------  ----------  ----------  -----------  ----------
  Income before income tax expense...................      9,069       9,622       3,995                   22,686
  Income tax expense.................................      2,610       2,318       1,540                    6,468
                                                       ----------  ----------  ----------  -----------  ----------
  Net income.........................................    $ 6,459     $ 7,304     $ 2,455                 $ 16,218
                                                       ----------  ----------  ----------               ----------
                                                       ----------  ----------  ----------               ----------
  NET INCOME PER SHARE:
    Primary..........................................      $1.62       $1.51       $1.94                    $1.56
    Fully diluted....................................       1.62        1.52        1.93                     1.55
  WEIGHTED AVERAGE SHARES OUTSTANDING:
    Primary..........................................  3,996,137   4,776,999   1,265,353     375,144(1) 10,413,633
    Fully diluted....................................  3,996,137   4,808,147   1,273,276     367,221(1) 10,444,781

------------------------------
* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.
               UNAUDITED PRO FORMA COMBINED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           FOR THE YEAR ENDED DECEMBER 31, 1994*
                                                            --------------------------------------------------------------------
                                                              PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                                             HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS     COMBINED
                                                            ------------  ------------  ------------  ------------  ------------
INCOME STATEMENT
INTEREST INCOME:
  Interest and fees on loans:
    Taxable...............................................       $22,949       $35,093        $7,773                     $65,815
    Tax-exempt............................................           209           205            33                         447
  Interest and dividends on securities:
    Taxable...............................................         4,626         7,983         1,128                      13,737
    Tax-exempt............................................           998            95       --                            1,093
  Interest on federal funds sold..........................           110           157           180                         447
  Interest on due from banks..............................            76            40            20                         136
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest income...............................        28,968        43,573         9,134                      81,675
INTEREST EXPENSE:
  Interest on deposits....................................        11,316        16,479         3,927                      31,722
  Interest on securities sold under repurchase agreements
    and other borrowings..................................           546         5,886           184                       6,616
                                                            ------------  ------------  ------------  ------------  ------------
      Total interest expense..............................        11,862        22,365         4,111                      38,338
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income.......................................        17,106        21,208         5,023                      43,337
Provision for loan losses.................................           125           179            78                         382
                                                            ------------  ------------  ------------  ------------  ------------
Net interest income after provision for loan losses.......        16,981        21,029         4,945                      42,955
                                                            ------------  ------------  ------------  ------------  ------------
NON-INTEREST INCOME:
  Other income............................................         3,692         4,401           938                       9,031
  Securities gains (losses), net..........................            64            70             3                         137
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest income...........................         3,756         4,471           941                       9,168
NON-INTEREST EXPENSES:
  Salaries and benefits...................................         6,073         7,407         1,500                      14,980
  Occupancy and equipment.................................         1,918         2,505           511                       4,934
  Other non-interest expense..............................         5,123         5,260         1,329                      11,712
                                                            ------------  ------------  ------------  ------------  ------------
      Total non-interest expense..........................        13,114        15,172         3,340                      31,626
                                                            ------------  ------------  ------------  ------------  ------------
  Income before income tax
    expense...............................................         7,623        10,328         2,546                      20,497
  Income tax expense......................................         2,333         3,066           921                       6,320
                                                            ------------  ------------  ------------  ------------  ------------
  Net income..............................................       $ 5,290       $ 7,262        $1,625                     $14,177
                                                            ------------  ------------  ------------  ------------  ------------
                                                            ------------  ------------  ------------  ------------  ------------
NET INCOME PER SHARE:
  Primary.................................................         $1.38         $1.50         $1.26                       $1.37
  Fully diluted...........................................          1.38          1.50          1.26                        1.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary.................................................     3,821,904     4,844,599     1,292,293      384,038 (1)   10,342,834
  Fully diluted...........................................     3,821,904     4,848,486     1,289,970      386,361 (1)   10,346,721

------------------------------

* Historical information included above is presented on a calendar year basis for Pinnacle, IFC and CB. As CB's fiscal year end is March 31, CB information for each of the years ended December 31, 1996, 1995 and 1994 includes the fourth quarter of the fiscal year preceding each such fiscal year and the first three quarters of such fiscal year.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


    The following Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Balance Sheet combines the historical Consolidated Balance Sheets of Pinnacle, IFC and CB giving effect to each of the Mergers, which will be accounted for as "pooling-of-interests," as if each of the Mergers had been effective on March 31, 1997. For a description of "pooling-of-interests" accounting with respect to the Mergers, see "THE MERGERS--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of Pinnacle, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of IFC, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, the historical consolidated financial statements of CB, including the notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and the condensed consolidated historical financial data for Pinnacle, IFC and CB and the other pro forma financial information, including the notes thereto, which appear elsewhere in this Joint Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." The effect of the expected one-time merger and restructuring charges of approximately $5.5 million (after-tax) have been reflected in the unaudited pro forma combined balance sheet; however, since the expected merger and restructuring charges are nonrecurring they have not been reflected in the unaudited pro forma combined statements of income. (See "--Notes to Pinnacle Financial Services, Inc., Indiana Federal Corporation and CB Bancorp, Inc. Unaudited Pro Forma Combined Financial Statements" for details of the expected one-time merger and restructuring charges.) The pro forma financial data do not give effect to any anticipated cost savings in connection with the Mergers and are not necessarily indicative of either the results that actually would have occurred had the Mergers been consummated on March 31, 1997 or the results that may be obtained in the future.

                       PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                    AT MARCH 31, 1997
                                           --------------------------------------------------------------------
                                             PINNACLE        IFC            CB        PRO FORMA     PRO FORMA
                                            HISTORICAL    HISTORICAL    HISTORICAL   ADJUSTMENTS    COMBINED
                                           ------------  ------------  ------------  -----------  -------------
ASSETS:
  Cash due from banks....................       $25,904       $21,673        $9,550      $(6,296)       $50,831
  Federal funds sold.....................       --            --            --                         --
  Due from banks-interest bearing........         2,016            85         9,882                      11,983
  Investment securities..................       412,925       126,172        17,723                     556,820
  Loans..................................       615,024       620,966       182,989                   1,418,979
  Allowance for loan losses..............        (5,651)       (6,908)       (2,208)                    (14,767)
  Other assets...........................        47,573        56,936         9,982       (1,049)       113,442
                                           ------------  ------------  ------------  -----------  -------------
    Total assets.........................    $1,097,791      $818,924      $227,918      $(7,345)    $2,137,288
                                           ------------  ------------  ------------  -----------  -------------
                                           ------------  ------------  ------------  -----------  -------------
LIABILITIES:
Deposits:
  Non-interest-bearing demand deposits...       $62,080       $25,614       $10,789                     $98,483
  Interest-bearing demand deposits.......        76,250        54,176        13,697                     144,123
  Savings deposits.......................       272,663       138,070        36,739                     447,472
  Time deposits..........................       346,929       332,529        89,370                     768,828
                                           ------------  ------------  ------------  -----------  -------------
    Total deposits.......................       757,922       550,389       150,595      --           1,458,906
Securities sold under agreements to
  repurchase and other borrowings........       259,274       191,298        53,284                     503,856
  Other liabilities......................         5,305         5,317         3,200       (1,784)        12,038
                                           ------------  ------------  ------------  -----------  -------------
    Total liabilities....................     1,022,501       747,004       207,079       (1,784)     1,974,800
Stockholders' Equity:
  Common stock...........................        19,110            59            13          (72)        19,110
  Additional paid-in-capital.............        44,574        27,932         5,862      (10,392)        67,976
  Retained earnings......................        16,354        53,595        16,453       (5,561)        80,604
                                                                                            (237 (3)
  Net unrealized gain (loss) on
    securities-for-sale..................        (4,748)         (709)           61                      (5,396)
Less: Treasury stock & ESOP obli-
  gation.................................       --              8,957         1,550      (10,701)          (194)
                                           ------------  ------------  ------------  -----------  -------------
  Total stockholders' equity.............        75,290        71,920        20,839       (5,561)       162,488
                                           ------------  ------------  ------------  -----------  -------------
Total liabilities and stockholders'
  equity.................................    $1,097,791      $818,924      $227,918      $(7,345)    $2,137,288
                                           ------------  ------------  ------------  -----------  -------------
                                           ------------  ------------  ------------  -----------  -------------
PER SHARE DATA:
  Shares outstanding.....................     5,980,320     4,785,237     1,161,997      426,202     12,353,756
  Book value per share...................        $12.59        $15.03        $17.93                      $13.15

                  NOTES TO PINNACLE FINANCIAL SERVICES, INC.,
                INDIANA FEDERAL CORPORATION AND CB BANCORP, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1) Reflects additional shares issued assuming a CB Exchange Ratio of 1.2785 shares of Pinnacle Common Stock for each share of CB Common Stock and each CB stock option converted in the CB Merger. The assumed CB Exchange Ratio was calculated assuming an average price for Pinnacle Common Stock of $27.375.

(2) Reflects expected one-time merger and restructuring charges of approximately $7.345 million (pre-tax) and a tax credit of $1.784 million to be incurred in 1997. In addition management believes there will be annualized pre-tax cost savings of approximately $4.4 million following the Mergers. (While there can be no assurances that such cost savings will be realized, they are expected to be realized primarily through reductions in staff, consolidation of certain branches, consolidation of the parties' banking and thrift businesses, the consolidation of certain offices, data processing and other redundant back-office operations and staff functions.) This is expected to result in a tax credit of $1.784 million from the one-time charges and a $5.561 million after-tax charge to retained earnings in the pro forma condensed combined balance sheet.

    The pro forma entries are displayed below:


Debt--Retained earnings..........................................  $5,561,000
Debt--Other liabilities--taxes payable...........................  1,784,000
  Credit--Cash...................................................             $6,296,000
  Credit--Other assets--prepaid acquisition charges..............             1,049,000


    The following provides detail of the estimated pre-tax charges:

Personnel........................................................  $1,400,000
Benefit plans....................................................  1,960,000
Facilities and data processing...................................  1,000,000
Other Merger expenses............................................  2,985,000
                                                                   ---------
  Total charges..................................................  $7,345,000
                                                                   ---------
                                                                   ---------


(3) Reflects accounting of the IFC Merger as a "pooling-of-interests," through the exchange of 4,785,237 shares of Pinnacle Common Stock for an equivalent number of shares of IFC Common Stock and the elimination of treasury stock. Reflects accounting of the CB Merger as a "pooling-of-interest," through the exchange of 1,588,199 shares of Pinnacle Common Stock for 1,161,997 shares of CB Common Stock and outstanding CB stock options.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Certain members of Pinnacle's management and the Pinnacle Board, IFC's management and the IFC Board, and CB's management and the CB Board, may be deemed to have certain interests in the Mergers that are in addition to their interests as stockholders of Pinnacle or IFC or CB, as the case may be. The Pinnacle Board, the IFC Board and the CB Board were aware of these interests and considered them, among other matters, in approving the IFC Merger Agreement and the CB Merger Agreement, as applicable, and the transactions contemplated thereby.

    The directors, officers and principal stockholders of each of Pinnacle, IFC and CB and their respective associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with each of Pinnacle, IFC, CB and their respective subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB).

    As of the date of this Joint Proxy Statement/Prospectus, no additional directors of the combined operations have been designated by the Pinnacle Board or the IFC Board or the CB Board.

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary will be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. See "MANAGEMENT AND OPERATIONS FOLLOWING THE MERGERS."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger,

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and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both of the Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both of the Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both of the Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of additional executive officers of the combined corporation. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Executive Officers."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger is consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates.

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank.

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle Bank, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named as directors by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS-- Operations."

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OTHER MATTERS

    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. The Merger Agreements provide for indemnification and directors and officers insurance under certain circumstances. Specifically, the IFC Merger Agreement provides that, in the event of any threatened or actual claim or proceeding in which any person who is or has been a director, officer or employee of IFC, its subsidiaries or any of their predecessors (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or pertaining to, (i) the fact that such person was a director, officer or employee of IFC, its subsidiaries or any of their predecessors, or (ii) the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements or the transactions contemplated thereby, the combined corporation will, subject to the conditions set forth in the IFC Merger Agreement, indemnify such person to the fullest extent permitted by law against any liability or expense incurred in connection with any such claim or proceeding. The IFC Merger Agreement provides that the combined corporation's obligation to indemnify any Indemnified Party will continue for a period of at least six years following the IFC Effective Time, provided that rights to indemnification in respect of any claim asserted or made within such period will continue until final disposition of such claim. The IFC Merger Agreement further provides that the combined corporation will, subject to the conditions set forth in the IFC Merger Agreement, use its best efforts to cause the persons serving as officers and directors of IFC immediately prior to the IFC Merger to be covered for a period of at least six years following the IFC Effective Time by IFC's directors' and officers' liability insurance policy (or any equivalent substitute therefor), provided that the combined corporation will not be required to expend more than 150% of the current amount expended by IFC to procure such insurance. The CB Merger Agreement provides for similar indemnification and directors and officers insurance for directors, officers and employees of CB, its subsidiaries or any of their predecessors.

    PINNACLE EMPLOYMENT SEVERANCE COMPENSATION AGREEMENTS. Pinnacle and Pinnacle Bank have entered into "employment severance compensation agreements" with Messrs. Schanze and Weaver, Mr. Donald E. Radde (currently an Executive Vice President of Pinnacle and Pinnacle Bank) and Mr. David W. Kolhagen (currently a Senior Vice President and Chief Financial Officer of Pinnacle and Pinnacle Bank) (each, a "key manager"). Under the terms of these agreements, each key manager's annual salary is established by the Pinnacle Board or Pinnacle Bank, and once such salary is established it may not be reduced without the consent of such key manager unless the reduction (i) is made pursuant to a general reduction in salaries for all similarly-situated officers, and (ii) is in an amount or percentage comparable to such general reduction.

    Under these employment severance compensation agreements, in the event there is a "change of control" and a key manager's employment is terminated, the key manager is entitled to be paid an amount equal to two times his annual base salary at the date of termination and an amount equal to two times the highest bonus paid to him in any one year during the most recent five-year period. Upon the occurrence of such events, a key manager is also entitled to (i) certain life, health and other insurance benefits, reimbursement of certain expenses (including reasonable travel expenses, and reasonable office and secretarial expenses), executive car benefits, and financial counseling, all for a period of two years after such termination, and (ii) reimbursement of reasonable outplacement costs and certain legal expenses.

    For purposes of the foregoing, a "change of control" shall have occurred if:
(i) Pinnacle and/or Pinnacle Bank sells substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) at least one-half of the outstanding corporate shares of Pinnacle and/or Pinnacle Bank are sold, exchanged or otherwise disposed of, in one transaction; (iii) Pinnacle and/or Pinnacle Bank elects to terminate its business or liquidate its assets; or (iv) there is a merger or consolidation of Pinnacle and/or Pinnacle Bank in a transaction in which the stockholders of Pinnacle and/or Pinnacle Bank receive less than 50% of the outstanding voting shares of the new or continuing corporation.

    The Pinnacle Board (with Messrs. Schanze and Weaver abstaining from considering this matter as members of the Pinnacle Board due to their conflict of interest as interested parties) does not believe that either the IFC Merger alone or the CB Merger alone constitutes a "change of control" for purposes of

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Pinnacle employment severance compensation agreements. However, the Mergers together will constitute a "change of control" for such purposes. Assuming each of the Mergers constitutes a "change of control" for such purposes, then, at December 31, 1996, if their employment terminated for any reason other than "cause" (as defined therein) following the consummation of the Mergers and prior to age 65, Messrs. Schanze, Weaver, Radde and Kolhagen would be entitled to payments of approximately $995,000, $535,000, $359,000 and $305,000, respectively.

    IFC EMPLOYMENT AGREEMENTS. IndFed Bank has entered into employment agreements with Mr. Lesch and with Mr. Candela (the "IFC Employment Agreements") which provide for an annual base salary in an amount not less than such individual's current salary. The agreements are for a term of three years each and provide for one year extension, at the end of the first year as well as any subsequent year, at the discretion of the Board of Directors of IndFed Bank upon the board's review of the remaining term. The agreements provide for termination upon such individual's death, disability, for cause or in certain events specified by regulations of IndFed Bank's primary regulator, the Director of the Office of Thrift Supervision of the Department of Treasury (the "OTS"). The employment agreements are terminable by Messrs. Lesch and Candela upon 90 days' notice to IndFed Bank.

    The agreements each provide for payment to Messrs. Lesch and Candela of 299% of their "base amount" of compensation (as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended) in the event there is a change in control of IFC or IndFed Bank, where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter. Such termination payment is provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time or at any price opposed by the IFC Board. The IFC Merger constitutes a change in control for purposes of the IFC Employment Agreements. Accordingly, at December 31, 1996, if their employment terminated involuntarily in connection with the IFC Merger or within 12 months thereafter, Messrs. Lesch and Candela would be entitled to payments of approximately $568,100 and $478,400, respectively. The IFC Employment Agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.

    IFC and IndFed Bank have entered into Executive Supplemental Retirement Income Agreements (the "IFC ESRIAs") with Messrs. Lesch and Candela, as well as with certain other key officers. The IFC ESRIAs are unfunded, non-qualified agreements which provide for an annual benefit to each executive of an amount generally equal to a stated percentage (of between 15% and 45%) of the executive's highest five-year average "base compensation" (which includes salary, but excludes bonuses and fringe benefits) paid by IFC and/or IndFed Bank, to be paid over a 15-year period. The IFC ESRIAs also provide for disability and death benefits, including a $10,000 burial expense payment. In addition, the IFC ESRIAs for Messrs. Lesch and Candela provide that they will be eligible to receive their full supplemental benefit in the event their employment with IFC and/or IndFed Bank is involuntarily terminated prior to reaching retirement age. Until disbursed, the amounts payable under the IFC ESRIAs are subject to the claims of general creditors. Assuming Messrs. Lesch and Candela were involuntarily terminated from the employment of IFC or IndFed Bank as of December 31, 1996, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $145,000 and $63,000, respectively, under their IFC ESRIA. The annual benefit upon retirement at normal retirement age payable to each such individual under their IFC ESRIA is estimated, based on assumed salary increases, to be approximately $145,000 and $63,000, respectively.

    IFC EMPLOYEE STOCK OPTIONS. At the IFC Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights, all of which are to be redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the IFC Effective Time) will cease to represent a right to acquire shares of IFC Common Stock and will be converted automatically into an option to purchase shares of Pinnacle Common Stock in the same amount and at the same exercise price (subject to the terms of the IFC benefit plans under which they were issued and the agreements evidencing grants thereunder).

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
    At the IFC Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto will continue to represent a right to acquire shares of Pinnacle Common Stock and will remain an issued and outstanding option to purchase from Pinnacle, as the surviving corporation, shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued and the agreements evidencing grants thereunder, and will not be affected by the IFC Merger.

    IFC RIGHTS. As of November 11, 1996, up to 4,751,131 rights in respect of shares of IFC Common Stock were issued and outstanding under the IFC Rights Agreement. The IFC Rights remain attached to the associated shares of IFC Common Stock and are not exercisable except under the limited circumstances set forth in the IFC Rights Agreement. In connection with the execution of the IFC Merger Agreement, IFC amended the IFC Rights Agreement to confirm that neither Pinnacle, nor any of its subsidiaries, nor any other person, will be deemed to be an "Acquiring Person" (as defined in the IFC Rights Agreement) (i) by virtue of the IFC Merger Agreement, (ii) by virtue of any of the transactions contemplated by the IFC Merger Agreement or the IFC Stock Option Agreement, or
(iii) by virtue of the fact that Pinnacle is the "Beneficial Owner" (as defined in the IFC Rights Agreement) solely of shares of IFC Common Stock (A) of which Pinnacle or such subsidiary was the Beneficial Owner on November 14, 1996, (B) acquired or acquirable pursuant to the grant or exercise of the option granted pursuant to the IFC Stock Option Agreement, (C) acquired or acquirable pursuant to a debt previously contracted before November 14, 1996 and (D) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for third parties. Such amendment to the IFC Rights Agreement provides, however, that in the event that Pinnacle or any of its subsidiaries acquires beneficial ownership of any shares of IFC Common Stock other than the shares described in clauses (A)-(D) above ("Subsequently Acquired Shares"), then the shares described in clauses (A), (B) and (C) above, together with such Subsequently Acquired Shares, will be considered in determining whether Pinnacle or any of its subsidiaries has become an Acquiring Person. Under the IFC Merger Agreement, IFC must redeem the IFC Rights prior to the IFC Effective Time at a cost to IFC of not more than $0.01 per each share of IFC Common Stock issued and outstanding. Consequently, all of said IFC Rights will be extinguished, terminated and cancelled prior to the IFC Effective Time, without any right of exercise, and will only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    CB EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS. CB and Community Bank each maintain employment agreements with Mr. Joseph Heffernan ("CB Employment Agreements") and Change in Control Agreements with each of the following five executive officers: George L. Koehm, Daniel R. Buresh, Allen E. Jones, Marvin L. Kominiarek, Jr. and James O. Neff (the "CB Change in Control Agreements").

    The CB Employment Agreements provide for concurrent three year terms and set the position of the executive, duties, base salary and a procedure for termination of employment. Upon a change in control of CB or Community Bank, and an involuntary termination of employment other than for cause or a voluntary termination that follows any demotion, loss of title, office or significant authority, reduction in annual compensation or benefits, or material relocation of executive's principal place of employment, the executive is entitled to receive a severance payment under one of the two CB Employment Agreements. The formula under either CB Employment Agreement is three times his average total compensation. Average total compensation covers the most recent three year period. The CB Employment Agreement would also continue the executive's life, health, accident, dental and disability coverage for a period not to exceed 36 months. The consummation of the transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the CB Employment Agreements. The CB Merger Agreement provides that CB will make all required payments in satisfaction of liabilities under the CB Employment Agreements immediately prior to the CB Effective Time, which payments are expected to total approximately $585,594.

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
    The CB Change in Control Agreements provide for a two year term. Each agreement provides that in the event of a change in control of CB or Community Bank and a termination of employment either involuntarily (other than for cause) or voluntarily after any demotion, loss of title, office, or significant authority, reduction in his annual compensation or benefits, or material relocation of his principal place of employment, the agreement holder would be entitled to receive a severance payment equal to two times the executive's then current annual compensation. The consummation of the transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the CB Change in Control Agreements. The CB Merger Agreement provides that CB will make all required payments in satisfaction of liabilities under the CB Change in Control Agreements, immediately prior to the CB Effective Time, which payments are expected to total approximately $781,432.

    CB SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. CB's Supplemental Executive Retirement Plan (the "CB SERP") provides a benefit to four senior officers to provide them with additional requirement benefits. In the event of a change in control, such as will occur upon consummation of the transactions contemplated by the CB Merger Agreement, the distribution of certain benefits is accelerated. A total of $204,412, $4,975, $6,972 and $5,505 will be contributed to the CB SERP by CB on behalf of Messrs. Heffernan, Koehm, Neff and Buresh, respectively, immediately prior to closing, to satisfy amounts due to those executives under the CB SERP.

    POST CB MERGER COMPENSATION AND BENEFITS. The CB Merger Agreement provides that officers and employees of CB who become employees of Pinnacle after the CB Merger will be entitled to participate in certain of Pinnacle's employee benefit plans maintained generally for the benefit of their respective employees. Pinnacle will treat CB's employees who become employees of Pinnacle as new employees, but shall amend its plans to provide credit, for purposes of vesting and eligibility to participants, for service with CB to the extent that such service was recognized for similar purposes under CB's plans. The CB Merger Agreement provides for termination of the Community Bank, A Federal Savings Bank, Employee Stock Ownership Plan and Trust (the "CB ESOP"). With respect to the CB ESOP, which is a leveraged employee stock ownership plan, the CB Merger Agreement provides that the loan will be repaid and all remaining assets, after payment of fees and expenses, will be allocated to individual accounts of eligible participants. After receipt of a favorable determination letter, assets will be distributed to participants. All accounts will fully vest upon termination under the terms of the CB ESOP. The release of unallocated shares is expected to result in benefits to all participants, which have not been quantified at this time

    CB OPTION PLANS AND RECOGNITION AND RETENTION PLANS. CB maintains an incentive stock option plan, a directors' option plan and certain recognition and retention plans ("RRPs") which provide for an immediate acceleration of the vesting period for benefits payable under the plans upon a change in control. The CB Merger will constitute a change in control under such plans. The aggregate increase in share value since the grant of the options, and the aggregate amount which will be paid out (as described below) under the option plans is $2,808,284. The aggregate value of RRPs is $303,275.

    Each option that is outstanding and unexercised immediately prior to the CB Effective Time (whether such options are vested or not vested and whether or not such options are otherwise exercisable), will be converted into the right to receive shares of Pinnacle stock in an amount determined by dividing the difference between $35.00 and the exercise price of each option by the Average Price.

    CB DIRECTORS DEFERRED COMPENSATION PLAN. CB maintains a Deferred Plan (the "CB Deferred Compensation Plan") for directors that provides directors with the ability to defer the receipt of fees paid by CB pursuant to a deferred compensation arrangement with CB. The CB Deferred Compensation Plan will make aggregate payments of approximately $266,535. The CB Deferred Compensation Plan will be terminated no later than the closing of the CB Merger and will distribute each participant's interest at the time Of the termination The distributions will be paid by CB.

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    CB OUTSIDE DIRECTORS' EMERITUS PLAN.  The payments under this plan will total $240,000. The CB Outside Directors' Emeritus Plan was established by Community Bank to provide directors with certain benefits after retirement from the Board of Directors. The benefit under the Outside Directors' Emeritus Plan is $48,000 to each participant. In the event of a change in control, the CB Directors' Emeritus Plan provides for a lump sum payment of benefits, payable at the CB Effective Time. The consummation of transactions contemplated by the CB Merger Agreement will constitute a change in control for purposes of the Outside Directors' Emeritus Plan. Five CB directors (Messrs. Broad, Bausback, Fryar, Ott and Smith) will receive benefits upon consummation of the CB Merger.

                  MANAGEMENT AND OPERATIONS AFTER THE MERGERS

    Except as described below, it has not yet been determined which members of Pinnacle's or IFC's or CB's senior management also will become executive officers or directors of the combined corporation following the Mergers or what such persons' titles or functions will be. From time to time prior to consummation of the Mergers, decisions may be made with respect to the management and operations of the combined corporation following the Mergers, including the selection of executive officers of the combined corporation.

    None of Pinnacle, IFC and CB is aware of any material relationships between Pinnacle or its directors or executive officers and IFC or its directors or executive officers and CB or its directors and executive officers, except as contemplated by the Merger Agreements or as described herein or in the materials incorporated herein by reference. In the ordinary course of business and from time to time each of Pinnacle, IFC and CB may do business with the other and their respective subsidiaries may enter into banking transactions with certain executive officers and affiliates of each of them.

DIRECTORS

    If only the IFC Merger is consummated, then from and after the IFC Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 10 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, and Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board. If only the CB Merger is consummated, then from and after the CB Effective Time, the Board of Directors of the combined corporation will consist of a single class of directors comprised of nine persons. Such persons will include all of the current directors of Pinnacle and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB). If both of the Mergers are consummated, then from and after the consummation of the last of the Mergers to be consummated, the Board of Directors of the combined corporation will consist of a single class of directors comprised of 11 persons. Such persons will include Mr. Richard L. Schanze (the current Chairman and Chief Executive Officer of Pinnacle), Mr. Arnold L. Weaver (the current President of Pinnacle), and three other persons to be named as directors of the surviving corporation on behalf of the Pinnacle Board, Mr. Donald A. Lesch (the current Chairman of the Board and Chief Executive Officer of IFC), Mr. Howard Silverman, and three other persons to be named as directors of the surviving corporation on behalf of the IFC Board, and Mr. Joseph F. Heffernan (the current Chairman of the Board and the Chief Executive Officer of CB).

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary shall be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will

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nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. Whenever the Board of Directors of the surviving corporation is comprised of 10 or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of six or more of the directors, and whenever the Board of Directors of the surviving corporation is comprised of 11 or 12 persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of seven or more of the directors.

    The directors selected by Pinnacle, IFC and CB will be divided as equally as practicable among the various committees established by the Board of Directors of the combined corporation in proportion to the aggregate representation of such directors.

    Howard B. Silverman, age 58, will be a director of the combined corporation upon consummation of the IFC Merger. Mr. Silverman is Chairman of the Board of Directors of Reliance Acceptance Group, Inc., a specialty consumer finance company, since the split-off of its subsidiary bank in February 1997. He has also been Chairman of the Board of Reliance Acceptance Corporation, its operating subsidiary, since its incorporation in 1992. For more than five years, Mr. Silverman has also been President of Silverman and Associates, a consulting firm furnishing services to businesses and financial institutions which has provided services to Indiana Federal Corporation. During his earlier career, he served as Chairman and Chief Executive Officer of a multi-bank and financial services company, which included a finance company subsidiary, and as President of a securities broker/dealer. Mr. Silverman is also a director of Forrest Holdings, Inc. which owns and operates Forrest Financial Corporation, a leasing company that provides financing solutions for the acquisition of information systems. IFC holds a one-third interest in Forrest Holdings, Inc. Mr. Silverman is the beneficial owner of 32,799 shares of IFC Common Stock (which holdings constitute less than 1% of the issued and outstanding shares of IFC Common Stock).

    Additional information about Messrs. Schanze and Lesch and the directors of Pinnacle, IFC and CB appears elsewhere in this Joint Proxy Statement/Prospectus or is contained in Pinnacle's and IFC's respective Annual Reports on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING," "INFORMATION REGARDING THE IFC ANNUAL MEETING" and "CERTAIN INFORMATION REGARDING CB."

EXECUTIVE OFFICERS

    If only the IFC Merger is consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management. Mr. Schanze will be the Chairman of the combined corporation following the IFC Merger, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the IFC Merger. If only the CB Merger is consummated, the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the CB Merger. If both of the Mergers are consummated, then the executive officers of the combined corporation will consist of certain members of Pinnacle's senior management and certain members of IFC's senior management, and a number of CB's senior management may be designated executive officers of the combined corporation. Mr. Schanze will be the Chairman of the combined corporation following the consummation of both of the Mergers, and Mr. Lesch will be the Vice Chairman and President of the combined corporation following the consummation of both of the Mergers. As of the date of this Joint Proxy Statement/Prospectus, no additional executive officers of the combined corporation have been designated. From time to time prior to the consummation of the Mergers, decisions may be made with respect to the management and operations of the combined

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corporation following the Mergers, including the selection of additional executive officers of the combined corporation.

    Additional information about Messrs. Schanze and Lesch and the executive officers of Pinnacle, IFC and CB, appears elsewhere in this Joint Proxy Statement/Prospectus or is contained in Pinnacle's and IFC's respective Annual Reports on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "INFORMATION REGARDING THE PINNACLE ANNUAL MEETING," "INFORMATION REGARDING THE IFC ANNUAL MEETING" and "CERTAIN INFORMATION REGARDING CB."

SUBSIDIARY BANK MERGERS

    In connection with the IFC Merger, and pursuant to the IFC Subsidiary Bank Merger Agreement, IndFed Bank will be merged with and into Pinnacle Bank. If only the IFC Merger and the IFC Subsidiary Bank Merger are consummated, then the Board of Directors of Pinnacle Bank following the IFC Subsidiary Bank Merger will consist of 18 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank and nine persons to be named as directors by the Board of Directors of IndFed Bank. The executive officers of Pinnacle Bank following the IFC Subsidiary Bank Merger will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    In connection with the CB Merger, and pursuant to the CB Subsidiary Bank Merger Agreement, Community Bank will be merged with and into Pinnacle Bank. If only the CB Merger is consummated, then the Board of Directors of Pinnacle Bank following the CB Subsidiary Bank Merger will consist of 11 persons. Such persons will include all of the current directors of Pinnacle Bank and two persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank following the CB Subsidiary Bank Merger will consist primarily of members of Pinnacle Bank's senior management, and a number of Community Bank's senior management may be designated as executive officers of the combined bank. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

    If both of the Mergers are consummated and IndFed Bank and Community Bank are both merged with and into Pinnacle, then the Board of Directors of Pinnacle Bank will consist of 21 persons, with nine persons to be named as directors by the Board of Directors of Pinnacle Bank, nine persons to be named as directors by the Board of Directors of IFC, and three persons (including Mr. Joseph F. Heffernan, the current Chairman of the Board and Chief Executive Officer of CB) to be named by the Board of Directors of Community Bank. The executive officers of Pinnacle Bank will be those appointed by the Board of Directors of Pinnacle Bank on the basis of recommendations made by Mr. Schanze, as the Chairman of Pinnacle following the IFC Effective Time, Mr. Donald A. Lesch, as the Vice Chairman and President of Pinnacle following the IFC Effective Time, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates. See "MANAGEMENT AND OPERATIONS AFTER THE MERGERS--Operations."

POST-MERGER DIVIDEND POLICY

    The holders of Pinnacle Common Stock are entitled to receive such dividends as may be declared from time to time by the Pinnacle Board of Directors of Pinnacle out of funds legally available therefor. Pinnacle (or its predecessor) has paid cash dividends at least annually since the 1930's and on a regular quarterly basis since April 1979. However, no determination has been made as to whether Pinnacle will

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continue its existing dividend policy after consummation of the Mergers. Any future dividends will depend upon, among other things, the earnings, cash position and capital needs of Pinnacle and the future financial results and requirements and contractual restrictions applicable to Pinnacle or its subsidiaries. The ability of Pinnacle to fund its operations and to pay dividends on its common stock will be dependent upon its receipt of dividends from its subsidiaries. The ability of those subsidiaries to pay dividends is subject to regulatory restrictions. Moreover, the rights of Pinnacle, and consequently its shareholders, to participate in any distribution of assets of any of its subsidiaries is subject to prior claims of creditors and preferred shareholders, if any, of any such subsidiary, except to the extent claims of Pinnacle in its capacity as a creditor are recognized, and to certain regulatory restrictions. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

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
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    GENERAL. The following is a summary description of the material Federal income tax consequences of each of the Mergers. This summary is not a complete description of all of the consequences of the Mergers and, in particular, may not address Federal income tax considerations that may affect the treatment of a stockholder which, at the effective times of the Mergers, already owns some Pinnacle Common Stock, is not a U.S. person, is a tax-exempt entity or an individual who acquired IFC Common Stock or CB Common Stock pursuant to an employee stock option, or exercises some form of control over IFC or CB. In addition, no information is provided herein with respect to the tax consequences of the Mergers under applicable foreign, state or local laws. Consequently, each IFC stockholder and each CB stockholder is advised to consult a tax advisor as to the specific tax consequences of the transaction to that stockholder. The following discussion is based on the Internal Revenue Code of 1986, as amended, as in effect on the date of this Joint Proxy Statement/Prospectus, without consideration of the particular facts or circumstances of any holder of IFC Common Stock or CB Common Stock.

    IFC MERGER. Consummation of the IFC Merger is conditioned upon the receipt by IFC and Pinnacle of an opinion of their respective tax counsel (Silver, Freedman & Taff, L.L.P. in the case of IFC, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), dated as of the IFC Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the IFC Effective Time, for Federal income tax purposes the IFC Merger will constitute a reorganization within the meaning of Section 368 of the Code.

    Based on such opinions, the material Federal income tax consequences of the IFC Merger will be:

        (i) no gain or loss will be recognized by Pinnacle or by IFC as a result of the IFC Merger;

        (ii) no gain or loss will be recognized by stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the IFC Merger;

        (iii) the tax basis of the Pinnacle Common Stock received by a IFC stockholder who exchanges all of his or her IFC Common Stock solely for Pinnacle Common Stock will be the same as such stockholder's tax basis in the IFC Common Stock surrendered in exchange therefor; and

        (iv) the holding period of the Pinnacle Common Stock received by a IFC stockholder will include the period during which the IFC Common Stock surrendered in exchange therefor was held (provided that such IFC Common Stock was held by such IFC stockholder as a capital asset at the IFC Effective Time).

    CB MERGER. Consummation of the CB Merger is conditioned upon the receipt by CB and Pinnacle of an opinion of their respective tax counsel (Muldoon, Murphy & Faucette in the case of CB, and Miller, Canfield, Paddock and Stone, P.L.C. in the case of Pinnacle), dated as of the CB Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the CB Effective Time, for Federal income tax purposes the CB Merger will constitute a reorganization within the meaning of Section 368 of the Code.

    Based on such opinions, the material Federal income tax consequences of the CB Merger will be:


        (i) no gain or loss will be recognized by Pinnacle or by CB as a result of the CB Merger;



        (ii) no gain or loss will be recognized by stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the CB Merger (except with respect to cash received in lieu of a fractional share interest);


        (iii) the tax basis of the Pinnacle Common Stock received by a CB stockholder who exchanges all of his or her CB Common Stock solely for Pinnacle Common Stock will be the same as such

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    stockholder's tax basis in the CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and


        (iv) the holding period of the Pinnacle Common Stock received by a CB stockholder will include the period during which the CB Common Stock surrendered in exchange therefor was held (provided that such CB Common Stock was held by such CB stockholder as a capital asset at the CB Effective
    Time).

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Payments in respect of IFC Common Stock or CB Common Stock may be subject to information reporting to the Internal Revenue Service and to a 31% backup withholding tax. Backup withholding will not apply, however, to a payment to a IFC stockholder or other payee if such stockholder or payee completes and signs the substitute Form W-9 that will be included as part of the transmittal letter or otherwise proves to the combined company and the Exchange Agent that it is exempt from backup withholding.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. THE DISCUSSION DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGERS. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGES COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH PINNACLE STOCKHOLDER, EACH IFC STOCKHOLDER AND EACH CB STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL LAWS OR OTHER TAX LAWS.

                       ACQUISITION OF MACO BANCORP, INC.

GENERAL

    On December 1, 1995, Pinnacle acquired all of the outstanding capital stock of Maco Bancorp, Inc., a Delaware corporation and a registered savings and loan holding company, for aggregate consideration of $41.9 million through the merger of Maco with and into Pinnacle. The Purchase Price consisted of cash, a secured, short-term, interest-bearing promissory note in the principal amount of $18.0 million, and shares of Pinnacle Common Stock then valued at approximately $21.0 million. The Acquisition Note was paid in full in March 1996. As a result of the Maco Acquisition, Pinnacle became the sole stockholder of First Federal Savings Bank of Indiana, a federal savings bank and then a wholly-owned subsidiary of Maco. First Federal was merged with and into Pinnacle Bank effective December 31, 1996.

    In connection with the Maco Acquisition, Pinnacle and Mr. Cyrus A. Ansary, the sole stockholder of Maco, entered into the Standstill Agreement, an indemnification agreement dated December 1, 1995 (the "Indemnification Agreement"), an escrow agreement dated December 1, 1995 (the "Escrow Agreement") and a non-competition agreement dated December 1, 1995 (the "Non-Competition Agreement"). Prior to its acquisition by Pinnacle, Maco entered into two transfer agreements (the "Transfer Agreements"), each providing for the transfer of all of Maco's rights and liabilities arising out of certain litigation to which it is a party to Mr. Ansary and to Investment Services International Co. ("ISIC"), an affiliate of Mr. Ansary.

    The information contained in this Joint Proxy Statement/Prospectus with respect to the Standstill Agreement, the Transfer Agreements, the Indemnification Agreement, the Escrow Agreement and the Non-Competition Agreement is a summary of the material provisions of those agreements, and, as such, is qualified in its entirety by reference to those agreements, all of which are included as exhibits to the Registration Statement (of which this Joint Proxy Statement/Prospectus is a part).

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STANDSTILL AGREEMENT

    Mr. Ansary is now, and following consummation of the Merger will be, the largest single Pinnacle stockholder. He currently holds approximately 19.9% of the shares of Pinnacle Common Stock outstanding. Upon consummation of both of the Mergers, Mr. Ansary will hold approximately 9.9% (assuming no outstanding stock options are exercised prior to the consummation of the Mergers) of the shares of Pinnacle Common Stock then outstanding. If only the IFC Merger is consummated, then Mr. Ansary will hold approximately 11.2% of the shares of Pinnacle Common Stock then outstanding (assuming no outstanding stock options are exercised prior to the consummation of the IFC Merger). If only the CB Merger is consummated, then Mr. Ansary will hold approximately 16.5% (assuming no outstanding stock options are exercised prior to the consummation of the CB Merger) of the shares of Pinnacle Common Stock then outstanding. Consequently, he may be able to exert influence on Pinnacle's future strategic direction with regard to, among other things, the long-term independence of Pinnacle. However, the Standstill Agreement obligates Mr. Ansary, through December 31, 1999, subject to certain exceptions, to vote all voting securities of which he is the beneficial owner in accordance with the directions of Pinnacle's management.

    Pursuant to the Standstill Agreement, Pinnacle granted Mr. Ansary certain "piggyback" registration rights and certain limited demand registration rights with respect to the shares of Pinnacle Common Stock that he holds. However, under the terms of the Standstill Agreement, and except under limited circumstances specified therein, Mr. Ansary may not voluntarily sell, transfer any beneficial interest in, assign, pledge, hypothecate or otherwise dispose of or encumber any Pinnacle Common Stock prior to December 1, 1997.

    The Standstill Agreement also prohibits Mr. Ansary from, subject to certain exceptions and without the prior written consent of the "Pinnacle Designee" (as hereinafter defined), (i) selling or otherwise transferring his shares of Pinnacle Common Stock; (ii) submitting any proposal for the vote of stockholders of Pinnacle; (iii) becoming a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to Pinnacle Common Stock or any voting securities of Pinnacle; (iv) acting in concert with others to influence or control the management of Pinnacle; (v) inducing or attempting to induce or give encouragement to any other person to initiate any proposal or tender or exchange offer for voting securities or change of control of Pinnacle; or (vi) soliciting or participating in the solicitation of proxies in opposition to management of Pinnacle. In addition, under the Standstill Agreement Mr. Ansary is obligated, subject to certain exceptions, to vote or cause to be voted all voting securities of which he is the beneficial owner for persons nominated by the Pinnacle Board for election to the Pinnacle Board, and, on all other matters, voting securities of which Mr. Ansary is the beneficial owner must be voted strictly in accordance with the written recommendations of the Pinnacle Designee. For purposes of the Standstill Agreement, the "Pinnacle Designee" is the Chief Executive Officer of Pinnacle or another individual specifically designated by the Pinnacle Board in a resolution adopted by a majority of the directors of Pinnacle and identified to Mr. Ansary in writing. Pursuant to the Standstill Agreement, Mr. Ansary has been instructed to vote all shares of Pinnacle Common Stock beneficially owned by him in favor of the Merger Proposals.

    The Standstill Agreement provides that the foregoing limitations on Mr. Ansary's beneficial ownership of Pinnacle Common Stock will terminate if, among other things, the aggregate percentage of voting securities of Pinnacle beneficially owned by the directors of Pinnacle as a group declines by more than one-third from the aggregate percentage so held as of the date of the Maco Acquisition. Consummation of the IFC Merger alone, as well as consummation of both of the Mergers together, will cause such aggregate percentage to decline by more than one-third. However, consummation of the CB Merger alone will NOT cause such aggregate percentage to decline by more than one-third. Accordingly, the foregoing limitations will terminate upon consummation of either the IFC Merger alone or both of the Mergers together, but they will NOT terminate upon consummation of the CB Merger alone.

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TRANSFER AGREEMENTS; INDEMNIFICATION AGREEMENT; ESCROW AGREEMENT;
  NON-COMPETITION AGREEMENT

    In connection with its 1988 acquisition of a distressed thrift, Maco entered into an Assistance Agreement with the Federal Savings and Loan Insurance Corporation (the "Assistance Agreement"). The FDIC, the successor-in-interest to the Federal Savings and Loan Insurance Corporation, has brought suit against Maco seeking payment by Maco of $3.0 million allegedly due it under the Assistance Agreement. Maco disputed the FDIC claim, and management of Maco believed it to be without merit. Moreover, Maco counterclaimed against the FDIC and sued the United States of America for damages it claimed as a result of the withdrawal of certain regulatory capital forbearances previously granted to it by the Federal Home Loan Bank Board.

    Maco and another entity affiliated with Mr. Ansary, Investment Services International Co., also brought suit against the investment banking firm of Friedman, Billings, Ramsey & Co. in connection with an earlier acquisition effort by Maco and ISIC. In that action Friedman, Billings has counterclaimed for reimbursement of legal expenses occasioned by the suit.

    Effective May 4, 1995, Maco and Mr. Ansary entered into a Transfer Agreement pursuant to which Maco transferred to Mr. Ansary all of its claims against the FDIC and the United States of America arising with respect to the Assistance Agreement, including rights to any settlement proceeds and benefits of any kind in connection with its claims, in exchange for the assumption by Mr. Ansary of Maco's obligations arising from the Assistance Agreement and the FDIC dispute, including a commitment to pay all future costs of litigation and to indemnify Maco and its successors (which includes Pinnacle as the successor of Maco) against any such liability, but not including any tax effects on the tax returns of Pinnacle (as the successor to Maco) arising from any results of the litigation. Mr. Ansary has agreed that he will prepare and file all his federal, state and local tax returns consistent with the Transfer Agreement, treating Mr. Ansary personally as the sole and exclusive beneficial owner of the claims relating to said litigation.

    Effective May 4, 1995, Maco and ISIC entered into a second Transfer Agreement pursuant to which Maco transferred to ISIC all of its claims against Friedman, Billings arising with respect to the Friedman, Billings litigation, including rights to any settlement proceeds and benefits of any kind in connection with its claims, in exchange for the assumption by ISIC of Maco's obligations arising with respect to the Friedman, Billings litigation, including a commitment to pay all future costs of litigation and to indemnify Maco and its successors (which includes Pinnacle as the successor of Maco) against any such liability, but not including any effects on the tax returns of Pinnacle (as the successor to Maco) arising from any results of the litigation. ISIC has agreed that it will prepare and file all its federal, state and local tax returns consistent with this second Transfer Agreement, treating ISIC as the sole and exclusive beneficial owner of the claims relating to said litigation.

    Pursuant to the Indemnification Agreement, Mr. Ansary agreed, subject to certain conditions, to partially indemnify Pinnacle from and against certain liabilities. With respect to indemnification for certain contingent tax liabilities of Maco, Mr. Ansary's indemnification obligations to Pinnacle are limited to an aggregate of $1,175,000 and are subject to Pinnacle having borne the first $750,000 of unreimbursed loss, and with respect to indemnification for certain contingent liabilities of Maco to a former employee, Mr. Ansary's indemnification obligations to Pinnacle are limited to an aggregate of $500,000 and are subject to Pinnacle having borne the first $250,000 of unreimbursed loss. In each case, indemnification is not provided to cover any costs Pinnacle may incur to litigate or defend against the indemnified liabilities. Mr. Ansary's and ISIC's obligations with respect to the Transfer Agreements and the Indemnification Agreement are secured by the deposit of assets having an initial fair market value aggregating approximately $4.7 million by Mr. Ansary into escrow pursuant to the Escrow Agreement. Under the terms of the Indemnification Agreement, any claim for indemnification thereunder by Pinnacle must be made by May 28, 1998. In the event of any loss by Pinnacle arising out of any matter relating to the Transfer Agreements or the Indemnification Agreement, there can be no assurance that Pinnacle will be able to successfully exercise its rights under the Transfer Agreements, the Indemnification Agreement or the

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Escrow Agreement or that the value of the assets placed in escrow pursuant to the Escrow Agreement will be sufficient to reimburse Pinnacle for the full amount of any such loss. However, management of Pinnacle believes that any unreimbursed loss remaining after recourse to and enforcement of its rights would not be expected to have a material adverse effect on the consolidated financial position, results of operation, cash flows or capital position of Pinnacle and its subsidiaries.

    Pursuant to the Non-Competition Agreement, Mr. Ansary has agreed, effective as of the closing of the Maco Acquisition and on behalf of himself and all of his affiliates, not to engage in the banking and savings and loan business for a period of three years following the consummation of the Maco Acquisition anywhere within the States of Michigan and Indiana (other than as a stockholder of Pinnacle). The Non-Competition Agreement does not, however, restrict Mr. Ansary from holding passive investments of less than five percent of the outstanding debt or equity securities of any publicly-held company (including, without limitation, IFC). In consideration of the execution of the Non-Competition Agreement, Pinnacle paid Mr. Ansary the additional sum of $25,000 upon consummation of the Maco Acquisition.

POTENTIAL ADVERSE TAX CONSEQUENCES

    Pinnacle's acquisition of Maco has been treated as a tax-free reorganization under Section 368(a)(1)(A) of the Code. In order to be treated as such a tax-free reorganization, Pinnacle's acquisition of Maco had to satisfy a "continuity of interest" requirement. Under Revenue Procedure 77-37, this "continuity of interest" requirement is satisfied if at least 50% of the consideration received by the stockholders of the acquired entity in a merger constitutes equity of the acquiring entity. Approximately 50% of the total purchase price paid by Pinnacle upon consummation of the Maco Acquisition was paid in shares of Pinnacle Common Stock. In determining whether Pinnacle's acquisition of Maco satisfied the "continuity of interest" requirement, Pinnacle assumed (i) that the transfer prior to the consummation of the Maco Acquisition of certain litigation to which Maco is a party to ISIC and to Mr. Ansary, pursuant to the Transfer Agreements, was not treated for tax purposes as part of the consideration being received by the sole stockholder of Maco in Pinnacle's acquisition of Maco, and (ii) that an outstanding promissory note in the approximate amount of $1.5 million evidencing certain advances to Maco by Mr. Ansary was treated as bona fide debt of Maco (and not equity) for tax purposes, and therefore Pinnacle's assumption or payment of such promissory note was not part of the consideration being received by the sole stockholder of Maco in the Maco Acquisition.

    In the event that (i) the transferred litigation were treated for tax purposes as consideration paid to the sole stockholder of Maco in the Maco Acquisition, and a positive net present value, after deduction of expenses, were attributed to such litigation, and (ii) the promissory note was treated as equity of Maco and the payment of such promissory note was treated for tax purposes as consideration paid to the sole stockholder of Maco in the Maco Acquisition, the percentage of the total consideration consisting of Pinnacle Common Stock paid to the sole stockholder of Maco in connection with the Maco Acquisition would be reduced to less than 50%. Management of Pinnacle believes, however, that even in such circumstances the percentage of the total consideration consisting of Pinnacle Common Stock received by the sole stockholder of Maco in the Maco Acquisition would still be sufficient to satisfy the "continuity of interest" test as interpreted under applicable case law.

    If the Maco Acquisition is not treated as a tax-free reorganization for federal income tax purposes, the imposition of federal income taxes on Pinnacle in connection with the Maco Acquisition would have a material adverse effect on the results of operations of Pinnacle.

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
                       CERTAIN REGULATORY CONSIDERATIONS

    THE FOLLOWING DISCUSSION IS A SUMMARY OF CERTAIN STATUTES AND REGULATIONS AFFECTING PINNACLE, IFC, CB AND THEIR RESPECTIVE SUBSIDIARIES. ALTHOUGH IT DESCRIBES AND SUMMARIZES ALL MATERIAL PROVISIONS OF SUCH STATUTES AND REGULATIONS, SUCH DISCUSSION IS NECESSARILY INCOMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO AND SUCH DISCUSSION IS QUALIFIED IN ITS ENTIRETY BY, SUCH STATUTES AND REGULATIONS. A CHANGE IN APPLICABLE LAWS OR REGULATIONS MAY HAVE A MATERIAL EFFECT ON PINNACLE, IFC, CB, THEIR RESPECTIVE SUBSIDIARIES AND THE RESPECTIVE BUSINESSES OF PINNACLE, IFC, CB, AND THEIR RESPECTIVE SUBSIDIARIES.

GENERAL

    Financial institutions such as bank holding companies, banks, savings and loan holding companies, and thrifts are extensively regulated under both federal and state law. Such regulations apply to, among other things, acquisitions, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits and the safety and soundness of banking practices.

    The policies and regulations of financial institution regulatory authorities have had significant effect on the operating results of financial institutions in the past and are expected to have significant effects in the future. Such policies and regulations may be influenced by many factors, including inflation, unemployment, short-term and long-term changes in the international trade balance and fiscal policies of the United States government.

    Periodically legislation is considered and adopted which has resulted in, or that could result in, further regulation or deregulation of financial institutions. In addition to the relaxation or elimination of geographic restrictions on banks and bank holding companies, a number of regulatory and legislative initiatives have the potential for eliminating many of the product line barriers presently separating the services offered by commercial banks from those offered by nonbanking institutions, including mutual funds, securities brokerage firms and investment banking firms. No assurance can be given as to whether any additional legislation will be adopted or as to the effect such legislation would have on the business of Pinnacle, IFC, CB, and their respective subsidiaries.

                                 *  *  *  *  *

    BANK HOLDING COMPANIES. As a bank holding company, Pinnacle is subject to regulation under the BHCA and its examination and reporting requirements and is subject to the supervision of the Federal Reserve Board.

    Banking laws and regulations restrict transactions by insured banks owned by a bank holding company, including loans to and certain purchases from the parent holding company, non-bank and bank subsidiaries of the parent holding company, principal stockholders, officers, directors and their affiliates, and investments by the subsidiary banks in the shares or securities of the parent holding company (or of any other non-bank or bank affiliates), and acceptance of such shares or securities as collateral security for loans to any borrower. The regulators also review other payments, such as management fees, made by subsidiary banks or affiliated companies.

    Under the BHCA, a bank holding company is prohibited, with certain limited exceptions, from engaging in activities other than those of banking or of managing or controlling banks and from acquiring or retaining direct or indirect ownership or control of voting shares or assets of any company which is not a bank or bank holding company, other than subsidiaries furnishing services to or performing services for its subsidiaries, and other subsidiaries engaged in activities which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

    As a Michigan state banking corporation, Pinnacle Bank is subject to regulation and examination by the Financial Institutions Bureau of the State of Michigan. As an institution whose deposits are insured by

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the Bank Insurance Fund (the "BIF") and the SAIF of the FDIC, Pinnacle Bank is
also subject to regulation and examination by the FDIC.

    SAVINGS AND LOAN HOLDING COMPANIES. As savings and loan holding companies, IFC and CB are subject to regulation under the Home Owners Loan Act of 1933, as amended ("HOLA"), and its examination and reporting requirements, and is subject to the supervision of the OTS.

    Under The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the OTS is granted broad power to impose restrictions on savings and loan holding company activities if the OTS determines there is reasonable cause to believe that the continuation by the holding company of any activity constitutes a serious risk to the financial safety, soundness or stability of a subsidiary thrift. The restrictions, issued in the form of a directive, limit (i) the payment of dividends by the thrifts; (ii) transactions between the thrift, the savings and loan holding company, and the subsidiaries or affiliates of either; and (iii) any activities of the thrift that might create a serious risk that the liabilities of the savings and loan holding company or its other affiliates may be imposed on the thrift.

    IFC's subsidiary savings bank, IndFed Bank, and CB's subsidiary savings bank, Community Bank, are subject to regulation and examination by the OTS and by the FDIC because their deposits are insured by SAIF.

PAYMENT OF DIVIDENDS

    PINNACLE. Pinnacle is a legal entity separate and distinct from its subsidiaries. Substantially all of Pinnacle's revenues result from dividends paid to it by Pinnacle Bank and from earnings on investments. There are statutory and regulatory requirements applicable to the payment of dividends by Pinnacle Bank as well as by Pinnacle to its stockholders.

    Under Michigan law, Pinnacle Bank may not declare a cash dividend or a dividend in kind except out of net profits then on hand after deducting all losses and bad debts, and then only if it will have a surplus amounting to not less than 20% of its capital after the payment of the dividend. Moreover, Pinnacle Bank may not declare or pay any cash dividend or dividend in kind until the cumulative dividends on its preferred stock, if any, have been paid in full. Further, if the surplus of Pinnacle Bank is at any time less than the amount of its capital, before the declaration of a cash dividend or dividend in kind, it must transfer to surplus not less than 10% of its net profits for the preceding half-year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods (in the case of annual dividends). Under the foregoing dividend restrictions, Pinnacle Bank, without obtaining governmental approvals, could declare aggregate dividends in 1996 of approximately $14.9 million from retained net profits of the preceding two years, plus an amount approximately equal to the net profits (as measured under current regulations), if any, earned for the period from January 1, 1996 through the date of declaration less dividends previously paid in 1996. During 1996, Pinnacle Bank paid $3.7 million in dividends.

    IFC AND CB. IFC and CB are also legal entities separate and distinct from their respective subsidiaries. Substantially all of IFC's revenues result from dividends paid to it by IndFed Bank. Substantially all of CB's revenues result from dividends paid to it by Community Bank. Under regulations promulgated by the OTS, the amount of dividends that may be paid by thrifts such as IndFed Bank and Community Bank are subject to certain limitations. In general, these limitations depend upon whether or not the thrift's capital equals or exceeds its fully phased-in capital requirement immediately prior to, and on a pro forma basis after giving effect to, a proposed dividend. A thrift which meets or exceeds its fully phased-in capital requirement is categorized as a "Tier 1 association" and during any calendar year may not, without the prior approval of the OTS, pay annual dividends in an amount in excess of the higher of (i) its net income (as defined and interpreted by regulation) to date for that year, plus the amount that would reduce by one-half the thrift's "surplus capital ratio" at the beginning of the year, or (ii) 75% of its net income over the most recent four-quarter period. For purposes of determining the amount of dividends

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
which may be paid by a thrift, the term "surplus capital ratio" means the percentage by which the thrift's capital-to-assets ratio exceeds the ratio of its fully phased-in capital requirement to its assets. A thrift with capital equal to or in excess of its minimum capital requirement, but less than its fully phased-in capital requirement, is subject to more stringent limitations on the amount of dividends that it may pay in any year without the prior approval of the OTS, while a thrift that does not have capital in an amount equal to its minimum capital requirement may not pay any dividends without the prior approval of the OTS. A thrift which meets the fully phased-in capital requirements but which has received notice from the OTS that it is in need of more than normal supervision will be treated as a thrift in one of the other two classes noted above, at the discretion of the OTS, unless the OTS determines that such treatment is not necessary to ensure the thrift's safe and sound operation.

    IndFed Bank is categorized as a "Tier 1 association" and, as such, was eligible to make capital distributions of approximately $15.9 million at December 31, 1996.

    Community Bank is categorized as a "Tier 1 association" and, as such, was eligible to make capital distributions of approximately $4.0 million at December 31, 1996.

    OTHER FACTORS. The payment of dividends by Pinnacle and its subsidiaries may also be affected or limited by other factors, such as the requirements to maintain adequate capital above regulatory guidelines. In addition, if, in the opinion of the applicable regulatory authority, a bank or thrift under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank or thrift, could include the payment of dividends), such authority may require, after notice and hearing, that such bank or thrift cease and desist from such practice or prohibit the payment of future dividends. The Federal Reserve Board has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The Federal Reserve Board and the FDIC have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings. The OTS has indicated that the payment of dividends by a thrift whose capital is decreasing because of substantial losses would be an unsafe and unsound practice.

CERTAIN TRANSACTIONS WITH AFFILIATES

    BANK HOLDING COMPANIES. There are legal restrictions on the extent to which a bank holding company such as Pinnacle and its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries (e.g., Pinnacle Bank). The "covered transactions" that an insured bank such as Pinnacle Bank and its subsidiaries are permitted to engage in with their nonbank or nonsavings bank affiliates are limited to the following amounts: (i) in the case of any one such affiliate, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 10% of the capital stock and the surplus of the insured bank; and (ii) in the case of all affiliates, the aggregate amount of "covered transactions" of the insured bank and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured bank. "Covered transactions" are defined by statute to include a loan or extension of credit to the affiliate, a purchase of securities issued by an affiliate, a purchase of assets from the affiliate (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit for the benefit of an affiliate. Covered transactions must also be collateralized. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

    SAVINGS AND LOAN HOLDING COMPANIES. OTS regulations impose restrictions on the extent to which a savings and loan holding company (such as IFC and CB), its subsidiaries and its affiliates may engage in "covered transactions" similar to those applicable to banks. Such regulations also prohibit a thrift and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. In addition, a thrift is generally prohibited from making any

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
loan or extension of credit to any affiliate unless the affiliate is engaged solely in activities permissible to affiliates of thrifts under HOLA, and is generally prohibited from purchasing any securities of any affiliate, other than a subsidiary. A thrift and its subsidiaries may generally not purchase a low quality asset from an affiliate unless the thrift, pursuant to an independent credit evaluation, committed itself to purchase the asset prior to the time the asset was acquired by the affiliate.

CAPITAL

    GENERAL. Bank and thrift regulators continue to indicate a desire to raise capital requirements applicable to financial institutions beyond their current levels. The Federal Reserve Board, FDIC, and state bank regulators require banks, thrifts and holding companies to maintain minimum ratios of primary and total capital to total assets. Regulatory authorities may increase such minimum requirements for all banks and bank holding companies or for specified banks or bank holding companies. Increases in the minimum required ratios could adversely affect Pinnacle, Pinnacle Bank, First Federal and IndFed Bank, including their ability to pay dividends.


    BANK HOLDING COMPANIES. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. When the guidelines became fully phased-in at the end of 1992, the minimum guidelines for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) increased from 7.25% to 8.00%. At least half of Total Capital must be composed of common stockholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan loss reserves. At March 31, 1997, Pinnacle's ratio of Tier 1 Capital to risk-based assets was 12.45%. At March 31, 1997, on a pro forma basis after giving effect to the IFC Merger, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 11.90%. At March 31, 1997, on a pro forma basis after giving effect to the CB Merger, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 12.82%. At March 31, 1997, on a pro forma basis after giving effect to both of the Mergers, Pinnacle's ratio of Tier 1 Capital to risk-based assets would be 12.16%.



    In addition, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies which provide for a minimum leverage ratio of Tier 1 Capital to total assets, less goodwill and certain other intangible assets (the "Tier 1 Capital leverage ratio"), of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. All other bank holding companies are required to maintain a minimum Tier 1 Capital leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. Pinnacle's Tier 1 Capital leverage ratio at March 31, 1997 was 6.24%. At March 31, 1997, on a pro forma combined basis after giving effect to the IFC Merger, Pinnacle's Tier 1 Capital leverage ratio would be 6.96%. At March 31, 1997, on a pro forma combined basis after giving effect to the CB Merger, Pinnacle's Tier 1 Capital leverage ratio would be 6.65%. At March 31, 1997, on a pro forma combined basis after giving effect to both of the Mergers, Pinnacle's Tier 1 Capital leverage ratio would be 7.13%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 Capital leverage ratio" (deducting all intangibles) in evaluating proposals for expansion or new activities. The Federal Reserve Board has not advised Pinnacle of any specific minimum Tier 1 Capital leverage ratio applicable to it.


    Pinnacle Bank is subject to similar capital requirements adopted by the FDIC. At December 31, 1996, Pinnacle Bank had a Tier 1 Capital ratio and a Total Capital ratio (computed under the 1992 guidelines) in excess of the fully phased-in requirements and a Tier 1 Capital to risk based assets ratio in excess of 8.00%. No regulatory agency has advised Pinnacle Bank of any specific applicable minimum Tier 1 Capital leverage ratio. Failure to meet capital guidelines could subject an insured bank to a variety of enforcement

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
remedies, including the termination of deposit insurance by the FDIC and a prohibition on the acceptance of brokered deposits.

    In December, 1992, the Federal Reserve Board approved a final rule altering the method of computation of Tier 1 Capital of bank holding companies. Subject to certain exceptions, in calculating Tier 1 Capital under the revised rule, bank holding companies would be required to deduct all intangible assets other than purchased mortgage servicing rights and purchased credit card relationships, each valued at least quarterly at the lesser of 90% of their fair market value or 100% of their book value, in an aggregate amount not exceeding 50% of Tier 1 Capital, with a separate sublimit of 25% of Tier 1 capital for purchased credit card relationships.

    The Federal Deposit Insurance Corporation Improvement Act of 1991 requires federal bank regulatory agencies biannually to review risk-based capital standards to ensure that they adequately address interest rate risk, concentration of credit risk and risks from non-traditional activities. On December 31, 1992, capital adequacy regulations adopted by the FDIC, the Federal Reserve Board and the Office of the Comptroller of the Currency (the "Comptroller") that incorporated (i) interest rate risk into the calculation of risk-based capital and (ii) concentration of credit risk and risk from non-traditional activities into bank capital requirements became effective.

    Failure to meet the capital guidelines described above could subject an insured financial institution to a variety of sanctions, including asset growth restrictions and termination of deposit insurance by the FDIC.

    Upon consummation of each of the Mergers and each of the Subsidiary Bank Mergers, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet its fully phased-in capital requirements and its capital requirements.

    SAVINGS AND LOAN HOLDING COMPANIES. FIRREA and the regulations promulgated by the OTS thereunder require thrifts to have minimum regulatory "Tangible Capital" equal to at least 1.5% of adjusted total assets. In addition, thrifts are required to maintain minimum regulatory "Core Capital" equal to 3% of adjusted total assets, which, as discussed below, may be increased on a case by case basis, and to comply with risk-based capital requirements comparable to those applicable to banks, which currently require minimum risk-based capital equal to 8% of total risk-adjusted assets. For purposes of determining compliance with Core Capital and risk-based capital standards, thrifts may not include supervisory goodwill in the Core Capital calculation.

    The term "Tangible Capital" includes common stockholders' equity, non-cumulative perpetual preferred stock and related surplus, minority interests in equity accounts of consolidated subsidiaries and certain non-withdrawable accounts and pledged deposits of mutual associations, minus goodwill and other intangible assets and investments in non-includable subsidiaries. The term "Core Capital" means Tangible Capital plus qualifying supervisory goodwill and certain intangible assets.

    At least 50% of a thrift's risk-based capital requirement must be met with Core Capital, while the remainder may be met with supplementary, or "Tier II Capital." "Tier II Capital" incudes general loss reserves, certain cumulative perpetual preferred stock, certain hybrid debt-equity instruments and qualifying subordinated debt. The risk-based capital regulations require the inclusion of 100% of the principal amount of mortgage loans sold with recourse ("recourse servicing") for purposes of calculating risk-weighted assets. The assets are then to be included in the appropriate risk-weight category based on the requirements of the regulation for mortgage loans.

    Under FIRREA, the OTS is required to establish capital requirements for thrifts no less stringent than those established by the Comptroller with respect to banks subject to its jurisdiction. The Comptroller has established capital requirements for banks under its jurisdiction that are substantially similar to bank holding company capital requirements adopted by the Federal Reserve Board and described above. The Comptroller has increased its core capital requirements for such banks, other than those with the highest

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
supervisory rating. The OTS has issued a proposed rule that similarly requires an increased level of Core Capital for all thrifts other than the most highly rated thrifts. This new rule will be applied by the OTS on a case by case basis. Under this new rule, certain thrifts will be required to have at least 4% Core Capital.


    At March 31, 1997, IFC had Tangible Capital and Core Capital equal to 6.40% of adjusted total assets, and risk-based capital equal to 10.43% of total risk-adjusted assets. At March 31, 1997, CB had Tangible Capital and Core Capital equal to 8.08% of adjusted total assets, and risk-based capital equal to 14.85% of total risk-adjusted assets. At March 31, 1997 on a pro forma basis after giving effect to the IFC Merger, Pinnacle would have had Tangible Capital equal to 6.96% of adjusted total assets, Core Capital equal to 6.96% of adjusted total assets and risk-based capital equal to 11.90% of risk-adjusted total assets. At March 31, 1997 on a pro forma basis after giving effect to the CB Merger, Pinnacle would have had Tangible Capital equal to 6.65% of adjusted total assets, Core Capital equal to 6.65% of adjusted total assets and risk-based capital equal to 12.82% of risk-adjusted total assets. At March 31, 1997 on a pro forma basis after giving effect to both of the Mergers, Pinnacle would have had Tangible Capital equal to 7.13% of adjusted total assets, Core Capital equal to 7.13% of adjusted total assets and risk-based capital equal to 12.16% of risk-adjusted total assets.


    The OTS is permitted to establish, on an institution by institution basis, individualized minimum capital requirements exceeding the general requirements described above. Failure to meet the capital guidelines described above could subject an insured thrift to a variety of sanctions, including asset growth restrictions and termination of deposit insurance by the FDIC.

    Upon consummation of the IFC Merger, Pinnacle expects that IndFed Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the merger of IndFed Bank with and into Pinnacle Bank, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements. Similarly, upon consummation of the CB Merger, Pinnacle expects that Community Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the merger of Community Bank with and into Pinnacle, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements. Finally, upon consummation of both of the Mergers, Pinnacle expects that both IndFed Bank and Community Bank will continue to meet applicable fully phased-in capital requirements. Upon consummation of the mergers of IndFed Bank and Community Bank with and into Pinnacle, Pinnacle expects that Pinnacle Bank, as the surviving bank, will continue to meet applicable fully phased-in capital requirements.

SUPPORT OF SUBSIDIARY BANKS

    Under Federal Reserve Board policy, Pinnacle is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such Federal Reserve Board policy, Pinnacle would not otherwise be required to provide it. Any capital loans by a bank holding company to any subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    Under FIRREA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989 in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. This right of recovery by the FDIC generally is superior to any claim of the stockholders of the depository institution that is liable or of any affiliate of such institution. Pinnacle's subsidiary banks are subject to such provisions of FIRREA and such right of recovery by the FDIC.

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
    Under Michigan law, if the capital of a Michigan-chartered bank is impaired by losses or otherwise, the Michigan Financial Institutions Bureau is authorized to require payment of the deficiency by assessment upon the bank's stockholders, pro rata, and to the extent necessary, if any such assessment is not paid by any stockholder after three months notice, to cause the sale of the stock of such stockholder to make good the deficiency.

FDIC INSURANCE ASSESSMENTS

    The deposits of Pinnacle Bank, IndFed Bank and Community Bank are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC establishes rates for the payment of premiums by federally insured banks and thrifts, such as Pinnacle Bank, IndFed Bank and Community Bank, for deposit insurance. Separate insurance funds (the BIF and the SAIF) are maintained for commercial banks and thrifts, with insurance premiums from the industry used to offset losses from insurance payouts when banks and thrifts fail. Due to the high rate of failures in recent years, the FDIC has adopted a risk-based deposit insurance premium system for all insured depository institutions, including Pinnacle Bank, IndFed Bank and Community Bank, which requires that a depository institution pay to BIF from $.00 to $.27 per $100, or to SAIF from $.23 to $.31 per $100, of insured deposits depending on its capital levels and risk profile, as determined by its primary federal regulator on a semiannual basis. Under its risk-based assessment system, the FDIC may place a member in one of nine assessment risk categories based on certain capital and supervisory measures. The capital measures are "well capitalized," "adequately capitalized" and "less than adequately capitalized." Within each capital group a member may be assigned to one of three supervisory subgroups: "healthy," "supervisory concern" and "substantial supervisory concern."

    A financial institution is "well capitalized" if it has a Total Capital to risk based assets of 10% or greater, a Tier 1 Capital of 6% or greater, and a Tier 1 leverage ratio of 5% or greater. A financial institution is "adequately capitalized" if it does not meet the standards for "well capitalized" but has a Total Capital to risk based assets of 8% or greater, a Tier 1 Capital of 4% or greater, and a Tier 1 leverage ratio of 4% or greater. A financial institution is "less than adequately capitalized" if it does not meet the standards for "adequately capitalized."

    A "healthy" financial institution is one that is financially sound with only a few minor weaknesses. A financial institution raising "supervisory concern" is one with weaknesses which, if not corrected, could result in significant deterioration of the institution and increased risk to the BIF or SAIF. A financial institution raising "substantial supervisory concern" is one that poses a substantial probability of loss to the BIF or SAIF unless effective corrective action is taken.

    The risk-related adjusted assessment schedule adopted by the FDIC with respect to deposits insured by the BIF is as follows:

                                                                             SUPERVISORY    SUBSTANTIAL SUPERVISORY
                                                                HEALTHY        CONCERN              CONCERN
                                                              -----------  ---------------  -----------------------
Well Capitalized............................................         .00%           .03%                 .17%
Adequately Capitalized......................................         .03%           .10%                 .24%
Less than Adequately Capitalized............................         .10%           .24%                 .27%

    The risk-related adjusted assessment schedule recently adopted by the FDIC with respect to deposits insured by the SAIF is as follows:

                                                                             SUPERVISORY    SUBSTANTIAL SUPERVISORY
                                                                HEALTHY        CONCERN              CONCERN
                                                              -----------  ---------------  -----------------------
Well Capitalized............................................         .00%           .03%                 .17%
Adequately Capitalized......................................         .03%           .10%                 .24%
Less than Adequately Capitalized............................         .10%           .24%                 .27%

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

    The FDIC's adoption of risk-based insurance assessment, schedules did not result in a significant increase in the insurance assessment costs of any of Pinnacle, IFC or CB. As of March 31, 1997, Pinnacle Bank, IndFed Bank and Community Bank were each classified as "well capitalized" and "healthy."


    Legislation was recently enacted that resulted in, among other things, the assessment of a one-time charge (the "Special Assessment") against financial institutions with deposits insured by SAIF. The amount of the charge equaled approximately .657% of the deposits of a financial institution held on March 31, 1995 and subject to the SAIF premium. The Special Assessment was due on September 30, 1996 and payable no later than November 27, 1996. As a result of the Special Assessment, Pinnacle paid an assessment of $2.4 million on approximately $361.3 million of deposits held by it on March 31, 1995 and insured by SAIF, IFC paid an assessment of $2.8 million on approximately $430.1 million of deposits held by it on March 31, 1995 and insured by SAIF, and CB paid an assessment of $723,000 on approximately $110.1 million of deposits held by it on March 31, 1995 and insured by SAIF.

    The FDIC has determined not to levy any premium on healthy banks for the first half of 1997. As a "well capitalized" and "healthy" institution, Pinnacle Bank will not pay (or accrue) any premiums for FDIC coverage during the first six months of 1997. BIF insured financial institutions will, however, begin servicing Financing Corp. ("FICO") bonds, which were funded by SAIF insured financial institutions. The FICO bonds were issued in the late 1980s in connection with government efforts to bail out the thrift industry. Beginning in 1997, interest payments for FICO bonds will be borne by all FDIC insured institutions. FICO bond servicing will require BIF members to pay 6.4 cents for every $100 in insured deposits, and SAIF members to pay 3.2 cents for each $100 in insured deposits. The servicing payments will be collected electronically by the FDIC beginning January 2, 1997.

REGULATION OF PROPOSED ACQUISITIONS

    With certain limited exceptions, the BHCA prohibits bank holding companies, such as Pinnacle, from acquiring direct or indirect ownership or control of voting shares or assets of any company other than a bank, unless the company involved is engaged solely in one or more activities which the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Any such acquisition will require, except in certain limited cases, the prior approval of the Federal Reserve Board.

    In evaluating an application for its approval of such an acquisition, the Federal Reserve Board will consider whether the performance by an affiliate of Pinnacle of the activity can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition, or gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices). The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern. The Federal Reserve Board's consideration will also include an evaluation of the financial and managerial resources of Pinnacle, including its existing subsidiaries, and of any entity to be acquired, and the effect of the proposed transaction on those resources. This required regulatory approval is subject to public notice and comment procedures, and adverse public comments received, or adverse considerations raised by regulatory agencies, may delay or prevent consummation of such an acquisition.

    FIRREA amended the BHCA in 1989 to permit the Federal Reserve Board to approve an application by any bank holding company to acquire and operate a thrift as a non-bank subsidiary of such bank holding company. A bank holding company such as Pinnacle may apply to the Federal Reserve Board for permission to acquire and operate a thrift engaged only in deposit-taking, lending and other activities that the Federal Reserve Board has determined to be permissible for bank holding companies, in accordance with the procedures and standards described in the preceding paragraph.

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
    With certain exceptions, a savings and loan holding company must obtain the prior written approval of the OTS before acquiring control of a thrift or savings and loan holding company through the acquisition of stock or through a merger or some other business combination. HOLA was recently amended to provide that prior written approval is not required if the acquiring entity is a bank holding company registered under, and subject to, the BHCA. Because Pinnacle is a bank holding company registered under, and subject to, the BHCA, prior written approval of the OTS is not required in connection with the Mergers.

RECENT LEGISLATION

    COMMUNITY DEVELOPMENT ACT. In September 1994, the Riegle Community Development and Regulatory Improvement Act (the "Community Development Act") was enacted. The Community Development Act consists of (i) Subtitle A, the "Community Development and Financial Institutions Act," which establishes the "Community Development Financial Institutions Fund" to promote economic revitalization and community development through investment in "Community Development Financial Institutions," and (ii) Subtitle B, "The Home Ownership and Equity Protection Act of 1994," which seeks to increase the protections afforded to individuals most at risk from abusive lending practices, particularly high-interest mortgages secured by the borrowers' homes.

    The Community Development Act provides a number of initiatives to lessen the regulatory burden placed upon depository institutions and also affects a number of the consumer compliance laws by allowing streamlined disclosures for radio advertising of consumer leases, providing consumers with information necessary to challenge an "adverse characterization" due to a credit reporting agency report and by clarifying the disclosure requirements under the Real Estate Settlement Procedures Act regarding the transfer of serviced mortgaged loans.

    The Community Development Act also reforms currency transaction reports to increase their usefulness to the Federal Government and to various law enforcement agencies in combating money laundering. The measure also calls for improvement in the identification of money laundering schemes, better controls over negotiable instruments drawn on foreign banks by making them subject to reporting, and uniform licensing and registration of check cashing and money transmitting businesses, which are often used to facilitate illegal currency transactions.

    INTERSTATE ACT. In September 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was also enacted. The Interstate Act facilitates the interstate expansion and consolidation of banking organizations by permitting (i) beginning one year after enactment of the legislation, bank holding companies that are adequately capitalized and managed to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks after June 1, 1997, subject to the right of individual states to "opt in" or "opt out" of this authority prior to such date,
(iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the appropriate regulators in the United States, branches outside their home states to the same extent that national or state banks located in such state would be authorized to do so and (v) beginning September 29, 1995, banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same or different state.

    FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and revised several other federal banking statutes.

    FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." A depository institution is well capitalized if it significantly exceeds the minimum level required by regulation for each relevant capital measure,

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adequately capitalized if it meets each such measure, undercapitalized if it fails to meet any such measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to meet any critical capital level set forth in regulations. The critical capital level is defined as a ratio of tangible equity to total assets of two percent or less. An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position under certain circumstances.

    Among other things, FDICIA requires the federal bank regulatory authorities to take "prompt corrective action" in respect of any depository institution which does not meet specified minimum capital requirements. The scope and degree of regulatory intervention is linked to the extent of the shortfall of the depository institution's capital from required minimum standards. In the case of a depository institution which is "critically undercapitalized" (a term defined to include institutions which still have a positive net worth), the federal bank regulatory authorities are generally required to appoint a conservator or receiver. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, such depository institution's capital plan in order for such plan to be acceptable. FDICIA also prohibits a depository institution that is not well-capitalized from accepting brokered deposits and paying deposit interest rates which significantly exceed the prevailing rate in its own market or the national rate (as determined by the FDIC) for similar deposits. Implementing regulations for these provisions of FDICIA have not yet been adopted by the federal bank regulatory authorities.

    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized.

QUALIFIED THRIFT LENDER ("QTL") TEST


    Except in certain cases, HOLA requires savings associations to meet a QTL test to avoid certain restrictions on their operations. Most savings associations are required to maintain 65% of their "portfolio assets" (total assets minus goodwill, intangibles, property used to conduct business and liquid assets up to 20% of assets), in "qualified thrift investments" (primarily loans and other investments related to residential real estate together with certain other assets). As of March 31, 1997, IndFed Bank had approximately 70% of its portfolio assets in qualified thrift investments and therefore was a QTL under applicable law. As of December 31, 1996, Community Bank had approximately 92% of its portfolio assets in qualified thrift investments and therefore was a QTL under applicable law.


    A savings institution's failure to remain a QTL may result in: (i) limitations on new investments and activities; (ii) imposition of branching restrictions; (iii) loss of Federal Home Loan Bank borrowing privileges; and
(iv) limitations on the payments of dividends. If a savings institution that is a subsidiary of a savings and loan holding company fails to regain QTL status within one year of its loss of such status, the holding company must register as and will be deemed to be a bank holding company subject to, among other things, the business activity restrictions of the BHCA.

MORTGAGE REGULATION

    In the origination of mortgage loans, Pinnacle, IFC, CB and their respective subsidiaries are subject to various federal statutes, such as the Equal Credit Opportunity Act, Fair Credit Reporting Act, Truth in Lending Act, Real Estate Settlement Procedures Act, and Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination and specify disclosures to be made to borrowers regarding credit and settlement costs.

    As sellers and servicers of mortgage loans, Pinnacle, IFC and CB are participants in the secondary mortgage market with some or all of the following: private institutional investors, Federal National Mortgage Association ("FNMA"), Government National Mortgage Association, Federal Home Loan Mortgage Corporation ("FHLMC"), Veterans' Administration and Federal Housing Authority. In its

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dealings with these agencies, Pinnacle and IFC are subject to various eligibility requirements prescribed by the agencies, including but not limited to net worth, quality control, bonding, financial reporting and compliance reporting requirements. The mortgage loans which Pinnacle and IFC originate are subject to agency-prescribed procedures, including (without limitation) inspection and appraisal of properties, maximum loan-to-value ratios, and obtaining credit reports on prospective borrowers. On some types of loans, the agencies prescribe maximum loan amounts, interest rates and fees. When selling mortgage loans to FNMA and FHLMC, a seller must represent and warrant that all such mortgage loans conform to the requirements of FNMA and FHLMC. If the mortgage loans sold are found to be nonconforming mortgage loans, FNMA or FHLMC may require the seller to repurchase the nonconforming mortgage loans. Additionally, FNMA and FHLMC may require a seller/servicer to indemnify them against all losses arising from the seller/servicer's failure to perform its contractual obligations under the applicable selling or servicing contract.

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                      DESCRIPTION OF PINNACLE COMMON STOCK

    ALTHOUGH THE FOLLOWING DESCRIPTION SUMMARIZES ALL MATERIAL PROVISIONS OF PINNACLE COMMON STOCK, IT DOES NOT PURPORT TO BE COMPLETE. CONSEQUENTLY, REFERENCE IS MADE TO, AND SUCH DESCRIPTION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, PINNACLE'S RESTATED ARTICLES OF INCORPORATION (WHICH ARE FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS FORMS A PART AND ARE INCORPORATED HEREIN BY REFERENCE). THE FOLLOWING DESCRIPTION SHOULD BE READ CAREFULLY BY THE IFC STOCKHOLDERS AND CB STOCKHOLDERS SINCE, UPON CONSUMMATION OF THE IFC MERGER AND THE CB MERGER, AS APPLICABLE, THE ISSUED AND OUTSTANDING SHARES OF IFC COMMON STOCK AND CB COMMON STOCK WILL BE CONVERTED INTO SHARES OF PINNACLE COMMON STOCK.

    Pinnacle's total authorized capital stock currently consists of 15,000,000 shares of common stock, no par value per share. With respect to Pinnacle Common Stock, as of the record date for the Pinnacle Annual Meeting, 5,980,320 shares of Pinnacle Common Stock were issued and outstanding and 500,000 shares of Pinnacle Common Stock were reserved for issuance upon the exercise of various options previously issued by Pinnacle. Upon consummation of the IFC Merger, and assuming the CB Merger is not consummated, it is expected that approximately 10,731,451 shares of Pinnacle Common Stock will be issued and outstanding and 429,004 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle and IFC. Upon consummation of the CB Merger, and assuming the IFC Merger is not consummated, it is expected that between approximately 7,242,477 shares (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 7,272,636 shares (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of Pinnacle Common Stock will be issued and outstanding and 175,915 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle. Upon consummation of both of the Mergers, it is expected that between approximately 11,993,608 shares (assuming a CB Exchange Ratio of 1.2069 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) and 12,023,767 shares (assuming a CB Exchange Ratio of 1.5217 shares of Pinnacle Common Stock for each share of CB Common Stock converted in the CB Merger) of Pinnacle Common Stock will be issued and outstanding and 429,004 shares of Pinnacle Common Stock will be reserved for issuance upon the exercise of various options previously issued by Pinnacle and IFC.

    Holders of Pinnacle Common Stock are entitled to receive such dividends as may from time to time be declared by the Pinnacle Board out of funds legally available therefor. With respect to the election of directors, and every other issue submitted to them as Pinnacle stockholders at a meeting of stockholders or otherwise, holders of Pinnacle Common Stock are entitled to one vote per share of Pinnacle Common Stock. Holders of Pinnacle Common Stock do not have cumulative voting rights in the election of directors. In the event of liquidation they are entitled to share ratably in all assets of Pinnacle available for distribution to holders of shares of Pinnacle Common Stock. Pinnacle Common Stock is not subject to mandatory redemption and holders of shares of Pinnacle Common Stock do not have preemptive rights. Shares of Pinnacle Common Stock redeemed or acquired by Pinnacle return to the status of authorized and unissued shares of Pinnacle Common Stock and may be reissued by the Pinnacle Board. All shares of Pinnacle Common Stock now issued and outstanding are fully paid and nonassessable. See "COMPARISON OF STOCKHOLDERS' RIGHTS."

    The registrar and transfer agent for the Pinnacle Common Stock is Harris Trust and Savings Bank.

    Uncommitted authorized but unissued shares of Pinnacle Common Stock may be issued from time to time to such persons and for such consideration as the Pinnacle Board may determine and holders of the then outstanding shares of Pinnacle Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. and the judgment of the Pinnacle Board regarding the

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submission of such issuance to Pinnacle's stockholders. Pinnacle stockholders have no preemptive rights to subscribe to newly issued shares.

    Moreover, it is possible that additional shares of Pinnacle Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in Pinnacle more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of Pinnacle. Under such circumstances the availability of authorized and unissued shares of Pinnacle Common Stock may make it more difficult for stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of Pinnacle by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Pinnacle Board in opposing such an attempt by a third party to gain control of Pinnacle. The issuance of new shares of Pinnacle Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of Pinnacle. Although Pinnacle does not currently contemplate taking such action, shares of Pinnacle Common Stock could be issued for the purposes and effects described above and the Pinnacle Board reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

GENERAL

    In the event the Mergers are consummated and IFC and CB are merged with and into Pinnacle, stockholders of IFC and stockholders of CB whose shares of IFC Common Stock and CB Common Stock, respectively, are converted into shares of Pinnacle Common Stock will become stockholders of Pinnacle. The rights of Pinnacle stockholders are governed by the Restated Articles of Incorporation and By-laws of Pinnacle (collectively, the "Pinnacle Charter Documents") and the Michigan Business Corporation Act, as amended ("MBCA"). Currently, the rights of IFC stockholders are governed by the Certificate of Incorporation and By-laws of IFC (collectively, the "IFC Charter Documents"), the IFC Rights Agreement and the Delaware General Corporation Law, as amended ("DGCL"), and the rights of CB stockholders are governed by the Certificate of Incorporation and By-laws of CB (collectively, the "CB Charter Documents") and the DGCL.

    There are differences between the Pinnacle Charter Documents, the IFC Charter Documents and the CB Charter Documents that will affect stockholders' rights. Moreover, although the MBCA and the DGCL are similar in many respects, there are differences between those statutes which may affect stockholders' rights.

    All material differences between the rights of holders of Pinnacle Common Stock and the rights of holders of IFC Common Stock and CB Common Stock are described and summarized below. However, the following discussion is not meant to be relied upon as an exhaustive list or a detailed description of such differences and is not intended to constitute a detailed comparison or description of the provisions of the Pinnacle Charter Documents, the IFC Charter Documents, the IFC Rights Agreement, the CB Charter Documents the MBCA or the DGCL. Accordingly, reference is made to, and the following discussion is qualified in its entirety by, the Pinnacle Charter Documents, the IFC Charter Documents, the IFC Rights Agreement, the CB Charter Documents and the laws of the State of Michigan and of the State of Delaware.

BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

    The size of the whole IFC Board may not be less than seven or more than 15. The IFC Board currently consists of eight members and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of IFC stockholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. With respect to an election of directors, an IFC stockholder is entitled to one vote for each share of

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IFC Common Stock held. The size of the CB Board shall be such number as the CB
Board shall designate from time to time, except in the absence of such designation, the number shall be seven. The CB Board currently consists of seven members and the directors are divided into three classes with the term of office of one of such classes expiring in each year. At each annual meeting of CB stockholders, the successors to the directors of the class whose term is expiring at that time are elected to hold office for a term of three years. With respect to an election of directors, a CB stockholder is entitled to one vote for each share of CB Common Stock held. In contrast, the size of the whole Pinnacle Board may not be less than five or more than 20, and the number constituting the whole Pinnacle Board, within such limitation, may be determined from time to time by resolution of the Pinnacle Board. The Pinnacle Board currently consists of eight members, all of whom are elected annually by the stockholders of Pinnacle. With respect to an election of directors, a Pinnacle stockholder is entitled to one vote for each share of Pinnacle Common Stock held. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. Following consummation of the Mergers, the Pinnacle Board will consist of a single class of directors comprised of ten persons, all of whom will be elected annually by the stockholders of Pinnacle. See "INTERESTS OF CERTAIN PERSONS IN THE MERGERS" and "MANAGEMENT AND OPERATIONS AFTER THE MERGERS."

    IFC, CB and Pinnacle stockholders have different rights with respect to the removal of directors. Under the DGCL, directors serving on a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Because IFC's Certificate of Incorporation and CB's Certificate of Incorporation contain no contrary provisions, IFC directors and CB directors are subject to removal by stockholders only for cause. Moreover, IFC's Certificate of Incorporation provides that any IFC director or the entire IFC Board may be removed only by the affirmative vote of the holders of 75% or more of the shares of IFC Common Stock voting separately as a class and at a meeting of stockholders called expressly for such purpose. CB's Certificate of Incorporation provides that any CB director or the entire CB Board may be removed only by the affirmative vote of the holders of 80% or more of the voting power of all of the then-outstanding shares of capital stock of CB entitled to vote generally in the election of directors, voting together as a single class. Under the MBCA, directors may be removed with or without cause unless the corporation's articles of incorporation provides otherwise. Because Pinnacle's Articles of Incorporation contain no contrary provision, Pinnacle directors are subject to removal by stockholders with or without cause and by the affirmative vote of a majority of shares entitled to vote at an election of directors.

    Under the terms of the Standstill Agreement between Pinnacle and Mr. Cyrus
A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the surviving corporation, becomes obligated to nominate Mr. Ansary as a director of the surviving corporation, then the Board of Directors of the combined corporation will be increased in size to a total of 12 persons, and Mr. Ansary shall be nominated as a director of the surviving corporation pursuant to the terms of the Standstill Agreement, and the Chairman of the surviving corporation will nominate for approval by the Board of Directors of the combined corporation a twelfth person as a director of the surviving corporation. Whenever the Board of Directors of the surviving corporation is comprised of 10 or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of six or more of the directors, and whenever the Board of Directors of the surviving corporation is comprised of 11 or 12 persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, will require the favorable vote of seven or more of the directors.

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STOCKHOLDER VOTING REQUIREMENTS

    GENERAL. Pursuant to the DGCL, all matters submitted to a vote of IFC stockholders and CB stockholders, other than the election of directors (for which the affirmative vote of a plurality of the votes cast at an election is required), the removal of directors for cause, the amendment of by-laws and certain provisions of the Certificates of Incorporation, certain business combination transactions involving major stockholders or affiliates of IFC and CB, respectively, thereof, and certain business combination transactions, are determined by the holders of shares entitling them to exercise a majority of the total voting power of IFC and CB, respectively. Pursuant to the MBCA, all matters submitted to a vote of Pinnacle stockholders, other than the election of directors (for which, the affirmative vote of a plurality of the votes cast at an election is required) and certain business combination transactions involving a 10% stockholder or an affiliate thereof, are determined by a vote of the holders of shares entitling them to exercise a majority of the voting power of Pinnacle.

    SUPERMAJORITY VOTING PROVISIONS OF THE IFC CHARTER DOCUMENTS. Section 9 of IFC's Certificate of Incorporation provides that the affirmative vote of the holders of 75% of the "IFC Voting Shares," voting as a single class, is required to approve certain mergers or consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers or dispositions of assets, certain recapitalizations or reclassifications of securities, certain issuances or transfers of voting securities or securities convertible into or exercisable for voting securities, and certain other business combination transactions involving IFC or a subsidiary of IFC and a "Related Person" or an affiliate or associate of a Related Person (collectively, a "Business Combination"). Section 9 of IFC's Certificate of Incorporation defines the term "Voting Shares" to mean any shares of IFC entitled to vote generally in the election of directors, and defines the term "Related Person" to mean any person who is the beneficial owner of 10% or more of the outstanding IFC Voting Shares of IFC. The term "Related Person" includes any person who is a Related Person (i) as of the time any definitive agreement relating to a Business Combination is entered into, or (ii) as of the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (iii) immediately prior to the consummation of a Business Combination.

    Section 9 of IFC's Certificate of Incorporation provides that the supermajority voting provisions contained therein do not apply to any Business Combination that either is approved by the affirmative vote of at least 75% of IFC's "Continuing Directors" or satisfies certain price, form of consideration and procedural requirements designed to ensure the fairness of such Business Combination. Section 9 of IFC's Certificate of Incorporation defines the term "Continuing Director" to mean any member of the IFC Board who is unaffiliated with the Related Person and was a member of the IFC Board prior to the time that such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with such Related Person and is recommended to succeed a Continuing Director by a majority of IFC's Continuing Directors.

    By virtue of the approval of the IFC Merger Agreement and the transactions contemplated thereby by the requisite percentage of IFC's Continuing Directors, the provisions of Section 9 of IFC's Certificate of Incorporation do not apply to the IFC Merger, the Pinnacle/IFC Stock Option Agreements or such transactions.

    Section 9 of IFC's Certificate of Incorporation provides that any amendment, addition, alteration, change or repeal of said Section 9, or any other amendment of the Certificate of Incorporation or By-laws of IFC inconsistent with or modifying or permitting circumvention of said Section 9, must first be proposed by the IFC Board upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, and thereafter approved by the affirmative vote of the holders of at least 75% of IFC's then outstanding Voting Shares, voting as a single class. The foregoing supermajority voting requirement does not apply to any such amendment, addition, alteration, change or repeal recommended to IFC's stockholders by the affirmative vote of not less than 75% of the Continuing Directors. For the purposes of the foregoing, if at the time when any such

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amendment, addition, alteration, change or repeal is under consideration there is no proposed Business Combination, then the term "Continuing Directors" is deemed to mean the entire IFC Board.

    Section 14 of IFC's Certificate of Incorporation provides that no amendment, addition, alteration, change, or repeal of any provision of IFC's Certificate of Incorporation may be made, unless such is first proposed by the IFC Board, upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purposes, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a duly constituted meeting of stockholders called expressly for such purpose; except that the affirmative vote of the holders of at least 75% of the total votes eligible to be cast at such meeting of stockholders shall be required to amend, add to, alter, change or repeal Section 6 (which governs the composition and classification of the IFC Board, the removal of directors, and amendments to IFC's By-laws), Section 8 (which governs the calling of special meetings of stockholders), Section 9 (which governs Business Combinations), Section 10 (which governs indemnification of directors and officers), and Section 11 (which limits the personal liability of directors) of IFC's Certificate of Incorporation. Section 14 of IFC's Certificate of Incorporation also provides that Section 9 of IFC's Certificate of Incorporation may be amended, added to, altered, changed or repealed only as described in the preceding paragraph.

    Section 6 of IFC's Certificate of Incorporation provides that IFC's By-laws may be adopted, altered, amended or repealed by either (i) the IFC Board upon the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, or
(ii) IFC's stockholders upon the affirmative vote of at least 75% of the total votes eligible to be cast by such stockholders at a duly constituted meeting of IFC's stockholders called expressly for such purpose.

    SUPERMAJORITY VOTING PROVISIONS OF THE CB CHARTER DOCUMENTS. Article Eighth of CB's Certificate of Incorporation provides that the affirmative vote of holders of 80% of the "CB Voting Stock," voting as a single class, is required to approve certain mergers or consolidations, certain sales, leases, exchanges, mortgages, pledges, transfers or dispositions of assets, certain recapitalizations or reclassifications of securities, certain issuances or transfers of any securities of CB or a subsidiary of CB, certain plans or proposals for the liquidation or dissolution of CB and certain other business combination transactions involving CB or a subsidiary of CB and an "Interested Stockholder" or an affiliate or associate of an Interested Stockholder (collectively, a "Business Combination"). Article Eighth of CB's Certificate of Incorporation defines the term "Voting Stock" to mean any shares of CB entitled to vote generally in the election of directors, and defines the term "Interested Stockholder" to mean any person who is the beneficial owner of more than 10% of the Voting Stock of CB, or is a certain type of affiliate of CB or a certain type of assignee of an Interested Stockholder.

    Article Eighth of CB's Certificate of Incorporation provides that the supermajority voting provisions contained therein do not apply to any Business Combination that either is approved by a majority of CB's "Disinterested Directors" or satisfies certain price, form of consideration and procedural requirements designed to ensure the fairness of such Business Combination. Article Eighth of CB's Certificate of Incorporation defines the term "Disinterested Director" to mean any member of the CB Board who is unaffiliated with the Interested Stockholder and was a member of the CB Board prior to the time that such Interested Stockholder became an Interested Stockholder and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of CB's Disinterested Directors.

    By virtue of the approval of the CB Merger Agreement and the transactions contemplated thereby by the requisite percentage of CB's Disinterested Directors, the provisions of Article Eighth of CB's Certificate of Incorporation do not apply to the CB Merger, the CB Stock Option Agreement or such transactions.

    Article Eighth of CB's Certificate of Incorporation provides that any amendment, alteration, or repeal of said Article Eighth must be approved by the affirmative vote of the holders of at least 80% of CB's then

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outstanding Voting Stock, voting as a single class. Article Twelfth of CB's
Certificate of Incorporation provides that any amendment or repeal of any provision of CB's Certificate of Incorporation shall be made in the manner prescribed by the DGCL; except that the affirmative vote of the holders of at least 80% of the total votes eligible to be cast at such meeting of stockholders shall be required to amend or repeal Article Twelfth, Section C of Article Fourth, Sections C or D of Article Fifth, Article Sixth, Article Seventh, Article Eighth or Article Tenth of CB's Certificate of Incorporation. Article Seventh of CB's Certificate of Incorporation provides that CB's By-laws may be adopted, amended or repealed by either (i) the CB Board upon the affirmative vote of a majority of the directors then in office at a duly constituted meeting of the CB Board called expressly for such purpose, or (ii) CB's stockholders upon the affirmative vote of at least 80% of the outstanding Voting Stock.

    SUPERMAJORITY VOTING PROVISIONS OF THE PINNACLE CHARTER DOCUMENTS. The Pinnacle Charter Documents do not contain any supermajority voting provisions analogous to the provisions of Section 6, Section 9 and Section 14 of IFC's Certificate of Incorporation or Article Seventh, Article Eighth and Article Twelfth of CB's Certificate of Incorporation.

ANTI-TAKEOVER LAWS AND CHARTER PROVISIONS

    IFC and CB are subject to the provisions of Section 203 of the DGCL, which applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system, or held of record by more than 2,000 persons, and restricts transactions which may be entered into by such a corporation and certain of its stockholders. Section 203 provides, in essence, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to its provisions (an "Interested Stockholder") may not, except with certain board of directors and/ or stockholder approvals, engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder.

    Section 203 of the DGCL defines the term "business combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit other than on a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the company which increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits. By virtue of the prior approval of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby by the IFC Board and the CB Board, the provisions of Section 203 of the DGCL do not apply to the Mergers, the Pinnacle/IFC Stock Option Agreements, the CB Stock Option Agreement or such transactions. By virtue of the prior approval of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements, the CB Merger Agreement, the CB Stock Option Agreement and the transactions contemplated thereby by the IFC Board and the CB Board, the provisions of
Section 203 of the DGCL do not apply to the Mergers, the Pinnacle/IFC Stock Option Agreements, the CB Stock Option Agreement or such transactions.

    CB's Certificate of Incorporation also contains a provision limiting the voting rights of any person who beneficially owns more than 10% of the then outstanding shares of CB Common Stock (the "Limit"). A person who beneficially owns CB Common Stock in excess of the Limit is not entitled or permitted to any vote in respect of those shares held that are in excess of the Limit. The number of votes which may be cast by any record owner of CB Common Stock in excess of the Limit is a number equal to the total number of votes which a single record owner of all CB Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of CB Common Stock beneficially owned by such person owning shares in excess of the Limit. The CB Certificate of Incorporation authorizes the CB Board (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or

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entities are acting in concert, and (ii) to determine that a person who is reasonably believed to beneficially own stock in excess of the Limit, be required to supply information to CB to enable the CB Board to implement and apply the Limit.

    In addition to the provisions of Section 203, the provisions of Section 9 and Section 14 of IFC's Certificate of Incorporation, the classification of the IFC Board and the terms of the IFC Rights Agreement may have the effect of deterring a third party from acquiring or attempting to acquire a controlling interest in IFC in a transaction or series of transactions not supported by the IFC Board. In addition to the provisions of Section 203, the provisions of Article Eighth and Article Twelfth of CB's Certificate of Incorporation and the classification of the CB Board may have the effect of deterring a third party from acquiring or attempting to acquire a controlling interest in CB in a transaction or series of transactions not supported by the CB Board.

    Pinnacle is subject to the Michigan "Fair Price" statute (Chapter 7A of the MBCA), which applies to certain "business combinations" such as mergers, substantial sales of assets or securities issuances and liquidation, recapitalization or reorganization plans. Generally, such statute requires, for a business combination with an "interested stockholder" (generally, the holder of 10% or more of a class of a corporation's voting stock), an advisory statement from the corporation's board of directors, the approval of holders of 90% of each class of the corporation's outstanding voting stock and the approval of two-thirds of the holders of each such class other than the interested stockholder. The supermajority voting requirements do not apply where the interested stockholder's offer meets certain price, form of consideration and procedural requirements designed to make such offers fair to all stockholders or where the board of directors has approved the transaction with respect to a particular interested stockholder prior to the interested stockholder becoming an interested stockholder.

    Pinnacle is also subject to the Michigan "Control Share Acquisition" statute (Chapter 7B of the MBCA). Generally, such statute provides that an entity that acquires "control shares" may vote the control shares on any matter only if a majority of all shares, and of all non-"interested shares," entitled to vote and of each class of stock entitled to vote as a class, approve such voting rights. "Interested shares" are defined generally as those shares owned by officers of the corporation, employee directors of the corporation and the entity making the control share acquisition. Control shares are defined generally as shares that when added to shares already owned by an entity, would give the entity voting power in the election of directors within any of three thresholds: one-fifth, one-third and a majority. The effect of the statute is to condition the acquisition of voting control of a Michigan corporation on the approval of a majority of its pre-existing disinterested stockholders.

    The provisions of the Michigan "Fair Price" statute do not apply to the Mergers because the Mergers will not alter the contract rights of the Pinnacle Common Stock as set forth in Pinnacle's Articles of Incorporation. The provisions of the Michigan "Control Share Acquisition" statute do not apply to the Mergers because, among other things, Pinnacle is a party to each of the Merger Agreements and the Mergers will be effected in compliance with the applicable provisions of Chapter 7 of the MBCA.

SPECIAL MEETINGS OF STOCKHOLDERS

    IFC's Certificate of Incorporation provides that a special meeting of stockholders may be called by the Chairman of the Board or the President, or a majority of the directors then in office. Under applicable provisions of the DGCL, such a meeting may also be called by the IFC Board. CB's Certificate of Incorporation provides that a special meeting of stockholders may be called only by the CB Board pursuant to a resolution adopted by the majority of the entire CB Board.

    Pinnacle's By-laws provide that a special meeting of stockholders may be called by the Pinnacle Board, or by the Chairman of the Board, the President, the Vice Chairman of the Board, or the Secretary of Pinnacle. Pinnacle's By-laws further provide that the Secretary of Pinnacle shall call a special meeting of stockholders upon the written request of stockholders of record holding in the aggregate 25% or more of the outstanding voting stock of Pinnacle. Any such written request must also state the purpose or purposes of the meeting. Notwithstanding the foregoing provisions of Pinnacle's By-laws, the MBCA entitles the holders of not less than 10% of the shares of Pinnacle entitled to vote at a meeting to apply to the circuit court of Berrien County, Michigan and, upon good cause shown, such court will order a special meeting of stockholders to be held. Unlike the MBCA, the DGCL does not provide stockholders with the right to apply to the Delaware court of chancery or other court to cause a special meeting of IFC stockholders or CB stockholders to be held.

DIRECTOR LIABILITY AND INDEMNIFICATION

    As permitted by the DGCL, IFC's Certificate of Incorporation and CB's Certificate of Incorporation provide that a director of both will not be personally liable for monetary damages for breach of the director's fiduciary duty as a director. Under the DGCL, a limitation on a director's liability such as that contained in IFC's Certificate of Incorporation and CB's Certificate of Incorporation does not eliminate or limit the director's liability for breaches of the duty of loyalty, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, the unlawful payment of dividends or for any transaction in which the director derived an improper personal benefit. The MBCA contains a provision similar to that relied upon by IFC and CB in adopting their Certificates of Incorporation to limit the liability of its directors, and Pinnacle has amended its Articles of Incorporation to limit the liability of its directors in such manner.

    The DGCL and the MBCA provide similar rights to indemnity and expense advancement for directors of corporations chartered under the laws of their respective states. Accordingly, the rights to indemnity and expense advancement provided to the directors of IFC, CB and Pinnacle are essentially the same.

IFC RIGHTS AGREEMENT

    On February 26, 1992, the IFC Board declared a dividend of one IFC Right for each outstanding share of IFC Common Stock to IFC stockholders of record at the close of business on March 6, 1992. As of November 14, 1996, up to 4,751,131 IFC Rights were issued and outstanding. Each IFC Right entitles a registered holder thereof, subject to the terms and conditions of the IFC Rights Agreement, to purchase from IFC one share of IFC Common Stock at a price of $30.00 per share, subject to adjustment. The IFC Rights remain attached to the associated shares of IFC Common Stock and are not exercisable except under the limited circumstances set forth in the IFC Rights Agreement and relating generally to certain persons (an "Acquiring Person") acquiring, obtaining the right to acquire or otherwise obtaining beneficial ownership of 10% or more of the then outstanding shares of IFC Common Stock. Generally speaking, in the event that any person becomes an Acquiring Person, then in each such case each holder of a right (other than the Acquiring Person) will thereafter have the right to receive, upon exercise thereof, shares of IFC Common Stock having a market value equal to two times the exercise price of the IFC Rights. In the event of the acquisition of IFC in a merger or other business combination transaction, the holders of IFC Rights will be entitled to receive, upon exercise thereof, shares of common stock of the acquiring corporation having a market value of two times the exercise price of the IFC Rights. The IFC Board may, at its option, at any time prior to the close of business on the date that an Acquiring Person becomes an Acquiring Person for purposes of the IFC Rights Agreement, elect to redeem all (but not less than all) the then outstanding IFC Rights at a redemption price of $.01 per IFC Right (the "Redemption Price"). The IFC Rights will expire on that date that is the earliest of (i) the date on which the IFC Board, acting pursuant to Section 3.1(c) of the IFC Rights Agreement, elects to exchange each outstanding IFC Right for one share of IFC Common Stock, subject to adjustment,
(ii) the date on which the IFC Board, acting pursuant to Section 5.1 of the IFC Rights Agreement, elects to redeem all of the IFC Rights then outstanding at the Redemption Price, and (iii) the close of business on March 6, 2002. Until the exercise of the IFC Rights, the holders of the IFC Rights do not have rights as stockholders of IFC.

    In connection with the execution of the IFC Merger Agreement and the Pinnacle/IFC Stock Option Agreements, IFC amended the IFC Rights Agreement to confirm that neither Pinnacle, nor any of its subsidiaries, nor any other person, will be deemed to be an Acquiring Person (i) by virtue of the IFC Merger Agreement, (ii) by virtue of any of the transactions contemplated by the IFC Merger Agreement or the IFC Stock Option Agreement, or (iii) by virtue of the fact that Pinnacle is the "Beneficial Owner" (as defined in the IFC Rights Agreement) solely of shares of IFC Common Stock (A) of which Pinnacle or such subsidiary was the Beneficial Owner on November 14, 1996, (B) acquired or acquirable pursuant to the grant or exercise of the option granted pursuant to the IFC Stock Option Agreement, (C) acquired or acquirable pursuant to a debt previously contracted before November 14, 1996 and (D) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for third parties. Such amendment to the IFC Rights Agreement provides, however, that in the event that Pinnacle or any of its subsidiaries acquires beneficial ownership of any shares of IFC Common Stock other than the shares described in clauses (A)-(D) above ("Subsequently Acquired Shares"), then the shares described in clauses (A), (B) and (C) above, together with such Subsequently Acquired Shares, will be considered in determining whether Pinnacle or any of its subsidiaries has become an Acquiring Person.

    Under the IFC Merger Agreement, IFC must redeem the IFC Rights prior to the IFC Effective Time at a cost to IFC of not more than $0.01 per each share of IFC Common Stock issued and outstanding. Consequently, all of said IFC Rights will be extinguished, terminated and cancelled prior to the IFC Effective Time, without any right of exercise, and will only represent the right to receive the Redemption Price in cash from IFC or Pinnacle, as the surviving corporation, following the IFC Merger.

    Shares of Pinnacle Common Stock and shares of CB Common Stock do not have any rights similar to the IFC Rights or otherwise.

PAYMENT OF DIVIDENDS

    Under the DGCL, a corporation may declare and pay dividends either out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

    Under the MBCA, a corporation may not make distributions to its stockholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

    In addition to the dividend restrictions imposed on IFC and CB under the DGCL and the dividend restrictions imposed on Pinnacle under the MBCA, IFC, CB, Pinnacle and their respective subsidiaries are subject to certain regulatory restrictions. See "CERTAIN REGULATORY CONSIDERATIONS--Payment of Dividends."

CHARTER AMENDMENTS

    Under the DGCL and the MBCA, a corporation's certificate or articles of incorporation, respectively, may be amended by the affirmative vote of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock entitled to vote thereon as a class, subject to such supermajority vote requirements as may be provided for in the corporation's certificate or articles of incorporation. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, each of IFC's Certificate of Incorporation and CB's Certificate of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of IFC Common Stock and CB's Common Stock, respectively. Except for certain provisions thereof which are subject to supermajority vote requirements as described above, each of IFC's Certificate of Incorporation and CB's Certificate of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of IFC Common Stock and CB's Common Stock, respectively. Pinnacle's Articles of Incorporation may be amended by the affirmative vote of a majority of the outstanding shares of Pinnacle Common Stock.

    Under the DGCL, the power to adopt, amend or repeal by-laws is vested exclusively in the stockholders entitled to vote, unless the certificate of incorporation confers such power upon the board of directors as well. IFC's Certificate of Incorporation provides that, in general, IFC's By-laws may be amended by the affirmative vote of two-thirds of the directors of IFC then in office at a duly constituted meeting of the IFC Board called expressly for such purpose, or by the vote of the holders of 75% of the total votes eligible to be cast by stockholders at a duly constituted meeting of IFC's stockholders called expressly for such purpose. Under the DGCL, the power to adopt, amend or repeal by-laws is vested exclusively in the stockholders entitled to vote, unless the certificate of incorporation confers such power upon the board of directors as well. CB's Certificate of Incorporation provides that, in general, CB's By-laws may be amended by the affirmative vote of a majority of the directors of CB then in office or by the vote of the holders of 80% of the total Voting Stock.

    Under the MBCA, the stockholders or the board of directors of the corporation may adopt, amend or repeal the by-laws unless the articles of incorporation or by-laws of the corporation provide that the power to adopt new by-laws is reserved exclusively to the stockholders or that the by-laws or any particular by-law shall not be altered or repealed by the board of directors. Pinnacle's By-laws provide that they may be amended or repealed by a majority vote of the Pinnacle Board or by Pinnacle's stockholders.

OTHER MATTERS

    The DGCL provides that, unless otherwise provided in a corporation's certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting. IFC's Certificate of Incorporation prohibits IFC stockholders the right to take action by written consent. Consequently, such actions must be voted on. CB's Certificate of Incorporation prohibits CB stockholders the right to take action by written consent. Consequently, such actions must be voted on.

    Although the MBCA contains a provision permitting stockholder action by less than unanimous written consent, it requires a provision to that effect to be included in a corporation's articles of incorporation. Because Pinnacle's Articles of Incorporation do not contain a provision authorizing stockholder action by less than unanimous written consent, stockholders of IFC and stockholders of CB who become stockholders of Pinnacle subsequent to their respective Mergers will not have this right.

    The MBCA provides somewhat broader dissenters' rights of appraisal than those provided under the DGCL. The MBCA expressly authorizes stockholders of a Michigan corporation to exercise dissenters' rights with respect to certain amendments to the articles of incorporation of such Michigan corporation which adversely affect the rights of the class of shares held by them, while the DGCL provides that stockholders of a Delaware corporation may not exercise dissenters' rights of appraisal in connection with such an amendment unless the certificate of incorporation of such Delaware corporation so provides. Similarly, the MBCA expressly permits stockholders to exercise dissenters' rights of appraisal in connection with the sale or exchange of all or substantially all of the property of a Michigan corporation if the stockholder is entitled to vote thereon. The DGCL permits the exercise of such rights in connection with such a transaction only if the Delaware corporation's certificate of incorporation so provides. IFC's Certificate of Incorporation does not provide for dissenters' rights of appraisal in either of the foregoing situations. CB's Certificate of Incorporation also does not provide for dissenters' rights of appraisal in either of the foregoing situations.

    The MBCA and the DGCL provide similar voting rights with respect to mergers, sales of substantially all of the assets of a corporation and other extraordinary corporate transactions.

               INFORMATION REGARDING THE PINNACLE ANNUAL MEETING

ELECTION OF DIRECTORS

    The By-laws of Pinnacle provide that the Pinnacle Board shall consist of not less than five directors and not more than 20 directors, with the number of directors to be determined from time to time by the Pinnacle Board. Currently, the Pinnacle Board consists of eight members, all of whom are elected annually by the stockholders of Pinnacle. The Pinnacle Board has nominated John P. Cunningham, Charles R. Edinger, John D. Fetters, Terrence A. Friedman, Richard
L. Schanze, Kay F. Varga, Arnold L. Weaver and Alton C. Wendzel (the "Pinnacle Nominees") for election as directors of Pinnacle at the Pinnacle Annual Meeting. The individuals who are elected as directors at the Pinnacle Annual Meeting will hold office for a term expiring at the next Annual Meeting of Stockholders of Pinnacle or upon the election and qualification of their respective successors or upon their earlier resignation or removal.

    THE PINNACLE BOARD RECOMMENDS THAT PINNACLE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE PINNACLE BOARD NOMINEES AS DIRECTORS OF PINNACLE.

    It is intended that the proxies solicited on behalf of the Pinnacle Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Pinnacle Annual Meeting for the election of all of the Pinnacle Board Nominees to the Pinnacle Board. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Pinnacle Board may recommend. At this time, the Pinnacle Board knows of no reason why any of the nominees might be unable to serve, if elected.

    The current directors and executive officers of Pinnacle are as indicated in the following table. The table also indicates the positions held by such persons at Pinnacle Bank.

NAME                                    AGE            PINNACLE POSITION(S)             PINNACLE BANK POSITION(S)
-----------------------------------     ---     ----------------------------------  ----------------------------------
John P. Cunningham.................     59      Director                            Director
Charles R. Edinger.................     68      Director                            Director
John D. Fetters....................     69      Director                            Director
Terrence A. Friedman...............     59      Director                            Director
Richard L. Schanze.................     56      Director, Chairman and Chief        Director, Chairman and Chief
                                                  Executive Officer                   Executive Officer
Kay F. Varga.......................     59      Director                            Director
Arnold L. Weaver...................     51      Director, President and Chief       Director, President and Chief
                                                  Operating Officer                   Operating Officer
Alton C. Wendzel...................     66      Director                            Director
Donald E. Radde....................     44      Executive Vice President and        Director, Executive Vice
                                                  Secretary                           President, Chief Lending Officer
                                                                                      and Secretary
David W. Kolhagen..................     39      Senior Vice President and           Senior Vice President and Chief
                                                  Treasurer                           Financial Officer
LeAnn Krokker......................     38      Vice President, Executive           Vice President, Executive
                                                  Marketing Officer                   Marketing Officer
John A. Newcomer...................     45      Corporate Affairs Officer           Corporate Affairs Officer

    John P. Cunningham has been a director of both Pinnacle and Pinnacle Bank since May, 1996. He is currently the Chief Financial Officer of Whirlpool Corporation, a publicly-held appliance manufacturer with securities listed on the New York Stock Exchange. In 1995 he was the Chief Financial Officer of Maytag, a publicly-held appliance manufacturer with securities listed on the New York Stock Exchange.

Prior to that time he was the Controller of IBM, a publicly-held company with securities listed on the New York Stock Exchange.

    Charles R. Edinger has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1967. He is currently the President of Anderson Building Materials, Co., a steel fabricating company.

    John D. Fetters has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1979. He is currently the President of Sanitary Dry Cleaners, Inc., a dry cleaning company.

    Terrence A. Friedman has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1981. He is currently the President of Yale-South Haven Inc., a manufacturer of rubber components primarily for the auto industry.

    Richard L. Schanze has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1975. He is currently the Chairman and Chief Executive Officer of Pinnacle and the Chairman and Chief Executive Officer of Pinnacle Bank.

    Kay F. Varga has been a director of both Pinnacle and Pinnacle Bank since 1990. She is currently the President of Thayer, Inc., a paper products distributor.

    Arnold L. Weaver has been a director of both Pinnacle and Pinnacle Bank since 1990. He is currently the President of Pinnacle and of Pinnacle Bank.

    Alton C. Wendzel has been a director of Pinnacle since 1986 and a director of Pinnacle Bank since 1981. He is currently the President of Greg Orchards and Produce, Inc. and Coloma Frozen Foods, Inc., processors of fresh and frozen producer.

    Donald E. Radde is an Executive Vice President and Secretary of Pinnacle. He became a director of Pinnacle Bank in 1997 and is an Executive Vice President, Chief Lending Officer and Secretary of Pinnacle Bank.

    David W. Kolhagen is a Senior Vice President and the Treasurer of Pinnacle and a Senior Vice President and the Chief Financial Officer of Pinnacle Bank.

    LeAnn Krokker is Vice President, Executive Marketing Officer of Pinnacle and of Pinnacle Bank.

    John A. Newcomer is the Corporate Affairs Officer of Pinnacle and of Pinnacle Bank.

    Executive officers of Pinnacle are appointed by the Pinnacle Board and serve until their successors are appointed and qualified. No director or executive officer of Pinnacle or Pinnacle Bank is related to any other director or to any executive officer of Pinnacle or of any of its subsidiaries by blood, marriage or adoption, and there are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was elected a director or executive officer of Pinnacle or any of its subsidiaries.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Meetings of the Pinnacle Board are generally held monthly. During 1996 the Pinnacle Board held 14 meetings. No director attended fewer than 75% of the total number of meetings of the Pinnacle Board held during 1996 and the total number of meetings held by all Pinnacle Board committees on which any such director served during 1996.

    The Pinnacle Board has standing Audit, Compensation, Merger and Acquisition, and Retirement Committees, the functions and composition of which are set forth below.

    The Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. The Audit Committee also approves the accounting firm selected by management to perform Pinnacle's annual audit and acts as the liaison between the auditors and the Pinnacle Board. Members of the Audit Committee include Messrs. Edinger and Wendzel and Ms. Varga. This committee met four times during 1996.

    The Compensation Committee makes recommendations to the Board of Directors with respect to the Company's compensation plans and policies. During 1996, the Compensation Committee was composed of Messrs. Fetters, Friedman and Cunningham. This committee held five meetings during 1996.

    The Mergers and Acquisitions Committee is responsible for monitoring Pinnacle's long-term growth strategy. During 1996, the Mergers and Acquisitions Committee was composed of Messrs. Cunningham, Friedman and Wendzel. This committee held three meetings during 1996.

    The Retirement Committee is responsible for monitoring Pinnacle's benefit plans. During 1996, the Retirement Committee was composed of Messrs. DeGroot and Cunningham. This committee held two meetings during 1996.

DIRECTORS COMPENSATION AND BENEFITS

    Commencing January 1, 1997, each director of Pinnacle is paid an annual retainer of $7,500 plus $1,000 for each meeting of the Board of Directors of Pinnacle attended. Each director of Pinnacle Bank is paid an annual retainer of $7,500 plus $1,000 for each meeting of the Board of Directors of Pinnacle Bank attended. Members of committees of the Board of Directors of Pinnacle Bank also receive $500 for each committee meeting attended. Messrs. Schanze and Weaver have waived all fees for attending meetings of committees of the Board of Directors of Pinnacle Bank in the past and intend to continue to do so in the future.

    Pinnacle and Pinnacle Bank each maintain deferred compensation plans under which a director may elect to defer receipt of either all or 50% of directors' fees otherwise payable during a calendar year to a later calendar year. Amounts deferred are reflected as unsecured accounts payable on the books of the appropriate corporation and are subject to claims of such corporation's general creditors. These accounts are credited with interest at the end of each month at 110% of the rate being paid on U.S. Treasury Securities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1996 only John D. Fetters, Terrence A. Friedman, and John P. Cunningham, each a director of Pinnacle, served as members of the Compensation Committee of the Board of Directors of Pinnacle. No officers or employees of Pinnacle or Pinnacle Bank served as members of the Compensation Committee and no executive officer of Pinnacle served as a member of the Compensation Committee of another entity.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each of the five most highly compensated executive officers and/or employees of Pinnacle and its subsidiaries (the "Named Pinnacle Executives") for the last three completed fiscal years whose salary and bonus exceeded $100,000.

                                                                                   LONG TERM COMPENSATION
                                                                            ------------------------------------
                           ANNUAL COMPENSATION                                      AWARDS
-------------------------------------------------------------------------   -----------------------     PAYOUT
                                                             OTHER ANNUAL    RESTRICTED    OPTIONS    ----------    ALL OTHER
                                           SALARY    BONUS   COMPENSATION      STOCK          /          LTIP      COMPENSATION
NAME AND PRINCIPLE POSITION          YEAR    ($)      ($)       ($)(1)      AWARD(S) ($)   SARS (#)   PAYOUT ($)      ($)(2)
-----------------------------------  ----  -------  -------  ------------   ------------   --------   ----------   ------------
Richard L. Schanze ................  1996  288,875  225,000     23,000        --             9,500      --            37,205
  Chairman/CEO                       1995  242,420  180,000     17,800        --            15,300      --            35,403
                                     1994  222,410  130,000     15,100        --             7,200      --             5,219

Arnold L. Weaver ..................  1996  208,875   75,000     23,000        --             8,000      --             5,559
  President                          1995  167,200   70,000     17,800        --            10,600      --            10,833
                                     1994  147,410   45,000     15,100        --             4,550      --             5,404

Donald E. Radde ...................  1996  132,875   40,000     --            --             7,000      --             4,800
  Executive Vice President           1995  106,620   28,000     --            --             7,500      --             5,920
                                     1994   91,289   21,000     --            --             2,500      --             5,187

David W. Kolhagen .................  1996   97,375   35,000     --            --             6,500      --             7,116
  Senior Vice President/CFO          1995   82,280   30,000     --            --             7,000      --             8,534
                                     1994    --       --        --            --             --         --            --

------------------------------

(1) Amounts shown consist of director fees paid by Pinnacle and by Pinnacle
    Bank.

(2) Amounts shown for 1996 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $2,375, personal use of Company-owned automobile of $3,304, and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $31,526; (ii) Mr.
    Weaver: matching contributions under Pinnacle Bank's 401-k plan of $2,375, and personal use of Company-owned automobile of $3,184; (iii) Mr. Radde: matching contributions under Pinnacle Bank's 401-k plan of $2,375 and personal use of Company-owned automobile of $2,425; and (iv) Mr. Kolhagen: matching contributions under Pinnacle Bank's 401-k plan of $2,375 and personal use of Company-owned automobile of $4,741. Amounts shown for 1995 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $4,620, personal use of Company-owned automobile of $3,192, and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $27,591; (ii) Mr. Weaver: matching contributions under Pinnacle Bank's 401-k plan of $4,620, personal use of Company-owned automobile of $3,770 and contributions under Pinnacle Bank's Deferred Compensation Plan for Executive Officers of $2,443; (iii) Mr. Radde: matching contributions under Pinnacle's 401-k plan of $4,620 and personal use of Company-owned automobile of $1,300; and (iv) Mr. Kolhagen: matching contributions under Pinnacle Bank's 401-k plan of $3,781 and personal use of Company-owned automobile of $4,753. Amounts shown for 1994 consist of the following: (i) Mr. Schanze: matching contributions under Pinnacle Bank's 401-k plan of $2,310, and personal use of Company-owned automobile of $2,909 (ii) Mr. Weaver: matching contributions under Pinnacle Bank's 401-k plan of $2,310, and personal use of Company-owned automobile of $3,094; and (iii) Mr. Radde: matching contributions under Pinnacle Bank's 401-k plan of $1,790 and personal use of Company-owned automobile of $3,397.

    OPTION/SAR GRANTS IN LAST FISCAL YEAR. The following table sets forth certain information concerning stock options/SARs granted during 1996 to the Named Pinnacle Executives.


                                                 INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------------------------------------
                                                                                                       POTENTIAL
                                                                                                   REALIZABLE VALUE
                                                                                                   AT ASSUMED ANNUAL
                                                                                                    RATES OF STOCK
                                              NUMBER OF      % OF TOTAL                                  PRICE
                                              SECURITIES    OPTIONS/SARS   EXERCISE                APPRECIATION FOR
                                              UNDERLYING     GRANTED TO    OF BASE                    OPTION TERM
                                             OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   -----------------
NAME                            GRANT DATE     GRANTED      FISCAL YEAR     ($/SH)       DATE        5%       10%
------------------------------  ----------   ------------   ------------   --------   ----------   -------  --------
Richard L. Schanze ...........    07/96         9,500          13.33        21.16      07/17/01    $55,538  $122,724
  Chairman/CEO
Arnold L. Weaver .............    07/96         8,000          11.22        21.16      07/17/01     46,768   103,347
  President
Donald E. Radde ..............    07/96         7,000           9.82        21.16      07/17/01     40,922    90,428
  Exec. Vice President
David W. Kolhagen ............    07/96         6,500           9.12        21.16      07/17/01     37,999    83,969
  Senior Vice President/CFO


    The above listed stock options were granted pursuant to Pinnacle's Executive Long-Term Incentive Plan, which is administered by the Compensation Committee of the Pinnacle Board.

    PENSION PLAN. The following table shows estimated annual benefits payable upon retirement to, and credited years of services for, each of the Named Executive Officers.

                  ANNUAL BENEFIT PER YEARS OF SERVICE
------------------------------------------------------------------------
 ANNUAL COMP      15         20         25         30      MORE THAN 30
-------------  ---------  ---------  ---------  ---------  -------------
 $   125,000   $  30,744  $  40,992  $  51,241  $  61,489    $  61,489
 $   150,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   175,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   200,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   225,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   250,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   300,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   400,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   450,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614
 $   500,000   $  37,307  $  49,742  $  62,178  $  74,614    $  74,614

    The benefits shown above are payable in a straight-life annuity and are not offset by any other benefits, including Social Security. The final average annual compensation is determined under the defined benefit plan by the average of the five highest consecutive years of annual compensation (including salary and bonus payments) during the last ten years of employment, subject to a maximum of $150,000 for all years. As of December 31, 1996, Mr. Schanze had 21 years of credited service, Mr. Weaver had 20 years of credited service, Mr. Radde had 15 years of credited service, and Mr. Kolhagen had 16 years of credited service.

    EMPLOYMENT SEVERANCE COMPENSATION AGREEMENTS. Pinnacle and Pinnacle Bank have entered into "employment severance compensation agreements" with Messrs. Schanze, Weaver, Radde and Kolhagen (each, a "key manager"). Under the terms of these agreements, each key manager's annual salary is established by the Board of Directors of Pinnacle or Pinnacle Bank, and once such salary is established it may not be reduced without the consent of such key manager unless the reduction (i) is made pursuant to a general reduction in salaries for all similarly-situated officers, and (ii) is in an amount or percentage comparable to such general reduction.

    Under the employment severance compensation agreements, in the event there is a "change of control" and a key manager's employment is terminated, the key manager is entitled to be paid an amount equal to two times his annual base salary at the date of termination and an amount equal to two times the highest bonus paid to him in any one year during the most recent five-year period. Upon the occurrence of such events, a key manager is also entitled to (i) certain life, health and other insurance benefits, reimbursement of certain expenses (including reasonable travel expenses, and reasonable office and secretarial expenses), executive car benefits, and financial counseling, all for a period of two years after such termination, and (ii) reimbursement of reasonable outplacement costs and certain legal expenses.

    For purposes of the foregoing, a "change of control" shall have occurred if:
(i) Pinnacle and/or Pinnacle Bank sells substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) at least one-half of the outstanding corporate shares of Pinnacle and/or Pinnacle Bank are sold, exchanged or otherwise disposed of, in one transaction; (iii) Pinnacle and/or Pinnacle Bank elects to terminate its business or liquidate its assets; or (iv) there is a merger or consolidation of Pinnacle and/or Pinnacle Bank in a transaction in which the stockholders of Pinnacle and/or Pinnacle Bank receive less than 50% of the outstanding voting shares of the new or continuing corporation.

    OTHER COMPENSATION ARRANGEMENTS. Under Pinnacle Bank's Deferred Compensation Plan for Executive Officers, certain highly compensated employees of Pinnacle Bank or its affiliates may be granted certain awards of deferred compensation. These awards, which must be approved by the Board of Directors of Pinnacle Bank, may be granted annually. All awards remain the property of Pinnacle Bank until paid out. Awards, together with any accrued interest thereon, are to be distributed to a participant in annual installments over a ten-year period beginning on the January 1 following the calendar year in which such participant ceases to be an employee of Pinnacle Bank or its affiliates. (In the event of a participant's death the balance of his awards will be paid in full to his estate within 90 days of the date of his death.) These accounts are credited with interest at the end of each month at 110% of the rate then being paid on certain U.S. Treasury securities.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation policy of Pinnacle, as applicable to executive officers, is designed to assure Pinnacle's ongoing ability to attract, retain and motivate, while at the same time recognizing the contributions of those individuals upon whose judgment, efforts and results Pinnacle is largely dependent for its success and future. Pinnacle is cognizant of the fact it competes for qualified individuals at the local and regional levels and to a lesser degree, nationally. As a result, compensation for executive officers is monitored carefully.

    To assist in this process, the Compensation Committee reviews information from independent salary studies that include the financial industry and other industrial classifications.

    While Pinnacle and Pinnacle Bank establish objective annual goals in targeted areas such as asset growth, earnings, loan originations, etc. and progress toward these goals is reviewed, a specific "trigger level" is not required to be reached in each area.

    On a subjective basis, performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, the officer's leadership capacity and the officer's performance in any special projects which the officer may have undertaken. No formula was used to determine the Chief Executive Officer's, or other named executives', bonus or award of stock options. This was the fourth year stock options were awarded and the previous award schedule was taken into consideration while awarding 1996's stock options. In future years, if awards are granted, the Compensation Committee will take into consideration awards previously made to a potential recipient, the vesting schedule of such awards, and the number of awards outstanding in the aggregate to all recipients.

    In reviewing Mr. Schanze's total compensation, the primary focus of the Compensation Committee was on Pinnacle's performance in 1996, which met established goals. The Compensation Committee also considered Mr. Schanze's contributions to various non-quantifiable community improvement activities and the positive impact they have had upon Pinnacle and to various long-range initiatives impacting the future of Pinnacle, including the acquisition strategies currently in place.

    Members of the Compensation Committee:

       John D. Fetters       John P. Cunningham       Terrence A. Friedman

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the cumulative total shareholder return on Pinnacle's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Value Line Banks: Midwest Index for the periods shown.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           PINNACLE   STANDARD & POORS 500   VALUE LINE BANKS: MIDWEST
1991        $ 100.00               $ 100.00                   $ 100.00
1992        $ 182.07               $ 107.79                   $ 123.96
1993        $ 335.67               $ 118.66                   $ 125.32
1994        $ 222.25               $ 120.55                   $ 115.77
1995        $ 266.18               $ 166.78                   $ 175.24
1996        $ 361.64               $ 204.32                   $ 235.03

                             TOTAL RETURN ANALYSIS*

                                                           1991       1992       1993       1994       1995       1996
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Pinnacle...............................................     100.00     182.07     335.67     222.25     266.18     361.64
Standard & Poors 500...................................     100.00     107.79     118.66     120.55     166.78     204.32
Value Line Banks: Midwest..............................     100.00     123.96     125.32     115.77     175.24     235.03

------------------------

* Shows performance results through December 31, 1996 for Pinnacle Financial Services, Inc. Common Stock, Standard & Poor's 500, and Banks: Midwest assuming $100 was invested at the close of trading December 1991 and all dividends are reinvested. Source: Value Line, Inc.

INDEBTEDNESS OF MANAGEMENT

    Pinnacle Bank, like many financial institutions, has followed a policy of granting loans to eligible officers and directors. Any and all loans to officers and directors are made in the ordinary course of business in accordance with Pinnacle Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectibility or present other unfavorable features.

    The directors, officers and principal stockholders of Pinnacle and their associates may have had in the past, and expect to have in the future, transactions in the ordinary course of business with Pinnacle and its subsidiaries. Such transactions were, and are expected to be, on substantially the same terms as those prevailing at the time for comparable transactions with others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Pinnacle's directors and executive officers, and persons who own more than 10% of a registered class of Pinnacle's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Pinnacle Common Stock and other equity securities of Pinnacle. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish Pinnacle with copies of all Section 16(a) forms they file.

    To Pinnacle's knowledge, based solely on a review of the copies of such reports furnished to Pinnacle and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1996.

BENEFICIAL OWNERSHIP OF PINNACLE COMMON STOCK


    The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of Pinnacle Common Stock as of May 6, 1997 by (i) each person known by Pinnacle who is the owner of more than 5% of the outstanding shares of Pinnacle Common Stock, (ii) each person who is a director or an executive officer of Pinnacle, and (iii) all persons who are directors or executive officers of Pinnacle as a group.


                                                                      PERCENTAGE OF BENEFICIAL
NAME AND ADDRESS(1)                              NUMBER OF SHARES(2)        OWNERSHIP(2)
-----------------------------------------------  -------------------  -------------------------
Cyrus A. Ansary................................        1,188,954(3)                19.9%(3)

John P. Cunningham.............................               -0-                 *

Charles R. Edinger.............................           34,072(4)               *

John D. Fetters................................           31,864                  *

Terrence A. Friedman...........................           35,288                  *

David W. Kolhagen..............................           20,193(5)(6)             *

LeAnn Krokker..................................            9,261(5)(7)             *

John Newcomer..................................           12,148(5)(8)             *

Donald E. Radde................................           24,575(5)(9)             *

Richard L. Schanze.............................          281,504(3)(10)               4.7(3)

Kay F. Varga...................................            8,471                  *

Arnold L. Weaver...............................           34,138(5)(11)             *

Alton C. Wendzel...............................           84,724(12)                1.4(12)

All directors and executive officers of
  Pinnacle as a group (13 persons).............          576,238(13)                9.2(13)

------------------------

 (1) Unless otherwise noted, Pinnacle believes that all persons named in the table have (i) sole voting and investment power with respect to all shares of Pinnacle Common Stock owned by them, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership of such shares. The business address of Mr. Ansary is 1725 K Street, N.W., Suite 410, Washington, D.C. 20006. The business address of all other persons named in the table is 830 Pleasant Street, St. Joseph, Michigan 48085.


 (2) Number of shares and percentages with respect to beneficial ownership of Pinnacle Common Stock are based on ownership of Pinnacle Common Stock as of May 6, 1997, and have been calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act and assuming 5,980,320 shares of Pinnacle Common Stock are issued and outstanding. An asterisk indicates beneficial ownership of less than 1%.


 (3) Upon consummation of the IFC Merger, and assuming the CB Merger is NOT consummated, Mr. Ansary will own 1,197,953 (or 11.2%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of the CB Merger, and assuming the IFC Merger is NOT consummated, Mr. Ansary will own 1,188,954 (or approximately 16.5%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of both of the Mergers, Mr. Ansary will own 1,197,953 (or 9.9%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of the IFC Merger, and assuming the CB Merger is NOT consummated, Mr. Schanze will own 281,504 (or 2.6%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of the CB Merger, and assuming the IFC Merger is NOT consummated,

    Mr. Schanze will own 281,504 (or 3.9%) of the shares of Pinnacle Common Stock then issued and outstanding. Upon consummation of both of the Mergers, Mr. Schanze will own 281,504 (or 2.3%) of the shares of Pinnacle Common Stock then issued and outstanding. These numbers of shares and percentages have been calculated assuming (i) 5,980,320 shares of Pinnacle Common Stock are issued and outstanding immediately prior to the Mergers, (ii) 4,737,330 shares of IFC Common Stock are issued and outstanding immediately prior to the IFC Merger, (iii) 1,161,997 shares of CB Common Stock are issued and outstanding immediately prior to the CB Merger, (iv) 4,737,330 shares of Pinnacle Common Stock are issued in the IFC Merger, (v) not less than 1,262,157 shares and not more than 1,292,316 shares of Pinnacle Common Stock are issued in the CB Merger, (vi) 10,731,451 shares of Pinnacle Common Stock are issued and outstanding following the IFC Merger; (vii) not less than 7,242,477 shares and not more than 7,272,636 shares of Pinnacle Common Stock are issued and outstanding following the CB Merger; and (viii) not less than 11,993,608 shares and not more than 12,023,767 shares of Pinnacle Common Stock are issued and outstanding following both Mergers.

 (4) Includes 25,432 shares held jointly with spouse, 4,320 held by Mr. Edinger's spouse and 4,320 held by Mr. Edinger.

 (5) All shares are held jointly with spouse.

 (6) Includes 17,500 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (7) Includes 8,750 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (8) Includes 11,000 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

 (9) Includes 19,400 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(10) Includes 39,200 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(11) Includes 27,700 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

(12) Includes 78,972 shares of Pinnacle Common Stock held jointly with his spouse and 5,752 shares of Pinnacle Common Stock held by a corporation of which Mr. Wendzel is President.

(13) Includes 105,488 shares of Pinnacle Common Stock issuable upon exercise of options which are exercisable within 60 days.

OTHER MATTERS

    Pinnacle knows of no other matters to be brought before the Pinnacle Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the Pinnacle Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

                  INFORMATION REGARDING THE IFC ANNUAL MEETING

ELECTION OF DIRECTORS

    The IFC Board is composed of eight members. Approximately one-third of the directors are elected annually. Directors of IFC are generally elected to serve for a three-year term or until their respective successors have been elected and qualified.

    The table below sets forth certain information, as of the record date for the IFC Annual Meeting, regarding the composition of the IFC Board, including their terms of office. It is intended that the proxies solicited on behalf of the IFC Board (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the IFC Annual Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the IFC Board may recommend. At this time, the IFC Board knows of no reason why any of the nominees might be unable to serve, if elected. Except as otherwise discussed herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. If the IFC Merger is approved by the stockholders of IFC and Pinnacle the composition of the Board of Directors of the combined corporation will be as discussed under "MANAGEMENT AND OPERATIONS AFTER THE MERGER--Directors" in this Joint Proxy Statement/Prospectus.


                                                                                                          SHARES OF
                                                                                                         COMMON STOCK
                                                                               DIRECTOR      TERM TO     BENEFICIALLY   PERCENT OF
NAME                            AGE             POSITIONS HELD IN IFC            SINCE       EXPIRE        OWNED(1)        CLASS
--------------------------      ---      -----------------------------------  -----------  -----------  --------------  -----------

                                                             NOMINEES

Peter R. Candela..........          58   Director, President and Chief              1987         2000        103,864         *
                                           Operating Officer

John R. Poncher, M.D......          66   Director                                   1987         2000         36,591         *

Byron Smith III...........          48   Director                                   1987         2000         32,725         *

                                                  DIRECTORS CONTINUING IN OFFICE

Donald A. Lesch...........          46   Chairman of the Board and Chief            1990         1999         76,876         *
                                           Executive Officer

Philip A. Maxwell.........          62   Director                                   1987         1999         63,589         *

Barbara A. Young..........          47   Director                                   1990         1999         46,526         *

James E. Hutton...........          58   Director                                   1987         1998         55,559         *

Fred A. Wittlinger........          55   Director                                   1992         1998         53,619         *


------------------------

 *  Less than one percent.


(1) Includes shares held directly, as well as an aggregate of 115,251 shares which are subject to immediately exercisable options and options exercisable within 60 days of the record date for the IFC Annual Meeting, under IFC's Stock Option Plan, shares held in retirement accounts or by certain members of the named individual's family or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or investment power. The above named individuals held exercisable options and options exercisable within 60 days of the Voting Record Date as follows: Chairman Lesch--30,450 shares; Director Maxwell--7,125 shares; Director Young--25,126 shares; President Candela--6,450 shares; Director Poncher--6,725 shares; Director Smith--7,125 shares; Director Hutton--7,125 shares; and Director Wittlinger--25,125 shares.

    The business experience of each of the directors of IFC for at least the past five years is as follows:

    DONALD A. LESCH. Effective June 1, 1993, Mr. Lesch became a full-time, salaried Chairman of the Board of IFC and IndFed Bank. He became Chief Executive Officer of both entities in 1996. Prior thereto, Mr. Lesch was an investor and consultant to Gough and Lesch Development Corporation, a real estate development company located in Merrillville, Indiana.

    PHILIP A. MAXWELL. Mr. Maxwell has been a self-employed farmer in Valparaiso, Indiana since 1959.

    BARBARA A. YOUNG. Since January 1, 1994, Ms. Young has served as President of Benchmark LTD, a real estate development company located in Valparaiso, Indiana. Prior thereto, Ms. Young was an attorney with the law firm of Hoeppner, Wagner & Evans, located in both Valparaiso and Merrillville, Indiana.

    PETER R. CANDELA. From 1985 to 1996, Mr. Candela served as President, Chief Executive Officer and Director of IFC and IndFed Bank. In 1996, Mr. Candela became the Chief Operating Officer of both entities. Since 1973, Mr. Candela held a variety of positions with IndFed Bank including Senior Vice President and Chief Financial Officer.

    JOHN R. PONCHER, M.D. Dr. Poncher is a physician engaged in the private practice of medicine in Valparaiso, Indiana.

    BYRON SMITH III. Mr. Smith is the President of Smith Ready Mix, Inc., a concrete producer located in Valparaiso, Indiana.

    JAMES E. HUTTON. Since June 1993, Mr. Hutton has served as Vice President in charge of operations for Burrell Professionals Labs, Inc., a professional photo processing company with operations throughout the United States. Prior thereto, Mr. Hutton was Managing Partner of the Northern Indiana office of Geo.
S. Olive and Co., an accounting firm. Mr. Hutton is a certified public accountant.

    FRED A. WITTLINGER. Since 1988, Mr. Wittlinger has served as President and Chief Executive Officer of United Consumers Club, Inc., a consumer buying club franchising corporation located in Merrillville, Indiana.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    Meetings of the IFC Board are generally held as required. During 1996 the IFC Board held 15 meetings. No director attended fewer than 75% of the total number of meetings of the IFC Board held during 1996 and the total number of meetings held by all IFC Board committees on which any such director served during 1996.

    The IFC Board has standing Nominating, Audit and Personnel Committees, the functions and composition of which are set forth below.

    The Nominating Committee consists of the entire IFC Board. The Nominating Committee did not meet during 1996. The Nominating Committee recommends to the IFC Board nominees for election as directors, as well as nominees to fill any vacancies which may exist on the IFC Board. The Nominating Committee will consider nominees recommended by others; however, it has not actively solicited nominations nor established any procedures for this purpose. Pursuant to IFC's Bylaws, nominations must be delivered in writing to the Secretary of IFC at least 15 days prior to the date of the annual meeting.

    IFC's Audit Committee reviews audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. The Audit Committee also approves the accounting firm selected by management to perform IFC's annual audit and acts as the liaison between the auditors and the IFC Board. Members of the Audit Committee include Directors Hutton (Chairman), Maxwell, Smith, Young, Candela (ex officio) and Lesch (ex officio). The Audit Committee met four times during 1996.

    IndFed Bank's Personnel Committee, which acts as the compensation committee of IFC and IndFed Bank, is responsible for making recommendations to the IFC Board with respect to salaries for the President and senior officers, as well as fees for services on the IFC Board and its committees. During 1996, the Personnel Committee was composed of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). This committee held one meeting during 1996.

DIRECTOR COMPENSATION AND BENEFITS

    DIRECTORS FEES. Each non-employee director of the IFC Board (each of whom is also a director of the IndFed Bank Board) was paid an annual fee during 1996 of $11,850 for serving on the IFC Board and the IndFed Bank Board, except for Directors Smith and Hutton, Secretary and Vice Chairman, respectively, of the IFC Board and the IndFed Bank Board. During 1996, Messrs. Smith and Hutton received an annual fee of $14,250, of which $10,950 was paid by IndFed Bank and the remainder of which was paid by IFC. All other non-employee directors received $8,550 of their annual fee from IndFed Bank and the remaining balance from IFC. Each non-employee director is also paid $150 for each IFC or IndFed Bank committee meeting attended. IFC and IndFed Bank each pay their own fees to directors for services on their respective Board committees.

    DIRECTORS STOCK OPTION PLAN AWARDS. The IFC Stock Option Plan provides for the granting of formula awards to directors of IFC. The director awards are part of a policy adopted in 1993 by IndFed Bank's Personnel Committee relating to the granting of awards to directors, executive officers and certain key employees under the IFC Stock Option Plan, to be carried out by the Stock Option Committee. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the IFC Board, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate.

    The IFC Stock Option Plan provides for an annual base award of 3,000 option shares to each non-employee director. The actual amount each director will receive is determined under the formula so that non-employee directors will receive a minimum of 1,500 shares and a maximum of 4,500 shares, subject to IFC achieving a return on equity of at least 10% and a return on assets of at least
 .80%. Pursuant to the formula award provision of the IFC Stock Option Plan, no options were granted during 1996.

    DIRECTORS DEFERRED COMPENSATION AGREEMENTS. IFC has entered into a Director Deferred Compensation Agreement ("DDCA") with five of its non-employee directors. The DDCAs are unfunded, non-qualified agreements which provide for retirement, death and disability benefits for the participants and their designated beneficiaries. Under the DDCAs, each non-employee director may, for a period of five years, make an annual election to defer receipt of all or a portion of his or her monthly director fees into a Guaranteed Investment Contract ("GIC") Account and/or a Phantom Unit Account.

    Deferred amounts allocated to the GIC Account will be credited with interest at the rate of .667% per month. Deferred amounts allocated to the Phantom Unit Account are used to "purchase" Phantom Units, each representing a share of IFC Common Stock, at the market price of IFC Common Stock on the date of the deferral election. Phantom Units are credited with the dividends that are received by the holders of IFC Common Stock, and are adjusted for any stock splits or similar events affecting the IFC Common Stock generally. Directors do not have the option to receive dividends in cash, but may elect to reinvest such dividends in Phantom Units or in a GIC Account. Upon termination of the director's service, the Phantom Units are deemed to be sold, and the proceeds of such sale are distributed to the director in cash pursuant to the payment provisions of the DDCAs.

    At normal retirement (age 65), each director will be entitled to receive over a 15-year period his or her accrued benefit, which is determined by annuitizing such benefit over the payment period using a monthly interest factor of .833%. The DDCAs also provide for disability and death benefits, including a $10,000 burial expense payment. Until disbursed, the amounts directed to be deferred are subject to the claims of general creditors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Personnel Committee, which acts as the compensation committee for IFC and IndFed Bank, is comprised of Directors Smith (Chairman), Hutton, Poncher, Young, Lesch (ex officio) and Candela (ex officio). During 1996, Mr. Lesch served as the Chairman of the Board and Chief Executive Officer of IFC and IndFed Bank and Mr. Candela served as President and Chief Operating Officer of IFC and IndFed Bank.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth information concerning the compensation paid or granted to IFC's Chief Executive Officer and President. No other executive officer of IFC was paid or granted compensation in excess of $100,000 during 1996. IFC has not granted any stock appreciation rights to date.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION
                                                                                                    AWARDS
                                                          ANNUAL COMPENSATION              ------------------------
                                              -------------------------------------------   RETRICTED   SECURITIES
                                                                           OTHER ANNUAL       STOCK     UNDERLYING     ALL OTHER
                                                                           COMPENSATION     AWARD(S)      OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR       SALARY($)    BONUS($)(1)       $(2)            ($)          (#)           ($)
---------------------------------  ---------  -------------  -----------  ---------------  -----------  -----------  -------------
Donald A. Lesch .................       1996  $  168,427         --             --             --            3,000    $   9,000(4)
  Chairman of the Board and Chief       1995     139,992         --             --             --           27,000        8,400
  Executive Officer                     1994     119,996      $  18,099         --             --            4,500       12,924

Peter R. Candela, ...............       1996  $  160,008(3)      --             --             --            3,000    $  10,500(4)
  President                             1995     160,008(3)      --             --             --            3,000       11,100
                                        1994     156,504(3)   $  18,880         --             --            4,500       17,366

------------------------

(1) Paid pursuant to IFC's Incentive Compensation Plan. See "--Bonus Awards for 1996."

(2) Messrs. Lesch and Candela did not receive any additional benefits or perquisites which, in the aggregate, exceeded the lesser of 10% of their salary and bonus or $50,000.

(3) Includes $11,400 in compensation deferred pursuant to Mr. Candela's Executive Deferred Compensation Agreement. Under the agreement, Mr. Candela has elected to defer 100% of the portion of his annual salary which equals the annual base Board fees received by non-employee Directors of IndFed Bank for attendance at regular Board meetings. Additional terms of Mr. Candela's agreement are substantially similar to those for IFC's directors. See "--Directors Deferred Compensation Agreements" above.

(4) Represents IndFed Bank's 1996 contributions to the Employee Stock Ownership Plan of $9,000 and $9,000 and to IndFed Bank's 401(K) plan of zero and $1,500 to Messrs. Lesch and Candela, respectively.

    The following table sets forth certain information with respect to the number and value of stock options held by the named executive officers at December 31, 1996. To date, no stock appreciation rights have been granted by IFC.

    AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                    SHARES                      OPTIONS AT FY-END(#)              FY-END($)
                                  ACQUIRED ON     VALUE     ----------------------------  --------------------------
NAME                              EXERCISE(#)  REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
--------------------------------  -----------  -----------  -----------  ---------------  -----------  -------------
Donald A. Lesch.................      --           --           30,450          7,800      $  59,944    $    36,037

Peter R. Candela................      15,001    $ 229,766        6,450          7,800      $  35,306    $    36,037

    EMPLOYMENT AGREEMENTS. IndFed Bank has entered into employment agreements with both Messrs. Lesch and Candela which provide for an annual base salary in an amount not less than such individual's current salary. The agreements were initially for a term of three years each and provide for extensions of one year at the end of each year (in addition to the then-remaining term under the agreement) upon the review and at the discretion of the Board of Directors of IndFed Bank. Upon review of the employment agreements for the year ended December 31, 1996, the IndFed Bank Board elected not to extend the terms of such agreements for Messrs. Lesch and Candela; accordingly, Messrs. Lesch and Candela now have two years remaining on their current employment agreements.

    The employment agreements provide for termination upon such individual's death, disability, for cause or in certain events specified by regulations of IndFed Bank's primary regulator, the United States Office of Thrift Supervision. The employment agreements are terminable by Messrs. Lesch and Candela upon 90 days' notice to IndFed Bank. The agreements each provide for payment to Messrs. Lesch and Candela of 299% of their "base amount" of compensation (as defined under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) in the event there is a change in control of IFC or IndFed Bank, where employment terminates involuntarily in connection with such a change in control or within 12 months thereafter. Such termination payment is provided on a similar basis in connection with the voluntary termination of employment, where the change in control was at any time or at any price opposed by IFC's Board of Directors. Assuming a change in control were to take place as of December 31, 1996, the aggregate amounts payable to Messrs. Lesch and Candela pursuant to this change in control provision would be approximately $568,100 and $478,400, respectively. The agreements also provide, among other things, for participation in an equitable manner in employee benefits applicable to executive personnel.


    EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENTS. IFC and IndFed Bank have entered into Executive Supplemental Retirement Income Agreements ("IFC ESRIAs") with Messrs. Lesch and Candela, as well as with certain other key officers. The IFC ESRIAs are unfunded, non-qualified agreements which provide for an annual benefit to each executive of an amount generally equal to a stated percentage (of between 15% and 45%) of the executive's highest five-year average "base compensation" (which includes salary, but excludes bonuses and fringe benefits) paid by IFC and/or IndFed Bank, to be paid over a 15-year period. The IFC ESRIAs also provide for disability and death benefits, including a $10,000 burial expense payment. In addition, the IFC ESRIAs for Mr. Candela and Mr. Lesch provide that they will be eligible to receive their full supplemental benefit in the event they involuntarily terminate their employment with IndFed Bank and/or IFC prior to reaching retirement age. Until disbursed, the amounts payable under the IFC ESRIAs are subject to the claims of general creditors. Assuming Messrs. Lesch and Candela were involuntarily terminated from the employment of IFC or IndFed Bank as of December 31, 1996, they would have been eligible to receive, at normal retirement, an annual benefit of approximately $145,000 and $63,000, respectively, under their IFC ESRIA. The annual benefit upon retirement at normal retirement age payable to each such individual under their IFC ESRIA is estimated, based on assumed salary increases, to be approximately $145,000 and $63,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Personnel Committee (the "Committee") has furnished the following report on executive compensation:

    COMPENSATION POLICIES. Under the supervision of the IFC Board, IFC has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of IFC, and thus shareholder value, by aligning closely the financial interests of IFC's employees, including its President, Chairman of the Board and IFC's other senior management, with those of its shareholders. With regard to compensation actions affecting the President, the Executive Committee of the IFC Board, consisting of the members of the Committee, as well as all of the non-employee members of the IFC Board, acted as the approving body.

    The executive compensation program of IFC is designed to:

    - Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

    - Motivate employees to assume increased responsibility and reward them for their achievement;

    - Provide compensation opportunities that are comparable to those offered by other leading companies, allowing IFC to compete for and retain talented executives who are critical to IFC's long-term success; and

    - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of IFC Common Stock.

    At present, the executive compensation program is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock, and miscellaneous benefits typically offered to executives by major corporations. Annual base salaries for all executive officers are generally set somewhat below competitive levels so that IFC relies to a large degree on annual and longer term incentive compensation to attract and retain corporate officers and other employees and to motivate them to perform to the full extent of their abilities. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent consultant's survey of salary competitiveness of other financial institutions. The Committee intends to be advised periodically by independent compensation consultants concerning salary competitiveness.

    As to Messrs. Lesch and Candela, as well as the other executive officers, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on IFC performance incentives rather than on salary. Reliance on IFC performance causes greater variability in the individual's total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, IFC believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

    SALARIES. Effective June 6, 1996, the IFC Board, acting on the recommendation of the Committee, increased the base salary of Mr. Lesch. The increase reflected consideration of competitive data provided by an independent consulting firm, the Committee's and the IFC Board's assessment of Mr. Lesch's performance over the year and increased responsibilities received in the management realignment which occurred during 1996. No other salary increases were granted to executive officers in 1996.

    STOCK OPTION AWARDS. IFC's Stock Option Plan is designed to align a significant portion of the executive compensation program with shareholder interests. IFC's Stock Option Plan, which was approved by shareholders in 1987, as amended and approved by shareholders in 1993, provides for the granting of stock-based awards. To date, the only type of award granted under the Stock Option Plan to executive officers and other key employees consists of stock options.

    In 1993, the Committee adopted a policy relating to the granting of awards to directors, executive officers and certain key employees under IFC's Stock Option Plan, to be carried out by the Stock Option Committee, consisting of Directors Poncher (Chairman), Maxwell and Smith. Under this policy, awards may be granted to plan participants by the Stock Option Committee utilizing objective criteria adopted by the Personnel Committee and approved by the IFC Board, after taking into account the practices of other publicly traded financial institutions and such other factors as deemed appropriate. The formula adopted is based on a plan participant's grade level and IFC's return in equity and return on assets for each fiscal year. Plan participants may receive a base award of stock options covering between 1,000 and 6,000 shares for each year in which IFC's return on equity is 12%. The participant's base award may be increased or decreased by 25% for each 1% change in return on equity above or below 12%, to a minimum suggested award of 50% of the base award or to a maximum of 150% of the base award. In addition, under the formula, no awards under the Stock Option Plan will be granted in any year in which IFC does not achieve a return on equity of at least 10% and a return on assets of at least .80%. Pursuant to the formula award provision of IFC's Stock Option Plan, no stock options were granted during 1996.

    In 1993, Section 162(m) was added to the Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as IFC. Section 162(m) applies to all remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Because the current compensation of each of IFC's executive officers is below the $1 million threshold, IFC has not yet considered its policy regarding this provision.

JOHN R. PONCHER, M.D.       JAMES E. HUTTON        DONALD A. LESCH (EX OFFICIO)
BARBARA A. YOUNG            BYRON SMITH III        PETER R. CANDELA (EX OFFICIO)

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on IFC Common Stock against the cumulative total return of Media General's Composite S&L Index and the Nasdaq Market Index for the period of five years commencing January 1, 1992 and ended December 31, 1996. The graph assumes a $100 investment on January 1, 1992 and the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              IFC      S&L INDEX    NASDAQ INDEX
12/31/91     $100.00      $100.00         $100.00
12/31/92      146.62       132.76          100.98
12/31/93      205.77       164.62          121.13
12/31/94      238.04       157.68          127.17
12/31/95      327.33       249.75          164.96
12/31/96      359.38       325.95          204.98

                                                  12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                                                  ---------  ---------  ---------  ---------  ---------  ---------
IFC.............................................  $  100.00  $  146.62  $  205.77  $  238.04  $  327.33  $  359.38
S&L Index.......................................     100.00     132.76     164.62     157.68     249.75     325.95
Nasdaq Index....................................     100.00     100.98     121.13     127.17     164.96     204.98

INDEBTEDNESS OF MANAGEMENT

    IndFed Bank, like many financial institutions, has followed a policy of granting loans to eligible officers and directors. Any and all loans to officers and directors are made in the ordinary course of business in accordance with IndFed Bank's standard underwriting practices and procedures, were all made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as these prevailing at the time for comparable transactions with other persons, and did not include more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires IFC's directors and executive officers, and persons who own more than 10% of a registered class of IFC's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of IFC Common Stock and other equity securities of IFC. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish IFC with copies of all Section 16(a) forms they file.

    To IFC's knowledge, based solely on a review of the copies of such reports furnished to IFC and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1996, except for executive officer George Eberhardt who inadvertently failed to file on a timely basis a Form 4 in October 1996 reporting his obligation to transfer IFC Common Stock pursuant to an agreement entered into in September 1996. A Form 4 was subsequently filed in March 1997 upon the physical transfer of such shares.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

    The IFC Board has renewed IFC's arrangement for Ernst & Young LLP to be its independent auditors for the year ending December 31, 1997, subject to the ratification of the appointment by IFC's stockholders. A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE IFC BOARD RECOMMENDS THAT THE IFC STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS IFC'S AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.

OTHER MATTERS

    IFC knows of no other matters to be brought before the IFC Annual Meeting other than those referred to in this Joint Proxy Statement/Prospectus, but if any other business should properly come before the IFC Annual Meeting, the persons named in the proxy, or authorized substitutes, intend to vote in accordance with their best judgment.

                        CERTAIN INFORMATION REGARDING CB

DIRECTORS OF CB

    The Board of Directors of CB presently consists of seven directors. Each of the seven members of the Board of Directors of CB also presently serves as a director of Community Bank. Directors are elected for staggered terms of three years each, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

    The following table sets forth, as of the date of this Joint Proxy Statement/Prospectus, the names of the directors of CB, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of Community Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of CB expire and the amount of CB Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group.

                                                                                              SHARES OF CB
                                                                             EXPIRATION OF    COMMON STOCK     OWNERSHIP AS
NAME AND PRINCIPAL OCCUPATION                                    DIRECTOR       TERM AS       BENEFICIALLY      PERCENT OF
AT PRESENT AND FOR THE PAST FIVE YEARS                 AGE       SINCE(1)      DIRECTOR        OWNED(2)(3)         CLASS
-------------------------------------------------      ---      -----------  -------------  -----------------  -------------
Joseph F. Heffernan .............................          61         1989          1999           60,587(4)(  (6)        5.14%
  Chairman of the Board, President and CEO of CB;
  served as President of Community Bank since
  1989.

Robert V. Ott ...................................          69         1973          1999           12,408(7)          1.06
  Realtor and Real Estate Appraiser and Owner of
  Ott Realty and Appraisal Co.

James J. Broad ..................................          57         1992          1999           10,300            *
  President and Chairman of the Board of Imperial
  Steel Tank Company, Chicago, Illinois. Also
  part owner and director of Three Oaks Ford
  Mercury, Three Oaks, Michigan.

Marvin L. Kominiarek, Jr. .......................          59         1971          1998           27,291(4)(  (6)        2.38%
  Divisional President-Financial Services,
  Incorporated. Prior to joining Financial
  Services, Incorporated, Mr. Kominiarek was part
  owner of Kominiarek and Greing Insurance, an
  insurance brokerage firm in Michigan City,
  Indiana.

Jon R. Bausback .................................          57         1979          1998           20,040(7)(8)        1.71
  Optometrist practicing in Michigan City.

Ken O. Fryer ....................................          72         1969          1997           12,081(7)          1.04
  Architect and owner of Ken Fryar Associates, an
  architectural firm and Ken Fryar Builders,
  Inc., a construction firm.

J. Patrick Smith ................................          65         1974          1997           12,040(7)(8)        1.03
  Attorney in private practice in LaPorte,
  Indiana

All Directors and executive officers as a group
  (10 persons)...................................                                                 207,965(9)         16.92%

--------------------------

 *  Less than 1.0% of CB's voting stock.

(1) Includes years of service as a director of Community Bank.

(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported.

(3) All shares and percentage amounts reflect a two-for-one stock split effected in the form of a stock dividend in February 1994.

(4) Includes 1,926 and 963 shares awarded to Messrs. Heffernan and Kominiarek, respectively, under the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Officers and Employees ("MRPs"), which vest at an annual rate of 20% of the original number of shares awarded commencing on December 23, 1993, as to which voting may be directed by Messrs. Heffernan and Kominiarek.

(5) Includes 16,438 and 8,733 and 2,568 shares, which may be acquired through the exercise of stock options granted to Messrs Heffernan and Kominiarek and to Mr. Kominiarek's wife, respectively, under the CB Bancorp, Inc. 1992 Incentive Stock Option Plan ("CB Option Plan"), which are currently exercisable. Does not include 4,110 and 2,183 and 642 shares awarded to Messrs Heffernan and Kominiarek and to Mr Kominiarek's wife, respectively, under the Option Plan, which are not presently exercisable and vest at an annual rate of 20% of the original amount granted beginning December 23, 1993.

(6) Includes 4,996 and 895 shares allocated under the CB ESOP to the accounts of Messrs. Heffernan and Kominiarek, respectively.

(7) Includes 963 shares granted to each outside director of CB with a minimum of ten years of service as a director of Community Bank under the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Outside Directors ("DRPs") which vest at an annual rate of 20% of the original number granted commencing on the date of grant (December 23,1992), as to which each participant presently has voting power.

(8) Includes 9,632 shares subject to options granted to Messrs. Smith and Bausback under the CB Bancorp, Inc. 1992 Stock Option Pian for Outside Directors ("CB Directors' Option Plan"), which are currently exercisable.

(9) Includes 8,665 shares (including 4,813 shares set forth in footnotes 4 and 7 above) subject to Awards under the MRPs and DRPs and as to which voting may be directed; 67,294 shares subject to options under the CB Option Plan and CB Directors Option Plan which are currently exercisable (including 47,003 shares set forth in footnotes 5 and 8 above); and 19,421 shares held for executive officers in the aggregate under the CB ESOP.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During fiscal 1996, the CB Board held twelve regular meetings. All directors attended at least 75% in the aggregate of the total number of CB Board meetings held and meetings of the committees on which they served during fiscal 1996.

    The Boards of Directors of CB and Community Bank maintain committees, the nature and composition of which are described below:

    The Executive Committee consists of Messrs. Heffernan, Kominiarek and Ott. This committee generally meets twice a month to approve and/or review loans and generally exercises most powers of the CB Board in intervals between meetings of the CB Board. This committee met 23 times in fiscal 1996.

    The Audit Committee consists of Messrs. Broad (Chairman), Bausback and Smith. The Audit Committee reviews the audited financial statements and meets with CB's and Community Bank's independent auditors. This committee met 2 times in fiscal 1996.

    Community Bank's Salary Review and Personnel Committee, consisting of Messrs. Bausback, Broad, Fryar and Heffernan (Ex Officio), establishes compensation for Community Bank's executive officers and other employees.

    Community Bank's Interest Rate Risk/Business Plan Committee consists of Messrs. Heffernan, Kominiarek and Ott and is responsible for supervising Community Bank's Business Plan and for establishing and monitoring Community Bank's Asset/Liability management policies and practices.

    CB's nominating committee for the 1996 Annual Meeting of Stockholders of CB consisted of Messrs. Fryar, Kominiarek and Smith. The committee considers and recommends the nominees for director to stand for election at CB's annual meeting of stockholders. The nominating committee met one time in fiscal 1996.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table shows, for the fiscal years ended March 31, 1996, 1995 and 1994, the cash compensation paid by Community Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer (the "Named Executive Officer"). No other executive officer of CB or Community Bank received an amount in salary and bonus in excess of $100,000 in fiscal 1996. Other than certain directors' fees, CB did not pay any cash compensation to any individual during fiscal 1996.

                                                                                        LONG TERM COMPENSATION
                                                                                --------------------------------------
                                                                                         AWARDS
                                                                                ------------------------
                                                                                             SECURITIES
                                               ANNUAL COMPENSATION                           UNDERLYING     PAYOUTS
                                   -------------------------------------------   RETRICTED    EXERCISED   ------------
                                                                OTHER ANNUAL       STOCK      OPTIONS/      ALL LTIP
NAME AND PRINCIPAL                                              COMPENSATION     AWARD(S)       SARS        PAYOUTS
POSITION              FISCAL YEAR  SALARY($)(1)   BONUS($)(2)       $(3)         ($)(4)(5)     (#)(6)         ($)
--------------------  -----------  -------------  -----------  ---------------  -----------  -----------  ------------

Joseph F.                   1996   $  131,401      $  --          $  --          $  --        $  --       $    --
  Heffernan ........        1995      121,684         --          $  --          $  --        $  --       $    --
  Chairman of the           1994      111,025         --                153         --           --            --
  Board, President
  and CEO

                        ALL OTHER
NAME AND PRINCIPAL    COMPENSATION
POSITION                 ($)(7)
--------------------  -------------
Joseph F.              $  33,705
  Heffernan ........      21,669
  Chairman of the         12,404
  Board, President
  and CEO

--------------------------

(1) Includes director's fees for CB and Community Bank.

(2) No bonus was paid or accrued in fiscal 1996, 1995 or 1994.

(3) For fiscal years ended March 31, 1996, 1995 and 1994, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the years; (b) payments of earnings with respect to long term incentive plans prior to settlement or maturation; (c) tax payment reimbursements; or (d) preferential discounts on stock.

(4) The dollar value of shares awarded to Mr. Heffernan pursuant to the Community Bank, A Federal Savings Bank Recognition and Retention Plans and Trusts for Officers and Employees ("MRP") is based on the initial public offering price of the common stock of 55.00 per share (as adjusted for the 2-for-1 stock split). Such awards vest in equal installments at a rate of 20% per year commencing on December 23, 1993. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). 5,778 shares granted under the MRP to Mr. Heffernan have vested.

(5) All share and share price disclosures reflect CB's two-for-one stock split distributed on February 9, 1994.

(6) The Company maintains the CB Option Plan for the benefit of officers and key employees. Options granted pursuant to the CB Option Plan vest at a rate of 20% per year beginning one year from the date of grant (December 23, 1992). At the Record Date, 12,329 options granted to Mr. Heffernan under the CB Option Plan had vested. Options granted include limited rights.

(7) Represents shares allocated to the CB ESOP at market value on the allocation date of December 31, 1995 of $33,705 for Mr. Heffernan. As of March 31, 1996, three allocations have been made to each participant's CB ESOP account.

    EMPLOYMENT AGREEMENTS. CB and Community Bank have entered into employment agreements with Mr. Heffernan, who is sometimes referred to herein as the "executive." These employment agreements are intended to ensure that CB and Community Bank will be able to maintain a stable and competent management base.

    The employment agreements with CB and Community Bank provide for a three-year term. Commencing on the first anniversary date and continuing each anniversary date thereafter, the respective Boards of Directors may extend the agreements for an additional year so that the remaining terms shall be three years. The agreements provide that the executive's base salary will be reviewed annually. In addition to the base salary, the agreements provide for, among other things, disability pay, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by CB and Community Bank for cause at any time. In the event CB and Community Bank choose to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from CB and Community Bank upon (i) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment, (ii) liquidation or dissolution of CB and Community Bank, or (iii) a breach of the agreement by CB and Community Bank, the executive, or in the event of death, his beneficiary, would be entitled to severance pay or liquidated damages in an amount equal to the salary to which he would be entitled for the remaining term of the agreement. The agreements provide that the failure to re-elect the executive to his current offices or to nominate the executive to the board of directors shall constitute an event of termination.

    If termination as described above follows a change in control of CB and Community Bank, the executive or, in the event of death prior to payment, his beneficiary, would be entitled to a severance payment equal to three times his average annual compensation over the past three years of employment with CB and Community Bank. CB and Community Bank would also continue the executive's life, health and disability coverage for the remaining unexpired term of the agreements. The employment agreements contain a provision to the effect that if, in the event of a change in control, the aggregate payments under the agreements would constitute an excess parachute payment under Section 280G of the Code (which imposes an excise tax on the recipient and denial of the deduction for such excess amounts to the employer). payments under the agreements shall be reduced to one dollar below the amount which would trigger an excise tax under
Section 280G. Payments to the executive under Community Bank's agreement are guaranteed by the Company in the event that payments or benefits are not paid by Community Bank.

    For purposes of the employment and change in control agreements and the stock option plans described herein, a "change in control" generally means the acquisition by any person or group of persons of 25% or more of CB's or Community Bank's outstanding securities, a change in the incumbent boards of directors such that incumbent members (which includes members approved by incumbent members) cease to constitute a majority of the respective boards, or a transaction in which Community Bank or CB is not the surviving institution.

    In the event of a change in control based upon the past fiscal year's compensation, the executive would be entitled to receive a severance payment of $364,110 in addition to other non-cash benefits provided under the employment agreements.

    STOCK OPTION PLAN. The Company maintains the CB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "CB Option Plan"). There were no grants to the Named Executive Officer under the Option Plan during the fiscal year ended March 31, 1996.

    The following table provides certain information with respect to the number of shares of CB Common Stock represented by outstanding stock options held by the Named Executive Officer as of March 31, 1996. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of existing stock options and the fiscal year-end price of CB Common Stock. No options were exercised by the Named Executive Officer during fiscal 1996.

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                                      VALUE OF UNEXERCISED
                                                       NUMBER OF SECURITIES               IN-THE-MONEY
                                                          OPTIONS/SARS AT            OPTIONS/SARS AT FISCAL
                                                       FISCAL YEAR-END(#)(1)             YEAR-END($)(2)
NAME                                                  EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----------------------------------------------------  -----------------------  -----------------------------------

Joseph F. Heffernan.................................         12,329/8,219             $    160,277/$106,842

------------------------

(1) Based upon $18.00, the closing bid price of CB Common Stock as reported on the Nasdaq Small-Cap Market on March 31, 1996. The exercise price of the options is $5.00.

(2) Options are subject to limited rights (SARs) pursuant to which the options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of CB or Community Bank. Upon the exercise of limited rights, the optionee would receive cash payments equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of CB Common Stock on the date the limited rights is exercised.

INDEBTEDNESS OF MANAGEMENT

    The FIRREA requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of Community Bank's capital or surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. Community Bank's policy regarding loans to directors and executive officers is in accordance with the requirements of the FIRREA. At March 31, 1996, all outstanding loans made by Community Bank to directors and executive officers and members of their immediate families had been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires CB's directors and executive officers, and persons who own more than 10% of a registered class of CB's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of CB Common Stock and other equity securities of CB. Officers, directors and greater than 10% shareholders are required by the Commission regulation to furnish CB with copies of all
Section 16(a) forms they file. To CB's knowledge, based solely on a review of the copies of such reports furnished to CB and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with during the year ended December 31, 1996.

BENEFICIAL OWNERSHIP OF CB COMMON STOCK


    The following table sets forth information provided by the persons indicated with respect to the beneficial ownership (as defined under applicable rules of the Commission) of shares of CB Common Stock as of May 6, 1997 by (i) each person known by CB who is the owner of more than 5% of the outstanding shares of CB Common Stock, (ii) each person who is a director or an executive officer of CB, and (iii) all persons who are directors or executive officers of CB as a group.

                                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP  PERCENT OF CLASS
--------------------------------------------------------------------------  --------------------  -----------------

Community Bank, A Federal Savings Bank, Employee .........................       86,864(1)                 7.43%
  Stock Ownership Plan and Trust
  126 E. Fourth Street
  Michigan City, Indiana 46360

First Manhattan Co.(2) ...................................................       93,500(2)                 8.05
  437 Madison Avenue
  New York, New York 10022

John Hancock Advisers, Inc. ..............................................       107,870(3)                7.90
  c/o John Hancock Mutual Life
  Insurance Company
  P.O. Box 111
  Boston, MA 02117

------------------------

(1) The CB ESOP holds 86,864 shares, of which 37,103 shares have been allocated to employees with the remaining shares unallocated. Directors administer the CB ESOP as a committee (the "CB ESOP Committee"). Craig Braje, Esq., an unaffiliated person, has been appointed as the trustee for the CB ESOP ("CB ESOP Trustee"). The CB ESOP Trustee, subject to his fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Under the CB ESOP, unallocated shares held in the suspense account will be voted by the CB ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants so long as such vote is in accordance with the provisions of Employee Retirement Income Security Act of 1974.

(2) Information is based on the February 5, 1997 Schedule 13G filed by First Manhattan Co.

(3) Information is based on the February 3, 1997 Schedule 13G filed by John Hancock Advisors, Inc.

                                 LEGAL MATTERS

    The legality of the Pinnacle Common Stock to be issued in connection with the Mergers, and certain other legal matters, will be passed upon by Miller, Canfield, Paddock and Stone, P.L.C., 1400 North Woodward Avenue, Suite 100, Bloomfield Hills, Michigan 48304. Certain legal matters will be passed upon for IFC by Silver, Freedman & Taff, L.L.P., 1100 New York Avenue, N.W., Suite 700, Washington, D.C. 20005-3934. Certain legal matters will be passed upon for CB by Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, DC 20016.

                                    EXPERTS

    The consolidated financial statements of Pinnacle incorporated by reference in Pinnacle's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The consolidated financial statements of IFC incorporated by reference in IFC's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    The consolidated financial statements of CB incorporated by reference in CB's Annual Report on Form 10-KSB for the year ended March 31, 1996 and incorporated by reference in this Joint Proxy Statement, which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Crowe, Chizek and Company LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             STOCKHOLDER PROPOSALS

    Any Pinnacle stockholder who wishes to submit, pursuant to Rule 14a-8, a non-binding stockholder proposal for presentation to Pinnacle's 1998 Annual Meeting of Stockholders, and for inclusion, if appropriate, in Pinnacle's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must transmit such proposal via registered or certified mail to Donald E. Radde, Secretary, Pinnacle Financial Services, Inc., 830 Pleasant Street, St. Joseph, Michigan 49805. Any such stockholder proposal must be received by Pinnacle not
later than            , 199 .

    Any IFC stockholder who wishes to submit, pursuant to Rule 14a-8, a non-binding stockholder proposal for presentation to IFC's 1998 Annual Meeting of Stockholders, and for inclusion, if appropriate, in IFC's proxy statement and the form of proxy relating to such annual meeting, must comply with the rules and regulations of the Commission then in effect and must submit such proposal to Brenda A. Sheetz, Secretary, Indiana Federal Corporation, 56 Washington Street, Valparaiso, Indiana 46383. Any such stockholder proposal must be
received by IFC not later than            , 199 .

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Pinnacle Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the IFC Annual Meeting. Representatives of Crowe, Chizek and Company LLP are expected to be present at the CB Special Meeting. These representatives will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

                                    ANNEX A
                                CB BANCORP, INC.
                        ANNUAL REPORT TO SECURITYHOLDERS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996

                                CB BANCORP, INC.
                               1996 ANNUAL REPORT

                        CB BANCORP, INC. AND SUBSIDIARY
                               1996 ANNUAL REPORT
                               TABLE OF CONTENTS


Letter to Shareholders................................................................           1

Management's Discussion and Analysis of Financial Condition and Results of
 Operations...........................................................................           2

Summary of Selected Financial Data....................................................          12

Average Balance Sheets................................................................          13

Rate/Volume Analysis..................................................................          14

Report of Independent Auditors........................................................          15

Consolidated Balance Sheets...........................................................          16

Consolidated Statements of Income.....................................................          17

Consolidated Statements of Changes in Shareholders' Equity............................          18

Consolidated Statements of Cash Flow..................................................          19

Notes to Consolidated Financial Statements............................................          21

Directors and Officers................................................................          48

Shareholder Information...............................................................          49

To Our Shareholders:

    On behalf of your board of directors, officers and employees, it is my pleasure to report to you on your Company's performance this past fiscal year.

    Net income for the year ended March 31, 1996 was $2,458,000. The Company achieved a 1.37% return on average assets and a 13.98% return on average stockholder equity.

    In line with our forecast, fiscal 1996 was a year of declining interest rates. These lower interest rates provided the Company with increased earnings opportunities as home mortgage demand increased significantly. Activity within the Company's Mortgage Loan Reverse Repurchase Program was more than 68% greater than that of the previous year. This increased activity as well as the Company's expanded portfolio lending, together with an improved interest rate spread, were major factors that enabled the Company to achieve record earnings for the year.

    As planned, the Company continues its share repurchase activity. During fiscal 1996 a total of 38,495 of the Company's outstanding shares were repurchased and became treasury shares. These shares were repurchased at an average cost of $14.48 per share, or 83.9% of the current (as of June 10, 1995) $17.25 market price. Also, during the past fiscal year 13,583 shares of treasury stock were reissued when a like number of outstanding options were exercised. The Company's board of directors approved a continuation of this stock repurchase activity on May 24, 1996 at its regular meeting, authorizing management to, over the next twelve month period, repurchase five percent of the Company's then outstanding shares of stock - approximately 59,500 shares. This continuing share repurchase program will be pursued over time and as market conditions warrant as a means of further improving stockholder wealth.

    I am pleased to inform you that the Company continues to expand its financial services product mix and distribution capabilities. A new mortgage banking operation, a division of the Company's wholly owned subsidiary, Community Bank, FSB, was established in November 1995 and opened its first office in Merrillville, Indiana in February 1996. Mortgage loans are now being originated, closed and sold in the secondary market by this new Mortgage Banking Division of Community Bank for clients in Indiana's Porter and Lake Counties and surrounding environs.

    Looking forward for fiscal 1997, we expect a rising interest rate environment. Indeed, interest rates have already risen somewhat during the first two months of the Company's current fiscal year. We expect this trend to continue at a moderate pace throughout the remainder of the year. Our interest rate forecast notwithstanding, we believe the Company is positioned to continue to achieve positive financial results since we have significantly increased the number of active participants in our Mortgage Loan Reverse Repurchase program. We plan to further expand the Program's client base. It is our plan to maintain our aggressive quality portfolio lending activity as well. Accordingly, we are looking forward to an exciting and productive year.

    We remain focused on our goal to earn more than 1% on our average assets and to achieve an above average return on equity.

    Thanks for your continued trust and confidence in CB Bancorp, Inc.

                                          Joseph F. Heffernan
                                          CHAIRMAN AND C.E.O.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE COMPANY'S BUSINESS

    CB Bancorp, Inc. ("Company") is a unitary thrift holding company headquartered in Michigan City, Indiana. Its wholly owned subsidiary, Community Bank, A Federal Savings Bank, ("Bank") has been and continues to be in the business of attracting retail deposits from the general public and investing these deposits, together with funds generated from operations and borrowings, primarily in one-to four-family residential mortgage loans and loans purchased under agreements to resell and, to a lesser extent, commercial and consumer loans, mortgage-backed securities, U.S. Government and agency securities and other marketable securities.

    The Bank also operates a wholly owned subsidiary, Community Financial Services, Inc., ("Community Financial") which offers tax return preparation services to individuals and small businesses as well as tax-deferred annuities and life insurance products to customers of the Bank and the general public. Community Financial is also the 100% owner of Community Brokerage Services, Inc., a fully registered securities broker-dealer, which offers full service brokerage services to the general public. Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership and management of an 80 unit apartment project located in LaPorte County. Terms of the partnership agreement allocate 99% of the eligible tax credits and operating losses to the limited partner.

    The Company's results are primarily based on the Bank's results. The Bank's operating results are dependent primarily on net interest income, the difference between interest income earned on loans, securities, mortgage-backed and related securities and the Company's cost of funds (interest paid to its depositors and interest paid for borrowed funds).

    Operating results are also affected by the provision for loan losses, noninterest income, and expense items. Noninterest income primarily includes earnings of the Bank's wholly owned subsidiary, Community Financial, gains and losses from sale of interest-earning assets, and foreclosed assets and fee income, including fees earned under the Bank's Mortgage Loan Reverse Repurchase Program ("Program"). Noninterest expenses principally consist of employee compensation and benefits, occupancy and equipment expenses, federal deposit insurance premiums and other administrative expenses. Factors that significantly impact operating results include general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

    Other than those discussed in this document, management is unaware of any trends or uncertainties that will have or that are reasonably likely to have a material effect on the liquidity, capital resources, or operations of the issuer. In addition, management is unaware of any recommendations by regulatory authorities which, if implemented, would have such an effect.

    The Company operates out of the Bank's main office located at 126 E. Fourth Street, Michigan City, Indiana. The Bank also conducts business out of its two full service branch offices located at 3710 S. Franklin Street in Michigan City and 801 Monroe Street, LaPorte, Indiana. The Bank has also established a loan production/mortgage banking office in Merrillville, Indiana located at 701 E. 83rd Avenue, Merrillville, Indiana. The Bank's deposit-gathering base is concentrated in the communities surrounding its offices while its lending base extends throughout LaPorte and contiguous counties. Also, through its Program, the Bank funds and temporarily invests in one- to four-family mortgages originated in various states throughout the continental United States by the Program's participants.

MORTGAGE LOAN REVERSE REPURCHASE PROGRAM

    In the fiscal year 1991, the Company instituted the Mortgage Loan Reverse Repurchase Program. Currently there are seventy-five active participants in the Program of which the Company holds loans that were purchased under agreements to resell. The Program is carried out pursuant to agreements with each participant which provide for the purchase at par (less certain fees paid to the participant by the borrower) of whole mortgage loans by the company, at its option, and the subsequent resale of such loans to the Participant (for transfer to an end investor). Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired via the Program are held for the duration of the construction loan period, typically for six months or longer. At March 31, 1996, construction loan balances totaled $29.4 million and accounted for 36.8% of the Company's total outstanding investment in the Program. The Company records interest income on the loans based on a stated rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans, plus a fee (recorded as non-interest income) collected from the Participant for each loan when resold. It is the Company's policy to purchase under the Program only those loans that comply with accepted secondary market underwriting standards and/or Community Bank's portfolio underwriting criteria.

    Based upon the current interest rate environment, management projects that the Company's net interest margin will decline over the foreseeable future as the Company's liabilities continue to reprice upwards. Management can make no assurances with respect to the interest rate environment. The Company's Mortgage Loan Reverse Repurchase Program has been and is a key contributor to the Company's efforts to maintain a strong net interest margin. Management is aware that a decline in Program activity would negatively impact the Company's profitability.

FINANCIAL CONDITION

    TOTAL ASSETS AT MARCH 31,

       1996--$205.4 MILLION    1995--$143.3 MILLION
       (REPRESENTS AN INCREASE OF $62.1 MILLION OR 43.3%)

       THE YEAR TO YEAR INCREASE IN TOTAL ASSETS, WAS PRIMARILY ATTRIBUTABLE TO GROWTH IN THE COMPANY'S MORTGAGE LOAN REPURCHASE PROGRAM AND RETAIL LENDING PROGRAMS, AS FOLLOWS.

    MORTGAGE LOAN REVERSE REPURCHASE
    PROGRAM LOANS OUTSTANDING AT MARCH 31,

       1996--$80.0 MILLION    1995--$25.2 MILLION
       (REPRESENTS AN INCREASE OF $54.8 MILLION OR 217%)

       INCREASE IS ATTRIBUTED TO BOTH LOWER MORTGAGE RATES RESULTING IN AN INCREASE IN HOME MORTGAGE ORIGINATIONS AND REFINANCINGS FOR THE 1996 FISCAL YEAR AND AN INCREASE IN THE NUMBER OF MORTGAGE COMPANIES PARTICIPATING IN THE PROGRAM. SINCE ITS INCEPTION, THE PROGRAM HAS CAUSED THE LEVEL OF THE COMPANY'S ASSETS AND LIABILITIES TO FLUCTUATE BETWEEN PERIODS.

    LOANS RECEIVABLE AT MARCH 31,

       1996--$92.6 MILLION    1995--$86.8 MILLION
       (REPRESENTS AN INCREASE OF $5.8 MILLION OR 6.7%)

       INCREASE PRIMARILY ATTRIBUTABLE TO AN INCREASE IN THE PURCHASE AND ORIGINATION OF MULTI-FAMILY, COMMERCIAL MORTGAGE AND NON-MORTGAGE LOANS.

    SECURITIES PORTFOLIO AT MARCH 31,

       1996--$9.0 MILLION    1995--$9.4 MILLION
       (REPRESENTS A DECREASE OF $400,000 OR 4.26%)

       THE PRIMARY OBJECTIVE OF THE COMPANY'S SECURITIES PORTFOLIO IS TO CONTRIBUTE TO PROFITABILITY, BY PROVIDING A STABLE CASH FLOW OF DEPENDABLE EARNINGS AND AVAILABLE-FOR-SALE SECURITIES WHICH PROVIDE A STORE OF LIQUIDITY. THE SECURITIES PORTFOLIO CONSISTS OF U.S. GOVERNMENT AGENCY SECURITIES, SHORT-TERM INVESTMENT GRADE CORPORATE NOTES, MARKETABLE EQUITY SECURITIES AND FEDERAL

       HOME LOAN BANK STOCK. THE COMPANY ALSO HAS INVESTMENTS IN BOTH VARIABLE AND FIXED RATE U.S. GOVERNMENT AGENCY MORTGAGE-BACKED SECURITIES TOTALING $10.2 MILLION AT MARCH 31, 1996 AND $10.7 MILLION ON MARCH 31, 1995.

    NON-PERFORMING ASSETS AT MARCH 31,

       1996--$2,997,000    1995--$804,000
       (REPRESENTS AN INCREASE OF $2.2 MILLION OR 272.8%)

       INCREASE PRIMARILY ATTRIBUTABLE TO THE CLASSIFICATION OF $2.2 MILLION OF LOANS AND LEASE PAPER AS IMPAIRED AS OF MARCH 31, 1996. LOAN LOSS RESERVES AT MARCH 31, 1996 TOTALED $1.3 MILLION, AN INCREASE OF $674,000 OR 100.1% OVER THE PRIOR FISCAL YEAR. THIS REPRESENTS 45.3% OF TOTAL NONPERFORMING LOANS AT MARCH 31, 1996.

    At March 31, 1996, impaired assets included $1.7 million in principal due the company on four pools of small business equipment leases that the Company acquired through contractual relationships entered into with Bennett Funding Group, Inc. and its affiliate Aloha Capital Corporation (f.k.a. Bennett Leasing Corporation). Bennett Funding Group, Inc. sought Chapter 11 Bankruptcy protection on March 29, 1996. Several weeks later, Aloha Capital Corporation was placed into involuntary bankruptcy at the request of the court appointed Bankruptcy Trustee for Bennett Funding Group, Inc., who is now also the Bankruptcy Trustee for Aloha Capital Corporation. Per the terms of the contractual arrangements Bennett Funding Group, Inc. acts as the servicing agent for the Company on the pool of leases purchased from that entity, wherein, at March 31, 1996, $396,000 of principal remained to be remitted to the Company over the course of the remaining scheduled lease payments due from individual lessees. Similarly, at March 31, 1996, $1.3 million of principal remained to be remitted to the Company on three pools of leases purchased from and serviced by Aloha Capital Corporation. Payment due the Company on the four pools of leases were current at the time the respective servicing companies were placed in bankruptcy. The Bankruptcy Trustee is monitoring the lease payment billing and collection activities of the servicing companies and is segregating the payments received from individual lessees but has not yet allowed the resumption of the payment stream due the Company.

    Based on its review of the actual leases in the Company's possession, the supporting bills of sale and appropriate U.C.C. filings, management believes the cash flow from the acquired leases will resume when the bankruptcy trustee verifies the Company's standing in this matter. However, management can make no assurances about the outcome of this matter.

    Also included in impaired loans are two single family construction loans totaling $501,000. The loans, which were purchased through the Program, are currently in foreclosure. The Company has a signed offer to purchase one of the properties for an amount over its carrying value and continues to seek an offer on the other property.

    TOTAL LIABILITIES AT MARCH 31,

       1996--$186.6 MILLION    1995--$126.7 MILLION
       (REPRESENTS AN INCREASE OF $59.9 MILLION OR 47.3%)

       THIS INCREASE IS PRIMARILY ATTRIBUTABLE TO A $26.2 MILLION OR 23.6% INCREASE IN TOTAL DEPOSITS FROM $110.8 MILLION AT MARCH 31, 1995 TO $137.0 MILLION AT MARCH 31, 1996 AND A $32.7 MILLION OR 263.7% INCREASE IN BORROWED FUNDS FROM $12.4 MILLION AT MARCH 31, 1995 TO $45.1 MILLION AT MARCH 31, 1996. THE GROWTH IN LIABILITIES WAS PRIMARILY DUE TO THE INCREASED FUNDING NEEDS OF THE PROGRAM AND TO FUND GROWTH IN THE LOANS RECEIVABLE PORTFOLIO.

    The increase in total deposits was concentrated in certificates of deposits and demand deposit accounts. Certificate balances increased $15.5 million or 29.1%, primarily attributable to management's decision to utilize the public fund and institutional deposit markets to meet the Company's funding needs. Management has found these markets to be a reliable and attractively priced funding source and will continue to take advantage of these funding sources as market conditions warrant. Demand deposit accounts increased $9.5 million or 133.8% primarily attributable to growth in the Program. More than 90% of the Company's demand deposit balances are from mortgage companies that are participating in the Company's Program. Consequently, the level of balances maintained in demand deposits is directly related to activity in the Program.

    Total borrowed funds at March 31, 1996, consist of $7 million in federal funds purchased and $38.1 million in Federal Home Loan Bank advances, of which $36 million will mature in less than one year.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1996 AND 1995

    GENERAL: NET INCOME FOR THE YEAR ENDED MARCH 31, 1996 WAS $2,458,000 COMPARED TO $1,660,000 IN THE PRIOR YEAR. THIS $798,000 INCREASE IN NET INCOME IS PRIMARILY ATTRIBUTABLE TO INCREASES IN NET INTEREST INCOME OF $2,234,000 OR 44.2% AND NONINTEREST INCOME OF $183,000 OR 18.4%.

    INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$14.4 MILLION    1995--$9.2 MILLION
       (REPRESENTS AN INCREASE OF $5.2 MILLION OR 56.0%)

       THIS INCREASE IS ATTRIBUTABLE TO INCREASED ACTIVITY IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND OTHER LENDING ACTIVITIES WHICH RESULTED IN A $45.9 MILLION OR 37.5% INCREASE IN AVERAGE INTEREST EARNING ASSETS FROM THE PRIOR FISCAL YEAR TO $168.5 MILLION FOR THE YEAR ENDING MARCH 31, 1996. IN ADDITION, INTEREST INCOME GENERATED BY THE COMPANY'S INTEREST EARNING ASSETS ALSO BENEFITED FROM HIGHER YEAR OVER YEAR YIELDS ON THESE ASSETS.

    Interest income earned under the Program increased $4.1 million or 303.3% over the prior fiscal year. The average outstanding investment in the Program increased from $16.0 million for the twelve months ended March 31, 1995 to $58.3 million for the twelve months ended March 31, 1996. The increase in outstandings in the Program is attributable to increased mortgage refinancing and purchase money mortgages due to lower mortgage interest rates, increased construction lending within the Program, and an expanded number of mortgage companies participating in the Program. Although management is committed to continue growing the Program by increasing the number of participants, no assurance can be given that the level of outstandings held under the Program for the fiscal year March 3 l, 1996 will be maintained.

    The increase in interest income is also attributable to growth in the Company's loans receivable portfolio. Interest income on the loans receivable portfolio increased $1.1 million or 17.5% over the prior fiscal year. The average outstanding investment in the loans receivable portfolio increased from $80.8 million at March 31, 1995 to $89.8 million at March 31, 1996. Growth in the loan receivable portfolio is attributable to the origination and purchase of multi-family, construction, commercial mortgage and non-mortgage loans.

    Interest income on other interest earning assets decreased $110,000 or 62.3% as fewer assets were allocated to this category by management over the course of the year because of asset allocations to more productive resources.

    INTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$7.0 MILLION    1995--$4.1 MILLION
       (REPRESENTS AN INCREASE OF $2.9 MILLION OR 70.4%)

       INCREASE PRIMARILY ATTRIBUTABLE TO A $41.0 MILLION OR 37.8% INCREASE IN AVERAGE INTEREST-BEARING LIABILITIES OVER THE PRIOR FISCAL YEAR. THIS INCREASE RESULTED FROM THE INCREASED FUNDING NEEDS OF THE PROGRAM AND LOANS RECEIVABLE PORTFOLIO. IN THE COURSE OF FUNDING THIS PROGRAM MANAGEMENT CONSIDERS THE RELEVANT COSTS OF DEPOSITS AND BORROWINGS AND ACQUIRES THE NEEDED FUNDS ACCORDINGLY.

    NET INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$7.3 MILLION    1995--$5.1 MILLION
       (REPRESENTS AN INCREASE OF $2.2 MILLION OR 44.2%)

       INCREASE RESULTED FROM SUBSTANTIALLY HIGHER OUTSTANDINGS IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND GROWTH IN THE LOANS RECEIVABLE PORTFOLIO. IN ADDITION, MANAGEMENT'S EFFORTS TO PROFITABLY INCREASE THE LEVEL OF INTEREST-EARNING ASSETS ALSO CONTRIBUTED TO A 21 BASIS POINT INCREASE IN THE COMPANY'S NET INTEREST MARGIN RATIO TO 4.33% FOR THE TWELVE MONTHS ENDED MARCH 31, 1996 FROM 4.12% FOR THE TWELVE MONTHS ENDED MARCH 31, 1995.

    PROVISION FOR LOAN LOSSES FOR YEAR ENDED MARCH 31,

       1996--$1,020,000    1995--$78,000
       (REPRESENTS AN INCREASE OF $942,000 OR 1,207.7%)

       THE 1996 PROVISION FOR LOAN LOSSES RESULTED FROM MANAGEMENT'S CONTINUED EVALUATION OF THE LOAN PORTFOLIO, NATIONAL AND REGIONAL ECONOMIC INDICATORS AND OF THE CURRENT REGULATORY AND GENERAL ECONOMIC ENVIRONMENT.

    The Company's allowance for loan losses increased to $1,347,000 at March 31, 1996 from $673,000 at March 31, 1995. Management's decision to substantially increase the level of loan loss provisions was primarily attributable to several factors: 1.) To replenish $346,000 of chargeoffs against the loan reserves recorded in fiscal 1996, 2.) To build up the level of reserves to properly reflect the Company's increased activity in construction lending, commercial lending and consumer lending, and 3.) To set-up specific reserves for the lease paper purchased from Bennett Funding Group and Aloha Capital Corp. The Company will continue to monitor its allowance for loan losses and make future loan loss provisions in consideration of the amount and types of loans in its portfolio and as economic conditions dictate.

    NONINTEREST INCOME FOR YEAR ENDED MARCH 31,

       1996--$1.2 MILLION    1995--$1.0 MILLION
       (REPRESENTS AN INCREASE OF $178,000 OR 18.0%)

       INCREASE IS PRIMARILY ATTRIBUTABLE TO A $205,000 INCREASE IN FEES RELATED TO THE MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND A $20,000 INCREASE IN OTHER INCOME. THESE INCREASES WERE PARTIALLY OFFSET BY A $13,000 DECREASE IN COMMISSION INCOME RECEIVED BY COMMUNITY FINANCIAL SERVICES, INC. FROM THE SALE OF TAX-DEFERRED ANNUITIES AND A $33,000 DECREASE IN OTHER SERVICE CHARGES AND FEES DUE TO THE ABSENCE OF A ONE TIME CONSULTING FEE OF $92,000 RELATIVE TO AN AFFORDABLE HOUSING PROJECT THAT THE COMPANY RECORDED IN THE PRIOR FISCAL YEAR.

    NONINTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$3.6 MILLION    1995--$3.3 MILLION
       (REPRESENTS AN INCREASE OF $267,000 OR 8.0%)

       INCREASE IS ATTRIBUTABLE TO: 1.) THE START UP COSTS OF A MORTGAGE BANKING DIVISION IN MERRILLVILLE, INDIANA, WHICH BEGAN OPERATIONS IN FEBRUARY OF 1996 AND CURRENTLY EMPLOYS A STAFF OF SEVEN INDIVIDUALS, 2.) EXPENSES INCURRED RELATED TO THE ACQUISITION EFFORTS OF A MORTGAGE BANKING COMPANY WHICH WERE LATER TERMINATED WITHOUT THE CONSUMMATION OF A DEAL, AND 3.) HIGHER LEGAL COSTS THAN THOSE OF THE PRIOR YEAR.

    INCOME TAX EXPENSE FOR YEAR ENDED MARCH 31,

       1996--$1.4 MILLION    1995--$1.0 MILLION
       (REPRESENTS AN INCREASE OF $410,000 OR 42.2%)

       INCOME TAXES INCREASED PRIMARILY AS A RESULT OF INCREASED EARNINGS BEFORE INCOME TAXES.

COMPARISON OF OPERATING RESULTS FOR THE YEARS ENDED MARCH 31, 1995 AND 1994

    GENERAL: NET INCOME FOR THE YEAR ENDED MARCH 31, 1995 WAS $1,660,000 COMPARED TO $2,355,000 IN THE PRIOR YEAR. THIS $695,000 DECREASE RESULTED PRIMARILY FROM DECREASES IN NET INTEREST INCOME OF $855,000 OR 14.5% AND NONINTEREST INCOME OF $280,000 OR 22.0%.

    INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1995--$9.2 MILLION    1994--$11.0 MILLION
       (REPRESENTS A DECREASE OF $1.8 MILLION OR 16.5%)

       THIS DECREASE WAS PRIMARILY ATTRIBUTABLE TO A DECREASE IN ACTIVITY IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM WHICH RESULTED IN A $26.6 MILLION OR 17.8% DECREASE IN AVERAGE INTEREST EARNING ASSETS FROM THE PRIOR FISCAL YEAR TO $122.6 MILLION AT MARCH 31, 1995.

    Interest income earned under the Program decreased $2.2 million or 62.4% over the prior fiscal year. The average outstanding investment in the Program decreased from $50.6 million for the twelve months ended March 31, 1994 to $16.0 million for the twelve months ended March 31, 1995. An increase in mortgage interest rates was primarily attributable to the reduced activity in the Program.

    Increases in interest income on securities and other interest-earning assets of $326,000 or 77.8% and net loans receivable of $71,000 or 1.1% helped to partially offset the decrease in total interest income realized from the Program. These increases were attributable to the shifting of funds from the Program to other interest-earning asset categories and higher year over year yields on these assets.

    INTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1995--$4.1 MILLION    1994--$5.1 MILLION
       (REPRESENTS A DECREASE OF $963,000 OR 18.9%)

       DECREASE WAS PRIMARILY ATTRIBUTABLE TO A $26.8 MILLION OR 19.9% DECREASE IN AVERAGE INTEREST-BEARING LIABILITIES OVER THE PRIOR FISCAL YEAR. THIS DECREASE RESULTED FROM THE REDUCED FUNDING NEEDS OF THE PROGRAM AS MANAGEMENT PAID OFF SHORT TERM BORROWINGS AND PUBLIC FUND DEPOSITS WITH PROGRAM PAY DOWNS.

    NET INTEREST INCOME FOR YEAR ENDED MARCH 31,

       1995--$5.1 MILLION    1994--$5.9 MILLION
       (REPRESENTS A DECREASE OF $854,000 OR 14.5%)

       DECREASE RESULTED FROM SUBSTANTIALLY LOWER OUTSTANDINGS IN THE COMPANY'S MORTGAGE LOAN REVERSE REPURCHASE PROGRAM. HOWEVER, THE DECREASE IN NET INTEREST INCOME WAS PARTIALLY OFFSET BY AN INCREASE IN THE COMPANY'S NET INTEREST RATE SPREAD OF 7 BASIS POINTS TO 3.67% FOR THE YEAR ENDED MARCH 31, 1995 AND AN INCREASE IN THE NET INTEREST MARGIN OF 16 BASIS POINTS TO 4.12% FOR THE YEAR ENDED MARCH 31, 1995. THE IMPROVEMENT IN THESE RATIOS WAS A RESULT OF THE COMPANY'S INTEREST-EARNING ASSETS REPRICING UPWARDS AT A SLIGHTLY FASTER RATE THAN INTEREST-BEARING LIABILITIES AND A HIGHER RATIO OF INTEREST-EARNING ASSETS TO INTEREST-BEARING LIABILITIES RATIO.

    PROVISION FOR LOAN LOSSES FOR YEAR ENDED MARCH 31,

       1995--$78,000    1994--$103,000
       (REPRESENTS A DECREASE OF $25,000 OR 24.3%)

       THE 1995 PROVISION FOR LOAN LOSSES RESULTED FROM MANAGEMENT'S CONTINUED EVALUATION OF THE LOAN PORTFOLIO, NATIONAL AND REGIONAL ECONOMIC INDICATORS AND OF THE CURRENT REGULATORY AND GENERAL ECONOMIC ENVIRONMENT.

    The Company's allowance for loan losses increased to $673,000 at March 31, 1995 from $595,000 at March 31, 1994. The Company recorded less than two hundred dollars of loan chargeoffs for the year ended March 31, 1995.

    NONINTEREST INCOME FOR YEAR ENDED MARCH 31,

       1995--$1.0 MILLION    1994--$1.3 MILLION
       (REPRESENTS A DECREASE OF $280,000 OR 22.0%)

       DECREASE WAS PRIMARILY ATTRIBUTABLE TO A $332,000 DECREASE IN FEES RELATED TO THE MORTGAGE LOAN REVERSE REPURCHASE PROGRAM AND A $41,000 DECREASE IN COMMISSION INCOME RECEIVED BY COMMUNITY FINANCIAL FROM THE SALE OF TAX-DEFERRED ANNUITIES. THIS DECREASE WAS PARTIALLY OFFSET BY A $92,000 INCREASE IN SERVICE CHARGES AND FEES ATTRIBUTABLE TO A ONE TIME AFFORDABLE HOUSING CONSULTING FEE.

    NONINTEREST EXPENSE FOR YEAR ENDED MARCH 31,

       1995--$3.3 MILLION    1994--$3.3 MILLION
       (REPRESENTS AN INCREASE OF $21,000 OR 0.6%)

       INCREASE WAS ATTRIBUTABLE TO A $39,000 INCREASE IN COMPENSATION AND BENEFIT EXPENSES DUE TO NORMAL SALARY INCREASES WHICH WERE OFFSET, IN PART, BY DECREASES IN OTHER NONINTEREST EXPENSES.

    INCOME TAX EXPENSE FOR YEAR ENDED MARCH 31,

       1995--$1.0 MILLION    1994--$1.4 MILLION
       (REPRESENTS A DECREASE OF $436,000 OR 31.0%)

       INCOME TAXES DECREASED PRIMARILY AS A RESULT OF DECREASED EARNINGS BEFORE INCOME TAXES.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's primary sources of funds are deposits, proceeds from principal and interest payments on loans, securities, mortgage-backed securities and advances from the Federal Home Loan Bank ("FHLB") of Indianapolis. While maturities and scheduled amortization of loans and mortgage-backed securities are a predictable source of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions, competition and other factors.

    The Bank is required to maintain minimum levels of liquid assets as defined by the Office of Thrift Supervision ("OTS") regulations. This requirement is based upon a percentage of deposits and short-term borrowings, which may vary at the direction of the OTS depending upon economic conditions and deposit flows. The required ratio is currently 5.0%. The Bank's liquidity ratios were 7.7% and 11.4% at March 31, 1996 and 1995, respectively. Liquidity management for the Company is both a daily and long-term function of the Company's management strategy. Excess funds are generally invested in short-term investments, including deposits in financial institutions. In the event that the Company should require funds beyond its ability to generate them internally, additional sources of funds are available via FHLB of Indianapolis advances and reverse repurchase agreements.

    Management structures the liquid asset portfolio and borrowing capacity of the Company to meet the cash flow needs of operating, investing and financing activities. The Company's liquid assets are cash and cash equivalents, which include investments in highly liquid, short-term investments. At March 31, 1996 and 1995, cash and cash equivalents totaled $6.1 million and $3.5 million, respectively. In addition, the Company maintains a $5.0 million line of credit with the FHLB of Indianapolis to meet short term liquidity needs. The line of credit had an outstanding balance of $124,000 at March 31, 1996.

    Cash flows resulting from operating activities consisted primarily of net income and activity under the Program. Cash flows provided by/(for) operating activities were ($51.5) million, $11.1 million and ($2.1) million for the years ended March 31, 1996, 1995 and 1994, respectively. The Company's primary investing activities have been the purchase and repayment of securities; mortgage-backed securities; and the purchase, origination,and repayment of loans. Net cash flows provided for investing activities were ($4.5) million, ($9.3) million and ($1.4) million for the years ended March 31, 1996, 1995 and 1994, respectively. Net cash provided from/(for) financing activities, primarily the borrowing and repayment of funds and net deposits, were $58.5 million, ($3.4) million and $3.3 million for the years ended March 31, 1996, 1995 and 1994, respectively.

    For the years ended March 31, 1996, 1995 and 1994 the Company's single family mortgage loan purchases through the Program totaled $795.9 million, $453.3 million and $1,092.1 million, respectively. Sales of these loans over the same respective time periods totaled $741.0 million, $462.4 million and $1,087.2 million. During the fiscal year ended March 31, 1996, the activity in the Program increased significantly due to increases in refinancing, purchase money mortgage and construction mortgage loan originations attributable to lower mortgage interest rates. The increase in activity was also attributable to an increase in the number of mortgage companies participating in the Program. Management utilized FHLB advances and institutional and public fund deposits to meet the Company's funding needs. The Company maintains borrowing capacity with the FHLB-Indianapolis to meet the funding requirements of the Program as well as the general liquidity needs of Company operations.

    At March 31, 1996, the Company had outstanding commitments to originate loans and fund unused lines of credit of $1.4 million, unused letters of credit of $4.1 million and $12.4 million in commitments to fund the undisbursed balances of Program construction loans. Management anticipates that sufficient funds will be available to finance, on a timely basis, its short and long term loan commitments. Certificates of deposit which are scheduled to mature in one year or less at March 31, 1996, totaled $50.6 million. Management's pricing of certificate offerings reflect the bank's funding needs and the availability of other sources of funds (i.e. FHLB advances, etc.).

    Shareholders' equity at March 31, 1996 was $18.8 million, an increase of $2.2 million or 12.9% over March 31, 1995, which represents net income for the twelve months ended March 31, 1996 and the effects of treasury stock transactions, ESOP loan repayment, the amortization of Recognition and Retention Program Shares (RRP) acquisition costs, tax benefit related to stock plans and the net change in unrealized appreciation on securities available-for-sale.

    Under OTS capital requirements, at March 31, 1996, the Bank had:

    - Tangible capital (shareholders' equity) of $16.0 million or 7.8% of adjusted total assets thereby exceeding the 1.5% requirement of $3.1 million by $13.0 million.

    - Core capital (tangible capital plus certain intangible assets) of $16.0 million or 7.8% of adjusted total assets thereby exceeding the 3.0% requirement of $6.1 million by $9.9 million.

    - Risk-based capital (core capital plus general valuation allowances) of $17.2 million or 15.2% of risk-adjusted assets thereby exceeding the 8.0% requirement of $9.0 million by $8.1 million.

    At March 31, 1996, the Bank's capital exceeded all of the capital requirements of the OTS.

ASSET/LIABILITY MANAGEMENT

    Asset/Liability Management is a daily function of the Company's management and is continually changing in response to interest rate fluctuations. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are interest rate sensitive, and by monitoring the Company's interest rate risk ("IRR") measures produced by the Office of Thrift Supervision from the Bank's quarterly Thrift Financial Reports. Management regularly measures the Bank's interest rate risk by monitoring the effect a 200 basis point instantaneous increase or decrease in market interest rates would have on its net portfolio value ("NPV").

    In 1990, the regulators adopted the interest-rate sensitivity approach as one measure of interest-rate risk. This approach measures the projected changes in NPV that would result if interest rates were to increase; instantaneously across the yield curve; by 100, 200, 300 and 400 basis points; or if interest rates were to decline by 100, 200, 300 and 400 basis points. Net portfolio value is defined as the market value of assets less the market value of liabilities. According to the "Interest Rate Risk Report," prepared by the

Office of Thrift Supervision as of March 31, 1996, after an adverse rate shock of + 200 points, the Bank's NPV of $22.8 million was projected to decline $1.4 million or 6.3%, to $21.4 million. According to the OTS report, only 40% of thrifts nationwide would have experienced a decline of 7.9% or less. Presented below, as of March 31, 1996, is an analysis of the Bank's interest rate risk as measured by changes in NPV for instantaneous and substantial parallel shifts of 100 basis points in market interest rates.

             INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)

                      NET PORTFOLIO VALUE
CHANGE IN   ---------------------------------------
  RATES      $ AMOUNT     $ CHANGE      % CHANGE
----------  -----------  -----------  -------------
   +400 bp      19,335       -3,498          -15%
   +300 bp      20,396       -2,437          -11%
   +200 bp      21,394       -1,439           -6%
   +100 bp      22,269         -564           -2%
      0 bp      22,833
   -100 bp      22,868           35            0%
   -200 bp      22,382         -451           -2%
   -300 bp      22,090         -743           -3%
   -400 bp      22,294         -539           -2%

    The Company's primary strategy for controlling interest rate risk exposure, is to maintain a high level of the Company's asset portfolios in interest rate sensitive assets. Management has accomplished this objective through its investment in the Loan Reverse Repurchase Program. Under the Program, the company purchases single family mortgage loans from select mortgage banking firms on a short-term basis under agreements to resell and earn an adjustable prime rate based return during the holding period. The Program has complemented the Company's portfolio of adjustable rate mortgage loans held for investment which account for 40.2% of all mortgage loans receivable. In addition, the Company has sought to lengthen the maturity of its interest-bearing liabilities by emphasizing longer term certificates of deposit. The Company also has the ability to obtain long-term advances from the FHLB of Indianapolis if such borrowings appear favorable under a particular interest rate environment.

IMPACT OF INFLATION AND CHANGING PRICES

    The consolidated financial statements and notes thereto presented herein have been prepared in accordance with generally accepted accounting principles ("GAAP") which require the measurement of financial position and operating results in terms of historical dollars (except for securities available-for-sale) without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Company's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Company are monetary in nature. As a result, interest rates have a greater impact on the Company's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

IMPACT OF NEW ACCOUNTING STANDARDS

    Several new accounting standards have been issued by the FASB that will apply in 1996. Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, requires a review of long-term assets for impairment of recorded value and resulting write-downs if the value is impaired. SFAS No. 122, Accounting for Mortgage Servicing Rights, requires the recognition of an asset when servicing rights are retained on in-house originated loans that are sold. SFAS No. 123, Accounting for Stock-Based Compensation encourages, but does not require, entities to use a "fair value based method" to account for stock-based compensation plans. If the fair value accounting encouraged is not adopted, entities must disclose the pro forma effect on net income and on earnings per share had the accounting been adopted. These statements are not expected to have a material effect on the Company's consolidated financial position or results of operation.

INSURANCE OF DEPOSIT ACCOUNTS

    Deposits of the Bank are presently insured by the SAIF. Under proposed legislation, a special assessment would be imposed on the amount of deposits held by SAIF-member institutions, including the Bank, to recapitalize the SAIF fund. The amount of the special assessment would be left to the discretion of the FDIC but is generally estimated at between 85 to 90 basis points of insured deposits. The payment of the special assessment would have the effect of immediately reducing the capital of SAIF-member institutions, net of any tax effect; however, it would not affect the Bank's compliance with its regulatory capital requirements. Management cannot predict whether legislation imposing such a fee will be enacted, or, if enacted, the amount of any special assessment or when and whether ongoing SAIF premiums will be reduced to a level equal to that of BIF premiums. Management can also not predict whether or when the BIF and SAIF will merge. The Bank's assessment rate for the fiscal year ended March 31, 1996 was 23 basis points and the premium paid for the period was $263,000. Based on the Bank's deposit insurance assessment base as of March 31, 1996, an 85 to 90 basis point fee to recapitalize the SAIF would result in a $704,000 to $745,000 payment on an after-tax basis.

                        CB BANCORP, INC. AND SUBSIDIARY
                            SELECTED FINANCIAL DATA

                                                                  AT OR FOR THE YEARS ENDED MARCH 31,
                                                       ----------------------------------------------------------
                                                          1996        1995        1994        1993        1992
                                                       ----------  ----------  ----------  ----------  ----------
                                                                             (IN THOUSANDS)
SELECTED FINANCIAL DATA
Total assets.........................................  $  205,385  $  143,344  $  143,528  $  137,533  $  139,201
Loans................................................     171,301     111,297     112,097     109,681     114,406
Mortgage-backed and related securities...............      10,192      10,740      10,275      10,008       8,447
Securities available-for-sale........................         621         581      --          --          --
Securities held-to-maturity..........................       5,675       6,489      --          --          --
Other securities--FHLB stock.........................       2,702       2,350       2,350       1,051       1,051
Investment securities................................      --          --           7,170       4,608       5,430
Securities held for sale.............................      --          --             575         500      --
Deposits.............................................     137,047     110,860     113,522     115,116     123,888
Borrowed funds.......................................      45,124      12,363      12,745       7,121       7,260
Shareholders' equity, substantially restricted.......      18,832      16,678      15,099      13,138       6,385
SELECTED OPERATING DATA
Interest income......................................  $   14,352  $    9,199  $   11,016  $   10,296  $   10,918
Interest expense.....................................       7,063       4,144       5,106       5,499       7,312
                                                       ----------  ----------  ----------  ----------  ----------
  Net interest income................................       7,289       5,055       5,910       4,797       3,606
Provision for loan losses............................       1,020          78         103         278          83
                                                       ----------  ----------  ----------  ----------  ----------
  Net interest income after provision for loan
    losses...........................................       6,269       4,977       5,807       4,519       3,523
Noninterest income...................................       1,178         995       1,275         950         561
Noninterest expense..................................       3,609       3,342       3,321       2,938       2,783
                                                       ----------  ----------  ----------  ----------  ----------
  Income before income taxes.........................       3,838       2,630       3,761       2,531       1,301
Income tax expense...................................       1,380         970       1,406       1,059         477
                                                       ----------  ----------  ----------  ----------  ----------
  Net income.........................................  $    2,458  $    1,660  $    2,335  $    1,472  $      824
                                                       ----------  ----------  ----------  ----------  ----------
                                                       ----------  ----------  ----------  ----------  ----------
Earnings per share(1)................................  $     1.95  $     1.29  $     1.82  $      .28  $   --
Earnings per share--fully diluted(1).................        1.94        1.29        1.80         .28      --
SELECTED FINANCIAL RATIOS AND OTHER DATA
Return on average assets.............................        1.37%       1.25%       1.50%       1.11%        .66%
Return on average equity.............................       13.98       10.36       16.58       17.21       13.85
Interest rate spread(2)..............................        3.79        3.67        3.60        3.52        2.87
Net interest margin..................................        4.33        4.12        3.96        3.80        3.04
Average interest-earning assets to average
  interest-bearing liabilities(4)....................      112.88      113.18      110.40      106.33      102.77
Operating expenses to average assets.................        2.01        2.53        2.11        2.21        2.21
Net interest income to operating expenses............      201.97      151.26      177.95      163.27      129.57
Average equity to average assets.....................        9.81       12.12        9.03        6.43        4.73
Equity to total assets...............................        9.17       11.63       10.52        9.55        4.59
Nonperforming loans to total loans...................        1.74         .71         .57         .51         .93
Nonperforming assets to total assets.................        1.46         .56         .45         .44         .78
Allowance for loan losses to nonperforming loans.....       44.94       83.71       91.40       88.55       21.31
Number of deposit accounts...........................      15,638      15,563      15,640      16,330      17,318

------------------------

(1) Earnings per common and common equivalent share computed subsequent to the conversion.

(2) Calculation is based upon the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Calculation is based upon net interest income divided by average interest-earning assets.

(4) Interest-bearing liabilities does not include noninterest-bearing transaction accounts.

                             AVERAGE BALANCE SHEETS

    The following tables set forth, at March 31, for the years ended as indicated, the condensed average balance of interest-earning assets and interest-bearing liabilities, the interest earned or accrued on such amounts, and the average interest rates earned or paid thereon.

                                                           1996                                  1995                    1994
                                           ------------------------------------  ------------------------------------  ---------
                                            AVERAGE                  AVERAGE      AVERAGE                  AVERAGE      AVERAGE
                                            BALANCE    INTEREST     YIELD/COST    BALANCE    INTEREST     YIELD/COST    BALANCE
                                           ---------  -----------  ------------  ---------  -----------  ------------  ---------
                                                  (DOLLARS IN THOUSANDS)                (DOLLARS IN THOUSANDS)         (DOLLARS
                                                                                                                          IN
                                                                                                                       THOUSANDS)
ASSETS
Interest earning assets:
Loans, net...............................  $ 148,078   $  13,030         8.80%   $  96,785   $   7,801         8.06%   $ 129,788
Mortgage-backed securities...............     10,356         689         6.65       10,833         653         6.03       10,515
Interest-earning deposits and federal
  funds sold.............................      1,025          67         6.54        3,995         177         4.43        2,694
Securities...............................      9,036         566         6.26       10,966         568         5.18        6,189
                                           ---------  -----------                ---------  -----------                ---------
Total interest-earning assets............    168,495      14,352         8.52      122,579       9,199         7.50      149,186
Noninterest-earning assets...............     10,650                                 9,702                                 8,098
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Total assets.............................  $ 179,145                             $ 132,281                             $ 157,284
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
LIABILITIES & SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts.............................  $  13,519   $     301         2.23%   $  11,556   $     283         2.45%   $  13,744
Money market accounts....................      8,819         303         3.44        9,325         285         3.06        8,700
Passbook accounts........................     27,633         836         3.03       31,202         944         3.03       31,821
Certificate accounts.....................     64,885       3,601         5.55       52,967       2,450         4.63       62,894
Borrowed funds...........................     34,414       2,022         5.88        3,251         182         5.60       17,976
                                           ---------  -----------                ---------  -----------                ---------
Total interest-bearing liabilities.......    149,270       7,063         4.73      108,301       4,144         3.83      135,135
Other liabilities(1).....................     12,297                                 7,952                                 7,941
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Total liabilities........................    161,567                               116,253                               143,076
Shareholders' equity.....................     17,578                                16,028                                14,208
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Total liabilities & shareholders'
  equity.................................  $ 179,145                             $ 132,281                             $ 157,284
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Non interest income/interest rate
  spread(2)..............................              $   7,289         3.79%               $   5,055         3.67%
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Net interest-earning assets/net interest
  margin(3)..............................  $  19,225                     4.33%   $  14,278                     4.12%   $  14,051
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
Ratio of interest earning assets to
  interest-bearing liabilities...........                              112.88%                               113.18%
                                           ---------  -----------      ------    ---------  -----------      ------    ---------
                                           ---------  -----------      ------    ---------  -----------      ------    ---------


                                                          AVERAGE
                                            INTEREST     YIELD/COST
                                           -----------  ------------

ASSETS
Interest earning assets:
Loans, net...............................   $   9,973         7.68%
Mortgage-backed securities...............         624         5.93
Interest-earning deposits and federal
  funds sold.............................          88         3.27
Securities...............................         331         5.35
                                           -----------
Total interest-earning assets............      11,016         7.38
Noninterest-earning assets...............
                                           -----------      ------
Total assets.............................
                                           -----------      ------
                                           -----------      ------
LIABILITIES & SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts.............................   $     301         2.19%
Money market accounts....................         285         3.28
Passbook accounts........................       1,004         3.16
Certificate accounts.....................       2,873         4.57
Borrowed funds...........................         643         3.57
                                           -----------
Total interest-bearing liabilities.......       5,106         3.78
Other liabilities(1).....................
                                           -----------      ------
Total liabilities........................
Shareholders' equity.....................
                                           -----------      ------
Total liabilities & shareholders'
  equity.................................
                                           -----------      ------
                                           -----------      ------
Non interest income/interest rate
  spread(2)..............................   $   5,910         3.60%
                                           -----------      ------
                                           -----------      ------
Net interest-earning assets/net interest
  margin(3)..............................                     3.96%
                                           -----------      ------
                                           -----------      ------
Ratio of interest earning assets to
  interest-bearing liabilities...........                   110.40%
                                           -----------      ------
                                           -----------      ------

------------------------------

(1) Includes noninterest-bearing demand deposit accounts.

(2) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Net interest margin represents net interest income divided by average interest earning assets.

                              RATE/VOLUME ANALYSIS

    The following table presents the extent to which changes in interest rates and changes in the volume of interest earning assets and interest-bearing liabilities have affected the Company's interest income and interest expense during the periods indicated. Information is provided in each category with respect to (i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.

                                                            YEAR ENDED MARCH 31, 1996        YEAR ENDED MARCH 31, 1995
                                                          COMPARED TO YEAR ENDED MARCH     COMPARED TO YEAR ENDED MARCH
                                                                    31, 1995                         31, 1994
                                                               INCREASE (DECREASE)              INCREASE (DECREASE)
                                                         -------------------------------  -------------------------------
                                                          VOLUME      RATE        NET      VOLUME      RATE        NET
                                                         ---------  ---------  ---------  ---------  ---------  ---------
                                                                              (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Loans, net.............................................  $   4,458  $     771  $   5,229  $  (2,640) $     468  $  (2,172)
Mortgage-backed securities.............................        (30)        66         36         19         10         29
Interest-earning deposits and federal funds sold.......       (170)        60       (110)        51         38         89
Securities.............................................       (110)       108         (2)       248        (11)       237
                                                         ---------  ---------  ---------  ---------  ---------  ---------
                                                             4,148      1,005      5,153     (2,322)       505     (1,817)
                                                         ---------  ---------  ---------  ---------  ---------  ---------
INTEREST-BEARING LIABILITIES
NOW accounts...........................................         45        (27)        18        (51)        33        (18)
Money market accounts..................................        (16)        34         18         20        (20)         0
Passbook accounts......................................       (108)    --           (108)       (19)       (41)       (60)
Certificate accounts...................................        610        541      1,151       (459)        36       (423)
Borrowed funds.........................................      1,831          9      1,840       (703)       242       (461)
                                                         ---------  ---------  ---------  ---------  ---------  ---------
    Total..............................................      2,362        557      2,919     (1,212)       250       (962)
                                                         ---------  ---------  ---------  ---------  ---------  ---------
Change in net interest income..........................  $   1,786  $     448  $   2,234  $  (1,110) $     255  $    (855)
                                                         ---------  ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
CB Bancorp, Inc. and Subsidiary
Michigan City, Indiana

We have audited the accompanying consolidated balance sheets of CB Bancorp, Inc. and Subsidiary as of March 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders equity and cash flows for the years ended March 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CB Bancorp, Inc. and Subsidiary as of March 31, 1996 and 1995 and the results of their operations and their cash flows for the years ended March 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", as of April 1, 1994.

                                          Crowe, Chizek and Company LLP

South Bend, Indiana

May 17, 1996

                        CB BANCORP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                            MARCH 31, 1996 AND 1995

                                                                                        1996            1995
                                                                                   --------------  --------------
Cash and due from financial institutions (Note 16)...............................  $    4,754,811  $    3,542,760
Interest-earning deposits in other financial institutions--short term............       1,308,112        --
                                                                                   --------------  --------------
Cash and cash equivalents........................................................       6,062,923       3,542,760
Interest-earning deposits in other financial institutions........................        --               983,475
Securities available-for-sale (Note 2)...........................................         620,948         581,331
Securities held-to-maturity (Fair value: $5,644,00--1996: $6,418,000-- 1995)
  (Note 2).......................................................................       5,674,726       6,488,679
Other Securities--Federal Home Loan Bank stock (Note 2)..........................       2,702,000       2,350,400
Mortgage-backed and related securities held-to-maturity (Fair value:
  $10,282,000--1996; $10,647,000--1995) (Notes 3 and 10).........................      10,192,178      10,739,876
Loans
  Loans purchased under agreements to resell (Note 4)............................      80,031,250      25,179,207
  Loans receivable (Notes 4 and 10)..............................................      92,616,450      86,789,829
  Less: Allowance for loan losses (Note 4).......................................      (1,346,328)       (672,276)
                                                                                   --------------  --------------
                                                                                      171,301,372     111,296,760
Mortgage loans held for sale.....................................................         512,750        --
Accrued interest receivable (Note 7).............................................       1,183,259         786,404
Premises and equipment, net (Note 8).............................................       2,387,382       2,405,119
Investment in limited partnership (Note 16)......................................       1,678,573       1,525,000
Other assets (Note 11)...........................................................       3,068,825       2,644,088
                                                                                   --------------  --------------
                                                                                   $  205,384,936  $  143,343,892
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits (Note 9)..............................................................  $  137,047,131  $  110,859,585
  Borrowed funds (Note 10).......................................................      45,124,355      12,362,804
  Advances from borrowers for taxes and insurance................................       1,213,766       1,211,649
  Obligation relative to limited partnership (Note 16)...........................       1,450,000       1,450,000
  Accrued expenses and other liabilities.........................................       1,717,500         781,893
                                                                                   --------------  --------------
                                                                                      186,552,752     126,665,931
Commitments and contingencies (Note 16)
Shareholders' equity (Notes 1, 11, 12 and 13)
  Serial preferred stock, no par value, 500,000 shares authorized; none
    outstanding..................................................................        --              --
  Common stock, $.01 par value, 1,500,000 shares authorized; issued-- 1,284,238
    shares.......................................................................          12,842          12,842
  Additional paid-in capital.....................................................       5,813,358       5,821,860
  Retained earnings--substantially restricted....................................      14,323,484      11,865,274
Less:
  Treasury stock, 96,012 and 71,100 shares at cost at March 31, 1996 and 1995,
    respectively.................................................................      (1,081,744)       (671,156)
  Common stock acquired by:
    Employee stock ownership plan................................................        (240,794)       (305,005)
    Recognition and retention plans..............................................         (20,708)        (47,676)
Net unrealized appreciation on securities available-for-sale, net of tax.........          25,746           1,822
                                                                                   --------------  --------------
    Total shareholders' equity...................................................      18,832,184      16,677,961
                                                                                   --------------  --------------
                                                                                   $  205,384,936  $  143,343,892
                                                                                   --------------  --------------
                                                                                   --------------  --------------

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Interest Income
  Loans receivable
    First mortgage loans................................................  $  6,949,705  $  6,189,013  $  6,237,519
    Consumer and other loans............................................       628,236       260,463       140,946
  Loans purchased under agreements to resell............................     5,452,138     1,351,924     3,594,757
  Securities............................................................       565,940       567,883       330,806
  Mortgage-backed and related securities................................       689,120       653,029       624,160
  Other interest-earning assets.........................................        66,742       177,064        88,293
                                                                          ------------  ------------  ------------
                                                                            14,351,881     9,199,376    11,016,481

Interest Expense
  Deposits (Note 9).....................................................     5,040,273     3,961,171     4,463,542
  Borrowed Funds (Note 10)..............................................     2,022,405       182,559       642,843
                                                                          ------------  ------------  ------------
                                                                             7,062,678     4,143,730     5,106,385
                                                                          ------------  ------------  ------------
NET INTEREST INCOME.....................................................     7,289,203     5,055,646     5,910,096
Provision for loan losses (Note 4)......................................     1,020,000        78,000       103,000
                                                                          ------------  ------------  ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.....................     6,269,203     4,977,646     5,807,096
Noninterest income
  Gain (loss) on sale/disposal of interest-earning assets, net (Note
    14).................................................................         1,478          (650)        2,513
  Loss from real estate operations (Note 5).............................        (8,961)      (11,038)       (9,254)
  Gain on sale of foreclosed real estate................................        16,731        16,240        28,275
  Other (Note 15).......................................................     1,168,772       990,532     1,253,210
                                                                          ------------  ------------  ------------
                                                                             1,178,020       995,084     1,275,194

Noninterest expense
  Compensation and benefits (Note 11)...................................     1,561,595     1,493,024     1,454,097
  Occupancy and equipment...............................................       512,476       512,394       536,041
  SAIF deposit insurance premium........................................       263,397       261,206       265,984
  Other (Note 15).......................................................     1,271,616     1,075,585     1,065,114
                                                                          ------------  ------------  ------------
                                                                             3,609,084     3,342,209     3,321,236
                                                                          ------------  ------------  ------------
INCOME BEFORE INCOME TAXES..............................................     3,838,139     2,630,521     3,761,054
Income tax expense (Note 12)............................................     1,379,929       970,274     1,406,454
                                                                          ------------  ------------  ------------
NET INCOME..............................................................  $  2,458,210  $  1,660,247  $  2,354,600
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Earnings per common and common equivalent share (Note 1)................  $       1.95  $       1.29  $       1.82
Earnings per share-assuming full dilution (Note 1)......................          1.94          1.29          1.80

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                                                           COMMON     COMMON
                                                                     ADDITIONAL                             STOCK      STOCK
                                                          COMMON       PAID-IN     RETAINED    TREASURY   ACQUIRED   ACQUIRED
                                                           STOCK       CAPITAL     EARNINGS     STOCK      BY ESOP    BY RRP
                                                        -----------  -----------  ----------  ----------  ---------  ---------
Balance--April 1, 1993................................   $   6,421    $5,878,441  $7,856,848  $   --      $(433,427) $(170,638)
Purchase of shares of treasury stock (Note 1).........      --           --           --        (559,363)    --         --
Issuance of shares of treasury stock (Note 1).........      --          (15,543)      --          36,464     --         --
Contribution to fund ESOP.............................      --           --           --          --         64,211     --
Amortization of RRP contribution......................      --           --           --          --         --         80,963
100% stock dividend (Note 1)..........................       6,421       --           (6,421)     --         --         --
Net income for the year ended March 31, 1994..........      --           --        2,354,600      --         --         --
                                                        -----------  -----------  ----------  ----------  ---------  ---------
Balance--March 31, 1994...............................      12,842    5,862,898   10,205,027    (522,899)  (369,216)   (89,675)
Adoption of SFAS No. 115 (Note 1), net of tax.........      --           --           --          --         --         --
Purchase of shares of treasury stock (Note 1).........      --           --           --        (243,875)    --         --
Issuance of shares of treasury stock (Note 1).........      --          (41,038)      --          95,618     --         --
Contribution to fund ESOP.............................      --           --           --          --         64,211     --
Amortization of RRP contribution......................      --           --           --          --         --         41,999
Net change in unrealized appreciation on securities
  available-for-sale, net of tax......................      --           --           --          --         --         --
Net income for the year ended March 31, 1995..........      --           --        1,660,247      --         --         --
                                                        -----------  -----------  ----------  ----------  ---------  ---------
Balance--March 31, 1995...............................      12,842    5,821,860   11,865,274    (671,156)  (305,005)   (47,676)
Purchase of shares of treasury stock (Note 1).........      --           --           --        (557,427)    --         --
Issuance of shares of treasury stock (Note 1).........      --          (78,923)      --         146,839     --         --
Contribution to fund ESOP.............................      --           --           --          --         64,211     --
Amortization of RRP contribution......................      --           --           --          --         --         26,968
Tax benefit related to stock plans....................      --           70,421       --          --         --         --
Net change in unrealized appreciation on securities
  available-for-sale, net of tax......................      --           --           --          --         --         --
Net income for the year ended March 31, 1996..........      --           --        2,458,210      --         --         --
                                                        -----------  -----------  ----------  ----------  ---------  ---------
Balance--March 31, 1996...............................   $  12,842    $5,813,358  $14,323,484 $(1,081,744) $(240,794) $ (20,708)
                                                        -----------  -----------  ----------  ----------  ---------  ---------
                                                        -----------  -----------  ----------  ----------  ---------  ---------

                                                             NET
                                                         UNREALIZED
                                                        APPRECIATION
                                                        ON SECURITIES     TOTAL
                                                         AVAILABLE-    SHAREHOLDERS
                                                          FOR-SALE        EQUITY
                                                        -------------  ------------
Balance--April 1, 1993................................    $  --         $13,137,645
Purchase of shares of treasury stock (Note 1).........       --           (559,363)
Issuance of shares of treasury stock (Note 1).........       --             20,921
Contribution to fund ESOP.............................       --             64,211
Amortization of RRP contribution......................       --             80,963
100% stock dividend (Note 1)..........................       --             --
Net income for the year ended March 31, 1994..........       --          2,354,600
                                                        -------------  ------------
Balance--March 31, 1994...............................       --         15,098,977
Adoption of SFAS No. 115 (Note 1), net of tax.........           96             96
Purchase of shares of treasury stock (Note 1).........       --           (243,875)
Issuance of shares of treasury stock (Note 1).........       --             54,580
Contribution to fund ESOP.............................       --             64,211
Amortization of RRP contribution......................       --             41,999
Net change in unrealized appreciation on securities
  available-for-sale, net of tax......................        1,726          1,726
Net income for the year ended March 31, 1995..........       --          1,660,247
                                                        -------------  ------------
Balance--March 31, 1995...............................        1,822     16,677,961
Purchase of shares of treasury stock (Note 1).........       --           (557,427)
Issuance of shares of treasury stock (Note 1).........       --             67,916
Contribution to fund ESOP.............................       --             64,211
Amortization of RRP contribution......................       --             26,968
Tax benefit related to stock plans....................       --             70,421
Net change in unrealized appreciation on securities
  available-for-sale, net of tax......................       23,924         23,924
Net income for the year ended March 31, 1996..........       --          2,458,210
                                                        -------------  ------------
Balance--March 31, 1996...............................    $  25,746     $18,832,184
                                                        -------------  ------------
                                                        -------------  ------------

          See accompanying notes to consolidated financial statements

                        CB BANCORP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOW
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                        1996            1995            1994
                                                                   ---------------  -------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.....................................................  $     2,458,210  $   1,660,247  $     2,354,600
  Adjustments to reconcile net income to net cash from operating activities
  Depreciation and amortization..................................          187,104        342,215          299,736
  Provision for loan losses......................................        1,020,000         78,000          103,000

  (Gain) loss on sale of:
    Interest-earning assets......................................           (1,478)           650           (2,513)
    Foreclosed real estate.......................................          (16,731)       (16,240)         (28,725)
  Loans purchased under agreements to resell.....................     (795,862,263)  (453,339,372)  (1,092,109,959)
  Sale of loans purchased under agreements to resell.............      741,010,220    462,353,515    1,087,156,964
  Mortgage loans originated for sale.............................         (585,786)      --              --
  Proceeds from sales of mortgage loans held for sale............           74,514       --              --
  Purchase of securities held for sale...........................        --              --               (574,841)
  Proceeds from sale of securities held for sale.................        --              --                500,503
  Amortization of RRP contribution...............................           26,968         41,999           80,963

  Change in:
    Accrued interest receivable..................................         (396,855)      (138,011)          57,194
    Other assets.................................................         (370,009)       (30,532)        (253,667)
    Accrued interest payable and other liabilities...............          911,471        114,610          311,389
                                                                   ---------------  -------------  ---------------
      Net cash from operating activities.........................      (51,544,635)    11,067,081       (2,105,356)
CASH FLOWS FROM INVESTING ACTIVITIES
  Principal collected on mortgage-backed securities..............        2,311,441      3,215,365        3,035,566

  Purchase of:
    Securities and mortgage-backed securities available for
      sale.......................................................        --             3,215,365        --
    Securities and mortgage-backed securities held-to-maturity...      (10,104,120)    (9,424,682)       --
    Federal Home Loan Bank stock.................................         (351,600)      --             (1,299,000)
    Investment and mortgage-backed securities....................        --              --             (8,481,499)

  Proceeds from:
    Maturities of securities held-to-maturity....................        9,161,482      6,300,000        --
    Maturities of investment securities..........................        --              --              2,550,000
    Sale of securities available-for-sale........................        --                49,200        --
  Purchase of loans..............................................        --            (2,627,077)       --
  Proceeds from sale of loans....................................        --              --                128,534
  Net change in loans............................................       (6,223,912)    (5,717,413)       2,206,168
  Proceeds from sale of foreclosed real estate...................           92,210         58,937          118,765
  Net change in interest-earning deposits in other financial
    institutions.................................................          983,475       (885,276)       1,585,801
  Investment in limited partnership..............................         (153,573)       (75,000)       --
  Purchase of life insurance contracts...........................        --              --             (1,245,000)
  Purchase of premises and equipment.............................         (176,519)      (134,506)         (23,759)
                                                                   ---------------  -------------  ---------------
      Net cash from investing activities.........................       (4,461,116)    (9,293,776)      (1,424,424)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits.........................................  $    26,187,546  $  (2,662,499) $    (1,623,898)
  Proceeds from borrowed funds...................................    1,709,466,300    238,718,275      498,073,464
  Repayment of borrowed funds....................................   (1,676,704,749)  (239,100,610)    (492,448,826)
  Net change in advance payments by borrowers for taxes and
    insurance....................................................            2,117       (272,378)        (222,729)
  Purchase of treasury stock.....................................         (557,427)      (243,875)        (559,363)
  Issuance of shares of treasury stock...........................           67,916         54,580           20,921
  Contribution to fund ESOP......................................           64,211         64,211           64,211
                                                                   ---------------  -------------  ---------------
      Net cash from financing activities.........................       58,525,914     (3,442,296)       3,303,780
                                                                   ---------------  -------------  ---------------
Net change in cash and cash equivalents..........................        2,520,163     (1,668,991)        (226,000)
Cash and cash equivalents at beginning of year...................        3,542,760      5,211,751        5,437,751
                                                                   ---------------  -------------  ---------------
Cash and cash equivalents at end of year.........................  $     6,062,923  $   3,542,760  $     5,211,751
                                                                   ---------------  -------------  ---------------
                                                                   ---------------  -------------  ---------------

                        CB BANCORP, INC. AND SUBSIDIARY

                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                        1996            1995            1994
                                                                   ---------------  -------------  ---------------
Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest.....................................................  $     6,870,582  $   4,147,503  $     5,121,674
    Income taxes.................................................        1,618,449        885,250        1,477,320
  Noncash investing activities

    Transfer from:
      Securities held for sale to securities
        available-for-sale.......................................  $     --         $     574,841  $     --
      Mortgage-backed and related securities to mortgage-backed
        and related securities held-to-maturity..................        --            10,275,366        --
    Transfer from investment securities to securities
      held-to-maturity...........................................        --             7,170,481        --
    Investment in/obligation relative to limited partnership
      (Note 16)..................................................        --             1,450,000        --
    Real estate acquired in settlement of loans..................           75,479         42,697           45,897

          See accompanying notes to consolidated financial statements.

                        CB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1996, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF OPERATIONS AND INDUSTRY SEGMENT INFORMATION: CB Bancorp, Inc. is a holding company located in Michigan City, Indiana and owns all the outstanding stock of Community Bank, A Federal Savings Bank ("the Bank") and Community Financial Services Inc. ("Community Financial"), a wholly-owned subsidiary of the Bank (together referred to as "the Company"). The Bank operates in the single industry of banking, including granting loans (primarily real estate loans), accepting deposits, and other banking activities. Community Financial offers various annuity and insurance programs and tax return preparation services to Bank customers and others. Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit affordable housing project in LaPorte County, Indiana. Community Financial also owns 100% of Community Brokerage Services, Inc. ("Community Brokerage") which was chartered on September 12, 1994. Community Brokerage is a full service discount brokerage firm and is a member of the National Association of Securities Dealers. The Company operates primarily in the banking industry which accounts for more than 90% of its revenues, operating income and assets.

    BASIS OF REPORTING: The accompanying consolidated financial statements include the accounts of CB Bancorp, Inc. and its wholly-owned subsidiary. All significant inter-company balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    CERTAIN SIGNIFICANT ESTIMATES: Areas involving the use of management's estimates and assumptions include the allowance for loan losses, the realization of deferred tax assets, fair values of securities and other financial instruments, the determination and carrying value of impaired loans, the carrying value of loans purchased under agreements to resell, the carrying value of mortgage loans held for sale, the carrying value of foreclosed real estate, the determination of other-than-temporary reductions in the fair value of securities, recognition and measurement of loss contingencies and depreciation of premises and equipment. Estimates that are more susceptible to change in the near term include the allowance for loan losses, securities valuations, the carrying value of loans purchased under agreements to resell, the carrying value of mortgage loans held for sale and the realization of deferred tax assets.

    CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash and cash equivalents are defined to include the Company's cash on hand, balances due from financial institutions and short-term interest-earning deposits in other financial institutions with maturities of ninety days or less. The Company reports net cash flows for customer loan transactions, deposit transactions, advance payments by borrowers for taxes and insurance, and deposits made with other financial institutions.

    SECURITIES AND MORTGAGE-BACKED AND RELATED SECURITIES: On April 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". The Company now classifies securities, including mortgage-backed and related securities, into held-to-maturity, available-for-sale and trading categories. Held-to-maturity securities are those which the Company has the positive intent and ability to hold to maturity, and

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) are reported at amortized cost. Available-for-sale securities are those the Company may decide to sell if needed for liquidity, asset-liability management or other reasons. Available-for-sale securities are reported at fair value, with unrealized gains and losses included as a separate component of equity, net of tax. Trading securities are bought principally for sale in the near term, and are reported at fair value with unrealized gains and losses included in earnings. Adoption of SFAS No. 115 on April 1, 1994 increased shareholders' equity by $96, net of $63 tax effect.

    Realized gains and losses resulting from the sale of securities are computed by the specific identification method. Interest and dividend income, adjusted by amortization of purchase premium or discount using the level yield method, is included in earnings.

    LOANS PURCHASED UNDER AGREEMENTS TO RESELL: The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary market. The Company held loans that were purchased under agreements to resell from 75 of the 90 approved mortgage companies as of March 31, 1996. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. As a result, no gains and losses are recorded at the resale of loans. The Company records interest income on the loans during the funding period and the Company records fee income received from the mortgage company for each loan when the loan is sold. The Company uses the stated interest rate in the agreement with each mortgage company for interest income recognition, and not the interest rates on individual loans. The Company does not retain servicing of the loans when they are resold. Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired are held for the duration of the construction loan period, which is typically six months or longer.

    MORTGAGE LOANS HELD FOR SALE: Mortgage loans intended for sale are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

    INTEREST INCOME ON LOANS: Interest on loans is accrued over the term of the loans based upon the principal outstanding. Management reviews loans delinquent 90 days or more to determine if the interest accrual should be discontinued. All mortgage loans delinquent 90 days or more are placed on non-accrual status. Interest income on consumer and other loans is discontinued when serious doubt exists as to the collectibility of a loan. Effective April 1, 1995, under SFAS No. 114, "Accounting by Creditors for Impairment of a Loan", as amended by SFAS No. 118, the carrying value of impaired loans is periodically adjusted to reflect cash payments, revised estimates of future cash flows, and increases in the present value of expected cash flows due to the passage of time. Cash payments representing interest income are reported as such and other cash payments are reported as reductions in carrying value. Increases or decreases in carrying value due to changes in estimates of future payments or the passage of time are reported as a component of the provision for loan losses.

    LOAN FEES AND COSTS: Loan fees, net of direct origination costs, are deferred. The net amount deferred is reported in the consolidated balance sheets as part of loans and is recognized into interest income over the term of the loan using the level yield method.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

    SFAS No. 114 and SFAS No. 118 were adopted effective April 1, 1995 and require recognition of loan impairment. Loans are considered impaired if full principal or interest payments are not anticipated in accordance with the contractual loan terms. Impaired loans are carried at the present value of expected future cash flows discounted at the loans effective interest rate or at the fair value of the collateral if the loan is collateral dependent. A portion of the allowance for loan losses is allocated to impaired loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a component of the provision for loan losses. The effect of adopting these standards was not material.

    Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of a borrower's operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 30 days or more. Commercial and mortgage loans placed on nonaccrual are often considered for impairment. Impaired loans, or portions thereof, are charged off when deemed uncollectible. The nature of disclosures for impaired loans is considered generally comparable to prior nonaccrual and renegotiated loans and non-performing and past-due asset disclosures.

    FORECLOSED REAL ESTATE: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of acquisition. Any reduction to fair value from the carrying value of the related loan at the time of acquisition is accounted for as a loan loss and charged against the allowance for loan losses. After acquisition, a valuation allowance is recorded through a charge to income for the amount of estimated selling costs. Valuations are periodically performed by management, and valuation allowances are adjusted through a charge to income for changes in fair value or estimated selling costs.

    PREMISES AND EQUIPMENT: Premises and equipment of the Company are stated at cost less at accumulated depreciation. Premises are depreciated using the straight-line method with useful lives ranging from twelve to fifty years, and equipment is depreciated using the straight-line method with useful lives ranging from four to twelve years. Land is carried at cost. Maintenance and repairs are expensed and improvements are capitalized.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES: The Company files annual consolidated federal and state income tax returns. Income tax expense is based upon the asset and liability method. The asset and liability method requires the Company to record income tax expense based on the amount of taxes due on its consolidated tax return plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

    EARNINGS PER SHARE, 100% COMMON STOCK DIVIDEND AND TREASURY STOCK: Earnings per common and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. Employee and Director stock options are considered common stock equivalents. On January 19, 1994, the Board of Directors declared a 100% common stock dividend which was distributed to shareholders of record as of February 9, 1994, increasing issued shares by 642,119 shares. The weighted-average number of shares outstanding for the calculation of earnings per common and common equivalent share was 1,261,062 for 1996, 1,289,998 for 1995 and 1,293,117 for 1994 as restated for the 1994 100% stock dividend. The weighted-average number of shares outstanding for the calculation of fully-diluted earnings per share was 1,264,728 for 1996, 1,291,301 for 1995 and 1,308,239 for 1994 as restated for the 1994 100% stock dividend.

    Treasury stock activity for the years ended March 31 is summarized as follows (all numbers of shares restated for the 1994 100% stock dividend):

                                                                             1996       1995       1994
                                                                           ---------  ---------  ---------
Treasury stock at beginning of year......................................     71,100     60,016     --
Shares of common stock purchased.........................................     38,495     22,000     64,200
Shares of common stock reissued (for stock options exercised)............    (13,583)   (10,916)    (4,184)
                                                                           ---------  ---------  ---------
Treasury stock at end of year............................................     96,012     71,100     60,016
                                                                           ---------  ---------  ---------
                                                                           ---------  ---------  ---------

    RECLASSIFICATIONS: Certain amounts appearing in the 1995 and 1994 consolidated financial statements and notes thereto have been reclassified to conform with the 1996 presentation.

NOTE 2--SECURITIES

    The amortized cost and fair value of securities at March 31, 1996 are as follows:

                                                                             GROSS        GROSS
                                                             AMORTIZED    UNREALIZED   UNREALIZED
AVAILABLE-FOR-SALE                                              COST         GAINS       LOSSES      FAIR VALUE
----------------------------------------------------------  ------------  -----------  -----------  ------------
Marketable equity securities..............................  $    578,315   $  43,956    $  (1,323)  $    620,948
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------

HELD-TO-MATURITY
----------------------------------------------------------
U.S. Treasury and U.S. Government agency securities.......  $  3,000,000   $  --        $ (30,000)  $  2,970,000
Corporate notes...........................................     2,674,726       5,296       (6,022)     2,674,000
                                                            ------------  -----------  -----------  ------------
    Total.................................................  $  5,674,726   $   5,296    $ (36,022)  $  5,644,000
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------

OTHER SECURITIES
----------------------------------------------------------
Stock in Federal Home Loan Bank...........................  $  2,702,000   $  --        $  --       $  2,702,000
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 2--SECURITIES (CONTINUED)
    The amortized cost and fair value of securities at March 31, 1995 are as follows:

                                                                      GROSS        GROSS
                                                      AMORTIZED    UNREALIZED   UNREALIZED
AVAILABLE-FOR-SALE                                       COST         GAINS       LOSSES      FAIR VALUE
---------------------------------------------------  ------------  -----------  -----------  ------------
Marketable equity securities.......................  $    578,315   $  11,620    $  (8,604)  $    581,331
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

HELD-TO-MATURITY
---------------------------------------------------
U.S. Treasury and U.S. Government agency
  securities.......................................  $  3,755,781   $     137    $ (72,918)  $  3,683,000
Corporate notes....................................     2,732,898       3,002         (900)     2,735,000
                                                     ------------  -----------  -----------  ------------
    Total..........................................  $  6,488,679   $   3,139    $ (73,818)  $  6,418,000
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

OTHER SECURITIES
---------------------------------------------------
Stock in Federal Home Loan Bank....................  $  2,350,400   $  --        $    (400)  $  2,350,000
                                                     ------------  -----------  -----------  ------------
                                                     ------------  -----------  -----------  ------------

    The amortized cost and estimated market value of debt securities at March 31, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

HELD-TO-MATURITY:                                                           AMORTIZED COST   FAIR VALUE
--------------------------------------------------------------------------  --------------  ------------
Due in one year or less...................................................   $  2,016,946   $  2,018,000
Due after one year through five years.....................................      3,657,780      3,626,000
                                                                            --------------  ------------
                                                                             $  5,674,726   $  5,644,000
                                                                            --------------  ------------
                                                                            --------------  ------------

    There were no sales of securities during the year ended March 31, 1996.

    Sales of securities available-for-sale during the year ended March 31, 1995 were as follows:

                                                                                                        GROSS
                                                                              PROCEEDS   GROSS GAIN     LOSS
                                                                             ----------  -----------  ---------
Equity securities..........................................................  $   49,200   $  --       $    (650)

    Sales of securities held for sale during the year ended March 31, 1994, were as follows:

                                                                                                        GROSS
                                                                              PROCEEDS   GROSS GAIN     LOSS
                                                                             ----------  -----------  ---------
Debt securities............................................................  $  500,503   $     503   $  --

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 3--MORTGAGE-BACKED AND RELATED SECURITIES

    The carrying values and fair values of mortgage-backed and related securities held-to-maturity as presented on the balance sheets are summarized as follows:

                                                                       MARCH 31, 1996
                                            ---------------------------------------------------------------------
                                              PRINCIPAL    UNAMORTIZED    UNEARNED     CARRYING
                                               BALANCE       PREMIUMS    DISCOUNTS       VALUE       FAIR VALUE
                                            -------------  ------------  ----------  -------------  -------------
GNMA certificates.........................  $   3,600,363   $    8,787   $   (9,750) $   3,599,400  $   3,646,000
FHLMC certificates........................      4,891,720        3,580       (6,302)     4,888,998      4,914,000
FNMA certificates.........................        879,837       --           (7,879)       871,958        886,000
Collateralized mortgage obligations.......        833,925          473   $   (2,576)       831,822        836,000
                                            -------------  ------------  ----------  -------------  -------------
                                            $  10,205,845   $   12,840   $  (26,507) $  10,192,178  $  10,282,000
                                            -------------  ------------  ----------  -------------  -------------
                                            -------------  ------------  ----------  -------------  -------------


                                                                       MARCH 31, 1996
                                            ---------------------------------------------------------------------
                                              PRINCIPAL    UNAMORTIZED    UNEARNED     CARRYING
                                               BALANCE       PREMIUMS    DISCOUNTS       VALUE       FAIR VALUE
                                            -------------  ------------  ----------  -------------  -------------
GNMA certificates.........................  $   2,923,684   $    5,052   $  (15,718) $   2,913,018  $   2,922,000
FHLMC certificates........................      5,956,098       16,772      (10,369)     5,962,501      5,883,000
FNMA certificates.........................        970,293       --           (8,899)       961,394        951,000
Collateralized mortgage obligations.......        903,477        1,627   $   (2,141)       902,963        891,000
                                            -------------  ------------  ----------  -------------  -------------
                                            $  10,753,552   $   23,451   $  (37,127) $  10,739,876  $  10,647,000
                                            -------------  ------------  ----------  -------------  -------------
                                            -------------  ------------  ----------  -------------  -------------

    Gross unrealized gains and losses on mortgage-backed and related securities held-to-maturity are as follows:

                                                                       MARCH 31, 1996            MARCH 31, 1995
                                                                  ------------------------  ------------------------
                                                                     GROSS        GROSS        GROSS        GROSS
                                                                  UNREALIZED   UNREALIZED   UNREALIZED   UNREALIZED
                                                                     GAINS       LOSSES        GAINS       LOSSES
                                                                  -----------  -----------  -----------  -----------
GNMA certificates...............................................   $  53,136    $  (6,536)   $  34,932   $   (25,950)
FHLMC certificates..............................................      71,973      (46,971)      37,750      (117,251)
FNMA certificates...............................................      14,042       --           --           (10,394)
Collateralized mortgage obligations.............................       4,223    $     (45)   $  --           (11,963)
                                                                  -----------  -----------  -----------  -----------
                                                                   $ 143,374    $ (53,552)   $  72,682   $  (165,558)
                                                                  -----------  -----------  -----------  -----------
                                                                  -----------  -----------  -----------  -----------

    The Company did not sell any mortgage-backed and related securities during the fiscal years ended March 31, 1996, 1995 and 1994.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 4

    Loans receivable at March 31 are summarized as follows:

                                                                               1996           1995
                                                                           -------------  -------------
First Mortgage loans (principally conventional)
  Principal balances
    Secured by one-to-four family residences.............................  $  73,413,053  $  74,384,741
    Secured by other properties..........................................     11,412,555      7,754,828
    Construction loans...................................................        591,450      2,427,863
                                                                           -------------  -------------
                                                                              85,417,058     84,567,432
  Loans in Process.......................................................        (47,836)    (1,421,700)
  Unearned Discounts.....................................................           (993)       (10,241)
  Net deferred loan origination fees.....................................       (417,599)      (432,487)
                                                                           -------------  -------------
      Total first mortgage loans.........................................     84,950,630     82,703,004

Consumer and other loans
  Principal balances
    VISA/Master cards....................................................        388,685         37,252
    Automobile...........................................................        400,132        361,482
    Home equity and second mortgage......................................      1,789,185      1,272,581
    Commercial...........................................................      4,532,775      2,007,527
    Other................................................................        555,043        407,983
                                                                           -------------  -------------
      Total consumer and other loans.....................................      7,665,820      4,086,825
                                                                           -------------  -------------
                                                                           $  92,616,450  $  86,789,829
                                                                           -------------  -------------
                                                                           -------------  -------------

    The Company has entered into agreements with mortgage companies in which the Company purchases, at its discretion, mortgage loans ("pipeline") from the mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. Such loans are reviewed, prior to purchase, for evidence that the loans are of secondary market quality and meet the Company's internal underwriting guidelines. An assignment of the mortgage to the Company is required. In addition, the Company either takes possession of the original note and forwards such note to the end investor or the Company receives a certified copy of the note and subsequently receives acknowledgment from the end investor of receiving the original note. A commitment to purchase from an end investor is required prior to purchase by the Company. In the event that the end investor would not honor this commitment and the mortgage companies would not be able to honor their repurchase obligations, the Company would then need to sell these loans in the secondary market at the fair value of these loans. Purchase money and refinance loans are generally held no more than 90 days by the Company and are typically resold within 30 days. The Company also purchases interim construction loans under this program and holds these loans for the duration of the construction loan period which is typically six months or longer. With regard to the interim construction loans in the pipeline, the Company recognizes that there may be credit risk due to possible change in the borrower's financial condition during the interim construction period. The Company had approximately $29,416,000 of interim construction loans in the pipeline at March 31, 1996.

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 4 (CONTINUED)
    The mortgage companies from which individual mortgage loans have been purchased under agreements to resell and the related amounts of such loans outstanding are as follows at March 31:

COMPANY                                                                        1996           1995
-------------------------------------------------------------------------  -------------  -------------
Company A................................................................  $  12,792,251  $   6,095,730
Company B................................................................      8,614,313       --
Company C................................................................      6,791,723      6,454,712
Company D................................................................      5,023,314       --
Companies with balances between $1,000,000 and $5,000,000 (1996--12
  companies; 1995--3 companies)..........................................     33,254,163      6,720,642
Other companies with balances less than $1,000,000.......................     13,555,486      5,908,123
                                                                           -------------  -------------
                                                                           $  80,031,250  $  25,179,207
                                                                           -------------  -------------
                                                                           -------------  -------------

    Activity in the allowance for loan losses for the years ended March 31 is summarized as follows:

                                                                       1996         1995        1994
                                                                   ------------  ----------  ----------
Balance at beginning of year.....................................  $    672,276  $  594,453  $  494,653
Provision charged to income......................................     1,020,000      78,000     103,000
Recoveries.......................................................       --           --             846
Charge-offs......................................................      (345,948)       (177)     (4,046)
                                                                   ------------  ----------  ----------
Balance at end of year...........................................  $  1,346,328  $  672,276  $  594,453
                                                                   ------------  ----------  ----------
                                                                   ------------  ----------  ----------

    Information regarding impaired loans is as follows for the year ending March 31, 1996:

Average investment in impaired loans....................................  $ 333,020
Interest income recognized on impaired loans including interest income
  recognized on cash basis..............................................    144,320
Interest income recognized on impaired loans on cash basis..............    128,339

    Information regarding impaired loans at March 31, 1996 is as follows:

Balance of impaired loans...............................................  $2,164,419
Less portion for which no allowance for loan losses is allocated........   (500,942)
                                                                          ---------
Portion of impaired loan balance for which an allowance for loan losses is allocated..........................................................  $1,663,477
                                                                          ---------
                                                                          ---------
Portion of allowance for loan losses allocated to impaired loan balance...............................................................  $ 166,348
                                                                          ---------
                                                                          ---------

                        CB BANCORP, INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 4 (CONTINUED)
    Nonaccrual and renegotiated loans for which interest has been reduced totaled approximately $804,000 at March 31, 1995. Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized at March 31 is summarized as follows:

                                                                                     1995        1994
                                                                                  ----------  ----------
Interest income that would have been recorded...................................  $   54,000  $   50,000
Interest income recognized......................................................     (22,000)    (28,000)
                                                                                  ----------  ----------
Interest income foregone........................................................  $   32,000  $   22,000
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    The Bank is not committed to lend additional funds to debtors whose loans have been modified.

    Of the total balance of impaired loans as of March 31, 1996, $1,663,477 relates to amounts associated with Bennett Funding Group Inc. ("Bennett") and Aloha Capital Corporation ("Aloha"), an affiliate of Bennett. The reason for the impairment classification is that Bennett recently filed for Chapter 11 bankruptcy and Aloha was drawn into involuntary bankruptcy. The Bank purchased numerous leases secured by small business equipment such as copy and facsimile machines from Bennett and Aloha. The purchases total approximately $396,000 from Bennett and $1.3 million from Aloha. Both companies act as servicing agents to collect lease payments for the Bank. The portion of allowance for loan losses allocated to the above loans is $166,348 which is based on the aging of the underlying leases and the assumption of 90 days delay in payments.

NOTE 5--FORECLOSED REAL ESTATE, NET

    There was no foreclosed real estate at March 31, 1996 and 1995.

    Activity in the allowance for losses for foreclosed real estate for the years ended March 31 is summarized as follows:

                                                                                1996       1995        1994
                                                                              ---------  ---------  ----------
Balance at beginning of year................................................  $  --      $  --      $   14,400
Provision for losses........................................................     --         --          --
Charge-offs.................................................................     --         --         (14,400)
Recoveries..................................................................     --         --          --
                                                                              ---------  ---------  ----------
Balance at end of year......................................................  $  --      $  --      $   --
                                                                              ---------  ---------  ----------
                                                                              ---------  ---------  ----------

    Losses from real estate operations for the years ended March 31 are as follows:

                                                                              1996       1995       1994
                                                                            ---------  ---------  ---------
Provision for losses......................................................  $  --      $  --      $  --
Other.....................................................................      8,961     11,038      9,254
                                                                            ---------  ---------  ---------
                                                                            $   8,961  $  11,038  $   9,254
                                                                            ---------  ---------  ---------
                                                                            ---------  ---------  ---------

                         CB BANCORP INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1996, 1995 AND 1994

NOTE 6--LOAN SERVICING

    Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans at March 31 is summarized as follows:

                                                                        1996          1995
                                                                    ------------  ------------
Mortgage loan portfolios serviced for the Federal Home Loan
  Mortgage Corporation............................................  $  1,483,584  $  1,869,565
                                                                    ------------  ------------
                                                                    ------------  ------------

    Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $35,000 and $51,000 at March 31, 1996 and 1995, respectively.

NOTE 7--ACCRUED INTEREST RECEIVABLE

    Accrued interest receivable at March 31 is summarized as follows:

                                                                          1996         1995
                                                                      ------------  ----------
Securities..........................................................  $     64,940  $  102,278
Mortgage-backed and related securities..............................        74,146      71,576
Loans receivable and loans purchased under agreements to resell.....     1,044,173     612,550
                                                                      ------------  ----------
                                                                      $  1,183,259  $  786,404
                                                                      ------------  ----------
                                                                      ------------  ----------

NOTE 8--PREMISES AND EQUIPMENT, NET

    Premises and equipment are stated at cost, less accumulated depreciation, and consist of the following at March 31:

                                                                      1996           1995
                                                                  -------------  -------------
Land and land improvements......................................  $     378,897  $     375,620
Buildings.......................................................      3,065,759      3,062,299
Furniture, fixtures, and equipment..............................      1,376,963      1,232,873
Construction in progress........................................         20,022       --
                                                                  -------------  -------------
                                                                      4,841,641      4,670,792
Accumulated depreciation and amortization.......................     (2,454,259)    (2,265,673)
                                                                  -------------  -------------
                                                                  $   2,387,382  $   2,405,119
                                                                  -------------  -------------
                                                                  -------------  -------------

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 9--DEPOSITS

    Deposits at March 31 are summarized as follows:

                                                 WEIGHTED                  1996                       1995
                                               AVERAGE RATE      -------------------------  -------------------------
                                             AT MARCH 31, 1996       AMOUNT       PERCENT       AMOUNT       PERCENT
                                            -------------------  --------------  ---------  --------------  ---------
Demand and NOW accounts, including
  noninterest-bearing deposits of
  $16,639,090 in 1996 and $7,109,518 in
  1995....................................            1.03%      $   30,980,804      22.61% $   19,659,348      17.73%
Money market account......................            3.53            9,424,860       6.88       8,944,562       8.07
Passbook accounts.........................            3.01           27,984,565      20.42      29,089,724      26.24
                                                                 --------------  ---------  --------------  ---------
                                                                     68,390,229      49.91      57,693,634      52.04
Certificates of deposit:
  3.00 to 3.99%...........................                              330,461        .24       3,986,661       3.60
  4.00 to 5.99%...........................                           56,522,216      41.24      37,478,648      33.81
  6.00 to 7.99%...........................                           11,804,225       8.61      11,666,198      10.52
  8.00 to9.99%............................                             --           --              34,444        .03
                                                                 --------------  ---------  --------------  ---------
                                                                     68,656,902      50.09      53,165,951      47.96
                                                                 --------------  ---------  --------------  ---------
                                                                 $  137,047,131     100.00% $  110,859,585     100.00%
                                                                 --------------  ---------  --------------  ---------
                                                                 --------------  ---------  --------------  ---------

    The aggregate amount of deposits with a minimum denomination of $100,000 was approximately $32,078,000 and $18,252,000 at March 31, 1996 and 1995,
respectively.

    At March 31, 1996, scheduled maturities of certificates of deposit are as follows:

                                    1997           1998          1999          2000          2001      THEREAFTER
                                -------------  ------------  ------------  ------------  ------------  ----------
3.00 to 3.99%.................  $     326,101  $    --       $      4,360  $             $             $
4.00 to 5.99%.................     44,363,322     7,313,875     3,625,784       586,414       563,773      69,048
6.00 to 7.99%.................      5,921,712  $  1,879,553     1,014,485     1,636,247       915,909     436,319
                                -------------  ------------  ------------  ------------  ------------  ----------
                                $  50,611,135  $  9,193,428  $  4,644,629  $  2,222,661  $  1,479,682  $  505,367
                                -------------  ------------  ------------  ------------  ------------  ----------
                                -------------  ------------  ------------  ------------  ------------  ----------

    Interest expense on deposits for the years ended March 31 is summarized as follows:

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Money market accounts...................................................  $    302,868  $    284,966  $    285,369
Passbook accounts.......................................................       835,831       943,970     1,004,496
NOW accounts............................................................       300,517       282,527       300,772
Certificates of Deposit.................................................     3,601,057     2,449,708     2,872,905
                                                                          ------------  ------------  ------------
                                                                          $  5,040,273  $  3,961,171  $  4,463,542
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 10--BORROWED FUNDS

    Borrowed funds at March 31 are summarized as follows:

                                                                     1996           1995
                                                                 -------------  -------------
Federal funds purchased........................................  $   7,000,000  $   7,000,000
Advances from the Federal Home Loan Bank.......................     38,000,000      4,000,000
Line of credit with Federal Home Loan Bank.....................        124,355      1,362,804
                                                                 -------------  -------------
                                                                 $  45,124,355  $  12,362,804
                                                                 -------------  -------------
                                                                 -------------  -------------

    Fixed rate and variable rate advances from the Federal Home Loan Bank at March 31, 1996 amount to $4 million and $34 million, respectively.

    Advances from the Federal Home Loan Bank consist of the following:

                                                                         MARCH 31, 1996
                                                               ----------------------------------
                                                                WEIGHTED AVERAGE
MATURITY                                                          INTEREST RATE        AMOUNT
-------------------------------------------------------------  -------------------  -------------
1997.........................................................            5.59%      $  36,000,000
1998.........................................................            5.76%          1,000,000
1999.........................................................            5.67%          1,000,000
                                                                                    -------------
                                                                                    $  38,000,000
                                                                                    -------------
                                                                                    -------------

    Information concerning borrowings under repurchase agreements for the years ended March 31 is summarized as follows:

                                                                           1996        1995
                                                                       ------------  ---------
Average balance during the period....................................  $     72,329  $   1,808
Average interest rate during the period..............................          6.50%      6.20%
Maximum month-end balance during the period..........................     1,760,000     30,000

    The Company had no borrowings under repurchase agreements as of March 31, 1996 and 1995.

    Federal funds purchased represent overnight purchase of federal funds from American National Bank, Chicago, Illinois.

    At March 31, 1996 specific mortgage loans with a carrying value of approximately $59,226,000 and specific mortgage-backed securities with a carrying value of approximately $4,251,000 were pledged to the Federal Home Loan Bank of Indianapolis to secure current and future advances. In addition, the Bank has a line of credit approved up to $5,000,000 with the Federal Home Loan Bank of Indianapolis. This line is secured by specific collateral listed above. The Bank had borrowings of $124,355 against this line of credit at March 31, 1996.

    The Bank has four irrevocable direct pay letters of credit with the Federal Home Loan Bank of Indianapolis totaling approximately $4,049,000. These letters of credit are secured by the same collateral listed above. The balance of these letters of credit at March 31, 1996 is $0.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 10--BORROWED FUNDS (CONTINUED)
    Interest expense on borrowed funds for the years ended March 31 is summarized as follows:

                                                             1996         1995        1994
                                                         ------------  ----------  ----------
Advances from the FHLB.................................  $  1,501,121  $   64,876  $  500,336
Other..................................................       521,284     117,683     142,507
                                                         ------------  ----------  ----------
                                                         $  2,022,405  $  182,559  $  642,843
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------

NOTE 11--EMPLOYEE BENEFITS

    EMPLOYEE PENSION PLAN: The Bank is part of a multi-employer defined benefit pension plan covering all qualified employees. The plan is administered by the directors of the Financial Institutions Retirement Fund. There is no separate valuation of plan benefits nor segregation of plan assets specifically for the Bank. The plan is a multi-employer plan and separate actuarial valuations are not made with respect to each employer nor are the plan assets so segregated. However, as of June 30, 1995, the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total vested benefits. The cost of the plan is charged to expense and amounted to $4,815, $3,294 and $3,222 for the years ended March 31, 1996, 1995 and 1994, respectively.

    DEFERRED COMPENSATION PLAN: In 1994, the Company implemented a deferred compensation plan for its Board of Directors. Under the terms of the plan, directors may elect to defer a portion of their fees which would be retained by the Company with interest being credited to the participant's deferred balance. Upon retirement, the participant would be entitled to receive the accumulated deferred balance, paid over a specified number of years. The Company has purchased insurance contracts on the lives of the participants in the deferred compensation plan and has named the Company as beneficiary. While no direct contract exists between the deferred compensation plan and the life insurance contracts, it is management's current intent that the revenue from the insurance contracts will be used as a funding source for the deferred compensation plan. The cash surrender value of the life insurance was approximately $1,426,000 and $1,351,000 at March 31, 1996 and 1995, respectively, and is included in other assets. At March 31, 1996 and 1995, the accrued liability for deferred fees was approximately $152,000 and $85,000, respectively. The income derived from the investment in life insurance included in other income was approximately $75,000 and $68,000 for the years ended March 31, 1996 and 1995, respectively.

    SUPPLEMENTAL RETIREMENT PLAN: The Bank maintains a supplemental retirement plan for executive officers of the Bank. The Company has purchased insurance contracts on the lives of the participants in the supplemental retirement plan and has named the Company as beneficiary. While no direct contract exists between the supplemental retirement plan and the life insurance contracts, it is management's current intent that the revenue from the insurance contracts will be used as a funding source for the supplemental retirement plan. The Bank is recording a liability equal to the projected present value of the payment due at retirement based on the projected remaining years of service using the projected unit credit method. The cash surrender value of the life insurance was approximately $938,000 and $879,000 at March 31, 1996 and 1995, respectively, and is included in other assets. The income derived from the investment in life insurance included in other income was approximately $59,000, $52,000 and $56,000 for the years ended March 31, 1996, 1995 and 1994, respectively. The cost of the plan charged to expense was approximately $44,000, $40,000 and $33,000 for the years ended March 31, 1996, 1995 and 1994, respectively. The accrued

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 11--EMPLOYEE BENEFITS (CONTINUED)
liability to the Company was approximately $203,000 and $154,000 at March 31, 1996 and 1995, respectively.

    STOCK OPTION PLAN FOR OUTSIDE DIRECTORS: The Board of Directors of the Company has adopted the CB Bancorp, Inc. 1992 Stock Option Plan for outside directors (the "Directors' Plan") of the Company. Options for the purchase of 38,528 shares of common stock are authorized under the Directors' Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible directors may exercise 100% of the options awarded to them. All 38,528 options were granted at an exercise price of $5 per share, restated for the 1994 100% stock dividend.

    Activity in the Directors' Plan for years ended March 31 is summarized as follows:

                                                                               NUMBER OF OPTIONS
                                                                 OPTION       --------------------
                                                             EXERCISE PRICE     1996       1995
                                                             ---------------  ---------  ---------
Balance at beginning of year...............................     $    5.00        26,896     36,528
Options exercised..........................................          5.00        (7,632)    (9,632)
                                                                    -----     ---------  ---------
Balance at end of year.....................................     $    5.00        19,264     26,896
                                                                    -----     ---------  ---------
                                                                    -----     ---------  ---------

    RECOGNITION AND RETENTION PLANS (RRP): In conjunction with the Bank's conversion, the Company has established the Recognition and Retention Plans as a method of providing directors, officers and other key employees of the Bank with a proprietary interest in the Company in a manner designed to encourage such persons to remain with the Bank. The terms of each RRP will be identical, only the participants and the number of shares awarded to each participant vary. Eligible directors, officers and other key employees of the Company will earn (i.e., become vested in) shares of common stock covered by the award at a rate of 20% per year commencing immediately upon conversion. The Bank contributed funds to the RRP to enable the Plans to acquire in the aggregate 38,528 shares of common stock, restated for the 1994 stock dividend. An expense of $26,968, $41,999 and $80,963 was recorded for these Plans for the years ended March 31, 1996, 1995, and 1994, respectively.

    EMPLOYEE STOCK OWNERSHIP PLAN (ESOP): The Bank maintains an ESOP for eligible employees. Employees with 1,000 hours of employment with the Bank and who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company to purchase 89,896 shares of common stock, restated for the 1994 100% stock dividend. Collateral for the loan is the common stock purchased by the ESOP. The loan is being repaid principally from the Bank's discretionary contributions to the ESOP over a seven year period ending in 1999, at a variable interest rate. The current interest rate for the loan is 9.50%. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

    Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will not receive any benefit under the

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 11--EMPLOYEE BENEFITS (CONTINUED)
ESOP. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable in the form of stock or cash upon termination of employment. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

    The ESOP compensation expense was $64,211 for each of the years ended March 31, 1996, 1995 and 1994, respectively. The ESOP shares as of March 31 (adjusted for the 100% stock dividend) were as follows:

                                                                               1996       1995
                                                                             ---------  ---------
Allocated shares...........................................................     37,604     25,684
Shares released for allocation.............................................        684        350
Unreleased shares..........................................................     51,608     63,862
                                                                             ---------  ---------
Total ESOP Shares..........................................................     89,896     89,896
                                                                             ---------  ---------
                                                                             ---------  ---------

    On April 1, 1994, the Bank adopted AICPA's Statement of Position 93-6 ("SOP 93-6") EMPLOYERS' ACCOUNTING FOR EMPLOYEE STOCK OWNERSHIP PLANS. SOP 93-6 relates only to shares purchased by the ESOP after December 31, 1992. SOP 93-6 requires that the employer record compensation expense in an amount equal to the fair value of shares committed to be released to employees from the ESOP, and these shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated shares are recorded as a reduction of debt and accrued interest. SOP 93-6 did not impact the Bank's recognition of compensation expense as all shares currently held by the Bank's ESOP were purchased prior to December 31, 1992. Therefore, for the shares currently held by the ESOP, the Bank will continue to recognize compensation expense equal to the amount of cash contributed to the ESOP. All shares held by the ESOP are considered outstanding for earnings per share computations, and all dividends on ESOP shares are recorded as a reduction of retained earnings.

    STOCK OPTION PLAN: The Board of Directors of the Company has adopted the CB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Option Plan"). The number of options authorized under the Plan is 89,892 shares of common stock, restated for the 1994 100% stock dividend. Officers and employees of the Company and its subsidiary are eligible to participate in the Option Plan. The option exercise price must be at least 100% of the fair market value of the common stock on the date of the grant, and the option term cannot exceed 10 years. Eligible officers and employees of the Company can exercise options awarded to them at a rate of 20% per year. A total of 89,892 options were granted at an exercise price of $5 per share, restated for the 1994 100% stock dividend.

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 11--EMPLOYEE BENEFITS (CONTINUED)
    Activity in the Option Plan for years ended March 31 is summarized as follows:

                                                                             NUMBER OF OPTIONS
                                                           RANGE OF OPTION  --------------------
                                                           EXERCISE PRICE     1996       1995
                                                           ---------------  ---------  ---------
Balance at beginning of year.............................    $5.00-$8.50       86,424     87,708
Options exercised........................................       $5.00          (5,951)    (1,284)
                                                                            ---------  ---------
Balance at end of year...................................    $5.00-$8.50       80,473     86,424
                                                                            ---------  ---------
                                                                            ---------  ---------

    OUTSIDE DIRECTORS' CONSULTATION AND RETIREMENT PLAN: The Board of Directors adopted the Outside Directors' Consultation and Retirement Plan (the "Directors' Consultation Plan"). The purpose of the Directors' Consultation Plan is to provide possible retirement benefits to directors who are not officers or employees of the Company to ensure that the Company will have their continued service and assistance, if bought by and annually contracted for by the Board of Directors in the conduct of the Company's business in the future. These persons will, if contracted for, be eligible, upon retirement, to receive an annual benefit equal to a portion of the annual retainer fee, determined as of the director's retirement date, set forth in the table below. The annual benefits will be provided in monthly installments for the number of months a director has agreed to provide consulting services after retirement from the Board, not to exceed ten years. All benefits will cease upon a director's death. An expense of approximately $37,000 and $80,000 was recorded for this plan for the years ended March 31, 1996 and 1995. The resulting liability to the Company was approximately $211,000 and $174,000 at March 31, 1996 and 1995 respectively.

                                                                           PERCENTAGE OF
YEARS OF SERVICE                                                     ANNUAL RETIREMENT BENEFIT
------------------------------------------------------------------  ---------------------------
10................................................................                  25%
15................................................................                  50%
20................................................................                  75%
25................................................................                 100%

    Effective April 1, 1996, the Board of Directors of the Bank approved the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to replace the Outside Directors' Consultation and Retirement Plan. The purpose of the Directors' Emeritus Plan is to ensure that the Bank may, if the Board so desires, has the continued service and assistance of directors who are not officers or employees of the Bank in the conduct of the Bank's business in the future. These directors have provided, and will continue to provide, expertise in enabling the Bank to experience successful growth and development.

    The Directors' Emeritus Plan provides that a participant will be eligible, upon termination due to retirement, resignation, discharge, death, disability or otherwise, to receive an amount equal to the most recently received monthly board fee paid to the outside director prior to his termination for a period of 48 months. Directors eligible to participate in the Directors' Emeritus Plan consist of directors who are not active officers or employees of the Bank, who have served as a director for at least three consecutive years and have obtained the age of 55. However, an outside director with three years of continuous service whose termination is due to retirement and is prior to his obtaining age 55 will become eligible to receive benefits under the Directors' Emeritus Plan when he reaches age 55. In addition, if an outside director

                         CB BANCORP INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 11--EMPLOYEE BENEFITS (CONTINUED)
with three years of continuous service becomes disabled or dies prior to reaching age 55 or prior to his electing director emeritus status, he or his beneficiary shall receive benefits under the Directors' Emeritus Plan. The resulting liability from the Directors' Emeritus Plan approximates the liability accrued under the Directors' Consultation Plan.

NOTE 12--INCOME TAXES

    The Company files consolidated income tax returns. If certain conditions are met in determining taxable income, the Bank is allowed a special bad debt deduction based on a percentage of taxable income (presently 8%) or on specified experience formulas. The Bank used the percentage-of-taxable-income method for all years presented below.

    Income tax expense for the years ended March 31 is summarized as follows:

                                                            1996         1995         1994
                                                        ------------  ----------  ------------
Federal
  Current.............................................  $  1,218,694  $  754,847  $  1,143,835
  Deferred............................................      (146,818)         41       (64,857)
                                                        ------------  ----------  ------------
                                                           1,071,876     754,888     1,078,978
                                                        ------------  ----------  ------------
State
  Current.............................................       363,345     236,603       346,797
  Deferred............................................       (55,292)    (21,217)      (19,321)
                                                        ------------  ----------  ------------
                                                             308,053     215,386       327,476
                                                        ------------  ----------  ------------
Income tax expense....................................  $  1,379,929  $  970,274  $  1,406,454
                                                        ------------  ----------  ------------
                                                        ------------  ----------  ------------

    Total income tax expense differed from the amounts computed by applying the federal income tax rate of 34% in all periods presented to income before income taxes as a result of the following for the years ended March 31:

                                                            1996         1995         1994
                                                        ------------  ----------  ------------
Income taxes at statutory rate........................  $  1,304,967  $  894,377  $  1,278,758

Tax effect of:
  Non-taxable income..................................        (8,722)    (10,828)      (12,684)
  Increase in cash surrender value of life
    insurance.........................................       (45,656)    (40,798)      (31,878)
  State tax, net of federal income tax effect.........       203,315     142,155       216,134
  Tax credits.........................................       (70,000)     --           --
Other items, net......................................        (3,975)    (14,632)      (43,876)
                                                        ------------  ----------  ------------
    Income tax expense................................  $  1,379,929  $  970,274  $  1,406,454
                                                        ------------  ----------  ------------
                                                        ------------  ----------  ------------

                        CB BANCORP. INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         MARCH 31, 1996, 1995 AND 1994

NOTE 12--INCOME TAXES (CONTINUED)

    The components of the net deferred tax asset recorded in the consolidated balance sheets as of March 31 are as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Deferred tax assets
  Accumulated depreciation............................................  $   41,359  $   32,307
  Bad debts...........................................................     265,804       8,223
  Deferred compensation...............................................      80,384      61,014
  Deferred loan fees..................................................     147,439     171,217
  Other...............................................................       4,130       4,891
                                                                        ----------  ----------
                                                                           539,116     277,652
Deferred tax liabilities
  FHLB stock dividend.................................................     (25,865)    (25,865)
  Affordable housing partnership......................................     (48,745)     --
  Other...............................................................     (33,659)     (6,163)
                                                                        ----------  ----------
                                                                          (108,269)    (32,028)
Valuation allowance...................................................      --          --
                                                                        ----------  ----------
    Net deferred tax asset............................................  $  430,847  $  245,624
                                                                        ----------  ----------
                                                                        ----------  ----------

    Shareholders' equity at March 31, 1996 includes approximately $1,308,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carry back of net operating losses would create income for tax purposes only, which would be subject to the then current corporate income tax rate. The unrecorded deferred income tax liability on the above amount was approximately $445,000 at March 31, 1996.

NOTE 13--CAPITAL STANDARDS

    Federal regulations require savings banks to have minimum regulatory tangible capital equal to 1.5% of total assets, a 3% core capital ratio and an 8% risk-based capital ratio. Failure to meet a capital requirement exposes the Bank to regulatory sanctions, including limitation on asset growth.

    The Bank, at March 31, 1996 meets the regulatory tangible capital, core capital and the risk-based capital requirements. At March 31, 1996, the Bank's regulatory tangible capital was $16,026,000, or 7.80% of total assets; core capital was $16,026,000 or 7.80% of total assets; and risk-based capital was $17,191,000 or 15.20% of total risk-adjusted assets.

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 13--CAPITAL STANDARDS (CONTINUED)
    The following is a reconciliation of capital under generally accepted accounting principles (GAAP) to regulatory capital for the Bank at March 31, 1996:

                                                    TANGIBLE                     RISK-BASED
                                                     CAPITAL     CORE CAPITAL      CAPITAL
                                                  -------------  -------------  -------------
GAAP capital....................................  $  16,024,973  $  16,024,973  $  16,024,973
Additional capital items
  General valuation allowances--limited.........          1,000          1,000      1,166,000
  Other.........................................             27             27             27
                                                  -------------  -------------  -------------
Regulatory capital--computed....................     16,026,000     16,026,000     17,191,000
Minimum capital requirement.....................      3,072,000      6,144,000      9,045,000
                                                  -------------  -------------  -------------
Regulatory capital--excess......................  $  12,954,000  $   9,882,000  $   8,146,000
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

    Regulations of the Office of Thrift Supervision limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the Office of Thrift Supervision. This regulatory restriction is based on a three-tiered system with the greatest flexibility being afforded to well-capitalized (Tier 1) institutions. The Bank is currently a Tier 1 institution. Accordingly, the Bank can make, without prior regulatory approval, distributions during a calendar year up to 100% of its net income to date during the calendar year plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-in Capital Requirements) at the beginning of the calendar year. Accordingly, at March 31, 1996 approximately $4,464,000 of the Bank's retained earnings is potentially available for distribution.

NOTE 14--GAINS AND LOSSES ON SALES OF INTEREST-EARNING ASSETS, NET

    Gains and losses for the years ended March 31 are summarized as follows:

                                                                     1996       1995       1994
                                                                   ---------  ---------  ---------
Net realized gain on sale of securities held for sale............  $  --      $  --      $     503
Net realized loss on sale of securities available-for-sale.......     --           (650)    --
Net realized gain on sales of first mortgage loans...............     --         --          2,010
Net realized gain on sales of mortgage loans held for sale.......      1,478     --         --
                                                                   ---------  ---------  ---------
                                                                   $   1,478  $    (650) $   2,513
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 15--OTHER NONINTEREST INCOME AND EXPENSE

    Other noninterest income and expense amounts for the years ended March 31 are summarized as follows:

                                                          1996          1995          1994
                                                      ------------  ------------  ------------
OTHER NONINTEREST INCOME
Commission income...................................  $    115,426  $    127,968  $    168,620
Service charges and fees............................       506,034       539,137       447,378
Fees related to loans purchased under agreements to
  resell............................................       369,410       163,984       496,410
Late charge.........................................        21,510        23,126        28,311
Other...............................................       156,392       136,317       112,491
                                                      ------------  ------------  ------------
                                                      $  1,168,772  $    990,532  $  1,253,210
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------
OTHER NONINTEREST EXPENSE
Advertising and promotion...........................  $     97,203  $     93,048  $     81,452
Data processing.....................................       247,017       243,144       246,641
Insurance...........................................        20,348        23,500        38,538
Professional fees...................................       174,265       159,707       159,264
Telephone, postage, and supplies....................       204,903       183,116       162,966
Employee expenses...................................       195,216       145,113       132,207
Other...............................................       332,664       227,957       244,046
                                                      ------------  ------------  ------------
                                                      $  1,271,616  $  1,075,585  $  1,065,114
                                                      ------------  ------------  ------------
                                                      ------------  ------------  ------------

NOTE 16--COMMITMENTS AND CONTINGENCIES

    As of March 1, 1996, the Company leased a branch office in Merrillville, Indiana. Rent expense for the year ended March 31, 1996 was approximately $3,000. In accordance with the terms of the lease, the Company provides liability insurance and pays repairs and maintenance costs. As of March 31, 1996, the future annual rental commitments under non-cancelable leases for five years total approximately $183,000, which includes $35,000 in 1997 and 1998, $36,000 in 1999, $38,000 in 2000 and $39,000 in 2001.

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include commitments to make loans and unused lines of credit. The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and unused lines of credit is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements.

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 16--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At March 31, the Company had outstanding commitments as follows:

                                                                       1996           1995
                                                                   -------------  ------------
Fixed rate loans.................................................  $     137,000  $    325,000
Variable rate loans..............................................       --             679,000
Fixed rate unused lines of credit................................        107,000       655,000
Variable rate unused lines of credit.............................      1,188,000       436,000
Unused letters of credit.........................................      4,074,000     4,360,000
Undisbursed construction loans in repurchase program (variable
  rate)..........................................................     12,412,000

    Fixed rate commitments and lines of credit at March 31, 1996 are at current rates, ranging primarily from 6.875% to 9.00% (loans) and 16.00% to 19.00% (lines of credit). The fixed rate commitments and unused lines of credit are primarily for terms ranging from 60 days to two years.

    Variable rate lines of credit at March 31, 1996 are at current rates, ranging from 9.25% to 10.75%. The letters of credit are based primarily on the 1-year U.S. Treasury note plus 300 basis points, with one additional letter of credit based on the national prime rate of interest plus 100 basis points.

    Since certain commitments to make loans, lines of credit and commitments to fund loans in process expire without being used, the amounts do not necessarily represent future cash commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract.

    The Bank is required to have approximately $800,000 and $625,000 of cash on hand or on deposit with the Federal Reserve Bank of Chicago to meet regulatory reserve requirements at March 31, 1996 and 1995, respectively.

    The deposits of savings associations such as the Bank are presently insured by the Saving Association Insurance Fund ("SAIF"). A recapitalization plan under consideration by the Treasury Department, the FDIC, the OTS and the Congress reportedly provides for a one-time assessment of .85% to .90% to be imposed on all deposits insured by the SAIF in order to recapitalize the SAIF. No assurance can be given, however, as to whether such a recapitalization plan will be implemented. Based on the Company's deposits at March 31, 1996 in the amount of $137.0 million, the Company's share of a one-time assessment of approximately
87.5 basis points would be approximately $1.2 million.

    Community Financial has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit apartment project located in LaPorte County, Indiana. Financing consists of a $2,550,000 first mortgage loan funded with tax exempt bonds. The Bank is the lead lender in the debt financing arrangement and has guaranteed through letters of credit $1,450,000 of the debt financing, which represents the Bank's share of the mortgage loan. The remaining portion of the debt financing is guaranteed by participating lenders through letters of credit in amounts proportional to their loan amounts. The Bank and other lending institutions have as their security a first mortgage lien and an assignment of rents and leases on the apartment complex. As of March 31, 1996, Community Financial has invested $1,678,573 in the limited partnership. Community Financial contributed $228,573 in cash to the partnership while the remaining $1,450,000 was funded by short-term

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 16--COMMITMENTS AND CONTINGENCIES (CONTINUED) tax-exempt notes backed by a letter of credit issued by the Bank. Terms of the partnership agreement allocate 99% of the eligible tax credits to the limited partner. For the year ended March 31, 1996, the limited partner received $70,000 in tax credits, which were the first tax credits received from the limited partnership.

NOTE 17--SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

    The Company grants real estate, commercial and consumer loans, including home improvement and other consumer loans, primarily in LaPorte and Porter counties of Indiana. Substantially all loans are secured by consumer assets and real estate. Loans secured by real estate mortgages make up approximately 92% of the loan portfolio at March 31, 1996 and are primarily secured by residential mortgages. Loans purchased under agreements to resell are residential mortgage loans secured by one-to-four family residences located throughout the United States.

NOTE 18--RELATED PARTY TRANSACTIONS

    Certain directors and executive officers of the Company are loan customers. A summary of the aggregate amount of related party loan activity for those directors, executive officers and their affiliates who have loans aggregating $60,000 or more are as follows:

Balance--April 1, 1995..........................................................  $    367,013
  New loans.....................................................................       169,998
  Repayments....................................................................      (116,465)
  Other changes.................................................................       (59,433)
                                                                                  ------------
Balance--March 31, 1996.........................................................  $    361,113
                                                                                  ------------
                                                                                  ------------

    Other changes include adjustments for loans applicable to one reporting period that are excludable from the other reporting period.

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 19--SUBSIDIARY FINANCIAL STATEMENTS

    Presented below are the condensed financial statements for the Bank's wholly-owned subsidiary, Community Financial Services, Inc.

                            CONDENSED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                                            1996          1995
                                                                                        ------------  ------------
ASSETS
Cash and cash equivalents.............................................................  $    391,462  $    515,800
Investment in limited partnership.....................................................     1,678,573     1,525,000
Other assets..........................................................................        (4,827)        7,151
                                                                                        ------------  ------------
                                                                                        $  2,065,208  $  2,047,951
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES
Obligation relative to limited partnership............................................     1,450,000     1,450,000
Other liabilities.....................................................................        17,619        86,878
                                                                                        ------------  ------------
                                                                                           1,467,619     1,536,878
SHAREHOLDER'S EQUITY..................................................................       597,589       511,073
                                                                                        ------------  ------------
                                                                                        $  2,065,208  $  2,047,951
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                         CONDENSED STATEMENTS OF INCOME
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                                 1996         1995        1994
                                                                             ------------  ----------  ----------
Operating income
  Fees and commission income...............................................  $    126,301  $  134,650  $  173,476
  Other income.............................................................        14,908       4,280         211
                                                                             ------------  ----------  ----------
                                                                                  141,209     138,930     173,687

Operating expense
  Compensation.............................................................        70,306      63,181      42,930
  Other expenses...........................................................       172,965      74,600      16,141
                                                                             ------------  ----------  ----------
                                                                                  243,271     137,781      59,071
                                                                             ------------  ----------  ----------

Income (loss) before income taxes..........................................      (102,062)      1,149     114,616
Income tax expense (benefit)...............................................      (110,427)        490      48,711
                                                                             ------------  ----------  ----------

Net income.................................................................  $      8,365  $      659  $   65,905
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 20--PARENT COMPANY FINANCIAL STATEMENTS

    Presented below are the condensed financial statements for the Parent Company, CB Bancorp, Inc.

                            CONDENSED BALANCE SHEETS
                            MARCH 31, 1996 AND 1995

                                                                                         1996           1995
                                                                                     -------------  -------------
ASSETS
Cash and cash equivalents..........................................................  $   2,779,683  $   2,047,780
Interest-earning deposits in financial institutions................................       --              390,763
Securities available-for-sale......................................................        165,682        130,296
Investment in subsidiary...........................................................     16,024,973     14,147,322
Other assets.......................................................................       --               56,517
                                                                                     -------------  -------------
                                                                                     $  18,970,338  $  16,772,678
                                                                                     -------------  -------------
                                                                                     -------------  -------------
LIABILITIES                                                                          $     138,154  $      94,717

SHAREHOLDER'S EQUITY                                                                    18,832,184     16,677,961
                                                                                     -------------  -------------
                                                                                     $  18,970,338  $  16,772,678
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                         CONDENSED STATEMENTS OF INCOME
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                              1996          1995          1994
                                                                          ------------  ------------  ------------
Income
  Interest income.......................................................  $    109,375  $     91,677  $    121,010
  Dividends from the Bank...............................................       600,000       600,000       --
  Other income..........................................................       --              1,900         7,700
                                                                          ------------  ------------  ------------
                                                                               709,375       693,577       128,710

Expenses................................................................
  Compensation..........................................................        29,962        28,156        20,665
  Other expenses........................................................        62,478        68,771        84,329
                                                                          ------------  ------------  ------------
                                                                                92,440        96,927       104,994
                                                                          ------------  ------------  ------------
Income before income tax expense........................................       616,935       596,650        23,716
Income tax expense (benefit)............................................         7,198        (1,424)        9,763
                                                                          ------------  ------------  ------------
Income before equity in income of Bank..................................       609,737       598,074        13,953
Equity in income of Bank................................................     1,848,473     1,062,173     2,340,647
                                                                          ------------  ------------  ------------
Net income..............................................................  $  2,458,210  $  1,660,247  $  2,354,600
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 20--PARENT COMPANY FINANCIAL STATEMENTS (CONTINUED)
                       CONDENSED STATEMENTS OF CASH FLOWS
                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

                                                                        1996            1995            1994
                                                                   --------------  --------------  ---------------
Cash flows from operating activities
  Net income.....................................................  $    2,458,210  $    1,660,247  $     2,354,600
  Adjustments to reconcile net income to net cash from operating activities...................................................
    Loans purchased under agreements to resell...................        --            (4,568,273)     (22,320,404)
    Sale of loans purchased under agreements to resell...........        --             5,123,647       21,765,030
    Equity in income of Bank.....................................      (1,848,473)     (1,062,173)      (2,340,646)
    Change in other assets.......................................          56,517          76,217         (115,816)
    Change in other liabilities..................................         135,572          35,766           40,081
                                                                   --------------  --------------  ---------------
      Net cash from operating activities.........................         801,826       1,265,431         (617,155)

Cash flows from investing activities.............................
  Change in interest-earning deposits in financial
    institutions.................................................         390,763        (390,763)         395,000
  Purchase of securities available-for-sale......................         (35,386)       (125,466)       --
                                                                   --------------  --------------  ---------------
      Net cash from investing activities.........................         355,377        (516,229)         395,000

Cash flows from financing activities.............................
  Purchase of treasury stock.....................................        (557,427)       (243,875)        (559,363)
  Issuance of shares of treasury stock...........................          67,916          54,580           20,921
  Contribution to fund ESOP......................................          64,211          64,211           64,211
                                                                   --------------  --------------  ---------------
      Net cash from financing activities.........................        (425,300)       (125,084)        (474,231)
                                                                   --------------  --------------  ---------------
Net change in cash and cash equivalents..........................         731,903         624,118         (696,386)
Cash and cash equivalents at beginning of period.................       2,047,780       1,423,662        2,120,048
                                                                   --------------  --------------  ---------------
Cash and cash equivalents at end of period.......................  $    2,779,683  $    2,047,780  $     1,423,662
                                                                   --------------  --------------  ---------------
                                                                   --------------  --------------  ---------------

NOTE 21--FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107 prescribes that the Company disclose the estimated fair value of its financial instruments. The following table shows those values and the related

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 21--FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED) carrying amounts at March 31, 1996 for the Company. Items which are not financial instruments are not included.

                                                                  CARRYING     ESTIMATED FAIR
                                                                   AMOUNT          VALUE
                                                               --------------  --------------
Cash and cash equivalents....................................  $    6,062,923  $    6,062,923
Securities available-for-sale................................         620,948         620,948
Securities held-to-maturity..................................       5,674,726       5,644,000
Federal Home Loan Bank stock.................................       2,702,000       2,702,000
Mortgage-backed and related securities held-to-maturity......      10,192,178      10,282,000
Loans........................................................     171,301,372     171,967,000
Mortgage loans held for sale.................................         512,750         513,000
Demand and savings deposits..................................     (68,390,229)    (68,390,000)
Time deposits................................................     (68,656,902)    (68,804,000)
Borrowed funds...............................................     (45,124,355)    (45,114,000)

    For purposes of the above disclosures of estimated fair value, the following assumptions were used as of March 31, 1996. The estimated fair value for cash and cash equivalents and interest-earning deposits is considered to approximate cost. The estimated fair value for securities and mortgage-backed and related securities is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans is based on estimates of the rate the Company would charge for similar such loans at March 31, 1996, applied for the same time period until estimated payment. The estimated fair value for demand and savings deposits is based on their carrying value. The estimated fair value for certificates of deposit is based on estimates of the rate the Company would pay on such deposits at March 31, 1996, applied for the same time period until maturity. The estimated fair value of accrued interest receivable and payable and other financial instruments and off-balance sheet loan commitments approximate cost and are not considered significant for this presentation.

    While these estimates of fair value are based on management's judgement of the most appropriate factors, there is no assurance that were the Company to have disposed of such items at March 31, 1996, the estimated fair values would necessarily have been achieved at these dates, since market values may differ depending on various circumstances. The estimated fair values at March 31, 1996 should not necessarily be considered to apply at subsequent dates.

    In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

NOTE 22--IMPACT OF NEW ACCOUNTING STANDARDS

    Several new accounting standards have been issued by the FASB that will apply in 1996. Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets

                        CB BANCORP. INC. AND SUBSIDIARY

                         MARCH 31, 1996, 1995 AND 1994

NOTE 22--IMPACT OF NEW ACCOUNTING STANDARDS (CONTINUED) and for Long-Lived Assets To Be Disposed Of", requires a review of long-term assets for impairment of recorded value and resulting write-downs if the value is impaired. SFAS No. 122, "Accounting for Mortgage Servicing Rights", requires recognition of an asset when servicing rights are retained on in-house originated loans that are sold. SFAS No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, entities to use a "fair value based method" to account for stock-based compensation plans. If the fair value accounting encouraged is not adopted, entities must disclose the pro forma effect on net income and on earnings per share had the accounting been adopted. These statements are not expected to have a material effect on the Company's consolidated financial position or results of operations.

                                CB BANCORP, INC.

BOARD OF DIRECTORS
--------------------------------------------------------------------------------

Joseph F. Heffernan                 Chairman, President and C.E.O.
Marvin L. Kominiarek, Jr.           Divisional President, Financial Services, Incorporated
Jon R. Bausback                     Optometrist, Michigan City, Indiana
James J. Broad                      Chairman and President, Imperial Steel Tank Co.,
                                      Chicago, Illinois and Owner, Three Oaks Ford, Mercury,
                                      Three Oaks, Michigan
Ken O. Fryar                        Architect, Michigan City, Indiana
Robert V. Ott                       Owner, Ott Realty and Appraisal Co., LaPorte, Indiana
J. Patrick Smith                    Attorney, LaPorte, Indiana

OFFICERS
Joseph F. Heffernan                 Chairman, President and C.E.O.
George L. Koehm                     Vice President and Treasurer
Daniel R. Buresh                    Vice President and Controller
Allen E. Jones                      Secretary

                     COMMUNITY BANK, A FEDERAL SAVINGS BANK

BOARD OF DIRECTORS
--------------------------------------------------------------------------------

Joseph F. Heffernan                 Chairman, President and C.E.O.
Marvin L. Kominiarek, Jr.           Divisional President, Financial Services, Incorporated
Jon R. Bausback                     Optometrist, Michigan City, Indiana
Ken O. Fryar                        Architect, Michigan City, Indiana
Robert V. Ott                       Owner, Ott Realty and Appraisal Co., LaPorte, Indiana
J. Patrick Smith                    Attorney, LaPorte, Indiana
James J. Broad                      Chairman and President, Imperial Steel Tank Co.,
                                      Chicago, Illinois and Owner, Three Oaks Ford, Mercury,
                                      Three Oaks, Michigan

OFFICERS
Joseph F. Heffernan                 Chairman, President and C.E.O.
Daniel R. Buresh                    Vice President and Controller
George L. Koehm                     Vice President and Treasurer
James D. Neff                       Vice President--Lending
Allen E. Jones                      Assistant Vice President and Secretary
Frances M. Brennan                  Assistant Vice President
Patrick W. Collins                  Assistant Vice President
David Jocelyn                       Assistant Vice President
Robert E. Johnson                   Assistant Vice President
Monica L. Komasinski                Assistant Vice President
Mary Kominiarek                     Assistant Vice President
Carlyne Graves                      Assistant Secretary
Betty J. Peo                        Assistant Secretary

                        CB BANCORP, INC. AND SUBSIDIARY
                            SHAREHOLDER INFORMATION

ANNUAL MEETING OF SHAREHOLDERS

    The annual meeting of shareholders will be held at the Michigan City Holiday Inn, 5820 S. Franklin, Michigan City, Indiana on July 24, 1996 at 10:00 a.m.

COMMON SHARES

    CB Bancorp, Inc., common stock is listed and traded on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") Small-Cap Market under the symbol CBCO. Stock price quotations are published in daily newspapers including the Wall Street Journal. As of March 31, 1996, CB Bancorp, Inc. had approximately 260 holders of record of the Company's shares, not including those investors holding the Company's stock in street name.

STOCK PRICES

    The following table sets forth the common share prices and number of shares traded during the 8 quarters ended March 31, 1996.

                                                  NUMBER OF
    QUARTER ENDED        HIGH BID    LOW BID    SHARES TRADED
----------------------  ----------  ----------  -------------
June 30, 1994                131/4       101/4      379,702
September 30, 1994           123/4       111/2      471,474
December 31, 1994            12          10         197,539
March 31, 1995               111/4       101/2      100,647
June 30, 1995                123/4       111/4       90,493
September 30, 1995           151/4       121/2      302,837
December 31, 1995            173/4       151/4      188,720
March 31, 1996               19          171/4      153,347

REGISTRAR AND STOCK TRANSFER AGENT

    Inquiries regarding stock transfer, registration, lost certificates or changes in name and/or address should be directed to the stock transfer agent and registrar in writing.

    ATTN: Investor Relations
    Registrar and Transfer Company
    10 Commerce Drive
    Cranford, New Jersey 07016

NASDAQ MARKET MAKERS

    As of March 31, 1996 the following firms were market makers in the Company's shares:

Capital Resources, Inc.                    Sherwood Securities Corp.
Herzog, Heine, Geduld, Inc.                Stifel Nicolaus & Co.
Howe, Barnes & Johnson, Inc.               The Ohio Company
Natcity Investments, Inc.

FORM 10-KSB

    A copy of CB Bancorp, Inc.'s, Form 10-KSB (Annual Report), filed with the Securities and Exchange Commission, may be obtained by writing to Mr. George L. Koehm, Vice President and Treasurer, CB Bancorp, Inc., 126 E. Fourth Street, Michigan City, Indiana 46360.

                        CB BANCORP, INC. AND SUBSIDIARY

CORPORATE OFFICE                    CB Bancorp, Inc.
                                    126 E. Fourth Street
                                    P.O. Box 363
                                    Michigan City, Indiana 46360

INDEPENDENT AUDITORS                Crowe, Chizek and Company, LLP
                                    330 East Jefferson Blvd.
                                    P.O. Box 7
                                    South Bend, Indiana 46624

CORPORATE COUNSEL                   C.T. Kitowski
                                    126 W. Fourth Street
                                    Michigan City, Indiana 46360

SPECIAL COUNSEL                     Muldoon, Murphy & Faucette
                                    5101 Wisconsin Avenue, N.W.
                                    Suite 500
                                    Washington D.C. 20016

COMMUNITY BANK, A FEDERAL SAVINGS BANK OFFICES

MAIN OFFICE                         126 E. Fourth Street
                                    Michigan City, Indiana 46360
                                    (219) 873-2800

SOUTHSIDE OFFICE                    3710 S. Franklin Street
                                    Michigan City, Indiana 46360
                                    (219) 879-3326

LAPORTE OFFICE                      801 Monroe Street
                                    LaPorte, Indiana 46350
                                    (219) 362-6195

MERRILLVILLE LOAN OFFICE            701 E. 83rd Ave. Suite E
                                    Merrillville, Indiana 46410
                                    (219) 791-9171

                                    ANNEX B
                                CB BANCORP, INC.
                        QUARTERLY REPORT ON FORM 10-QSB
                FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1996

---------------------------------------------------------
---------------------------------------------------------
                                  FORM 10-QSB

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

(MARK ONE)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

               FOR THE QUARTERLY PERIOD ENDED DECEMBER 31, 1996,

                                       OR

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

            FOR THE TRANSITION PERIOD FROM            TO

                        COMMISSION FILE NUMBER: 0-20742

                            ------------------------

                                CB BANCORP, INC

                  DELAWARE                                      35-1866127
        (State or other jurisdiction                         (I.R.S. Employee
      of incorporation or organization)                   Identification Number)

             126 E FOURTH STREET
           MICHIGAN CITY, INDIANA                                  46360
   (Address of principal executive office)                      (Zip code)

       Registrant's telephone number, including area code: (219) 873-2800

    Check whether the issuer (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                            (1)  Yes /X/.    No / /.

                            (2)  Yes /X/.    No / /.

    APPLICABLE ONLY TO CORPORATE ISSUERS: Indicate the number of shares outstanding for the issuer's classes of common stock as of the latest practicable date.

                COMMON STOCK                                 1,162,279 SHARES
                   (Class)                                     (Outstanding)

---------------------------------------------------------
---------------------------------------------------------

                                CB BANCORP, INC.
                                  FORM 10-QSB

                                     INDEX

 PART I.    FINANCIAL INFORMATION                                                                            PAGE
----------  ---------------------------------------------------------------------------------------------  ---------
Item 1.     Financial Statements

            Consolidated Balance Sheets, December 31, 1996 and March 31, 1996............................          1

            Consolidated Statements of Income, Three and Nine Months Ended December 31, 1996 and 1995....          2

            Consolidated Statements of Changes in Shareholders' Equity, Nine Months Ended December 31,
              1996 and 1995..............................................................................          3

            Consolidated Statements of Cash Flows, Nine Months Ended December 31, 1996 and 1995..........          4

            Notes to Financial Statements................................................................       5-10

Item 2.     Management's Discussion and Analysis of Financial Condition and Results of Operations........      11-19


 PART II.   OTHER INFORMATION
----------  ---------------------------------------------------------------------------------------------

Item 1      Legal Proceedings............................................................................         20

Item 2-5    N/A..........................................................................................         20

Item 6      Exhibits and Reports on Form 8-K.............................................................         20

Signature Page...........................................................................................         21

                                CB BANCORP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             DEC. 31,   MARCH 31,
                                                                                               1996        1996
                                                                                            ----------  ----------
                                                                                                (IN THOUSANDS)
                                                      ASSETS
Cash and due from financial institutions..................................................  $    4,088  $    4,755
Interest-earning deposits--Short Term.....................................................       2,226       1,308
                                                                                            ----------  ----------
Cash and cash equivalents.................................................................       6,314       6,063
Securities available-for-sale (reportedat fair value (Note 2).............................         648         621
Securities held-to-maturity (fair value: Dec. 31, 1996--$5,916; March 31, 1996-- $5,644)
  (Note 2)................................................................................       5,939       5,675
Other Securities--Federal Home Loan Bank Stock (Note 2)...................................       2,752       2,702
Mortgage-backed and related securities held-to-maturity (fair value: Dec. 31,
  1996--$9,348; March 31, 1996--$10,282) (Note 3).........................................       9,239      10,192
Loans
  Loans purchased under agreements to resell (Note 5).....................................     101,511      80,031
  Loans receivable........................................................................      90,442      92,616
  Less: Allowance for possible loan losses................................................      (2,309)     (1,346)
                                                                                            ----------  ----------
                                                                                               189,644     171,301
Mortgage loans held for sale..............................................................       2,099         513
Accrued interest receivable...............................................................       1,268       1,183
Premises and equipment, net...............................................................       2,870       2,387
Investment in limited partnership (Note 8)................................................       1,633       1,679
Other assets..............................................................................       4,147       3,069
                                                                                            ----------  ----------
    Total assets..........................................................................  $  226,553  $  205,385
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits..................................................................................  $  150,803  $  137,047
Borrowed funds............................................................................      53,000      45,124
Advance payment by borrowers for taxes and insurance......................................         580       1,214
Obligation relative to limited partnership (Note 8).......................................       1,468       1,450
Accrued expenses and other liabilities....................................................         694       1,718
                                                                                            ----------  ----------
    Total liabilities.....................................................................     206,545     186,553
Commitments and contingencies (Note 7)
Shareholders' equity
Serial preferred stock, no par value, 500,000 shares authorized; none outstanding
Common Stock: $.01 Par Value, 3,000,000 shares authorized, 1,284,238 Shares Issued........          13          13
Additional Paid-in capital................................................................       5,803       5,813
Retained earnings, substantially restricted...............................................      15,890      14,324
Less Treasury Stock: (Shares at cost: Dec. 31, 1996--121,959;                                   (1,543)     (1,082)
March 31, 1996--96,012) Net unrealized net appreciation on securities available-
  for-sale................................................................................          46          26
Less common stock acquired by employee stock ownership plan...............................        (193)       (241)
Less common stock acquired by recognition and retention plan..............................          (8)        (21)
                                                                                            ----------  ----------
    Total shareholders' equity............................................................      20,008      18,832
                                                                                            ----------  ----------
    Total liabilities and shareholders' equity............................................  $  226,553  $  205,385
                                                                                            ----------  ----------
                                                                                            ----------  ----------

          See accompanying notes to consolidated financial statements

                                CB BANCORP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                           THREE MONTHS ENDED       NINE MONTHS
                                                                                                       ENDED
                                                                              DECEMBER 31,          DECEMBER 31,
                                                                          --------------------  --------------------
                                                                            1996       1995       1996       1995
                                                                          ---------  ---------  ---------  ---------
                                                                             (IN THOUSANDS-EXCEPT PER SHARE DATA)
Interest income:
  Loans receivable......................................................  $   1,840  $   1,931  $   5,602  $   5,623
  Loans purchased under agreements to resell............................      1,931      1,576      5,487      3,780
  Securities available-for-sale.........................................          8         54         23        161
  Securities held-to-maturity...........................................        153         86        424        259
  Mortgage-backed securities held-to-maturity...........................        159        164        484        524
  Other interest-earning deposits.......................................         12         17         22         55
                                                                          ---------  ---------  ---------  ---------
  Total interest income.................................................      4,103      3,828     12,042     10,402
                                                                          ---------  ---------  ---------  ---------
Interest expense:
  Deposits..............................................................      1,474      1,385      4,154      3,765
  Borrowed funds........................................................        570        558      1,801      1,369
                                                                          ---------  ---------  ---------  ---------
  Total interest expense................................................      2,044      1,943      5,955      5,134
                                                                          ---------  ---------  ---------  ---------
Net interest income.....................................................      2,059      1,885      6,087      5,268
  Less provision for loan losses........................................        450         99        861        238
                                                                          ---------  ---------  ---------  ---------
  Net interest income after provision for loan losses...................      1,609      1,786      5,226      5,030
                                                                          ---------  ---------  ---------  ---------
Noninterest income:
  Gain (loss) on sale of interest-earning assets........................         79          0        200          0
  Commission income.....................................................         19         25         68         73
  Service charges and fees..............................................        133        127        392        374
  Fees--loans purchased under agreements to resell......................        178        104        486        242
  Late charges..........................................................          6          6         20         17
  Other.................................................................         30         56         95        132
                                                                          ---------  ---------  ---------  ---------
  Total noninterest income..............................................        445        318      1,261        838
                                                                          ---------  ---------  ---------  ---------
Noninterest expense:
  Compensation and employee benefits....................................        483        400      1,437      1,147
  Occupancy and equipment...............................................        147        117        448        376
  SAIF deposit insurance premium........................................         73         67        943        194
  Data processing fees..................................................         59         60        179        181
  Telephone, postage and supplies.......................................         71         53        196        149
  Advertising and promotion.............................................         28         24         93         70
  Professional fees.....................................................         80         40        215        113
  Employee expense and payroll taxes....................................         75         52        221        137
  Other.................................................................        119         86        398        280
                                                                          ---------  ---------  ---------  ---------
  Total noninterest expense.............................................      1,135        899      4,130      2,647
                                                                          ---------  ---------  ---------  ---------
Income before taxes.....................................................        919      1,205      2,357      3,221
Income tax expense......................................................        318        472        791      1,246
                                                                          ---------  ---------  ---------  ---------
Net income..............................................................  $     601  $     733  $   1,566  $   1,975
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------
Earnings per share (Note 6).............................................  $    0.49  $    0.58  $    1.26  $    1.57
Earnings per share assuming full dilution (Note 6)......................  $    0.49  $    0.58  $    1.26  $    1.56

          See accompanying notes to consolidated financial statements

                                CB BANCORP, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                                          COMMON STOCK
                                                   UNREALIZED
                                                    LOSSES ON                                             ACQUIRED BY
                                       RETAINED    SECURITIES                    PAID IN   TREASURY   --------------------
NINE MONTHS ENDED DEC. 31, 1995        EARNINGS       A.F.S      COMMON STOCK    CAPITAL     STOCK      ESOP        RRP
-------------------------------------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS)
Balance at April 1, 1995.............  $  11,865    $       2      $      13    $   5,822  $    (671) $    (305)       (48)
Net income...........................      1,975
Issuance of treasury stock...........                                                 (75)       140
Purchase of treasury stock...........                                                           (554)
Contribution to fund ESOP............                                                                        48
Amortization of RRP contribution.....                                                                        23
Net change in unrealized net
  depreciation of securities
  available-for-sale.................                      23
                                       ---------          ---            ---    ---------  ---------  ---------        ---
Balance at Dec. 31, 1995.............  $  13,840    $      25      $      13    $   5,747  $  (1,085) $    (257) $     (25)
                                       ---------          ---            ---    ---------  ---------  ---------        ---
                                       ---------          ---            ---    ---------  ---------  ---------        ---


                                          TOTAL
                                       SHAREHOLDERS
NINE MONTHS ENDED DEC. 31, 1995           EQUITY
-------------------------------------  ------------

Balance at April 1, 1995.............   $   16,678
Net income...........................        1,975
Issuance of treasury stock...........           65
Purchase of treasury stock...........         (554)
Contribution to fund ESOP............           48
Amortization of RRP contribution.....           23
Net change in unrealized net
  depreciation of securities
  available-for-sale.................           23
                                       ------------
Balance at Dec. 31, 1995.............   $   18,258
                                       ------------
                                       ------------

                                                                                                          COMMON STOCK
                                                   UNREALIZED
                                                    LOSSES ON                                             ACQUIRED BY
                                       RETAINED    SECURITIES                    PAID IN   TREASURY   --------------------
NINE MONTHS ENDED DEC. 31, 1996        EARNINGS       A.F.S      COMMON STOCK    CAPITAL     STOCK      ESOP        RRP
-------------------------------------  ---------  -------------  -------------  ---------  ---------  ---------  ---------
                                                                         (IN THOUSANDS)
Balance at April 1, 1996.............  $  14,324    $      26      $      13    $   5,813  $  (1,082) $    (241) $     (21)
Net income...........................      1,566
Issuance of treasury stock...........                                                 (10)        19
Purchase of treasury stock...........                                                           (480)
Contribution to fund ESOP............                                                                        48
Amortization of RRP contribution.....                                                                        13
Net change in unrealized net
  depreciation of securities
  available-for-sale.................                      20
                                       ---------          ---            ---    ---------  ---------  ---------        ---
Balance at Dec. 31, 1996.............  $  15,890    $      46      $      13    $   5,803  $  (1,543) $    (193) $      (8)
                                       ---------          ---            ---    ---------  ---------  ---------        ---
                                       ---------          ---            ---    ---------  ---------  ---------        ---


                                          TOTAL
                                       SHAREHOLDERS
NINE MONTHS ENDED DEC. 31, 1996           EQUITY
-------------------------------------  ------------

Balance at April 1, 1996.............   $   18,832
Net income...........................        1,566
Issuance of treasury stock...........            9
Purchase of treasury stock...........         (480)
Contribution to fund ESOP............           48
Amortization of RRP contribution.....           13
Net change in unrealized net
  depreciation of securities
  available-for-sale.................           20
                                       ------------
Balance at Dec. 31, 1996.............   $   20,008
                                       ------------
                                       ------------

          See accompanying notes to consolidated financial statements

                                CB BANCORP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             NINE MONTHS ENDED
                                                                                                DECEMBER 31,
                                                                                           ----------------------
                                                                                              1996        1995
                                                                                           ----------  ----------
                                                                                               (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.............................................................................  $    1,566  $    1,975
  Adjustments to reconcile net income to net cash from operating activities
    Depreciation and amortization........................................................         119         148
    Provision for loan losses............................................................         861         238
    (Gain) loss on sale of:
      Interest earning assets............................................................        (200)          0
      Foreclosed Real Estate.............................................................           1           0
    Loans purchased under agreements to resell...........................................    (804,324)   (525,553)
    Sale of loans purchased under agreements to resell...................................     782,844     477,967
    Mortgage loans originated for sale...................................................     (12,715)          0
    Proceeds from sales of mortgage loans held for sale..................................      11,129           0
    Amortization of RRP contribution.....................................................          13          23
    Change in accrued interest receivable................................................         (85)       (394)
    Change in other assets...............................................................      (1,078)        289
    Change in accrued interest payable and other liabilities.............................      (1,024)         23
                                                                                           ----------  ----------
        Net cash from operating activities...............................................     (22,893)    (45,284)
CASH FLOWS FROM INVESTING ACTIVITIES
  Principal collected on:
    Mortgage-backed securities held-to-maturity..........................................       1,646       1,856
    Securities available for sale........................................................           6           0
  Purchase of:
    Securities and mortgage backed securities held-to-maturity...........................      (3,719)     (5,272)
    Federal Home Loan Bank Stock.........................................................         (50)       (202)
  Proceeds from:
    Maturities of securities held-to-maturity............................................       2,756       5,894
  Purchase of loans......................................................................           0      (1,527)
  Net change in loans....................................................................       2,180      (3,662)
  Net change in interest-earning deposits in other financial institutions................           0         983
  Investment in limited partnership......................................................          46         (41)
  Proceeds from the sale of foreclosed real estate.......................................         333          67
  Property and equipment purchases.......................................................        (637)        (67)
                                                                                           ----------  ----------
        Net cash from investing activities...............................................       2,561      (1,971)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits.................................................................      13,746      11,536
  Net change in advances from borrowers for taxes and insurance..........................        (634)       (513)
  New borrowings.........................................................................   1,260,326   1,354,570
  Repayments of borrowed funds...........................................................  (1,252,432) (1,311,703)
  Contribution to fund ESOP..............................................................          48          65
  Issuance of treasury stock.............................................................           9          48
  Purchase of treasury stock.............................................................        (480)       (554)
                                                                                           ----------  ----------
        Net cash from financing activities...............................................      20,583      53,449
                                                                                           ----------  ----------
Net change in cash and cash equivalents..................................................         251       6,194
Cash and cash equivalents at beginning of period.........................................       6,063       3,543
                                                                                           ----------  ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD...............................................  $    6,314  $    9,737
                                                                                           ----------  ----------
                                                                                           ----------  ----------
Supplemental disclosures of cash flow information
  Cash paid during the period for
    Interest.............................................................................  $    5,846  $    5,549
    Income taxes.........................................................................       1,634       1,090
  Noncash investing activities
    Real estate acquired in settlement of loans..........................................  $      334  $        0

                 See accompanying notes to financial statements

                                CB BANCORP, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION

    The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for Form 10-QSB and, therefore, do not include all disclosures required by generally accepted accounting principles for complete presentation of financial statements. In the opinion of management, the consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the consolidated balance sheets of CB Bancorp, Inc., ("the Company"), and its wholly owned subsidiary, Community Bank, A Federal Savings Bank ("the Bank"), as of December 31, 1996 and March 31, 1996 and the consolidated statements of income, changes in shareholders' equity and cash flows for the nine months ended December 31, 1996 and 1995. All significant intercompany transactions and balances are eliminated in consolidation. The income reported for the three and nine months ended December 31, 1996 is not necessarily indicative of the results that may be expected for the full fiscal year. For other accounting policies refer to the financial statements incorporated by reference in the Annual Report or Form 10-KSB for the fiscal year ended March 31, 1996.

NOTE 2--SECURITIES

    The amortized cost and fair values of securities at December 31, 1996 are as follows:

                                                                                       GROSS         GROSS
                                                                       AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                         COST          GAINS        LOSSES       VALUE
                                                                      -----------  -------------  -----------  ---------
                                                                                        (IN THOUSANDS)
AVAILABLE-FOR-SALE
--------------------------------------------------------------------
Marketable Equity securities........................................   $     572            77            (1)        648
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------


HELD-TO-MATURITY
--------------------------------------------------------------------
U.S. Government and U.S. Government agency securities...............   $   3,000     $  --         $     (29)  $   2,971
Corporate notes.....................................................       2,939             7            (1)      2,945
                                                                      -----------        -----         -----   ---------
  Total.............................................................   $   5,939     $       7     $     (30)  $   5,916
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------

OTHER SECURITIES
--------------------------------------------------------------------
Stock in Federal Home Loan Bank.....................................   $   2,752     $  --         $  --       $   2,752
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------

    The amortized cost and fair values of securities at March 31, 1996 are as follows:

                                                                                       GROSS         GROSS
                                                                       AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                                         COST          GAINS        LOSSES       VALUE
                                                                      -----------  -------------  -----------  ---------
                                                                                        (IN THOUSANDS)
AVAILABLE-FOR-SALE
--------------------------------------------------------------------
Marketable Equity securities........................................         578            44            (1)        621
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------


HELD-TO-MATURITY
--------------------------------------------------------------------
U.S. Government and U.S. Government agency securities...............   $   3,000     $  --         $     (30)  $   2,970
Corporate notes.....................................................       2,675             5            (6)      2,674
                                                                      -----------        -----         -----   ---------
  Total.............................................................   $   5,675     $       5     $     (36)  $   5,644
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------

OTHER SECURITIES
--------------------------------------------------------------------
Stock in Federal Home Loan Bank.....................................   $   2,702     $  --         $  --       $   2,702
                                                                      -----------        -----         -----   ---------
                                                                      -----------        -----         -----   ---------

                                CB BANCORP, INC.

NOTE 2--SECURITIES (CONTINUED)
    The amortized cost and fair value of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                               DEC. 31, 1996
                                                                           ----------------------
                                                                            AMORTIZED     FAIR
                                                                              COST        VALUE
                                                                           -----------  ---------
                                                                               (IN THOUSANDS)
Due in one year or less..................................................   $   2,446   $   2,448
Due after one year through five years....................................       3,493       3,468
                                                                           -----------  ---------
                                                                            $   5,939   $   5,916
                                                                           -----------  ---------
                                                                           -----------  ---------

    There were no sales of securities available-for-sale during the nine months ended December 31, 1996.

    At December 31, 1996, there were no holdings of securities of any one issuer, other than the U.S. government and its agencies and corporations, in amounts greater than 10% of shareholders' equity.

NOTE 3--MORTGAGE-BACKED AND RELATED SECURITIES

    The carrying value and fair value of mortgage-backed and related securities held-to-maturity as presented on the balance sheets are summarized as follows:

                                                                               DECEMBER 31, 1996
                                                         -------------------------------------------------------------
                                                         PRINCIPAL    UNAMORTIZED     UNEARNED    CARRYING     FAIR
                                                          BALANCE      PREMIUMS       DISCOUNTS     VALUE      VALUE
                                                         ---------  ---------------  -----------  ---------  ---------
                                                                                (IN THOUSANDS)
GNMA certificates......................................  $   3,309     $       6      $      (5)  $   3,310  $   3,375
FHLMC certificates.....................................      4,678        --                 (2)      4,676      4,708
FNMA certificates......................................        900        --                (10)        890        901
Collateralized mortgage obligations....................        365        --                 (2)        363        364
                                                         ---------           ---          -----   ---------  ---------
    Total..............................................  $   9,252     $       6      $     (19)  $   9,239  $   9,348
                                                         ---------           ---          -----   ---------  ---------
                                                         ---------           ---          -----   ---------  ---------


                                                                                MARCH 31, 1996
                                                         -------------------------------------------------------------
                                                         PRINCIPAL    UNAMORTIZED     UNEARNED    CARRYING     FAIR
                                                          BALANCE      PREMIUMS       DISCOUNTS     VALUE      VALUE
                                                         ---------  ---------------  -----------  ---------  ---------
                                                                                (IN THOUSANDS)
GNMA certificates......................................  $   3,600     $       9      $     (10)  $   3,599  $   3,646
FHLMC certificates.....................................      4,892             3             (6)      4,889      4,914
FNMA certificates......................................        880        --                 (8)        872        886
Collateralized mortgage obligations....................        834             1             (3)        832        836
                                                         ---------           ---          -----   ---------  ---------
    Total..............................................  $  10,206     $      13      $     (27)  $  10,192  $  10,282
                                                         ---------           ---          -----   ---------  ---------
                                                         ---------           ---          -----   ---------  ---------

                                CB BANCORP, INC.

NOTE 3--MORTGAGE-BACKED AND RELATED SECURITIES (CONTINUED)
    Gross unrealized gains and losses on mortgage-backed and related securities held-to-maturity are as follows:

                                                                          DEC. 31, 1996                 MARCH 31, 1996
                                                                   ----------------------------  ----------------------------
                                                                       GROSS          GROSS          GROSS          GROSS
                                                                    UNREALIZED     UNREALIZED     UNREALIZED     UNREALIZED
                                                                       GAINS         LOSSES          GAINS         LOSSES
                                                                   -------------  -------------  -------------  -------------
                                                                                         (IN THOUSANDS)
GNMA certificates................................................    $      65      $  --          $      53      $      (7)
FHLMC certificates...............................................           40             (8)            72            (47)
FNMA certificates................................................           11         --                 14         --
Collateralized mortgage obligations..............................            2             (1)             4         --
                                                                         -----          -----          -----            ---
    Total........................................................    $     118      $      (9)     $     143      $     (54)
                                                                         -----          -----          -----            ---
                                                                         -----          -----          -----            ---

    The Company did not sell any mortgage-backed and related securities held-to-maturity during the nine months ended December 31, 1996 and during the nine months ended December 31, 1995.

NOTE 4--CONCENTRATIONS OF CREDIT RISK

    The Company grants real estate and consumer loans including education, home improvement and other consumer loans primarily in LaPorte and Porter counties of Indiana. Substantially all loans are secured by consumer assets and real estate. Loans purchased under agreements to resell are residential mortgage loans secured by one to four family residences located throughout the United States.

NOTE 5--LOANS PURCHASED UNDER AGREEMENTS TO RESELL

    The Company purchases residential mortgage loans from various mortgage companies prior to sale of these loans by the mortgage companies in the secondary market. The Company purchases such loans from mortgage companies at par, net of certain fees, and later sells them back to the mortgage companies at the same amount and without recourse provisions. The Company records interest income on the loans during the funding period and the Company records fee income (recorded as noninterest income) received from the mortgage company for each loan when resold. Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages purchased, are held for the duration of the construction period which is typically six months or longer. With regard to the interim construction loans in the pipeline, the Company recognizes that there may be credit risk due to possible change in the borrower's financial condition during the interim construction period. The Company had approximately $32.7 million of interim construction loans in the pipeline at December 31, 1996 as compared to $29.4 million at March 31, 1996.

NOTE 6--EARNINGS PER COMMON SHARE

    Earnings per common and common equivalent share were computed by dividing net income by the weighted-average number of shares of common stock and common stock equivalents outstanding. Employee and Director stock options are considered common stock equivalents. The weighted-average number of shares outstanding for the calculation of earnings per common and common stock equivalent share for the three months ended December 31, 1996 and 1995 was 1,237,895 and 1,254,192, respectively.

                                CB BANCORP, INC.

NOTE 6--EARNINGS PER COMMON SHARE (CONTINUED)
The weighted-average number of shares outstanding for the calculation of fully-diluted earnings per common and common stock equivalent share for the three months ended December 31, 1996 and 1995 was 1,238,077 and 1,254,613, respectively.

    The weighted-average number of shares outstanding for the calculation of earnings per common and common stock equivalent share for the nine months ended December 31, 1996 and 1995 was 1,241,567 and 1,261,923, respectively. The weighted-average number of shares outstanding for the calculation of fully-diluted earnings per common and common stock equivalent share for the nine months ended December 31, 1996 and 1995 was 1,246,235 and 1,267,356,
respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

    The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to make loans, standby letters of credit and unused lines of credit. The Company's exposure to credit loss, in the event of nonperformance by the other party to the financial instrument for commitments to make loans, standby letters of credit and unused lines of credit, is represented by the contractual amount of those instruments. The Company follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements. At December 31, 1996, and March 31, 1996, the Company had commitments to make loans totaling $558,000 and $137,000 respectively and standby letters of credit and unused lines of credit totaling $6.7 million and $5.4 million, respectively. In addition, the Company's undisbursed portion of construction loans in the repurchase program totaled $12.0 million at December 31, 1996 and $12.4 million at March 31, 1996. Outstanding commitments to make loans at December 31, 1996 consisted of nine single family mortgage loans, consisting of three adjustable rate loans totalling $215,000 and six fixed rate loans totalling $343,000. Since commitments to make loans and to fund lines and letters of credit may expire without being used, the amounts do not necessarily represent future cash commitments.

NOTE 8--AFFORDABLE HOUSING TAX CREDIT PROJECT

    The Company, through the Bank's subsidiary, Community Financial Services, Incorporated, has a 99% limited partner interest in Pedcor Investments-1994-XX, L.P. which was formed for the construction, ownership, and management of an 80 unit apartment project located in Michigan City, Indiana. Financing consists of a $2,550,000 first mortgage loan funded with tax exempt bonds.

    The Bank is the lead lender in the debt financing arrangement and has guaranteed through letters of credit $1,550,000 of the debt financing, which represents the Bank's share of the mortgage loan. The remaining portion of the debt financing is guaranteed by participating lenders through letters of credit in amounts proportional to their loan amounts. The Bank and other lending institutions have as their security a first mortgage lien and assignment of rents and leases on the apartment complex. As of December 31, 1996, Community Financial has invested $1,633,000 in the limited partnership. Community Financial contributed $165,000 in cash to the partnership while the remaining $1,468,000 was funded by short-term tax-exempt notes backed by a letter of credit issued by the Bank. Terms of the partnership agreement allocate 99% of the eligible tax credits to the Company. For the year ended March 31, 1996, the Company received $70,000 in tax credits, which were the first tax credits received from the limited partnership. For the nine months ended December 31, 1996, the Company recorded $111,000 in anticipated tax credits from the limited partnership.

                                CB BANCORP, INC.

NOTE 9--ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the allowance is maintained by management at a level considered adequate to cover losses that are currently anticipated. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers ability to repay, the estimated value of any underlying collateral, and current economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans and foreclosed real estate. Such agencies may require the Company to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

    Activity in the allowance for loan losses was as follows for the nine months ended December 31 (In Thousands).

                                                                                 1996       1995
                                                                               ---------  ---------
Balance at March 31..........................................................  $   1,346  $     672

Provision for loan losses....................................................        861        238
Charged-off loans............................................................        (16)        (3)
Recoveries...................................................................        118     --
                                                                               ---------  ---------
Balance at Dec. 31...........................................................  $   2,309  $     907
                                                                               ---------  ---------
                                                                               ---------  ---------

    Information regarding impaired loans is as follows for the nine months ended December 31, 1996:

Average investment in impaired loans...............................  $   2,853
Interest income recognized on impaired loans including interest
  income recognized on cash basis..................................         77
Interest income recognized on impaired loans on cash basis.........         67

    Information regarding impaired loans at December 31, 1996 is as follows:

Balance of impaired loans..........................................  $   4,690
Less portion for which no allowance for loan losses is allocated...     (1,223)
                                                                     ---------
Portion of impaired loan balance for which an allowance for loan
  losses is allocated..............................................  $   3,467
                                                                     ---------
                                                                     ---------
Portion of allowance for loan losses allocated to impaired loan
  balance..........................................................  $     629
                                                                     ---------
                                                                     ---------

    Of the total balance of impaired loans as of December 31, 1996, $1.6 million relates to amounts associated with the Bennett Funding Group, Inc. and its affiliate Aloha Capital Corporation (f.k.a. Bennett Leasing). Bennett Funding Group, Inc. sought Chapter 11 Bankruptcy protection on March 29, 1996. Several weeks later, Aloha Capital Corporation was placed into involuntary bankruptcy at the request of the court appointed Bankruptcy Trustee for Bennett Funding Group, Inc., who is now also the Bankruptcy Trustee for Aloha Capital Corporation. Per the terms of the contractual arrangements, Bennett Funding Group, Inc. acts as the servicing agent for the Company on one pool of leases purchased from that entity,

                                CB BANCORP, INC.

NOTE 9--ALLOWANCE FOR LOAN LOSSES (CONTINUED) wherein, at December 31, 1996, $396,000 of principal remained to be remitted to the Company over the course of the remaining scheduled lease payments due from individual lessees. Similarly, at December 31, 1996, $1.2 million of principal remained to be remitted to the Company on three pools of leases purchased from and serviced by Aloha Capital Corporation. Payment due the Company on the four pools of leases were current at the time the respective servicing companies were placed in bankruptcy. The Bankruptcy Trustee is monitoring the lease payment billing and collection activities of the servicing companies and is segregating the payments received from the individual lessees but has not yet allowed the resumption of the payment stream due the Company. Management believes that it is possible to recover 78.5% - 82% of the outstanding principal balance over the remaining life of the leases. Management can make no assurances as to the outcome of this matter, or if any of the outstanding principal balance will be recovered. Management has allocated $329,000 in specific loan loss reserves at December 31, 1996, for the Bennett Funding Group, Inc., leases.

    Management has allocated $300,000 in specific loan loss reserves at December 31, 1996, for 23 single family construction loans, all located in the central Indiana area, with a total balance outstanding of $2.5 million and total unfunded commitments of $494,000 that are in workout situations. Twenty of these loans are outstanding to a builder that is currently experiencing financial difficulties and is in the process of filing Chapter 11 Bankruptcy. The properties underlying these loans are in various stages of completion and management has not yet determined the potential loss exposure on these loans. The properties underlying the remaining three loans have a combined outstanding balance of $1.2 million and construction is complete.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              OF PLAN OF OPERATION

GENERAL

    The Company's results of operations are dependent primarily on the Bank. The Bank's primary source of earnings is its net interest income which is the difference between the interest income earned on its loans, mortgage-backed securities and investment portfolios less its cost of funds, consisting of the interest paid on its deposits and borrowings. Operating results are also affected by the types of lending engaged in, fixed-rate versus adjustable or short-term, each of which has a different rate and fee structure. The Company's operating expenses principally consist of employee compensation and benefits, occupancy and equipment expenses, federal deposit insurance premiums and other general and administrative expenses. The Company's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities.

MORTGAGE LOAN REVERSE REPURCHASE PROGRAM

    In fiscal 1991, the Company instituted the Mortgage Loan Reverse Repurchase Program (the "Program"). There are currently seventy-nine active participants in the Program. The Mortgage Loan Reverse Repurchase Program is carried out pursuant to agreements with each participant which provide for the purchase at par (less certain fees paid to the participant by the borrower) of whole mortgage loans by the Company, at its option, and the subsequent resale of such loans to the Participant (for transfer to an end investor). Purchase money and refinance mortgage loans are generally held no more than 90 days by the Company and typically are resold within 30 days. Construction loan mortgages acquired via the Program, are held for the duration of the construction loan period, typically for six months or longer. At December 31, 1996, construction loan balances totaled $32.7 million and accounted for 32.2% of the Company's total outstanding investment in the Program. Construction loan balances totaled $29.4 million at March 31, 1996. The Company records interest income on the loans based on a rate of interest tied to the prime rate (as established from time to time by a major Chicago-based financial institution) during the funding period, and not the rates on individual loans, plus a fee (recorded as noninterest income) collected from the Participant for each loan when that loan is resold. It is the Company's policy to purchase under the Program only those loans that comply with accepted secondary market underwriting standards. The Company's Mortgage Loan Reverse Repurchase Program has been and is a key contributor to the Company's efforts to maintain a strong net interest margin. Management is aware that a decline in Program activity would negatively impact the Company's profitability.

FINANCIAL CONDITION

    Total assets increased $21.2 million or 10.3%, to $226.6 million at December 31, 1996 from $205.4 million at March 31, 1996. The increase is primarily attributable to a $21.5 million or 26.9% increase in loans purchased under agreements to resell under the Program. Management attributes this increase to an increase in mortgage refinancings and home mortgage originations due to an increase in the number of mortgage companies participating in the Program. Since its inception, the Program has caused the level of the Company's assets and liabilities and capital ratios to significantly fluctuate between periods. The $2.2 million decrease in loans receivable results from management's decision to sell a majority of the Company's single family loan production. This decision also resulted in a $1.6 million increase in Mortgage loans held for sale. Over this same time period, FHLB Stock and securities increased $0.3 million or 3.8%; other assets increased $1.1 million or 35.1% primarily attributable to changes in the Company's income tax obligations, and mortgage-backed and related securities decreased $1.0 million or 9.4%. Premises and equipment, net, increased $0.5 million or 20.6% due to the completion of renovations at our LaPorte branch facility.

    Total borrowed funds increased $7.9 million or 17.5%, to $53.0 million at December 31, 1996 from $45.1 million at March 31, 1996. This increase is attributable to the increased funding needs of the Program. Borrowed funds outstanding at December 31, 1996 consist of $46.0 million in advances outstanding with the Federal Home Loan Bank of Indianapolis, of which $45.0 million have maturities of one year or less, and federal funds purchased of $7.0 million.

    Deposits increased $13.8 million or 10.0%, to $150.8 million at December 31, 1996, from $137.0 million at March 31, 1996. The increase in deposits is primarily attributable to the company accepting institutional and public funds deposits to meet the increased funding needs of the Program.

    The primary objective of the Company's $18.6 million securities portfolio is to contribute to profitability by providing a stable cash flow of dependable earnings. The investment portfolio consists of U.S. Government Agency securities, short-term investment grade corporate notes and Federal Home Loan Bank Stock. The Company also has investments in both variable and fixed rate U.S. Government Agency mortgage-backed securities and collateralized mortgage obligations. The Company's portfolio of securities contains no securities classified by the Federal Banking Regulators as "High Risk Derivative Securities".

RISK ELEMENTS

    NON-PERFORMING ASSETS: Non-performing assets totaled $5.4 million at December 31, 1996, an increase of $2.5 million from March 31, 1996. Loan loss reserves at December 31, 1996 totaled $2.3 million or 42.4% of total non-performing assets and increased $963,000 from March 31, 1996.

    The increase in impaired loans is related to the construction loan segment of the Company's Mortgage Loan Reverse Repurchase Program. At December 31, 1996, the Company had 23 single family construction loans, all located in the central Indiana area, with a total balance outstanding of $2.5 million and total unfunded commitments of $494,000 that are in workout situations. Twenty of these loans are outstanding to a builder that is currently experiencing financial difficulties and is in the process of filing Chapter 11 Bankruptcy. The properties underlying these loans are in various stages of completion and management has not yet determined the potential loss exposure on these loans. The properties underlying the remaining three loans have a combined outstanding balance of $1.2 million and construction is complete. Management has allocated $525,000, $300,000 of which is specific, to the allowance for loan losses balance at December 31, 1996, for these 23 construction loans.

    Also included in the December 31, 1996 impaired assets total, is $1.6 million in principal due the Company on four pools of small business equipment leases that the Company acquired through contractual relationships entered into with Bennett Funding Group, Inc. and its affiliate Aloha Capital Corporation (f.k.a. Bennett Leasing Corporation). Bennett Funding Group, Inc. sought Chapter 11 Bankruptcy protection on March 29, 1996. Several weeks later, Aloha Capital Corporation was placed into involuntary bankruptcy at the request of the court appointed Bankruptcy Trustee for Bennett Funding Group, Inc., who is now also the Bankruptcy Trustee for Aloha Capital Corporation. Per the terms of the contractual arrangements, Bennett Funding Group, Inc. acts as the servicing agent for the Company on one pool of leases purchased from that entity, wherein, at December 31, 1996, $396,000 of principal remained to be remitted to the Company over the course of the remaining scheduled lease payments due from individual lessees. Similarly, at December 31, 1996, $1.2 million of principal remained to be remitted to the Company on three pools of leases purchased from and serviced by Aloha Capital Corporation. Payment due the Company on the four pools of leases were current at the time the respective servicing companies were placed in bankruptcy. The Bankruptcy Trustee is monitoring the lease payment billing and collection activities of the servicing companies and is segregating the payments received from the individual lessees but has not yet allowed the resumption of the payment stream due the Company. Management believes that it is possible to recover 78.5% - 82% of the outstanding principal balance over the remaining life of the leases. Management can make no assurances as to the outcome of this matter, or if any of the outstanding principal balance will be recovered. Management has allocated $329,000 in specific loan loss reserves at December 31, 1996, for the Bennett Funding Group, Inc., leases.

                        SCHEDULE OF NON-PERFORMING ASSET

                                                                                      DEC. 31,     MARCH 31,    DEC. 31,
                                                                                        1996         1996         1995
                                                                                     -----------  -----------  -----------
                                                                                                (IN THOUSANDS)
Accruing mortgage loans delinquent more than 90 days...............................   $  --        $  --        $  --
Accruing consumer and other loans delinquent more than 90 days.....................           1            4            3
Non-accruing mortgage loans delinquent more than 90 days...........................         466          523        1,245
Non-accruing consumer and other loans delinquent more than 90 days.................      --           --           --
                                                                                     -----------  -----------  -----------
Total loans delinquent more than 90 days                                                    467          527        1,248
Restructured loans.................................................................         292          306          359
Impaired Loans.....................................................................       4,690        2,164       --
                                                                                     -----------  -----------  -----------
Total non-performing loans.........................................................       5,449        2,997        1,607
Total real estate owned, net of related reserves...................................           0       --                0
                                                                                     -----------  -----------  -----------
Total non-performing assets........................................................   $   5,449    $   2,997    $   1,607
                                                                                     -----------  -----------  -----------
                                                                                     -----------  -----------  -----------
Total non-performing assets to total loans.........................................        2.84%        1.74%        1.77%
Total non-performing assets to total assets........................................        2.41         1.46         0.81
Total loan loss allowances to non-performing assets................................       42.37        44.91        56.44

INTEREST RATE SENSITIVITY

    The Company's primary strategy for controlling interest rate risk exposure, is to maintain a high level of the Company's asset portfolios in interest rate sensitive assets. Management has accomplished this objective through its investment in the Loan Reverse Repurchase Program. Under the Program, the Company purchases single family mortgage loans from select mortgage banking firms on a short-term basis under agreements to resell and earns an adjustable prime based return during the holding period. The Program has complemented the Company's portfolio of adjustable rate loans held for investment which account for approximately 36% of the loans receivable portfolio. In addition, the Company has sought to lengthen the maturity of its interest-bearing liabilities by emphasizing longer term certificates of deposit. The Company also has the ability to obtain long-term advances from the Federal Home Loan Bank of Indianapolis if such borrowings appear favorable under a particular interest rate environment.

    Management regularly measures the Bank's interest rate risk by monitoring the Company's interest rate risk ("IRR") measures produced by the Office of Thrift Supervision from the Bank's quarterly thrift financial reports. In 1990, the regulators adopted the interest-rate sensitivity approach as one measure of interest-rate risk. This approach measures the projected changes in net portfolio value ("NPV") that would result if interest rates were to increase by 100, 200, 300 and 400 basis points, or if interest rates were to decline by 100, 200, 300 and 400 basis points. Net portfolio value is defined by the market value of assets less the market value of liabilities. According to the "Interest Rate Risk Report," prepared by the Office of Thrift Supervision as of September 30, 1996 (most recent available), after an adverse rate shock of +200 basis points, the Bank's NPV of $22.6 million was projected to decline $1.2 million or 5.4%, to $21.4 million. According to the OTS report, 80% of Thrifts nationwide would have experienced an decline of more than 7.1%. Presented below, as of September 30, 1996, is an analysis of the Bank's interest rate risk as measured by changes in NPV for instantaneous and substantial parallel shifts of 100 basis points in market interest rates.

             INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)

               NET PORTFOLIO VALUE
--------------------------------------------------
  CHANGE IN
    RATES        $ AMOUNT     $ CHANGE   % CHANGE
--------------  -----------  ----------  ---------
+400 bp             19,737       (2,863)      (13%)
+300 bp             20,584       (2,016)       -9%
+200 bp             21,386       (1,214)       -5%
+100 bp             22,079         (521)       -2%
0 bp                22,600
(100 bp)            22,789         +189       + 1%
(200 bp)            22,308         (292)       -1%
(300 bp)            22,154         (446)       -2%
(400 bp)            22,387         (213)       -1%

COMPARISON OF OPERATING RESULTS

    THREE MONTHS ENDED DECEMBER 31 1996, COMPARED TO THREE MONTHS ENDED DECEMBER
     31, 1995

    GENERAL: The Company reported net income of $601,000 for the three month period ended December 31, 1996 which represents an 18.0% decrease over the comparable three-month period in 1995 in which the Company reported net income of $733,000. The decrease in net income is primarily attributable to management's decision to set aside $450,000 in loan loss provisions for the three month period ended December 31, 1996 in comparison to $99,500 in loan loss provisions for the three month period ended December 31, 1995.

    INTEREST INCOME: Interest income increased $275,000 million or 7.2%, from $3.8 million at December 31, 1995, to $4.1 million at December 31, 1996. The increase in interest income is primarily attributable to an increase in the Company's outstandings in the Mortgage Loan Reverse Repurchase Program. The Company's average outstanding investment in the Program increased $16.6 million or 25.1%, from $66.1 million for the three months ended December 31, 1995 to $82.7 million for the three months ended December 31, 1996. Over this same time period, interest income on loans purchased under agreements to resell increased $355,000 or 22.5%. The increase in outstandings in the Program is attributable to an increase in mortgage refinancings and home mortgage originations due to an increase in the number of mortgage companies participating in the Program.

    INTEREST EXPENSE: Interest expense increased $101,000 or 5.2%, from $1.9 million for the three months December 31, 1995, to $2.0 million for the three months December 31, 1996. The increase is primarily attributable to an $89,000 or 6.4% increase in interest on deposits and a $12,000 or 2.2% increase in interest on borrowings resulting from the increased funding needs of the Program.

    NET INTEREST INCOME: Net interest income before the provision for loan losses increased by $174,000 or 9.2% from $1.9 million for the three months ended December 31, 1995, to $2.1 million for the three months ended December 31, 1996. This increase in net interest income over the prior year's quarter is primarily attributable to management's efforts to profitably grow the Loan Reverse Repurchase Program.

    PROVISION FOR LOAN LOSSES: The provision for loan losses increased $351,000 or 354.5%, from $99,000 for the three months ended December 31, 1995, to $450,000 for the three months ended December 31, 1996. Management's decision to increase the provision reflects upon an increase in the Company's level of non-performing assets and increased activity in construction lending, commercial lending and consumer lending. The Company will continue to monitor its allowance for loan losses and make future loan loss provisions in consideration of the amount and types of loans in its portfolio and as economic conditions dictate.

    NONINTEREST INCOME: Noninterest income increased $127,000 or 39.9% to $445,000 for the three months ended December 31, 1996, from $318,000 for the three months ended December 31, 1995. This increase was primarily attributable to a $74,000 or 71.2% increase in fees related to the repurchase program, and to $79,000 in gains realized from the sale of single family mortgage loans.

    NONINTEREST EXPENSE Noninterest expense increased $236,000 or 26.3% to $1.1 million for the three months ended December 31, 1996, from $899,000 for the same time period in the prior year. The increase in noninterest expenses is primarily attributable to increased personnel and occupancy expenses related to the Company's newly established Mortgage Banking Division.

    INCOME TAX EXPENSE: Income tax expense decreased $154,000 or 32.6%, from $472,000 for the three months ended December 31, 1995, to $318,000 for the three months ended December 31, 1996. This decrease is primarily attributable to a decrease in earnings.

    NINE MONTHS ENDED DECEMBER 31 1996, COMPARED TO NINE MONTHS ENDED DECEMBER
     31, 1995

    GENERAL: The Company reported net income of $1,566,000 for the nine month period ended December 31, 1996 which represents a 20.7% decrease over the comparable nine-month period in 1995 in which the Company reported net income of $2.0 million. The decrease in net income is primarily attributable to a non-recurring pre-tax charge of $723,000 resulting from legislation signed into law on September 30, 1996 to recapitalize the Federal Deposit Insurance Corporation's (FDIC) Savings Association Insurance Fund (SAIF). This one time, special assessment reduced second quarter after tax earnings by $437,000 or $0.36 per share. Earnings were also negatively impacted by management's decision to increase loan loss provisions.

    INTEREST INCOME: Interest income increased $1.6 million or 15.8%, from $10.4 million at December 31, 1995, to $12.0 million at December 31, 1996. The increase in interest income is primarily attributable to an increase in the Company's outstandings in the Mortgage Loan Reverse Repurchase Program. The Company's average outstanding investment in the Program increased $29.9 million or 47.5%, from $53.5 million for the nine months ended December 31, 1995 to $78.9 million for the nine months ended December 31, 1996. Over this same time period, interest income on loans purchased under agreements to resell increased $1.4 million or 61.4%. The increase in outstandings in the Program is attributable to an increase in mortgage refinancings and home mortgage originations due to an increase in the number of mortgage companies participating in the Program.

    INTEREST EXPENSE: Interest expense increased $821,000 or 16.0%, from $5.1 million for the nine months ended December 31, 1995, to $6.0 million for the nine months ended December 31, 1996. The increase is primarily attributable to a $432,000 or 31.6% increase in interest on borrowings and a $389,000 or 10.3% increase in interest on deposits resulting from the increased funding needs of the Program.

    NET INTEREST INCOME: Net interest income before the provision for loan losses increased by $819,000 or 15.5% from $5.3 million for the nine months ended December 31, 1995, to $6.1 million for the nine months ended December 31, 1996. This increase in net interest income over the prior year's period is primarily attributable to management's efforts to profitably grow the Loan Reverse Repurchase Program.

    PROVISION FOR LOAN LOSSES: The provision for loan losses increased $623,000 or 195.7%, from $238,000 for the nine months ended December 31, 1995, to $861,000 for the nine months ended December 31, 1996. The increase in the provision reflects an increase in the Company's level of non-performing assets and increased activity in construction lending, commercial lending and consumer lending. The Company will continue to monitor its allowance for loan losses and make future loan loss provisions in consideration of the amount and types of loans in its portfolio and as economic conditions dictate.

    NONINTEREST INCOME: Noninterest income increased $423,000 or 50.5% to $1,261,000 for the nine months ended December 31, 1996, from $838,000 for the nine months ended December 31, 1995. This increase was primarily attributable to a $244,000 or 100.8% increase in fees related to the repurchase program, and to $200,000 in gains realized from the sale of single family mortgage loans.

    NONINTEREST EXPENSE: Noninterest expense increased $1.5 million or 56.0% to $4.1 million for the nine months ended December 31, 1996, from $2.6 million for the same time period in the prior year. The increase in noninterest expenses is primarily attributable to a $723,000 increase in deposit insurance premiums resulting from the one time assessment cited above, and increased personnel and occupancy expenses related to the Company's newly established Mortgage Banking Division.

    INCOME TAX EXPENSE: Income tax expense decreased $455,000 or 38.8%, from $1.2 million for the nine months ended December 31, 1995, to $791,000 for the nine months ended December 31, 1996. This decrease is primarily attributable to a decrease in earnings.

LIQUIDITY AND CAPITAL RESOURCES

    The Bank is required under applicable federal regulations to maintain a liquidity ratio at certain specified levels which are subject to change. Currently, a minimum of 5.0% of the combined total of deposits and short term borrowings must be maintained in the form of liquid assets. At December 31, 1996 liquidity as measured for regulatory purposes was 6.8% as compared to a ratio of 7.7% at March 31, 1996.

    Management structures the liquid asset portfolio and borrowing capacity of the Company to meet the cash flow needs of operating, investing and financing activities. The Company's net liquid assets are cash and cash equivalents, which include investments in highly liquid investments. At December 31, 1996 cash and cash equivalents totaled $6.3 million. In addition, the Company maintains a $5.0 million line of credit with the FHLB of Indianapolis to meet short term liquidity needs.

    Cash flows from operating activities consisted primarily of net income and activity under the Program. Net cash flows provided for operating activities were ($22.9) million and ($45.3) million for the nine months ended December 31, 1996 and 1995, respectively. The Company's primary investing activities have been the purchase and monitoring of securities and mortgage-backed securities and the purchase, origination and repayment of loans. Net cash flows provided from investing activities were $2.6 million and ($2.0) million for the nine months ended December 31, 1996 and 1995, respectively. Cash flows from financing activities consisted of deposit activity, new borrowings and the repayment of borrowings. Net cash flow provided from financing activities were $20.6 million and $53.4 million for the nine months ended December 31, 1996 and 1995.

    Shareholders' equity at December 31, 1996 was $20.0 million, an increase of $1.2 million or 6.2% over March 31, 1996, which represents net income for the nine months ended December 31, 1996, adjustments for the Company's ESOP and management recognition and retention plans, the purchase and issuance of treasury stock and change in unrealized net appreciation on securities available-for-sale.

    The Bank is subject to three capital standards pursuant to regulations of the Office of Thrift Supervision: a 1.5% tangible capital standard, a 3% leverage (core and capital) ratio and an 8% risk based capital standard. Under these capital requirements, at December 31, 1996, the Bank had:

    - tangible capital of $17.6 million or 7.8% of total assets thereby exceeding the 1.5% requirement ($3.4 million) by $14.2 million.

    - core capital (tangible capital plus certain intangible assets) of $17.6 million or 7.8% of total assets thereby exceeding the 3.0% requirement ($6.8 million) by $10.8 million.

    - risk-based capital (core capital plus allowance for loan losses) of $19.3 million or 13.7% of risk-based assets thereby exceeding the 8.0% requirement ($11.3 million) by $8.0 million.

IMPACT OF NEW ACCOUNTING STANDARDS

    SFAS No. 125, Accounting for Transfer and Servicing of Financial Assets and Extinguishment of Liabilities, provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and requires a consistent application of a financial-components approach that focuses on control. Under that approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred and derecognizes liabilities when extinguished. SFAS No. 125 also supersedes SFAS No. 122, and requires that servicing assets and liabilities be subsequently measured by amortization in proportion to and over the period of estimated net servicing income or loss and requires assessment in proportion to and over the period of estimated net servicing income or loss and requires assessment for asset impairment or increased obligation based on their fair values. SFAS No. 125 applies to transfers and extinguishments occurring, after December 31, 1996, and early or retroactive application is not permitted. This statement is not expected to have a material effect on the Company's consolidated financial position or results of operations.

LEGISLATIVE MATTERS

    RECENT DEVELOPMENTS

    On December 31, 1996, the President signed into law the Deposit Insurance Funds Act of 1996(the "Funds Act") which, among other things, imposes a special one-time assessment on SAIF member institutions, including the Bank, to recapitalize the SAIF. As required by the Funds Act, the FDIC imposed a special assessment of 65.7 basis points on SAIF assessable deposits held as March 31, 1995 payable November 27, 1996. The special assessment was recognized as an expense in the Company's second quarter of fiscal 1997 and is tax deductible. The Bank took a charge of $723,000 as a result of the FDIC special assessment.

    The Funds Act also spreads the obligations for payment of the Financing Corporation("FICO") bonds across all SAIF and BIF members. Beginning on January 1, 1997, BIF deposits will be assessed for FICO payments at a rate of 20% of the rate assessed on SAIF deposits. Based on current estimates by the FDIC, BIF deposits will be assessed a FICO payment of 1.3 basis points, while SAIF deposits will pay an estimated 6.5 basis points on the FICO bonds. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act specifies that the BIF and SAIF will be merged on January 1, 1999 provided no savings associations remain as of that time.

    As a result of the Funds Act, the FDIC recently proposed to lower SAIF assessments to 0 to 27 basis points effective January 1, 1997; a range comparable to that of BIF members. However, SAIF members will continue to make the higher FICO payments described above. Management cannot predict the level of FDIC insurance assessments on an on-going basis whether the savings association charter will be eliminated or whether the BIF and SAIF will eventually be merged.

AVERAGE BALANCE SHEETS FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995.

    The following table sets forth certain information relating to the consolidated statements of financial condition and reflects the yield on average assets and the average cost of liabilities for the periods indicated. The yields and costs include amortization of fees, discounts, and premiums which are considered adjustments to yield.

                             AVERAGE BALANCE SHEETS
                                 YIELD ANALYSIS

                                                        THREE MONTHS ENDED DEC. 31,          THREE MONTHS ENDED DEC. 31,
                                                    -----------------------------------  -----------------------------------
                                                                   1996                                 1995
                                                    -----------------------------------  -----------------------------------
                                                                              AVERAGE                              AVERAGE
                                                      AVERAGE                 YIELD/       AVERAGE                 YIELD/
                                                    BALANCE(A)   INTEREST      COST      BALANCE(A)   INTEREST      COST
                                                    -----------  ---------  -----------  -----------  ---------  -----------
Interest-earning assets:
  Loans, net......................................   $ 172,297   $   3,771        8.75%   $ 157,315   $   3,507        8.92%
  Mortgage-backed securities......................       9,405         159        6.76%      10,002         164        6.56%
  Interest earning deposits and federal funds
    sold..........................................         970          12        4.95%       1,001          17        6.79%
  Securities......................................      10,099         161        6.38%       8,291         140        6.75%
                                                    -----------  ---------         ---   -----------  ---------         ---
    Total interest-earning assets.................     192,771       4,103        8.51%     176,609       3,828        8.67%
                                                                 ---------         ---                ---------         ---
Noninterest-earning assets (b)....................      14,470                               11,277
                                                    -----------                          -----------
    Total assets..................................   $ 207,241                            $ 187,886
                                                    -----------                          -----------
                                                    -----------                          -----------
Interest-bearing liabilities:
  Deposits........................................   $ 131,361   $   1,474        4.49%   $ 121,380   $   1,385        4.56%
  Borrowed Funds..................................      40,340         570        5.65%      35,294         558        6.32%
                                                    -----------  ---------         ---   -----------  ---------         ---
    Total interest-bearing liabilities............     171,701       2,044        4.76%     156,674       1,943        4.96%
                                                                 ---------         ---                ---------         ---
Noninterest-bearing liabilities (c)...............      15,738                               13,305
                                                    -----------                          -----------
    Total liabilities.............................     187,439                              169,979
Stockholders' equity..............................      19,802                               17,907
                                                    -----------                          -----------
    Total liabilities and equity..................   $ 207,241                            $ 187,886
                                                    -----------                          -----------
                                                    -----------                          -----------
Net interest income/Net rate spread...............               $   2,059        3.75%               $   1,885        3.71%
                                                                 ---------         ---                ---------         ---
                                                                 ---------         ---                ---------         ---
Net interest-earning assets/net interest rate
  margin..........................................   $  21,070                    4.27%   $  19,935                    4.27%
                                                    -----------                    ---   -----------                    ---
                                                    -----------                    ---   -----------                    ---
Ratio of average interest-earning assets to
  average interest-bearing liabilities............        1.12x                                1.13x

------------------------

(a) Average balances, which are stated in thousands, are derived from average daily balances.

(b) Includes average investment in life insurance policies of $2,426,000 and $2,309,000 for the three months ended December 31, 1996 and December 31, 1995, respectively. The Company realized non-interest income of $26,000 and $33,000 on it's outstanding investment in these policies over the same respective time periods.

(c) Includes non-interest bearing deposit accounts.

AVERAGE BALANCE SHEETS FOR THE NINE MONTHS ENDED DECEMBER 31, 1996 AND 1995.

    The following table sets forth certain information relating to the consolidated statements of financial condition and reflects the yield on average assets and the average cost of liabilities for the periods indicated. The yields and costs include amortization of fees, discounts, and premiums which are considered adjustments to yield.

                             AVERAGE BALANCE SHEETS
                                 YIELD ANALYSIS

                                               NINE MONTHS ENDED DEC. 31,                 NINE MONTHS ENDED DEC. 31,
                                        -----------------------------------------  -----------------------------------------
                                                          1996                                       1995
                                        -----------------------------------------  -----------------------------------------
                                          AVERAGE                AVERAGE YIELD/      AVERAGE                 AVERAGEYIELD/
                                        BALANCE(A)   INTEREST         COST         BALANCE(A)   INTEREST         COST
                                        -----------  ---------  -----------------  -----------  ---------  -----------------
Interest-earning assets:
  Loans, net..........................   $ 169,127   $  11,089           8.74%      $ 142,558   $   9,403           8.79%
  Mortgage-backed securities..........       9,626         484           6.70%         10,617         524           6.55%
  Interest earning deposits and
    federal funds sold................         591          22           4.96%          1,093          55           6.68%
  Securities..........................       9,393         447           6.35%          8,293         420           6.72%
                                        -----------  ---------            ---      -----------  ---------            ---
    Total interest-earning assets.....     188,737      12,042           8.51%        162,561      10,402           8.49%
                                                     ---------            ---                   ---------            ---
  Noninterest-earning assets(b).......      12,149                                      9,093
                                        -----------                                -----------
    Total assets......................   $ 200,886                                  $ 171,654
                                        -----------                                -----------
                                        -----------                                -----------
Interest-bearing liabilities:
  Deposits............................   $ 125,627   $   4,154           4.41%      $ 114,175   $   3,765           4.38%
  Borrowed Funds......................      42,465       1,801           5.65%         29,023       1,369           6.26%
                                        -----------  ---------            ---      -----------  ---------            ---
    Total interest-bearing
      liabilities.....................     168,092       5,955           4.72%        143,198       5,134           4.76%
                                                     ---------            ---                   ---------            ---
Noninterest-bearing liabilities(c)....      13,466                                     11,190
                                        -----------                                -----------
    Total liabilities.................     181,558                                    154,388
Stockholders' equity..................      19,328                                     17,266
                                        -----------                                -----------
Total liabilities and equity..........   $ 200,886                                  $ 171,654
                                        -----------                                -----------
                                        -----------                                -----------
Net interest income/ Net rate
  spread..............................               $   6,087           3.78%                  $   5,268           3.73%
                                                     ---------            ---                   ---------            ---
                                                     ---------            ---                   ---------            ---
Net interest-earning assets/ net
  interest rate margin................   $  20,645                       4.28%      $  19,363                       4.30%
                                        -----------                       ---      -----------                       ---
                                        -----------                       ---      -----------                       ---
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities.........................        1.12x                                      1.14x

------------------------

(a) Average balances, which are stated in thousands, are derived from average daily balances.

(b) Includes average investment in life insurance policies of $2,418,000 and $2,183,000 for the six months ended December 31, 1996 and December 31, 1995, respectively. The Company realized non-interest income of $79,000 and $101,000 on its outstanding investment in these policies over the same respective time periods.

(c) Includes non-interest bearing deposit accounts.

                           PART II  OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS.

    The Company is not involved in any legal proceedings of a material nature at this time other than those occurring in the ordinary course of business which in the aggregate involves amounts which are believed by management to be immaterial to the financial condition of the Company.

ITEM 2. CHANGES IN SECURITIES.

    None

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

    None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

    None

ITEM 5. OTHER INFORMATION.

    None

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K.

    (a). Exhibits

      3.1  Certificate of Incorporation of CB Bancorp, Inc.*

      3.2  Bylaws of CB Bancorp, Inc.*

     10.1 Amended and restated employee agreement between CB Bancorp, Inc. and Joseph F. Heffernan dated November 29, 1996.

       27  Financial Data Schedule (filed herewith)

        * Incorporated by reference to Registration Statement of Form S-1, as amended, filed on September 11, 1992, registration Number 33-51882.

    (b). Reports on Form 8-K

       None

                                CB-BANCORP, INC.
                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               CB Bancorp, Inc.

Dated:                                         By:  /s/ JOSEPH F. HEFFERNAN
                                                   -----------------------------------------
                                                   Joseph F. Heffernan
                                                   President and Chief Executive Officer

Dated:                                         By:  /s/ GEORGE L. KOEHM
                                                   -----------------------------------------
                                                   George L. Koehm
                                                   Vice President and Chief Financial
                                                   Officer

Dated:                                         By:  /s/ DANIEL R. BURESH
                                                   -----------------------------------------
                                                   Daniel R. Buresh
                                                   Vice President, Controller and
                                                   Principal Accounting Officer

                                    ANNEX C
                          AGREEMENT AND PLAN OF MERGER
                     DATED AS OF NOVEMBER 14, 1996 BETWEEN
                        PINNACLE FINANCIAL SERVICES INC.
                        AND INDIANA FEDERAL CORPORATION

    AGREEMENT AND PLAN OF MERGER, dated as of November 14, 1996, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a Delaware corporation ("IFC").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Pinnacle and IFC have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which IFC will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

    WHEREAS, it is the intent of the respective Boards of Directors of Pinnacle and IFC that the Merger be structured as a "merger of equals" of Pinnacle and IFC and that the Surviving Corporation be governed and operated on this basis; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into a Pinnacle stock option agreement (the "Pinnacle Option Agreement") attached hereto as Exhibit A; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and IFC are entering into an IFC stock option agreement (the "IFC Option Agreement"; and together with the Pinnacle Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), IFC shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the Merger, the separate corporate existence of IFC shall terminate.

    1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

    1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

    1.4 CONVERSION OF IFC COMMON STOCK. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, IFC or the holder of any of the following securities:

        (a) Each share of the common stock, par value $0.01 per share, of IFC (the "IFC Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of IFC

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    Common Stock held (x) in IFC's treasury or (y) directly or indirectly by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the IFC Disclosure Schedule)), shall be converted into the right to receive one (1) share (the "Exchange Ratio") of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock").

        (b) All of the shares of IFC Common Stock converted into Pinnacle Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of IFC Common Stock shall thereafter represent the right to receive a certificate representing the number of whole shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate have been converted pursuant to this
    Section 1.4 and Section 2.2. Common Certificates previously representing shares of IFC Common Stock shall be exchanged for certificates representing whole shares of Pinnacle Common Stock issued in consideration therefor upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Pinnacle Common Stock or IFC Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

        (c) At the Effective Time, all shares of IFC Common Stock that are owned by IFC as treasury stock and all shares of IFC Common Stock that are owned, directly or indirectly, by IFC or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of IFC Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of IFC Common Stock held by IFC or Pinnacle or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of IFC Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by IFC or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the IFC Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

    1.5 PINNACLE COMMON STOCK. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by IFC or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

    1.6  OPTIONS.

    (a) At the Effective Time, each option granted by IFC to purchase shares of IFC Common Stock which is outstanding and unexercised immediately prior thereto (excluding any and all IFC Rights (as hereinafter defined), all of which shall have been redeemed, and thereby extinguished, terminated and cancelled without any right of exercise, prior to the Effective Time) shall cease to represent a right to acquire shares of IFC Common Stock and shall be converted automatically into an option to purchase shares of Pinnacle Common Stock in an amount and at an exercise price determined as provided below

(and subject to the terms of the IFC benefit plans under which they were issued (collectively, the "IFC Stock Plans") and the agreements evidencing grants thereunder):

        (i) The number of shares of Pinnacle Common Stock to be subject to the new option shall be equal to the number of shares of IFC Common Stock subject to the original option; and

        (ii) The exercise price per share of Pinnacle Common Stock under the new option shall be equal to the exercise price per share of IFC Common Stock under the original option.

The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option except that all references to IFC shall be deemed to be references to Pinnacle.

    (b) At the Effective Time, each option granted by Pinnacle to purchase shares of Pinnacle Common Stock which is outstanding and unexercised immediately prior thereto shall continue to represent a right to acquire shares of Pinnacle Common Stock and shall remain an issued and outstanding option to purchase from the Surviving Corporation shares of Pinnacle Common Stock in the same amount and at the same exercise price subject to the terms of the Pinnacle benefit plans under which they were issued (collectively, the "Pinnacle Stock Plans") and the agreements evidencing grants thereunder, and shall not be affected by the Merger.

    1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of Section 1.11 of this Agreement, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

    1.9 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

    1.10 MANAGEMENT. At the Effective Time, Mr. Richard L. Schanze shall be the Chairman of the Board and the Chief Executive Officer of the Surviving Corporation, and Mr. Donald A. Lesch shall be the Vice Chairman, President and Chief Operating Officer of the Surviving Corporation.

    1.11 BOARD OF DIRECTORS. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of ten (10) persons, with Mr. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and with Mr. Lesch, as well as Mr. Howard Silverman and three (3) other persons, to be named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC. Under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors shall be increased in size to a total of twelve (12) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors a twelfth person as a director of the Surviving Corporation. Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors.

    1.12 HEADQUARTERS OF SURVIVING CORPORATION. At the Effective Time, the headquarters and principal executive offices of the Surviving Corporation shall be located in Valparaiso, Indiana.

    1.13 BANK MERGER. At the Bank Merger Effective Time (as hereinafter defined), Indiana Federal Bank for Savings, a federal savings bank ("IndFed Bank"), the wholly-owned subsidiary of IFC, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit C (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of IndFed Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and IndFed Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

        (a) each share of IndFed Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of IndFed Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of IndFed Bank shall not be converted into any shares or other securities or obligations of any other entity;

        (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

        (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

        (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall consist of eighteen (18) persons, with nine
    (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by the Board of Directors of IndFed Bank; and the executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates.

                                   ARTICLE II
                               EXCHANGE OF SHARES

    2.1 PINNACLE TO MAKE SHARES AVAILABLE. At or prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and IFC (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock (such certificates for shares of Pinnacle Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of IFC Common Stock.

    2.2  EXCHANGE OF SHARES.

    (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock into which the shares of IFC Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Pinnacle Common Stock to which such holder of IFC Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any unpaid dividends and distributions payable to holders of Common Certificates.

    (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

    (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no transfers on the stock transfer books of IFC of shares of IFC Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock as provided in this Article II.

    (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates.

    (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of IFC for 12 months after the Effective Time shall be paid to Pinnacle. Any stockholders of IFC who have not theretofore complied with this
Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock and any unpaid dividends and distributions on the Pinnacle Common Stock deliverable in respect of each share of IFC Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of IFC,

Pinnacle, the Exchange Agent or any other person shall be liable to any former holder of shares of IFC Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

    Except as disclosed in the Pinnacle disclosure schedule delivered to IFC concurrently herewith (the "Pinnacle Disclosure Schedule"), Pinnacle hereby represents and warrants to IFC as follows:

    3.1  CORPORATE ORGANIZATION.

    (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect" means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, the payment and/or incurrence of (i) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and
(ii) transactional expenses by IFC or Pinnacle in connection with the Merger, to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act") and as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to IFC.

    (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of Pinnacle).

    3.2  CAPITALIZATION.

    (a) The authorized capital stock of Pinnacle consists of (i) 15,000,000 shares of Pinnacle Common Stock, of which as of November 11, 1996, 5,976,548 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the Pinnacle Option Agreement and the Pinnacle Stock Plans, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of November 11, 1996, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 496,261 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to the exercise of employee stock options granted prior to such date. The shares of Pinnacle Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

    (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    3.3  AUTHORITY; NO VIOLATION.

    (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by IFC) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and IFC's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus,
(v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

    3.5 REPORTS. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.6 FINANCIAL STATEMENTS. Pinnacle has previously made available to IFC copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

    3.7 BROKER'S FEES. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than The Chicago Corporation (a copy of which engagement agreement has been disclosed by Pinnacle to IFC) whose fees, commissions and expenses shall be paid by Pinnacle.

    3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in Pinnacle Reports (as defined in Section 3.12) filed prior to the date hereof, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.9  LEGAL PROCEEDINGS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Pinnacle Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.10  TAXES AND TAX RETURNS.

    (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and (D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

    (c) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Pinnacle or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Pinnacle Benefit Plan (as defined in Section 3.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (d) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by Pinnacle or any Subsidiary of Pinnacle under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    3.11  EMPLOYEES.

    (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (b) Pinnacle has heretofore delivered to IFC true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan"

(as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and
Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    3.12 SEC REPORTS. Pinnacle has previously made available to IFC an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    3.13 COMPLIANCE WITH APPLICABLE LAW. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    3.14  CERTAIN CONTRACTS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice,

(ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to IFC true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

    (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

    3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    3.16  OTHER ACTIVITIES OF PINNACLE AND ITS SUBSIDIARIES.

    (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) To Pinnacle's knowledge, each Pinnacle Subsidiary which is a federally insured bank or savings institution (a "Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation

(specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    3.17 INVESTMENT SECURITIES. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

    3.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    3.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.20 ENVIRONMENTAL LIABILITY. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse

Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

    3.21 STATE TAKEOVER LAWS. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby.

    3.22 POOLING OF INTERESTS. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF IFC

    Except as disclosed in the IFC disclosure schedule delivered to Pinnacle concurrently herewith (the "IFC Disclosure Schedule") IFC hereby represents and warrants to Pinnacle as follows:

    4.1  CORPORATE ORGANIZATION.

    (a) IFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. IFC has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on IFC. IFC is duly registered as a savings and loan holding company under the HOLA. True and complete copies of the Certificate of Incorporation and Bylaws of IFC, as in effect as of the date of this Agreement, have previously been made available by IFC to Pinnacle.

    (b) Each IFC Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on IFC, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of IFC accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of IFC).

    4.2  CAPITALIZATION.

    (a) The authorized capital stock of IFC consists of (i) 5,000,000 shares of serial preferred stock, par value $0.01 per share, none of which as of November 11, 1996 were issued or outstanding; and (ii) 10,000,000 shares of IFC Common Stock, of which as of November 11, 1996, 4,751,131 shares were issued and outstanding and 1,110,000 shares were held in treasury. All of the issued and outstanding shares of IFC Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of the IFC Option Agreement (as hereinafter defined), the IFC Rights Agreement and the IFC Stock Plans, IFC does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of IFC Common Stock or any other equity securities of IFC or any securities representing the right to purchase or otherwise receive any shares of IFC Common Stock or any other equity securities of IFC. As of November 11, 1996, no shares of IFC Common Stock were reserved for issuance, except for (i) 253,089 shares reserved for issuance upon the exercise of stock options pursuant to the IFC Stock Plans, and (ii) shares reserved for issuance pursuant to the IFC Rights Agreement. Since January 1, 1996, IFC has not issued any shares of IFC Common Stock or other equity securities of IFC, or any securities convertible into or exercisable for any shares of IFC Common Stock or other equity securities of IFC, other than pursuant to the exercise of employee stock options granted prior to such date.

    (b) As of November 11, 1996, there are issued and outstanding up to 4,751,131 rights in respect of shares of IFC Common Stock (the "IFC Rights"), subject to terms and conditions of the Stockholder Protection Rights Agreement dated as of February 26, 1992, as amended by the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996 (the "IFC Rights Agreement"), between IFC and Harris Trust and Savings Bank, as Rights Agent. As of the date of this Agreement, the Separation Time (as defined in the IFC Rights Agreement) has not occurred, the Amendment to Stockholder Protection Rights Agreement dated as of November 14, 1996, has been entered into and is effective and in full force and effect, the entering into of this Agreement and/or the IFC Stock Option Agreement and/or the consummation of the transactions contemplated hereby and/or thereby have been exempted from the application of the IFC Rights Agreement and do not and will not cause a Separation Time to occur, and all IFC Rights are redeemable by IFC at a cost to IFC of not more than $0.01 per each of the shares of IFC Common Stock issued and outstanding.

    (c) IFC owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the IFC Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No IFC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    4.3  AUTHORITY; NO VIOLATION.

    (a) IFC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of IFC. The Board of Directors of IFC has directed that this Agreement and the transactions contemplated hereby be submitted to IFC's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of IFC Common Stock, no other corporate proceedings on the part of IFC are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by IFC and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of IFC, enforceable against IFC in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by IFC nor the consummation by IFC of the transactions contemplated hereby, nor compliance by IFC with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of IFC or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to IFC or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any

Lien upon any of the respective properties or assets of IFC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which IFC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on IFC or the Surviving Corporation; provided, however, that prior to the date hereof, IFC has secured a waiver of Harris Trust and Savings Bank under the loan, security agreement and guaranty for the benefit of the IFC Employee Stock Ownership Plan ("ESOP") so that this Agreement and the Merger shall not cause any breach, default or acceleration under said IFC ESOP loan arrangement.

    4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS, (iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL,
(vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of NASDAQ, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and IFC, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by IFC of this Agreement and
(B) the consummation by IFC of the Merger and the other transactions contemplated hereby.

    4.5 REPORTS. IFC and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on IFC. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of IFC and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of IFC, investigation into the business or operations of IFC or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of IFC or any of its Subsidiaries which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    4.6 FINANCIAL STATEMENTS. IFC has previously made available to Pinnacle copies of (a) the consolidated balance sheets of IFC and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in IFC's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent public accountants with respect to IFC, and (b) the unaudited consolidated balance sheet of IFC and its Subsidiaries as of June 30, 1996 and the related unaudited consolidated statements of income and cash flows for the six-month period then ended as reported in IFC's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "IFC June 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of IFC (including the related notes, where applicable) fairly presents the consolidated financial position of IFC and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of IFC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of IFC and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

    4.7 BROKER'S FEES. Neither IFC nor any IFC Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement or the Option Agreements, other than Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") (a copy of which engagement agreement has been disclosed by IFC to Pinnacle) whose fees, commissions and expenses shall be paid by IFC.

    4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in IFC Reports (as defined in Section 4.12) filed prior to the date hereof, since December 31, 1995, (i) IFC and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on IFC or the Surviving Corporation.

    (b) Except as publicly disclosed in IFC Reports filed prior to the date hereof, since December 31, 1995, IFC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither IFC nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of IFC's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of IFC, is likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    4.9  LEGAL PROCEEDINGS.

    (a) Neither IFC nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of IFC's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against IFC or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the IFC Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on IFC.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon IFC, any of its Subsidiaries or the assets of IFC or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on IFC.

    4.10  TAXES AND TAX RETURNS.

    (a) Each of IFC and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of IFC's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of IFC, to have a Material Adverse Effect on IFC. The income tax returns of IFC and its Subsidiaries have been examined by the IRS and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which IFC does not have adequate reserves or all such deficiencies were satisfied. To the best of IFC's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon IFC or any of its Subsidiaries for which IFC does not have adequate reserves, nor has IFC or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by IFC and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on IFC, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by IFC and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on IFC, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by IFC in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on IFC and (D) there are no Tax liens upon any property or assets of IFC or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on IFC. Neither IFC nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by IFC or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on IFC. Except as set forth in the financial statements described in Section 4.6, neither IFC nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under
Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on IFC.

    (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of IFC or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or IFC Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by IFC or any Subsidiary of IFC under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on IFC.

    4.11  EMPLOYEES.

    (a) The IFC Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "IFC Benefit Plans") by IFC or any of its Subsidiaries or by any ERISA Affiliate, all of which together with IFC would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

    (b) IFC has heretofore delivered to Pinnacle true and complete copies of each of the IFC Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such IFC Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the IFC Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the IFC Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no IFC Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of IFC, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of IFC, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by IFC, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to IFC, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by IFC or its Subsidiaries as of the Effective Time with respect to each IFC Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither IFC, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which IFC, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of IFC there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the IFC Benefit Plans or any trusts related thereto which are, in the reasonable judgment of IFC, likely, either individually or in the aggregate, to have a Material Adverse Effect on IFC.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of IFC or any of its affiliates from IFC or any of its affiliates under any IFC Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any IFC Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    4.12 SEC REPORTS. IFC has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by IFC with the SEC pursuant to the Securities Act or the Exchange Act (the "IFC

Reports") and prior to the date hereof and (b) communication mailed by IFC to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, IFC has timely filed all IFC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all IFC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    4.13 COMPLIANCE WITH APPLICABLE LAW. IFC and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to IFC or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on IFC.

    4.14  CERTAIN CONTRACTS.

    (a) Neither IFC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from IFC, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the IFC Reports, (iv) which materially restricts the conduct of any line of business by IFC, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. IFC has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which IFC is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), whether or not set forth in the IFC Disclosure Schedule, is referred to herein as an "IFC Contract", and neither IFC nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on IFC.

    (b) (i) Each IFC Contract is valid and binding on IFC or any of its Subsidiaries, as applicable, and in full force and effect, (ii) IFC and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each IFC Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on IFC, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of IFC or any of its Subsidiaries under any such IFC Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on IFC.

    4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither IFC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the IFC Disclosure Schedule, an "IFC Regulatory Agreement"), nor has IFC or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    4.16  OTHER ACTIVITIES OF IFC AND ITS SUBSIDIARIES.

    (a) Neither IFC nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of IFC and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) To IFC's knowledge, each IFC Subsidiary which is a federally insured bank or savings institution (an "IFC Bank Subsidiary") currently performs all Trust Activities with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any Governmental Entity pending, or to the knowledge of IFC, threatened, against or affecting IFC, or any Significant Subsidiary thereof relating to the compliance by IFC or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on IFC, each employee of a IFC Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a IFC Bank Subsidiary; and each IFC Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    4.17 INVESTMENT SECURITIES. Each of IFC and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of IFC or any of its Subsidiaries. Such securities are valued on the books of IFC in accordance with GAAP.

    4.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of IFC or for the account of a customer of IFC or one of its Subsidiaries, were entered into in the ordinary course of business and, to IFC's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of IFC or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. IFC and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to IFC's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of IFC included in the IFC June 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither IFC nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on IFC.

    4.20 ENVIRONMENTAL LIABILITY. Except as set forth in the IFC Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on IFC or any of the IFC Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, CERCLA, pending or threatened against IFC or any of the IFC Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on IFC. To the knowledge of IFC, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC. Neither IFC nor any of the IFC Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on IFC.

    4.21 STATE TAKEOVER LAWS; REDEMPTION OF IFC RIGHTS. The Board of Directors of IFC has approved the transactions contemplated by this Agreement and the Option Agreements and taken such action (i) such that the provisions of Section 9 of the Certificate of Incorporation of IFC pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement and the Option Agreements, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to IFC will not apply to this Agreement or the Option Agreements or any of the transactions contemplated hereby or thereby, and (ii) to redeem the IFC Rights prior to the Effective Time at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of IFC Common Stock issued and outstanding, such that all of said IFC Rights will have been extinguished, terminated and cancelled prior to the Effective Time, without any right of exercise, and shall only represent the right to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

    4.22 POOLING OF INTERESTS. IFC has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule) or the Option Agreements, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees and
(c) take no action which would adversely affect or delay the ability of either Pinnacle or IFC to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreements.

    5.2 FORBEARANCES. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule or the IFC Disclosure Schedule, as the case may be, and, except as expressly contemplated or permitted by this Agreement or the Option Agreements, neither Pinnacle nor IFC shall, and neither Pinnacle nor IFC shall permit any of their respective Subsidiaries to, without the prior written consent of the other:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Pinnacle or any of its Subsidiaries to Pinnacle or any of its Subsidiaries, on the one hand, or of IFC or any of its Subsidiaries to IFC or any of its Subsidiaries, on the other hand), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements);

        (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except, (A) in the case of Pinnacle, for regular quarterly cash dividends on Pinnacle Common Stock at a rate not in excess of $0.25 per share of Pinnacle Common Stock, (B) in the case of IFC, for regular quarterly cash dividends on IFC Common Stock at a rate not in excess of $0.21 per share of IFC Common Stock, (C) for dividends paid by any of the Subsidiaries of each of Pinnacle and IFC to Pinnacle or IFC or any of their Subsidiaries, respectively, and (D) for dividends paid in the ordinary course of business by any subsidiaries (whether or not wholly owned) of each of Pinnacle and IFC), (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the Pinnacle Stock Plans or the IFC Stock Plans, except as otherwise agreed in writing by Pinnacle and IFC) or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, (B) the Option Agreements, or (C) as permitted unless clause (iii) above;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

        (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

        (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

        (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

        (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (i) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle or IFC to exercise its rights under the Pinnacle Option Agreement or the IFC Option Agreement, as the case may be;

        (j) amend its Certificate of Incorporation or Articles of Incorporation, as the case may be, or its Bylaws, except as contemplated by this Agreement;

        (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

        (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1  REGULATORY MATTERS.

    (a) Pinnacle and IFC shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and IFC shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and IFC shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and IFC shall furnish all information concerning IFC and the holders of IFC Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and IFC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or IFC, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) Pinnacle and IFC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, IFC or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

    (d) Pinnacle and IFC shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

    6.2  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and IFC shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and IFC shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or IFC, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor IFC nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or IFC's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (b) Each of Pinnacle and IFC agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

    (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

    6.3 STOCKHOLDERS' APPROVALS. Each of Pinnacle and IFC shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and IFC will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

    6.4 LEGAL CONDITIONS TO MERGER. Each of Pinnacle and IFC shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or IFC or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

    6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

    (a) Each of Pinnacle and IFC shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and IFC to approve this Agreement, a written agreement, in the form of Exhibit D hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or IFC Common Stock held by such "affiliate" and, in the case of the "affiliates" of IFC, the shares of Pinnacle Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of IFC in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and IFC.

    (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    6.6 NASDAQ LISTING. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on NASDAQ, National Market System, subject to official notice of issuance, prior to the Effective Time.

    6.7  EMPLOYEE BENEFIT PLANS.

    (a) From and after the Effective Time, unless otherwise mutually determined, the Pinnacle Benefit Plans and IFC Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or IFC (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the IFC ESOP, deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefitting current or former directors, officers or employees of IFC or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law (the "New Benefit Plans"). Prior to the Closing Date, Pinnacle and IFC shall cooperate in reviewing, evaluating and analyzing the Pinnacle Benefit Plans and IFC Benefit Plans with a view towards developing appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the IFC Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and IFC to develop New Benefit Plans, effective as of the Effective Time, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by IFC Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the IFC Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law.

    (b) The foregoing notwithstanding, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the date hereof under the Pinnacle Benefit Plans or the IFC Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the IFC Disclosure Schedule.

    (c) Nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, IFC Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

    6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of IFC or any of its Subsidiaries, including any entity specified in the IFC Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of IFC, any of the IFC Subsidiaries or any entity specified in the IFC Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to IFC or any of its Subsidiaries at such time, including the provisions of Section 11 of IFC's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that (A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties,
(B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and
(D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of IFC, its Subsidiaries or any entity specified in the IFC Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by IFC or any of the IFC Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by IFC or any of the IFC Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

    (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

    (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of IFC) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

    6.10 ADVICE OF CHANGES. Pinnacle and IFC shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

    6.11 DIVIDENDS. After the date of this Agreement, each of Pinnacle and IFC shall coordinate with the other the declaration of any dividends in respect of Pinnacle Common Stock and IFC Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Pinnacle Common Stock or IFC Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of Pinnacle Common Stock and/or IFC Common Stock and any shares of Pinnacle Common Stock any such holder receives in exchange therefor in the Merger.

    6.12 NEGOTIATIONS WITH OTHER PARTIES. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, neither Pinnacle, on the one hand, nor IFC, on the other hand, shall authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities other than the other party to this Agreement or any of its affiliates (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of Pinnacle, on the one hand, or IFC, on the other hand, from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire or participate in a merger or other business combination involving Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle or IFC, would acquire the right to vote 10% or more of the capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, entitled to vote thereon for the election of directors; (iii) acquisition of 10% or more of the assets of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of Pinnacle or any of the Pinnacle Bank Subsidiaries, on the one hand, or IFC or any of the IFC Bank Subsidiaries, on the other hand, other than as contemplated by this Agreement.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and IFC Common Stock entitled to vote thereon.

        (b) NASDAQ LISTING. The shares of Pinnacle Common Stock which shall be issued to the stockholders of IFC upon consummation of the Merger shall have been authorized for trading and reporting on the NASDAQ, National Market System, subject to official notice of issuance.

        (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

        (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

        (f) FEDERAL TAX OPINION. Pinnacle and IFC each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or IFC, as the case may be, in form and substance reasonably satisfactory to Pinnacle and IFC, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

            (i) The Merger will constitute a tax free reorganization under
       Section 368(a)(1)(A) of the Code and Pinnacle and IFC will each be a party to the reorganization;

            (ii) No gain or loss will be recognized by Pinnacle or IFC as a result of the Merger;

           (iii) No gain or loss will be recognized by the stockholders of IFC who exchange their IFC Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

            (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their IFC Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the IFC Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (v) The holding period of Pinnacle Common Stock received by stockholders of IFC in the Merger will include the period during which the shares of IFC Common Stock surrendered in exchange therefor were held; provided, such IFC Common Stock was held as a capital asset by the holder of such IFC Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, IFC and others.

        (g) POOLING OF INTERESTS. Pinnacle and IFC shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or IFC, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

    7.2 CONDITIONS TO OBLIGATION OF PINNACLE. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of IFC set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the IFC Disclosure Schedule that are disclosed by IFC to Pinnacle in the form of an updated IFC disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date IFC

    Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to the foregoing effect, and to which any Closing Date IFC Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF IFC. IFC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of IFC by the Chief Executive Officer and the Chief Financial Officer of IFC to such effect.

        (c) IFC RIGHTS REDEEMED. The IFC Rights shall have been redeemed at a cost to IFC of not more than $0.01 (the "Redemption Price") per each of the shares of the IFC Common Stock issued and outstanding, such that all of said IFC Rights have been extinguished, terminated and cancelled, without any right of exercise, and shall only represent the rights to receive the Redemption Price in cash from IFC or the Surviving Corporation following the Merger.

        (d) COMFORT LETTERS. Pinnacle shall have received "comfort" letters from Ernst & Young, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of IFC's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of IFC available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse;
    (ii) they are independent public accountants with respect to IFC and the IFC Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of IFC examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of IFC, inquiries of officials of IFC responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of IFC and the IFC Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of IFC), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of IFC included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of IFC, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the IFC Subsidiaries or any increase in consolidated long-term debt of IFC or the IFC Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from IFC's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or (B) since December 31, 1995 any dividends were paid on the IFC Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

        (e) LEGAL OPINION. IFC shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for IFC, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit E. Such opinion shall also cover such other matters incident to the transactions herein contemplated as Pinnacle and its counsel may reasonably request. In rendering their opinion, counsel to IFC may rely on certificates of officers of IFC, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (f) FAIRNESS OPINION. Pinnacle shall have received the favorable opinion from The Chicago Corporation in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

        (g) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on IFC or upon the right of IFC or any of the IFC Subsidiaries to conduct their businesses as presently conducted.

    7.3 CONDITIONS TO OBLIGATION OF IFC. The obligation of IFC to effect the Merger is also subject to the satisfaction or waiver by IFC at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and
    (ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to IFC in the form of an updated Pinnacle disclosure schedule delivered to IFC as of the Closing Date (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF PINNACLE. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and IFC shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

        (c) COMFORT LETTERS. IFC shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, June 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the

    S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that
    (A) the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to June 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or
    (B) since December 31, 1995 any dividends were paid on the Pinnacle Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by IFC, as described in such letter.

        (d) LEGAL OPINION. Pinnacle shall have delivered to IFC an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to IFC and its counsel, to the effect set forth on Exhibit F. Such opinion shall also cover such other matters incident to the transactions herein contemplated as IFC and its counsel may reasonably request. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (e) FAIRNESS OPINION. IFC shall have received the favorable opinion from Sandler O'Neill in connection with the deliberations of its Board of Directors approving this Agreement and the Option Agreements and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of IFC from a financial point of view.

        (f) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct their businesses as presently conducted.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC:

        (a) by mutual consent of Pinnacle and IFC in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of Pinnacle or the Board of Directors of IFC if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either the Board of Directors of Pinnacle or the Board of Directors of IFC (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

        (e) by either Pinnacle or IFC if any approval of the stockholders of Pinnacle or IFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

        (f) by either Pinnacle or IFC if any of the conditions specified by
    Article VII to the obligation of the terminating party have not been satisfied on the Closing Date; or

        (g) by Pinnacle if the Closing Date IFC Disclosure Schedule discloses any change from the IFC Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on IFC or any of the IFC Subsidiaries; or by IFC if the Closing Date Pinnacle Disclosure Schedule discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Pinnacle or IFC as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, IFC, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2,
9.2 and 9.3, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor IFC shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or IFC; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or IFC, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of IFC Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 CLOSING. Subject to the terms and conditions of this Agreement and the Option Agreements, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five (5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

    9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreements, which shall terminate in accordance with their terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

    9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Joint Proxy Statement, and all filing and other fees paid to the SEC in connection with the Merger, shall be borne equally by Pinnacle and IFC.

    9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Pinnacle to:

       Pinnacle Financial Services, Inc.
       830 Pleasant Street
       St. Joseph, Michigan 49085
       Attention: Richard L. Schanze, Chairman and CEO
       Fax: (616) 853-5567
    with copies to:

       Miller, Canfield, Paddock and Stone, P.L.C.
       1400 N. Woodward Ave., Suite 100
       Bloomfield Hills, Michigan 48304
       Attention: J. Kevin Trimmer, Esq.
       Fax: (810) 258-3036

and

    (b) if to IFC, to:

       Indiana Federal Corporation
       56 Washington Street
       Valparaiso, Indiana 46383
       Attention: Donald A. Lesch, Chairman and CEO
       Fax: (219) 464-2041

    with copies to:

       Silver, Freedman & Taff, L.L.P.
       1100 New York Avenue, N.W.
       Washington, D.C. 20005-3934
       Attention: James S. Fleischer Esq.
       Fax: (202) 682-0354

    9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, IFC or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

    9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the Option Agreements and the Confidentiality Agreement.

    9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor IFC shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    9.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    IN WITNESS WHEREOF, Pinnacle and IFC have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                          PINNACLE FINANCIAL SERVICES, INC.

                                          By: ______/s/ Richard L. Schanze______

                                                     Richard L. Schanze

                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                          INDIANA FEDERAL CORPORATION

                                          By: ________/s/ Donald A. Lesch_______

                                                      Donald A. Lesch

                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                    ANNEX D
                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                     DATED AS OF FEBRUARY 27, 1997 BETWEEN
                       PINNACLE FINANCIAL SERVICES, INC.
                        AND INDIANA FEDERAL CORPORATION

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of February 27, 1997, between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and INDIANA FEDERAL CORPORATION, a Delaware corporation ("IFC").

                                  WITNESSETH:

    WHEREAS, Pinnacle and IFC entered into an Agreement and Plan of Merger dated November 14, 1996 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein;

    NOW THEREFORE, in consideration of the premises and the mutual and dependent promises hereinafter contained, the parties do represent, warrant, covenant and agree as follows:

    1. Section 1.11 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

        "1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

           (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger (the "CB Merger Agreement") between Pinnacle and CB Bancorp, Inc., a Delaware corporation ("CB"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

           (b) In the event that the transactions provided for under the terms of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC; provided, that, in the event that the transactions provided for under the terms of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of those persons named as directors of the Surviving Corporation in the preceding clause of this subsection
       (b) and, in addition, Mr. Joseph F. Heffernan shall be named as a director of the Surviving Corporation.

           (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle may have certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

           (d) Whenever the Board of Directors of the Surviving Corporation is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors of the Surviving Corporation is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors."

    2. Subsection (d) of Section 1.13 of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

        "(d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

            (i) In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with nine
       (9) persons to be named as directors by the Board of Directors of Pinnacle Bank, nine (9) persons to be named as directors by the Board of Directors of IndFed Bank, and three (3) persons to be named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan);

            (ii) In the event that the transactions provided for under the terms of Section 1.13 of the CB Merger Agreement have not been consummated and become effective, then the Board of Directors of the surviving institution shall consist of eighteen (18) persons with nine (9) persons to be named as directors by the Board of Directors of Pinnacle Bank and nine (9) persons to be named as directors by IndFed Bank; provided, that, in the event that the transactions provided for under the terms of
       Section 1.13 of the CB Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the surviving institution shall consist of those persons named as directors of the surviving institution in the preceding clause of this subsection (d)(ii) and, in addition, three (3) persons named as directors by the Board of Directors of Community Bank, a federal savings bank (one of which persons shall be Mr. Joseph F. Heffernan) shall be named as directors of the surviving institution; and

           (iii) The executive officers of Pinnacle Bank as the surviving institution following the Bank Merger shall be those appointed by the Board of Directors of the surviving institution upon consummation of the Bank Merger, on the basis of recommendations made by Mr. Schanze, as the Chairman of the parent Surviving Corporation, Mr. Lesch, as the Vice Chairman of the parent Surviving Corporation, and an outside consulting service to be engaged and charged with reviewing and evaluating the qualifications of candidates."

    3.  The meaning of the term "Material Adverse Effect", as defined in Section
3.1 of the Agreement, and used in and throughout the Agreement, shall be amended and restated in its entirety to provide as follows:

    "As used in this Agreement, the term "Material Adverse Effect" means, with respect to IFC, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the business, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of (1) the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to The Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF-insured deposits, and
    (2) transactional expenses by IFC or Pinnacle in connection with the Merger,
    (ii) the effects upon Pinnacle of the merger transaction, and all transactional expenses with respect thereto, contemplated by the CB Merger Agreement, whether or not consummated, and (iii) the effects upon Pinnacle of the branch office swap transactions, and all transactional expenses with respect thereto, contemplated by the Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline

    Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect."

    4. The entering into and performance of the CB Merger Agreement, and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized, and are and shall be deemed to be expressly permitted for all purposes under the Agreement and the Option Agreements (defined herein as in the Agreement) and shall not constitute a "triggering event" under any Option Agreement.

    5. Except as amended hereby, the Agreement is ratified and confirmed in all respects.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, this Amendment has been duly executed by and on behalf of each of the parties hereto as of the date first above written.

                                          PINNACLE FINANCIAL SERVICES, INC.
                                          By: ______/s/ Richard L. Schanze______
                                             Richard L. Schanze
                                             CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER

                                          INDIANA FEDERAL CORPORATION
                                          By: ________/s/ Donald A. Lesch_______
                                             Donald A. Lesch
                                             CHAIRMAN AND CHIEF EXECUTIVE
                                          OFFICER

                                    ANNEX E
                          AGREEMENT AND PLAN OF MERGER
                       DATED AS OF MARCH 1, 1997 BETWEEN
                       PINNACLE FINANCIAL SERVICES, INC.
                              AND CB BANCORP, INC.

    AGREEMENT AND PLAN OF MERGER, dated as of March 1, 1997, by and between PINNACLE FINANCIAL SERVICES, INC., a Michigan corporation ("Pinnacle"), and CB BANCORP, INC., a Delaware corporation ("CB").

                                  WITNESSETH:

    WHEREAS, the Boards of Directors of Pinnacle and CB have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which CB will, subject to the terms and conditions set forth herein, merge with and into Pinnacle (the "Merger"), so that Pinnacle is the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger; and

    WHEREAS, as a condition to, and immediately after the execution of, this Agreement, Pinnacle and CB are entering into a CB stock option agreement (the "CB Option Agreement") attached hereto as Exhibit A; and

    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

    1.1 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the Michigan Business Corporation Act, as amended (the "MBCA"), and the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time (as defined in Section 1.2), CB shall merge with and into Pinnacle. Pinnacle shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Michigan. Upon consummation of the Merger, the separate corporate existence of CB shall terminate.

    1.2 EFFECTIVE TIME. The Merger shall become effective as set forth in certificates of merger (each, a "Certificate of Merger"), which shall specify an effective date and time no earlier than the filing thereof with the appropriate authorities of the State of Michigan, and with the appropriate authorities of the State of Delaware, on the Closing Date (as defined in Section 9.1), or as soon thereafter as practicable. The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in each Certificate of Merger having been filed in accordance with the MBCA and DGCL.

    1.3 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger shall have the effects set forth in the MBCA and the DGCL.

    1.4 CONVERSION OF CB COMMON STOCK. At the Effective Time, in each case, subject to Section 2.2(e), by virtue of the Merger and without any action on the part of Pinnacle, CB or the holder of any of the following securities:

        (a) Each share of the common stock, par value $0.01 per share, of CB (the "CB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of CB Common Stock held (x) in CB's treasury or (y) directly or indirectly by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (as defined in Section 3.1) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(c) and as set forth in the CB Disclosure Schedule)), shall be converted into the right to receive that number of shares of the common stock, without par value, of Pinnacle (the "Pinnacle Common Stock") determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle Common Stock as reported by the Nasdaq National

    Market for the period of fifteen (15) business days ending on the fifth
    (5th) business day prior to the Closing Date; provided, however, that (i) in the event the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle Common Stock), and (ii) in the event the Average Price as determined under the foregoing provision is $23.00 or lower, the Exchange Value shall be divided by $23.00 (resulting in the fractional number 1.5217) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle Common Stock); and provided, further, no fractional shares of Pinnacle Common Stock shall be issued pursuant hereto and, in lieu thereof, any said fractional shares shall be paid the cash equivalent value thereof based on the Average Price.

        (b) All of the shares of CB Common Stock converted into the right to receive shares of Pinnacle Common Stock, and cash in lieu of fractional shares, pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each a "Common Certificate") previously representing any such shares of CB Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares, and (ii) cash in lieu of any fractional share, of Pinnacle Common Stock into which the shares of CB Common Stock represented by such Common Certificate have been converted pursuant to this Section 1.4 and Section
    2.2. Common Certificates previously representing shares of CB Common Stock shall be exchanged for certificates representing whole shares, and cash in lieu of fractional shares, of Pinnacle Common Stock upon the surrender of such Common Certificates in accordance with Section 2.2, without any interest thereon. If, prior to the Effective Time, the outstanding shares of CB Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, then an appropriate and proportionate adjustment shall be made to the Exchange Value.

        (c) At the Effective Time, all shares of CB Common Stock that are owned by CB as treasury stock and all shares of CB Common Stock that are owned, directly or indirectly, by CB or Pinnacle or any of their respective wholly-owned Subsidiaries (other than shares of CB Common Stock held, directly or indirectly, in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of CB Common Stock held by CB or Pinnacle or any of their respective wholly-owned Subsidiaries in respect of a debt previously contracted (any such shares of CB Common Stock, and shares of Pinnacle Common Stock which are similarly held, whether held directly or indirectly by CB or Pinnacle or any of their respective Subsidiaries, being referred to herein as "DPC Shares") and as set forth in the CB Disclosure Schedule) shall be cancelled and shall cease to exist and no stock of Pinnacle or other consideration shall be delivered in exchange therefor.

    1.5 PINNACLE COMMON STOCK. At and after the Effective Time, each share of Pinnacle Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger. All shares of Pinnacle Common Stock that are owned by CB or any of its wholly-owned Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Pinnacle.

    1.6  OPTIONS.

    At the Effective Time, each option granted by CB to purchase shares of CB Common Stock (including any option that has been awarded but has not yet vested) which is outstanding and unexercised immediately prior thereto shall cease to represent the option to acquire shares of CB Common Stock and shall be converted automatically into the right to receive shares of Pinnacle Common Stock in an amount determined by dividing the difference between the Exchange Value and the exercise price of such option by the Average Price.

    1.7 ARTICLES OF INCORPORATION. Subject to the terms and conditions of this Agreement, at the Effective Time, the Articles of Incorporation of Pinnacle shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.8 BYLAWS. Subject to the terms and conditions of this Agreement, at the Effective Time, the Bylaws of Pinnacle, with appropriate amendments to incorporate the provisions of Section 1.11(d) of this Agreement, shall be the Bylaws of the Surviving Corporation, until thereafter amended in accordance with applicable law.

    1.9 TAX CONSEQUENCES; ACCOUNTING TREATMENT. It is intended that (i) the Merger shall constitute a reorganization within the meaning of Section 368(a)(i)(A) of the Code, (ii) this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (iii) the Merger shall qualify for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 and SEC Accounting Series Releases 130 and 135, as amended.

    1.10 MANAGEMENT. At the Effective Time, those persons who are the officers of Pinnacle immediately prior to the Effective Time shall be the officers of the Surviving Corporation, serving in the same officer capacities, respectively, together with such other persons who may be appointed as officers of the Surviving Corporation by the Board of Directors of the Surviving Corporation.

    1.11 BOARD OF DIRECTORS. At the Effective Time, the persons who shall be the directors of the Surviving Corporation shall be determined as follows:

        (a) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger dated as of November 14, 1996 (the "IFC Merger Agreement"), between Pinnacle and Indiana Federal Corporation, a Delaware corporation ("IFC"), have been consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

        (b) In the event that the transactions provided for under the terms of the IFC Merger Agreement have not been consummated and become effective, then the Board of Directors of the Surviving Corporation shall be comprised of those persons who are the directors of Pinnacle immediately prior to the Effective Time and Mr. Joseph F. Heffernan; provided, that, in the event that the transactions provided for under the terms of the IFC Merger Agreement subsequently are consummated and become effective, then the Board of Directors of the Surviving Corporation shall consist of Mr. Richard L. Schanze, as well as Mr. Arnold L. Weaver and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of Pinnacle, and Mr. Donald A. Lesch, as well as Mr. Howard Silverman and three (3) other persons named as directors of the Surviving Corporation on behalf of the Board of Directors of IFC, and Mr. Joseph F. Heffernan.

        (c) In any case, at and following the Effective Time, under the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Cyrus A. Ansary, Pinnacle has certain obligations to nominate Mr. Ansary for election as a director of Pinnacle and said agreement shall be binding on Pinnacle as the Surviving Corporation. In the event that Pinnacle, as the Surviving Corporation, becomes obligated to nominate Mr. Ansary as a director of the Surviving Corporation, then the Board of Directors at that time shall be increased in size by two (2) persons, and Mr. Ansary shall be nominated as a director of the Surviving Corporation pursuant to the terms of the Standstill Agreement dated as of December 1, 1995, between Pinnacle and Mr. Ansary, and the Chairman shall nominate for approval by the Board of Directors an additional person as a director of the Surviving Corporation.

        (d) Whenever the Board of Directors is comprised of ten (10) or fewer persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of six (6) or more of the directors, and whenever the Board of Directors is comprised of eleven (11) or twelve (12) persons, action of the Board within the meaning of Section 523 of the MBCA, and for all other purposes, shall require the favorable vote of seven (7) or more of the directors.

    1.12 HEADQUARTERS OF SURVIVING CORPORATION. At the Effective Time, the headquarters and principal executive offices of Pinnacle immediately prior to the Effective Time shall be the headquarters and principal executive offices of the Surviving Corporation.

    1.13 BANK MERGER. At the Bank Merger Effective Time (as hereinafter defined), Community Bank, a federal savings bank ("CB Bank"), the wholly-owned subsidiary of CB, shall be merged (the "Bank Merger") with and into Pinnacle Bank, a Michigan banking corporation ("Pinnacle Bank"), the wholly-owned subsidiary of Pinnacle, pursuant to the terms and conditions set forth herein and in the Agreement and Plan of Merger and Consolidation substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement"). Upon consummation of the Bank Merger, the separate existence of CB Bank shall cease, and Pinnacle Bank shall continue as the surviving institution of the Bank Merger. The name of Pinnacle Bank, as the surviving institution of the Bank Merger, shall be "Pinnacle Bank". From and after the Bank Merger Effective Time (as hereinafter defined), Pinnacle Bank as the surviving institution of the Bank Merger shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Pinnacle Bank and CB Bank. The Bank Merger shall become effective at the time the Bank Merger Agreement for such merger is endorsed and declared effective by the Financial Institutions Bureau of the State of Michigan (the "Bank Merger Effective Time"). The parties shall cause the Bank Merger to become effective as soon as practical following the Merger. At the Bank Merger Effective Time:

        (a) each share of CB Bank common stock issued and outstanding immediately prior thereto shall, by virtue of the Bank Merger, be cancelled. No new shares of the capital stock or other securities or obligations of CB Bank shall be issued or be deemed issued with respect to or in exchange for such cancelled shares, and such cancelled shares of common stock of CB Bank shall not be converted into any shares or other securities or obligations of any other entity;

        (b) each share of Pinnacle Bank common stock issued and outstanding immediately prior thereto shall remain an issued and outstanding share of common stock of Pinnacle Bank as the surviving institution and shall not be affected by the Bank Merger;

        (c) the charter and bylaws of Pinnacle Bank, as then in effect, shall be the Charter and Bylaws of Pinnacle Bank as the surviving institution of the Bank Merger, and may thereafter be amended in accordance with applicable law; and

        (d) the directors of Pinnacle Bank as the surviving institution following the Bank Merger shall be determined as follows:

            (i) In the event that the transactions provided for under the terms of the Agreement and Plan of Merger and Consolidation to be entered into by and between Indiana Federal Bank for Savings and Pinnacle Bank pursuant to the IFC Merger Agreement (the "InFed Bank Merger

       Agreement") have been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan).

            (ii) In the event that the transactions provided for under the terms of the InFed Bank Merger Agreement have not been consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall be comprised of those persons who are the directors of Pinnacle Bank immediately prior to the Bank Merger Effective Time and two
       (2) persons to be named as directors by the Board of Directors of CB Bank (one of which persons shall be Mr. Joseph F. Heffernan); provided, however, that in the event that the transactions provided for under the terms of the InFed Bank Merger Agreement subsequently are consummated and become effective, then the Board of Directors of Pinnacle Bank as the surviving institution shall consist of twenty-one (21) persons with eighteen (18) persons to be named as directors as provided in the IFC Merger Agreement and three (3) persons to be named as directors by the Board of Directors of CB Bank.

                                   ARTICLE II
                               EXCHANGE OF SHARES

    2.1 PINNACLE TO MAKE SHARES AND CASH IN LIEU OF FRACTIONAL SHARES AVAILABLE. Prior to the Effective Time, Pinnacle shall deposit, or shall cause to be deposited, with Harris Trust and Savings Bank, Chicago, Illinois, or another bank or trust company reasonably acceptable to each of Pinnacle and CB (the "Exchange Agent"), for the benefit of the holders of Common Certificates, for exchange in accordance with this Article II, certificates representing the shares of Pinnacle Common Stock and cash for payment of consideration in lieu of fractional shares (such certificates for shares of Pinnacle Common Stock, together with cash for payment of consideration in lieu of fractional shares, and any dividends or distributions with respect to any whole shares of Pinnacle Common Stock, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 1.4 and Section 2.2(a) in exchange for outstanding shares of CB Common Stock.

    2.2  EXCHANGE OF SHARES.

    (a) As soon as practicable after the Effective Time, and in no event later than five (5) business days thereafter, the Exchange Agent shall mail to each holder of record of one or more Common Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Certificates shall pass, only upon delivery of the Common Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Common Certificates in exchange for certificates representing the shares of Pinnacle Common Stock and any cash in lieu of fractional shares into which the shares of CB Common Stock represented by such Common Certificate or Common Certificates shall have been converted pursuant to this Agreement. Upon proper surrender of a Common Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Common Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a certificate representing that number of whole shares of Pinnacle Common Stock, and (ii) a check representing the amount of any cash in lieu of fractional shares, to which such holder of CB Common Stock shall have become entitled pursuant to the provisions of Article I, and the Common Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Common Certificates.

    (b) No dividends or other distributions declared with respect to Pinnacle Common Stock with a record date following the Effective Time shall be paid to the holder of any unsurrendered Common Certificate until the holder thereof shall surrender such Common Certificate in accordance with this Article II.

    (c) If any certificate representing shares of Pinnacle Common Stock is to be issued in a name other than that in which the Common Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Common Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Pinnacle Common Stock in any name other than that of the registered holder of the Common Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

    (d) After the Effective Time, there shall be no transfers on the stock transfer books of CB of shares of CB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Common Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Pinnacle Common Stock and cash in lieu of fractional shares as provided in this Article II.

    (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Pinnacle Common Stock shall be issued upon the surrender for exchange of Common Certificates, no dividend or distribution with respect to Pinnacle Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of CB. In lieu of the issuance of any such fractional share, Pinnacle shall pay to each former stockholder of CB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the Average Price by (ii) the fraction of a share (rounded to the nearest thousandth when expressed as an Arabic number) of Pinnacle Common Stock to which such holder would otherwise be entitled to receive pursuant to
Section 1.4.

    (f) Any portion of the Exchange Fund that remains unclaimed by the stockholders of CB for twelve (12) months after the Effective Time shall be paid to Pinnacle. Any stockholders of CB who have not theretofore complied with this
Article II shall thereafter look only to Pinnacle for payment of the shares of Pinnacle Common Stock, cash in lieu of any fractional shares and any unpaid dividends and distributions on whole shares of Pinnacle Common Stock deliverable in respect of each share of CB Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of CB, Pinnacle, the Exchange Agent or any other person shall be liable to any former holder of shares of CB Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (g) In the event any Common Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Common Certificate to be lost, stolen or destroyed and, if reasonably required by Pinnacle or the Exchange Agent, the posting by such person of a bond in such amount as Pinnacle or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Common Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Common Certificate the shares of Pinnacle Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PINNACLE

    Except as disclosed in the Pinnacle disclosure schedule delivered to CB concurrently herewith (the "Pinnacle Disclosure Schedule"), Pinnacle hereby represents and warrants to CB as follows:

    3.1  CORPORATE ORGANIZATION.

    (a) Pinnacle is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Pinnacle has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Pinnacle. As used in this Agreement, the term "Material Adverse Effect" means, with respect to CB, Pinnacle or the Surviving Corporation, as the case may be, a material adverse effect on the on-going business (including the continuing right and ability to conduct said business and generate earnings therefrom), results of operations or financial condition of such party and its Subsidiaries taken as a whole, excluding for this purpose only, however, (i) the payment and/or incurrence of transactional expenses by CB or Pinnacle in connection with the Merger; (ii) the effects upon Pinnacle to the extent disclosed by the Pinnacle Disclosure Schedule delivered to CB with this Agreement (and including the disclosure schedules of Pinnacle and IFC referenced in the IFC Merger Agreement, copies of which have been delivered by Pinnacle to CB, but excluding any Material Adverse Effect that may be subsequently disclosed by a closing date disclosure schedule delivered pursuant to the IFC Merger Agreement) of the transactions contemplated by, and all transactional expenses associated with the transactions contemplated by, the IFC Merger Agreement, whether or not consummated, the Pinnacle stock option agreement dated as of November 14, 1996 between Pinnacle and IFC, and the IFC stock option agreement dated as of November 14, 1996 between Pinnacle and IFC (said stock option agreements being the "Pinnacle/IFC Stock Option Agreements"), and (iii) the effects upon Pinnacle of the transactions contemplated by, and all transactional expenses associated with the transactions, contemplated by, the Purchase and Assumption Agreement executed, or to be executed, between Shoreline Bank, as Seller, and Pinnacle Bank, as Buyer, and the Purchase and Assumption Agreement executed, or to be executed, between Pinnacle Bank, as Seller, and Shoreline Bank, as Buyer (collectively, the "Branch Office Swap Agreements"), whether or not consummated, in any said case to the extent having such an effect. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any bank, savings and loan institution, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes. Pinnacle is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). True and complete copies of the Articles of Incorporation and Bylaws of Pinnacle, as in effect as of the date of this Agreement, have previously been made available by Pinnacle to CB.

    (b) Each Pinnacle Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on Pinnacle, and
(iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of Pinnacle accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of Pinnacle).

    3.2  CAPITALIZATION.

    (a) The authorized capital stock of Pinnacle consists of (i) 15,000,000 shares of Pinnacle Common Stock, of which as of February 26, 1997, 5,977,860 shares were issued and outstanding and no shares were held in treasury. All of the issued and outstanding shares of Pinnacle Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of Pinnacle Common Stock issued or issuable under Pinnacle benefit plans (the "Pinnacle Stock Plans"), (ii) the Pinnacle/IFC Stock Option Agreements, and (iii) the IFC Merger Agreement, Pinnacle does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Pinnacle Common Stock or any other equity securities of Pinnacle or any securities representing the right to purchase or otherwise receive any shares of Pinnacle Common Stock or any other equity securities of Pinnacle. As of February 26, 1997, no shares of Pinnacle Common Stock were reserved for issuance, except for (i) 494,949 shares reserved for issuance upon the exercise of stock options pursuant to the Pinnacle Stock Plans and (ii) shares reserved for issuance pursuant to the Pinnacle/IFC Stock Option Agreements and the IFC Merger Agreement. Since January 1, 1996, Pinnacle has not issued any shares of Pinnacle Common Stock or other equity securities of Pinnacle, or any securities convertible into or exercisable for any shares of Pinnacle Common Stock or other equity securities of Pinnacle, other than pursuant to (i) the exercise of employee stock options granted prior to such date, (ii) the Pinnacle/ IFC Stock Option Agreements, and (iii) the IFC Merger Agreement. The shares of Pinnacle Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

    (b) Pinnacle owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Pinnacle Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Pinnacle Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    3.3  AUTHORITY; NO VIOLATION.

    (a) Pinnacle has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Pinnacle. The Board of Directors of Pinnacle has directed that this Agreement and the transactions contemplated hereby be submitted to Pinnacle's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Pinnacle Common Stock, no other corporate proceedings on the part of Pinnacle are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Pinnacle and (assuming due authorization, execution and delivery by CB) constitutes a valid and binding obligation of Pinnacle, enforceable against Pinnacle in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by Pinnacle nor the consummation by Pinnacle of the transactions contemplated hereby, nor compliance by Pinnacle with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Pinnacle or (ii) assuming that the consents and approvals referred to in Section 3.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Pinnacle or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Pinnacle or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Pinnacle or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    3.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the Office of Thrift Supervision (the "OTS"), (iii) the filing of any required applications or notices with any state or foreign agencies and approval of such applications and notices (the "State Approvals"), (iv) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of Pinnacle's and CB's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (and, if applicable, the meetings of Pinnacle's and IFC's stockholders to be held in connection with the IFC Merger Agreement and the transactions contemplated thereby) (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which the Joint Proxy Statement will be included as a prospectus (which Joint Proxy Statement and S-4 may also describe the transactions contemplated by the IFC Merger Agreement), (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL, (vi) any notices to or filings with the Small Business Administration ("SBA"), (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization ("SRO"), and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (A) the execution and delivery by Pinnacle of this Agreement and (B) the consummation by Pinnacle of the Merger and the other transactions contemplated hereby.

    3.5 REPORTS. Pinnacle and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation, (iii) any state regulatory authority (each a "State Regulator"),
(iv) the Office of the Comptroller of the Currency (the "OCC"), (v) the OTS,
(vi) the SEC and (vii) any SRO (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on Pinnacle. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Pinnacle and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Pinnacle, investigation into the business or operations of Pinnacle or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Pinnacle or any of its Subsidiaries which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.6 FINANCIAL STATEMENTS. Pinnacle has previously made available to CB copies of (a) the consolidated balance sheets of Pinnacle and its Subsidiaries as of December 31, for the fiscal years 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1993 through 1995, inclusive, as reported in Pinnacle's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick LLP, independent public accountants with respect to Pinnacle, and (b) the unaudited consolidated balance sheet of Pinnacle and its Subsidiaries as of September 30, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in Pinnacle's Quarterly Report on Form 10-Q for the period ended September 30, 1996 filed with the SEC under the Exchange Act (the "Pinnacle September 30, 1996 Form 10-Q"). The December 31, 1995 consolidated balance sheet of Pinnacle (including the related notes, where applicable) fairly presents the consolidated financial position of Pinnacle and its Subsidiaries as of the date thereof, and the other financial statements referred to in this
Section 3.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Pinnacle and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Pinnacle and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of Pinnacle with any Regulatory Agency shall be furnished to CB as soon as practicable after being filed with such Regulatory Agency.

    3.7 BROKER'S FEES. Neither Pinnacle nor any Pinnacle Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than PL Capital, L.L.C. (a copy of which engagement agreement has been disclosed by Pinnacle to CB) whose fees, commissions and expenses shall be paid by Pinnacle.

    3.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in reports filed by Pinnacle with Regulatory Agencies (the "Pinnacle Reports") prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by the Savings Association Insurance Fund ("SAIF") pursuant to the Deposit Insurance Funds Act of 1996 ("Funds Act") intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent of SAIF insured deposits, since December 31, 1995, (i) Pinnacle and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on Pinnacle or the Surviving Corporation.

    (b) Except as publicly disclosed in Pinnacle Reports filed prior to the date hereof, since December 31, 1995, Pinnacle and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since December 31, 1995, neither Pinnacle nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1995, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of Pinnacle's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of Pinnacle, is likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    3.9  LEGAL PROCEEDINGS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Pinnacle's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Pinnacle or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies, banks, or savings institutions) imposed upon Pinnacle, any of its Subsidiaries or the assets of Pinnacle or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.10  TAXES AND TAX RETURNS.

    (a) Each of Pinnacle and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of Pinnacle's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of Pinnacle, to have a Material Adverse Effect on Pinnacle. The income tax returns of Pinnacle and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") and any liability with respect thereto has been satisfied for all years to and including 1993, and either no material deficiencies were asserted as a result of such examination for which Pinnacle does not have adequate reserves or all such deficiencies were satisfied. To the best of Pinnacle's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon Pinnacle or any of its Subsidiaries for which Pinnacle does not have adequate reserves, nor has Pinnacle or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by Pinnacle and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by Pinnacle and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on Pinnacle, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by Pinnacle in its consolidated financial statements as of December 31, 1995, except where failure to do so would not have a Material Adverse Effect on Pinnacle and (D) there are no Tax liens upon any property or assets of Pinnacle or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Pinnacle or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on Pinnacle. Except as set forth in the financial statements described in Section 3.6, neither Pinnacle nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on Pinnacle.

    (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

    3.11  EMPLOYEES.

    (a) The Pinnacle Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that is maintained as of the date of this Agreement (the "Pinnacle Benefit Plans") by Pinnacle or any of its Subsidiaries or by any affiliated trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with Pinnacle would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    (b) Pinnacle has heretofore delivered to CB true and complete copies of each of the Pinnacle Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such Pinnacle Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such Plan.

    (c) (i) Each of the Pinnacle Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the Pinnacle Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified, (iii) with respect to each Pinnacle Benefit Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Pinnacle Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Pinnacle Benefit Plan's actuary with respect to such Pinnacle Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Pinnacle Benefit Plan allocable to such accrued benefits, (iv) no Pinnacle Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Pinnacle, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of Pinnacle, its Subsidiaries or the ERISA Affiliates or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no material liability under Title IV of ERISA has been incurred by Pinnacle, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Pinnacle, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vi) no Pinnacle Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA), (vii) all contributions or other amounts payable by Pinnacle or its Subsidiaries as of the Effective Time with respect to each Pinnacle Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (viii) neither Pinnacle, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Pinnacle, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (ix) to the best knowledge of Pinnacle there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Pinnacle Benefit Plans or any trusts related thereto which are, in the reasonable judgment of Pinnacle, likely, either individually or in the aggregate, to have a Material Adverse Effect on Pinnacle.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Pinnacle or any of its affiliates from Pinnacle or any of its affiliates under any Pinnacle Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Pinnacle Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    3.12 SEC REPORTS. Pinnacle has previously made available to CB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by Pinnacle with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (the "Pinnacle Reports") and prior to the date hereof and (b) communication mailed by Pinnacle to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, Pinnacle has timely filed all Pinnacle Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Pinnacle Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    3.13 COMPLIANCE WITH APPLICABLE LAW. Pinnacle and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Pinnacle or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on Pinnacle.

    3.14  CERTAIN CONTRACTS.

    (a) Neither Pinnacle nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral)
(i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Pinnacle Reports, (iv) which materially restricts the conduct of any line of business by Pinnacle, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Pinnacle has previously made available to CB true and correct copies of all employment and deferred compensation agreements which are in writing and to which Pinnacle is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the Pinnacle Disclosure Schedule, is referred to herein as a "Pinnacle Contract", and neither Pinnacle nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on Pinnacle.

    (b) (i) Each Pinnacle Contract is valid and binding on Pinnacle or any of its Subsidiaries, as applicable, and in full force and effect, (ii) Pinnacle and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Pinnacle Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Pinnacle or any of its Subsidiaries under any such Pinnacle Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on Pinnacle.

    3.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither Pinnacle nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the Pinnacle Disclosure Schedule, a "Pinnacle Regulatory Agreement"), nor has Pinnacle or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    3.16  OTHER ACTIVITIES OF PINNACLE AND ITS SUBSIDIARIES.

    (a) Neither Pinnacle nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the Federal Reserve Board or the OTS. Without limiting the generality of the foregoing, any equity investment of Pinnacle and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) Each Pinnacle Subsidiary which is a federally insured bank or savings institution (a "Pinnacle Bank Subsidiary") currently performs all personal trust, corporate trust and other fiduciary activities ("Trust Activities") with requisite authority under applicable law of Governmental Entities and in accordance in all material respects with the agreed-upon terms of the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including, but not limited to, Section 9 of Title 12 of the Code of Federal Regulations) where the failure to so perform would have a Material Adverse Effect on Pinnacle; there is no investigation or inquiry of a material nature by any Governmental Entity pending, or to the knowledge of Pinnacle, threatened, against or affecting Pinnacle, or any Significant Subsidiary thereof relating to the compliance by Pinnacle or any such Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X of the SEC) with sound fiduciary principles and applicable regulations; and except where any such failure would not have a Material Adverse Effect on Pinnacle, each employee of a Pinnacle Bank Subsidiary had the authority to act in the capacity in which he or she acted with respect to Trust Activities, in each case, in which such employee held himself or herself out as a representative of a Pinnacle Bank Subsidiary; and each Pinnacle Bank Subsidiary has established policies and procedures for the purpose of complying with applicable laws of Governmental Entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of, and has engaged independent accountants to perform audits of, Trust Activities, which audits since January 1, 1994 have disclosed no material violations of applicable laws of Governmental Entities or such policies and procedures.

    3.17 INVESTMENT SECURITIES. Each of Pinnacle and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of Pinnacle or any of its Subsidiaries. Such securities are valued on the books of Pinnacle in accordance with GAAP.

    3.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of Pinnacle or for the account of a customer of Pinnacle or one of its Subsidiaries, were entered into in the ordinary course of business and, to Pinnacle's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of Pinnacle or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. Pinnacle and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to Pinnacle's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    3.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Pinnacle included in the Pinnacle September 30, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1996, neither Pinnacle nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on Pinnacle.

    3.20 ENVIRONMENTAL LIABILITY. Except as set forth in the Pinnacle Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Pinnacle or any of the Pinnacle Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against Pinnacle or any of the Pinnacle Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on Pinnacle. To the knowledge of Pinnacle, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle. Neither Pinnacle nor any of the Pinnacle Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on Pinnacle.

    3.21 STATE TAKEOVER LAWS. The Board of Directors of Pinnacle has approved the transactions contemplated by this Agreement and taken such action such that the provisions of Chapter 7A of the MBCA and any other provisions of any state or local "takeover" law applicable to Pinnacle will not apply to this Agreement or any of the transactions contemplated hereby.

    3.22 POOLING OF INTERESTS. Pinnacle has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CB

    Except as disclosed in the CB disclosure schedule delivered to Pinnacle concurrently herewith (the "CB Disclosure Schedule"), CB hereby represents and warrants to Pinnacle as follows:

    4.1  CORPORATE ORGANIZATION.

    (a) CB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on CB. CB is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Certificate of Incorporation and Bylaws of CB, as in effect as of the date of this Agreement, have previously been made available by CB to Pinnacle.

    (b) Each CB Subsidiary (i) is duly organized and validly existing as a bank, savings and loan institution, corporation, partnership or limited liability company under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on CB, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

    (c) The minute books of CB accurately reflect in all material respects all corporate actions held or taken since January 1, 1994 of its stockholders and Board of Directors (including committees of the Board of Directors of CB).

    4.2  CAPITALIZATION.

    (a) The authorized capital stock of CB consists of (i) 500,000 shares of preferred stock, par value $0.01 per share, none of which as of February 28, 1997 were issued or outstanding; and (ii) 1,500,000 shares of CB Common Stock, of which as of February 28, 1997, 1,161,997 shares were issued and outstanding and 122,241 shares were held in treasury. All of the issued and outstanding shares of CB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except pursuant to the terms of (i) those options to purchase shares of CB Common Stock issued or issuable under CB benefit plans (the "CB Stock Plans"), and (ii) the CB Option Agreement, CB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of CB Common Stock or any other equity securities of CB or any securities representing the right to purchase or otherwise receive any shares of CB Common Stock or any other equity securities of CB. As of February 28, 1997, no shares of CB Common Stock were reserved for issuance, except for 94,883 shares reserved for issuance upon the exercise of stock options pursuant to the CB Stock Plans. Since January 1, 1996, CB has not issued any shares of CB Common Stock or other equity securities of CB, or any securities convertible into or exercisable for any shares of CB Common Stock or other equity securities of CB, other than pursuant to the exercise of employee stock options granted prior to such date.

    (b) CB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the CB Subsidiaries, free and clear of any Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No CB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

    4.3  AUTHORITY; NO VIOLATION.

    (a) CB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of CB. The Board of Directors of CB has directed that this Agreement and the transactions contemplated hereby be submitted to CB's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of CB Common Stock, no other corporate proceedings on the part of CB are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CB and (assuming due authorization, execution and delivery by Pinnacle) constitutes a valid and binding obligation of CB, enforceable against CB in accordance with its terms.

    (b) Neither the execution and delivery of this Agreement by CB nor the consummation by CB of the transactions contemplated hereby, nor compliance by CB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of CB or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to CB or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of CB or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which CB or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, will not have or be reasonably likely to have a Material Adverse Effect on CB or the Surviving Corporation.

    4.4 CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications and notices, (ii) the filing of any required applications with the OTS, (iii) the filing of any required applications or notices for, and the receipt of, the State Approvals, (iv) the filing with the SEC of the Joint Proxy Statement and the S-4 in which the Joint Proxy Statement will be included as a prospectus, (v) the filing of Certificates of Merger with the appropriate authorities of the State of Michigan pursuant to the MBCA and with the appropriate officials of the State of Delaware pursuant to the DGCL,
(vi) any notices to or filings with the SBA, (vii) any consent, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers or investment advisers, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry SRO, and the rules of Nasdaq, or which are required under consumer finance, mortgage banking and other similar laws, (viii) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Pinnacle Common Stock pursuant to this Agreement, and (ix) the approval of this Agreement by the requisite vote of the stockholders of Pinnacle and CB, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (A) the execution and delivery by CB of this

Agreement and (B) the consummation by CB of the Merger and the other transactions contemplated hereby.

    4.5 REPORTS. CB and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 1994 with any of the Regulatory Agencies, and all other reports and statements required to be filed by them since January 1, 1994, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on CB. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of CB and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of CB, investigation into the business or operations of CB or any of its Subsidiaries since January 1, 1994, except where such proceedings or investigation are not likely, either individually or in the aggregate, to have a Material Adverse Effect on CB. There is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of CB or any of its Subsidiaries which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    4.6 FINANCIAL STATEMENTS. CB has previously made available to Pinnacle copies of (a) the consolidated balance sheets of CB and its Subsidiaries as of March 31, for the fiscal years 1995 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1994 through 1996, inclusive, as reported in CB's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Crowe Chizek & Company, L.L.P., independent public accountants with respect to CB, and (b) the unaudited consolidated balance sheet of CB and its Subsidiaries as of December 31, 1996 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the nine-month period then ended as reported in CB's Quarterly Report on Form 10-Q for the period ended December 31, 1996 filed with the SEC under the Exchange Act (the "CB December 31, 1996 Form 10-Q"). The March 31, 1996 consolidated balance sheet of CB (including the related notes, where applicable) fairly presents the consolidated financial position of CB and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 (including the related notes, where applicable) fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of CB and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of CB and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. All financial statements and reports filed by or on behalf of CB with any regulatory agency shall be furnished to Pinnacle as soon as practicable after being filed with such Regulatory Agency.

    4.7 BROKER'S FEES. Neither CB nor any CB Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Charles Webb &

Company") (a copy of which engagement agreement has been disclosed by CB to Pinnacle) whose fees, commissions and expenses shall be paid by CB.

    4.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.

    (a) Except as publicly disclosed in CB Reports (as defined in Section 4.12) filed prior to the date hereof, and except for the one-time special assessment on institutions holding deposits subject to assessment by SAIF pursuant to the Funds Act intended to increase SAIF's net worth as of October 1, 1996 to 1.25 percent on SAIF deposits, since March 31, 1996, (i) CB and its Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on CB or the Surviving Corporation.

    (b) Except as publicly disclosed in CB Reports filed prior to the date hereof, since March 31, 1996, CB and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary and usual course.

    (c) Since March 31, 1996, neither CB nor any of its Subsidiaries has (i) except for such actions as are in the ordinary course of business consistent with past practice or except as required by applicable law, (A) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1996, or (B) granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonuses in excess of CB's 1995 salary and employee benefits expenses, or (ii) suffered any strike, work stoppage, slowdown, or other labor disturbance which, in the reasonable judgment of CB, is likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    4.9  LEGAL PROCEEDINGS.

    (a) Neither CB nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of CB's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against CB or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the CB Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on CB.

    (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than those that apply to similarly situated bank holding companies, savings and loan holding companies banks, or savings institutions) imposed upon CB, any of its Subsidiaries or the assets of CB or any of its Subsidiaries which has had, or might reasonably be expected to have, a Material Adverse Effect on CB.

    4.10  TAXES AND TAX RETURNS.

    (a) Each of CB and its Subsidiaries has duly filed all federal, state, county, foreign and, to the best of CB's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than (i) Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined, or (ii) information returns, tax returns, Taxes or other governmental charges the failure to file, pay or make provision for, either individually or in the aggregate, are not likely, in the reasonable judgment of CB, to have a Material Adverse Effect on CB. The income tax returns of CB and its Subsidiaries have not been examined by the IRS. No material deficiencies were asserted as a result of such examination for which CB does not have adequate reserves or all such deficiencies were satisfied.

To the best of CB's knowledge, there are no material disputes pending, or claims asserted for, Taxes or assessments upon CB or any of its Subsidiaries for which CB does not have adequate reserves, nor has CB or any of its Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county or local income tax return for any period. In addition, (A) proper and accurate amounts have been withheld by CB and its Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws, except where failure to do so would not have a Material Adverse Effect on CB, (B) federal, state, county and local returns which are accurate and complete in all material respects have been filed by CB and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, except where failure to do so would not have a Material Adverse Effect on CB, (C) the amounts shown on such federal, state, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by CB in its consolidated financial statements as of March 31, 1996, except where failure to do so would not have a Material Adverse Effect on CB and (D) there are no Tax liens upon any property or assets of CB or its Subsidiaries except liens for current taxes not yet due or liens that would not have a Material Adverse Effect on CB. Neither CB nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by CB or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which has had or is reasonably likely to have a Material Adverse Effect on CB. Except as set forth in the financial statements described in Section 4.6, neither CB nor any of its Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code, which would be reasonably likely to have a Material Adverse Effect on CB.

    (b) Any amount that is reasonably likely to be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of CB or any of its affiliates who is a "Disqualified Individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or CB Benefit Plan (as defined in Section 4.11(a)) currently in effect should not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

    (c) No disallowance of a deduction under Section 162(m) of the Code for employee remuneration of any amount paid or payable by CB or any Subsidiary of CB under any contract, plan, program, arrangement or understanding would be reasonably likely to have a Material Adverse Effect on CB.

    4.11  EMPLOYEES.

    (a) The CB Disclosure Schedule sets forth a true and complete list of each material employee benefit plan, arrangement or agreement that, as of the date of this Agreement, either is maintained by CB or any of its Subsidiaries or any ERISA Affiliate, all of which together with CB would be deemed a "single employer" within the meaning of Section 4001 of ERISA, or if not currently maintained under which CB or any of its Subsidiaries or any ERISA Affiliate has any liability to any current or former employees (the "CB Benefit Plans").

    (b) CB has heretofore delivered to Pinnacle true and complete copies of each of the CB Benefit Plans and certain related documents, including, but not limited to, (i) the actuarial report for such CB Benefit Plan (if applicable) for each of the last five years, (ii) the most recent determination letter from the IRS (if applicable) for such CB Benefit Plan, (iii) the annual reports for the most recent five years (Form 5500 series including all schedules thereto),
(iv) all agreements regarding plan assets with respect to the CB Benefit Plans, and (v) a copy of the most recent summary plan description (if applicable) of each CB Benefit Plan, together with any modifications thereto. To CB's knowledge, such actuarial reports fairly present the financial condition and results of operations of each such CB Benefit Plan in accordance with GAAP.

    (c) (i) Each of the CB Benefit Plans has been operated and administered in all material respects in compliance with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the CB Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified,
(iii) with respect to each CB Benefit Plan which is subject to Title IV of ERISA, and any "multiple employer pension plan" (as defined in Section 413(e) of the Internal Revenue Code of 1986, as amended (the "Code")), the present value of accrued benefits under such CB Benefit Plan, (A) assuming all benefits are fully vested on a plan termination basis and based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such CB Benefit Plan's actuary with respect to such CB Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such CB Benefit Plan allocable to such accrued benefits, and (B) since the last valuation date for each such CB Benefit Plan and each ERISA Affiliate, no event has occurred or circumstance exists that would increase the amount of benefits under any such CB Benefit Plan or that would cause the excess of CB Benefit Plan assets over benefit liabilities (as defined in Section 4001 of ERISA) to decrease, or the amount by which benefit liabilities exceed assets to increase, (iv) no reportable event (as defined in Section 4043 of ERISA and in the regulations issued thereunder) has occurred, (v) no CB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of CB, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of CB, its Subsidiaries or the ERISA Affiliates or
(D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (vi) no material liability under Title IV of ERISA has been incurred by CB, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to CB, its Subsidiaries or any ERISA Affiliate of incurring a material liability thereunder, (vii) none of CB, its Subsidiaries or any ERISA Affiliate (A) has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any multiple employer pension plan or any "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or (B) has withdrawn from any multiple employer pension plan or any multiemployer pension plan with respect to which there is any outstanding liability as of the date of this Agreement, (viii) the Merger does not present a risk of, and shall not cause, or could cause, the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any multiple employer pension plan or any multiemployer pension plan that could result in any liability of any of Pinnacle, Pinnacle's Subsidiaries, CB, its Subsidiaries, or any ERISA Affiliate of any of the foregoing, to any multiple employer pension plan or any multiemployer pension plan, (ix) none of CB, its Subsidiaries or any ERISA Affiliate has received notice from any multiple employer pension plan or any multiemployer pension plan that such multiemployer pension plan is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such multiple employer pension plan or such multiemployer pension plan intends to terminate or has terminated, (x) no multiple employer pension plan and no multiemployer pension plan to which CB, its Subsidiaries or any ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the Pension Benefit Guaranty Corporation, (xi) each of CB and its Subsidiaries has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees, (xii) all contributions or other amounts payable by CB or its Subsidiaries as of the Effective Time with respect to each CB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (xiii) neither CB, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which CB, its Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code, and (xiv) to the best knowledge of CB there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the CB Benefit Plans or any trusts related thereto which are, in the reasonable judgment of CB, likely, either individually or in the aggregate, to have a Material Adverse Effect on CB.

    (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of CB or any of its affiliates from CB or any of its affiliates under any CB Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any CB Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

    4.12 SEC REPORTS. CB has previously made available to Pinnacle an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1994 by CB with the SEC pursuant to the Securities Act or the Exchange Act (the "CB Reports") and prior to the date hereof and (b) communication mailed by CB to its stockholders since January 1, 1994 and prior to the date hereof, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, CB has timely filed all CB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all CB Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

    4.13 COMPLIANCE WITH APPLICABLE LAW. CB and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to CB or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on CB.

    4.14  CERTAIN CONTRACTS.

    (a) Neither CB nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers or employees other than in the ordinary course of business consistent with past practice, (ii) which, upon the consummation of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from CB, Pinnacle, the Surviving Corporation, or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the CB Reports, (iv) which materially restricts the conduct of any line of business by CB, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) (including any CB Benefit Plan, stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. CB has previously made available to Pinnacle true and correct copies of all employment and deferred compensation agreements which are in writing and to which CB is a party. Each contract, arrangement, commitment or understanding of the type described in this
Section 4.14(a), whether or not set forth in the CB Disclosure Schedule, is referred to herein as a "CB Contract", and neither CB nor any of its Subsidiaries knows of, or has received notice of, any violation of the above by any of the other parties thereto which, individually or in the aggregate, would have a Material Adverse Effect on CB.

    (b) (i) Each CB Contract is valid and binding on CB or any of its Subsidiaries, as applicable, and in full force and effect, (ii) CB and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each CB Contract, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on CB, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of CB or any of its Subsidiaries under any such CB Contract, except where such default, individually or in the aggregate, would not have a Material Adverse Effect on CB.

    4.15 AGREEMENTS WITH REGULATORY AGENCIES. Neither CB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1994, a recipient of any supervisory letter from, or since January 1, 1994, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its credit policies, its management or its business (each, whether or not set forth in the CB Disclosure Schedule, a "CB Regulatory Agreement"), nor has CB or any of its Subsidiaries been advised since January 1, 1994, by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement.

    4.16  OTHER ACTIVITIES OF CB AND ITS SUBSIDIARIES.

    (a) Neither CB nor any of its Subsidiaries that is neither a bank, a bank operating subsidiary or a bank service corporation, directly or indirectly, engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, any equity investment of CB and each Subsidiary that is not a bank, a bank operating subsidiary or a bank service corporation is not prohibited by the Federal Reserve Board or the OTS.

    (b) No CB Subsidiary which is a federally insured bank or savings institution (a "CB Bank Subsidiary") currently performs any Trust Activities.

    4.17 INVESTMENT SECURITIES. Each of CB and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of CB or any of its Subsidiaries. Such securities are valued on the books of CB in accordance with GAAP.

    4.18 INTEREST RATE RISK MANAGEMENT INSTRUMENTS. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of CB or for the account of a customer of CB or one of its Subsidiaries, were entered into in the ordinary course of business and, to CB's knowledge, in accordance with prudent banking practice and applicable rules, regulations and policies of any Regulatory Authority and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of CB or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies), and are in full force and effect. CB and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to CB's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

    4.19 UNDISCLOSED LIABILITIES. Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of CB included in the CB December 31, 1996 Form 10-Q and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, neither CB nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on CB.

    4.20 ENVIRONMENTAL LIABILITY. Except as set forth in the CB Disclosure Schedule, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on CB or any of the CB Subsidiaries of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), pending or threatened against CB or any of the CB Subsidiaries, which liability or obligation could reasonably be expected to have a Material Adverse Effect on CB. To the knowledge of CB, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB. Neither CB nor any of the CB Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligation that could reasonably be expected to have a Material Adverse Effect on CB.

    4.21 STATE TAKEOVER LAWS AND CHARTER PROVISIONS. The Board of Directors of CB has approved the transactions contemplated by this Agreement and taken such action such that the provisions of the Certificate of Incorporation of CB pertaining to certain "Business Combinations" shall not be applicable to the transactions contemplated by this Agreement, and the provisions of Section 203 of the DGCL and any other provision of any state or local "takeover" law applicable to CB will not apply to this Agreement or any of the transactions contemplated hereby.

    4.22 POOLING OF INTERESTS. CB has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes.

                                   ARTICLE V
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    5.1 CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the Pinnacle Disclosure Schedule and the CB Disclosure Schedule), and the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), Pinnacle shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees; and (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

    5.2 CONDUCT OF CB BUSINESSES PRIOR TO THE EFFECTIVE TIME. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement (including the CB Disclosure Schedule), CB shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the usual, regular and ordinary course consistent with past practice, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, (c) use reasonable best efforts to avoid taking any action which would adversely affect or delay the ability of either Pinnacle or CB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, and (d) in a manner consistent with past practice and prudent banking standards, charge off or establish provisions for all of its loans, receivables and other assets, or portions thereof, deemed uncollectible by CB in accordance with generally accepted accounting principles, applicable law or regulation, or classified as 'loss' or as directed by any regulatory authority; and, in a manner consistent with past practice and prudent banking standards, maintain its allowance for loan losses at a level which is adequate to provide for all known and reasonably expected losses on assets outstanding and other inherent risks in its loan portfolio.

    5.3 FORBEARANCES OF PINNACLE. During the period from the date of this Agreement to the Effective Time, except as set forth in the Pinnacle Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement or the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), Pinnacle shall not, without the prior written consent of
CB:

        (a) take any action that would prevent or impede the Merger from qualifying (i) for "pooling of interests" accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the IFC Merger Agreement, Pinnacle/IFC Stock Option Agreements and the CB Option Agreement;

        (b) amend its Articles of Incorporation or its Bylaws; or

        (c) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.3.

    5.4 FORBEARANCES OF CB. During the period from the date of this Agreement to the Effective Time, except as set forth in the CB Disclosure Schedule and, except as expressly contemplated or permitted by this Agreement, CB shall not, and CB shall not permit any of its respective Subsidiaries to, without the prior written consent of Pinnacle:

        (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of CB or any of its Subsidiaries to CB or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements); provided, however, that CB may continue to access lines of credit to fund the Mortgage Loan Reverse Repurchase Program currently operated by CB Bank in such amounts as are reasonably necessary to operate that program;

        (b) (i) adjust, split, combine or reclassify any capital stock; (ii) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; (iii) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock (and no further or additional options to purchase stock shall be granted pursuant to the CB Stock Plans); or (iv) issue any additional shares of capital stock except pursuant to (A) the exercise of stock options or warrants outstanding as of the date hereof, or (B) the CB Option Agreement;

        (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; provided, however, that CB may continue to pursue workouts with the borrowers of those loans listed in Section 5.4(c) of the CB Disclosure Schedule and such other loans as CB's management deems prudent to workout in their reasonable judgement;

        (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof;

        (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

        (f) increase in any manner the compensation or fringe benefits of any of its employees or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee other than in the ordinary course of business consistent with past practice or accelerate the vesting of any stock options or other stock-based compensation;

        (g) solicit, encourage or authorize or permit any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger or business combination of it or any of its Subsidiaries with any corporation or other entity other than as provided by this Agreement (and CB shall promptly notify Pinnacle of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

        (h) settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

        (i) take any action that would prevent or impede the Merger from qualifying (i) for 'pooling of interests' accounting treatment or (ii) as a reorganization within the meaning of Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of Pinnacle to exercise its rights under the CB Option Agreement;

        (j) amend its Certificate of Incorporation or its Bylaws;

        (k) other than in prior consultation with Pinnacle, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

        (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law; or

        (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.4.

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    6.1  REGULATORY MATTERS.

    (a) Pinnacle and CB shall promptly prepare and file with the SEC the Joint Proxy Statement and Pinnacle shall promptly prepare and file with the SEC the S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of Pinnacle and CB shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Pinnacle and CB shall thereafter mail or deliver the Joint Proxy Statement to their respective stockholders. Pinnacle shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and CB shall furnish all information concerning CB and the holders of CB Common Stock as may be reasonably requested in connection with any such action.

    (b) The parties hereto shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Pinnacle and CB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Pinnacle or CB, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) Pinnacle and CB shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Pinnacle, CB or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

    (d) Pinnacle and CB shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

    6.2  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of Pinnacle and CB shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Pinnacle and CB shall, and shall cause their respective Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, savings and loan or savings association laws (other than reports or documents which Pinnacle or CB, as the case may be, is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither Pinnacle nor CB nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Pinnacle's or CB's, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

    (b) Each of Pinnacle and CB agrees to keep confidential, and not divulge to any other party or person (other than employees of, and attorneys, accountants, financial advisors and other representatives for, any said party), all non-public documents, information, records and financial statements received from the other and, in addition, any and all reports, information and financial information obtained through audits or other reviews conducted pursuant to this Agreement (unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by a party independently of any investigation or received from a third party not under an obligation to the other party to keep such information confidential), and to use the same only in connection with the transactions contemplated by this Agreement; and if the transactions contemplated hereby are not consummated for any reason, each party agrees to promptly return to the other party all written materials furnished by the other party, and all copies thereof, in connection with such investigation, and to destroy all documents and records in its possession containing extracts or summaries of any such non-public information.

    (c) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth herein.

    6.3 STOCKHOLDERS' APPROVALS. Each of Pinnacle and CB shall call a meeting of its stockholders to be held as soon as reasonably practicable for the purpose of voting upon the requisite stockholder approvals required in connection with this Agreement and the Merger, and each shall use its best efforts to cause such meetings to occur on the same date. Pinnacle and CB will, through their respective Boards of Directors, subject to their respective fiduciary obligations as determined by the respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger.

    6.4 LEGAL CONDITIONS TO MERGER. Each of Pinnacle and CB shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by Pinnacle or CB or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

    6.5  AFFILIATES; PUBLICATION OF COMBINED FINANCIAL RESULTS.

    (a) Each of Pinnacle and CB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and prior to the date of the stockholders' meetings called by Pinnacle and CB to approve this Agreement, a written agreement, in the form of Exhibit C hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Pinnacle Common Stock or CB Common Stock held by such "affiliate" and, in the case of the "affiliates" of CB, the shares of Pinnacle Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Pinnacle Common Stock to be received by "affiliates" of CB in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (ii) except to the extent and under the conditions permitted therein, during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Pinnacle and CB.

    (b) The Surviving Corporation shall use its best efforts to publish as promptly as reasonably practical but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the

Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

    6.6 NASDAQ NATIONAL MARKET LISTING. Pinnacle shall cause the shares of Pinnacle Common Stock to be issued in the Merger to be approved for trading and reporting on the Nasdaq National Market, subject to official notice of issuance, prior to the Effective Time.

    6.7  EMPLOYEE BENEFIT PLANS.

    (a) From and after the Effective Time, unless otherwise mutually determined, the employee benefit plans, arrangements and agreements maintained by Pinnacle (the "Pinnacle Benefit Plans") and CB Benefit Plans in effect as of the date of this Agreement shall remain in effect with respect to employees of Pinnacle or CB (or their Subsidiaries) covered by such plans at the Effective Time until such time as the Surviving Corporation shall, subject to applicable law, the terms of this Agreement and the terms of such plans, adopt new benefit plans (the "New Benefit Plans") with respect to employees of the Surviving Corporation and its Subsidiaries in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans (including, without limitation, non-qualified stock option agreements, incentive stock option agreements, the Employee Stock Ownership Plan maintained by CB Bank (the "CB Bank ESOP"), deferred compensation plans and agreements, supplemental retirement income agreements, severance agreements, employment agreements and stock option and incentive plans benefitting current or former directors, officers or employees of CB or its Subsidiaries, or their predecessors) which shall be cancelled, terminated or frozen to the extent permitted by applicable law. Prior to the Closing Date, Pinnacle shall review, evaluate and analyze the Pinnacle Benefit Plans and CB Benefit Plans and shall develop and propose appropriate New Benefit Plans for the employees covered thereby subsequent to the Merger in substantial conformance with the Pinnacle Benefit Plans in effect as of the Effective Time, in replacement and substitution for the CB Benefit Plans which shall be cancelled, terminated or frozen to the extent permitted by applicable law. It is the intention of Pinnacle and CB that Pinnacle shall develop New Benefit Plans, effective as of the Effective Time, or as soon thereafter as permitted by law and practicable, which, among other things, (i) treat similarly situated employees on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) do not discriminate between employees of the Surviving Corporation who were covered by Pinnacle Benefit Plans, on the one hand, and those covered by CB Benefit Plans, on the other, prior to the Effective Time, but (iii) with the overall view that the CB Benefit Plans would be cancelled, terminated or frozen, and replaced by the Pinnacle Benefit Plans for times following the Effective Time to the extent permitted by applicable law. The New Benefit Plans (x) shall treat CB's employees who become employees of Pinnacle ("Continuing Employee") at the Effective Time as new employees, but shall provide credit, in accordance with the terms of the applicable CB Benefit Plan, for purposes of vesting and eligibility to participate (but not for purposes of benefit accrual), for each Continuing Employee's service with CB immediately prior to the Effective Time, and (y) shall not deprive Continuing Employees and their covered dependents of any partial or complete coverage in connection with any preexisting condition or previous medical treatments.

    (b) Immediately prior to the Effective Time, CB shall make certain payments to Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh, James D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. in the amounts set forth for each said individual, respectively, in the Acknowledgments executed and delivered by each such individual in the forms attached hereto as Exhibits D-1, D-2, D-3, D-4, D-5 and D-6, respectively (the "Acknowledgments"); and, as set forth in and provided by said Acknowledgments, in consideration of said payments, (i) the Employment Agreement dated as of December 23, 1992, as amended, among CB, CB Bank and Mr. Joseph Heffernan (the "Bank Employment Agreement"), (ii) each of the Change in Control Agreements dated as of December 23, 1992 between CB Bank and each of Messrs. George L. Koehm, Daniel R. Buresh, James D. Neff, Allen E. Jones and Marvin L. Kominiarek, Jr. (the "Bank Change in Control Agreements"),
(iii) the Employment Agreement
dated as of December 23, 1992, as amended, between CB and Mr. Joseph Heffernan (the "CB Employment Agreement"), and (iv) each of the Change in Control Agreements dated as of December 23, 1992 between CB and each of Messrs. George
L. Koehm, Daniel R. Buresh, Allen E. Jones, and Marvin L. Kominiarek, Jr. (the "CB Change in Control Agreements"), shall be deemed to be fully satisfied and terminated for all purposes.

    (c) Upon the Effective Time, Pinnacle shall offer to employ on an "at will" basis each of Messrs. Joseph Heffernan, George L. Koehm, Daniel R. Buresh and James D. Neff, respectively, with certain terms regarding base salary amounts, insurance coverages and severance benefits as provided in Severance Agreements with each of said persons in the forms attached hereto as Exhibits E-1, E-2, E-3 and E-4, respectively (the "Severance Agreements"). In the event that any said person declines such employment at and following the Effective Time and does not enter into his respective Severance Agreement with Pinnacle, CB shall make a severance payment immediately prior to the Effective Time to said person in the amount specified for said person in his respective Acknowledgment and Pinnacle shall provide said person with certain continuing insurance coverages as set forth in and provided by said person's respective Acknowledgment.

    (d) At or immediately prior to the Effective Time, and in connection with the Merger, CB shall make payments under the Outside Directors' Emeritus Plan (the "Directors' Emeritus Plan") to those directors of CB and CB Bank who are eligible to receive benefits thereunder in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all such amounts payable thereunder. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all persons eligible to receive benefits under the Directors' Emeritus Plan and the amount of benefits payable to each person so listed at the Effective Time and in connection with the Merger, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the Directors' Emeritus Plan, (iii) that the payment to each person so listed of the corresponding amounts so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the Directors' Emeritus Plan, and (iv) that upon the payment of all such amounts the Directors' Emeritus Plan shall terminate and be of no further force or effect.

    (e) On or prior to the Effective Time, CB will terminate the Board of Directors Deferred Compensation Plan and shall pay to those directors who have deferred board fees under such plan such balances as are then held under such plan for such directors. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure Schedule includes a true and complete list of all directors who have deferred board fees under such plan and the balances payable to such persons under such plan, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under such plan, (iii) that the payment to each person so listed of the corresponding balance so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under such plan, and (iv) that upon the payment of all such amounts such plan shall terminate and be of no further force or effect.

    (f) CB shall fund the secular trusts under CB's Supplemental Retirement Plan (the "CB SERP") with the contributions required for 1997 prior to the Effective Time, as set forth on the CB Disclosure Schedule. Pinnacle acknowledges that the "change in control" provisions of the CB SERP will be triggered by the Merger and that, consequently, CB will be obligated to make certain payments under the CB SERP at the Effective Time and in the amounts set forth in the CB Disclosure Schedule, which accurately sets forth all amounts payable thereunder. CB may contribute to the secular trusts under the CB SERP the minimum amount of funds necessary to satisfy all amounts so due thereunder in connection with the Merger as set forth in the CB Disclosure Schedule and Pinnacle agrees that after the secular trusts under the CB SERP are funded with all amounts so due, the secular trusts may make payments at the Effective Time to the officers set forth in the CB Disclosure Schedule in the amounts set forth in the CB Disclosure Schedule. CB covenants, represents and warrants to Pinnacle (i) that the CB Disclosure
Schedule includes a true and complete list of all persons eligible to receive benefits under the CB SERP and the benefits payable to such persons under the CB SERP, (ii) that except as otherwise disclosed in such list no one is entitled to receive any benefits under the CB SERP, and (iii) that the payment to each person so listed of the corresponding benefits so listed shall, in each case, constitute full and complete satisfaction of all liabilities and obligations of CB, CB Bank and Pinnacle under the CB SERP.

    (g) During the period commencing on the date of this Agreement and ending on the Effective Time, CB may make contributions to its Employee Stock Ownership Plan (the "CB Bank ESOP"), including but not limited to amounts required to make scheduled principal and interest payments with respect to the indebtedness of the CB Bank ESOP to CB as of the date of this Agreement during each calendar quarter pro-rated on a daily basis for partial quarters from the date of this Agreement through the Effective Time; provided, however, that such contributions shall be conditioned on their being allowed as a deduction by CB for federal income tax purposes and shall be returned to CB or its successors to the extent that any such deduction shall be disallowed. Prior to making any contribution to the CB Bank ESOP, CB shall deliver to Pinnacle a certified copy of a resolution adopted by CB's Board of Directors authorizing such contribution, stating the specific dollar amount thereof, and expressly providing for the contingency set forth in the preceding sentence. CB shall take such actions as are necessary to cause the termination of the CB Bank ESOP immediately prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB Bank ESOP under sections 401(a) or 409 of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it in connection with the termination. All assets of the CB Bank ESOP remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that such a favorable determination letter is not obtained, Pinnacle will, to the extent reasonably practical, maintain the CB Bank ESOP until all plan assets may be distributed on a tax-qualified basis to participants participating in the CB Bank ESOP at the Effective Time. In the event that the CB Bank ESOP is not completely distributed prior to the Effective Time, Pinnacle shall assume sponsorship of the CB Bank ESOP, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with prior written approval of CB (which approval shall not be unreasonably withheld), for the purpose of completing the termination of the ESOP and the distribution of its assets. Notwithstanding anything to the contrary herein express or applied, neither Pinnacle nor CB, nor any of their respective Subsidiaries, shall take any action with respect to the CB Bank ESOP that would result in a violation of Section 415 of the Code.

    (h) CB may, but shall not be required to, terminate its 401(k) Financial Institutions Thrift Plan (the "CB 401(k) Plan") as of any date prior to the Effective Time, conditioned upon receipt from the Internal Revenue Service of a determination letter confirming that such termination does not adversely affect the qualification of the CB 401(k) Plan under Section 401(a) of the Code. CB shall select such counsel and other professional advisors as it shall determine to be necessary or appropriate to advise it and Pinnacle in connection with the termination. All assets of the CB 401(k) Plan remaining after the satisfaction of any outstanding indebtedness and the payment of all expenses, shall, to the extent permissible under applicable law and without liability to CB or Pinnacle, be allocated to the individual accounts of eligible participants and distributed to them as soon as practicable following the later of the date of receipt of a favorable determination letter or the Effective Time. In the event that the CB 401(k) Plan is not completely distributed prior to the Effective Time, at the Effective Time, Pinnacle shall assume sponsorship of the CB 401(k) Plan, and shall appoint a successor plan administrator who shall be such person as Pinnacle shall select with the prior written approval of CB (which approval shall not be unreasonably withheld) for the purpose of completing the termination of the 401(k) Plan and the distribution of its assets to the extent permissible under applicable law and without liability to CB or Pinnacle.

    (i) Subject to the requirements of ERISA and the Code, prior to the Effective Time, CB shall take all action necessary to withdraw from the Financial Institutions Retirement Fund ("Retirement Fund"), through which CB currently sponsors its defined benefit pension plan (the "CB Plan"). Such withdrawal shall take place so that there is no qualified successor plan (as defined in the Retirement Fund) in existence at any applicable time. If, and only if, assuming all Retirement Fund benefits are vested on a plan termination basis and are based upon the most recent actuarial assumptions prepared by the Retirement Fund's actuary, the total of such benefits exceed, on the withdrawal date, the then current value of the assets of such Retirement Fund, CB may increase the CB Plan benefits to the extent of such excess, less (1) any expenses incurred in connection with the withdrawal from participation in the Retirement Fund and increasing CB Plan benefits; and (2) the continuing administrative costs and expenses of retirants' benefits remaining in the Retirement Fund. Notwithstanding the foregoing or anything to the contrary, withdrawal from the Retirement Fund shall not occur or be permitted in the event it would create a liability for which CB or Pinnacle would be responsible. Prior to withdrawing from the Retirement Fund or increasing CB Plan benefits, CB shall deliver to Pinnacle a copy of all resolutions adopted by CB's Board to effect the withdrawal from participation in the Retirement Fund and the amendment of the CB Plan and for the contingencies outlined in this Section 6.7(i) and shall deliver to Pinnacle all other documentation relating to the withdrawal from participation and amendment of the CB Plan.

    (j) Subject to and except as otherwise expressly provided in the provisions of this Section 6.7, the Surviving Corporation agrees to honor in accordance with their terms all benefits vested as of the Effective Time under the Pinnacle Benefit Plans or the CB Benefit Plans or under other contracts, arrangements, commitments, or understandings described in the Pinnacle Disclosure Schedule and the CB Disclosure Schedule.

    (k) Except to the extent otherwise expressly provided in this Agreement, nothing in this Section 6.7 shall be interpreted as preventing the Surviving Corporation from amending, modifying or terminating any Pinnacle Benefit Plans, CB Benefit Plans, or other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

    6.8  INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of CB or any of its Subsidiaries, including any entity specified in the CB Disclosure Schedule (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of CB, any of the CB Subsidiaries or any entity specified in the CB Disclosure Schedule, or any of their respective predecessors or (ii) this Agreement, the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Pinnacle shall indemnify and hold harmless, as and to the fullest extent permitted by law (and, as relates to acts or times prior to the Effective Time, to the fullest extent permitted by law pertaining to CB or any of its Subsidiaries at such time, including the provisions of Section 11 of CB's Certificate of Incorporation), each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted of arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle; provided, however, that (A) Pinnacle shall have the right to assume the defense thereof and upon such assumption Pinnacle shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Pinnacle elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Pinnacle and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Pinnacle, and Pinnacle shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) Pinnacle shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Pinnacle shall be obligated to pay for such separate counsel, (C) Pinnacle shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) Pinnacle shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Pinnacle thereof, provided that the failure to so notify shall not affect the obligations of Pinnacle under this Section 6.8 except to the extent such failure to notify materially prejudices Pinnacle. Pinnacle's obligations under this Section 6.8 continue in full force and effect for a period of six years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

    (b) Pinnacle shall use its best efforts to cause the individuals serving as officers and directors of CB, its Subsidiaries or any entity specified in the CB Disclosure Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by the directors' and officers' liability insurance policy maintained by CB or any of the CB Subsidiaries (provided that Pinnacle may substitute therefor policies of the same or substantially similar coverage and amounts containing terms and conditions which are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Pinnacle be required to expend more than 150% of the current amount expended by CB or any of the CB Subsidiaries (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto; and provided, further, that if Pinnacle is unable to maintain or obtain the insurance called for by this Section 6.8(b), Pinnacle shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

    (c) In the event Pinnacle or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Pinnacle assume the obligations set forth in this Section 6.8.

    (d) The provisions of this Section 6.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    6.9 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including, without limitation, any merger between a Subsidiary of Pinnacle and a Subsidiary of CB) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Pinnacle.

    6.10 ADVICE OF CHANGES. Pinnacle and CB shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

    6.11 NEGOTIATIONS WITH OTHER PARTIES. So long as this Agreement remains in effect and no notice of termination has been given under this Agreement, CB shall not authorize or knowingly permit any of its representatives, directly or indirectly, to entertain, solicit or encourage negotiations with any person or entity or any group of persons or entities (a "Potential Acquiror") concerning any "Acquisition Proposal" (as hereinafter defined) other than Pinnacle pursuant to this Agreement. The preceding sentence shall not be construed to prohibit the Board of Directors of CB from providing, or authorizing or permitting their respective representatives to provide, to any person making an unsolicited Acquisition Proposal, any information that is public or published information or readily ascertainable from such information, or from discussing and considering any such unsolicited Acquisition Proposal if it is advised in writing by legal counsel that such actions are advisable under applicable law in order to discharge their fiduciary duties to stockholders. As used in this Agreement, "Acquisition Proposal" means any (i) proposal pursuant to which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire or participate in a merger or other business combination involving CB or any of the CB Bank Subsidiaries, directly or indirectly; (ii) proposal by which any corporation, partnership, person or other entity or group, other than Pinnacle, would acquire the right to vote 10% or more of the capital stock of CB or any of the CB Bank Subsidiaries entitled to vote thereon for the election of directors;
(iii) acquisition of 10% or more of the assets of CB or any of the CB Bank Subsidiaries, other than in the ordinary course of business; or (iv) acquisition in excess of 10% of the outstanding capital stock of CB or any of the CB Bank Subsidiaries, other than as contemplated by this Agreement.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

    7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) STOCKHOLDER APPROVALS. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of Pinnacle Common Stock and CB Common Stock entitled to vote thereon.

        (b) NASDAQ LISTING. The shares of Pinnacle Common Stock which shall be issued to the stockholders of CB upon consummation of the Merger shall have been authorized for trading and reporting on the Nasdaq National Market, subject to official notice of issuance.

        (c) OTHER APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

        (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

        (f) FEDERAL TAX OPINION. Pinnacle and CB each shall have received an opinion of their respective tax counsel, addressed to Pinnacle or CB, as the case may be, in form and substance reasonably satisfactory to Pinnacle and CB, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

            (i) The Merger will constitute a tax free reorganization under
       Section 368(a)(1)(A) of the Code and Pinnacle and CB will each be a party to the reorganization;

            (ii) No gain or loss will be recognized by Pinnacle or CB as a result of the Merger;

           (iii) No gain or loss will be recognized by the stockholders of CB who exchange their CB Common Stock solely for Pinnacle Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Pinnacle Common Stock);

            (iv) The tax basis of the Pinnacle Common Stock received by stockholders who exchange all of their CB Common Stock solely for Pinnacle Common Stock in the Merger will be the same as the tax basis of the CB Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

            (v) The holding period of Pinnacle Common Stock received by stockholders of CB in the Merger will include the period during which the shares of CB Common Stock surrendered in exchange therefor were held; provided, such CB Common Stock was held as a capital asset by the holder of such CB Common Stock at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Pinnacle, CB and others.

        (g) POOLING OF INTERESTS. Pinnacle and CB shall each have received a letter, effective as of the Effective Time, from their respective independent accountants addressed to Pinnacle or CB, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

    7.2 CONDITIONS TO OBLIGATION OF PINNACLE. The obligation of Pinnacle to effect the Merger is also subject to the satisfaction or waiver by Pinnacle at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CB set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and (ii) for any changes to the CB Disclosure Schedule that are disclosed by CB to Pinnacle in the form of an updated CB disclosure schedule delivered to Pinnacle as of the Closing Date (the "Closing Date CB Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to the foregoing effect, and to which any Closing Date CB Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF CB. CB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Pinnacle shall have received a certificate signed on behalf of CB by the Chief Executive Officer and the Chief Financial Officer of CB to such effect.

        (c) ENVIRONMENTAL MATTERS. On or before April 30, 1997, Pinnacle shall have received, reviewed and approved an assessment report or reports of a firm or firms of environmental engineers or consultants satisfactory to Pinnacle concluding, in effect, that there are no present or past conditions relating to any properties of CB or any of the CB Subsidiaries involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any substance or exposure of any type of any workplace or to any medium, including, but not limited to, air, land, surface waters or underground waters, or from any generation, transportation, treatment, storage or disposal of waste materials, raw materials or products of any kind or from the storage, use or handling of any hazardous or toxic materials or other substances.

        (d) COMFORT LETTERS. Pinnacle shall have received "comfort" letters from Crowe Chizek & Company, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of CB's consolidated financial statements dated as of March 31, 1996, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of CB available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP; (ii) they are independent public accountants with respect to CB and the CB Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of CB examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of CB, inquiries of officials of CB responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of CB and the CB Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal any material changes in the consolidated financial position or results of operations of CB), nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements of CB included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of CB, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the CB Subsidiaries or any increase in consolidated long-term debt of CB or the CB Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at March 31, 1996 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from CB's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus, or
    (B) since March 31, 1996 any dividends were paid on the CB Common Stock except as described in such letter; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by Pinnacle, as described in such letter.

        (e) LEGAL OPINION. CB shall have delivered to Pinnacle an opinion, dated the Closing Date, of counsel for CB, satisfactory to Pinnacle and its counsel, to the effect set forth on Exhibit F. In rendering their opinion, counsel to CB may rely on certificates of officers of CB, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (f) FAIRNESS OPINION. Pinnacle shall have received the favorable opinion from PL Capital, L.L.C. or other investment banking advisory firm satisfactory to Pinnacle in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of Pinnacle from a financial point of view.

        (g) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on CB or upon the right of CB or any of the CB Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted, including, without limitation, the Mortgage Loan Reverse Repurchase Program operated by CB Bank.

        (h) NET WORTH. The difference between the total consolidated assets of CB and the total consolidated liabilities of CB (the "Net Worth") as of the last day of the calendar month immediately preceding the Closing Date (the "Determination Date"), as determined in accordance with generally accepted accounting principles consistently applied shall be not less than the Net Worth shown on the December 31, 1996 consolidated balance sheet of CB, after taking into account any and all dividends paid or declared or other distributions made, but excluding any and all costs and expenses incurred by CB with respect to the Merger transaction through and including the Closing Date. In calculating said Net Worth it shall be assumed that the value of CB's securities held for sale is, as of the Determination Date, equivalent to its value on December 31, 1996. Purchaser shall have received a certificate to said effect signed by appropriate officers of CB and by Crowe Chizek & Company, L.L.P.

        (i) EMPLOYMENT MATTERS. The Acknowledgments described in Section 6.7(b) shall have been executed and delivered by the respective parties thereto as provided in Section 6.7 of this Agreement.

    7.3 CONDITIONS TO OBLIGATION OF CB. The obligation of CB to effect the Merger is also subject to the satisfaction or waiver by CB at or prior to the Effective Time of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pinnacle set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except (i) to the extent such representations and warranties speak as of an earlier date and
    (ii) for any changes to the Pinnacle Disclosure Schedule that are disclosed by Pinnacle to CB in the form of an updated Pinnacle disclosure schedule delivered to CB as of the Closing Date, including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement (the "Closing Date Pinnacle Disclosure Schedule")) as of the Closing Date as though made on and as of the Closing Date. CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to the foregoing effect, and to which any Closing Date Pinnacle Disclosure Schedule shall be appended.

        (b) PERFORMANCE OF OBLIGATIONS OF PINNACLE. Pinnacle shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CB shall have received a certificate signed on behalf of Pinnacle by the Chief Executive Officer and the Chief Financial Officer of Pinnacle to such effect.

        (c) COMFORT LETTERS. CB shall have received "comfort" letters from KPMG Peat Marwick, L.L.P., dated (x) the effective date of the S-4 and (y) not earlier than five (5) days preceding the Closing Date, in each case substantially to the effect that: (i) based upon a review (and audit of year-end statements) of Pinnacle's consolidated financial statements dated as of December 31, 1995, September 30, 1996, each subsequent year-end and quarter-end and the most recent interim month-end consolidated financial statements of Pinnacle available prior to the date of any said letter, nothing has come to their attention that has caused them to believe that any adjustments would be required to be made to restate said financial statements in a manner conforming to GAAP, other than such adjustments, if any, as are specifically noted and disclosed, none of which adjustments shall be materially adverse; (ii) they are independent public accountants with respect to Pinnacle and the Pinnacle Subsidiaries within the meaning of the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder; (iii) in their opinion, the audited consolidated financial statements of Pinnacle examined by them and included or incorporated by reference in the S-4 and the prospectus and reported therein by them, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act, the Securities Act and the applicable published rules and regulations thereunder, as appropriate; (iv) on the basis of certain procedures and inquiries including a reading of the latest available unaudited interim consolidated financial statements of Pinnacle, inquiries of officials of Pinnacle responsible for financial and accounting matters, and a reading of the minutes of the Boards of Directors and stockholders of Pinnacle and the Pinnacle Subsidiaries (which procedures and inquiries do not constitute an examination made in accordance with generally accepted auditing standards and would not necessarily reveal material adverse changes in the consolidated financial position or results of operations of Pinnacle), nothing came to their attention that caused them to believe that the unaudited consolidated financial statements of Pinnacle included or incorporated by reference in the S-4 and the prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the Securities Act, as appropriate, or that the unaudited consolidated financial statements are not in conformity with GAAP applied on a basis consistent with that of the audited consolidated financial statements or that as of the most recent month-end preceding the Closing Date there has been any material change in the capital stock of Pinnacle, except as a result of the exercise of employee stock options granted prior to September 30, 1996, or the Pinnacle Subsidiaries or any increase in consolidated long-term debt of Pinnacle or the Pinnacle Subsidiaries or any reduction in consolidated stockholders' equity as compared with the amounts of those items set out in the audited consolidated statement of condition at December 31, 1995 and with any subsequent unaudited consolidated statement of condition included or incorporated by reference in the S-4 and the prospectus, except for changes and the amount of such reduction, if any, derived from Pinnacle's accounts and records, which are described in such letter or are set forth in the S-4 and the prospectus; and (v) in addition to the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures with respect to certain accounts or percentages and financial information which appear in the S-4 and the prospectus and which have been reasonably specified by CB, as described in such letter.

        (d) LEGAL OPINION. Pinnacle shall have delivered to CB an opinion, dated the Closing Date, of counsel for Pinnacle, satisfactory to CB and its counsel, to the effect set forth on Exhibit G. In rendering their opinion, counsel to Pinnacle may rely on certificates of officers of Pinnacle, opinions of other counsel, the authenticity of all signatures on documents believed to be genuine and such other evidence as they may deem necessary or desirable.

        (e) FAIRNESS OPINION. CB shall have received the favorable opinion from Charles Webb & Company in connection with the deliberations of its Board of Directors approving this Agreement and confirmed at or about the time the S-4 is declared effective and the Joint Proxy Statement is distributed that consummation of the Merger transaction contemplated by this Agreement upon the terms and conditions provided in this Agreement is fair to the stockholders of CB from a financial point of view.

        (f) NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred since December 31, 1996 which has, or is likely to have, a Materially Adverse Effect on Pinnacle or upon the right of Pinnacle or any of the Pinnacle Subsidiaries to conduct, or the continuing successful operation of, any material or significant part of their businesses as presently conducted.

                                  ARTICLE VIII
                           TERMINATION AND AMENDMENT

    8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB:

        (a) by mutual consent of Pinnacle and CB in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

        (b) by either the Board of Directors of Pinnacle or the Board of Directors of CB if any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

        (c) by either the Board of Directors of Pinnacle or the Board of Directors of CB if the Merger shall not have been consummated on or before the first anniversary of the date of this Agreement, unless the failure of the Closing (as defined in Section 9.1) to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

        (d) by either the Board of Directors of Pinnacle or the Board of Directors of CB (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within forty-five (45) days following written notice to the party committing such breach, or which breach, by its nature or timing, cannot be cured prior to the Closing Date;

        (e) by either Pinnacle or CB if any approval of the stockholders of Pinnacle or CB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof;

        (f) by either Pinnacle or CB if any of the conditions specified by
    Article VII to the obligation of the terminating party have not been satisfied on the Closing Date (provided that the failure of satisfaction of any said condition shall not have been caused by the material breach of the terminating party);

        (g) by Pinnacle if the Closing Date CB Disclosure Schedule discloses any change from the CB Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on CB or any of the CB Subsidiaries; or by CB if the Closing Date Pinnacle Disclosure Schedule (including copies of updated disclosure schedules of Pinnacle and IFC delivered with respect to the IFC Merger Agreement) discloses any change from the Pinnacle Disclosure Schedule which has, or is likely to have, a Material Adverse Effect on Pinnacle or any of the Pinnacle Subsidiaries; or

        (h) by CB if prior to the Closing Date there becomes a reasonable likelihood that the tax free reorganization treatment for federal income tax purposes accorded to the merger of Maco Bancorp, Inc. with and into Pinnacle effective December 1, 1995, will not be sustained.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Pinnacle or CB as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Pinnacle, CB, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 6.2(b), 8.2, 9.2 and 9.3, shall survive any termination of this Agreement, and

(ii) notwithstanding anything to the contrary contained in this Agreement, neither Pinnacle nor CB shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

    8.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Pinnacle or CB; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective stockholders of Pinnacle or CB, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of CB Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE IX
                               GENERAL PROVISIONS

    9.1 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than five
(5) business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, unless extended by mutual agreement of the parties (the "Closing Date").

    9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the CB Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

    9.3 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that two-thirds of the costs and expenses of printing and mailing the Joint Proxy Statement in connection with the Merger shall be borne by Pinnacle and the balance thereof, up to a maximum amount not to exceed $25,000, shall be borne by CB.

    9.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail

(return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Pinnacle to:

       Pinnacle Financial Services, Inc.
       830 Pleasant Street
       St. Joseph, Michigan 49085
       Attention: Richard L. Schanze, Chairman and CEO
       Fax: (616) 853-5567

    with copies to:

       Miller, Canfield, Paddock and Stone, P.L.C.
       1400 N. Woodward Ave., Suite 100
       Bloomfield Hills, Michigan 48304
       Attention: J. Kevin Trimmer, Esq.
       Fax: (810) 258-3036

and

    (b) if to CB, to:

       CB Bancorp, Inc.
       126 East Fourth Street
       Michigan City, Indiana 46360
       Attention: Joseph F. Heffernan, Chairman, President and CEO
       Fax: (202) 966-9409

    with copies to:

       Muldoon, Murphy & Faucette
       5101 Wisconsin Avenue, N.W.
       Washington, D.C. 20016
       Attention: Lori M. Beresford, Esq.
       Fax: (202) 966-9409

    9.5 INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No provision of this Agreement shall be construed to require Pinnacle, CB or any of their respective Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

    9.6 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    9.7 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    9.8 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    9.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

    9.10 PUBLICITY. Except as otherwise required by applicable law or the rules of NASDAQ, neither Pinnacle nor CB shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

    9.11 ASSIGNMENT; THIRD PARTY BENEFICIARIES. Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.8, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    9.12 OTHER TRANSACTIONS. Prior to the date hereof, CB has been provided with copies of, and CB has reviewed, the IFC Merger Agreement (including the disclosure schedules of Pinnacle and IFC referenced therein), the Pinnacle/IFC Stock Option Agreements and the Branch Office Swap Agreements. The entering into and performance of the IFC Merger Agreement, the Pinnacle/IFC Stock Option Agreements and/or the Branch Office Swap Agreements, and consummation of the transactions contemplated thereby, by Pinnacle are hereby ratified, approved and authorized by CB, and are and shall be deemed to be expressly permitted for all purposes under this Agreement. Immediately after the execution of this Agreement, Pinnacle and CB shall execute and deliver the CB Option Agreement.

    IN WITNESS WHEREOF, Pinnacle and CB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                PINNACLE FINANCIAL SERVICES, INC.

                                By:            /s/ RICHARD L. SCHANZE
                                     -----------------------------------------
                                                 Richard L. Schanze
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                CB BANCORP, INC.

                                By:           /s/ JOSEPH F. HEFFERNAN
                                     -----------------------------------------
                                                Joseph F. Heffernan
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                                      OFFICER

                                    ANNEX F
                FORM OF OPINION OF ABN AMRO CHICAGO CORPORATION

ABN AMRO                                                208 South LaSalle Street

Chicago Corporation                                      Chicago, Illinois 60604

                                                                  (312) 855-7600

         , 1997

Board of Directors
Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, MI 49085-1265

Members of the Board:

    Pinnacle Financial Services, Inc., a Michigan corporation ("Pinnacle"), and Indiana Federal Corporation, a Delaware corporation ("IFC"), have entered into an Agreement and Plan of Reorganization, dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), pursuant to which IFC will be merged with and into Pinnacle, which will be the surviving entity (the "IFC Merger"). Pursuant to the IFC Merger, as more fully described in the IFC Merger Agreement, each share of common stock of IFC, $.01 par value, issued and outstanding (the "IFC Common Stock") shall be converted into the right to receive 1.0 share of common stock, no par value, of Pinnacle (the "Pinnacle Common Stock").

    You have requested our opinion as to the fairness of the consideration to be paid (the "IFC Merger Consideration"), from a financial point of view, to the shareholders of Pinnacle, as of the date hereof.

    During the course of our engagement, we have, among other things: (i) reviewed the financial terms and conditions of the IFC Merger Agreement, the Joint Proxy Statement/Prospectus and certain related documents; (ii) reviewed certain publicly available financial and other data, including the audited and unaudited recent financial statements of Pinnacle and IFC, as well as certain other relevant internally-generated Pinnacle and IFC reports relating to asset/liability management, asset quality and so forth, as made available to us;
(iii) reviewed and analyzed other material bearing upon the financial and operating condition of Pinnacle and IFC and material prepared in connection with the proposed transaction; (iv) reviewed the operating characteristics of certain other financial institutions deemed relevant to the contemplated transaction;
(v) reviewed the nature and terms of recent sale and merger transactions involving banks, thrifts, bank and thrift holding companies and other financial institutions that we considered relevant; (vi) reviewed historical and current market data for Pinnacle Common Stock and IFC Common Stock; (vii) conducted meetings with members of the senior managements of Pinnacle and IFC for the purpose of reviewing the future prospects of Pinnacle and IFC, the strategic objectives of each, and the possible financial benefits which might be realized following the IFC Merger; (viii) reviewed certain information, including forecasts pertaining to prospective cost savings and revenue enhancements relative to the IFC Merger; (ix) evaluated the pro forma ownership of Pinnacle Common Stock by IFC shareholders, relative to the pro forma contribution of IFC's assets, liabilities, equity and earnings to Pinnacle; and (x) performed such other analyses and examinations as we deemed appropriate.

    In rendering this opinion, we have relied upon, without independent verification, the accuracy and completeness of the financial and other information and representations provided to us by Pinnacle and IFC. We have relied upon the managements of Pinnacle and IFC as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therefore) provided to us, and have assumed that such forecasts and projections are the best available estimates of management. We are not experts in the evaluation of loan portfolios or the allowances for loan losses with respect thereto and have assumed that such allowances by Pinnacle and IFC are in the aggregate adequate to cover such losses.

In addition, we have not reviewed individual credit files nor have we made an independent appraisal of the assets and liabilities of Pinnacle and IFC or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Finally, we have assumed, with your consent, that the IFC Merger will be recorded as a pooling of interests in accordance with generally accepted accounting principles.

    Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    ABN AMRO Chicago Corporation ("AACC"), as part of its investment banking business, is continually engaged in the valuation of banks and bank holding companies and thrifts and thrift holding companies in connection with mergers and acquisitions as well as initial and secondary offerings of securities and valuations for other purposes. AACC is a member of all principal U.S. securities exchanges and may from time to time purchase securities from, and sell securities to, Pinnacle or IFC and, either directly or through affiliates, buy or sell the equity securities of Pinnacle or IFC as principal or for the accounts of customers. Two affiliates of AACC manage limited partnerships which invest in publicly-traded securities of financial institutions. Additionally, AACC manages two group trusts which invest in publicly-traded securities of financial institutions. Together, these investment pools, known as The Banc Funds, have reported ownership of 41,100 shares of Pinnacle Common Stock and 37,515 shares of IFSL Common Stock.

    The Board of Directors has requested that AACC issue this opinion and AACC will receive a fee from Pinnacle for delivering this opinion to be used in evaluating the proposed merger. A portion of such fee is contingent upon the closing of the IFC Merger.

    This opinion is limited to the fairness, from a financial point of view, to the holders of Pinnacle Common Stock, of the IFC Merger Consideration. Moreover, this letter, and the opinion expressed herein, is directed to the Board of Directors of Pinnacle and does not constitute a recommendation to any shareholder as to who such shareholder should vote on the IFC Merger.

    Based on the foregoing and our experience as investment bankers, we are of the opinion that, as of the date hereof, the IFC Merger Consideration to be paid to the shareholders of IFC as described in the IFC Merger Agreement is fair from a financial point of view to the shareholders of Pinnacle.

Sincerely,

ABN AMRO Chicago Corporation

                                    ANNEX G

                       FORM OF OPINION OF PL CAPITAL LLC

                                                                          , 1997

Board of Directors
Pinnacle Financial Services, Inc.
830 Pleasant Street
St. Joseph, MI 49085-1265

Members of the Board:

Pinnacle Financial Services, Inc. ("Pinnacle") and CB Bancorp, Inc. ("CB") entered into an Agreement and Plan of Merger dated as of March 1, 1997 (the "CB Merger Agreement") pursuant to which CB will be merged with and into Pinnacle in a transaction (the "CB Merger") in which each issued and outstanding shares of CB's common stock (the "CB Shares") and each option to purchase one share of CB common stock will be converted, as more fully described in the CB Merger Agreement, into the right to receive a number of shares of the common stock of Pinnacle ("Pinnacle Shares") equal to $35.00 of market value as of the effective date of the CB Merger, subject to adjustment as more fully described in the CB Merger Agreement (the "CB Exchange Ratio"). The terms and conditions of the CB Merger are more fully set forth in the CB Merger Agreement and certain related agreements, including the CB Option Agreement dated March 1, 1997 (the "CB Option Agreement") pursuant to which CB granted Pinnacle an option to purchase up to 115,037 shares of CB common stock at a price of $28.50 upon the occurrence of certain events.

You have asked us whether, in our opinion, the consideration to be paid is fair to Pinnacle's stockholders from a financial point of view, as of the date hereof.

In arriving at our opinion set forth below, we have, among other things:


    - Reviewed Pinnacle's Annual Reports to Shareholders, Pinnacle's Annual Reports on Form 10-K and related financial information for each of the fiscal years in the three-year period ended December 31, 1995 and Pinnacle's Quarterly Reports on Form 10-Q and related unaudited financial information for each of the three-month periods ended September 30, 1996, June 30, 1996 and March 31, 1996;



    - Reviewed CB's Annual Report to Shareholders, CB's Annual Reports on Form 10-K and related financial information for each of the fiscal years in the three-year period ended March 31, 1996 and CB's Quarterly Reports on Form 10-Q and related unaudited financial information for each of the three-month periods ended December 31, 1996, September 30, 1996 and June 30, 1996;


    - Reviewed the financial terms and conditions of the CB Merger Agreement and the related CB Option Agreement;

    - Reviewed certain limited financial information, including forecasts and assumptions, relating to the respective financial condition, results of operations, businesses and prospects of Pinnacle and CB, furnished to us by Pinnacle and CB;

    - Conducted certain limited discussions with members of senior management of Pinnacle and of CB concerning the respective financial condition, results of operations, businesses and prospects of Pinnacle and CB and their respective view as to the current and prospective financial performance of Pinnacle, CB and the combined entity, as the case may be, following the CB Merger;

    - Reviewed the historical and current market prices and trading activity for CB shares and Pinnacle Shares and compared them with those of certain publicly traded companies which we deemed reasonably comparable to CB and Pinnacle;

    - Compared the respective financial and operating performance of Pinnacle and CB with those of certain other banks, thrifts and other companies which we deemed reasonably comparable;

    - Compared the financial terms of the CB Merger contemplated by the CB Merger Agreement with the financial terms, to the extent publicly available, of certain other mergers and acquisitions which we deemed reasonably comparable;

    - Reviewed the amount and timing of the projected cost savings and revenue enhancements for CB and Pinnacle following the CB Merger as prepared and discussed with us by senior management of Pinnacle and CB;

    - Considered, based upon information provided by Pinnacle and CB, the pro forma effects of the CB Merger on Pinnacle's capital ratios and projected earnings, book and tangible book value per share; and

    - Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary to the rendering of this opinion.

In preparing our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied or otherwise made available to us for purposes of this opinion. We have not independently verified (and have not assumed any responsibility for) such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Pinnacle or CB, or their respective subsidiaries. We have further relied on the assurances of management of Pinnacle and CB that they are not aware of any facts that would make such information provided inaccurate or misleading. We have also relied upon the accuracy and completeness of the representations and warranties of Pinnacle and CB set forth in the CB Merger Agreement. We have not made an independent evaluation of the adequacy of the allowance for loan losses of Pinnacle or CB, and we have assumed that the aggregate allowance for loan losses of Pinnacle and CB are adequate and will be adequate on a pro forma basis for the combined entity. We have also relied upon senior managements of Pinnacle and CB as to the reasonableness and achievability of the financial and operating forecasts (and the assumptions and bases therefore) provided to, and discussed with us. In that regard, we have assumed with your consent that such information reflect the best currently available estimates and judgment of the senior management of Pinnacle and CB as to the expected future financial performance of Pinnacle, CB, and the combined entity, as the case may be. Our opinion is necessarily based on economic, market, regulatory and other conditions as in effect on, and the information made available to us as of, the date hereof. We have also assumed that there has been no material change in Pinnacle's and CB's assets, liabilities, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us by Pinnacle and CB. Furthermore, we express no opinion on matters of a legal, regulatory, tax or accounting nature related to the CB Merger and the related transactions contemplated by the CB Merger Agreement and have relied on advice of counsel to Pinnacle as to all legal matters with respect to Pinnacle, Pinnacle's Board of Directors, the CB Merger Agreement, the CB Option Agreement and the CB Merger.

Our opinion has been rendered without regard to any restrictions, obligations, undertakings or divestitures which may be imposed or required in the course of obtaining regulatory approvals for, or subsequent to, the CB Merger. We have assumed, with your consent, that the CB Merger will be accounted for as a pooling of interests for financial reporting and regulatory purposes, in accordance with applicable generally accepted and regulatory accounting principles.

We have been retained by the Board of Directors of Pinnacle as an independent contractor to act as financial advisor to Pinnacle with respect to the CB Merger and will receive a fee for our services, which is contingent upon closing of the CB Merger. We have within the past two years provided financial advisory and other related services to Pinnacle and received customary fees for the rendering of such services.


Our opinion is directed to the Board of Directors of Pinnacle and does not constitute a recommendation to any stockholder of Pinnacle or CB as to how such stockholder should vote at any stockholder meeting of Pinnacle or CB that may be held in connection with the approval of the CB Merger Agreement and the CB Merger. This opinion is directed only to the fairness to Pinnacle's stockholders, from a financial point of view, of the consideration to be paid. Furthermore, our opinion may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without PL Capital, LLC's prior written consent.


We consent to the reference to our Firm in the Joint Proxy Statement/Prospectus related to the CB Merger and to the inclusion of our opinion as an exhibit to such documents, as required.

On the basis of, and subject to the foregoing as well as such other matters as we consider relevant, we are of the opinion that the consideration paid is fair to Pinnacle's stockholders from a financial point of view.

                                          Respectfully submitted,

                                          PL Capital, LLC

                                          Chicago, Illinois

                                    ANNEX H
              FORM OF OPINION OF SANDLER O'NEILL & PARTNERS, L.P.


              , 1997


Board of Directors
Indiana Federal Corporation
56 Washington Street
Valparaiso, IN 46383

Ladies and Gentlemen:

    Indiana Federal Corporation (the "Company") and Pinnacle Financial Services, Inc. ("Pinnacle") have entered into an Agreement and Plan of Merger, dated as of November 14, 1996, as amended (the "IFC Merger Agreement"), pursuant to which the Company will be merged with and into Pinnacle (the "IFC Merger"). Under the terms of the IFC Merger Agreement, upon consummation of the IFC Merger, each outstanding share of the Company's common stock, par value $.01 per share (the "Company Shares"), other than certain shares specified in the Agreement, will be converted into the right to receive 1.0 share (the "IFC Exchange Ratio") of the common stock, without par value, of Pinnacle (the "Pinnacle Shares"), subject to possible adjustment as set forth in the Agreement. The terms and conditions of the IFC Merger are more fully set forth in the IFC Merger Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the IFC Exchange Ratio to the holders of the Company Shares.

    Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.


    In connection with this opinion, we have reviewed, among other things: (i) the IFC Merger Agreement and exhibits thereto; (ii) the Stock Option Agreements, dated as of November 14, 1996, by and between Pinnacle and the Company; (iii) the Agreement and Plan of Merger dated as of March 1, 1997 between Pinnacle and CB Bancorp, Inc. ("CB"), pursuant to which CB will be merged with and into Pinnacle (the "CB Merger"); (iv) the Joint Proxy Statement/Prospectus of the
Company, Pinnacle and CB dated May   , 1997; (v) Pinnacle's audited consolidated
financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the year ended December 31, 1996; (vi) the Company's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended December 31, 1996; (vii) Pinnacle's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (viii) the Company's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (ix) certain financial analyses and forecasts of the Company prepared by and reviewed with management of the Company and the views of senior management of the Company regarding the Company's past and current business operations, results thereof, financial condition and future prospects; (x) certain financial analyses and forecasts of Pinnacle prepared by and reviewed with management of Pinnacle and the views of senior management of Pinnacle regarding each of Pinnacle's and CB's past and current business operations, results thereof, financial condition and future prospects; (xi) CB's audited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its annual report to shareholders for the fiscal year ended March 31, 1996; (xii) CB's unaudited consolidated financial statements and management's discussion and analysis of the financial condition and results of operations contained in its Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and

December 31, 1996, respectively; (xiii) the pro forma impact of the IFC Merger and the CB Merger on Pinnacle; (xiv) the historical reported price and trading activity for Pinnacle's and the Company's common stock, including a comparison of certain financial and stock market information for Pinnacle and the Company with similar information for certain other companies the securities of which are publicly traded; (xv) the financial terms of recent business combinations in the savings institution and banking industries; (xvi) the current market environment generally and the banking environment in particular; and (xvii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We were not asked to, and did not, solicit indications of interest in a potential transaction from other third parties.



    In performing our review, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with us, and we did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Pinnacle, the Company, CB, or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Pinnacle and the Company). With respect to the financial projections reviewed with management, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the respective future financial performances of Pinnacle and the Company and that such performances will be achieved. We have also assumed that there has been no material change in Pinnacle's, the Company's or CB's assets, financial condition, results of operations, business or prospects since March 31, 1997 (in the case of Pinnacle and the Company) and December 31, 1996 (in the case of CB), the date of the last financial statements noted above. We have assumed that each of the IFC Merger and the CB Merger will qualify for pooling of interests accounting treatment and have further assumed that each of Pinnacle, the Company and CB will remain as a going concern for all periods relevant to our analyses and that the conditions precedent in the IFC Merger Agreement and the CB Merger Agreement are not waived.


    Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof.

    We have acted as the Company's financial advisor in connection with the IFC Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the IFC Merger. We will also receive a fee for rendering this opinion. We have also provided and continue to provide general financial advisory services for the Company and have received and will continue to receive fees for such services.


    In the ordinary course of our business, we may actively trade the equity securities of Pinnacle, CB and the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.



    Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at any meeting of stockholders called to consider and vote upon the IFC Merger. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purposes, without Sandler O'Neill's prior written consent; provided, however, that we hereby consent to the inclusion of this opinion as an exhibit to the Joint Proxy
Statement/Prospectus of the Company, Pinnacle and CB dated May   , 1997 so long
as this opinion is quoted in full herein.


    Based upon and subject to the foregoing, it is our opinion that the IFC Exchange Ratio is fair, from a financial point of view, to the holders of the Company Shares.

                                          Very truly yours,

                                    ANNEX I
                   FORM OF OPINION OF CHARLES WEBB & COMPANY

March 1, 1997

Board of Directors
CB Bancorp, Inc.
126 East Fourth Street
Michigan City, Indiana 46360

Dear Gentlemen:

    You have requested our opinion as an independent investment banking firm regarding the fairness, from a financial point of view, to the stockholders of CB Bancorp, Inc. (the "Company"), of the consideration to be received by such stockholders in the merger (the "Merger") between the Company and Pinnacle Financial Services, Inc., a Michigan Corporation ("Pinnacle"). We have not been requested to opine as to, and our opinion does not in any matter address, the Company's underlying business decision to proceed with or effect the Merger.

    Pursuant to the Agreement and Plan of Merger, dated March 1, 1997, by and between the Company and Pinnacle (the "Agreement"), at the effective time of the Merger, Pinnacle will acquire all of the Company's issued and outstanding shares of common stock (1,161,997 shares as of the date of the Agreement) and the holders of such shares of common stock will receive in exchange for each share of Company common stock such number of shares of common stock of Pinnacle as determined by dividing $35.00 (the "Exchange Value") by the average (the "Average Price") of the daily averages of the closing bid and the closing ask prices per share of Pinnacle common stock as reported by the Nasdaq National Market for the period of fifteen business days ending on the fifth business day prior to the Closing Date; provided however, that (i) in the event that the Average Price as determined under the foregoing provision is $29.00 or higher, the Exchange Value shall be divided by $29.00 (resulting in the fractional number 1.2069) rather than said Average Price (so that in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.2069 shares of Pinnacle common stock), and (ii) in the event that the Average Price as determined under the foregoing provision is $23.00 or lower, the Exchange Value shall be divided by $23.00 (resulting in the fractional number 1.5217) rather than said Average Price (so that, in such case, each share of CB Common Stock issued and outstanding so converted, would be converted into the right to receive 1.5217 shares of Pinnacle common stock) and subject to the terms and conditions set forth in the Agreement. In addition, the holders of unexercised and outstanding options awarded pursuant to the Company's 1992 Stock Option Plan for Outside Directors and the 1992 Incentive Stock Option Plan will receive, for each share subject to such option, such number of shares of Pinnacle common stock as determined by dividing the difference between the Exchange Value and the price the holder was required to pay for such share upon the exercise of the option by the Average Price (94,883 unexercised options outstanding as of the date of the Agreement). The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

    Charles Webb & Company, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

    In connection with this opinion we reviewed certain financial and other business data supplied to us by the Company including (i) the prospectus dated November 9, 1992, for the Company's offering of common stock in connection with the reorganization of Community Bank from the mutual to the stock form of organization, (ii) Annual Reports, Proxy Statements and Form 10-Ks for the years ended March 31, 1994, 1995 and 1996, (iii) Form 10-Qs for the quarters ended December 31, 1996, September 30, 1996, and June 30, 1996, and (iv) certain other information we deemed relevant. We discussed with senior management and the boards of directors of the Company and its wholly owned subsidiary, Community Bank, the current position and prospective outlook for the Company. We considered historical quotations and the prices of recorded transactions in the Company's common stock since its conversion to a stock holding company form and public offering in December 1992. We reviewed financial and stock market data of other savings institutions, particularly in the midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

    For Pinnacle, we reviewed the audited financial statements for the fiscal year ended December 31, 1995, quarterly financial statements (unaudited) for the quarters ending March 31, 1996, June 30, 1996 and September 30, 1996, and certain other information deemed relevant.

    For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and Pinnacle and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or Pinnacle. We have further relied on the assurances of management of the Company and Pinnacle that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

    In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

    Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

    Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

    This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of the Company used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

                                          Very truly yours,

                                          Charles Webb & Company
                                          A Division of Keefe, Bruyette & Woods,
                                          Inc.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Michigan Business Corporation Act, as amended ("MBCA"), provides that a Michigan corporation, such as Pinnacle Financial Services, Inc. ("Pinnacle"), may indemnify a director, officer, employee or agent of the corporation (an "Indemnitee") against the Indemnitee's expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) involving the Indemnitee by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the corporation, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The MBCA also provides that in derivative actions, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by the Indemnitee to the extent that the Indemnitee is successful on the merits or otherwise in any such action, suit or proceeding or in the defense of any claim, issue or matter therein. Under the MBCA, no indemnification shall be made with respect to any claim, issue or matter as to which an Indemnitee shall have been adjudged to be liable to the corporation unless and only to the extent that the court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The MBCA also generally permits the advancement of reasonable expenses and empowers the corporation to purchase and maintain directors' and officers' insurance.

    Article VI of the By-laws of Pinnacle contains provisions authorizing indemnification of directors, officers, employees and agents of Pinnacle that are substantially similar to those set forth in the MBCA and authorizes Pinnacle to purchase directors' and officers' insurance.

    Section 209 of the MBCA provides that the articles of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 551(1) (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock and loans to director, officer, employee of subsidiary of the corporation) of the MBCA, (iv) for any transaction from which the director derived an improper personal benefit or (v) for an act or omission occurring prior to the date such a provision becomes effective. At the 1989 Annual Meeting of Pinnacle's stockholders, the stockholders approved an amendment to Pinnacle's Articles of Incorporation to include such a provision. See Article VI of the Articles of Incorporation of Pinnacle.

    Pinnacle has entered into individual indemnity agreements with its officers and directors whereby Pinnacle will indemnify each of its officers and directors for any amount which they may be obligated to pay because of any claim made against them because of any omission or neglect or breach of duty, including any actual or alleged error or misstatements or misleading statement, committed or suffered when acting in their capacities as officers, directors, employees and agents of Pinnacle, its subsidiaries and certain other enterprises.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Pinnacle pursuant to the provisions described in this Item 20 or otherwise, Pinnacle has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Pinnacle of expenses incurred or paid by a director, officer or controlling person of Pinnacle in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Pinnacle will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS. The following exhibits are filed as part of the registration statement on Form S-4:


    ITEM 601
 REGULATION S-K
    EXHIBIT
REFERENCE NUMBER  EXHIBIT DESCRIPTION
----------------  ------------------------------------------------------------------------------------------------
 (2)(a)/(10)(a)   Agreement and Plan of Merger dated as of November 14, 1996 by and between Pinnacle Financial
                  Services, Inc. and Indiana Federal Corporation (without exhibits).*

                  A conformed copy of this Agreement and Plan of Merger (without exhibits) also is included as
                  Annex A to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

 (2)(b)/(10)(v)   First Amendment to Agreement and Plan of Merger dated as of February 27, 1997 by and between
                  Pinnacle Financial Services, Inc. and Indiana Federal Corporation (incorporated by reference to
                  Exhibit 10(b) of the Annual Report on Form 10-K of Pinnacle Financial Services, Inc. for the
                  year ended December 31, 1996).

                  A conformed copy of this First Amendment to Agreement and Plan of Merger (without exhibits) also is included as Annex B to the Joint Proxy Statement/Prospectus which is part of this
                  Registration Statement.

 (2)(c)/(10)(w)   Agreement and Plan of Merger dated as of March 1, 1997 by and between Pinnacle Financial
                  Services, Inc. and CB Bancorp, Inc. (incorporated by reference to Exhibit 10(w) of the Annual
                  Report on Form 10-K of Pinnacle Financial Services, Inc. for the year ended December 31, 1996).

                  A conformed copy of the Agreement and Plan of Merger (without exhibits) also is included as
                  Annex C to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

 (3)(a)/(4)(a)    Restated Articles of Incorporation of Pinnacle Financial Services, Inc. as filed with the
                  Department of Commerce of the State of Michigan on December 6, 1996.*

 (3)(b)/(4)(b)    By-laws of Pinnacle Financial Services, Inc. (incorporated by reference to Exhibit (3)(b)/
                  (4)(b) of the Registration Statement on Form S-2 of Pinnacle Financial Services, Inc.
                  (registration no. 33-95974)).

     (4)(c)       Specimen certificate for Pinnacle Financial Services, Inc. Common Stock (incorporated by reference to Exhibit (4)(c) of the Registration Statement on Form S-2 of Pinnacle Financial
                  Services, Inc. (registration no. 33-95974)).

     (5)(a)       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.*

     (8)(a)       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C. (with respect to the merger of Indiana Federal Corporation with and into Pinnacle Financial Services, Inc.).**

    ITEM 601
 REGULATION S-K
    EXHIBIT
REFERENCE NUMBER  EXHIBIT DESCRIPTION
----------------  ------------------------------------------------------------------------------------------------
     (8)(b)       Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C. (with respect to the merger of CB Bancorp, Inc. with and into Pinnacle Financial Services, Inc.).**

     (8)(c)       Form of opinion and consent of Silver, Freedman & Taff, L.L.P. (with respect to the merger of
                  Indiana Federal Corporation with and into Pinnacle Financial Services, Inc.).**

     (8)(d)       Form of opinion and consent of Muldoon, Murphy & Faucette (with respect to the merger of CB
                  Bancorp, Inc. with and into Pinnacle Financial Services, Inc.).**

    (10)(b)       Stock Option Agreement dated as of November 14, 1996 by and between Pinnacle Financial Services,
                  Inc. (as issuer) and Indiana Federal Corporation (as grantee).*

    (10)(c)       Stock Option Agreement dated as of November 14, 1996 by and between Pinnacle Financial Services,
                  Inc. (as grantee) and Indiana Federal Corporation (as issuer).*

    (10)(d)       Form of Agreement and Plan of Merger and Consolidation between Pinnacle Bank, a wholly-owned subsidiary of Pinnacle Financial Services, Inc., and Indiana Federal Bank for Savings, a
                  wholly-owned subsidiary of Indiana Federal Corporation.*

    (10)(e)       First Amendment to Pinnacle Financial Services, Inc. Executive Long-Term Incentive Plan.*

    (10)(f)       Employment Severance Compensation Agreement dated April 30, 1996 by and among Pinnacle Financial
                  Services, Inc., The Peoples State Bank of St. Joseph and Richard L. Schanze.*

    (10)(g)       Employment Severance Compensation Agreement dated April 30, 1996 by and among Pinnacle Financial
                  Services, Inc., The Peoples State Bank of St. Joseph and Arnold L. Weaver.*

    (10)(h)       Employment Severance Compensation Agreement dated April 30, 1996 by and among Pinnacle Financial
                  Services, Inc., The Peoples State Bank of St. Joseph and Donald E. Radde.*

    (10)(i)       Employment Severance Compensation Agreement dated April 30, 1996 by and among Pinnacle Financial
                  Services, Inc., The Peoples State Bank of St. Joseph and David W. Kolhagen.*

    (10)(j)       The Retirement Plan for the Employees of Peoples State Bank of St. Joseph, as amended
                  (incorporated by reference to Exhibit (10)(i) of the Registration Statement on Form S-2 of
                  Pinnacle Financial Services, Inc. (registration no. 33-95974)).

    (10)(k)       Peoples State Bank of St. Joseph Savings Plan, as amended (incorporated by reference to Exhibit
                  (10)(j) of the Registration Statement on Form S-2 of Pinnacle Financial Services, Inc.
                  (registration no. 33-95974)).

    (10)(l)       Form of Deferred Compensation Agreement for Directors--Pinnacle Financial Services, Inc.
                  (incorporated by reference to Exhibit (10)(k) of the Registration Statement on Form S-2 of
                  Pinnacle Financial Services, Inc. (registration no. 33-95974)).

    (10)(m)       Form of Deferred Compensation Agreement for Directors--The Peoples State Bank of St. Joseph
                  (incorporated by reference to Exhibit (10)(l) of the Registration Statement on Form S-2 of
                  Pinnacle Financial Services, Inc. (registration no. 33-95974)).

    ITEM 601
 REGULATION S-K
    EXHIBIT
REFERENCE NUMBER  EXHIBIT DESCRIPTION
----------------  ------------------------------------------------------------------------------------------------
    (10)(n)       Pinnacle Financial Services, Inc. Executive Long-Term Incentive Plan (incorporated by reference to Exhibit (10)(m) of the Registration Statement on Form S-2 of Pinnacle Financial Services,
                  Inc. (registration no. 33-95974)).

    (10)(o)       Transfer Agreement dated May 4, 1995 by and between Maco Bancorp, Inc. (the predecessor-in-interest to Pinnacle Financial Services, Inc.) and Cyrus A. Ansary (incorporated by reference to Exhibit (99)(a) of the Registration Statement on Form S-2 of Pinnacle Financial
                  Services, Inc. (registration no. 33-95974)).

    (10)(p)       Transfer Agreement dated as of May 4, 1995 by and between Maco Bancorp, Inc. (the predecessor-in-interest to Pinnacle Financial Services, Inc.) and Investment Services
                  International Co. (incorporated by reference to Exhibit (99)(b) of the Registration Statement on
                  Form S-2 of Pinnacle Financial Services, Inc. (registration no. 33-95974)).

    (10)(q)       Non-Competition Agreement dated December 1, 1995 by and between Pinnacle Financial Services,
                  Inc. and Cyrus A. Ansary (incorporated by reference to Exhibit (10)(d) of the Current Report on
                  Form 8-K of Pinnacle Financial Services, Inc. dated December 1, 1995).

    (10)(r)       Escrow Agreement dated December 1, 1995 by and among Pinnacle Financial Services, Inc., Cyrus A.
                  Ansary and NationsBank Trust, N.A. (incorporated by reference to Exhibit (10)(e) of the Current
                  Report on Form 8-K of Pinnacle Financial Services, Inc. dated December 1, 1995).

    (10)(s)       Standstill Agreement entered into by and between Pinnacle Financial Services, Inc. and Cyrus A.
                  Ansary (incorporated by reference to Exhibit (10)(f) of the Current Report on Form 8-K of
                  Pinnacle Financial Services, Inc. dated December 1, 1995).

    (10)(t)       Indemnification Agreement dated December 1, 1995 and executed and delivered by Cyrus A. Ansary in favor of Pinnacle Financial Services, Inc. (incorporated by reference to Exhibit (10)(g) of the Current Report on Form 8-K of Pinnacle Financial Services, Inc. dated December 1, 1995).

    (10)(u)       Peoples State Bank of St. Joseph (now Pinnacle Bank) Deferred Compensation Plan for Executive
                  Officers.*

    (10)(x)       Stock Option Agreement dated as of February 27, 1997 by and between Pinnacle Financial Services,
                  Inc. (as grantee) and CB Bancorp, Inc. (as issuer) (incorporated by reference to Exhibit 10 of the Annual Report on Form 10-K of Pinnacle Financial Services, Inc. for the year ended December
                  31, 1996).

    (10)(y)       Form of Agreement and Plan of Merger and Consolidation between Pinnacle Bank, a wholly-owned subsidiary of Pinnacle Financial Services, Inc., and Community Bank, a wholly-owned subsidiary of CB Bancorp, Inc. (incorporated by reference to Exhibit B of Exhibit 10(w) of the Annual
                  Report on Form 10-K of Pinnacle Financial Services, Inc. for the year ended December 31, 1996).

      (21)        List of subsidiaries of Pinnacle Financial Services, Inc. (incorporated by reference to Exhibit
                  21 of the Annual Report on Form 10-K of Pinnacle Financial Services, Inc. for the year ended
                  December 31, 1996).

    (23)(a)       Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5(a)).

    (23)(b)       Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 8(a)).

    ITEM 601
 REGULATION S-K
    EXHIBIT
REFERENCE NUMBER  EXHIBIT DESCRIPTION
----------------  ------------------------------------------------------------------------------------------------
    (23)(c)       Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 8(b)).

    (23)(d)       Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 8(c)).

    (23)(e)       Consent of Muldoon, Murphy & Faucette (included in Exhibit 8(d)).

    (23)(f)       Consent of KPMG Peat Marwick LLP, independent certified public accountants.**

    (23)(g)       Consent of Ernst & Young LLP, independent certified public accountants.**

    (23)(h)       Consent of Crowe, Chizek and Company LLP, independent certified public accountants.**

      (24)        Powers of Attorney (contained in signature pages of this Registration Statement).

    (99)(a)       Form of opinion of ABN AMRO Chicago Corporation, which is set forth in full as Annex F to the
                  Prospectus which is part of this Registration Statement.

    (99)(b)       Form of opinion of PL Capital, LLC, which is set forth in full as Annex G to the Prospectus which is part of this Registration Statement.

    (99)(c)       Form of opinion of Sandler O'Neill & Partners L.P., which is set forth in full as Annex H to the
                  Prospectus which is part of this Registration Statement.

    (99)(d)       Form of opinion of Charles Webb & Company, which is set forth in full as Annex I to the
                  Prospectus which is part of this Registration Statement.

    (99)(e)       Consent of ABN AMRO Chicago Corporation.**

    (99)(f)       Consent of PL Capital, LLC.**

    (99)(g)       Consent of Sandler O'Neill & Partners L.P.**

    (99)(h)       Consent of Charles Webb & Company.**

    (99)(i)       Form of Proxy for Pinnacle Financial Services, Inc.**

    (99)(j)       Form of Proxy for Indiana Federal Corporation.**

    (99)(k)       Form of Proxy for CB Bancorp, Inc.**


------------------------

  *Previously filed.


 **Filed herewith.


    (b) FINANCIAL STATEMENT SCHEDULES. Financial statement schedules have been omitted because they are not required.

    (c)  INFORMATION PURSUANT TO ITEM 4(b).  Not Applicable.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt by such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    The undersigned registrant hereby undertakes as follows:

        (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions as described in
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Joseph, State of Michigan, on the 19th day of May, 1997.


                                PINNACLE FINANCIAL SERVICES, INC.,
                                a Michigan corporation

                                By:            /s/ RICHARD L. SCHANZE
                                     -----------------------------------------
                                             Name:  Richard L. Schanze
                                          Title:   CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

 Principal Executive Officer:

    /s/ RICHARD L. SCHANZE
------------------------------  Chief Executive Officer        May 19, 1997
      Richard L. Schanze

 Principal Financial Officer
             and
      Principal Accounting
           Officer:

    /s/ DAVID W. KOLHAGEN
------------------------------  Treasurer and Chief            May 19, 1997
      David W. Kolhagen           Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                       May 19, 1997
      John P. Cunningham

              *
------------------------------  Director                       May 19, 1997
      Charles R. Edinger

              *
------------------------------  Director                       May 19, 1997
       John D. Fetters

              *
------------------------------  Director                       May 19, 1997
     Terrence A. Friedman

    /s/ RICHARD L. SCHANZE
------------------------------  Director and Chief             May 19, 1997
      Richard L. Schanze          Executive Officer

              *
------------------------------  Director                       May 19, 1997
         Kay F. Varga

              *
------------------------------  Director and President         May 19, 1997
       Arnold L. Weaver

              *
------------------------------  Director                       May 19, 1997
       Alton C. Wendzel



By:   /s/ DAVID W. KOLHAGEN
      -------------------------
      Name: David W. Kolhagen
      AS ATTORNEY-IN-FACT FOR
      THE
      PERSONS INDICATED